As filed with the U.S. Securities and Exchange Commission on November 20, 2023.

Registration No. 333-274502

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Amendment No. 2
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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PONO CAPITAL THREE, INC.
(Exact name of registrant as specified in its charter)

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Cayman Islands	3721	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

643 Ilalo St., #102
Honolulu, Hawaii 96813
(808) 892-6611
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Davin Kazama
Chief Executive Officer
PONO CAPITAL THREE, INC.
643 Ilalo St., #102
Honolulu, Hawaii 96813
(808) 892-6611
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Andrew M. Tucker, Esq. E. Peter Strand, Esq. Nelson Mullins Riley & Scarborough LLP 101 Constitution Ave NW, Suite 900 Washington, DC 20001 Telephone: (202) 689-2800	Todd Bissett, Esq. Brett Kagetsu, Esq. Gowling WLG (Canada) LLP 345 King Street West, Suite 600 Kitchener, ON N2G 0C5 Telephone: (519) 576-6910

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the BCA to consummate the proposed merger are satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS

SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2023

PROXY STATEMENT OF

PONO CAPITAL THREE, INC.

PROSPECTUS FOR UP TO
SHARES OF COMMON STOCK

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To the Shareholders of Pono Capital Three, Inc.:

We are pleased to provide this proxy statement/prospectus relating to the proposed amalgamation (the “Amalgamation”) of Pono Three Merger Acquisitions Corp., a British Columbia company (“Merger Sub”) and wholly-owned subsidiary of Pono Capital Three, Inc., a Cayman Island exempted company (“Pono”), with Robinson Aircraft Ltd., a British Columbia company d/b/a Horizon Aircraft (“Horizon”), pursuant to a Business Combination Agreement, dated as of August 15, 2023 (as it may be amended or supplemented from time to time, the “BCA”), by and among Pono, Merger Sub, and Horizon. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the BCA. If the BCA is adopted and the Amalgamation and the other transactions contemplated thereby (collectively, the “Business Combination”) are approved by Pono’s and Horizon’s shareholders, (a) Pono will be continued from the Cayman Islands to the Province of British Columbia, Canada, and thereby become a company existing under the Business Corporations Act (British Columbia) (the “SPAC Continuance”), (b) Horizon and Merger Sub will amalgamate, and (c) all of the issued and outstanding capital shares of Horizon immediately prior to the effective time of the Amalgamation (the “Effective Time”) will automatically be exchanged for the Exchange Consideration (as defined below), as provided in the BCA and as more particularly described in the notice that follows this page and elsewhere in this proxy statement/prospectus. Upon the consummation of the Business Combination, Pono will change its name to “New Horizon Aircraft Ltd.”

The BCA provides that the aggregate consideration to be paid to Horizon shareholders as of immediately prior to the Effective Time (“Horizon shareholders”) will be a number of new Class A ordinary shares of Pono equal to the quotient derived from dividing (a) the difference of (i) $96 million, and (ii) Horizon’s closing debt, net of cash by (b) the Redemption Price (as defined herein) (the “Exchange Consideration”). The “Redemption Price” is the price per share at which each Pono Class A ordinary share is redeemed pursuant to the redemption by Pono of its public shareholders in connection with the Business Combination, as required by Pono’s second amended and restated memorandum and articles of association (the “Charter”) and Pono’s initial public offering prospectus. See “Summary of the Proxy Statement/Prospectus — The Business Combination Proposal (Proposal 2) — Exchange Consideration” for additional details.

Pono’s Public Units, Pono Class A ordinary shares and Pono’s public warrants are publicly traded on the Nasdaq Stock Market (“Nasdaq”). We will apply to list the New Pono Class A ordinary shares (defined hereafter) and public warrants on Nasdaq under the symbols “HOVR” and “HOVRW,” respectively, upon the closing of the Business Combination (the “Closing”). Upon the Closing, Pono’s units will be separated into their component securities and will cease to be listed on Nasdaq.

Pono will hold a virtual extraordinary general meeting of its shareholders (the “Pono Shareholders Meeting”) in order to obtain the shareholder approvals necessary to complete the Business Combination. At the Pono Shareholders Meeting, which will be held exclusively via a live audio webcast at https://www.cstproxy.com/ponocapitalthree/2023, on            , 2023 at 10:00 a.m., Pacific Time, unless postponed or adjourned to a later date, Pono will ask its shareholders to approve the SPAC Continuance, adopt the BCA and the related transactions thereby approving the Business Combination and to approve the other proposals described in this proxy statement/prospectus. To participate in the virtual meeting, a Pono shareholder of record will need the 12-digit control number included on such shareholder’s proxy card or instructions that accompanied such shareholder’s proxy materials. If a Pono shareholder holds his, her or its shares in “street name,” which means his, her or its shares are held of record by a broker, bank or other nominee, such Pono shareholder should contact his, her or its broker, bank or nominee to ensure that votes related to the shares he, she or it beneficially owns are properly counted. In this regard, such Pono shareholder must provide the record holder of his, her or its shares with instructions on how to vote his, her or its shares or, if such Pono shareholder wishes to attend the special meeting of Pono and vote in person, obtain a proxy from his, her or its broker, bank or nominee. The live audio webcast of the Pono Shareholders Meeting will begin promptly at 10:00 a.m., Pacific Time. Pono shareholders are encouraged to access the Pono Shareholders Meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual meeting login page.

If you have any questions or need assistance with voting your Pono ordinary shares, please contact Advantage Proxy, Inc., Pono’s proxy solicitor, by calling (877) 870-8586 or by emailing ksmith@advantageproxy.com. This proxy statement/prospectus and the notice of the special meeting relating to the Business Combination will be available at https://www.cstproxy.com/ponocapitalthree/2023/.

This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the extraordinary general meeting of Pono’s shareholders. We encourage you to carefully read this entire proxy statement/prospectus, including all annexes attached hereto.

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We urge you to read the accompanying proxy statement/ prospectus, including the financial statements and annexes and other documents referred to therein, carefully and in their entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 50 OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

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This proxy statement/prospectus is dated            , 2023, and is first being mailed to shareholders of Pono on or about            , 2023.

Very truly yours,
Davin Kazama
Chief Executive Officer
Pono Capital Three, Inc.

PONO CAPITAL THREE, INC.
643 Ilalo St., #102
Honolulu, Hawaii 96813

TO THE SHAREHOLDERS OF PONO CAPITAL THREE, INC.:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of shareholders (the “Pono Shareholders Meeting”) of Pono Capital Three, Inc., a Cayman Islands exempted company (including its successor, “Pono”), will be held virtually at 10:00 a.m., Pacific Time, on            , 2023. Details on how to participate are more fully described in this proxy statement/prospectus. At the Pono Shareholders Meeting, Pono shareholders will be asked to consider and vote upon the following proposals (collectively, the “Proposals”).

You are cordially invited to attend the Pono Shareholders Meeting, which will be held for the following purposes:

(1)    The SPAC Continuance (Proposal 1) — To consider and vote upon a proposal (the “SPAC Continuance Proposal”) to approve the continuance of Pono as a company existing under the laws of the Province of British Columbia, Canada (the “SPAC Continuance”), and in connection therewith, the adoption of the new articles of Pono effective upon the SPAC Continuance in substantially the form attached to this proxy statement/prospectus as Annex B (the “post-continuance Pono Articles”).

(2)    The Business Combination Proposal (Proposal 2) — To approve and adopt the Business Combination Agreement, dated as of August 15, 2023 (as it may be amended or supplemented from time to time, the “BCA”), by and among Pono, Pono Three Merger Acquisitions Corp., a British Columbia company and wholly-owned subsidiary of Pono (“Merger Sub”), and Robinson Aircraft Ltd. d/b/a Horizon Aircraft, a British Columbia company (including its successors, “Horizon”), and approve the transactions contemplated thereby, including the SPAC Continuance, the conversion of Class B ordinary shares of New Pono to Class A ordinary shares of New Pono in accordance with the conversion rights set out in the post-continuance Pono Articles, and the amalgamation of Merger Sub and Horizon (the “Amalgamation” and, together with the SPAC Continuance and other transactions contemplated by the BCA, the “Business Combination”). Subject to the terms and conditions set forth in the BCA, among other matters after completion of the SPAC Continuance:

(a)     Pono’s name will be changed to “New Horizon Aircraft Ltd.”;

(b)    at the effective time of the Amalgamation (the “Effective Time”), Merger Sub and Horizon will amalgamate, and continue as one company under the laws of British Columbia (“Horizon Amalco”), which will be a wholly-owned subsidiary of New Pono; and

(c)     the Horizon shareholders as of immediately prior to the Effective Time (“Horizon shareholders”), shall receive in exchange for their Horizon Common Shares their pro-rata portion of an aggregate number of New Pono Class A ordinary shares equal to the quotient derived from dividing (a) the difference of (i) $96 million, and (ii) Horizon’s closing debt, net of cash (the “Closing Net Indebtedness”) by (b) the Redemption Price (as herein defined) (collectively, the “Exchange Consideration”), all as more particularly described in the notice that follows this page and elsewhere in this proxy statement/prospectus.

We refer to this proposal as the “Business Combination Proposal.” A copy of the BCA and the related agreements to be entered into pursuant to the BCA are attached to this proxy statement/prospectus as Annex A.

(3)    The Advisory Charter Amendment Proposals (Advisory Proposals 3A through 3G) — To approve and adopt, on a non-binding advisory basis, certain differences between Pono’s Charter, and the post-continuance Pono Articles, set forth in the form appended to this proxy statement/prospectus as Annex B, for the following amendments (collectively, the “Advisory Charter Amendment Proposals”):

(A)    Name Change — To provide that the name of Pono shall be changed to “New Horizon Aircraft Ltd.” (Advisory Proposal 3A);

(B)    Amendment of Blank Check Provisions — To remove and change certain provisions in the Pono Charter related to Pono’s status as a special purpose acquisition company (Advisory Proposal 3B);

(C)    Removal of Preferred Shares — To remove Pono’s ability to issue preferred shares (Advisory Proposal 3C);

(D)    Change in Authorized Shares — To authorize an unlimited number of Class A ordinary shares without par value and Class B ordinary shares without par value (Advisory Proposal 3D);

(E)    Change in Quorum — To provide that the quorum required for shareholder meetings is a minimum of 5% of shares entitled to vote thereon (Advisory Proposal 3E);

(F)    Removal of Directors — To provide that shareholders may remove a director by resolution of not less than ¾ of the votes entitled to vote thereon (Advisory Proposal 3F); and

(G)    Shareholder Nominations — To provide that shareholder nominations for the board of directors must be given not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders (Advisory Proposal 3G).

(4)    The Incentive Plan Proposal (Proposal 4) — To consider and vote upon a proposal to adopt the New Horizon Aircraft Ltd. 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”), a copy of which is attached to this proxy statement/prospectus as Annex C and the issuance of shares equal to 10% of the fully diluted, and as converted, amount of New Pono Class A ordinary shares to be outstanding immediately following consummation of the Business Combination, or approximately 2,615,765 shares (assuming no redemptions) as equity awards in accordance with the 2023 Equity Incentive Plan, if such plan is approved in accordance with the Incentive Plan Proposal (the “Incentive Plan Proposal”);

(5)    The Nasdaq Proposal (Proposal 5) — To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of            newly issued New Pono Class A ordinary shares in the Business Combination, which amounts will be determined as described in more detail in the accompanying proxy statement/prospectus (the “Nasdaq Proposal”); and

(6)    The Adjournment Proposal (Proposal 6) — To consider and vote upon a proposal to adjourn the Pono Shareholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Pono Shareholders Meeting, there are not sufficient votes to approve the SPAC Continuance Proposal, the Business Combination Proposal, the Incentive Plan Proposal, or the Nasdaq Proposal. We refer to this proposal as the “Adjournment Proposal.”

Only holders of record of Pono ordinary shares at the close of business on November 22, 2023 (the “Record Date”) are entitled to notice of the Pono Shareholders Meeting and to vote at the Pono Shareholders Meeting and any adjournments or postponements of the Pono Shareholders Meeting. A complete list of Pono shareholders of record entitled to vote at the Pono Shareholders Meeting will be available for ten days before the Pono Shareholders Meeting at the principal executive offices of Pono for inspection by shareholders during ordinary business hours for any purpose germane to the Pono Shareholders Meeting.

Pursuant to the Pono Charter, Pono is providing Pono public shareholders with the opportunity to redeem, upon the closing of the Business Combination, Pono Class A ordinary shares then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in the trust account of Pono (the “Trust Account”) that holds the proceeds (including interest but less taxes payable) of the Pono initial public offering (the “Pono IPO”), including over-allotment securities issued to Pono’s underwriters after the Pono IPO (on a per share basis, the “Redemption Price”). As of the Record Date, based on funds in the Trust Account of $            as of such date, the pro rata portion of the funds available in the Trust Account for the redemption of public Pono Class A ordinary shares was approximately $            per share. Pono public shareholders are not required to affirmatively vote for or against the Business Combination in order to redeem their ordinary shares for cash. This means that public shareholders who hold Pono Class A ordinary shares on or before            , 2023 (two (2) business days before the Pono Shareholders Meeting) will be eligible to elect to have their Pono Class A ordinary shares redeemed for cash in connection with the Pono Shareholders Meeting, whether or not they are holders as of the Record Date, and whether or not such shares are voted at the Pono Shareholders Meeting. A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, with respect to more than 15% of the Pono ordinary shares included in the units of Pono sold in the Pono IPO (including over-allotment securities sold to Pono’s underwriters after the Pono IPO) without the prior consent of Pono. Holders of Pono’s outstanding public warrants and units do not have redemption rights with respect to such securities in connection with the Business Combination. Holders of outstanding Pono units must separate the underlying Pono Class A ordinary shares and public warrants prior to exercising redemption rights with respect to the public Pono Class A ordinary shares. Mehana Capital LLC, the sponsor of Pono (the “Sponsor”), and Pono’s officers and directors have agreed, in consideration for receipt of the Founder Shares and for other covenants and commitments of Pono set forth in a letter agreement entered into in connection with Pono’s IPO (including a commitment by Pono not to enter into a definitive agreement for an initial business combination without the prior written consent of the Sponsor and for the avoidance of doubt for no other or additional consideration in connection with the business combination), to waive their redemption rights with respect to any Pono ordinary shares they may hold in connection with the consummation of the Business Combination; and all such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, the Sponsor and our directors and officers beneficially own            % of the issued and outstanding Pono ordinary shares. The Sponsor and Pono’s directors and officers have agreed to vote any Pono ordinary shares owned by them in favor of the Business Combination, which would include the SPAC Continuance Proposal, the Business Combination Proposal and the other Proposals.

The approval of the Business Combination Proposal, the Advisory Charter Amendment Proposals, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the issued and outstanding Pono ordinary shares as of the Record Date cast by the shareholders represented in person or by proxy and entitled to vote thereon at the Pono Shareholders Meeting. The approval of the SPAC Continuance Proposal requires the affirmative vote of at least two-thirds of the issued and outstanding Pono ordinary shares as of the Record Date entitled to vote thereon. If the SPAC Continuance Proposal or the Business Combination Proposal is not approved, the Advisory Charter Amendment Proposals, the Incentive Plan Proposal and the Nasdaq Proposal will not be presented to the Pono shareholders for a vote. The approval of the SPAC Continuance Proposal, the Business Combination Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are preconditions to the consummation of the Business Combination. The board of directors of Pono has already approved the Business Combination.

As of the Record Date, there was approximately $            in the Trust Account. Any redemption of Pono Class A ordinary shares by Pono’s public shareholders will decrease the amount in the Trust Account. In accordance with the Pono Charter, net tangible assets must be maintained at a minimum of $5,000,001 immediately prior to or upon consummation of the Business Combination.

Your attention is directed to this proxy statement/prospectus (including the annexes hereto) for a more complete description of the proposed Business Combination and related transactions and each of the Proposals. We encourage you to read this proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, The Advantage Proxy, Inc., at (877) 870-8586.

By Order of the Board of Directors of Pono Capital Three Inc.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST, PRIOR TO 5:00 P.M., EASTERN TIME, ON            , 2023 (TWO (2) BUSINESS DAYS BEFORE THE PONO SHAREHOLDERS MEETING), TENDER YOUR SHARES PHYSICALLY OR ELECTRONICALLY AND SUBMIT A REQUEST IN WRITING THAT WE REDEEM YOUR PUBLIC SHARES FOR CASH TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. PLEASE ALSO AFFIRMATIVELY CERTIFY IN YOUR REQUEST TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY FOR REDEMPTION IF YOU “ARE” OR “ARE NOT” ACTING IN CONCERT OR AS A “GROUP” (AS DEFINED IN SECTION 13(D)(3) OF THE EXCHANGE ACT) WITH ANY OTHER SHAREHOLDER WITH RESPECT TO ORDINARY SHARES. YOU MUST ACT IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “THE PONO SHAREHOLDERS MEETING — REDEMPTION RIGHTS” IN THIS PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT PONO AND HORIZON THAT IS NOT INCLUDED IN OR DELIVERED HEREWITH. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS OF PONO UPON WRITTEN OR ORAL REQUEST. IF YOU WOULD LIKE TO MAKE SUCH REQUEST, YOU SHOULD CONTACT PONO IN WRITING AT DAVIN KAZAMA, PONO CAPITAL THREE, INC., 643 ILALO ST., #102, HONOLULU, HAWAII 96813, OR BY TELEPHONE AT (808) 892-6611. TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN            , 2023, WHICH IS FIVE BUSINESS DAYS BEFORE THE DATE YOU MUST MAKE YOUR INVESTMENT DECISION.

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ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form S-4 filed with the SEC by Pono, constitutes a prospectus of Pono under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the ordinary shares of post-continuation Pono to be issued to Horizon’s shareholders under the BCA. This document also constitutes a notice of meeting and a proxy statement of Pono under Section 14(a) of the Exchange Act.

You should rely only on the information contained in, or incorporated by reference into, this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither the mailing of this proxy statement/prospectus to Pono shareholders nor the issuance by post-continuation Pono of its ordinary shares in connection with the Business Combination will create any implication to the contrary.

Information contained in this proxy statement/prospectus regarding Pono and its business, operations, management and other matters has been provided by Pono and information contained in this proxy statement/prospectus regarding Horizon and its business, operations, management and other matters has been provided by Horizon.

Generally and unless indicated otherwise, financial data presented about Pono are presented using U.S. Dollars (“USD”) and financial data about Horizon are presented using Canadian Dollars (“CAD”).

This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy or consent, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

MARKET AND INDUSTRY DATA

This proxy statement/prospectus contains information concerning the market and industry in which Horizon conducts its business. Horizon operates in an industry in which it is difficult to obtain precise industry and market information. Horizon has obtained market and industry data in this proxy statement/prospectus from industry publications and from surveys or studies conducted by third parties that it believes to be reliable. Horizon cannot assure you of the accuracy and completeness of such information, and it has not independently verified the market and industry data contained in this proxy statement/prospectus or the underlying assumptions relied on therein. As a result, you should be aware that it is possible that any such market, industry and other similar data may not in fact be reliable. While Horizon is not aware of any misstatements regarding any industry data presented in this proxy statement/prospectus, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the section entitled “Risk Factors” in this proxy statement/prospectus.

TRADEMARKS

This proxy statement/prospectus references the trademark and service mark applications of Horizon. Such applications include “Horizon Aircraft”. This proxy statement/prospectus also contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Trademarks and service marks are collectively referred to herein as “Trademarks.” Solely for convenience, trademarks and trade names referred to in this proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “Pono” refer to Pono Capital Three, Inc.

In this document:

“2023 Equity Incentive Plan” means the New Horizon Aircraft Ltd. 2023 Equity Incentive Plan.

“Amalgamation” means the amalgamation of Merger Sub and Horizon pursuant to the BCBCA.

“BCA” or “Business Combination Agreement” means the Business Combination Agreement, dated August 15, 2023, as it may be amended or supplemented from time to time, by and among Pono, Merger Sub and Horizon.

“BCBCA” means the Business Corporations Act (British Columbia), as now in effect and as it may be amended from time to time prior to the Effective Date.

“Board” or “Pono Board” means the board of directors of Pono.

“Business Combination” means the Amalgamation, and the other transactions contemplated by the BCA.

“Class A ordinary shares” means the Class A ordinary shares, par value $0.0001 per share, of Pono.

“Class B ordinary shares” means the Class B ordinary shares, par value $0.0001 per share, of Pono.

“Closing” means the closing of the Business Combination.

“Code” means the Internal Revenue Code, as amended.

“Continental” means Continental Stock Transfer & Trust Company, the transfer agent.

“Combined Entity” or “New Pono” means Pono after giving effect to the SPAC Continuance and Business Combination, and which will include Horizon and any other direct or indirect subsidiaries of Pono to the extent reasonably applicable.

“EF Hutton” means EF Hutton, division of Benchmark Investments, LLC, the representative of the underwriters in the IPO.

“Effective Time” means the effective time of the Amalgamation in accordance with the BCBCA.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Founder Shares” means the 4,935,622 Class B ordinary shares owned by the Sponsor and Pono’s directors.

“Fruci” means Fruci & Associates II, PLLC, Horizon’s independent registered public accounting firm.

“Horizon” means Robinson Aircraft Ltd.

“Horizon Board” means the board of directors of Horizon.

“Horizon Common Shares” means the Class A Common Shares without par value in the authorized share structure of Horizon, the Class B Common Shares without par value in the authorized share structure of Horizon, and the Class C Common Shares without par value in the authorized share structure of Horizon.

“Horizon Convertible Securities” means, collectively, any options, warrants or rights to subscribe for or purchase any Horizon Common Shares or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any share of Horizon Common Shares.

“Horizon securityholders” refers to holders of Horizon Common Shares, options and other Horizon Convertible Securities as of the time immediately before the Effective Time.

“Horizon securities” means any of the Horizon Common Shares and any Horizon Convertible Securities.

“Horizon shareholders” refers to holders of shares of Horizon as of the time immediately before the Effective Time.

“Initial Shareholders” means the Sponsor and any other holders of the Founder Shares prior to the Pono IPO (or their permitted transferees), if any;

“Marcum” means Marcum LLP, Pono’s independent registered public accounting firm.

“Merger Sub” means Pono Three Merger Acquisitions Corp., a British Columbia company and a wholly-owned subsidiary of Pono.

“New Pono Class A ordinary shares” means the Class A ordinary shares without par value of New Pono (which will be renamed New Horizon Aircraft Ltd.) following the Business Combination.

“New Pono Class B ordinary shares” means the Class B ordinary shares without par value of New Pono (which will be renamed New Horizon Aircraft Ltd.) following the Business Combination.

“Ordinary Shares” means any of the post-continuation Pono ordinary shares.

“Placement Shares” means the Pono Class A ordinary shares included within the Placement Units;

“Placement Units” means 563,375 units issued to the Sponsor in the Private Placement. Each Placement Unit consists of one Placement Share and one Placement Warrant.

“Placement Warrant” means the warrants included within the Placement Units. Each Placement Warrant entitles the holder thereof to purchase one Pono Class A ordinary share for $11.50 per share.

“Pono” means Pono Capital Three, Inc., a Cayman Island exempted company, which will continue as a British Columbia company pursuant to the SPAC Continuance and be renamed “New Horizon Aircraft Ltd.” in connection with the Closing.

“Pono Charter” or “Charter” means Pono’s second amended and restated memorandum and articles of association, dated February 9, 2023.

“Pono IPO”, “IPO” or “Initial Public Offering” means Pono’s initial public offering that was consummated on February 14, 2023.

“Pono IPO Prospectus” means the final prospectus of Pono, dated as of February 9, 2023, and filed with the SEC pursuant to Rule 424(b) under the Securities Act on February 10, 2023 (File No. 333-268283).

“Pono ordinary shares” means the Class A ordinary shares, par value $0.0001 per share, of Pono and the Class B ordinary shares, par value $0.0001 per share, of Pono.

“Pono Shareholders Meeting” means the extraordinary general meeting of the shareholders of Pono, to be held virtually at 10:00 a.m., Pacific Time, on            , 2023.

“Private Placement” means the private placement consummated simultaneously with the Pono IPO in which Pono issued to the Sponsor the Placement Units.

“Proposals” means the SPAC Continuance Proposal, the Business Combination Proposal, the Advisory Charter Amendment Proposals, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal.

“Public Shares” means Class A ordinary shares included in the Public Units and Class A ordinary shares underlying the Public Warrants.

“Public Units” means units issued in the Pono IPO, including any over-allotment securities acquired by Pono’s underwriters, consisting of one Public Share and one Public Warrant.

“Public Warrants” means warrants underlying the Public Units issued in the Pono IPO. Each whole Public Warrant entitles the holder thereof to purchase one Class A ordinary share for $11.50 per share.

“Registration Rights Agreement” means the Registration Rights Agreement by and among Horizon, Pono, and significant Horizon shareholders in substantially the form of Exhibit D to the BCA

“Redemption” means the right of the holders of Class A ordinary shares to have their shares redeemed in accordance with the procedures set forth in this proxy statement/prospectus and the Pono Charter.

“Required Proposals” means the SPAC Continuance Proposal, the Business Combination Proposal, the Incentive Plan Proposal and the Nasdaq Proposal.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Sponsor” means Mehana Capital LLC.

“Sponsor Support Agreement” means the agreement by and among Sponsor, Pono and Horizon to, among other things, vote its Pono ordinary shares in favor of the adoption and approval of the BCA and the transactions contemplated thereby, substantially in the form of Exhibit B to the BCA.

“Trust Account” means the trust account of Pono, which holds the net proceeds of the Pono IPO, including from over-allotment securities sold by Pono’s underwriters, and the sale of the Placement Units, together with interest earned thereon, less amounts released to pay tax obligations and up to $100,000 for dissolution expenses, and amounts paid pursuant to redemptions.

“U.S. GAAP” means generally accepted accounting principles in the United States.

“Units” means units consisting of a Class A ordinary share and a warrant to purchase a Class A ordinary share, sold together as a unit in the Pono IPO (the “Public Units”) or in the private placement that occurred simultaneously with the consummation of the Pono IPO (the “Private Units”).

“Warrants” means any of the Public Warrants and the Placement Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus (including the documents incorporated by reference herein) contains forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of Pono and Horizon. These statements are based on the beliefs and assumptions of the management of Pono and Horizon. Although Pono and Horizon believe that their respective plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, neither Pono nor Horizon can assure you that either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” or similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Neither Fruci, Horizon’s independent auditor, nor Marcum, Pono’s independent auditor, has examined, compiled or otherwise applied procedures with respect to the accompanying forward-looking financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it. The report of Fruci included in this proxy statement/prospectus relates to historical financial information of Horizon, and the report of Marcum included in this proxy statement/prospectus relates to historical financial information of Pono. Neither report extends to the forward-looking information, and should not be read as if it does. Forward-looking statements contained in this proxy statement/prospectus include, but are not limited to, statements about:

•        the ability of Pono and Horizon prior to the Business Combination to meet the Closing conditions to the Business Combination, including approval by shareholders of Pono and Horizon of the Business Combination and related proposals, and the availability of at least $5,000,001 in net tangible assets, after giving effect to redemptions of public shares, if any;

•        the ability of the Combined Entity following the Business Combination, to realize the benefits from the Business Combination;

•        the ability of Pono to complete the Business Combination;

•        the occurrence of any event, change or other circumstances that could give rise to the termination of the BCA;

•        the ability of Pono and Horizon prior to the Business Combination, and the Combined Entity following the Business Combination, to obtain and/or maintain the listing of New Pono Class A ordinary shares on Nasdaq following the Business Combination;

•        future financial performance following the Business Combination;

•        public securities’ potential liquidity and trading;

•        the use of proceeds not held in the Trust Account or available to Pono from interest income on the Trust Account balance;

•        the impact from the outcome of any known and unknown litigation;

•        the ability of the Combined Entity to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;

•        expectations regarding future expenditures of the Combined Entity following the Business Combination;

•        the future mix of revenue and effect on gross margins of the Combined Entity following the Business Combination;

•        the attraction and retention of qualified directors, officers, employees and key personnel of Pono and Horizon prior to the Business Combination, and the Combined Entity following the Business Combination;

•        the ability of the Combined Entity to compete effectively in a competitive industry;

•        the ability to protect and enhance Horizon’s corporate reputation and brand;

•        expectations concerning the relationships and actions of Horizon and its affiliates with third parties;

•        the impact from future regulatory, judicial, and legislative changes in Horizon’s or the Combined Entity’s industry;

•        the ability to locate and acquire complementary products or product candidates and integrate those into Horizon’s or the Combined Entity’s business;

•        future arrangements with, or investments in, other entities or associations;

•        intense competition and competitive pressures from other companies in the industries in which the Combined Entity will operate; and

•        other factors detailed under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that Pono or Horizon “believes” and similar statements reflect such party’s beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this proxy statement/prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that either Pono or Horizon has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement/prospectus. As a result of a number of known and unknown risks and uncertainties, the actual results or performance of Pono, Horizon and/or the Combined Entity may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause Pono’s, Horizon’s or the Combined Entity’s actual results to differ include:

•        the occurrence of any event, change or other circumstances that could give rise to the termination of the BCA;

•        the outcome of any legal or regulatory proceedings that have been, or may be, instituted in the future against Pono, Horizon, the Combined Entity or others following announcement of the BCA and the transactions contemplated therein or following consummation of the Business Combination;

•        the inability to complete the transactions contemplated by the BCA due to the failure to obtain approval of the shareholders of Pono or Horizon or other conditions to closing in the BCA;

•        the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the Business Combination;

•        the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of the Combined Entity to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

•        costs related to the proposed Business Combination;

•        the possibility that Pono, Horizon or the Combined Entity may be adversely impacted by other economic, business, and/or competitive factors;

•        risks related to the global COVID-19 pandemic and other macroeconomic or geopolitical developments;

•        future exchange and interest rates;

•        the risk that Pono, or the Combined Entity fails to maintain an effective system of disclosure controls and internal controls over financial reporting, Pono’s or the Combined Entity’s ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired; and

•        other risks and uncertainties indicated in this proxy statement/prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC by Pono or the Combined Entity.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this proxy statement/prospectus are more fully described under the heading “Risk Factors” and elsewhere in this proxy statement/prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this proxy statement/prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of Pono and Horizon prior to the Business Combination, and the Combined Entity following the Business Combination. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can Pono or Horizon assess the impact of all such risk factors on the business of Pono and Horizon prior to the Business Combination, and the Combined Entity following the Business Combination, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. This is particularly true for a company like Horizon that has a limited operating history to reference. All forward-looking statements attributable to Pono or Horizon or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements.

QUESTIONS AND ANSWERS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Pono Shareholders Meeting. The following questions and answers do not include all the information that is important to shareholders of Pono. We urge the shareholders of Pono to read carefully this entire proxy statement/prospectus, including the annexes and other documents referred to herein.

QUESTIONS AND ANSWERS ABOUT THE PONO PROPOSALS

Q.     Why am I receiving this proxy statement/prospectus?

A.     Pono shareholders are being asked to consider and vote upon a proposal to approve the Business Combination contemplated by the BCA, among other proposals. Pursuant to the Amalgamation set forth in the BCA, Horizon will become a wholly-owned subsidiary of Pono. A copy of the BCA is attached to this proxy statement/prospectus as Annex A.

This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Pono Shareholders Meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety.

THE VOTE OF PONO SHAREHOLDERS IS IMPORTANT. PONO SHAREHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS AND ITS ANNEXES AND CAREFULLY CONSIDERING EACH OF THE PROPOSALS BEING PRESENTED AT THE MEETING.

Below are proposals on which Pono shareholders are being asked to vote.

(1) The SPAC Continuance (Proposal 1)

To consider and vote upon a proposal (the “SPAC Continuance Proposal”) to approve the continuance of Pono as a company existing under the laws of the Province of British Columbia (the “SPAC Continuance”), and in connection therewith, the adoption of the new articles of Pono effective upon the SPAC Continuance, in substantially the form attached to this proxy statement/prospectus as Annex B (the “post-continuance Pono Articles”).

(2) The Business Combination Proposal (Proposal 2)

To approve and adopt the Business Combination Agreement, dated as of August 15, 2023 (as it may be amended or supplemented from time to time, the “BCA”), by and among Pono, Pono Three Merger Sub, a British Columbia company wholly-owned subsidiary of Pono (“Merger Sub”), and Robinson Aircraft Ltd. d/b/a Horizon Aircraft, a British Columbia company (“Horizon”), and approve the transactions contemplated thereby, including the SPAC Continuance, the conversion of Class B Ordinary Shares of New Pono to Class A Ordinary Shares of New Pono in accordance with the conversion rights set out in the post-continuance Pono Articles, and the amalgamation of Merger Sub and Horizon (the “Amalgamation” and, together with the SPAC Continuance and other transactions contemplated by the BCA, the “Business Combination”). Subject to the terms and conditions set forth in the BCA, among other matters, after completion of the SPAC:

a.      Pono’s name will be changed to “New Horizon Aircraft Ltd.”;

b.      at the effective time of the Amalgamation (the “Effective Time”), Merger Sub and Horizon will amalgamate and continue as one company under the laws of British Columbia (“Horizon Amalco”), which will be a wholly-owned subsidiary of New Pono; and

c.      the Horizon shareholders as of immediately prior to the Effective Time (“Horizon shareholders”), shall receive in exchange for their Horizon Shares their pro-rata portion of an aggregate number of New Pono Class A ordinary shares in an amount equal to the quotient derived from dividing (a) the difference of (i) $96 million, and (ii) Horizon’s closing debt, net of cash (the “Closing Net Indebtedness”) by (b) the Redemption Price (as herein defined) (collectively, the “Exchange Consideration”), all as more particularly described in the notice that follows this page and elsewhere in this proxy statement/prospectus.

The Exchange Consideration will be subject to a post-Closing true up 90 days after the Closing.

In addition to the approval of the Proposals at the Pono Shareholders Meeting, unless waived by the parties to the BCA, in accordance with applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the BCA including, among others, receipt of the requisite shareholder approval contemplated by this proxy statement/prospectus. For more information about the closing conditions to the Business Combination, see the section titled “Business Combination Proposal — Conditions to the Closing.”

The BCA may be terminated at any time prior to the Closing of the Business Combination upon agreement of Horizon and Pono, or by Horizon or Pono acting alone, in specified circumstances. For more information about the termination rights under the BCA, see the section titled “Business Combination Proposal — Termination.”

Pursuant to the Pono Charter, in connection with the Business Combination, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Pono Charter. As of the Record Date, the pro rata portion of the funds available in the Trust Account for the Public Shares was approximately $            per share. If a holder exercises its redemption rights in connection with the Business Combination, then such holder will be exchanging its Class A ordinary shares for cash and will only have equity interests in the Combined Entity pursuant to its right to the exercise of its Public Warrants, to the extent it still holds Public Warrants. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the Pono Shareholders Meeting. Holders of Public Shares may elect to redeem their shares whether or not such shares are voted at the Pono Shareholders Meeting. See the section titled “Pono Shareholders Meeting — Redemption Rights.”

The transactions contemplated by the BCA will be consummated only if the SPAC Continuance Proposal, the Business Combination Proposal, the Advisory Charter Amendment Proposals, the Incentive Plan Proposal and the Nasdaq Proposal are approved at the Pono Shareholders Meeting. In addition, the Advisory Charter Amendment Proposals, the Incentive Plan Proposal and the Nasdaq Proposal are conditioned on the approval of the SPAC Continuance Proposal and the Business Combination Proposal (and the SPAC Continuance Proposal and the Business Combination Proposal are conditioned on the approval of the Advisory Charter Amendment Proposals, the Incentive Plan Proposal and the Nasdaq Proposal). The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

The Combined Entity’s board of directors will increase to five members upon the closing of the Business Combination.

See the Advisory Charter Amendment Proposals below for more information.

The Business Combination involves numerous risks. For more information about these risks, see the section titled “Risk Factors.”

3) The Advisory Charter Amendment Proposals (Advisory Proposals 3A through 3G).

Pono shareholders will be asked to approve and adopt, on a non-binding advisory basis, certain differences between the Pono Charter and the post-continuance Pono Articles, set forth in the form appended to this proxy statement/prospectus as Annex B, for the following amendments, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as 7 separate sub-proposals (collectively, the “Advisory Charter Amendment Proposals”). By presenting these proposals separately, we intend to provide shareholders a means to communicate their separate views on important governance provisions to the Board:

(a)     Name Change — To provide that the name of New Pono shall be changed to “New Horizon Aircraft Ltd.” (Advisory Proposal 3A);

(b)    Amendment of Blank Check Provisions — To remove and change certain provisions in the Pono Charter related to Pono’s status as a special purpose acquisition company (Advisory Proposal 3B);

(c)     Removal of Preferred Shares — To remove Pono’s ability to issue preferred shares (Advisory Proposal 3C);

(d)    Change in Authorized Shares — To authorize an unlimited number of Class A ordinary shares without par value and Class B ordinary shares without par value (Advisory Proposal 3D);

(e)     Change in Quorum — To provide that the quorum required for shareholder meetings is a minimum of 5% of shares entitled to vote thereon (Advisory Proposal 3E);

(f)     Removal of Directors — To provide that shareholders may remove a director by resolution of not less than ¾ of the votes entitled to vote thereon (Advisory Proposal 3F); and

(g)    Shareholder Nominations — To provide that shareholder nominations for the board of directors must be given not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders (Advisory Proposal 3G).

4) The Incentive Plan Proposal (Proposal 4)

Pono is proposing that its shareholders approve and adopt the New Horizon Aircraft Ltd. 2023 Equity Incentive Plan, which will become effective upon the Closing of the Business Combination.

The 2023 Equity Incentive Plan will reserve a number of New Pono Class A ordinary shares equal to 10% of the fully diluted, and as converted, amount of New Pono Class A ordinary shares to be outstanding immediately following consummation of the Business Combination, or approximately 2,615,765 shares (assuming no redemptions), for issuance for awards in accordance with the terms of the 2023 Equity Incentive Plan. The purpose of the 2023 Equity Incentive Plan is to assist in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of New Pono and its affiliates and promoting the creation of long-term value for shareholders of New Pono by closely aligning the interests of such individuals with those of other shareholders. The 2023 Equity Incentive Plan authorizes the award of share-based incentives to encourage eligible employees, officers, directors, and consultants, as described below, to expend maximum effort in the creation of shareholder value.

A summary of the 2023 Equity Incentive Plan is set forth in the “The Incentive Plan Proposal” section of this proxy statement/prospectus and a complete copy of the 2023 Equity Incentive Plan is attached hereto as Annex C. You are encouraged to read the 2023 Equity Incentive Plan in its entirety.

5) The Nasdaq Proposal (Proposal 5)

To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of            newly issued Pono ordinary shares in the Business Combination, which amounts will be determined as described in more detail in the accompanying proxy statement/prospectus.

6) The Adjournment Proposal (Proposal 6)

To consider and vote upon a proposal to adjourn the Pono Shareholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Pono Shareholders Meeting, there are not sufficient votes to approve the SPAC Continuance Proposal, the Business Combination Proposal, the Advisory Charter Amendment Proposals, the Incentive Plan Proposal or the Nasdaq Proposal.

Q:     When and where will the Pono Shareholders Meeting take place?

A:     The Pono Shareholders Meeting will be held on            , 2023, at 10:00 a.m., Pacific Time, via live audio webcast at https://www.cstproxy.com/ponocapitalthree/2023 or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Q:     Are the proposals conditioned on one another?

A:     Unless the SPAC Continuance Proposal and Business Combination Proposal are approved, the Advisory Charter Amendment Proposals, the Incentive Plan Proposal, and the Nasdaq Proposal will not be presented to the shareholders of Pono at the Pono Shareholders Meeting, insofar as the Incentive Plan Proposal and the Nasdaq Proposal are conditioned on the approval of the SPAC Continuance Proposal and Business Combination Proposal (and the SPAC Continuance Proposal and the Business Combination Proposal is conditioned on the approval of the Incentive Plan Proposal and the Nasdaq Proposal). The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. It is important for you to note that if the SPAC Continuance Proposal and the Business Combination Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination. If Pono does not consummate the Business Combination and fails to complete an initial business combination by February 14, 2024, Pono will be required, in accordance with the Pono Charter, to dissolve and liquidate its Trust Account by returning the then remaining funds in such account (less amounts released to pay tax obligations and up to $100,000 for dissolution expenses, and amounts paid pursuant to redemptions) to its public shareholders, unless it seeks and obtains the approval of Pono shareholders to amend the Pono Charter to extend such date.

Q:     What will happen in the Business Combination?

A:     At the Closing, Merger Sub and Horizon will amalgamate to form a new British Columbia company (“Horizon Amalco”), as a result of which the Horizon shareholders will receive newly issued New Pono Class A ordinary shares, and upon consummation of the Business Combination, Horizon Amalco will become a wholly-owned subsidiary of Pono and Pono will change its name to New Horizon Aircraft, Ltd. After the Closing of the Business Combination, the cash held in the Trust Account will be released from the Trust Account and used to pay each of Pono’s and Horizon’s transaction expenses and other liabilities of Pono due as of the Closing, and for working capital and general corporate purposes. A copy of the BCA is attached to this proxy statement/prospectus as Annex A.

Q:     What equity stake will current shareholders of Pono and Horizon securityholders hold in the Combined Entity after the Closing?

A:     It is anticipated that, upon the completion of the Business Combination, Pono’s public shareholders will retain an ownership interest of approximately 43.3% of the outstanding shares of the Combined Entity, the Sponsor will retain an ownership interest of approximately 20.7% of the outstanding shares of the Combined Entity, the Horizon securityholders will own approximately 35.5% of the outstanding shares of the Combined Entity and the Representative will retain ownership interest in approximately 0.4% of the outstanding shares of the Combined Entity. The foregoing ownership percentages with respect to the Combined Entity following the Business Combination exclude any outstanding Warrants and assume that (i) there are no redemptions of any shares by Pono’s public shareholders in connection with the Business Combination and (ii) no awards are issued under the 2023 Equity Incentive Plan. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Pono’s existing shareholders in the Combined Entity will be different.

If any of Pono’s public shareholders exercise their redemption rights, the percentage of the Combined Entity’s outstanding common shares held by Pono’s public shareholders will decrease and the percentages of the Combined Entity’s outstanding common shares held by the Sponsor and by the Horizon shareholders will increase, in each case relative to the percentage held if none of the Public Shares are redeemed. If any of Pono’s public shareholders redeem their Public Shares at Closing but continue to hold Public Warrants after the Closing, the aggregate market value of the Public Warrants that may be retained by them, based on the closing trading price per Public Warrant as of the Record Date, would be $            regardless of the amount of redemptions by the public shareholders. Upon the issuance of New Pono Class A ordinary shares in connection with the Business Combination, the percentage ownership of the Combined Entity by Pono’s public shareholders who do not redeem their Public Shares will be diluted. Pono public shareholders that do not redeem their Public Shares in connection with the Business Combination will experience further dilution upon the exercise of Public Warrants that are retained after the Closing by redeeming Public Shareholders. The percentage of the total number of outstanding shares that will be owned by Pono’s public shareholders as a group will vary based on the number of Public Shares for which the holders thereof request redemption in connection with the Business Combination. The following table illustrates varying beneficial ownership levels in the Combined Entity, as well as possible sources and extents of dilution for non-redeeming public shareholders, assuming no redemptions by public shareholders, 33.3% redemption by public shareholders, 50% redemption by public shareholders, 66.7% redemption by public shareholders and the maximum redemptions by public shareholders:

Pro forma fully-diluted common stock at September 30, 2023

	No redemptions(1)	33.3% of maximum redemption(2)	50% of maximum redemption(3)	66.7% of maximum redemption(4)	Maximum redemption(5)
Pono Public Shareholders(6)	59.6%	55.1%	52.5%	49.6%	45.8%
Pono Sponsor(7)	15.7%	17.5%	18.5%	19.6%	21.1%
Horizon shareholders(8)	24.4%	27.1%	28.7%	30.5%	32.8%
Representative Shares	0.3%	0.3%	0.3%	0.3%	0.4%
Total	100%	100%	100%	100%	100%

____________

(1)      Assumes that no Public Shares are redeemed.

(2)      Assumes that 3,829,500 Public Shares are redeemed for aggregate redemption payments of approximately $40,439,520, assuming a $10.56 per share redemption price and based on funds in the Trust Account as of September 30, 2023.

(3)      Assumes that 5,750,000 Public Shares are redeemed for aggregate redemption payments of approximately $60,720,000 assuming a $10.56 per share redemption price and based on funds in the Trust Account as of September 30, 2023.

(4)      Assumes that 7,670,500 Public Shares are redeemed for aggregate redemption payments of approximately $81,000,480, assuming a $10.56 per share redemption price and based on funds in the Trust Account as of September 30, 2023.

(5)      Assumes that 10,230,255 Public Shares are redeemed for aggregate redemption payments of approximately $108,031,493, assuming a $10.56 per share redemption price and based on funds in the Trust Account as of September 30, 2023. Includes Recycled Shares referenced in the Forward Share Purchase Agreement whereas up to 9.9% of the total Pono Class A ordinary shares or 1,269,745 shares will be nonredeemable and issuable.

(6)      Includes 11,500,000 Public Warrants.

(7)      Includes 4,935,622 Founder Shares, 565,375 Class A ordinary shares and 565,375 Private Placement Warrants held by the Sponsor.

(8)      Excludes shares available for issuance pursuant to the proposed 2023 Equity Incentive Plan.

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Should one or more of the assumptions prove incorrect, actual beneficial ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended.

Q:     What conditions must be satisfied to complete the Business Combination?

A:     There are a number of closing conditions in the BCA, including the approval by the shareholders of Pono of the SPAC Continuance Proposal, the Business Combination Proposal, the Incentive Plan Proposal and the Nasdaq Proposal. The Incentive Plan Proposal and the Nasdaq Proposal are subject to and conditioned on the approval of the SPAC Continuance Proposal and the Business Combination Proposal. The SPAC Continuance Proposal and the Business Combination Proposal are subject to and conditioned on the approval of the Incentive Plan Proposal and the Nasdaq Proposal. The BCA also contains a $5,000,000 minimum cash at Closing condition. For a summary of the conditions that must be satisfied or waived prior to the closing of the Business Combination, see the section titled “The Business Combination Proposal — The BCA.”

Q:     Why is Pono providing shareholders with the opportunity to vote on the Business Combination?

A:     Under the Pono Charter, Pono must provide all holders of its Public Shares with the opportunity to have their Public Shares redeemed upon the consummation of Pono’s initial business combination either in conjunction with a tender offer or in conjunction with a shareholder vote. For business and other reasons, Pono has elected to provide its shareholders with the opportunity to have their Public Shares redeemed in connection with a shareholder vote rather than a tender offer. Therefore, Pono is seeking to obtain the approval of its shareholders of the Business Combination Proposal in order to allow its public shareholders to effectuate redemptions of their Public Shares in connection with the closing of the Business Combination.

Q:     Did the Pono Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:     Pono’s board of directors did not obtain a third-party fairness opinion in connection with its determination to approve the Business Combination. Pono’s officers, directors and advisors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries but concluded that a third-party fairness opinion coupled with Pono’s officers, directors and advisors experience and backgrounds, together with the experience and sector expertise of Pono’s financial advisors, was not necessary to make the necessary analyses and determinations regarding the Business Combination. In addition, Pono’s officers, directors and advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of Pono’s board of directors and management in valuing the target company’s business.

Q:     Are there any arrangements to help ensure that Pono will have sufficient funds, together with the proceeds in its Trust Account, to consummate the Business Combination?

A:     Yes. To the extent not utilized to consummate the Business Combination, the proceeds from the Trust Account will be used to pay any loans owed by Pono to its Sponsor for any Pono transaction expenses or other administrative expenses incurred by Pono, to pay all unpaid transaction expenses and any remainder will be used for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future acquisitions. Pono agrees that it (or its successor) will file with the SEC and use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable.

Q:     How many votes do I have at the Pono Shareholders Meeting?

A:     Pono shareholders are entitled to one vote at the Pono Shareholders Meeting for each Pono ordinary share held of record as of November 22, 2023, the record date for the Pono Shareholders Meeting (the “Record Date”). Holders of Class A ordinary shares and Class B ordinary shares will vote together as one class. As of the close of business on the Record Date, there were            outstanding Pono ordinary shares.

Q:     What vote is required to approve the proposals presented at the Pono Shareholders Meeting?

A:     The approval of the SPAC Continuance Proposal requires a vote of at least two-thirds of the issued and outstanding Pono ordinary shares as of the Record Date. Accordingly, a Pono shareholder’s failure to vote by proxy or to vote in person at the Pono Shareholders Meeting or an abstention will have the same effect as a vote “AGAINST” the SPAC Continuance Proposal.

The approval of Business Combination Proposal, the Advisory Charter Amendment Proposals, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the Pono ordinary shares cast by the shareholders represented in person or by proxy and entitled to vote thereon at the Pono Shareholders Meeting. A Pono shareholder’s failure to vote by proxy or to vote in person at the Pono Shareholders Meeting will not be counted towards the number of Pono ordinary shares required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal or the Adjournment Proposal. Abstentions will be counted towards the number of Pono ordinary shares required to validly establish a quorum but will have no effect on the outcome of the vote on the Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal or the Adjournment Proposal.

If the SPAC Continuance Proposal and the Business Combination Proposal are not approved, the Advisory Charter Amendment Proposals, the Incentive Plan Proposal and the Nasdaq Proposal will not be presented to the Pono shareholders for a vote. The approval of the Business Combination Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are preconditions to the consummation of the Business Combination.

The Sponsor, directors and officers of Pono have agreed to vote all Pono ordinary shares owned by them in favor of the Business Combination, including the Business Combination Proposal and the other Proposals. As a result, in addition to those shares, we would need only            , or approximately            %, of the            Public Shares, to be voted in favor of the Business Combination in order to have the Business

Combination approved, assuming only the minimum number of shares representing a quorum is present at the Pono Shareholders Meeting held to vote on the Business Combination and assuming that the Sponsor, directors and officers of Pono do not purchase any units or shares in the after-market.

Q:     What constitutes a quorum at the Pono Shareholders Meeting?

A:     Holders of a majority in voting power of Pono ordinary shares issued and outstanding and entitled to vote at the Pono Shareholders Meeting constitute a quorum. In the absence of a quorum, the chairman of the meeting has power to adjourn the Pono Shareholders Meeting. As of the Record Date,            Pono ordinary shares would be required to achieve a quorum.

Q:     How will the Sponsor, directors and officers of Pono vote?

A:     The Sponsor, directors and officers of Pono have agreed to vote any Pono ordinary shares owned by them in favor of the initial business combination, including the SPAC Continuance Proposal, the Business Combination Proposal, the Advisory Charter Amendment Proposals, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal.

As a result, in addition to such shares, we would need only            , or approximately            %, of the            Public Shares, to be voted in favor of the Business Combination in order to have the Business Combination approved, assuming only the minimum number of shares representing a quorum is present at the Pono Shareholders Meeting held to vote on the Business Combination. Accordingly, it is more likely that the necessary shareholder approval will be received than would be the case if the Sponsor had agreed to vote its shares in accordance with the majority of the votes cast by Pono’s public shareholders.

Q:     What interests do Pono’s current officers and directors have in the Business Combination?

A:     Trisha Nomura will remain as director of the Combined Entity following the Business Combination. The Sponsor has invested and loaned an aggregate of approximately $5.85 million, including approximately $5.68 million in investments in Founders Shares and Placement Units, and $175,000 in working capital loans by the Sponsor, which the Sponsor stands to forfeit and lose if Pono is unable to complete a business combination prior to February 14, 2024 (or up to August 14, 2024 if Pono extends the period of time to consummate a business combination). Such Founders Shares and Placement Units had an aggregate market value of $58.4 million, based on the closing price of Pono’s shares of common stock and units on Nasdaq on November 15, 2023 of $10.61 and $10.62, respectively. Certain officers and directors of Pono have pecuniary interests in such investments through their ownership interest in the Sponsor. None of the Sponsor or current officers or directors of Pono will receive any interest in the Business Combination other than the interests they owned prior to the Business Combination or as described above. The interests of the Sponsor or current officers or directors of Pono may be different from or in addition to (and which may conflict with) your interest. These interests include:

•        unless Pono consummates an initial business combination, Pono’s officers and directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account;

•        the Sponsor and directors and officers of Pono paid an aggregate of $25,000 for their Founder Shares and such securities will have a significantly higher value at the time of the Business Combination. Such shares had an aggregate market value of approximately $52.4 million based upon the closing price of Pono’s ordinary shares of $10.61 per share on Nasdaq on November 15, 2023. As a result of the nominal price of $0.009 per Founder Share paid by the Sponsor and the directors and officers of Pono compared to the recent market price of the Class A ordinary shares, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the Founder Shares even if the holders of Class A ordinary shares experience a negative rate of return on their investments in the Class A ordinary shares;

•        as a condition to the Pono IPO, the Founder Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Founder Shares cannot be transferred until the earlier of (A) six months after the completion of Pono’s initial business combination; (B) subsequent to Pono’s initial business combination, when the reported last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Pono’s initial business combination, or the date on which the Company completes a liquidation, merger or similar transaction that results in all of Pono’s shareholders having the right to exchange their shares for cash, securities or other property;

•        an aggregate of 565,375 Placement Units were issued to the Sponsor simultaneously with the consummation of the IPO and the underwriters’ exercise of its over-allotment option. Such units had an aggregate market value of approximately $6.0 million based upon the closing price of Pono’s units of $10.62 per unit on Nasdaq on November 15, 2023;

•        the Sponsor and directors and officers of Pono have agreed not to redeem any Pono ordinary shares they hold in connection with a shareholder vote to approve a proposed initial business combination;

•        if Pono does not complete an initial business combination by February 14, 2024 (or up to August 14, 2024, as applicable), a portion of the proceeds from the sale of the Placement Units and Private Units will be included in the liquidating distribution to Pono’s public shareholders. In such event, the 4,935,622 Founder Shares and 565,375 Class A ordinary shares underlying the Placement Units, all of which are held by Pono’s Sponsor, directors and officers, would be worthless because they are not entitled to participate in any Redemption or distribution with respect to such shares. Such shares and units had an aggregate market value of $52.4 million as of November 15, 2023, based on the closing price per Class A ordinary share of Pono as of November 15, 2023 of $10.61 per share and the closing price of Pono’s units of $10.62 per unit on Nasdaq on November 15, 2023. Additionally, the Placement Warrants underlying the Placement Units will expire worthless if the Trust Account is liquidated, including in the event Pono is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify Pono to ensure that the proceeds in the Trust Account are not reduced below $10.15 per Public Share by the claims of prospective target businesses with which Pono has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Pono, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account, and shall not apply to any claims under the Company’s indemnity of the underwriter in the Pono IPO against certain liabilities;

•        The Sponsor (including its representatives and affiliates) and Pono’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to Pono. The Sponsor and Pono’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to Pono completing its initial business combination. Pono’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to Pono, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Pono’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Pono, subject to applicable fiduciary duties. The Pono Charter provides that Pono renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Pono and such opportunity is one Pono is permitted to complete on a reasonable basis, and to the extent the director or officer is permitted to refer that opportunity to Pono without violating another legal obligation; and

•        Trisha Nomura is expected to be appointed as director of the Combined Entity after the consummation of the Business Combination, and may in the future receive cash fees, stock options or stock awards that the Combined Entity determines to pay to its directors.

These interests may influence Pono’s directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Q:     What interests do Horizon’s current officers and directors have in the Business Combination?

A:     Members of the Horizon Board and its executive officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interest. These interests include, without limitation, the following:

•        Brandon Robinson, Jason O’Neill, Brian Merker, Stewart Lee, and Brian Robinson of Horizon are expected to serve as executive officers of the Combined Entity after consummation of the Business Combination;

•        Brandon Robinson and Jason O’Neill, both of whom currently serve on the Horizon Board, may each serve as a director of the Combined Entity after consummation of the Business Combination; and

•        Upon consummation of the Business Combination, and subject to approval of the Incentive Plan Proposal, Horizon’s executive officers are expected to receive grants of stock options and restricted stock units under the 2023 Equity Incentive Plan from time to time as determined by the Compensation Committee. In addition, the outstanding Horizon Options granted to Horizon’s executive officers and directors under Horizon’s stock option plan prior to closing of the Business Combination will be assumed and converted to option under the 2023 Equity Incentive Plan effective as of the Closing of the Business Combination.

Please see the sections entitled “Risk Factors” and “The Business Combination Proposal — Interests of Horizon’s Directors and Officers in the Business Combination” and “Executive and Director Compensation of Horizon” of this proxy statement/prospectus for a further discussion of these and other interests.

Q:     How is the payment of the deferred underwriting commissions going to affect the amount left in the Trust Account upon the completion of the business combination?

A:     The deferred underwriting commissions in connection with the Pono’s IPO will be released to the underwriters only on completion of the Business Combination. The deferred underwriting commission is payable if a business combination is consummated without regard to the number of Public Shares redeemed by holders in connection with a business combination. The following table presents the deferred underwriting commission as a percentage of the cash left in the Trust Account following redemptions across a range of varying redemption scenarios. The maximum redemption scenario represents that all 11,500,000 Public Shares are redeemed for an aggregate payment of approximately $121.5 million from the Trust Account as of September 30, 2023.

	Assuming No Redemptions	Assuming 25% Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Deferred Underwriting Commission	$3,450,000	$3,450,000	$3,450,000	$3,450,000
Deferred Underwriting Commission as a percentage of cash left in the Trust Account Following Redemptions	2.8%	3.8%	5.8%	N/A

You should read the section of this proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Q:     What happens if I sell my Class A ordinary shares before the Pono Shareholders Meeting?

A:     The Record Date is earlier than the date of the Pono Shareholders Meeting. If you transfer your Class A ordinary shares after the Record Date, but before the Pono Shareholders Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Pono Shareholders Meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination in accordance with the provisions described herein. If you transfer your Class A ordinary shares prior to the Record Date, you will have no right to vote those shares at the Pono Shareholders Meeting.

Q:     What happens if a substantial number of the public shareholders vote in favor of the Business Combination and exercise their redemption right?

A:     Pono shareholders who vote in favor of the Business Combination may also nevertheless exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of public shareholders are reduced as a result of redemptions by public shareholders. Nonetheless, the consummation of the Business Combination is conditioned upon, among other things, Pono having at least $5,000,001 in net tangible assets immediately prior to or upon consummation of the Business Combination as described herein. In addition, with fewer Public Shares and public shareholders, the trading market for the Combined Entity’s shares may be less liquid than the market for Pono ordinary shares was prior to consummation of the Business Combination and the Combined Entity

may not be able to meet the listing standards for Nasdaq. In addition, with less funds available from the Trust Account, the working capital infusion from the Trust Account into Horizon’s business will be reduced. As a result, the proceeds will be greater in the event that no public shareholders exercise redemption rights with respect to their Public Shares for a pro rata portion of the Trust Account as opposed to the scenario in which Pono’s public shareholders exercise the maximum allowed redemption rights.

Q:     What happens if I vote against any of the Business Combination Proposal, the Advisory Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal or the Nasdaq Proposal?

A:     If any of the Required Proposals are not approved, the Business Combination is not consummated and Pono does not otherwise consummate an alternative business combination by February 14, 2024 (or August 14, 2024 if Pono extends the period of time to consummate a business combination), pursuant to the Pono Charter, Pono will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the public shareholders, unless (in the event the Business Combination is not consummated by August 14, 2024) Pono seeks and obtains the consent of its shareholders to amend the Pono Charter to extend the date by which it must consummate its initial business combination (an “Extension”). The Advisory Charter Amendment Proposals are non-binding and advisory, and a vote against any such proposals will not affect the outcome of the transaction.

Q:     Do I have redemption rights in connection with the Business Combination?

A:     Pursuant to the Pono Charter, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Pono Charter. As of the Record Date, based on funds in the Trust Account of $            as of such date, the pro rata portion of the funds available in the Trust Account for the redemption of public Pono Class A ordinary shares was approximately $            per share. If a holder exercises its redemption rights, then such holder will be exchanging its Class A ordinary shares for cash and will only have equity interests in the Combined Entity pursuant to the exercise of its Public Warrants, to the extent it still holds Public Warrants. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to Pono’s transfer agent prior to the Pono Shareholders Meeting. See the section titled “Pono Shareholders Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Q:     Will how I vote affect my ability to exercise redemption rights?

A:     No. You may exercise your redemption rights whether or not you attend or vote your Pono ordinary shares at the Pono Shareholders Meeting, and regardless of how you vote your shares. As a result, the BCA and the Required Proposals can be approved by shareholders who will redeem their shares and no longer remain shareholders, leaving shareholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer shareholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:     How do I exercise my redemption rights?

A:     In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern Time, on            , 2023 (two (2) business days before the Pono Shareholders Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your Public Shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

Please also affirmatively certify in your request to Continental Stock Transfer & Trust Company for redemption if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other shareholder with respect to shares of common stock. A holder of the Public Shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the Public Shares, which we refer to as the “15% threshold,” without the prior consent of Pono. Accordingly, all Public Shares in excess of the 15% threshold beneficially owned by a public shareholder or group will not be redeemed for cash.

Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is Pono’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, Pono does not have any control over this process and it may take longer than two weeks. Shareholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with Pono’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to Pono’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that Pono’s transfer agent return the shares (physically or electronically). You may make such request by contacting Pono’s transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

Q.     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     We expect that a U.S. holder (as defined herein) that exercises its redemption rights to receive cash from the Trust Account in exchange for its Class A ordinary shares will generally be treated as selling such Class A ordinary shares resulting in the recognition of capital gain or capital loss. There may be certain circumstances in which the redemption may be treated as a distribution for U.S. federal income tax purposes depending on the amount of Class A ordinary shares that a U.S. holder owns or is deemed to own (including, without limitation, through the ownership of Public Warrants). For a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights, see “The Business Combination Proposal — United States Federal Income Tax Considerations.”

Q.     What are the U.S. federal income tax consequences of the SPAC Continuance?

A:     The SPAC Continuance will be a tax-deferred reorganization pursuant to Section 368(a) of the Code. A U.S. holder (as defined herein) that is deemed to exchange Class A ordinary shares in Pono (as a Cayman Islands exempted company) for Class A ordinary shares in Pono (as continued from the Cayman Islands to the Province of British Columbia, Canada) will be a party to a reorganization under Section 368(a) of the Code and as a result will not recognize capital gain or loss on the deemed exchange of Class A ordinary shares in Pono (as a Cayman Islands exempted company) for Class A ordinary shares in Pono (as continued from the Cayman Islands to the Province of British Columbia, Canada). For a more complete discussion of the U.S. federal income tax considerations of the Continuance, see “The Business Combination Proposal — United States Federal Income Tax Considerations.” The discussion in the section entitled “The Business Combination Proposal — United States Federal Income Tax Considerations” insofar as it relates to matters of United States federal tax law and regulations or legal conclusions with respect thereto, reflects the opinion of Nelson Mullins Riley & Scarborough LLP, counsel to Pono, as to the material U.S. federal income tax consequences of the Business Combination. We urge you to consult your tax advisor regarding the tax consequences of exercising your redemption rights.

Q.     What are the U.S. federal income tax consequences of the Amalgamation to U.S. Horizon Shareholders?

A:     We expect that the prior continuance of Robinson Aircraft ULC from an unlimited liability company organized under the laws of British Columbia, Canada as a corporation existing under the laws of British Columbia, Canada together with the Amalgamation will be treated as a single integrated transaction constituting a taxable transaction for U.S. federal income tax purposes. Provided the prior continuance of Robinson Aircraft ULC from an unlimited liability company organized under the laws of British Columbia, Canada to a corporation existing under the laws of British Columbia, Canada together with the Amalgamation constitutes a single integrated transaction and a taxable transaction for U.S. federal income tax purposes, a U.S. Horizon shareholder who participates in the Amalgamation will generally recognize gain or loss with respect to the Amalgamation equal to the difference between (i) the fair market value of the Class A ordinary shares received pursuant to the Amalgamation plus the liabilities of Robinson Aircraft ULC at the time of such continuance allocated to such member under partnership tax rules, and (ii) such shareholder’s adjusted tax basis in the

Horizon Shares (generally, the holder’s adjusted tax basis in its Robinson Aircraft ULC equity interests) surrendered in exchange therefor. Any gain or loss recognized with respect to the Amalgamation generally will be treated as capital gain or loss and will be long-term capital gain or loss if the shareholder’s holding period in its Horizon Shares (generally, for this purpose, including the holder’s holding period in its Robinson Aircraft ULC equity interests) is longer than one year. However, to the extent that the Class A ordinary shares received pursuant to the Amalgamation is attributable to a U.S. Horizon shareholder’s allocable share of Code Section 751 Assets (as defined below under the heading “The Business Combination Proposal — United States Federal Income Tax Considerations of the Amalgamation to U.S. Holders of Horizon Shares”) of Robinson Aircraft ULC and such proceeds exceed the holder’s adjusted tax basis attributable to such Code Section 751 Assets, any gain will be treated as ordinary income. A U.S. Horizon shareholder’s tax basis in its Class A ordinary shares received pursuant to the Amalgamation generally will equal the fair market value of such shares on the Closing Date, and the holding period for such shares will begin the day after the Closing Date. Because the U.S. federal income tax consequences of the Amalgamation depend on the personal circumstances of each U.S. Horizon Shareholder, U.S. Horizon Shareholders should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the Amalgamation to them in light of their own personal circumstances.

For a more complete discussion of the U.S. federal income tax considerations of the exchange of stock incident to the Amalgamation, see “The Business Combination Proposal — United States Federal Income Tax Considerations of the Amalgamation to U.S. Holders of Horizon Shares.”

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF EXERCISING YOUR REDEMPTION RIGHTS OR THE EXCHANGE OF SHARES INCIDENT TO THE AMALGAMATION WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE EXERCISE OF REDEMPTION RIGHTS OR EXCHANGE OF SHARES INCIDENT TO THE AMALGAMATION TO YOU IN YOUR PARTICULAR CIRCUMSTANCES.

Q:     If I am a Warrant holder, can I exercise redemption rights with respect to my Warrants?

A:     No. The holders of Warrants have no redemption rights with respect to Warrants.

All outstanding Public Warrants will continue to be outstanding notwithstanding the actual redemptions of the Pono Class A ordinary shares. The redeeming Public Shareholders, regardless of whether they redeem, would retain 11,500,000 Public Warrants, with a market value of approximately $287,500 based on the closing price of $0.025 per Public Warrant on Nasdaq on November 15, 2023. Because the Public Warrants will remain outstanding regardless of the level of redemptions, as redemptions of the Class A ordinary shares increases, the Warrant Holders who exercise such warrants will ultimately own a greater interest in New Pono because there would be fewer New Pono ordinary shares outstanding overall. See the risk factor entitled “Public shareholders who redeem their Pono Class A ordinary shares may continue to hold any Public Warrants that they own, which will result in additional dilution to non-redeeming Pono Shareholders upon exercise of such Public Warrants, as applicable.”

Q:     If I am a Public Unit holder, can I exercise redemption rights with respect to my Public Units?

A:     No. Holders of outstanding Public Units must separate the constituent Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares.

If you hold Public Units registered in your own name, you must deliver the certificate for such Public Units to Continental Stock Transfer & Trust Company, our transfer agent, with written instructions to separate such Public Units into Public Shares and Public Warrants. This must be completed far enough in advance to permit the mailing of the Public Share certificates back to you so that you may then exercise your redemption rights upon the separation of the Public Shares from the Public Units. See “How do I exercise my redemption rights?” above. The address of Continental Stock Transfer & Trust Company is listed under the question “Who can help answer my questions?” below.

If a broker, dealer, commercial bank, trust company or other nominee holds your Public Units, you must instruct such nominee to separate your Public Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, Pono’s transfer agent. Such written instructions must include the number of Public Units to be split and the nominee holding such Public Units. Your nominee must also initiate electronically, using The Depository Trust Company’s deposit withdrawal at custodian (DWAC)

system, a withdrawal of the relevant Public Units and a deposit of an equal number of Public Shares and Public Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the Public Shares from the Public Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Public Shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q:     Do I have appraisal rights if I object to the proposed Business Combination?

A:     No. There are no appraisal rights available to holders of Pono ordinary shares in connection with the Business Combination.

Q:     What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:     If the Business Combination is consummated, the funds held in the Trust Account will be released to pay:

•        Pono shareholders who properly exercise their redemption rights;

•        $3,450,000 payable to EF Hutton for deferred underwriting commissions from the IPO;

•        certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by Pono and Horizon in connection with the transactions contemplated by the Business Combination and pursuant to the terms of the BCA;

•        any loans owed by Pono to the Sponsor for transaction and other expenses incurred by or on behalf of Pono; and

•        any other liabilities of Pono as of the Closing of the BCA.

Any remaining cash will be used for working capital and general corporate purposes of the Combined Entity.

Q:     What happens if the Business Combination is not consummated?

A:     There are certain circumstances under which the BCA may be terminated. See the section titled “The Business Combination Proposal — The BCA” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the BCA or otherwise, Pono is unable to complete the Business Combination or another initial business combination transaction by February 14, 2024 (or August 14, 2024 if Pono extends the period of time to consummate a business combination), the Pono Charter provides that it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, subject to lawfully available funds therefor, redeem 100% of the Public Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to it to pay taxes payable and up to $100,000 for dissolution expenses, by (B) the total number of then outstanding Public Shares, which redemption will completely extinguish rights of the public shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemptions, subject to the approval of the remaining shareholders and the board of directors in accordance with applicable law, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to its obligations under the Cayman Islands Companies Act to provide for claims of creditors and other requirements of applicable law.

Pono expects that the amount of any distribution its public shareholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to Pono’s obligations under the Cayman Islands Companies Act to provide for claims of creditors and other requirements of applicable law. The Sponsor and Pono’s officers and directors have waived any right to any liquidation distribution with respect to shares held by them.

In the event of liquidation, there will be no distribution with respect to Pono’s outstanding Warrants. Accordingly, the Warrants will expire worthless.

Q:     When is the Business Combination expected to be completed?

A:     The Closing is expected to take place (a) the second business day following the satisfaction or waiver of the conditions described below under the section titled “The Business Combination Proposal — Conditions to the Closing” or (b) such other date as agreed to by the parties to the BCA in writing, in each case, subject to the satisfaction or waiver of the Closing conditions. The BCA may be terminated by either Pono or Horizon if the Closing has not occurred by February 14, 2024 (unless Pono extends the period of time it has to consummate a business combination).

For a description of the conditions to the completion of the Business Combination, see the section titled “The Business Combination Proposal.”

Q:     What do I need to do now?

A:     You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a shareholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:     How do I vote?

A:     If you are a shareholder of record of Pono as of November 22, 2023, the Record Date, you may submit your proxy before the Pono Shareholders Meeting in any of the following ways, if available:

•        visit the website shown on your proxy card to vote via the Internet; or

•        complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

Shareholders who choose to participate in the Pono Shareholders Meeting can vote their shares electronically during the meeting via live audio webcast by visiting https://www.cstproxy.com/ponocapitalthree/2023. You will need the control number that is printed on your proxy card to enter the Pono Shareholders Meeting. Pono recommends that you log in at least 15 minutes before the meeting to ensure you are logged in when the Pono Shareholders Meeting starts.

If your shares are held in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. “Street name” shareholders who wish to vote at the Pono Shareholders Meeting will need to obtain a proxy form from their broker, bank or other nominee.

Beneficial shareholders who wish to attend the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting Pono’s transfer agent, a beneficial holder will receive an e-mail prior to the Pono Shareholders Meeting with a link and instructions for entering the virtual meeting. Beneficial shareholders should contact Pono’s transfer agent at least five business days prior to the meeting date.

Shareholders will also have the option to listen to the Pono Shareholders Meeting by telephone by calling:

•        Within the U.S. and Canada: +1 800-450-7155 (toll-free)

•        Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

The passcode for telephone access: 7068784#. You will not be able to vote or submit questions unless you register for and log in to the Pono Shareholders Meeting webcast as described herein.

Q:     What will happen if I abstain from voting or fail to vote at the Pono Shareholders Meeting?

A:     At the Pono Shareholders Meeting, Pono will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal or marked “WITHHOLD” with respect to the Director Election Proposal as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as a vote “AGAINST” the SPAC Continuance. Abstentions will have no effect on the Business Combination Proposal, the Advisory Charter Amendment Proposals, the Incentive Plan Proposal, the Nasdaq Proposal or the Adjournment Proposal. “WITHHOLD” votes will have no effect on the Director Election Proposal.

A “broker non-vote” occurs when shares held by a broker for the account of a beneficial owner are not voted for or against a particular proposal because the broker has not received voting instructions from that beneficial owner and the broker does not have discretionary authority to vote those shares in the absence of such instructions. If you do not provide instructions to your broker, your broker will not have discretionary authority to vote on any of the Proposals at the Pono Shareholders Meeting, because Pono does not expect any of the Proposals to be considered a routine matter. Broker non-votes will not be counted as present for the purposes of establishing a quorum.

Broker non-votes will have the same effect as a vote “AGAINST” the SPAC Continuance. Broker non-votes will have no effect on the Business Combination Proposal, the Advisory Charter Amendment Proposals, the Incentive Plan Proposal, the Nasdaq Proposal or the Adjournment Proposal.

Q:     What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:     Signed and dated proxies received by Pono without an indication of how the shareholder intends to vote on a proposal will be voted “FOR” each proposal presented to the shareholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Pono Shareholders Meeting.

Q:     If I am not going to attend the Pono Shareholders Meeting in person, should I return my proxy card instead?

A:     Yes. Whether you plan to attend the Pono Shareholders Meeting or not, please read this entire proxy statement/prospectus, including the annexes, carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:     No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Pono believes the Proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:     May I change my vote after I have mailed my signed proxy card?

A:     Yes. You may change your vote by sending a later-dated, signed proxy card to Pono’s Chief Executive Officer at the address listed below so that it is received by Pono’s Chief Executive Officer prior to the Pono Shareholders Meeting or attend the Pono Shareholders Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Pono’s Chief Executive Officer, which must be received by Pono’s Chief Executive Officer prior to the Pono Shareholders Meeting.

Q:     What should I do if I receive more than one set of voting materials?

A:     You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:     Who will solicit and pay the cost of soliciting proxies?

A:     Pono will pay the cost of soliciting proxies for the Pono Shareholders Meeting. Pono has engaged Advantage Proxy, Inc. (“Advantage Proxy”) to assist in the solicitation of proxies for the Pono Shareholders Meeting. Pono has agreed to pay Advantage Proxy its customary fee, plus disbursements. Pono will reimburse Advantage Proxy for reasonable out-of-pocket expenses and will indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages and expenses. Pono will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Pono ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of Pono’s ordinary shares and in obtaining voting instructions from those owners. Pono’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:     Who can help answer my questions?

A:     If you have questions about the proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact:

Davin Kazama

Chief Executive Officer

643 Ilalo St., #102

Honolulu, Hawaii 96813

(808) 892-6611

You may also contact our proxy solicitor at:

Advantage Proxy, Inc.

P.O. Box 10904
Yakima, WA 98909
(877) 870-8565

Email: ksmith@advantageproxy.com

To obtain timely delivery, Pono shareholders must request the materials no later than            , 2023.

You may also obtain additional information about Pono from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

If you intend to seek redemption of your Public Shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to Pono’s transfer agent prior to the Pono Shareholders Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary, together with the section titled “Questions and Answers — Questions and Answers about the Pono Proposals,” summarizes certain information contained in this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Business Combination and the Proposals to be considered at the Pono Shareholders Meeting, you should read this entire proxy statement/prospectus carefully, including the annexes. See also the section titled “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, references in this Summary of the proxy statement/prospectus to the “Combined Entity” or “New Pono” refer to Pono and its consolidated subsidiaries after giving effect to the Business Combination, including Horizon. References to the “Company” or “Pono” refer to Pono Capital Three, Inc. and references to “Horizon” refer to Robinson Aircraft Ltd. d/b/a Horizon Aircraft.

Unless otherwise specified, all share calculations assume no exercise of redemption rights by the Company’s public shareholders and do not include any New Pono Class A ordinary shares issuable upon the exercise of the Warrants.

The Parties to the Business Combination

Pono Capital Three, Inc.

Pono is a special purpose acquisition company formed for the purpose of effecting a merger, capital shares exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Pono was incorporated under the laws of the State of Delaware on March 11, 2022, and was redomiciled in the Cayman Islands on October 14, 2022.

On February 14, 2023, Pono consummated its initial public offering of 10,000,000 Units, with each unit consisting of one Class A ordinary share and one redeemable Warrant, with each Warrant entitling the holder thereof to purchase one Class A ordinary share for $11.50 per share. On February 14, 2023, in connection with the underwriters’ election to fully exercise their over-allotment option, Pono sold an additional 1,500,000 units. The units sold in the initial public offering and the full exercise of over-allotment option sold at an offering price of $10.00 per unit, generating total gross proceeds of $115,000,000. The securities in the offering were registered under the Securities Act on a registration statement on Form S-1 (No. 333-268283) that became effective on February 9, 2023. Simultaneously with the consummation of the initial public offering, Pono consummated the private placement of an aggregate of 511,375 Placement Units to the Sponsor at a price of $10.00 per Placement Unit, generating proceeds of $5,113,750. Simultaneously with the closing of the underwriters’ full exercise of the over-allotment option, Pono consummated the private placement of an additional 54,000 Placement Units at a price of $10.00 per Placement Unit, generating additional proceeds of $540,000. Of the gross proceeds received from the initial public offering including the over-allotment option, and the Placement Units, $117,875,000 was placed in the Trust Account. Pono Class A ordinary shares, Units and Warrants are currently listed on Nasdaq under the symbols “PTHR”, “PTHRU” and “PTHRW,” respectively. The mailing address of Pono’s principal executive offices is 643 Ilalo St., #102, Honolulu, Hawaii 96813, and its telephone number at such address is (808) 892-6611.

Merger Sub

Merger Sub is a wholly-owned subsidiary of Pono, formed in British Columbia on August 14, 2023 solely for the purpose of consummating a business combination transaction. Merger Sub owns no material assets and does not operate any business.

The mailing address of Merger Sub’s principal executive offices is 643 Ilalo St., #102, Honolulu, Hawaii 96813, and its telephone number at such address is (808) 892-6611.

In the Business Combination, Merger Sub will amalgamate with Horizon with Horizon Amalco resulting from the amalgamation. As a result, Horizon Amalco will be a wholly-owned subsidiary of New Pono.

Horizon

Horizon is an advanced aerospace Original Equipment Manufacturer (“OEM”) that is designing and aiming to build a next generation hybrid electric Vertical Takeoff and Landing (“eVTOL”) aircraft for the Regional Air Mobility (“RAM”) market. Our unique aircraft will offer a more efficient way to move people and goods at a regional scale (i.e., from 50 to 500 miles), help to connect remote communities, and will advance our ability to deal with an increasing number of climate related natural disasters such as wildfires, floods, or droughts.

Horizon aims to deliver a hybrid electric 7-seat aircraft, called the Cavorite X7, that can take off and land vertically like a helicopter. However, unlike a traditional helicopter, for the majority of its flight it will return to a configuration much like a traditional aircraft. This would allow the Cavorite X7 to fly faster, farther, and operate more efficiently than a traditional helicopter. Expected to travel at speeds up to 250 miles per hour at a range over 500 miles, Horizon believes that this aircraft will be a disruptive force to RAM travel.

The mailing address of Horizon’s principal executive office is 3187 Highway 35, Lindsay, Ontario, K9V 4R1,and its telephone number at such address is (613) 866-1935.

The Proposals

THE SPAC CONTINUANCE PROPOSAL (PROPOSAL 1)

Pono shareholders are being asked to consider and vote upon a proposal (the “SPAC Continuance Proposal”) to approve the continuance of Pono as a company existing under the laws of the Province of British Columbia, Canada (the “SPAC Continuance”) and the adoption of the new articles of Pono effective upon the SPAC Continuance, in substantially the form attached to this proxy statement/prospectus as Annex B (the “post-continuance Pono Articles”).

THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 2)

Pono and Horizon have agreed to the Business Combination under the terms of the Business Combination Agreement, dated as of August 15, 2023. This agreement, as may be amended or supplemented from time to time, is referred to in this proxy statement/prospectus as the “Business Combination Agreement.” Pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), Merger Sub will amalgamate with Horizon, with Horizon Amalco resulting as a wholly-owned subsidiary of Pono (the “Amalgamation”). See the section titled “The Business Combination Proposal.”

Exchange Consideration

Subject to the terms and conditions set forth in the Business Combination Agreement:

(a)     Pono’s name will be changed to “New Horizon Aircraft Ltd.”;

(b)    at the effective time of the Amalgamation (the “Effective Time”), Merger Sub and Horizon will amalgamate, and continue as one company under the laws of British Columbia (“Horizon Amalco”), which will be a wholly-owned subsidiary of New Pono; and

(c)     the holders of Horizon Common Shares collectively will be entitled to receive the aggregate, a number of New Pono Class A ordinary shares equal to (the “Exchange Consideration”) the quotient derived from dividing (a) the difference of (i) Ninety-Six Million Dollars ($96,000,000), and (ii) the Closing Net Indebtedness, by (b) the Redemption Price (as defined below), with each Horizon shareholder receiving, for each Horizon share held, a number of Pono Class A ordinary shares equal to such shareholder’s pro rata portion of the Exchange Consideration. Each outstanding option to purchase Horizon Common Shares shall be exchanged for New Pono Options at Closing.

The Exchange Consideration otherwise payable to Horizon shareholders is subject to the withholding of a number of Pono ordinary shares equal to (i) three percent (3.0%) of the Exchange Consideration to be placed in escrow for post-closing adjustments (if any) to the Exchange Consideration, and (ii) such number of additional number of Pono ordinary shares equal a maximum of the quotient derived from dividing (i) Eight Million Dollars ($8,000,000) by (ii) the redemption price per share (the “Redemption Price”) as defined in Pono’s Amended and Restated Memorandum and Articles of Association (the “Incentive Shares”), provided such Incentive Shares are allotted and issued on or prior to the Closing Date to such third parties as Horizon and Pono may agree (A) in connection with post-closing financing structures in the form of a PIPE, convertible debt, forward purchase agreement, backstop, or equity line of credit; or (B) to one or more existing holders of Pono ordinary shares as an inducement for them not to proceed with a redemption, subject to certain restrictions.

The Exchange Consideration is subject to adjustment after the Closing based on confirmed amounts of the Closing Net Indebtedness as of the Closing Date. If the adjustment is a negative adjustment in favor of Pono, the escrow agent shall distribute to Pono a number of Pono Class A ordinary shares with a value equal to the absolute value of the adjustment amount. If the adjustment is a positive adjustment in favor of Horizon, Pono will issue to the Horizon shareholders an additional number Pono Class A ordinary shares with a value equal to the adjustment amount.

Conditions to Consummation of the Amalgamation

The consummation of the Amalgamation and the other transactions contemplated by the Business Combination Agreement is subject to customary Closing conditions unless waived, including:

•        the approval by the shareholders of each of Horizon and Pono;

•        approvals of any required governmental authorities and the expiration or termination of any anti-trust waiting periods;

•        receipt of specified third-party consents;

•        no law or order preventing the transactions;

•        after giving effect to the redemption, Pono shall have at least $5,000,001 of net tangible assets as required by its charter;

•        the members of the post-Closing Pono board shall have been elected or appointed as of the Closing;

•        the Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement;

•        the shares of Pono common stock issued as Exchange Consideration shall have been approved for listing on Nasdaq, subject to official notice of issuance; and

•        the SPAC Continuance shall have been consummated.

In addition, unless waived by Horizon, the obligation of Horizon to consummate the Amalgamation is subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of Pono being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (b) Pono having performed in all material respects the respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (c) absence of any Material Adverse Effect with respect to Pono since the date of the Business Combination Agreement which is continuing and uncured; (d) minimum cash available after payment of SPAC expenses and redemptions of $5,000,000; and (e) the Escrow Agreement and the Registration Rights Agreement being executed and delivered. “Initial Investments” are the gross proceeds from any subscriptions from Horizon’s current investors or their affiliates to purchase Company Shares prior to Closing.

Unless waived by Pono, the obligations of Pono and Merger Sub to consummate the Amalgamation are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of Horizon being true and correct as of the date of the

Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (b) Horizon having performed in all material respects the respective obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (c) absence of any Material Adverse Effect with respect to Horizon as a whole since the date of the Business Combination Agreement which is continuing and uncured; and (d) each Lock-Up Agreement, the Non-Competition Agreement, the Escrow Agreement, the Registration Rights Agreement, and employment agreements with specified employees being executed and delivered.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

•        by mutual agreement;

•        for the other party’s uncured breach;

•        if there is a government order preventing the Closing;

•        by either party if the Closing does not occur by February 14, 2024, subject to extension by Pono in connection with an Extension of the time period for it to close a business combination transaction;

•        by Pono if there has been an event after the signing of the Business Combination Agreement that has had a Material Adverse Effect on Horizon that is continuing and uncured;

•        by Horizon if there has been an event after the signing of the Business Combination Agreement that has had a Material Adverse Effect on Pono that is continuing and uncured;

•        by Pono or Horizon if the Pono shareholders vote and do not approve the transactions contemplated by the Business Combination Agreement; and

•        by Pono if a fairness opinion or third-party valuation is required by SEC rules or regulations, and Pono is unable to obtain such opinion or valuation supporting the terms contemplated hereunder after commercially reasonable best efforts to obtain such opinion or valuation.

Executive Officers and Directors of the Combined Entity

Pursuant to the BCA, Pono and Horizon agreed to take all necessary action, including causing the directors of the Pono to resign, so that effective as of the Closing, New Pono’s board of directors (the “Post-Closing Board”) will consist of five (5) individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements. At Closing, Pono shall take all necessary action to designate and appoint to the Post-Closing Board five (5) persons as follows: three (3) persons designated prior to the Closing by Horizon, at least two (2) of whom shall be independent under Nasdaq regulations; one (1) person designated prior to the Closing by Pono, who may or may not be independent under Nasdaq regulations; and one (1) person designated prior to the Closing by mutual agreement of Horizon and Pono, who shall be independent under Nasdaq regulations. At or prior to the Closing, Pono will provide each director of Pono with a customary director indemnification agreement, in form and substance reasonably acceptable to such director of Pono. Each director will hold office until the next annual meeting of shareholders at which such director is up for election and where his or her successor is elected and qualified.

The following persons are expected to be elected or appointed by the Pono board to serve as executive officers and directors of the Combined Entity following the Business Combination. For biographical information concerning the executive officers and directors following the Business Combination, see “Management after the Business Combination — Management and Board of Directors.”

Name	Age	Position(s)
Executive Officers:
Brandon Robinson	44	Chief Executive Officer
Jason O’Neill	45	Chief Operating Officer
Brian Merker	46	Chief Financial Officer
Stewart Lee	50	Head of People & Strategy
Brian Robinson	74	Chief Engineer
Directors
Brandon Robinson(1)	44	Class III Director
Jason O’Neill(2)	45	Class II Director
Trisha Nomura(1)	44	Class I Director
John Maris(1)	65	Class II Director
John Pinsent(3)	63	Class I Director

____________

(1)      Horizon designee.

(2)      Pono designee.

(3)      Horizon and Pono mutually agreed upon designee.

Interests of Horizon’s and Pono’s Directors and Officers in the Business Combination

When you consider the recommendation of Pono Board in favor of approval of the Business Combination Proposal and the other proposals, you should keep in mind that the directors and executive officers of Pono and of Horizon have interests in the Business Combination and other proposals that may be different from, or in addition to, those of Pono shareholders generally. These interests include, among other things, the fact that certain of Horizon’s directors and officers will become directors and officers of the Combined Entity, certain of Pono’s directors and officers will become directors of the Combined Entity, upon the consummation of the Business Combination.

Please see the sections entitled “Risk Factors” and “The Business Combination Proposal — Interests of Horizon’s Directors and Officers in the Business Combination” and “The Business Combination Proposal — Interests of Pono’s Directors and Officers in the Business Combination” of this proxy statement/prospectus for a further discussion of this and other risks.

Accounting Treatment

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Pono will be treated as the acquired company and Horizon will be treated as the acquirer for financial statement reporting purposes. See section entitled “The Business Combination Proposal — Anticipated Accounting Treatment.”

No Cayman Island Appraisal Rights for Pono Shareholders

Appraisal rights are not available to Pono shareholders or Warrant holders in connection with the Business Combination.

Impact of the Business Combination on Pono’s Public Float

It is anticipated that, upon the completion of the Business Combination, Pono’s public shareholder will retain an ownership interest of approximately 43.3% of the outstanding capital shares of the Combined Entity, the Sponsor will retain an ownership interest of approximately 20.7% of the outstanding capital shares of the Combined Entity, the Horizon securityholders will own approximately 35.5% of the outstanding capital shares of the Combined Entity and the Representative will retain an ownership interest of approximately 0.4% of the outstanding capital shares of the Combined Entity. The foregoing ownership percentages with respect to the Combined Entity following the Business Combination exclude any outstanding Warrants and assume that (i) there are no redemptions of any shares by Pono’s public shareholders in connection with the Business Combination and (ii) no awards are issued under the Equity Incentive Plan. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Pono’s existing shareholders in the Combined Entity will be different.

Upon consummation of the Business Combination, and subject to approval of the Incentive Plan Proposal, Horizon’s executive officers are expected to receive grants of stock options under the 2023 Equity Incentive Plan from time to time as determined by the Compensation Committee.

The following table illustrates varying ownership levels in the Combined Entity, assuming the factors mentioned above, and excluding the exercise of above-mentioned Warrants, in the event of (i) no redemptions, (ii) redemptions of 50% of the public shares, or 5,750,000 shares, or (iii) maximum redemptions of 10,230,255 public shares. In addition, in the redemption scenarios listed below, the residual equity value owned by non-redeeming shareholders, taking into account the respective redemption amounts, is shown below:

	Assuming No Redemption (0% Public Shares Redeemed, or $121,479,815 remaining in trust)		Assuming 50% Redemption (50% Public Shares Redeemed, or $60,739,908 remaining in trust)		Assuming Max Redemption (100% Public Shares Redeemed (excluding nonredeemable shares included in the Forward Share Purchase Agreement), or $13,412,906 remaining in trust)
Shareholder	% Ownership	Shares	% Ownership	Shares	% Ownership	Shares
Pono Public Shareholders	43.3%	11,500,000	27.7%	5,750,000	—%	—
Pono Sponsor	20.7%	5,500,997	26.5%	5,500,997	33.0%	5,500,997
Horizon shareholders(1)(2)	35.5%	9,428,283	45.4%	9,428,283	56.5%	9,428,283
Representative Shares	0.4%	103,500	0.5%	103,500	0.6%	103,500
Meteora Capital(3)	—%	—	—%	—	9.9%	1,659,822
Total	100%	26,532,780	100%	20,782,780	100%	16,692,602
Total stockholders equity (in thousands)		CAD 164,985		CAD 62,878		CAD 19,702
Pro Forma Book Value Per Share		CAD 6.22		CAD 3.03		CAD 1.18

____________

(1)      Includes approximately 800,000 Incentive Shares. See “The Business Combination Proposal (Proposal 2) — The BCA”

(2)      Assumes no additional private placement or PIPE offering.

(3)      Maximum redemption scenario includes 1,269,745 Recycled Shares as defined in the Forward Purchase Agreement and 390,077 shares issued under the FPA Funding Amount Subscription Agreement, as defined later in the document, totaling 1,659,822 shares or 9.9% of shares outstanding, the maximum amount allowable under the Forward Purchase Agreement.

The following table illustrates varying ownership levels in the Combined Entity, assuming the factors mentioned above, and including all possible sources of dilution, assuming no private placement or PIPE, in the event of (i) no redemptions, (ii) redemptions of 50% of the public shares, or 5,750,000 shares, or (iii) maximum redemptions of 10,230,255 public shares.

	Assuming No Redemption (0% Public Shares Redeemed, or $121,479,815 remaining in trust)		Assuming 50% Redemption (50% Public Shares Redeemed, or $60,739,908 remaining in trust)		Assuming Max Redemption (100% Public Shares Redeemed (excluding nonredeemable shares included in the Forward Share Purchase Agreement), or $13,412,906 remaining in trust)
Shareholder	% Ownership	Shares	% Ownership	Shares	% Ownership	Shares
Pono Public Shareholders	27.9%	11,500,000	16.4%	5,750,000	—%	—
Pono Sponsor	13.3%	5,500,997	15.7%	5,500,997	18.2%	5,500,997
Horizon shareholders(1)(2)	22.9%	9,428,283	27.0%	9,428,283	31.0%	9,428,283
Representative Shares	0.3%	103,500	0.3%	103,500	0.3%	103,500
Meteora Capital(3)	—%	—	—%	—	5.4%	1,659,822
Other sources of dilution
Shares underlying Public Warrants	27.9%	11,500,000	33.0%	11,500,000	37.8%	11,500,000
Shares underlying Private Warrants	1.4%	565,375	1.6%	565,375	1.9%	565,375
Shares reserved for Equity Incentive Plan	6.4%	2,615,765	5.9%	2,040,765	5.4%	1,627,017
Total	100%	41,213,920	100%	34,888,920	100%	30,384,994

____________

(1)      Includes approximately 800,000 Incentive Shares. See “The Business Combination Proposal (Proposal 2) — The BCA”

(2)      Assumes no additional private placement or PIPE offering.

(3)      Maximum redemption scenario includes 1,269,745 Recycled Shares as defined in the Forward Purchase Agreement and 390,077 shares issued under the FPA Funding Amount Subscription Agreement, as defined later in the document, totaling 1,659,822 shares or 9.9% of shares outstanding, the maximum amount allowable under the Forward Purchase Agreement.

Please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

THE ADVISORY CHARTER AMENDMENT PROPOSALS (ADVISORY PROPOSALS 3A THROUGH 3G)

Pono shareholders will be asked to vote upon, on a non-binding advisory basis, proposals to approve certain governance provisions contained in post-continuance Pono Articles. These proposals are being presented in accordance with SEC guidance and will be voted upon on an advisory basis, and are not binding on New Pono, Pono or Pono’s Board (separate and apart from the approval of the SPAC Continuance Proposal and the Business Combination Proposal). By presenting these proposals separately, we intend to provide shareholders a means to communicate their separate views on important governance provisions to the Board. In the judgment of the Board, these provisions are necessary to adequately address the needs of the combined company. Furthermore, the Amalgamation is not conditioned upon the separate approval of the Advisory Charter Proposals (separate and apart from approval of the SPAC Continuance Proposal and the Business Combination Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Charter Proposals, Pono intends that the post-continuance Pono Articles will take effect upon consummation of the SPAC Continuance (assuming approval of the SPAC Continuance Proposal and the Business Combination Proposal).

The Advisory Charter Amendment Proposals are as follows:

(a)     Name Change — To provide that the name of New Pono shall be changed to “New Horizon Aircraft Ltd.” (Advisory Proposal 3A);

(b)    Amendment of Blank Check Provisions — To remove and change certain provisions in the Pono Charter related to Pono’s status as a special purpose acquisition company (Advisory Proposal 3B);

(c)     Removal of Preferred Shares — To remove New Pono’s ability to issue preferred shares (Advisory Proposal 3C);

(d)    Change in Authorized Shares — To authorize an unlimited number of Class A ordinary shares without par value and Class B ordinary shares without par value (Advisory Proposal 3D);

(e)     Change in Quorum — To provide that the quorum required for shareholder meetings is a minimum of 5% of shares entitled to vote thereon (Advisory Proposal 3E);

(f)     Removal of Directors — To provide that shareholders may remove a director by resolution of not less than ¾ of the votes entitled to vote thereon (Advisory Proposal 3F); and

(g)    Shareholder Nominations — To provide that shareholder nominations for the board of directors must be given not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders (Advisory Proposal 3G).

THE INCENTIVE PLAN PROPOSAL (PROPOSAL 4)

The proposed 2023 Equity Incentive Plan will reserve a number of New Pono Class A ordinary shares equal to ten percent (10%) of the fully diluted, and as converted, amount of New Pono Class A ordinary shares to be outstanding following consummation of the Business Combination, or            shares, for issuance as awards in accordance with the terms of the 2023 Equity Incentive Plan. The purpose of the 2023 Equity Incentive Plan is to assist in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of New Pono and its affiliates and promoting the creation of long-term value for shareholders of New Pono by closely aligning the interests of such individuals with those of other shareholders. The 2023 Equity Incentive Plan authorizes the award of share-based incentives to encourage eligible employees, officers, directors, and consultants, as described below, to expend maximum effort in the creation of shareholder value.

A summary of the 2023 Equity Incentive Plan is set forth in the “The Incentive Plan Proposal” section of this proxy statement/prospectus and a complete copy of the 2023 Equity Incentive Plan is attached hereto as Annex C. You are encouraged to read the 2023 Equity Incentive Plan in its entirety.

THE NASDAQ PROPOSAL (PROPOSAL 5)

To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of newly issued Pono ordinary shares in the Business Combination, which amounts will be determined as described in more detail in the accompanying proxy statement/prospectus.

THE ADJOURNMENT PROPOSAL (PROPOSAL 6)

Pono is proposing that its shareholders approve and adopt a proposal to adjourn the Pono Shareholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Pono Shareholders Meeting, there are not sufficient votes to approve the other Proposals.

Date, Time and Place of Pono Shareholders Meeting

The Pono Shareholders Meeting will be held virtually at 10:00 a.m., Pacific Time, on            , 2023, or at such other date and time to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals. Due to concerns about the coronavirus (COVID-19) and warnings from public officials regarding public gatherings, we will hold the Pono Shareholders Meeting solely by means of remote communication.

Proxy Solicitation

Proxies may be solicited by telephone, by facsimile, by mail, on the Internet or in person. We have engaged Advantage Proxy, Inc. to assist in the solicitation of proxies. If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Pono Shareholders Meeting. A shareholder may also change its vote by submitting a later-dated proxy, as described in the section titled “Pono Shareholders Meeting — Revoking Your Proxy.”

Quorum and Required Vote for Shareholder Proposals

A quorum of Pono shareholders is necessary to hold a valid meeting. A quorum will be present at the Pono Shareholders Meeting if a majority of the Pono ordinary shares issued and outstanding and entitled to vote at the Pono Shareholders Meeting is represented in person or by proxy at the Pono Shareholders Meeting. Abstentions and “WITHHOLD” votes will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.

The approval of the SPAC Continuance by special resolution requires the affirmative vote of 66 2/3 of the issued and outstanding Pono ordinary shares as of the Record Date. Accordingly, a Pono shareholder’s failure to vote by proxy or to vote in person at the Pono Shareholders Meeting or an abstention will have the same effect as a vote “AGAINST” the SPAC Continuance.

The approval of Business Combination Proposal, the Advisory Charter Amendment Proposals, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal by general resolution each require the affirmative vote of the holders of a majority of the Pono ordinary shares cast by the shareholders represented in person or by proxy and entitled to vote thereon at the Pono Shareholders Meeting. A Pono shareholder’s failure to vote by proxy or to vote in person at the Pono Shareholders Meeting or an abstention will have no effect on the outcome of the vote on Business Combination Proposal, the Advisory Charter Amendment Proposals, the Incentive Plan Proposal, the Nasdaq Proposal and Adjournment Proposal.

The Incentive Plan Proposal and the Nasdaq Proposal, are conditioned on the approval of the SPAC Continuance Proposal and the Business Combination Proposal (and the SPAC Continuance Proposal and the Business Combination Proposal is conditioned on the approval of the Incentive Plan Proposal and the Nasdaq Proposal), and unless the SPAC Continuance Proposal and the Business Combination Proposal are approved, the Advisory Charter Amendment Proposals, the Incentive Plan Proposal and the Nasdaq Proposal will not be presented to the shareholders of Pono at the Pono Shareholders Meeting. The Adjournment Proposal is not conditioned on any other Proposal and does not require the approval of any other Proposal to be effective. It is important for you to note that in the event the SPAC Continuance Proposal, the Business Combination Proposal, the Incentive Plan Proposal and the Nasdaq Proposal do not receive the requisite vote for approval, then Pono will not consummate the Business Combination. If Pono does not consummate the Business Combination and fails to complete an initial business combination by February 14, 2024 (or August 14, 2024 if Pono extends the period of time to consummate an initial business combination), it will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to its public shareholders, unless it seeks and obtains the approval of Pono shareholders to amend the Pono Charter to extend such date.

Recommendation to Pono Shareholders

The Pono Board believes that the Proposals to be presented at the Pono Shareholders Meeting are in the best interests of Pono and its shareholders and recommends that Pono shareholders vote “FOR” the Proposals.

When you consider the recommendation of the Pono Board in favor of approval of these Proposals, you should keep in mind that Pono directors and officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interests as a shareholder. Please see the sections entitled “Risk Factors” and “The Business Combination Proposal — Interests of Pono’s Directors and Officers in the Business Combination” of this proxy statement/prospectus for a further discussion of these interests and other risks.

The Sponsor has invested or loaned an aggregate of approximately $5.85 million, including approximately $5.68 million in investments in Founders Shares and Placement Units and $175,000 in working capital loans by the Sponsor, which the Sponsor stands to forfeit and lose if Pono is unable to complete a business combination prior to February 14, 2024 (or up to August 14, 2024 if Pono extends the period of time to consummate a business combination). Such Founders Shares and Placement Units had an aggregate market value of $58.4 million, based on the closing price of Pono’s shares of common stock and units on Nasdaq on November 15, 2023 of $10.61 and $10.62, respectively. Certain officers and directors of Pono have pecuniary interests in such investments through their ownership interest in the Sponsor. None of the Sponsor or current officers or directors of Pono will receive any interest in the Business Combination other than the interests they owned prior to the Business Combination or as described above. The interests of the Sponsor or current officers or directors of Pono may be different from or in addition to (and which may conflict with) your interest. These interests include:

•        unless Pono consummates an initial business combination, Pono’s officers and directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account;

•        the Sponsor and directors and officers of Pono paid an aggregate of $25,000 for their Founder Shares and such securities will have a significantly higher value at the time of the Business Combination. Such shares had an aggregate market value of approximately $52.4 million based upon the closing price of Pono’s ordinary shares of $10.61 per share on Nasdaq on November 15, 2023. As a result of the nominal price of $0.009 per Founder Share paid by the Sponsor and the directors and officers of Pono compared to the recent market price of the Class A ordinary shares, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the Founder Shares even if the holders of Class A ordinary shares experience a negative rate of return on their investments in the Class A ordinary shares;

•        as a condition to the Pono IPO, the Founder Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Founder Shares cannot be transferred until the earlier of (A) six months after the completion of Pono’s initial business combination; (B) subsequent to Pono’s initial business combination, when the reported last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Pono’s initial business combination, or the date on which the Company completes a liquidation, merger or similar transaction that results in all of Pono’s shareholders having the right to exchange their shares for cash, securities or other property;

•        an aggregate of 565,375 Placement Units were issued to the Sponsor simultaneously with the consummation of the IPO and the underwriters’ exercise of its over-allotment option. Such units had an aggregate market value of approximately $6.0 million based upon the closing price of Pono’s units of $10.62 per unit on Nasdaq on November 15, 2023;

•        the Sponsor and directors and officers of Pono have agreed not to redeem any Pono ordinary shares they hold in connection with a shareholder vote to approve a proposed initial business combination;

•        if Pono does not complete an initial business combination by February 14, 2024 (or up to August 14, 2024, as applicable), a portion of the proceeds from the sale of the Placement Units and Private Units will be included in the liquidating distribution to Pono’s public shareholders. In such event, the 4,935,622 Founder Shares and 565,375 Class A ordinary shares underlying the Placement Units, all of which are held by Pono’s Sponsor, directors and officers, would be worthless because they are not entitled to participate in any Redemption or distribution with respect to such shares. Such shares and units had an aggregate market value of $52.4 million as of November 15, 2023, based on the closing price per Class A ordinary share of Pono as of November 15, 2023 of $10.61 per share and the closing price of Pono’s units of $10.62 per unit on Nasdaq on November 15, 2023. Additionally, the Placement Warrants underlying the Placement Units will expire worthless if the Trust Account is liquidated, including in the event Pono is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify Pono to ensure that the proceeds in the Trust Account are not reduced below $10.15 per Public Share by the claims of prospective target businesses with which Pono has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Pono, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account, and shall not apply to any claims under the Company’s indemnity of the underwriter in the Pono IPO against certain liabilities;

•        The Sponsor (including its representatives and affiliates) and Pono’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to Pono. The Sponsor and Pono’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to Pono completing its initial business combination. Pono’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to Pono, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Pono’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Pono, subject to applicable fiduciary duties. The Pono Charter provides that Pono renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Pono and such opportunity is one Pono is legally and contractually permitted to undertake and would otherwise be reasonable for Pono to pursue, and to the extent the director or officer is permitted to refer that opportunity to Pono without violating another legal obligation; and

•        Trisha Nomura is expected to be appointed as director of the Combined Entity after the consummation of the Business Combination, and may in the future receive cash fees, stock options or stock awards that the Combined Entity determines to pay to its directors.

Emerging Growth Company

Pono is currently and, following the consummation of the Business Combination, the Combined Entity will be, an “emerging growth company,” as defined in the Securities Act, as modified by the Jumpstart Our Business Startups Act (“JOBS Act”). Pono has taken, and the Combined Entity may continue to take, advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in Pono’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, shareholders of Pono and the Combined Entity may not have access to certain information they may deem important.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Pono has not elected to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Pono (and, following the Business Combination, the Combined Entity), as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Pono’s and the Combined Entity’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Pono (and following the Business Combination, New Pono) will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of the closing of the Pono IPO, (ii) the last day of the fiscal year in which Pono (and following the Business Combination, the Combined Entity) has total annual gross revenue of at least $1.23 billion; (iii) the last day of the fiscal year in which Pono (and following the Business Combination, the Combined Entity) is deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of Pono’s (and following the Business Combination, the Combined Entity’s) common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which Pono (and following the Business Combination, the Combined Entity) has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Summary of Risk Factors

This discussion includes forward-looking information regarding our business, results of operations and cash flows and contractual obligations and arrangements that involves risks, uncertainties and assumptions. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to, those discussed in the sections of this proxy statement/prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Pono and the Business Combination

•        Pono’s shareholders can exercise redemption rights with respect to a large number of Pono’s shares, which may impair Pono to complete the Business Combination or optimize its capital structure.

•        You may be unable to ascertain the merits or risks of Horizon’s operations.

•        There is no assurance that Pono’s diligence will reveal all material risks that may present with regard to Horizon.

•        The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” may not be representative of New Pono’s financial condition or results of operations if the Business Combination is consummated.

•        The Combined Entity’s ability to be successful following the Business Combination will depend upon the efforts of the Combined Entity’s board of directors and key personnel and the loss of such persons could negatively impact the operations and profitability of New Pono’s business.

•        Pono’s and Horizon’s shareholders may not realize a benefit from the Business Combination commensurate with the dilution they will experience in connection with the Business Combination.

•        During the pendency of the Business Combination, Pono and Horizon may not be able to enter into a business combination with another party because of restrictions in the BCA, which could adversely affect their respective businesses.

•        Pono is not required to obtain and has not obtained an opinion from an investment banking firm or another independent entity, and consequently, you may have no assurance from an independent source that the price Pono is paying for the business is fair to its shareholders from a financial point of view.

Risks Related to Horizon

•        Horizon has incurred losses and expect to incur significant expenses and continuing losses for the foreseeable future, and it may not achieve or maintain profitability.

•        The eVTOL market may not continue to develop, eVTOL aircraft may not be adopted by the transportation market, eVTOL aircraft may not be certified by transportation and aviation authorities or eVTOL aircraft may not deliver the expected reduction in operating costs or time savings.

•        Horizon has a limited operating history and face significant challenges to develop, certify, and manufacture its aircraft. Horizon’s Cavorite X7 eVTOL aircraft remains in development, and Horizon does not expect to deliver any aircraft until 2027, at the earliest, if at all.

•        Horizon’s business depends substantially on the continuing efforts of its key employees and qualified personnel; its operations may be severely disrupted if it loses their services.

•        Horizon may not be able to prevent others from unauthorized use of its intellectual property, which could harm its business and competitive position.

•        Horizon is subject to substantial regulation and unfavorable changes to, or its failure to comply with, these regulations could substantially harm its business and operating results.

•        Horizon will need to improve its operational and financial systems to support its expected growth, increasingly complex business arrangements, and rules governing revenue and expense recognition and any inability to do so will adversely affect its billing and reporting.

Risks Related to Ownership of New Pono Class A ordinary shares

•        Nasdaq may delist New Pono’s securities from its exchange.

•        The market price of New Pono’s Class A ordinary shares may decline as a result of the Business Combination.

•        There are no current plans to pay cash dividends on the New Pono Class A ordinary shares for the foreseeable future.

•        New Pono shareholders may experience dilution in the future.

•        Future sales, or perceived future sales, by New Pono or its shareholders in the public market following the Business Combination could cause the market price for New Pono Class A ordinary shares to decline.

•        If Pono public shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their public shares for a pro rata portion of the funds held in the Trust Account.

Risks Related to Redemption

•        The ability to execute Pono and Horizon’s strategic plan could be negatively impacted to the extent a significant number of shareholders choose to redeem their shares in connection with the Business Combination.

•        There is no guarantee that a Pono public shareholder’s decision whether to redeem its Pono ordinary shares for a pro rata portion of the Trust Account will put such shareholder in a better future economic position.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF PONO

Pono is providing the following summary historical financial information to assist you in your analysis of the financial aspects of the Business Combination.

The summary historical financial information of Pono for the period from March 11, 2022 (Inception) through December 31, 2022 was derived from the audited financial statements of Pono included elsewhere in this prospectus proxy statement. The summary historical financial information of Pono as of and for the nine months ended September 30, 2023 was derived from the unaudited financial statements of Pono included elsewhere in this prospectus/proxy statement.

This information is only a summary and should be read in conjunction with Pono’s consolidated financial statements and related notes and the sections entitled “Pono’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of Pono.

September 30, 2023
(Unaudited)
Balance Sheet Data
Cash	$68,282
Prepaid expenses	$154,362
Marketable Securities held in Trust Account	$121,479,815
Total Assets	$121,702,459
Total Liabilities	$13,590,776
Total Shareholders’ Deficit	$121,702,459
	Nine months ended September 30, 2023	For the Period From March 11, 2022 (inception) through September 30, 2022
Statement of Operations Data:
Loss from operations
Formation costs and operating costs	$1,038,554	$2,847
Interest income on investments held in Trust Account	$3,604,815	$—
Net income (loss)	$1,729,250	$(2,847)
Basic and diluted weighted average shares outstanding, Class A ordinary shares	10,163,016	—
Basic and diluted net income per share, Class A ordinary shares	$0.12	$—
Basic and diluted weighted average shares outstanding, Class B ordinary shares	4,935,622	1,432,234
Basic and diluted net income per share, Class B ordinary shares	$0.12	$—
Statement of Cash Flows:
Net cash used in operating activities	$(767,778)	$(5,729)
Net cash used in investing activities	$(117,875,000)	$—
Net cash provided by financing activities	$118,622,783	$212,649

SELECTED HISTORICAL FINANCIAL INFORMATION OF HORIZON

The following table presents our selected historical financial data for the periods indicated. The selected historical financial data for the years ended May 31, 2023 and 2022 and the balance sheet data as of May 31, 2023 and 2022 are derived from the audited financial statements included elsewhere in this proxy statement/prospectus.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should carefully read the following selected financial information in conjunction with the section titled “Horizon’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Horizon’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

	May 31, 2023	May 31, 2022
Balance Sheet Data (expressed in Canadian dollars):
Cash and Cash equivalents	$227,969	$4,322
Accounts receivable	$15,000	$—
Prepaid expenses	$2,509	$2,509
Total Assets	$1,411,575	$1,164,021
Total Liabilities	$1,825,067	$2,441,785
Total Stockholders’ Equity (Deficit)	$(413,492)	$(1,277,764)
	Year ended May 31, 2023	Year ended May 31, 2022
Statement of Operations Data (expressed in Canadian dollars):
Operating Expenses
Salaries, wages and benefits	$409,013	$589,130
Professional fees	$87,540	$196,697
Depreciation and Amortization	$26,946	$24,256
Research and development	$598,551	$666,019
General and administrative expenses	$209,406	$304,676
Stock-based compensation	$54,632	$—
Total Operating Expenses	$1,386,088	$1,780,778

Operating Loss	$(1,386,088)	$(1,780,778)
Net Loss	$(1,169,692)	$(1,652,956)
Net Loss Per Share	$(0.16)	$(0.31)
Statement of Cash Flows (expressed in Canadian dollars):
Net cash used in operating activities	$(1,009,965)	$(1,623,228)
Net cash used in investing activities	$(77,207)	$(130,575)
Net cash provided by financing activities	$1,310,819	$1,598,821

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
FINANCIAL INFORMATION

Pono is providing the following unaudited pro forma condensed combined and consolidated financial information to aid you in your analysis of the financial aspects of the Business Combination and related transactions. The following unaudited pro forma condensed combined and consolidated financial information presents the combination of the financial information of Pono and Horizon adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement.

The historical financial information of Pono was derived from the unaudited financial statements of Pono as of September 30, 2023, nine months ended September 30, 2023, six months ended June 30, 2023 and for the period from March 11, 2022 (inception) through December 31, 2022 included elsewhere in this proxy statement/prospectus. The historical financial information of Horizon was derived from the unaudited consolidated financial statements of Horizon as of August 31, 2023, for the three months ended August 31, 2023 and the audited consolidated financial statements for the year ended May 31, 2023, included elsewhere in this proxy statement/prospectus. This information should be read together with Pono’s and Horizon’s financial statements and related notes, the sections titled “Pono Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Horizon Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Pono is treated as the “acquired” company for financial reporting purposes. Horizon has been determined to be the accounting acquirer because existing Horizon shareholders, as a group, will retain the largest portion of the voting rights in the combined entity when contemplating the various redemption scenarios, the executive officers of Horizon are the initial executive officers of the combined company, and the operations of Horizon will be the continued operations of the combined company.

Horizon and Pono have different fiscal year ends. Horizon is May 31, and Pono is December 31. The historical financial information of Pono was derived from the unaudited financial statements of Pono as of September 30, 2023, for the three months ended September 30, 2023 and for the six months ended June 30, 2023, the audited financial statements of Pono as of December 31, 2022 and for the year ended December 31, 2022, and the unaudited financial statements of Pono as of September 30, 2022 and for the period from March 11, 2022 (inception) through September 30, 2022, which are included elsewhere in this proxy statement/consent solicitation statement/prospectus.

The unaudited pro forma condensed combined and consolidated balance sheet as of August 31, 2023 (Horizon) and September 30, 2023 (Pono) assumes that the Business Combination and related transactions occurred on August 31, 2023. The unaudited pro forma condensed combined and consolidated statements of operations for the three months ended September 30, 2023, for the three months ended August 31, 2023, for the year ended June 30, 2023 and for the year ended May 31, 2023 gives pro forma effect to the Business Combination and related transactions as if they had occurred on June 1, 2022. Pono and Horizon have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma condensed combined and consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined and consolidated financial information.

The transaction accounting adjustments for the Business Combination consist of those necessary to account for the Business Combination and related transactions. The unaudited pro forma condensed combined consolidated financial statements have been adjusted to give effect to the following adjustments:

•        the effect of the Business Combination as described in the Merger Agreement; and

•        the Convertible Promissory Notes (as defined below) that Horizon issued in the amount of $CAD6,700,000 on October 24, 2023, and related interest expense, which are expected to be converted into shares of Horizon and Amalco immediately prior to and concurrently with the closing of the Business Combination.

Description of the Business Combination

On August 15, 2023, Pono, and Horizon, entered into the Business Combination Agreement pursuant to which, among other things and subject to the terms and conditions contained in the Business Combination Agreement and the Plan of Arrangement, (i) Pono will continue from the Cayman Islands to the Province of British Columbia under the BCBCA, (ii) Horizon will amalgamate with Merger Sub, with as the amalgamated entity, Horizon Amalco, becoming a wholly-owned subsidiary of Pono.

In accordance with the terms and subject to the conditions of the Business Combination Agreement, the holders of Horizon Common Shares collectively will be entitled to receive in the aggregate, a number of New Pono Class A ordinary shares equal to the quotient derived from dividing (a) the difference of (i) $96 million, and (ii) the Closing Net Indebtedness, by (b) the Redemption Price (as defined below), with each Horizon shareholder receiving, for each Horizon share held, a number of Pono Class A ordinary shares equal to such shareholder’s pro rata portion of the Exchange Consideration. Each outstanding option to purchase Horizon common shares shall be exchanged for New Pono Options at Closing.

The Exchange Consideration otherwise payable to Horizon shareholders is subject to the withholding of a number of Pono ordinary shares equal to (i) three percent (3.0%) of the Exchange Consideration to be placed in escrow for post-closing adjustments (if any) to the Exchange Consideration, and (ii) such number of additional number of Pono ordinary shares equal a maximum of the quotient derived from dividing (i) Eight Million Dollars ($8,000,000) by (ii) the redemption price per share (the “Redemption Price”) as defined in Pono’s Amended and Restated Memorandum and Articles of Association (the “Incentive Shares”), provided such Incentive Shares are allotted and issued on or prior to the Closing Date to such third parties as Horizon and Pono may agree (A) in connection with post-closing financing structures in the form of a PIPE, convertible debt, forward purchase agreement, backstop, or equity line of credit; or (B) to one or more existing holders of Pono ordinary shares as an inducement for them not to proceed with a redemption, subject to certain restrictions. The Exchange Consideration is subject to adjustment after the Closing based on confirmed amounts of the Closing Net Indebtedness as of the Closing Date. If the adjustment is a negative adjustment in favor of Pono, the escrow agent shall distribute to Pono a number of Pono Class A ordinary shares with a value equal to the absolute value of the adjustment amount. If the adjustment is a positive adjustment in favor of Horizon, Pono will issue to the Horizon shareholders an additional number Pono Class A ordinary shares with a value equal to the adjustment amount.

Forward Purchase Agreement

Pursuant to the terms of the Forward Purchase Agreement, Meteora may, but is not obligated, to purchase up to a maximum of 9.9% of total outstanding shares from Public Shareholders who have elected to redeem such shares in connection with the Business Combination. Meteora will waive any redemption rights in connection with the Business Combination with respect to the Recycled Shares. Purchases of Recycled Shares by Meteora will be made after the redemption deadline in connection with the Business Combination at a price no higher than the redemption price to be paid by Pono in connection with the Business Combination.

The Forward Purchase Agreement provides that, not later than the Prepayment Date, Pono will pay Meteora, out of funds held in the Trust Account, a Prepayment Amount equal to the product of the number of Recycled Shares and the Initial Price, less the 10% Prepayment Shortfall. Meteora has agreed to waive any redemption rights in connection with the Business Combination with respect to the Recycled Shares. Such waiver may reduce the number of Pono Class A Ordinary Shares redeemed in connection with the Business Combination, which reduction could alter the perception of the potential strength of the Business Combination.

From time to time following the Closing and prior to the Maturity Date, being the earliest to occur of (a) the date that is three years following the Closing Date, (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Maturity Date shall not be earlier than the day such notice is effective) after the occurrence of any of (w) a VWAP Trigger Event, (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, upon any Additional Termination Event (each as defined in the Forward Purchase Agreement), and (c) the date specified by Meteora in a written notice to be delivered to Pono at Meteora’s discretion, Meteora may, in its sole discretion, sell some or all of the Recycled Shares. On the last trading day of each calendar month following the Business Combination, in the event that Meteora has sold any of the Number of Shares (as defined in the Forward Purchase Agreement) (other than sales to recover the Prepayment Shortfall), an amount will be paid to Pono equal to the product of the amount of the Number of Shares sold multiplied by the Reset Price and to Meteora equal to the excess of the Initial Price over the Reset Price for each sold share. The “Reset Price” will be subject to reset on a bi-weekly basis commencing the first week following the thirtieth day after the closing of the Business Combination to be the lowest of (a) the then-current Reset Price, (b) the Initial Price and (c) the VWAP Price of the Shares of the prior two weeks; provided the Reset Price shall not be less than $6.00, except pursuant to reduction upon a Dilutive Offering Reset immediately upon the occurrence of such Dilutive Offering.

At the Maturity Date, a cash amount shall be transferred to Meteora, and Meteora shall transfer the applicable Number of Shares to Pono. In the event the Maturity Date is determined by clause (c) above, a cash amount equal to (1) the Number of Shares as of the Maturity Date, multiplied by (2) the closing price of the Shares on the Exchange Business Day immediately preceding the Maturity Date. In all other cases, a cash amount equal to the Number of Shares as of the Maturity Date less the number of Unregistered Shares, multiplied by the volume weighted daily VWAP Price over the Valuation Period (each as defined in the Forward Purchase Agreement).

FPA Funding Amount Subscription Agreements

Pono entered into the FPA Funding Amount Subscription Agreement with Meteora. Pursuant to the FPA Funding Subscription Agreement, Seller agreed to subscribe for and purchase, and Pono agreed to issue and sell to Seller, on the Closing Date at a price of $10.00 per share, an aggregate of up to the Maximum Amount, less the Recycled Shares in connection with the Forward Purchase Agreements.

Horizon Convertible Promissory Notes

On October 24, 2023, in connection with the Business Combination, Horizon has raised $CAD6,700,000 in proceeds through the issuance of convertible notes (“Convertible Promissory Notes”) from third parties. The Convertible Promissory Notes have an interest rate of 10% per annum or the maximum rate permissible by law, whichever is less. The Convertible Promissory Notes shall convert into Equity Securities (as defined below) in the event Horizon (i) issues and sells Horizon’s preferred or common shares (the “Equity Securities’) to investors on or before the date of the repayment in full of the Convertible Promissory Notes in an equity financing resulting in gross proceeds to Horizon of at least $5,000,000, or (ii) lists Equity Securities (or the equity securities of any corporation that acquires, merges, or amalgamates with Horizon in connection with such listing) for trading pursuant to a prospectus filed under applicable Canadian securities laws or a registration statement filed under the 1933 Act (either (i) or (ii), a “Qualified Transaction”), then the outstanding principal and unpaid accrued interest balance of these Convertible Promissory Note shall automatically convert in whole without any further action by the noteholder into such Equity Securities at a conversion price equal to eighty percent (80%) of the per share price applicable in the Qualified Transaction, and otherwise on the same terms and conditions as given to the participants in such transaction.

If these Convertible Promissory Notes has not been previously converted pursuant to a Qualified Transaction, then the shareholders may elect by giving five (5) days’ notice (the “Voluntary Conversion Date”) to convert (the “Voluntary Conversion”) these Convertible Promissory Notes and any unpaid accrued interest thereon into Class B Common Shares of Horizon at a conversion price equal to the quotient of $40,000,000 divided by the aggregate number of outstanding common shares of the Horizon as of the Voluntary Conversion Date.

Horizon anticipates that the holders of the Convertible Promissory Notes will elect to covert such notes by way of a Voluntary Conversion. If the Voluntary Conversion were to occur on January 1, 2024, then a total of 1,362,962 Class B Common Shares would be issued.

Anticipated Accounting Treatment

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Pono is treated as the “acquired” company for financial reporting purposes. Horizon has been determined to be the accounting acquirer because existing Horizon shareholders, as a group, will retain the largest portion of the voting rights in the combined entity when contemplating the various redemption scenarios, the executive officers of Horizon are the initial executive officers of the combined company, and the operations of Horizon will be the continued operations of the combined company.

Basis of Pro Forma Presentation

Pono reports its historical financial information in U.S. Dollars (“$USD”) and Horizon reports its historical financial information in Canadian Dollars (“$CAD”). For purposes of this presentation, all $USD balance sheet amounts have been translated into $CAD using an exchange rate of $USD1.00 to $CAD1.36, which was the exchange rate published by the Federal Reserve Board as of September 30, 2023. All $USD statement of profit or loss and other comprehensive profit or loss amounts have been translated into $CAD using an average exchange rate of $USD1.00 to $CAD1.34 for the three months ended September 30, 2023 and for the year ended June 30, 2023. All amounts reported within this pro forma financial information are $CAD unless otherwise noted as $USD.

The unaudited pro forma condensed consolidated financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Pono Class A Ordinary Shares:

•        Assuming No Redemptions:    This scenario assumes that no Pono Public Shareholders exercise redemption rights with respect to their Pono Class A Ordinary Shares for a pro rata share of the funds in the Trust Account.

•        Assuming Maximum Redemptions:    This scenario assumes that 11,500,000 Pono Class A Ordinary Shares subject to redemption are redeemed for an aggregate redemption payment of approximately $USD121.5 million ($CAD165.0 million) (based on an estimated per share redemption price of approximately $USD10.56 ($CAD14.34) that was calculated using the $USD121.5 million of cash in the Trust Account divided by 11,500,000 Pono Public Shares subject to redemption assuming the pro forma maximum redemption scenario pursuant to the Business Combination Agreement.

The following summarizes the pro forma common stock outstanding under the two scenarios:

	Assuming No Redemptions (Shares)%		Assuming Maximum Redemptions (Shares)%
Shares held by current Pono Public Shareholders	11,500,000	43.3%	—	—%
Shares held by current Pono Founder Shareholders(1)	5,500,997	20.7%	5,500,997	33.0%
Shares held by current Horizon Shareholders(2)	9,428,283	35.5%	9,428,283	56.5%
Shares held by the Representative(3)	103,500	0.4%	103,500	0.6%
Shares held by the Meteora Capital(4)	—	—%	1,659,822	9.9%
Pro forma Common Shares	26,532,780	100.0%	16,692,602	100.0%

____________

(1)      Includes 4,935,622 Pono Class B Ordinary Shares related to the Founder Shares and 565,375 Pono Class A Ordinary Shares related to the Private Placement Units.

(2)      Includes approximately 800,000 Incentive Shares. See “The Business Combination Proposal (Proposal 2) — The BCA”

(3)      Represents Pono Class A Ordinary Shares held by the Underwriter.

(4)      Maximum redemption scenario includes 1,269,745 Recycled Shares as defined in the Forward Purchase Agreement and 390,077 shares issued under the FPA Funding Amount Subscription Agreement, as defined later in the document, totaling 1,659,822 shares or 9.9% of shares outstanding, the maximum amount allowable under the Forward Purchase Agreement.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
BALANCE SHEET
(in thousands, except share and per share amounts)

	Horizon Aircraft (As of August 31, 2023)	Pono Capital Three Inc. (As of September 30, 2023)	Issuance of Convertible Promissory Note		Transaction Accounting Adjustments (No Redemption Scenario)		Pro Forma Combined (No Redemption Scenario)	Transaction Accounting Adjustments (Maximum Redemption Scenario)		Pro Forma Combined (Maximum Redemption Scenario)
ASSETS
Current assets:
Cash and cash equivalents	$CAD 103	$CAD 93	$CAD 6,700	A	$CAD 164,957	B	$CAD 165,569	$CAD (146,744)	M	$CAD 6,820
			—		(6,270)	D		(17,303)	N
			—		(14)	E		5,297	O
Accounts receivable	15	—	—		—		15	—		15
Prepaid expenses	35	210	—		(33)	D	212	—		212
Total current assets	153	303	6,700		158,640		165,796	(158,750)		7,047

Non-current assets:
Property and equipment, net	67	—	—		—		67	—		67
Operating lease assets	110	—	—		—		110	—		110
Finance lease assets	—	—	—		—		—	—		—
Deferred development costs	988	—	—		—		988	—		988
Forward Purchase Agreement	—	—	—		—		—	13,466	L	13,466
Marketable Securities held in Trust Account	—	164,957	—		(164,957)	B	—	—		—
Total non-current assets	1,165	164,957	—		(164,957)		1,165	13,466		14,631
Total assets	$CAD 1,318	$CAD 165,260	$CAD 6,700		$CAD (6,317)		$CAD 166,961	$CAD (145,283)		$CAD 21,678

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$CAD 213	$CAD 481	$CAD —		$CAD (313)	D	$CAD 381	$CAD —		$CAD 381
Accrued expenses	—	80	—		(56)	D	24	—		24
Accrued expenses – related party	—	14	—		(14)	E	—	—		—
Term loans	40	—	—		—		40	—		40
Current portion of operating lease liabilities	47	—	—		—		47	—		47
Current portion of financing lease liabilities	—	—	—		—		—	—		—
Current portion of convertible debentures	984	—	6,700	A	(984)	H	—	—		—
					(6,700)	I
					(5,700)	J
Current portion of promissory note payable	53	—	—		—		53	—		53
Accrued offering costs	—	95	—		—		95	—		95
Income tax payable	—	1,029	—		—		1,029	—		1,029
Total current liabilities	1,337	1,699	6,700		(8,067)		1,669	—		1,669

Non-current liabilities:
Promissory note payable	247	—	—		—		247	—		247
Convertible debentures	489	—	—		(489)	H	—	—		—
Operating lease liabilities	61	—	—		—		61	—		61
Forward Purchase Agreement	—	12,072	—		(12,072)	F	—	—		—
Deferred underwriting fee payable	—	4,685	—		(4,685)	D	—	—		—
Total non-current liabilities	797	16,757	—		(17,246)		308	—		308
Total liabilities	2,134	18,456	6,700		(25,313)		1,977	—		1,977

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
BALANCE SHEET — (Continued)
(in thousands, except share and per share amounts)

	Horizon Aircraft (As of August 31, 2023)	Pono Capital Three Inc. (As of September 30, 2023)	Issuance of Convertible Promissory Note	Transaction Accounting Adjustments (No Redemption Scenario)		Pro Forma Combined (No Redemption Scenario)	Transaction Accounting Adjustments (Maximum Redemption Scenario)		Pro Forma Combined (Maximum Redemption Scenario)
Class A ordinary shares subject to possible redemption, $0.0001 par value, 11,500,000 shares at redemption value of $10.49 per share as of September 30, 2023	—	163,794	—	(163,794)	C	—	—		—

Stockholders’ Equity (Deficit)
Common stock: no par value; unlimited authorized; 6,012,391 Voting A, 1,258,344 Voting B, and 200,000 Non-voting common stocks issued and outstanding	5,083	—	—	(5,083)	K	—	—		—
Class A ordinary shares, $0.0001 par value; 100,000,000 shares authorized; 668,875 shares issued and outstanding (excluding 11,500,000 shares subject to possible redemption) as of September 30, 2023	—	—	—	1	C	—	—		—
				(1)	K
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 4,935,622 issued and outstanding	—	1	—	6,700	I	—	—		—
				(6,701)	K
Additional paid-in capital	68	—	—	163,793	C	159,619	13,466	L	14,336
				(584)	D		(146,744)	M
				(16,990)	G		(17,303)	N
				1,473	H		5,297	O
				74	J
				11,785	K
Accumulated deficit	(5,967)	(16,990)	—	(665)	D	5,366	—		5,366
				12,072	F
				16,990	G
				(74)	J
Total shareholders’ equity (deficit)	(816)	(16,989)	$—	182,790		164,985	(145,283)		19,702
Total liabilities and shareholders’ equity (deficit)	$CAD 1,318	$CAD 165,260	$CAD 6,700	$CAD (6,317)		$CAD 166,962	$CAD (145,283)		$CAD 21,678

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)

	Horizon Aircraft Historical (For the Three Months Ended August 31, 2023)	Pono Historical (For the Three Months Ended September 30, 2023)	Issuance of Convertible Promissory Note		Transaction Accounting Adjustments (No Redemption Scenario)		Pro Forma Combined (No Redemption Scenario)	Transaction Accounting Adjustments (Maximum Redemption Scenario)	Pro Forma Combined (Maximum Redemption Scenario)
Operating Expenses:
Salaries, wages and benefits	$CAD 79	$CAD —	$CAD —		$CAD —		$CAD 79	$CAD —	$CAD 79
Professional fees	90	—	—		—		90	—	90
Depreciation and amortization	7	—	—		—		7		7
Research and development	145	—	—		—		145	—	145
General and administrative	46	—	—		—		46	—	46
Stock-based compensation	13	—	—		—		13	—	13
Operating and formation costs	—	822	—		—		822	—	822
Total expenses	380	822	—		—		1,202	—	1,202

Loss from operations	(380)	(822)	—		—		(1,202)	—	(1,202)

Other income (expense):
Interest expenses	(38)	—	(168)	AA	171	DD	(35)	—	(35)
Interest income on investments held in Trust Account	—	2,096	—		(2,096)	BB	—	—	—
Change in fair value of Forward Purchase Agreement	—	(107)	—		—		(107)	—	(107)
(Gain)/loss on foreign exchange	2	—	—		—		2	—	2
Net comprehensive (loss) income	(416)	1,167	168		(1,926)		(1,342)	—	(1,342)
Income tax expense	—	(1,016)	—		—		(1,016)	—	(1,016)
(Loss) income for the period	$CAD (416)	$CAD 151	$CAD 168		$CAD(1,926)		$CAD(2,358)	$CAD —	$CAD(2,358)

Net profit (loss) per share (Note 4):
Weighted average shares outstanding – basic and diluted	7,470,735
Net loss per common share – basic and diluted	$CAD (0.06)
Basic and diluted weighted average shares outstanding – Class A		12,168,875
Net income per share, Class A Ordinary Shares subject to possible redemption – basic and diluted		$CAD 0.01
Basic and diluted weighted average shares outstanding – Class B		4,935,622
Net income per share, Class B non-redeemable ordinary shares – basic and diluted		$CAD 0.01
Weighted average shares outstanding – basic and diluted							26,157,653		16,270,167
Net loss per share – basic and diluted							$CAD (0.09)		$CAD (0.15)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF PROFIT (LOSS) AND COMPREHENSIVE PROFIT (LOSS)
FOR THE YEAR ENDED MAY 31, 2023
(in thousands, except share and per share amounts)

	Horizon Aircraft Historical (For the Year Ended May 31, 2023)	Pono Historical (For the Year Ended June 30, 2023)	Issuance of Convertible Promissory Note		Transaction Accounting Adjustments (No Redemption Scenario)			Pro Forma Combined (No Redemption Scenario)	Transaction Accounting Adjustments (Maximum Redemption Scenario)	Pro Forma Combined (Maximum Redemption Scenario)
Operating Expenses:
Salaries, wages and benefits	$CAD 409	$CAD —	$CAD —		$	CAD —		$CAD 409	$CAD —	$CAD 409
Professional fees	87	—	—			—		87	—	87
Depreciation and amortization	27	—	—			—		27		27
Research and development	599	—	—			—		599	—	599
General and administrative	209	—	—			665	CC	874	—	874
Stock-based compensation	55	—	—			74	EE	129	—	129
Operating and formation costs	—	583	—			—		583	—	583
Total expenses	1,386	583	—			739		2,708	—	2,708

Loss from operations	(1,386)	(583)	—			(739)		(2,708)	—	(2,708)

Other income (expense):
Grant income	300	—	—			—		300	—	300
Other income	(10)	—	—			—		(10)	—	(10)
Interest expenses	(74)	—	(670)	AA		680	DD	(64)	—	(64)
Interest income on investments held in Trust Account	—	2,740	—			(2,740)	BB	—	—	—
Net comprehensive (loss) income	(1,170)	2,157	670			(2,799)		(2,482)	—	(2,482)
Income tax expense	—	—	—			—		—	—	—
(Loss) income for the period	$CAD (1,170)	$CAD 2,157	$CAD 670			$CAD(2,799)		$CAD(2,482)	$CAD —	$CAD(2,482)

Net profit (loss) per share (Note 4):
Weighted average common shares outstanding, basic and diluted	7,326,310
Net loss per common share – basic and diluted	$CAD (0.16)
Basic and diluted weighted average shares outstanding – Class A		9,143,464
Net income per share, Class A Ordinary Shares subject to possible redemption – basic and diluted		$CAD 0.16
Basic and diluted weighted average shares outstanding – Class B		4,935,622
Net income per share, Class B non-redeemable ordinary shares – basic and diluted		$CAD 0.16
Weighted average shares outstanding – basic and diluted								26,157,653		16,270,167
Net loss per share – basic and diluted								$CAD (0.09)		$CAD (0.15)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded. Under this method of accounting, Pono will be treated as the “accounting acquiree” and Horizon as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Horizon issuing shares for the net assets of Pono, followed by a recapitalization. The net assets of Horizon will be stated at historical cost.

The unaudited pro forma condensed consolidated statement of financial position as of August 31, 2023 (Horizon) and September 30, 2023 (Pono) gives effect to the Business Combination and related transactions as if they occurred on August 31, 2023. The unaudited pro forma condensed consolidated statements of profit (loss) and comprehensive profit (loss) for the three months ended August 31, 2023 and for the year ended May 31, 2023 (Horizon) and for the three months ended September 30, 2023 and for the year ended June 30, 2023 (Pono) give effect to the Business Combination and related transactions as if they occurred on June 1, 2022. These periods are presented on the basis that Horizon is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and the related transaction are based on currently available information and certain assumptions and methodologies that Pono believes are reasonable under the circumstances. The unaudited condensed combined and consolidated pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Pono believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined and consolidated financial information.

The unaudited pro forma condensed combined and consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined and consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Pono and Horizon.

Note 2.  Accounting Policies and Reclassifications

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined and consolidated financial information. As a result, the unaudited pro forma condensed combined and consolidated financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed combined and consolidated financial statements, certain reclassifications were made to align Pono financial statement presentation with that of Horizon.

Note 3. Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

The unaudited pro forma condensed combined and consolidated financial information has been prepared to illustrate the effect of the Business Combination and related transactions, including the issuance of Horizon Convertible Promissory Notes, and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Pono has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined and consolidated financial information. Pono and Horizon have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined and consolidated statement of operations are based upon the number of shares of Horizon’ common stock outstanding, assuming the Business Combination and related transactions occurred on June 1, 2022.

Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Financial Position

The adjustments included in the unaudited pro forma condensed consolidated statement of financial position as of August 31, 2023 and September 30, 2023 are as follows:

A.     Reflects the issuance of Horizon Convertible Promissory Notes on October 24, 2023, totaling $CAD6.7 million.

B.      Reflects the reclassification of $CAD165.0 million ($USD121.5 million) held in the Trust Account to cash that becomes available at closing of the Business Combination, assuming no redemptions.

C.     Reflects the reclassification of approximately $CAD163.8 million ($USD120.6 million) of Pono Class A Ordinary Shares that are subject to possible redemption into Amalco Class A Common Shares as a result of a series of transactions as part of the Business Combination.

D.     Represents Horizon’s estimated transaction costs of $CAD0.6 million, and Pono’s estimated transactions costs of $CAD5.7 million inclusive of advisory, banking, printing, legal and accounting fees that are expensed as a part of the Business Combination, deferred underwriting fees and equity issuance costs that are capitalized into additional paid-in capital. Of the estimated transaction costs, approximately $CAD5.1 million has been incurred and reflected in the historical financial statements of Pono.

E.      Reflects repayment of amounts due to related parties of Pono for general operating costs incurred by Pono.

F.      Represents the elimination of the Forward Purchase Agreement liability on Pono’s historical balance sheet under the No Redemptions scenario.

G.     Reflects the elimination of Pono’s historical accumulated deficit.

H.     Represents the conversion of $CAD1.5 million of convertible debentures into 1,055,649 shares of Horizon common stock.

I.       Represents the expected conversion of $CAD6.7 million of Convertible Promissory Notes under the Voluntary Conversion terms into 1,362,962 shares of Horizon Class B common stock immediately prior to the close of the Business Combination.

J.       Reflects an acceleration of share-based compensation expense of $CAD74 thousand related to the expectation to accelerate the vesting of certain unvested Horizon share-based awards in connection with the Business Combination.

K.     Represents the recapitalization of Pono outstanding equity (inclusive of 11,500,000 Class A ordinary shares and 4,935,622 Class B ordinary shares issued to Founders at historical par value of $USD0.0001) and the issuance of Amalco Class A Common Shares to existing Horizon Shareholders pursuant to the Business Combination.

L.      Reflects the recording of the fair value of the derivative Forward Share Purchase Agreement related to 1,269,745 Recycled Shares under the Maximum Redemption scenario. On September 30, 2023, the Forward Share Purchase Agreement was valued at $CAD13.5 million ($USD9.9 million). A Monte Carlo simulation was used for the valuation. In the Monte-Carlo simulation, the common equity price per share of the Company was simulated based on a Geometric Brownian Motion process with a trend rate equal to the risk-free rate and identical error factors for each step to calculate the share proceeds received by the Company at the Settlement Date. Under the no redemption scenario, no Recycled Shares are purchased under this agreement.

M.     Reflects a scenario in which 10,230,255 Pono Class A Ordinary Shares are redeemed in connection with the Business Combination, for aggregate payments to redeeming Pono Public Shareholders of approximately $CAD146.7 million ($USD108.1 million) (assuming a redemption price of $CAD14.34 ($USD10.56) per share). Assumes 1,269,745 shares not redeemed under the Forward Share Purchase Agreement.

N.     Reflects the recording of the prepayment amount associated with 1,269,745 Recycled Shares made by the Amalco company to Meteora under the terms of the Forward Purchase Agreement.

O.     Reflects the funds received through the issuance of 390,077 new Amalco shares under the FPA Funding Amount Subscription Agreement.

Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations

The adjustments included in the unaudited pro forma condensed consolidated statement of operations for the three months ended August 31, 2023 and for the year ended May 31, 2023 are as follows:

AA. Reflects the accrual of interest expense incurred in connection with issuance of the Horizon Convertible Promissory Notes.

BB. Reflects elimination of investment income on the Trust Account.

CC. Reflects estimated non-recurring transaction costs not already reflected in the historical financial statements of approximately $CAD0.7 million ($USD0.5 million) as if incurred on June 1, 2022, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined and consolidated statement of operations.

DD. Reflects the reversal of interest expense incurred in connection with the Horizon Convertible Promissory Notes converted into shares immediately prior to and at the closing of the Business Combination.

EE. Reflects an acceleration of share-based compensation expense of $CAD0.1 million related to the expectation to accelerate the vesting of certain unvested Horizon share-based awards in connection with the Business Combination.

Note 4. Net Income (Loss) per Share

Net income (loss) per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since June 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed consolidated financial information has been prepared to present two alternative scenarios with respect to redemption of Amalco Class A Common Shares by Pono Public Shareholders at the time of the Business Combination for the three months ended August 31, 2023 and for the year ended May 31, 2023 (amounts in thousands except share and per share amounts):

	For the Three Months Ended August 31, 2023(1)		For the Year Ended May 31, 2023(1)
	Assuming No Redemptions	Assuming Maximum Redemptions	Assuming No Redemptions	Assuming Maximum Redemptions
Numerator:
Pro forma net loss	$CAD(1,342)	$CAD(2,358)	$CAD(2,482)	$CAD(2,482)
Denominator:
Weighted average shares outstanding – basic and diluted(2)	26,532,780	16,692,602	26,157,653	16,270,167
Net loss per share:
Basic and diluted	$CAD(0.05)	$CAD(0.14)	$CAD(0.09)	$CAD(0.15)

Potentially dilutive securities(2)
Pono Public Warrants	11,500,000	11,500,000	11,500,000	11,500,000
Pono Private Placement Warrants	565,375	565,375	565,375	565,375

____________

(1)      Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined and Consolidated Financial Information.”

(2)      The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive and/or issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.

RISK FACTORS

You should carefully consider all the following risk factors, together with all of the other information included or incorporated by reference in this proxy statement/prospectus, including the financial information, before deciding whether or how to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus.

The value of your investment following consummation of the Business Combination will be subject to significant risks affecting, among other things, the Combined Entity’s business, financial condition or results of operations. If any of the events described below occur, the Combined Entity’s post-Business Combination business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of the Combined Entity’s securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of Pono and Horizon. Any reference in this “Risk Factors” section to the “surviving entity” shall mean New Pono.

Risks Related to Pono and the Business Combination

The ability of Pono’s shareholders to exercise redemption rights with respect to a large number of Pono’s shares may not allow Pono to complete the Business Combination or optimize its capital structure.

Because Pono is required to have at least $5,000,001 in net tangible assets at Closing (after giving effect to redemptions by Pono’s public shareholders), Pono will need to reserve a portion of the cash in the Trust Account to meet such requirements. In addition, if a larger number of shares are submitted for redemption than Pono currently expects, Pono may need to seek to restructure the transaction to reserve a greater portion of the cash in the Trust Account. If the Business Combination is unsuccessful, you would not receive your pro rata portion of the Trust Account until Pono liquidates the Trust Account or consummates an alternative initial business combination or upon the occurrence of an Extension or certain other corporation actions as set forth in the Pono Charter. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time Pono’s stock may trade at a discount to the pro rata amount per share in the Trust Account or there may be limited market demand at such time. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with Pono’s redemption until Pono liquidates, consummates an alternative initial business combination, effectuates an Extension or takes certain other actions set forth in the Pono Charter or you are able to sell your stock in the open market.

You may be unable to ascertain the merits or risks of Horizon’s operations.

If the Business Combination is consummated, the Combined Entity will be affected by numerous risks inherent in Horizon’s business operations. See “— Risks Related to Horizon.” Although Pono’s management has endeavored to evaluate the risks inherent in the proposed Business Combination with Horizon, Pono cannot assure you that it can adequately ascertain or assess all of the significant risk factors. Furthermore, some of these risks may be outside of Pono’s control. Pono also cannot assure you that an investment in Pono’s securities will not ultimately prove to be less favorable to investors in Pono than a direct investment, if an opportunity were available, in Horizon. In addition, if Pono’s shareholders do not believe that the prospects for the Business Combination are promising, a greater number of shareholders may exercise their redemption rights, which may make it difficult for Pono to consummate the Business Combination.

There is no assurance that Pono’s diligence will reveal all material risks that may be present with regard to Horizon. Subsequent to the completion of the Business Combination, the Combined Entity may be required to take write-downs or write-offs, restructuring and impairment or other charges and could be exposed to other risks and liabilities not disclosed or uncovered during due diligence, that could have a significant negative effect on its post-combination business, financial condition and share price, which could cause you to lose some or all of your investment.

Pono cannot assure you that the due diligence Pono has conducted on, and the information and documentation provided by, Horizon will reveal all material issues that may be present with regard to Horizon, or that it would be possible to uncover all material issues through a customary amount of due diligence or that risks outside of Pono’s control will not later arise. Horizon is aware that Pono must complete an initial business combination by February 14, 2024 (or up to August 14, 2024 if Pono extends the period of time to consummate a business combination). Consequently, Horizon may have obtained leverage over Pono in negotiating the BCA, knowing that if Pono does not complete the Business Combination, Pono may be unlikely to be able to complete an initial business combination with any other target business prior to such deadline. In addition, due to these timing requirements, Pono has had limited time to conduct due diligence. Horizon is a privately held company and Pono therefore has made its decision to pursue a business combination with Horizon on the basis of limited information, much of which is dependent on the diligence materials Horizon provides which may not be comprehensive or accurate, which may result in a business combination that is not as profitable as expected, if at all, or may expose the Combined Entity to unidentified or underestimated risks and liabilities which could be material. As a result of these factors, the Combined Entity may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even if Pono’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Pono’s preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on Pono’s liquidity, the fact that Pono reports charges of this nature could contribute to negative market perceptions about Pono or Pono’s securities. In addition, charges of this nature may cause Pono to violate leverage requirements or other covenants to which it may be subject as a result of it obtaining post-combination debt financing. Accordingly, any shareholders of Pono who choose to remain shareholders of the Combined Entity following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by Pono’s officers or directors of a duty of care or other fiduciary duty owed by them to Pono, or if they are able to successfully bring a private claim under securities laws that the proxy statement/prospectus relating to the Business Combination contained an actionable material misstatement or material omission.

The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” may not be representative of New Pono’s financial condition or results of operations if the Business Combination is consummated and accordingly, you will have limited financial information on which to evaluate the financial performance of New Pono and your investment decision.

Pono and Horizon currently operate as separate companies. Pono and Horizon have had no prior history as a combined entity and their respective operations have not previously been managed on a combined basis. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of New Pono. The pro forma statement of earnings does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of current market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” has been derived from Pono’s and Horizon’s historical financial statements and certain adjustments and assumptions have been made regarding the combined entity after giving effect to the Merger. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have an adverse impact on the pro forma financial information and New Pono’s financial position and future results of operations.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect New Pono’s financial condition or results of operations following the Closing. Any potential decline in New Pono’s financial condition or results of operations may cause significant variations in the stock price of New Pono.

Pono may issue additional ordinary or preference shares to complete the Business Combination or under the 2023 Equity Incentive Plan after completion of the Business Combination, each of which would dilute the interest of Pono’s shareholders and likely present other risks.

Pono’s Charter authorizes the issuance of up to 100,000,000 Class A ordinary shares, par value $0.0001 per share, 10,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share. There are currently 87,831,125 authorized but unissued Class A ordinary shares available for issuance, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants. There are currently 5,064,378 authorized but unissued Class B ordinary shares available for issuance. There are currently no preference shares issued and outstanding. Pono may issue a substantial number of additional ordinary or preferred shares to complete the Business Combination or under the 2023 Equity Incentive Plan after completion of the Business Combination. However, the Pono Charter provides, among other things, that prior to Pono’s initial business combination, Pono may not issue additional shares of capital shares that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote on any initial business combination. These provisions of the Pono Charter, like all other provisions thereof, may be amended with a shareholder vote. Pono’s executive officers and directors have agreed, pursuant to a written agreement with Pono, that they will not propose any amendment to the Pono Charter that would affect the substance or timing of Pono’s obligation to redeem 100% of its public shares if Pono does not complete the initial business combination by February 14, 2024 (or August 14, 2024 if Pono extends the period of time to consummate a business combination), unless Pono provides its public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and working capital released to Pono), divided by the number of then outstanding public shares.

The issuance of additional shares of ordinary or preference shares:

•        may significantly dilute the equity interest of existing investors;

•        may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded Pono’s ordinary shares;

•        could cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, Pono’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of Pono’s present officers and directors; and

•        may adversely affect prevailing market prices for Pono’s Units, Class A ordinary shares and/or Warrants.

Pono’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a “going concern.”

As of the Record Date, we had $         in cash held in the Trust Account, and $         held outside of the trust account established in connection with our initial public offering, and available for working capital purposes.

Further, Pono incurred and expect to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this need for capital discussed in the section of this proxy statement/prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pono.” Pono cannot assure you that its plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about Pono’s ability to continue as a going concern. The financial statements contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from its inability to continue as a going concern.

Pono is dependent upon its executive officers and directors and their departure could adversely affect Pono’s ability to operate and to consummate the initial business combination; Pono’s executive officers and directors also allocate their time to other businesses, thereby causing potential conflicts of interest that could have a negative impact on Pono’s ability to complete the initial business combination.

Pono’s operations and its ability to consummate the Business Combination are dependent upon a relatively small group of individuals and, in particular, its executive officers and directors. Pono believes that its success depends on the continued service of its executive officers and directors, at least until the completion of the Business Combination. Pono does not have an employment agreement with, or key-man insurance on the life of, any of its executive officers or directors. The unexpected loss of the services of one or more of Pono’s executive officers or directors could have a detrimental effect on Pono and the ability to consummate the Business Combination. In addition, Pono’s executive officers and directors are not required to commit any specified amount of time to its affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including monitoring the due diligence and undertaking the other actions required in order to consummate the Business Combination. Each of Pono’s executive officers is engaged in several other business endeavors for which they may be entitled to substantial compensation and Pono’s directors also serve as officers and board members for other entities. If Pono’s executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to Pono’s affairs which may have a negative impact on Pono’s ability to consummate the Business Combination.

Certain of Pono’s officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by Pono and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Until Pono consummates its initial business combination, it intends to engage in the business of identifying and combining with one or more businesses. The Sponsor and Pono’s officers and directors are, and may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business, including other special purpose acquisition companies with a class of securities registered under the Exchange Act.

Pono’s officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Pono’s amended and restated certificate of incorporation provides that it renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as Pono’s director or officer and such opportunity is one Pono is legally and contractually permitted to undertake and would otherwise be reasonable for Pono to pursue, and to the extent the director or officer is permitted to refer that opportunity to Pono without violating any legal obligation.

In the absence of the “corporate opportunity” waiver in Pono’s charter, certain candidates would not be able to serve as an officer or director. Pono believes it substantially benefits from having representatives who bring significant, relevant and valuable experience to its management, and, as a result, the inclusion of the “corporate opportunity” waiver in its amended and restated certificate of incorporation provides it with greater flexibility to attract and retain the officers and directors that Pono’s feels are the best candidates.

However, the personal and financial interests of Pono’s directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. The different timelines of competing business combinations could cause Pono’s directors and officers to prioritize a different business combination over finding a suitable acquisition target for Pono’s business combination. Consequently, Pono’s directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in Pono’s shareholders’ best interest, which could negatively impact the timing for a business combination. Pono is not aware of any such conflicts of interest and does not believe that any such conflicts of interest impacted its search for an acquisition target.

Deferred underwriting fees in connection with the IPO and payable at the consummation of an initial business combination will not be adjusted to account for redemptions by Pono’s public shareholders; if Pono’s public shareholders exercise their redemption rights, the amount of effective total underwriting commissions as a percentage of the aggregate proceeds from the IPO will increase.

The underwriters in the IPO are entitled to deferred underwriting commissions totaling $3,450,000 upon the consummation of an initial business combination, such amounts being held in the Trust Account until the consummation of Pono’s initial business combination. Such amounts will not be adjusted to account for redemptions of public shares by Pono’s public shareholders. Accordingly, the amount of effective total underwriting commissions as a percentage of the aggregate proceeds from the IPO will increase as the number of public shares redeemed increases.

The Combined Entity’s ability to be successful following the Business Combination will depend upon the efforts of the Combined Entity’s board of directors and key personnel and the loss of such persons could negatively impact the operations and profitability of New Pono’s post-Business Combination business.

The Combined Entity’s ability to be successful following the Business Combination will be dependent upon the efforts of the Combined Entity’s board of directors and key personnel. Pono cannot assure you that New Pono’s board of directors and key personnel will be effective or successful or remain with the Combined Entity. In connection with the Business Combination, New Pono plans to continue to expand existing personnel. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause the Combined Entity’s management to have to expend time and resources helping them become familiar with such requirements.

It is estimated that, pursuant to the BCA, Pono’s public shareholders will own approximately 43.3% of the equity interests of the Combined Entity (assuming no redemptions) and Pono’s management will not be engaged in the management of the Combined Entity’s business. Accordingly, the future performance of the Combined Entity will depend upon the quality of the post-Business Combination board of directors, management and key personnel of the Combined Entity.

Pono’s key personnel may negotiate employment or consulting agreements with the Combined Entity in connection with the Business Combination. These agreements may provide for them to receive compensation following the Business Combination and as a result, may cause them to have conflicts of interest in determining whether the Business Combination is advantageous.

Pono’s key personnel may be able to remain with the Combined Entity after the completion of the Business Combination only if they are able to negotiate employment or consulting agreements in connection with the Business Combination. Such negotiations may take place prior to the consummation of the Business Combination and could provide for such individuals to receive compensation in the form of cash payments and/or securities of the Combined Entity for services they would render to the Combined Entity after the completion of the Business Combination. The personal and financial interests of such individuals may influence their motivation in connection with the consummation of the Business Combination. However, Pono believes the ability of such individuals to remain with the Combined Entity after the completion of the Business Combination will not be the determining factor in Pono’s decisions regarding the consummation of the Business Combination. There is no certainty, however, that any of Pono’s key personnel will remain with the Combined Entity after the consummation of the Business Combination. Pono cannot assure you that any of its key personnel will remain in senior management or advisory positions with the Combined Entity.

Because Pono’s Sponsor, officers and directors will lose their entire investment in Pono if the Business Combination or an alternative business combination is not completed, and because Pono’s Sponsor, officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest may have arisen in determining whether Horizon was appropriate for Pono’s initial business combination.

Pono’s Sponsor, officers and directors currently own 4,935,622 Founder Shares. In addition, the Sponsor purchased an aggregate of 565,375 Placement Units, the Placement Warrants underlying which will be worthless if Pono does not complete a business combination. The Founder Shares are automatically convertible into the Class A ordinary shares at the Closing. However, as consideration for the receipt of Founder Shares and other covenants and commitments of Pono set forth in the letter agreement entered into in connection with Pono’s IPO (including a commitment by Pono not to enter into a definitive agreement for an initial business combination without the prior written consent of the Sponsor and for the avoidance of doubt for no other or additional consideration in connection with the business combination), the holders of Founder Shares and Placement Shares have agreed (A) to vote any shares owned by them in favor of any proposed business combination, (B) not to redeem any shares in connection with a shareholder vote to approve a proposed initial business combination, and (C) to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares and Placement Shares held by them if Pono fails to complete an initial business combination within the requisite time period.

The personal and financial interests of Pono’s officers and directors may have influenced their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. At the closing of Pono’s initial business combination, its Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Pono’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In the event the Business Combination or an alternative business combination is completed, there is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on Pono’s behalf. However, Pono’s Sponsor, officers and directors, or any of their respective affiliates will not be eligible for any such reimbursement if the Business Combination or an alternative business combination is not completed. Such financial interests of Pono’s Sponsor, officers and directors may have influenced their motivation in approving the Business Combination and may influence their motivation for completing the Business Combination.

Some of the Pono and Horizon officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.

Certain officers and directors of Pono and Horizon participate in arrangements that provide them with interests in the Business Combination that may be different from that of other investors, including, among others, the continued service as an officer or director of New Pono, severance benefits, equity grants, continued indemnification and the potential ability to sell an increased number of New Pono Class A ordinary shares, as well as potential direct or indirect interests arising from other business ventures they may be involved with. If the Business Combination is not consummated and Pono is forced to wind up, dissolve and liquidate in accordance with the Pono Charter, the 4,935,622 Founder Shares currently held by the Sponsor and directors and officers of Pono, which were initially acquired prior to the Pono IPO for an aggregate purchase price of $25,000, will be worthless (as the holders have waived liquidation rights with respect to such shares). Such Founder Shares, assuming conversion into Class A ordinary shares, had an aggregate market value of approximately $52.4 million based upon the closing price of Pono’s ordinary shares of $10.61 per share on Nasdaq on November 15, 2023. Accordingly, the Sponsor and Pono’s current officers and directors have interests that may be different from, or in addition to, your interests as a shareholder.

These interests, among others, may influence the officers and directors of Pono and Horizon to support or approve the Merger. For more information concerning the interests of Pono and Horizon executive officers and directors, see the sections entitled “The Pono Business Combination Proposal — Interests of Pono’s Directors and Officers in the Business Combination” and “The Horizon Business Combination Proposal — Interests of Horizon’s Directors and Executive Officers in the Business Combination” in this proxy statement/prospectus.

Pono’s shareholders and Horizon’s shareholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination and a possible private investment in public equity transaction, if any, simultaneously with the Business Combination.

If New Pono is unable to realize the full strategic and financial benefits currently anticipated from the Merger, Pono’s shareholders and Horizon’s shareholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent New Pono is able to realize only part of the strategic and financial benefits currently anticipated from the Business Combination and a possible private investment in public equity transaction, if any, simultaneously with the Business Combination.

During the pendency of the Business Combination, Pono and Horizon may not be able to enter into a business combination with another party because of restrictions in the BCA, which could adversely affect their respective businesses. Furthermore, certain provisions of the BCA may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the BCA.

Covenants in the BCA impede the ability of Pono and Horizon to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Business Combination. As a result, if the Business Combination is not completed, the parties may be at a disadvantage to their competitors during that period. In addition, while the BCA is in effect, each party is generally prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination outside the ordinary course of business, with any third party. Any such transactions could be favorable to such party’s shareholders.

If the conditions to the Amalgamation are not met, the Business Combination may not occur.

Even if the Business Combination is approved by the shareholders of Pono (including each of the required approvals) and Horizon, specified conditions must be satisfied or waived to complete the Business Combination. These conditions are described in detail in the BCA and in addition to shareholder consent, include among other requirements, (i) receipt of requisite regulatory approvals and no law or order preventing the transactions, (ii) no pending litigation to enjoin or restrict the Closing, (iii) each party’s representations and warranties being true and correct as of the date of the BCA and as of the Closing (subject to Material Adverse Effect), (iv) each party complying in all material respects with its covenants and agreements, (v) no Material Adverse Effect with respect to a party since the date of the BCA which remains continuing and uncured, (vi) Pono having at least $5,000,001 in net tangible assets, after giving effect to the redemption of Pono public shareholders and any proceeds from the Equity Financing, (vii) the members of the post-Closing board being elected or appointed, (viii) an effective registration statement, (ix) the conditional Nasdaq approval, and (x) the SPAC Continuance shall have been consummated. See “The Business Combination Proposal (Proposal 2) — General Description of the BCA — Conditions to the Closing” below for a more complete summary. Pono and Horizon cannot assure you that all of the conditions will be satisfied. If the conditions are not satisfied or waived, the Business Combination will not occur, or will be delayed and such delay may cause Pono and Horizon to each lose some or all of the intended benefits of the Business Combination. If the Business Combination does not occur, Pono may not be able to find another potential candidate for its initial business combination prior to Pono’s deadline (currently February 14, 2024 (or up to August 14, 2024 if Pono extends the period of time to consummate a business combination)), and Pono will be required to liquidate.

The process of taking a company public by means of a business combination with a special purpose acquisition company (a “SPAC”) is different from taking a company public through an underwritten offering and may create risks for our unaffiliated investors who may not have the same benefits as an investor in an underwritten public offering.

Like other business combination transactions and spin-offs, in connection with the Business Combination, investors will not receive the benefits of the diligence performed by the underwriters in an underwritten public offering. An underwritten offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense. Due diligence entails engaging legal, financial and/or other experts to perform an investigation as to the accuracy of an issuer’s disclosure regarding, among other things, its business and financial results. Auditors of the issuer also will deliver a “comfort” letter with respect to the financial information contained in the registration statement. In making their investment decision, investors in underwritten public offerings have the benefit of such diligence. Investors in an underwritten public offering may benefit from the role of the underwriters in such an offering. Going public via a business combination with a SPAC does not involve any underwriters and does not generally necessitate the level of review required to establish a “due diligence” defense as would be customary on an underwritten offering.

In an underwritten public offering, an issuer initially sells its securities to the public market via one or more underwriters, who distribute or resell such securities to the public. Underwriters have liability under the U.S. securities laws for material misstatements or omissions in a registration statement pursuant to which an issuer sells securities.

In contrast, Pono and Horizon have engaged a financial advisor (rather than underwriters) in connection with the Business Combination. The role of a financial advisor typically differs from that of an underwriter. For example, financial advisors do not act as intermediaries in the public sale of securities and therefore do not face the same potential liability under the U.S. securities laws as underwriters. As a result, financial advisors typically do not undertake the same level of, or any, due diligence investigation of the issuer as is typically undertaken by underwriters.

In connection with this proxy statement/prospectus, no parties other than Pono and Horizon have conducted an investigation of the disclosure contained herein. In addition, as an unaffiliated investor, you will not be afforded the opportunity to perform your own due diligence investigation of, or otherwise obtain information on, Pono or Horizon beyond the information that is contained in this proxy statement/prospectus (or is otherwise publicly available). You therefore may not have the benefit of the same level of review as an investor in an underwritten public offering, who has the benefit of the underwriters’ evaluation and due diligence investigation of the issuer.

In addition, going public via a business combination with a SPAC does not involve a book-building process as is the case in an underwritten public offering. In any underwritten public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a SPAC transaction, the value of the company is established by means of negotiations between the target company, the SPAC and, in some cases, other investors who agree to purchase shares at the time of the business combination. The process of establishing the value of a company in a SPAC business combination may be less effective than the book-building process in an underwritten public offering and also does not reflect events that may have occurred between the date of the business combination agreement and the closing of the transaction. In addition, underwritten public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the underwritten public offering. There is no such book of demand built up in connection with a SPAC transaction and no underwriters with the responsibility of stabilizing the share price which may result in the share price being harder to sustain after the transaction.

Pono may engage one or more of the underwriters from its initial public offering or one of their respective affiliates to provide additional services, which may include acting as a financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to Pono, including, for example, in connection with the sourcing and consummation of an initial business combination.

Pono may engage one or more of the underwriters of its initial public offering or one of their respective affiliates to provide additional services, which may include acting as a financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Such underwriters are also entitled to receive deferred commissions that are conditioned on the completion of an initial business combination. Such underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to Pono, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

Pono is not required to obtain and has not obtained an opinion from an investment banking firm or another independent entity, and consequently, you may have no assurance from an independent source that the price Pono is paying for the business is fair to its shareholders from a financial point of view.

Unless Pono completes its initial business combination with an affiliated entity, it is not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or another independent entity that commonly renders valuation opinions that the price Pono is paying is fair to its shareholders from a financial point of view. Because Pono has not obtained such an opinion, its shareholders will be relying on the judgment of its Board, who will determine fair market value based on standards generally accepted by the financial community. Such standards used are disclosed in this proxy statement/prospectus.

There are risks to Pono shareholders who are not affiliates of the Sponsor of becoming shareholders of the Combined Entity through the Business Combination rather than acquiring securities of Horizon directly in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

Because there is no independent third-party underwriter involved in the Business Combination or the issuance of common shares and warrants in connection therewith, investors will not receive the benefit of an outside independent review of Pono’s and Horizon’s respective finances and operations performed in an initial public securities offering. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of FINRA and the national securities exchange where such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for any material misstatements or omissions in a registration statement filed in connection with the public offering. As no such review will be conducted in connection with the Business Combination, our shareholders must rely on the information in this proxy statement/prospectus and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering.

In addition, the Sponsor and Pono’s executive officers and directors have interests in the Business Combination that may be different from, or in addition to, the interests of Pono’s shareholders generally. Such interests may have influenced Pono’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus.

Changes in laws or regulations or how such laws or regulations are interpreted or applied, or a failure to comply with any laws or regulations, may adversely affect Pono’s business, including its ability to negotiate and complete its initial business combination, and results of operations.

Pono is and will be subject to laws and regulations enacted by national, regional and local governments and, potentially, foreign jurisdictions. In particular, Pono will be required to comply with certain SEC and other legal requirements, its business combination may be contingent on its ability to comply with certain laws and regulations and any post-business combination company may be subject to additional laws and regulations. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time, including as a result of changes in economic, political, social and government policies, and those changes could have a material adverse effect on Pono’s business, including its ability to negotiate and complete its initial business combination, and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on its business, including its ability to negotiate and complete its initial business combination, and results of operations.

On March 30, 2022, the SEC issued proposed rules relating to certain activities of SPACs (the “SPAC Rule Proposals”), relating to, among other things, circumstances in which SPACs could potentially be subject to the Investment Company Act and the regulations thereunder. The SPAC Rule Proposals would provide a safe harbor for such companies from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, provided that a SPAC satisfies certain criteria, including a limited time period to announce and complete a de-SPAC transaction. Specifically, to comply with the safe harbor, the SPAC Rule Proposals would require a company to file a Current Report on Form 8-K announcing that it has entered into an agreement with a target company for an initial business combination no later than 18 months after the effective date of its registration statement for its IPO (the “IPO Registration Statement”). The company would then be required to complete its initial business combination no later than 24 months after the effective date of the IPO Registration Statement. These rules, if adopted, whether in the form proposed or in revised form, may materially adversely affect Pono’s ability to negotiate and complete its initial business combination and may increase the costs and time related thereto.

British Columbia law and New Pono’s Articles will contain certain provisions, including anti-takeover provisions, that limit the ability of shareholders to take certain actions and could delay or discourage takeover attempts that shareholders may consider favorable.

The post-Continuance Pono Articles that will be in effect upon consummation of the Business Combination, and the BCBCA, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by New Pono’s board of directors and therefore depress the trading price of the New Pono Class A ordinary shares. These provisions could also make it difficult for shareholders to take certain actions, including electing directors who are not nominated by the current members of the Horizon Board or taking other corporate actions, including effecting changes in the management of the Combined Entity. Among other things, the post-continuance Pono Articles include provisions regarding:

•        the limitation of the liability of, and the indemnification of, New Pono’s directors and officers;

•        the exclusive right of New Pono’s board of directors to appoint a director to fill a vacancy created by the expansion of New Pono’s board of directors by up to ⅓ the number of directors who were elected or appointed as directors at the last shareholder meeting or the resignation, death or removal of a director, which prevents shareholders from being able to fill vacancies on New Pono’s board of directors;

•        the procedures for the conduct and scheduling of board of directors and shareholder meetings; and

•        advance notice procedures with which shareholders must comply to nominate candidates to New Pono’s board of directors or to propose matters to be acted upon at a shareholders’ meeting, which could preclude shareholders from bringing matters before annual or special meetings of shareholders and delay changes in New Pono’s board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of New Pono.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in New Pono’s board of directors or management.

Any provision of the post-continuance Pono Articles or British Columbia law that has the effect of delaying or preventing a change in control could limit the opportunity for shareholders to receive a premium for their New Pono Class A ordinary shares and could also affect the price that some investors are willing to pay for New Pono Class A ordinary shares.

In making your investment decision, you should not rely on information in public media that is published by third parties. You should rely only on statements made in this proxy statement/prospectus in determining whether to approve the Business Combination and acquire the Combined Entity’s common shares.

You should carefully evaluate all of the information in this proxy statement/prospectus. Each of Pono and Horizon has in the past received, and may continue to receive, a high degree of media coverage, including coverage that may not be directly attributable to statements made by Pono or Horizon’s officers and employees, that incorrectly reports on statements made by Pono or Horizon’s officers or employees, or that is misleading. Much of this media coverage expresses opinion on the viability of Horizon’s business, the likelihood of the business combination being completed and other matters. You should rely only on the information contained in this proxy statement/prospectus in determining whether to approve the Business Combination and acquire the Combined Entity’s securities.

Horizon has broad discretion in the use of the net proceeds post-Closing and may not use them effectively.

Horizon cannot specify with any certainty the particular uses of the net proceeds that Horizon will receive pursuant to the Business Combination with Pono. Horizon’s management will have broad discretion in the application of the net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and Horizon may spend or invest these proceeds in a way with which the Combined Entity’s shareholders disagree. The failure by Horizon’s management to apply these funds effectively could harm Horizon’s business and financial condition. Pending their use, Horizon may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

The Combined Entity’s disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

The Combined Entity is subject to certain reporting requirements of the Exchange Act. The Combined Entity’s disclosure controls and procedures will be designed to reasonably assure that information required to be disclosed in reports to file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. The Combined Entity believes that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in the control system, misstatements, or insufficient disclosures due to error or fraud may occur and not be detected.

Horizon’s management team may not successfully or efficiently manage its transition to being a public company.

As a public company, Horizon will incur new obligations relating to its reporting, procedures, and internal controls. These new obligations and attendant scrutiny will require investments of significant time and energy from Horizon’s executives and could divert their attention away from the day-to-day management of Horizon’s business, which in turn could adversely affect Horizon’s financial condition or operating results.

The members of Horizon’s management team have extensive experience leading complex organizations. However, they have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that specifically govern public companies.

Following the consummation of the Business Combination, New Pono will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

Following the consummation of the Business Combination, New Pono will face increased legal, accounting, administrative and other costs and expenses as a public company that Horizon does not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, Public Company Accounting Oversight Board (the “PCAOB”) and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require New Pono to carry out activities Horizon has not done previously. For example, New Pono will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified, New Pono could incur additional costs rectifying those issues, and the existence of those issues could adversely affect New Pono’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with New Pono’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the New Pono Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require New Pono to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

If third parties bring claims against Pono, the proceeds held in trust could be reduced and the per-share redemption price received by shareholders may be less than $10.25 per share.

Pono’s placing of funds in trust may not protect those funds from third party claims against Pono. Although Pono has sought to have all vendors and service providers it engages and prospective target businesses it negotiated with execute agreements with Pono waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Pono’s public shareholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with Pono, they may seek recourse against the Trust Account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of Pono’s public shareholders. If Pono is unable to complete a business combination and distribute the proceeds held in trust to Pono’s public shareholders, the Sponsor has agreed (subject to certain exceptions described elsewhere in this proxy statement/prospectus) that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.25 per share by the claims of target businesses or claims of vendors or other entities that are owed money by Pono for services rendered or contracted for or products sold to Pono. However, it may not be able to meet such obligation. Therefore, the per-share distribution from the Trust Account may be less than $10.25, plus interest, due to such claims.

Additionally, if Pono is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Pono’s which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Pono’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Pono’s shareholders. To the extent any bankruptcy claims deplete the Trust Account, Pono may not be able to return to Pono’s public shareholders at least $10.25. The Sponsor may not have sufficient funds to satisfy its indemnity obligations, as its only assets are securities of Pono. Pono has not asked the Sponsor to reserve for such indemnification obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for Pono’s initial business combination, including the Business Combination, and redemptions could be reduced to less than $10.25 per public share.

Pono’s directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to its public shareholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.25 per public share and (ii) the actual amount per share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.25 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, Pono’s independent directors would determine whether to take legal action against Sponsor to enforce its indemnification obligations. While Pono currently expects that its independent directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations, it is possible that the independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If the independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to Pono’s public shareholders may be reduced below $10.25 per share.

If, before distributing the proceeds in the Trust Account to Pono’s public shareholders, it files a bankruptcy petition or an involuntary bankruptcy petition is filed against Pono that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of the Pono shareholders and the per-share amount that would otherwise be received by Pono’s shareholders in connection with any liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public shareholders, Pono files a bankruptcy petition or an involuntary bankruptcy petition is filed against Pono that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in the bankruptcy estate and subject to the claims of third parties with priority over the claims of Pono’s shareholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by Pono’s shareholders in connection with a liquidation may be reduced.

If, after Pono distributes the proceeds in the Trust Account to its public shareholders, it files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, a bankruptcy court may seek to recover such proceeds, and Pono and the Pono Board may be exposed to claims of punitive damages.

If, after Pono distribute the proceeds in the Trust Account to its public shareholders, it files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Pono’s shareholders. In addition, the Pono Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and Pono to claims of punitive damages, by paying public shareholders from the Trust Account prior to addressing the claims of creditors.

If New Pono does not file and maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If New Pono does not file and maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of ordinary shares that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, Pono has agreed to use its best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, Pono cannot assure you that it will be able to do so. If Pono is unable to do so, the potential “upside” of the holder’s investment in New Pono may be reduced or the warrants may expire worthless.

Even if Pono consummates the Business Combination, there is no guarantee that the warrants will ever be in the money; they may expire worthless or the terms of warrants may be amended.

The exercise price for the warrants is $11.50 per ordinary share. There is no guarantee that the Public Warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

In addition, Pono’s warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Pono. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any other change. Accordingly, Pono may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding Public Warrants approve of such amendment. Although Pono’s ability to amend the terms of the warrants with the consent of at least a majority of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares and their respective affiliates and associates have of ordinary shares purchasable upon exercise of a warrant.

Pono’s warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of Pono’s warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with Pono.

Pono’s warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against Pono arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that Pono irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Pono will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of Pono’s warrants shall be deemed to have notice of and to have consented to the forum provisions in Pono’s warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of Pono’s warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Pono, which may discourage such lawsuits. Alternatively, if a court were to find this provision of Pono’s warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, Pono’s may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect Pono’s business, financial condition and results of operations and result in a diversion of the time and resources of Pono’s management and board of directors.

Pono has no obligation to net cash settle the warrants.

In no event will Pono have any obligation to net cash settle the warrants. Furthermore, there are no contractual penalties for failure to deliver securities to the holders of warrants upon consummation of an initial business combination, including the Business Combination, or exercise of the warrants. Accordingly, the warrants may expire worthless.

Pono may waive one or more of the conditions to the Business Combination.

Pono may agree to waive, in whole or in part, one or more of the conditions to its obligations to complete the Business Combination, to the extent permitted by its current Charter and applicable laws. Pono may not waive the condition that its shareholders approve the Business Combination. Please see the section entitled “The Business Combination Proposal (Proposal 2) — General Description of the BCA — Conditions to the Closing” for additional information.

The exercise of discretion by Pono’s directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the BCA may result in a conflict of interest when determining whether such changes to the terms of the BCA or waivers of conditions are appropriate and in the best interests of Pono’s shareholders.

In the period leading up to the Closing, other events may occur that, pursuant to the BCA, would require Pono to agree to amend the BCA to consent to certain actions or to waive rights that we are entitled to under those agreements. Such events could arise because of changes in the course of Horizon business, a request by Horizon to undertake actions that would otherwise be prohibited by the terms of the BCA or the occurrence of other events that would have a material adverse effect on Horizon’s business and would entitle Pono to terminate the BCA, as applicable. In any of such circumstances, it would be in the discretion of Pono, acting through its Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement/prospectus may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for Pono and our shareholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Pono does not believe there will be any changes or waivers that its directors and officers would be likely to make after shareholder approval of the Business Combination has been obtained. While certain changes could be made without further shareholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the shareholders, Pono will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of its shareholders with respect to the Business Combination Proposal.

The Combined Entity may redeem the unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

The Combined Entity has the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common shares equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date the Combined Entity sends the notice of redemption to the warrant holders. If and when the warrants become redeemable by the Combined Entity, the Combined Entity may exercise its redemption right even if the Combined Entity is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Additionally, ninety (90) days after the warrants become exercisable, New Pono may redeem all (but not less than all) of the outstanding warrants at $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption (during which time the holders may exercise their warrants prior to redemption for the number of shares set forth in the table under the section captioned “Description of Securities — Warrants — Redemption of Warrants — Redemption of Warrants for common shares”) if the following conditions are satisfied: (i) the last reported sale prices of the New Pono Class A ordinary shares equals or exceeds $18.00 per share (as may be adjusted for stock splits, stock dividends, reorganizations, recapitalizations or the like) on the trading day prior to the date of the notice; (ii) the private placement warrants are also concurrently exchanged at the same price as the outstanding Public Warrants; and (iii) there is an effective registration statement covering the issuance of New Pono Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given. In either case, redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Pono Capital has not registered the ordinary shares issuable upon exercise of the Public Warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise Public Warrants, thus precluding such investor from being able to exercise its Public Warrants except on a cashless basis and potentially causing such Public Warrants to expire worthless.

Pono has not registered the ordinary shares issuable upon exercise of the Public Warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, Pono has agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration under the Securities Act of the ordinary shares issuable upon exercise of the warrants and thereafter will use its best efforts to cause the same to become effective within 60 business days following its initial business combination and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the Public Warrants, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Pono cannot assure you that it will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the Public Warrants are not registered under the Securities Act, Pono will be required to permit holders to exercise their Public Warrants on a cashless basis. However, no Public Warrant will be exercisable for cash or on a cashless basis, and Pono will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if Pono ordinary shares are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Pono may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event it so elects, Pono will not be required to file or maintain in effect a registration statement, and in the event it does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will Pono be required to net cash settle any Public Warrant, or issue securities or other compensation in exchange for the Public Warrants in the event that it is unable to register or qualify the shares underlying the Public Warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the Public Warrants is not so registered or qualified or exempt from registration or qualification, the holder of such Public Warrant shall not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In such event, holders who acquired their Public Warrants as part of a purchase of public units will have paid the full unit purchase price solely for the ordinary shares included in the public units. If and when the Public Warrants become redeemable by Pono, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. It will use its best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the warrants were offered by Pono in the IPO. However, there may be instances in which holders of Public Warrants may be unable to exercise such Public Warrants but holders of Pono’s private warrants may be able to exercise such private warrants.

The Combined Entity may be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. If the Combined Entity relies on these exemptions, its shareholders will not have the same protections afforded to shareholders of companies that are subject to such requirements.

Upon the Closing, depending on the number ordinary shares redeemed by the Combined Entity’s public shareholders, the former Horizon equity holders may control a majority of the voting power of the Combined Entity’s outstanding common shares, and New Pono may then be a “controlled company” within the meaning of applicable rules of Nasdaq upon the Closing of the Business Combination. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

•        that a majority of the board consists of independent directors;

•        for an annual performance evaluation of the nominating and corporate governance and compensation committees;

•        that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While Horizon does not intend to rely on these exemptions, the Combined Entity may use these exemptions now or in the future. As a result, the Combined Entity’s shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

The future exercise of registration rights may adversely affect the market price of Pono’s ordinary shares.

Pursuant to a Registration Rights Agreement entered into at the time of the IPO, the Sponsor, holders of Pono’s Placement Units, and their permitted transferees can demand that Pono register the Class A ordinary shares issuable upon conversion of the Placement Warrants in the Placement Units, the Class A ordinary shares issuable upon conversion of the Founder Shares, the Class A ordinary shares included in the Placement Units, and holders of warrants that may be issued upon conversion of working capital loans may demand that Pono register such warrants, or the Class A ordinary shares issuable upon exercise of such warrants. Pono will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of Pono’s Class A ordinary shares. In addition, the existence of the registration rights may make the initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the ordinary shares owned by our Sponsor, holders of our Placement Units or holders of our working capital loans or their respective permitted transferees are registered.

Prior to Closing, will enter into a registration rights agreement that will obligate New Pono to register the common shares received by certain significant Horizon shareholders as part of the Business Combination. Pono will be obligated to fulfill three demands, excluding short form demands, that it register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial business combination and rights to require Pono to register for resale such securities pursuant to Rule 415 under the Securities Act. Sales of a substantial number of common shares pursuant to a resale registration statement in the public market could occur at any time the registration statement remains effective. In addition, certain registration rights holders can request underwritten offerings to sell their securities. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our ordinary shares.

There is no specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for Pono to complete a Business Combination with which a substantial majority of its shareholders do not agree.

Pono’s current amended and restated certificate of incorporation does not provide a specified maximum redemption threshold, except that it will not redeem its public shares in an amount that would cause the company’s net tangible assets to be less than $5,000,001 upon consummation of its initial business combination (such that it is not subject to the SEC’s “penny stock” rules). As of the date of this proxy statement/prospectus, no agreements with respect to the private purchase of public shares by the Combined Entity or the persons described above have been entered into with any such investor or holder. Pono will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement/prospectus) at the special meeting.

In the event the aggregate cash consideration Pono would be required to pay for all shares of ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the BCA exceeds the aggregate amount of cash available to it, it may not complete the Business Combination or redeem any shares, all ordinary shares submitted for redemption will be returned to the holders thereof, and Pono instead may search for an alternate business combination.

There may be sales of a substantial amount of the Combined Entity’s common shares after the Business Combination by Pono’s current shareholders, and these sales could cause the price of the Combined Entity’s common shares to fall.

After the Business Combination, on a pro forma basis, there will be approximately 26,157,653 common shares (assuming no redemptions by Pono shareholders). Of Pono’s issued and outstanding shares that were issued prior to the Business Combination, all will be freely transferable, except for any shares held by Pono’s “affiliates,” as that term is defined in Rule 144 under the Securities Act. Following completion of the Business Combination, approximately 21.0% of the Combined Entity’s outstanding common shares will be held by the Sponsor. This percentage does not take into account (i) the issuance of up to approximately 2,615,765 shares (assuming no redemptions) (or options to acquire shares) under the 2023 Equity Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 11,500,000 common shares that will remain outstanding following the Business Combination, or (iii) any additional Placement Warrants that Pono may issue to the Sponsor to repay working capital loans owed by Pono to the Sponsor (as of September 30, 2023, there was $175,000 outstanding under the Sponsor Working Capital Loan).

Future sales of the Combined Entity’s common shares may cause the market price of its securities to drop significantly, even if its business is doing well.

Pono entered into a registration rights agreement with respect to the Founder Shares and Pono ordinary shares issued or issuable upon the conversion of the Founder Shares, the Placement Units, including the ordinary shares and warrants underlying the Private Units, Pono ordinary shares underlying the Placement Warrants, and all shares issued to a holder with respect to the securities referred above by way of any stock split, stock dividend, recapitalization, combination of shares, acquisition, consolidation, reorganization, share exchange, or similar event, which securities Pono collectively refer to as “registrable securities.” Under the registration rights agreement, Pono has agreed to register for resale under a registration statement all of the shares held by holders of Founder Shares and issuable upon conversion of Pono warrants. The Sponsor is also entitled to three (3) demand registrations. Holders of registrable securities will also have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Business Combination.

Upon effectiveness of the registration statements Pono files pursuant to the registration rights agreements, these parties may sell large amounts of Pono ordinary shares in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in Pono’s stock price or putting significant downward pressure on the price of Pono ordinary shares.

Sales of substantial amounts of New Pono common shares in the public market after the Business Combination, or the perception that such sales will occur, could adversely affect the market price of Pono ordinary shares and make it difficult for it to raise funds through securities offerings in the future.

Future resales of New Pono’s Class A ordinary shares after the consummation of the Business Combination may cause the market price of New Pono’s securities to drop significantly, even if New Pono’s business is doing well.

In connection with the Business Combination, certain Horizon Shareholders and certain of Horizon’s officers and directors entered into a lock-up agreement pursuant to which they will be contractually restricted from selling or transferring any of (i) their New Pono Class A ordinary shares held immediately following the Closing and (ii) any of their New Pono Class A ordinary shares that result from converting securities held immediately following the Closing (the “Lock-Up Shares”). Such restrictions begin at Closing and end the earliest of: (a) six months from the Closing, (b) the date Pono consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Pono’s shareholders having the right to exchange their Pono ordinary shares for cash, securities or other property and (c) the date on which the closing sale price of Pono ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Closing.

The Sponsor is subject to a lock-up pursuant to a letter agreement, entered into at the time of the IPO, among Pono, the Sponsor and the other parties thereto, pursuant to which the Sponsor is subject to a lock-up beginning on the Closing and end the earliest of: (a) six months from the Closing, (b) the date Pono consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Pono’s shareholders having the right to exchange their Pono ordinary shares for cash, securities or other property and (c) the date on which the closing sale price of Pono ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Closing.

However, following the expiration of such lock-ups, the Sponsor and the holders of Lock-Up Shares will not be restricted from selling New Pono Class A ordinary shares held by them, other than by applicable securities laws. As such, sales of a substantial number of New Pono Class A ordinary shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of New Pono Class A ordinary shares. Upon completion of the Business Combination, the Sponsor and the holders of Lock-Up Shares (including the New Pono Class A ordinary shares issued as awards as a result of conversion of Horizon Common Shares that were reserved for issuance pursuant to Horizon’s outstanding stock options and unvested restricted stock units outstanding as of immediately prior to the Closing) will collectively beneficially own approximately 55.6% of the outstanding New Pono Class A ordinary shares, assuming that no additional public shareholders redeem their public shares in connection with the Business Combination. Assuming approximately 11.5 million public shares are redeemed in connection with the Business Combination, in the aggregate, the ownership of the Sponsor and the Horizon Shareholders would rise to 89.4% of the outstanding New Pono Class A ordinary shares.

The shares held by Sponsor and the Lock-Up Shareholders may be sold after the expiration of their applicable lock-up periods. As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in New Pono Class A ordinary share price or the market price of New Pono Class A ordinary shares could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

If the adjournment proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the Board will not have the ability to adjourn the meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.

The Board is seeking approval to adjourn the meeting to a later date or dates if, at the meeting, the business combination proposal is not approved. If the adjournment proposal is not approved, the Board will not have the ability to adjourn the meeting to a later date and, therefore, the Business Combination would not be completed.

Pono and Horizon have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Pono if the Business Combination is not completed.

Pono and Horizon expect to incur significant transaction and transition costs associated with the Business Combination and operating as a public company following the Closing. Pono and Horizon may also incur additional costs to retain key employees. Certain transaction expenses incurred in connection with the BCA, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be paid by New Pono following the Closing. As disclosed in Notes to the Unaudited Pro Forma Condensed Combined Financial Information, expected transaction costs in consummating the Business Combination and related transactions are approximately $4.6 million, approximately $4.2 million of which are attributable to Pono and approximately $400,000 of which are attributable to Horizon. Even if the Business Combination is not completed, Pono expects to incur approximately $700 thousand in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by Pono if the Business Combination is not completed.

If the funds held outside of Pono’s Trust Account are insufficient to allow it to operate until at least February 14, 2024 (or up to August 14, 2024, if Pono extends the maximum time to complete an initial business combination), Pono’s ability to complete an initial business combination may be adversely affected.

Pono believes the funds available to it outside of the Trust Account will be sufficient to allow it to operate until it completes its business combination; however, Pono cannot assure you that its estimate is accurate. If Pono is required to seek additional capital, it would need to borrow funds from the Sponsor, management team or other third parties to operate or may be forced to liquidate. Neither the Sponsor, members of Pono’s management team nor any of their affiliates is under any obligation to advance funds to Pono in such circumstances. Any such advances would be repaid only from funds held outside the Trust Account or from funds released to Pono upon completion of Pono’s initial business combination. Up to $1,500,000 of such loans may be convertible into additional Units that are identical to the Placement Units (the “Working Capital Units”) at a price of $10.00 per unit at the option of the lender. Any additional Working Capital Units beyond the Working Capital Units underlying the initial $1,500,000 in working capital loans as described in the Pono’s IPO prospectus will only be issuable upon the approval of Pono’s shareholders. As of September 30, 2023, there was $175,000 outstanding under the Sponsor Working Capital Loan. Prior to the completion of Pono’s initial business combination, it does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as Pono does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account. If Pono is unable to complete its initial business combination because it does not have sufficient funds available to it, Pono will be forced to cease operations and liquidate the Trust Account. Consequently, Pono’s public shareholders may only receive an estimated $10.25 per share, or possibly less, on its redemption of its public shares, and its warrants will expire worthless.

Pono’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about Pono’s ability to continue as a going concern, since Pono will cease all operations except for the purpose of liquidating if it is unable to complete an initial business combination by February 14, 2024 (or August 14, 2024, if Pono has extended the maximum time).

As of September 30, 2023, Pono had in cash held outside of the Trust Account of $68,282 for its working capital needs. Pono has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. Pono may need to raise additional funds in order to meet the expenditures required for operating its business. Further, if Pono’s estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, Pono may have insufficient funds available to operate its business prior to its initial business combination. Moreover, Pono may need to obtain additional financing either to complete its initial business combination or because it becomes obligated to redeem a significant number of its public shares upon completion of its initial business combination, in which case it may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, Pono would only complete such financing simultaneously with the completion of its initial business combination. If Pono is unable to complete its initial business combination because it does not have sufficient funds available to it, it will be forced to cease operations and liquidate the Trust Account. In addition, following Pono’s initial business combination, if cash on hand is insufficient, Pono may need to obtain additional financing in order to meet its obligations. While Pono intends to complete the Business Combination before February 14, 2024 (or August 14, 2024, if Pono has extended the time it has to complete a business combination for the maximum time), there are no assurances that this will happen. The date for mandatory liquidation and subsequent dissolution raise substantial doubt about Pono’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Resources could be wasted in researching acquisitions that are not completed (including the proposed Business Combination), which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If Pono has not completed its initial business combination within the required time period, its public shareholders may receive only approximately $10.25 per share, or less than such amount in certain circumstances, on the liquidation of its Trust Account and its warrants will expire worthless.

Pono anticipates that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If Pono decides not to complete a specific initial business combination, such as the proposed Business Combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, such as Horizon, Pono may fail to complete its initial business combination for any number of reasons including those beyond its control. Any such event will result in a loss to Pono of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If Pono is unable to complete our initial business combination, its public shareholders may receive only approximately $10.25 per share on the liquidation of its Trust Account and its warrants will expire worthless.

Pono’s ability to consummate an initial business combination may be adversely affected by economic uncertainty and volatility in the financial markets, including as a result of the military conflict in Ukraine.

In late February 2022, Russian military forces invaded Ukraine. Russia’s invasion, the responses of countries and political bodies to Russia’s actions, and the potential for wider conflict may increase financial market volatility and could have adverse effects on regional and global economic markets, including the markets for certain securities and commodities. Following Russia’s actions, various countries, including the United States, Canada, the United Kingdom, Germany, and France, as well as the European Union, issued broad-ranging economic sanctions against Russia. The sanctions consist of the prohibition of trading in certain Russian securities and engaging in certain private transactions, the prohibition of doing business with certain Russian corporate entities, large financial institutions, officials and persons, and the freezing of Russian assets. The sanctions include a possible commitment by certain countries and the European Union to remove selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications, commonly called “SWIFT”, the electronic network that connects banks globally, and imposed restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. A number of large corporations and U.S. states have also announced plans to curtail business dealings with certain Russian businesses.

The imposition of the current sanctions (and potential imposition of further sanctions in response to continued Russian military activity) and other actions undertaken by countries and businesses may adversely impact various sectors of the Russian economy, and the military action has severe impacts on the Ukrainian economy, including its exports and food production. The duration of ongoing hostilities and corresponding sanctions and related events cannot be predicted and may result in a negative impact on the markets and thereby may negatively impact Pono’s ability to consummate a business combination.

Additionally, in the U.S. and other jurisdictions, central banks have undertaken efforts to combat inflation by raising interest rates, which increase the likelihood of a slowdown in U.S. and global economic growth, and which in turn, have caused, and may continue to cause, declines in the prices of financial assets in the public and private markets as investors react to these and other economic developments. This has also caused, and may continue to cause, market volatility and downward price pressure on the capital markets, which may negatively impact Pono’s ability to raise capital in connection with the consummation of a business combination on attractive terms or at all.

Pono Shareholders who redeem their Pono Class A ordinary shares may continue to hold any Public Warrants that they own, which will result in additional dilution to non-redeeming Pono Shareholders upon exercise of such Public Warrants.

Pono Shareholders who redeem their Class A ordinary shares may continue to hold any Public Warrants they owned prior to redemption, which will result in additional dilution to non-redeeming holders upon exercise of such Public Warrants. Assuming (i) all redeeming Pono Shareholders acquired Public Units in the IPO and continue to hold the Public Warrants that were included in the Public Units, and (ii) maximum redemption of Pono Class A ordinary shares held by the redeeming Pono Shareholders, 11,500,000 Public Warrants would be retained by redeeming Pono Shareholders with a market value of approximately $287,500 based on the closing price of $0.025 per Public Warrant on Nasdaq on November 15, 2023. As a result of the redemption, the redeeming Pono Shareholders would recoup their entire investment and continue to hold Public Warrants with an aggregate market value of approximately $759,000, while non-redeeming Pono Shareholders would suffer additional dilution in their percentage ownership and voting interest of New Pono upon exercise of the Public Warrants held by redeeming Pono Shareholders.

Risks Related to Horizon’s Operations, Technology and Financial Condition

Horizon has incurred losses and expect to incur significant expenses and continuing losses for the foreseeable future, and it may not achieve or maintain profitability.

Horizon has incurred significant operating losses. Its operating losses were $1,652,956 and $1,169,692 for the years ended May 31, 2022 and 2023, respectively. Horizon expects to continue to incur losses for the foreseeable future as it develops its aircraft. Horizon’s ability to continue as a going concern will depend on the completion of the Business Combination Agreement or its ability to obtain sufficient funding from other sources. Horizon’s consolidated financial statements for the year ended May 31, 2023 do not include any adjustments that might result from the outcome of this uncertainty and have been prepared on a basis that assumes it will continue as a going concern, as described in the notes to Horizon’s consolidated financial statements included elsewhere in this proxy statement/prospectus.

Horizon has not yet started commercial operations, making it difficult for it to predict its future operating results, and it believes that it will continue to incur operating losses until at least the time it begins commercial operations. As a result, Horizon’s losses may be larger than anticipated, and it may not achieve profitability when expected, or at all, and even if it does, it may not be able to maintain or increase profitability.

Horizon expects its operating expenses to significantly increase over the next several years as it completes its aircraft design, build, testing and manufacturing. Horizon expects the rate at which it incurs losses will be significantly higher for 2024 though at least 2027 as it engages in the following activities:

•        continuing to design its Cavorite X7 hybrid eVTOL aircraft with the goal of having such aircraft certified and ultimately produced;

•        engaging suppliers in the development of aircraft components and committing capital to serial production of those components;

•        building its production capabilities to assemble and test the major components of its aircraft : propulsion systems, energy system assembly and aircraft integration, as well as incurring costs associated with outsourcing production of subsystems and other key components;

•        hiring additional employees across design, production, marketing, administration and commercialization of its business;

•        engaging with third party providers for design, testing, certification and commercialization of its products;

•        building up inventories of parts and components for its aircraft;

•        further enhancing its research and development capacities to continue the work on its aircraft’s technology, components, hardware and software performance;

•        testing and certifying the performance and operation of its aircraft;

•        working with third-party providers to train its pilots, mechanics and technicians in its proprietary aircraft operation and maintenance;

•        developing and launching its digital platform and customer user interface;

•        developing its sales and marketing activities and developing its vertiport infrastructure; and

•        increasing its general and administrative functions to support its growing operations and its responsibilities as a public company.

Because Horizon will incur the costs and expenses from these efforts before it receives any associated revenue, its losses in future periods will be significant. In addition, it may find that these efforts are more expensive than it currently anticipates or that these efforts may not result in the revenue it anticipates, which would further increase its losses. Furthermore, if its future growth and operating performance fails to meet investor or analyst expectations, or if it has future negative cash flow or losses resulting from its investment in acquiring customers or expanding its operations, this could have a material adverse effect on its business, financial condition and results of operations.

The eVTOL market may not continue to develop, eVTOL aircraft may not be adopted by the transportation market, eVTOL aircraft may not be certified by transportation and aviation authorities or eVTOL aircraft may not deliver the expected reduction in operating costs or time savings.

eVTOL aircraft involve a complex set of technologies and are subject to evolving regulations, many of which were originally not intended to apply to electric and/or VTOL aircraft. Before any eVTOL aircraft can fly passengers, manufacturers and operators must receive requisite regulatory approvals, including — but not limited to — aircraft type certificate and certification related to production of the aircraft (i.e., a Production Certificate). No eVTOL aircraft have passed certification by TCCA, EASA or the FAA for commercial operations in Canada, Europe or the United States, respectively, and there is no assurance that Horizon’s current serial prototype for the Cavorite X7 aircraft will receive government certification in a way that is market-viable or commercially successful, in a timely manner or at all. Gaining government certification requires Horizon to prove the performance, reliability and safety of its Cavorite X7 aircraft, which cannot be assured. Any of the foregoing risks and challenges could adversely affect its prospects, business, financial condition and results of operations.

The success of Horizon’s business depends on the safety and positive perception of its aircraft, the establishment of strategic relationships, and of its ability to effectively market and sell aircraft that will be used in Regional Air Mobility services.

Horizon has not yet begun to sell its aircraft, and it expects that its success will be highly dependent on its target customers’ embrace of Regional Air Mobility and eVTOL vehicles, which it believes will be influenced by the public’s perception of the safety, convenience and cost of its Cavorite X7 specifically but also of the industry as a whole. As a new industry, the public has low awareness of Regional Air Mobility and eVTOL vehicles, which will require substantial publicity and marketing campaigns in a cost-effective manner to effectively and adequately target and engage Horizon’s potential customers. If Horizon is unable to demonstrate the safety of its aircraft, the convenience of its aircraft, and the cost-effectiveness of its use in Regional Air Mobility services as compared with other commuting, goods transportation, airport shuttle, or regional transportation options, Horizon’s business may not develop as it anticipates it could, and its business, revenue and operations may be adversely affected. Further, its sales growth will depend on its ability to develop relationships with infrastructure providers, airline operators, other commercial entities, municipalities and regional governments and landowners, which may not be effective in generating anticipated sales, and marketing campaigns can be expensive and may not result in the acquisition of customers in a cost-effective manner, if at all. If conflicts arise with Horizon’s strategic counterparties, the other party may act in a manner adverse to Horizon and could limit its ability to implement its strategies. Its strategic counterparties may develop, either alone or with others, products or services in related fields that are competitive with its products and services.

Horizon has a limited operating history and face significant challenges to develop, certify, and manufacture its aircraft. Horizon’s Cavorite X7 eVTOL aircraft remains in development, and it does not expect to deliver any aircraft until 2027, at the earliest, if at all.

Horizon was incorporated in 2013, and it is developing an aircraft for the emerging Regional Air Mobility market, which is continuously evolving. Although the Horizon team has experience designing, building and testing new aircraft, it has no experience as an organization in volume manufacturing of its planned Cavorite X7 aircraft. Horizon cannot assure that it or its suppliers and other commercial counterparties will be able to develop efficient, cost-effective manufacturing capability and processes, and reliable sources of component supplies that will enable it to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully produce and maintain Cavorite X7 aircraft. Based on its current testing and projections, Horizon believes that it can achieve its business plan and forecasted performance model targets in terms of aircraft range, speed, energy system capacity, and payload for its full-scale Cavorite X7 aircraft; however, it currently only has a 50%-scale prototype aircraft completed and undergoing flight testing.

Detailed design of Horizon’s full-scale Cavorite X7 aircraft has not yet been completed, and many of the systems, the aerodynamics, the structure, and other critical elements of the design have yet to be designed, produced, and tested at full-scale. As such, Horizon might not achieve all, or any, of its performance targets, which would materially impact its business plan and results of operations.

You should consider Horizon’s business and prospects in light of the risks and significant challenges it faces as a new entrant into a new industry, including, among other things, with respect to its ability to:

•        design, build, test and produce safe, reliable and high-quality Cavorite X7 aircraft and scale that production in a cost- effective manner;

•        obtain the necessary certification and regulatory approvals in a timely manner;

•        build a well-recognized and respected brand;

•        establish and expand its customer base;

•        properly price its aircraft, and successfully anticipate the demand by its target customers;

•        improve and maintain its manufacturing efficiency;

•        maintain a reliable, secure, high-performance and scalable technology infrastructure;

•        predict its future revenues and appropriately budget for our expenses;

•        anticipate trends that may emerge and affect its business;

•        anticipate and adapt to changing market conditions, including technological developments and changes in competitive landscape;

•        secure, protect and defend its intellectual property; and

•        navigate an evolving and complex regulatory environment.

If Horizon fails to adequately address any or all of these risks and challenges, its business may be materially and adversely affected.

The Regional Air Mobility market for eVTOL passenger and goods transport services does not exist; whether and how it develops is based on assumptions, and the Regional Air Mobility market may not achieve the growth potential we expect or may grow more slowly than expected.

Horizon’s estimates for the total addressable market for eVTOL Regional Air Mobility, regional passenger and goods transport, and military use are based on a number of internal and third-party estimates, including customers who have expressed interest, assumed prices at which it can offer its services, assumed aircraft development, estimated certification and production costs, its ability to manufacture, obtain regulatory approval and certification, its internal processes and general market conditions. While Horizon believes its assumptions and the data underlying its estimates are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, Horizon’s estimates may prove to be incorrect, which could negatively affect its operating revenue, costs, operations and potential profitability.

Horizon may be unable to adequately control the costs associated with its pre-launch operations, and its costs will continue to be significant after it commences operations.

Horizon will require significant capital to develop and grow its business, including designing, developing, testing, certifying and manufacturing its aircraft, educating customers of the safety, efficiency and cost-effectiveness of its unique aircraft and building its brand. Horizon’s research and development expenses were $666,019 and $598,551 in 2022 and 2023, respectively, and it expects to continue to incur significant expenses which will impact its profitability, including continuing research and development expenses, manufacturing, maintenance and procurement costs, marketing, customer and payment system expenses, and general and administrative expenses as it scales its operations. Horizon’s ability to become profitable in the future will not only depend on its ability to successfully market its aircraft for global use but also its ability to control its costs. If Horizon is unable to cost efficiently design, certify, manufacture, market, and deliver its aircraft on time, its margins, profitability and prospects would be materially and adversely affected.

Horizon is a relatively small company in comparison to current industry leaders in the Regional Air Mobility market. Horizon may experience difficulties in managing its growth.

With under 20 employees currently, Horizon expects to experience significant growth in team size as it experiences an increase in the scope and nature of its research and development, manufacturing, testing, and certification of its aircraft. Horizon’s ability to manage its future growth will require it to continue to improve its operational, financial and management controls, compliance programs and reporting systems. Horizon is currently in the process of strengthening its compliance programs, including its compliance programs related to internal controls, intellectual property management, privacy and cybersecurity. Horizon may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing controls, programs, systems and procedures, which could have an adverse effect on its business, reputation and financial results. Horizon also may not be able to grow the team in a timely manner or hire the expertise required in order to successfully continue its aircraft development.

Horizon’s forward-looking operating information and business plan forecast relies in large part upon assumptions and analyses that it has developed or obtained from respected third parties. If these assumptions or analyses prove to be incorrect, Horizon’s actual operating results may be materially different from its forecasted results.

Horizon’s management has prepared its projected financial performance, operating information and business plan, which reflect its current estimates of future performance. Whether its actual financial results and business develops in a way that is consistent with its expectations and assumptions as reflected in its forecasts depends on a number of factors, many of which are outside its control. Horizon’s estimates and assumptions may prove inaccurate, causing the actual amount to differ from its estimates. These factors include, but are not limited to, the risk factors described herein and the following factors:

•        its ability to obtain sufficient capital to sustain and grow its business;

•        its effectiveness in managing its costs and its growth;

•        its ability to meet the performance and cost targets of manufacturing its aircraft;

•        its ability to effectively develop its fan-in-wing eVTOL technology that underpins its Cavorite X7 aircraft design and operation;

•        establishing and maintaining relationships with key providers and suppliers;

•        the timing, cost and ability to obtain the necessary certifications and regulatory approvals;

•        the development of the Regional Air Mobility market and customer demand for its aircraft;

•        the costs and effectiveness of its marketing and promotional efforts;

•        competition from other companies with compelling aircraft that may emerge to compete directly or indirectly with its Cavorite X7 aircraft;

•        its ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;

•        the overall strength and stability of domestic and international economies;

•        regulatory, legislative and political changes; and

•        consumer spending habits.

Unfavorable changes in any of these or other factors, most of which are beyond Horizon’s control, could materially and adversely affect its business, results of operations and financial results. It is difficult to predict future revenues and appropriately budget for Horizon’s expenses, and its has limited insight into trends that may emerge and affect its business. If actual results differ from its estimates or it adjusts its estimates in future periods, its operating results and financial position could be materially affected.

Horizon anticipates delivering its first Cavorite X7 eVTOL aircraft to customers in 2027, pending receipt of regulatory approval and certification; however, the aircraft remains in the detailed design phase and has yet to complete any testing and certification process. Any delay in the design, production, or completion or requisite testing and certification, and any design changes that may be required to be implemented in order to receive certification, would adversely impact Horizon’s business plan and strategic growth plan and our financial condition.

Horizon is currently in rigorous testing of its 50%-scale prototype and is still refining the detailed design of a full-scale aircraft. While Horizon currently has an experienced aircraft prototyping team, there are many important milestones to achieve prior to being able to deliver its first commercial aircraft, including completing the detailed design, sub-system assembly, airframe manufacturing, systems integration, testing, design refinement, type certification of the aircraft, and production certification of its manufacturing facility. Horizon’s inability to properly plan, execute its operations, and analyze and contain the risk associated with each step could negatively impact its ability to successfully operate its business.

Any delays in the development, certification, manufacture and commercialization of Horizon’s Cavorite X7 aircraft and related technology, such as battery technology or electric motors, may adversely impact its business, financial condition and results of operations.

Horizon may experience future delays or other complications in the design, certification, manufacture, and production of its aircraft and related technology. These delays could negatively impact its progress towards commercialization or result in delays in increasing production capacity. If Horizon encounters difficulties in scaling our production, if it fails to procure the key enabling technologies from its suppliers (e.g., batteries, power electronics, electric motors, etc.) which meet the required performance parameters, if its aircraft technologies and components do not meet its expectations, or if such technologies fail to perform as expected, are inferior to those of its competitors or are perceived as less safe than those of its competitors, it may not be able to achieve its performance targets in aircraft range, speed, payload and noise or launch products on its anticipated timelines, and its business, financial condition and results of operations could be materially and adversely impacted.

Adverse publicity stemming from any incident involving us or Horizon’s competitors, or an incident involving any air travel service or unmanned flight based on eVTOL technologies, could have a material adverse effect on Horizon’s business, financial condition and results of operations.

Electric aircraft are based on complex technology that requires skilled pilot operation and maintenance. Like any aircraft, they may experience operational or process failures and other problems, including adverse weather conditions, unanticipated collisions with foreign objects, manufacturing or design defects, pilot error, software malfunctions, cyber-attacks or other intentional acts that could result in potential safety risks. Any actual or perceived safety issues with Horizon’s aircraft, other electric aircraft or eVTOL aircraft, unmanned flight based on autonomous technology or the Regional Air Mobility industry generally may result in significant reputational harm to its business, in addition to tort liability, increased safety infrastructure and other costs that may arise. The electric aircraft industry has had several accidents involving prototypes. Lilium’s first Phoenix demonstrator was destroyed by a ground-maintenance fire in February 2020; Eviation’s prototype eVTOL vehicle caught fire during testing in January 2020; a small battery-operated plane operated by Avinor and built by Slovenia’s Pipistrel crashed in Norway in August 2019; and an electric-motor experimental aircraft built by Siemens and Hungarian company Magnus crashed in Hungary in May 2018, killing both occupants.

Horizon is also subject to risk of adverse publicity stemming from any public incident involving the company, its employees or its brand. If Horizon’s personnel, its 50%-scale prototype aircraft, or the personnel or vehicles of one of its competitors, were to be involved in a public incident, accident or catastrophe, the public perception of the Regional Air Mobility industry or eVTOL vehicles specifically could be adversely affected, resulting in decreased customer demand for its aircraft, significant reputational harm or potential legal liability, which could cause a material adverse effect on sales, business and financial condition. The insurance Horizon carries may be inapplicable or inadequate to cover any such incident, accident or catastrophe. If Horizon’s insurance is inapplicable or not adequate, it may be forced to bear substantial losses from an incident or accident.

Horizon’s business plans require a significant amount of capital. In addition, its future capital needs may require it to sell additional equity or debt securities that may adversely affect the market price of its shares and dilute its shareholders or introduce covenants that may restrict its operations.

Horizon expects its capital expenditures to continue to be significant in the foreseeable future as it expands its development, certification, production and commercial launch, and that its level of capital expenditures will be significantly affected by customer demand for its services. The fact that Horizon has a limited operating history and is entering a new industry means it has no historical data on the demand for its aircraft. As a result, Horizon’s future capital requirements may be uncertain and actual capital requirements may be different from those it currently anticipates. Horizon may seek equity or debt financing to finance a portion of its capital expenditures. Such financing might not be available to Horizon in a timely manner or on terms that are acceptable, or at all.

Horizon’s ability to obtain the necessary financing to carry out its business plan is subject to a number of factors, including general market conditions and investor acceptance of its industry and business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to Horizon. If Horizon is unable to raise sufficient funds, it will have to significantly reduce its spending, delay or cancel its planned activities or substantially change its corporate structure. Horizon might not be able to obtain any funding, and it might not have sufficient resources to conduct its business as projected, both of which could mean that it would be forced to curtail or discontinue its operations. Horizon may seek to raise such capital through the issuance of additional shares or debt securities with conversion rights (such as convertible bonds and option rights). An issuance of additional shares or debt securities with conversion rights could potentially reduce the market price of Horizon’s shares, and it currently cannot predict the amounts and terms of such future offerings.

In addition, Horizon’s future capital needs and other business reasons could require it to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute Horizon’s shareholders. In addition, such dilution may arise from the acquisition or investments in companies in exchange, fully or in part, for newly issued shares, options granted to Horizon’s business partners or from the exercise of stock options by its employees in the context of existing or future share option programs or the issuance of shares to employees in the context of existing or future employee participation programs. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict Horizon’s operations.

If we cannot raise additional funds when we need or want them, our operations and prospects could be negatively affected.

If Horizon is unable to successfully design and manufacture its aircraft, its business will be harmed.

Horizon is currently developing plans to expand its primary manufacturing infrastructure near Toronto, Ontario, and it plans to begin production of its certified aircraft in 2027; however, currently it has a 50%-scale prototype aircraft in active flight testing and is in an early design phase of its full-scale aircraft. Horizon may not be able to successfully develop and certify a full-scale aircraft. Horizon may also not be able to successfully develop commercial-scale manufacturing capabilities internally or supply chain relationships with its intended Tier 1 suppliers. Horizon’s production facilities and the production facilities of its outsourcing parties and suppliers may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics, such as the COVID-19 pandemic, which may render it difficult or impossible for it to manufacture our aircraft for some period of time.

If the Cavorite X7 eVTOL aircraft Horizon builds fails to perform as expected, Horizon’s ability to develop, market, and sell its aircraft could be harmed.

Horizon has not yet produced a full-scale Cavorite X7 aircraft. Although Horizon is satisfied with early flight testing of its 50%-scale prototype, there is no guarantee that the full-scale aircraft will perform as Horizon anticipates. Horizon’s aircraft may contain defects in design and manufacture that may cause them not to perform as expected or that may require design changes and/or repairs. Further, Horizon’s Cavorite X7 aircraft may be impacted by various performance factors that could impair customer satisfaction, such as excessive noise, turbulent air during flight, foreign object damage, fan stall or wing flutter, overloading, hail and bird strike, or adverse icing accumulation. If Horizon’s Cavorite X7 aircraft fails to perform as expected, Horizon may need to delay delivery of initial aircraft, which could adversely affect its brand in its target markets and could adversely affect its business, prospects, and results of operations.

Horizon’s Cavorite X7 aircraft require complex software, hybrid electric power systems, battery technology and other technology systems that remain in development and need to be commercialized in coordination with its vendors and suppliers to complete serial production. The failure of advances in technology and of manufacturing at the rates Horizon projects may impact its ability to increase the volume of its production or drive down end user pricing.

Horizon’s Cavorite X7 will use a substantial amount of third-party and in-house software codes and complex hardware to operate. Horizon’s software and hardware may contain errors, bugs or vulnerabilities, and its systems are subject to certain technical limitations that may compromise its ability to meet its objectives. Some errors, bugs or vulnerabilities inherently may be difficult to detect and may only be discovered after the code has been implemented. Horizon has a limited frame of reference by which to evaluate the long-term performance of its software and hardware systems and its aircraft, and it may be unable to detect and fix any defects in the aircraft prior to commencing commercial operations. The development and on-going monitoring of such advanced technologies is inherently complex, and Horizon will need to coordinate with its vendors and suppliers in order to complete full-scale production. Horizon’s potential inability to develop the necessary software and technology systems may harm its competitive position or delay the certification or manufacture of our aircraft.

Horizon is relying on third-party suppliers to develop a number of emerging technologies for use in its products, including lithium-ion battery technology. Many of these technologies are already commercially viable, and our survey of commercially available products has already yielded promising results. However, the final cell design of Horizon’s potential suppliers may not be able to meet the safety, technological, economical or operational requirements to support the regulatory requirements and performance assumed in its business plan.

Horizon is also relying on third-party suppliers to commercialize these technologies (such as battery cell technology) at the volume and costs it requires to launch and ramp-up our production. Horizon’s suppliers may not be able to meet the production timing, volume requirements or cost requirements it has assumed in our business plan. Horizon’s third-party suppliers could face other challenges, such as the lack of raw materials or machinery, the breakdown of tools in production or the malfunctioning of technology as they ramp up production. As a result, Horizon’s business plan could be significantly impacted, and it may incur significant delays in production and full commercialization, which could adversely affect its business, prospects, and results of operations.

Horizon’s Cavorite X7 aircraft will make extensive use of lithium-ion battery cells, which have been observed to catch fire or vent smoke and flame.

The battery packs within Horizon’s Cavorite X7 aircraft will use lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. While the battery pack is designed to contain any single cell’s release of energy without spreading to neighboring cells, a failure of battery packs in Horizon’s aircraft could occur or batteries could catch fire during production or testing, which could result in bodily injury or death and could subject us to lawsuits, regulatory challenges or redesign efforts, all of which would be time consuming and expensive and could harm Horizon’s brand image. Also, negative public perceptions regarding the suitability of lithium-ion cells for automotive applications, the social and environmental impacts of cobalt mining, or any future incident involving lithium-ion cells, such as a vehicle or other fire, could seriously harm Horizon’s business and reputation.

Horizon will rely on third-party suppliers and strategic parties for the provision and development of key emerging technologies, components and materials used in its Cavorite X7 aircraft, such as the lithium-ion batteries that will help to power the aircraft, a significant number of which may be single or limited source suppliers. If any of these prospective suppliers or strategic parties choose to not do business with Horizon at all, or insist on terms that are commercially disadvantageous, Horizon may have significant difficulty in procuring and producing its aircraft, and its business prospects would be harmed.

Third-party suppliers and strategic parties will provide key components and technology to the Cavorite X7 aircraft. Collaborations with strategic parties are necessary to successfully commercialize Horizon’s existing and future products. If Horizon is unable to identify or enter into agreements with strategic parties for the development of key technology or if such strategic parties insist on terms that are commercially disadvantageous, including for example the ability to freely commercialize jointly owned intellectual property, Horizon may have significant difficulty in procuring and producing its aircraft or technologies, components or materials used in its aircraft.

In addition to Horizon’s collaborations, it will be substantially reliant on its relationships with its suppliers for the parts and components in its aircraft. If any of these prospective suppliers choose to not do business with Horizon at all, or insist on terms that are commercially disadvantageous, it may have significant difficulty in procuring and producing its aircraft, and its business prospects would be harmed. If Horizon’s suppliers experience any delays in providing it with or developing necessary components, or if its suppliers are unable to deliver necessary components in a timely manner and at prices and volumes acceptable to Horizon, Horizon could experience delays in manufacturing its aircraft and delivering on its timelines, which could have a material adverse effect on its business, prospects and operating results.

While Horizon plans to obtain components from multiple sources whenever possible, it may purchase many of the components used in its Cavorite X7 aircraft from a single source. While Horizon believes that it may be able to establish alternate supply relationships and can obtain replacement components for its single source components, it may be unable to do so in the short term, or at all, at prices or quality levels that are acceptable to it. In addition, Horizon could experience delays if its suppliers do not meet agreed upon timelines or experience capacity constraints. Any disruption in the supply of components, whether or not from a single source supplier, could temporarily disrupt production of our aircraft until an alternative supplier is able to supply the required material. Changes in business conditions, unforeseen circumstances, governmental changes, and other factors beyond Horizon’s control or which it does not presently anticipate, could also affect its suppliers’ ability to deliver components to Horizon on a timely basis. Any of the foregoing could materially and adversely affect its results of operations, financial condition and prospects.

If any of Horizon’s suppliers become economically distressed or go bankrupt, Horizon may be required to provide substantial financial support or take other measures to ensure supplies of components or materials, which could increase Horizon’s costs, affect its liquidity or cause production disruptions.

Horizon expects to purchase various types of equipment, raw materials and manufactured component parts from its suppliers. If these suppliers experience substantial financial difficulties, cease operations, or otherwise face business disruptions, Horizon may be required to provide substantial financial support to ensure supply continuity or would have to take other measures to ensure components and materials remain available. Any disruption could affect Horizon’s ability to deliver aircraft and could increase its costs and negatively affect its liquidity and financial performance.

Horizon may not succeed in establishing, maintaining and strengthening its brand, which would materially and adversely affect customer acceptance of its services, reducing its anticipated sales, revenue and forecasts.

Horizon’s business and prospects heavily depend on its ability to develop, maintain and strengthen the Horizon brand and sell consumers on the safety, convenience and cost-effectiveness of its Regional Air Mobility services. If Horizon is not able to establish, maintain and strengthen its brand, Horizon may lose the opportunity to build a critical mass of customers. Horizon’s ability to develop, maintain and strengthen the Horizon brand will depend heavily on the success of its marketing efforts. When it launches, Horizon expects the Regional Air Mobility industry to be intensely competitive, with a strong first-mover advantage, and Horizon will not be the first to deliver viable eVTOL aircraft to service this market. If Horizon does not develop and maintain a strong brand, its business, prospects, financial condition and operating results will be materially and adversely impacted.

Horizon’s business depends substantially on the continuing efforts of its key employees and qualified personnel; its operations may be severely disrupted if it loses their services.

Horizon’s success depends substantially on the continued efforts of its key employees and qualified personnel, and its operations may be severely disrupted if it lost their services. As Horizon builds their brand and becomes more well known, the risk that competitors or other companies may poach its key talented personnel increases. The failure to attract, integrate, train, motivate and retain these personnel could seriously harm Horizon’s business and prospects. The design, assembly, testing, production and certification of Horizon’s aircraft requires highly skilled personnel for which there is currently a shortage in the aerospace workforce in North America. Horizon intends to work with third parties to attract talented workers; however, if Horizon is unable to hire, train, and retain qualified personnel, Horizon’s business could be harmed, and it may be unable to implement its growth plans.

Horizon’s business may be adversely affected by labor and union activities in the future.

Although none of Horizon’s employees are currently represented by a labor union, it is common throughout the aircraft industry generally for many employees at aircraft companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. Horizon may also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on Horizon’s business, financial condition or operating results.

Failure of information security and privacy concerns could subject Horizon to penalties, damage its reputation and brand, and harm its business and results of operations.

Horizon expects to face significant challenges with respect to information security and privacy, including the storage, transmission and sharing of confidential information. Horizon will transmit and store confidential and private information of its customers, such as personal information, including names, accounts, user IDs and passwords, and payment or transaction related information.

Horizon intends to adopt strict information security policies and deploy advanced measures to implement the policies, including, among others, advanced encryption technologies. However, advances in technology, an increased level of sophistication of Horizon’s services, an increased level of expertise of hackers, new discoveries in the field of cryptography or others can still result in a compromise or breach of the measures that its uses. If Horizon is unable to protect its systems, and hence the information stored in its systems, from unauthorized access, use, disclosure, disruption, modification or destruction, such problems or security breaches could cause a loss, give rise to its liabilities to the owners of confidential information or even subject Horizon to fines and penalties. In addition, complying with various laws and regulations could cause Horizon to incur substantial costs or require that Horizon changes its business practices, including its data practices, in a manner adverse to its business.

Compliance with required information security laws and regulations could be expensive and may place restrictions on the conduct of Horizon’s business and the manner in which it interacts with its customers. Any failure to comply with applicable regulations could also result in regulatory enforcement actions against us, and misuse of or failure to secure personal information could also result in violation of data privacy laws and regulations, proceedings against Horizon by governmental entities or others, and damage to Horizon’s reputation and credibility, and could have a negative impact on revenues and profits.

Significant capital and other resources may be required to protect against information security breaches or to alleviate problems caused by such breaches or to comply with Horizon’s privacy policies or privacy-related legal obligations. The resources required may increase over time as the methods used by hackers and others engaged in online criminal activities are increasingly sophisticated and constantly evolving. Any failure or perceived failure by Horizon to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, could cause its customers to lose trust in Horizon and could expose it to legal claims. Any perception by the public that online transactions or the privacy of user information are becoming increasingly unsafe or vulnerable to attacks could inhibit the growth of online retail and other online services generally, which may reduce the number of orders Horizon receives.

Horizon is subject to cybersecurity risks to its operational systems, security systems, infrastructure, integrated software in its aircraft and customer data processed by Horizon or third-party vendors.

Horizon is at risk for interruptions, outages and breaches of the following systems, which are either owned by Horizon or operated by its third-party vendors or suppliers:

•        operational systems, including business, financial, accounting, product development, data processing or production processes;

•        facility security systems;

•        aircraft technology including powertrain, avionics and flight control software;

•        the integrated software in Horizon’s aircraft; or

•        customer data.

The occurrence of any such incident could disrupt Horizon’s operational systems, result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information, compromise personal information of customers, employees, suppliers, or others, jeopardize the security of Horizon’s facilities or affect the performance of in-product technology and the integrated software in its aircraft.

Moreover, there are inherent risks associated with developing, improving, expanding and updating the current systems, such as the disruption of Horizon’s data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect Horizon’s ability to manage its data and inventory, procure parts or supplies or manufacture, deploy, and deliver its aircraft, adequately protect its intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. Horizon cannot be sure that these systems upon which it relies, including those of its third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If these systems do not operate as Horizon expects them to, it may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

Any unauthorized access to or control of Horizon’s aircraft or its systems or any loss of data could result in legal claims or proceedings. In addition, regardless of their veracity, reports of unauthorized access to Horizon’s aircraft, their systems or data, as well as other factors that may result in the perception that Horizon’s aircraft, their systems or data are capable of being “hacked,” could negatively affect Horizon’s brand and harm its business, prospects, financial condition and operating results.

Although Horizon plans to have a formal cybersecurity committee organized by the Board of Directors, as well as third party security specialists on contract, there is no guarantee that this additional layer of corporate governance will be sufficient to mitigate the posed by motivated cybersecurity criminals.

Horizon faces risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt its operations.

Horizon’s manufacturing or customer service facilities or operations could be adversely affected by events outside of its control, such as natural disasters, wars, health epidemics like COVID-19, and other calamities. Although Horizon has servers that are hosted in an offsite location, its backup system does not capture data on a real-time basis, and Horizon may be unable to recover certain data in the event of a server failure. Horizon cannot assure you that any backup systems will be adequate to protect it from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect Horizon’s ability to provide services.

Risks Related to Horizon’s Intellectual Property

Horizon may not be able to prevent others from unauthorized use of its intellectual property, which could harm its business and competitive position.

Horizon may not be able to prevent others from unauthorized use of its intellectual property, which could harm its business and competitive position. Horizon relies on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses, and other contractual rights to establish and protect its rights in its technology. Despite Horizon’s efforts to protect its proprietary rights, third parties may attempt to copy or otherwise obtain and use Horizon’s intellectual property or seek court declarations that they do not infringe upon Horizon’s intellectual property rights or those rights are not enforceable. Monitoring unauthorized use of Horizon’s intellectual property is difficult and costly, and the steps Horizon has taken or will take are aimed to prevent misappropriation. From time to time, Horizon may have to resort to litigation to enforce its intellectual property rights, which could result in substantial costs and diversion of its resources, including significant amounts of time from its key executives and management, and may not have the desired outcome.

Patent, trademark, and trade secret laws vary significantly throughout the world. Some countries do not protect intellectual property rights to the same extent as do the laws of the United States and European Union. Therefore, Horizon may not be able to secure certain intellectual property rights in some jurisdictions, and Horizon’s intellectual property rights may not be as strong or as easily enforced outside of the United States and the European Union. Failure to adequately protect Horizon’s intellectual property rights could result in other Company’s competitors offering similar products, potentially resulting in the loss of some of its competitive advantage and a decrease in its revenue which, would adversely affect its business, prospects, financial condition and operating results.

Horizon’s patent applications may not issue as patents, which may have a material adverse effect on its ability to prevent others from commercially exploiting products similar to Horizon’s.

Horizon cannot be certain that it is the first inventor of the subject matter to which it has filed or plans to file a particular patent application, or if it is the first party to file such a patent application. If another party has filed a patent application for the same subject matter as Horizon has, or similar subject matter is otherwise publicly disclosed, Horizon may not be entitled to the protection sought by the patent application.

Further, the scope of protection of issued patent claims is often difficult to determine. As a result, Horizon cannot be certain that the patent applications that it files will issue, or that its issued patents will afford protection against competitors with similar technology or will cover certain aspects of its products. In addition, its competitors may design around its issued patents, which may adversely affect Horizon’s business, prospects, financial condition or operating results.

As Horizon’s patents may expire and may not be extended, its patent applications may not be granted and its patent rights may be contested, circumvented, invalidated or limited in scope, its patent rights may not protect Horizon effectively. In particular, Horizon may not be able to prevent others from developing or exploiting competing technologies.

Horizon cannot assure you that it will be granted patents pursuant to its pending applications or those Horizon plans to file in the future. Even if Horizon’s patent applications succeed and it is issued patents in accordance with them, these patents could be contested, circumvented or invalidated in the future. In addition, the rights granted under any issued patents may not provide Horizon with meaningful protection or competitive advantages. The claims under any patents that issue from its patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to Horizon’s. The intellectual property rights of others could also bar Horizon from licensing and exploiting any patents that issue from its pending applications. Numerous patents and pending patent applications owned by others exist in the fields in which Horizon has developed and is developing its technology. These patents and patent applications might have priority over Horizon’s patent applications and could result in refusal of or invalidation its patent applications. Finally, in addition to those who may claim priority, any of Horizon’s existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable.

Horizon may need to defend itself against patent or trademark infringement claims, which may be time-consuming and would cause it to incur substantial costs.

Companies, organizations, or individuals, including Horizon’s competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with Horizon’s ability to make, use, develop, sell, leasing or market its vehicles or components, which could make it more difficult for Horizon to operate Horizon’s business. From time to time, Horizon may receive communications from holders of patents (including non-practicing entities or other patent licensing organizations), trademarks or other intellectual property regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge Horizon to take licenses. Horizon’s applications and uses of trademarks relating to Horizon’s design, software or artificial intelligence technologies could be found to infringe upon existing trademark ownership and rights. In addition, if Horizon is determined to have infringed upon a third party’s intellectual property rights, Horizon may be required to do one or more of the following:

•        cease manufacturing Horizon’s aircraft, or discontinue use of certain components in Horizon’s aircraft, or offering services that incorporate or use the challenged intellectual property;

•        pay substantial damages;

•        seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, or at all;

•        redesign Horizon’s aircraft; or

•        establish and maintain alternative branding for Horizon’s aircraft or services.

In the event of a successful claim of infringement against Horizon and its failure or inability to obtain a license to the infringed technology or other intellectual property right, its business, prospects, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

Horizon may be subject to damages resulting from claims that Horizon or its employees have wrongfully used or disclosed alleged trade secrets of its employees’ former employers.

Many of Horizon’s employees were previously employed by other aeronautics, aircraft or transportation companies or by suppliers to these companies. Horizon may be subject to claims that it or these employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of its former employers. Litigation may be necessary to defend against these claims. If Horizon fails in defending such claims, in addition to paying monetary damages, it may lose valuable intellectual property rights or personnel. A loss of key personnel or Horizon’s work product could hamper or prevent its ability to commercialize its products, which could severely harm Horizon’s business. Even if Horizon is successful in defending against these claims, litigation could result in substantial costs and demand on management resources.

Risks Related to the Regulatory Environment in which Horizon Operates

Horizon is subject to substantial regulation and unfavorable changes to, or its failure to comply with, these regulations could substantially harm its business and operating results.

Horizon’s eVTOL aircraft and its planned operation of Regional Air Mobility services or in certain jurisdictions by its local AOCs will be subject to substantial regulation in the jurisdictions in which Horizon intends its eVTOL aircraft to operate. Horizon expects to incur significant costs in complying with these regulations. Regulations related to the eVTOL industry, including aircraft certification, production certification, passenger operation, flight operation, airspace operation, security regulation and vertiport regulation are currently evolving, and Horizon faces risks associated with the development and evolution of these regulations.

Horizon’s aircraft must be initially certified by the Transport Canada Civil Aviation organization in order to be used for commercial purposes in Canada. Furthermore, Horizon must also seek type certification under the Federal Aviation Administration in order for the aircraft to be used for commercial services in the United States. For commercial use in Europe, the European Union Aviation Safety Agency must also grant type certification for Horizon’s aircraft. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving certification. Horizon’s failure to obtain or maintain certification for its aircraft or infrastructure would have a material adverse effect on its business and operating results. In addition to obtaining and maintaining certification of its aircraft, its third-party air carriers will need to obtain and maintain operational authority necessary to provide the envisioned Regional Air Mobility services. A transportation or aviation authority may determine that Horizon and/or Horizon’s third-party air carriers cannot manufacture, provide, or otherwise engage in the services as Horizon contemplated and upon which it based its projections. The inability to implement the envisioned Regional Air Mobility services could materially and adversely affect Horizon’s results of operations, financial condition, and prospects.

To the extent the laws change, Horizon’s aircraft may not comply with applicable American, European, international, federal, provincial, state or local laws, which would have an adverse effect on Horizon’s business. Compliance with changing regulations could be burdensome, time consuming, and expensive. To the extent compliance with new regulations is cost prohibitive, Horizon’s business, prospects, financial condition and operating results would be adversely affected.

It is intended for third-party air carriers to operate the Cavorite X7 aircraft in Canada, the U.S. and Europe. These third-party air carriers are subject to substantial regulation and laws, and unfavorable changes to, or the third-party air carriers’ failure to comply with, these regulations and/or laws could substantially harm Horizon’s business and operating results.

Third-party air carriers are subject to substantial regulation and laws, and unfavorable changes to, or the third-party air carriers’ failure to comply with, these regulations or laws could substantially harm Horizon’s business and operating results. Further, although third-party air carriers may have experience in providing air transportation services, they will initially have limited experience in operating Horizon’s unique Cavorite X7 hybrid eVTOL aircraft. Although Horizon will screen potential air operators who wish to purchase and use its aircraft, Horizon’s arrangements with third-party air carriers may not adequately address the operating requirements of its customers to their satisfaction. Given that Horizon’s business and its brand will be affiliated with these third-party air carriers, Horizon may experience harm to its reputation if these third-party air carriers provide customers with poor service, receive negative publicity, or experience accidents or safety incidents.

Horizon is or will be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and non-compliance with such laws can subject it to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect Horizon’s business, results of operations, financial condition and reputation.

Horizon is or will be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which it conducts or in the future may conduct activities, including Canada’s Proceeds of Crime (Money Laundering) and Terrorist Financing Act (PCMLTA), U.S. Foreign Corrupt Practices Act (FCPA), European anti- bribery and corruption laws, and other anti-corruption laws and regulations. The PCMLTA, FCPA and European anti- bribery and corruption laws prohibit Horizon and its officers, directors, employees and business partners acting on its behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The PCMLTA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. A violation of these laws or regulations could adversely affect Horizon’s business, results of operations, financial condition and reputation. Horizon’s policies and procedures designed to ensure compliance with these regulations may not be sufficient and its directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which Horizon may be held responsible.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject Horizon to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect Horizon’s business, results of operations, financial condition and reputation. In addition, changes in economic sanctions laws in the future could adversely impact Horizon’s business and investments in its shares.

Horizon may be subject to governmental export and import control laws and regulations as it expands its suppliers and commercial operations outside Canada, the U.S. and Europe.

Horizon’s Cavorite X7 aircraft may be subject to export control and import laws and regulations, which must be made in compliance with these laws and regulations. For example, Horizon may require licenses to import or export its aircraft, components or technologies to its production facilities and may experience delays in obtaining the requisite licenses to do so. Audits in connection with the application for licenses may increase areas of noncompliance that could result in delays or additional costs. If Horizon fails to comply with these laws and regulations, Horizon and certain of its employees could be subject to additional audits, substantial civil or criminal penalties, including the possible loss of export or import privileges, fines, which may be imposed on it and responsible employees or managers and, in extreme cases, the incarceration of responsible employees or managers.

Risks Associated with New Pono Being a Canadian Public Company Listed on the Nasdaq

Horizon will need to improve its operational and financial systems to support its expected growth, increasingly complex business arrangements, and rules governing revenue and expense recognition and any inability to do so will adversely affect its billing and reporting.

To manage the expected growth of its operations and increasing complexity, Horizon will need to improve its operational and financial systems, procedures, and controls and continue to increase systems automation to reduce reliance on manual operations. Any inability to do so will affect Horizon’s manufacturing operations, customer billing and reporting. Horizon’s current and planned systems, procedures and controls may not be adequate to support its complex arrangements and the rules governing revenue and expense recognition for Horizon’s future operations and expected growth. Delays or problems associated with any improvement or expansion of Horizon’s operational and financial systems and controls could adversely affect its relationships with its customers, cause harm to its reputation and brand and could also result in errors in its financial and other reporting. Horizon expects that complying with these rules and regulations will substantially increase Horizon’s legal and financial compliance costs and will make some activities more time-consuming and costly. These increased costs will increase Horizon’s net loss and it cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements.

Horizon’s management has limited experience in operating a U.S.-listed public company.

Horizon’s management has limited experience in the management of a U.S.-listed public company. Horizon’s management team may not successfully or effectively manage its transition to a U.S.-listed public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the combined company. Horizon may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of U.S.-listed public companies. The development and implementation of the standards and controls necessary for the combined company to achieve the level of accounting standards required of a public company listed on a public exchange in the United States may require costs greater than expected. It is possible that Horizon will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods.

Horizon’s failure to meet Nasdaq’s continued listing requirements could result in a delisting of its shares.

If, after listing, Horizon fails to satisfy Nasdaq’s continued listing requirements, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist its shares. Such a delisting would likely have a negative effect on the price of Horizon’s shares and would impair your ability to sell or purchase Horizon’s shares when you wish to do so. In the event of a delisting, Horizon can provide no assurance that any action taken by it to restore compliance with listing requirements would allow its shares to become listed again, stabilize the market price or improve the liquidity of Horizon’s shares, prevent its shares from dropping below Nasdaq’s minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If securities or industry analysts do not publish research or reports about Horizon’s business or publish negative reports about Horizon’s business, its share price and trading volume could decline.

The trading market for Horizon’s shares will depend on the research and reports that securities or industry analysts publish about Horizon or its business. Currently, Horizon does not have any analyst coverage and may not obtain analyst coverage in the future. In the event Horizon obtains analyst coverage, it will not have any control over such analysts. If one or more of the analysts who cover Horizon downgrade its shares or change their opinion of Horizon’s shares, the share price would likely decline. If one or more of these analysts cease coverage of Horizon or fail to regularly publish reports on Horizon, it could lose visibility in the financial markets, which could cause its share price or trading volume to decline.

Horizon will be an “emerging growth company,” and its reduced SEC reporting requirements may make its shares less attractive to investors.

Horizon will be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Horizon will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which Horizon has total annual gross revenue of at least $1.235 billion or (c) in which Horizon is deemed to be a large accelerated filer, which means the market value of Holdco Shares held by non-affiliates exceeds $700 million as of the last business day of Horizon’s prior second fiscal quarter, and (ii) the date on which Horizon issued more than $1.0 billion in non-convertible debt during the prior three-year period. Horizon intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, such as an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation in Horizon’s periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Horizon cannot predict if investors will find its shares less attractive because it intends to rely on certain of these exemptions and benefits under the JOBS Act. If some investors find Horizon’s shares less attractive as a result, there may be a less active, liquid and/or orderly trading market for its shares and the market price and trading volume of its shares may be more volatile and decline significantly.

If New Pono qualifies as a foreign private issuer, New Pono will be exempt from a number of rules under the U.S. securities laws and will be permitted to file less information with the SEC than a U.S. domestic public company, which may limit the information available to its shareholders.

After the closing of the Business Combination, New Pono may qualify as a foreign private issuer, as such term is defined in Rule 405 under the Securities Act. If a foreign private issuer, New Pono will not be subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, New Pono will be exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. As long as New Pono is a foreign private issuer, it will not be required to obtain shareholder approval for certain dilutive events, such as the establishment or material amendment of certain equity-based compensation plans, Horizon will not be required to provide detailed executive compensation disclosure in its periodic reports, and it will be exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, its officers and directors will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of its securities.

If New Pono qualifies as a foreign private issues, it intends to submit quarterly interim consolidated financial data to the SEC under cover of the SEC’s Form 6-K, it will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic public companies and will not be required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act.

Also, as a foreign private issuer, New Pono will be permitted to follow home country practice in lieu of certain Nasdaq corporate governance rules, as discussed under “Description of Holdco Securities — Periodic Reporting Under U.S. Securities Law,” including those that permit a lower quorum requirement and require listed companies to have a majority of independent directors (although all of the members of the audit committee must be independent under the Exchange Act) and independent director oversight of executive compensation, nomination of directors and corporate governance matters; have regularly scheduled executive sessions with only independent directors; and adopt and disclose a code of ethics for directors, officers and employee. Accordingly, New Pono’s shareholders may not have the same protections afforded to shareholders of listed companies that are subject to all of the applicable corporate governance requirements.

Risks Related to Taxes

Horizon’s ability to utilize its net operating loss and tax credit carryforwards to offset future taxable income may be subject to certain limitations, including losses as a result of the Business Combination.

Horizon has incurred, and Horizon Amalco is likely to continue incurring significant tax losses, which may be limited in their usability under Canadian and other tax laws, in particular following the Amalgamation and other significant shareholder changes. Although Horizon neither expects the Business Combination nor any of the ownership changes in the course of past financing rounds to result in a forfeiture of Horizon’s Canadian tax loss attributes, the realization of future tax savings from such tax loss attributes will be limited under the Tax Act following the Amalgamation and will depend on the tax authorities’ acceptance of their continued availability and Horizon’s ability to generate future taxable income in Canada against which such losses can be offset.

Following the SPAC Continuance, New Pono will be subject to Canadian and United States tax on its worldwide income.

Following the SPAC Continuance, New Pono will be deemed to be a resident of Canada for Canadian federal income tax purposes by virtue of existing under the BCBCA, subject to the application of an applicable tax treaty or convention. Accordingly, subject to an applicable tax treaty or convention, New Pono will be subject to Canadian taxation on its worldwide income, in accordance with the rules set forth in the Income Tax Act (Canada) (the “Tax Act”) generally applicable to corporations residing in Canada.

Notwithstanding that New Pono will be deemed to be a resident of Canada for Canadian federal income tax purposes, New Pono will also be treated as a U.S. corporation for U.S. federal income tax purposes, pursuant to Section 7874(b) of the Code, and will be subject to U.S. federal income tax on its worldwide income. As a result, subject to an applicable tax treaty or convention, New Pono will be subject to taxation both in Canada and the U.S., which could have a material adverse effect on New Pono’s business, financial condition and results of operations. Accordingly, all prospective New Pono shareholders and investors should consult with their own tax advisors in this regard.

Dividends, if ever paid, on the Pono Class A ordinary shares will be subject to Canadian or United States withholding tax.

It is currently anticipated that Pono will not pay any dividends on the Pono Class A ordinary shares in the foreseeable future.

To the extent dividends are paid, dividends received by holders of New Pono Class A ordinary shares who are not residents of the U.S. and who are residents of Canada for purposes of the Tax Act will be subject to U.S. withholding tax. Any dividends may not qualify for a reduced rate of withholding tax under the U.S.-Canada income tax treaty (“Canada-U.S. Tax Convention”). In addition, a Canadian foreign tax credit or a deduction in respect of such U.S. withholding taxes paid may not be available.

Dividends received by shareholders who are residents of the U.S. will not be subject to U.S. withholding tax but will be subject to Canadian withholding tax. Any dividends may not qualify for a reduced rate of withholding tax under the Canada-U.S. Tax Convention. For U.S. federal income tax purposes, a U.S. holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Dividends paid by us will be characterized as U.S. source income for purposes of the foreign tax credit rules under the Code. Accordingly, U.S. holders generally will not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have an excess foreign tax credit limitation due to other foreign source income that is subject to a low or zero rate of foreign tax. Subject to certain limitations, a U.S. holder should be able to take a deduction for the U.S. holder’s Canadian tax paid, provided that the U.S. holder has not elected to credit other foreign taxes during the same taxable year.

Dividends received by non-U.S. holders who are not residents of Canada for purposes of the Tax Act will be subject to U.S. withholding tax and will also be subject to Canadian withholding tax. These dividends may not qualify for a reduced rate of U.S. withholding tax under any income tax treaty otherwise applicable to our shareholders, subject to examination of the relevant treaty. These dividends may, however, qualify for a reduced rate of Canadian withholding tax under any income tax treaty otherwise applicable to our shareholders, subject to examination of the relevant treaty.

Each holder of New Pono Class A ordinary shares should seek tax advice, based on such shareholder’s particular facts and circumstances, from an independent tax advisor.

The transfer of New Pono Class A ordinary shares may be subject to U.S. estate and generation-skipping transfer tax.

Because the New Pono Class A ordinary shares will be treated as shares of a U.S. domestic corporation for U.S. federal income tax purposes, the U.S. estate and generation-skipping transfer tax rules generally may apply to a non-U.S. holder’s ownership and transfer of the New Pono Class A ordinary shares.

Changes in tax laws may affect New Pono and its shareholders and other investors.

There can be no assurance that New Pono’s Canadian and U.S. federal income tax treatment or an investment in New Pono will not be modified, prospectively or retroactively, by legislative, judicial or administrative action, in a manner adverse to New Pono or its shareholders or other investors.

Risks Related to Ownership of New Pono Class A Ordinary Shares

The nominal purchase price paid by the Sponsor and directors and officers of Pono for the Founder Shares may significantly dilute the implied value of the Public Shares in the event the parties complete an initial Business Combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of Pono paid to purchase such shares in the event the parties complete an initial Business Combination, even if the Business Combination causes the trading price of the New Pono Class A ordinary shares to materially decline.

The nominal purchase price paid by the Sponsor and directors and officers of Pono for the Founder Shares may significantly dilute the implied value of the Public Shares in the event we complete an initial business combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of Pono paid to purchase such shares in the event we complete an initial Business Combination, even if the Business Combination causes the trading price of the New Pono Class A ordinary shares to materially decline. The Sponsor and the directors and officers of Pono invested an aggregate of $5,678,750, comprised of the $25,000 purchase price for the Founder Shares and the $5,653,750 purchase price for the Placement Units. The amount held in Pono’s Trust Account was approximately $         on the Record Date, implying a value of $         per Public Share. Based on these assumptions, each New Pono Class A ordinary share would have an implied value of $         per share upon completion of our initial Business Combination, representing a         % decrease from the initial implied value of $         per Public Share. While the implied value of $         per share upon completion of our initial Business Combination would represent a dilution to our public shareholders, this would represent a significant increase in value for the Sponsor and directors and officers of Pono relative to the price it paid for each Founder Share. At approximately $         per share, the 5,500,997 New Pono Class A ordinary shares that the Sponsor and directors and officers of Pono holding Founder Shares would own upon completion of our initial Business Combination would have an aggregate implied value of $        . As a result, even if the trading price of the New Pono Class A ordinary shares significantly declines, the value of the Founder Shares held by the Sponsor and directors and officers of Pono will be significantly greater than the amount the Sponsor and directors and officers of Pono paid to purchase such shares. In addition, the Sponsor and directors and officers of Pono could potentially recoup their entire investment, inclusive of their investment in the Placement Units, even if the trading price of the New Pono Class A ordinary shares after the initial Business Combination is as low as $         per share. As a result, the Sponsor and directors and officers of Pono holding Founder Shares are likely to earn a substantial profit on their investment upon disposition of New Pono Class A ordinary shares even if the trading price of the New Pono Class A ordinary shares declines after the completion of the initial Business Combination. The Sponsor and directors and officers of Pono holding Founder Shares may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business, or on terms less favorable to the public shareholders, rather than liquidating Pono. This dilution would increase to the extent that public shareholders seek redemptions from the Trust Account for their Public Shares.

An active market for New Pono’s securities may not develop, which would adversely affect the liquidity and price of New Pono’s securities.

The price of New Pono’s securities may vary significantly due to factors specific to New Pono as well as to general market or economic conditions. Furthermore, an active trading market for New Pono’s securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Nasdaq may delist New Pono’s securities from trading on its exchange, which could limit investors’ ability to make transactions in New Pono’s securities and subject New Pono to additional trading restrictions.

Pono’s securities are currently listed on Nasdaq and it is anticipated that, following the Business Combination, New Pono’s securities will be listed on Nasdaq. However, Pono cannot assure you that New Pono’s securities will continue to be listed on Nasdaq in the future. In order to continue listing its securities on Nasdaq, New Pono must maintain certain financial, distribution and stock price levels. Generally, New Pono must maintain a minimum number of holders of its securities (generally 400 public holders). Additionally, in connection with the Business Combination, New Pono will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, New Pono’s stock price would generally be required to be at least $4.00 per share and New Pono will be required to have a minimum of 300 round lot holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) in order to remain listed on the Nasdaq Stock Market. Pono cannot assure you that New Pono will be able to meet those initial listing requirements at that time.

If Nasdaq delists New Pono’s securities from trading on its exchange and New Pono is not able to list its securities on another national securities exchange, Pono expects New Pono’s securities could be quoted on an over-the-counter market. If this were to occur, New Pono could face significant material adverse consequences, including:

•        a limited availability of market quotations for its securities;

•        reduced liquidity for its securities;

•        a determination that New Pono’s Class A ordinary shares are “penny stock” which will require brokers trading in the common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for New Pono’s securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of New Pono’s Class A ordinary shares may decline as a result of the Business Combination.

The market price of New Pono’s Class A ordinary shares may decline as a result of the Business Combination for a number of reasons including if:

•        investors react negatively to the prospects of New Pono’s business and the prospects of the Business Combination;

•        the effect of the Business Combination on New Pono’s business and prospects is not consistent with the expectations of financial or industry analysts; or

•        New Pono does not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial or industry analysts.

The New Pono Class A ordinary share price may change significantly following the Business Combination and you could lose all or part of your investment as a result.

The trading price of New Pono Class A ordinary shares is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your New Pono Class A ordinary shares at an attractive price due to a number of factors such as those listed in “— Risks Related to Horizon” and the following:

•        results of operations that vary from the expectations of securities analysts and investors;

•        results of operations that vary from those New Pono’s competitors;

•        changes in expectations as to New Pono’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•        declines in the market prices of stocks generally;

•        strategic actions by New Pono or its competitors;

•        announcements by New Pono or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•        announcements of estimates by third parties of actual or anticipated changes in the size of New Pono’s customer base or the level of customer engagement;

•        any significant change in New Pono’s management;

•        changes in general economic or market conditions or trends in New Pono’s industry or markets;

•        changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to New Pono’s business;

•        additional New Pono securities being sold or issued into the market by New Pono or any of the existing shareholders or the anticipation of such sales, including if New Pono issues shares to satisfy restricted stock unit related tax obligations or if existing shareholders sell shares into the market when applicable “lock-up” periods end;

•        investor perceptions of the investment opportunity associated with New Pono Class A ordinary shares relative to other investment alternatives;

•        the public’s response to press releases or other public announcements by New Pono or third parties, including New Pono’s filings with the SEC;

•        litigation involving New Pono, New Pono’s industry, or both, or investigations by regulators into New Pono’s operations or those of New Pono’s competitors;

•        guidance, if any, that New Pono provides to the public, any changes in this guidance or New Pono’s failure to meet this guidance;

•        the development and sustainability of an active trading market for New Pono Class A ordinary shares;

•        actions by institutional or activist shareholders;

•        developments in new legislation and pending lawsuits or regulatory actions, including interim or final rulings by judicial or regulatory bodies;

•        changes in accounting standards, policies, guidelines, interpretations or principles; and

•        other events or factors, including those resulting from pandemics, natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of New Pono Class A ordinary shares, regardless of New Pono’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of New Pono Class A ordinary shares is low.

In the past, following periods of market volatility, shareholders have instituted securities class action litigation. If New Pono was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from New Pono’s business regardless of the outcome of such litigation.

Because there are no current plans to pay cash dividends on the New Pono Class A ordinary shares for the foreseeable future, you may not receive any return on investment unless you sell your New Pono Class A ordinary shares at a price greater than what you paid for it.

New Pono intends to retain future earnings, if any, for future operations, expansion and debt repayment, and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on New Pono Class A ordinary shares will be at the sole discretion of the New Pono board of directors. The New Pono board of directors may take into account general and economic conditions, New Pono’s financial condition and results of operations, New Pono’s available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by New Pono to its shareholders or by its subsidiaries to it and such other factors as the New Pono board of directors may deem relevant. As a result, you may not receive any return on an investment in New Pono Class A ordinary shares unless you sell your New Pono Class A ordinary shares for a price greater than that which you paid for it.

New Pono shareholders may experience dilution in the future.

The percentage of New Pono Class A ordinary shares owned by current Pono shareholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that New Pono may grant to its directors, officers and employees, exercise of the New Pono warrants. Such issuances may have a dilutive effect on New Pono’s earnings per share, which could adversely affect the market price of New Pono Class A ordinary shares.

If securities or industry analysts do not publish research or reports about New Pono’s business, if they change their recommendations regarding New Pono Class A ordinary shares or if New Pono’s operating results do not meet their expectations, the New Pono Class A ordinary shares price and trading volume could decline.

The trading market for New Pono Class A ordinary shares will depend in part on the research and reports that securities or industry analysts publish about New Pono or its businesses. If no securities or industry analysts commence coverage of New Pono, the trading price for New Pono Class A ordinary shares could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover New Pono downgrade its securities or publish unfavorable research about its businesses, or if New Pono’s operating results do not meet analyst expectations, the trading price of New Pono Class A ordinary shares would likely decline. If one or more of these analysts cease coverage of New Pono or fail to publish reports on New Pono regularly, demand for New Pono Class A ordinary shares could decrease, which might cause the New Pono Class A ordinary share price and trading volume to decline.

Future sales, or the perception of future sales, by New Pono or its shareholders in the public market following the Business Combination could cause the market price for New Pono Class A ordinary shares to decline.

The sale of New Pono Class A ordinary shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of New Pono Class A ordinary shares. These sales, or the possibility that these sales may occur, also might make it more difficult for New Pono to sell equity securities in the future at a time and at a price that it deems appropriate.

It is anticipated that at the Closing of the Business Combination, Pono’s public shareholders will retain an ownership interest approximately 43.3% of the outstanding capital shares of the Combined Entity, the Sponsor will retain an ownership interest of approximately 20.7% of the outstanding capital shares of the Combined Entity, the Horizon securityholders will own approximately 35.5% of the outstanding capital shares of the Combined Entity and the Representative will retain an ownership interest of approximately 0.4% of the outstanding capital shares of the Combined Entity. The foregoing ownership percentages with respect to the Combined Entity following the Business Combination exclude any outstanding Warrants and assume that (i) there are no redemptions of any shares by Pono’s public shareholders in connection with the Business Combination, and (ii) no awards are issued under the 2023 Equity Incentive Plan. All shares currently held by Pono public shareholders and all of the shares issued in the Business Combination to existing Horizon securityholders will be freely tradable without registration under the Securities Act, and without restriction by persons other than New Pono’s “affiliates” (as defined under Rule 144 under the Securities Act, (“Rule 144”)), including New Pono’s directors, executive officers and other affiliates.

In connection with the Amalgamation, all existing Horizon securityholders, who are expected to own 34.6% of New Pono Class A ordinary shares following the Business Combination (based on the above assumptions and Horizon’s current stockholdings), have agreed with Pono, subject to certain exceptions, not to dispose of or hedge any of their New Pono Class A ordinary shares or securities convertible into or exchangeable for New Pono Class A ordinary shares during the period from the date of the Closing continuing through the earliest of: (i) the six-month anniversary of the Closing, (ii) the date on which the Closing price of New Pono Class A ordinary shares equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, and (iii) such date on which New Pono completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the New Pono shareholders having the right to exchange their New Pono Class A ordinary shares for cash, securities or other property. See “The Business Combination Proposal — General Description of the BCA — Lock-up Agreements.”

In addition, the New Pono Class A ordinary shares reserved for future issuance under the 2023 Equity Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lockup agreements and other restrictions imposed by law. A total number of shares representing         % of the fully diluted, and as converted, outstanding New Pono Class A ordinary shares immediately following consummation of the Amalgamation are expected to be reserved for future issuance under the 2023 Equity Incentive Plan. New Pono is expected to file one or more registration statements on Form S-8 under the Securities Act to register New Pono Class A ordinary shares or securities convertible into or exchangeable for New Pono Class A ordinary shares issued pursuant to the 2023 Equity Incentive Plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

In the future, New Pono may also issue its securities in connection with investments or acquisitions. The amount of New Pono Class A ordinary shares issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding New Pono Class A ordinary shares. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to New Pono shareholders.

Pono currently is and New Pono will be an emerging growth company within the meaning of the Securities Act, and if New Pono takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Pono is currently and, following the consummation of the Merger, New Pono will be an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. New Pono, following the Closing of the Business Combination, may continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, New Pono shareholders may not have access to certain information they may deem important. We cannot predict whether investors will find securities issued by New Pono less attractive because New Pono will rely on these exemptions. If some investors find those securities less attractive as a result of its reliance on these exemptions, the trading prices of New Pono’s securities may be lower than they otherwise would be, there may be a less active trading market for New Pono’s securities and the trading prices of New Pono’s securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Pono has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, New Pono, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of New Pono’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

New Pono will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of the closing of the Pono IPO, (ii) the last day of the fiscal year in which New Pono has total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which New Pono is deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of New Pono Class A ordinary shares held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which New Pono has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

New Pono may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous for Pono warrant holders.

New Pono will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of New Pono Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date New Pono sends the notice of redemption to the warrant holders. If and when the Public Warrants become redeemable by New Pono, New Pono may exercise its redemption right if there is a current registration statement in effect with respect to the New Pono Class A ordinary shares underlying such warrants. Redemption of the outstanding Public Warrants could force you to: (i) exercise your warrants and pay the related exercise price at a time when it may be disadvantageous for you to do so; (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (iii) accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the Placement Warrants (or if issued, any warrants underlying the Working Capital Units) will be redeemable by New Pono for cash so long as they are held by the Sponsor or its permitted transferees.

Risks Related to Redemption

The ability to execute Pono and Horizon’s strategic plan could be negatively impacted to the extent a significant number of shareholders choose to redeem their shares in connection with the Business Combination.

In the event the aggregate cash consideration Pono would be required to pay for all of its public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the BCA exceeds the aggregate amount of cash available to Pono, Pono may be required to increase the financial leverage Pono and Horizon’s business would have to support. This may negatively impact Pono and Horizon’s ability to execute on their future strategic plan.

There is no guarantee that a Pono public shareholder’s decision whether to redeem its Pono ordinary shares for a pro rata portion of the Trust Account will put such shareholder in a better future economic position.

We cannot assure you as to the price at which a public shareholder may be able to sell the New Pono Class A ordinary shares in the future following the completion of the Business Combination. Certain events following the consummation of any business combination, including the Amalgamation, may cause an increase in the New Pono stock price, and may result in a lower value realized now than a Pono shareholder might realize in the future had the shareholder not elected to redeem such shareholder’s public shares. Similarly, if a Pono public shareholder does not redeem his, her or its shares, such shareholder will bear the risk of ownership of New Pono Class A ordinary shares after the consummation of the Amalgamation, and there can be no assurance that a shareholder can sell his, her or its New Pono Class A ordinary shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A Pono public shareholder should consult his, her or its own tax or financial advisor for assistance on how this may affect its individual situation.

If Pono public shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their public shares for a pro rata portion of the funds held in the Trust Account.

Pono intends to comply with the U.S. federal proxy rules in conducting redemptions in connection with the Amalgamation. However, despite Pono’s compliance with these rules, if a Pono shareholder fails to receive Pono’s proxy materials, such shareholder may not become aware of the opportunity to redeem its Pono ordinary shares. In addition, this proxy statement/prospectus provides the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a public shareholder fails to comply with these or any other procedures, its public shares may not be redeemed.

In order to exercise their redemption rights, public shareholders are required to deliver their public shares, either physically or electronically using the Depository Trust Company’s DWAC System, to Pono’s transfer agent prior to the vote at the Pono Shareholders Meeting. If a public shareholder properly seeks redemption as described in this proxy statement/prospectus and the Business Combination is consummated, Pono will redeem these public shares for a pro rata portion of the funds deposited in the Trust Account and the public shareholder will no longer own such public shares following the Merger. See the section entitled “Pono Shareholders Meeting of Shareholders — Redemption Rights” for additional information on how to exercise your redemption rights.

If you or a “group” of Pono shareholders of which you are a part is deemed to hold an aggregate of more than 15% of the public shares, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such public shares in excess of 15% of the public shares.

A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its public shares or, if part of such a group, the group’s public shares, in excess of 15% of the public shares, without the prior consent of Pono. However, Pono shareholders’ ability to vote all of their public shares (including such excess shares) for or against the Business Combination Proposal is not restricted by this limitation on redemptions. Your inability to redeem any such excess public shares could result in you suffering a material loss on your investment in Pono if you sell such excess public shares in open market transactions. Pono cannot assure you that the value of such excess public shares will appreciate over time following the Business Combination or that the market price of the public shares will exceed the per share redemption price.

The Sponsor, directors or officers or their affiliates may enter into certain non-redemption arrangements with public shareholders, which may influence a vote on a proposed Business Combination and the other proposals described in this proxy statement/prospectus and reduce the public “float” of New Pono Class A ordinary shares.

The Sponsor, directors or officers or their affiliates may enter into certain non-redemption arrangements with public shareholders either prior to or following the completion of the Business Combination, although they are under no obligation to do so. Such an arrangement may include a contractual acknowledgement that such shareholder, although still the record holder of the shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination or to satisfy closing conditions in the BCA regarding required amounts of cash or cash equivalents that Pono has from any source equal or exceeds certain thresholds where it appears that such requirements would otherwise not be met. This may result in the completion of the Business Combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of New Pono Class A ordinary shares and the number of beneficial holders of its securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of Pono securities on the Nasdaq or another national securities exchange or reducing the liquidity of the trading market for its common stock.

THE PONO EXTRAORDINARY GENERAL MEETING

General

Pono is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by the board of directors for use at the Pono Shareholders Meeting to be held on            , 2023 and at any adjournment or postponement thereof. This proxy statement/prospectus provides Pono’s shareholders with information they need to know to be able to vote or direct their vote to be cast at the Pono Shareholders Meeting.

Date, Time and Place

The Pono Shareholders Meeting will be held as a “virtual meeting” via live audio webcast on            , 2023, at             a.m., Pacific Time. Due to concerns about the coronavirus (COVID-19) and warnings from public officials regarding public gatherings, you may also access Pono’s proxy materials at the following website: https://www.cstproxy.com/ponocapitalthree/2023.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Pono Shareholders Meeting if you owned Pono ordinary shares at the close of business on November 22, 2023, which is the Record Date. You are entitled to one vote for each Pono ordinary share that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were            Pono ordinary shares outstanding, consisting of            Class A ordinary shares and            Class B ordinary shares.

Vote of the Sponsor, Directors and Officers

In connection with the Pono IPO, Pono entered into agreements with each of its Sponsor, directors and officers pursuant to which each agreed to vote any Pono ordinary shares owned by him, her or it in favor of the Business Combination Proposal and for all other proposals presented at the Pono Shareholders Meeting. These agreements apply to the Sponsor as it relates to the Founder Shares and the requirement to vote such shares in favor of the Business Combination Proposal and for all other proposals presented to Pono shareholders in this proxy statement/prospectus. As a result, in addition to the Founder Shares and Placement Shares, we would need only 5,902,001, or approximately 51.3%, of the 11,500,000 Public Shares to be voted in favor in order to satisfy the 662/3% vote required for the SPAC Continuance Proposal (which has a higher vote threshold required than the Business Combination Proposal).

Quorum and Required Vote for Shareholder Proposals

A quorum of Pono shareholders is necessary to hold a valid meeting. A quorum will be present at the Pono Shareholders Meeting if a majority of the Pono ordinary shares issued and outstanding and entitled to vote at the Pono Shareholders Meeting is represented in person or by proxy at the Pono Shareholders Meeting. Abstentions and “WITHHOLD” votes will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.

The approval of the SPAC Continuance will require a special resolution under Cayman Islands law, being the affirmative vote of two-thirds of the issued and outstanding Pono ordinary shares. Accordingly, a Pono shareholder’s failure to vote by proxy or to vote in person at the Pono Shareholders Meeting or an abstention will have the same effect as a vote “AGAINST” the SPAC Continuance.

The approval of Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal by general resolution each require the affirmative vote of the holders of a majority of the Pono ordinary shares cast by the shareholders represented in person or by proxy and entitled to vote thereon at the Pono Shareholders Meeting. A Pono shareholder’s failure to vote by proxy or to vote in person at the Pono Shareholders Meeting or an abstention will have no effect on the outcome of the vote on Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and Adjournment Proposal.

The Incentive Plan Proposal and the Nasdaq Proposal, are conditioned on the approval of the SPAC Continuance Proposal and the Business Combination Proposal (and the SPAC Continuance Proposal and the Business Combination Proposal is conditioned on the approval of the Incentive Plan Proposal and the Nasdaq Proposal), and unless the SPAC Continuance Proposal and the Business Combination Proposal are approved, the Advisory Charter Amendment Proposals, the Incentive Plan Proposal and the Nasdaq Proposal will not be presented to the shareholders of Pono at the Pono Shareholders Meeting. The Adjournment Proposal is not conditioned on any other Proposal and does not require the approval of any other Proposal to be effective. It is important for you to note that in the event the SPAC Continuance Proposal, the Business Combination Proposal, the Incentive Plan Proposal and the Nasdaq Proposal do not receive the requisite vote for approval, then Pono will not consummate the Business Combination. If Pono does not consummate the Business Combination and fails to complete an initial business combination by February 14, 2024 (or August 14, 2024 if Pono extends the period of time to consummate an initial business combination), it will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to its public shareholders, unless it seeks and obtains the approval of Pono shareholders to amend the Pono Charter to extend such date.

Recommendation of Pono Board

Pono Board has determined that each of the Proposals is fair to and in the best interests of Pono and its shareholders, and has approved such proposals. Pono Board recommends that shareholders:

•        vote “FOR” the SPAC Continuance Proposal;

•        vote “FOR” the Business Combination Proposal;

•        vote “FOR” each of the Advisory Charter Amendment Proposals;

•        vote “FOR” the Incentive Plan Proposal;

•        vote “FOR” the Nasdaq Proposal; and

•        vote “FOR” the Adjournment Proposal, if it is presented at the meeting.

When you consider the recommendation of Pono Board in favor of approval of the Proposals, you should keep in mind that the Sponsor, members of Pono Board and officers have interests in the Business Combination that may be different from or in addition to (or which may conflict with) your interests as a shareholder. The Sponsor has invested and loaned an aggregate of approximately $5.85 million, including approximately $5.68 million in investments in Founders Shares and Placement Units and $175,000 in working capital loans by the Sponsor, which the Sponsor stands to forfeit and lose if Pono is unable to complete a business combination prior to February 14, 2024 (or up to August 14, 2024 if Pono extends the period of time to consummate a business combination). Such Founders Shares and Placement Units had an aggregate market value of $58.4 million, based on the closing price of Pono’s ordinary shares and units on Nasdaq on November 15, 2023 of $10.61 and $10.62, respectively. Certain officers and directors of Pono have pecuniary interests in such investments through their ownership interest in the Sponsor. None of the Sponsor or current officers or directors of Pono will receive any interest in the Business Combination other than the interests they owned prior to the Business Combination or as described above. The interests of the Sponsor or current officers or directors of Pono may be different from or in addition to (and which may conflict with) your interest.

These interests include, among other things, the fact that:

•        unless Pono consummates an initial business combination, Pono’s officers and directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account;

•        the Sponsor and directors and officers of Pono paid an aggregate of $25,000 for their Founder Shares and such securities will have a significantly higher value at the time of the Business Combination. Such shares had an aggregate market value of approximately $52.4 million based upon the closing price of Pono’s ordinary shares of $10.61 per share on Nasdaq on November 15, 2023. As a result of the nominal price of $0.009 per Founder Share paid by the Sponsor and the directors and officers of Pono compared to the recent market price of the Class A ordinary shares, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the Founder Shares even if the holders of Class A ordinary shares experience a negative rate of return on their investments in the Class A ordinary shares;

•        as a condition to the Pono IPO, the Founder Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Founder Shares cannot be transferred until the earlier of (A) six months after the completion of Pono’s initial business combination; (B) subsequent to Pono’s initial business combination, when the reported last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Pono’s initial business combination, or the date on which the Company completes a liquidation, merger or similar transaction that results in all of Pono’s shareholders having the right to exchange their shares for cash, securities or other property;

•        an aggregate of 565,375 Placement Units were issued to the Sponsor simultaneously with the consummation of the IPO and the underwriters’ exercise of its over-allotment option. Such units had an aggregate market value of approximately $6.0 million based upon the closing price of Pono’s units of $10.62 per unit on Nasdaq on November 15, 2023;

•        the Sponsor and directors and officers of Pono have agreed not to redeem any Pono ordinary shares they hold in connection with a shareholder vote to approve a proposed initial business combination;

•        the Sponsor may loan to Pono additional funds for working capital purposes prior to the Business Combination. As of September 30, 2023, there was $175,000 outstanding under the Sponsor Working Capital Loan. If the Business Combination is not consummated and Pono does not otherwise consummate another business combination prior to February 14, 2024 (or up to August 14, 2024, as applicable), then there will likely be insufficient funds to pay the Sponsor Working Capital Loan;

•        if Pono does not complete an initial business combination by February 14, 2024 (or up to August 14, 2024, as applicable), a portion of the proceeds from the sale of the Placement Units and Private Units will be included in the liquidating distribution to Pono’s public shareholders. In such event, the 4,935,622 Founder Shares and 565,375 Class A ordinary shares underlying the Placement Units, all of which are held by Pono’s Sponsor, directors and officers, would be worthless because they are not entitled to participate in any Redemption or distribution with respect to such shares. Such shares and units had an aggregate market value of $52.4 million as of November 15, 2023, based on the closing price per Class A ordinary share of Pono as of November 15, 2023 of $10.61 per share and the closing price of Pono’s units of $10.62 per unit on Nasdaq on November 15, 2023. Additionally, the Placement Warrants underlying the Placement Units will expire worthless if the Trust Account is liquidated, including in the event Pono is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify Pono to ensure that the proceeds in the Trust Account are not reduced below $10.15 per Public Share by the claims of prospective target businesses with which Pono has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Pono, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account, and shall not apply to any claims under the Company’s indemnity of the underwriter in the Pono IPO against certain liabilities;

•        The Sponsor (including its representatives and affiliates) and Pono’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to Pono. The Sponsor and Pono’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to Pono completing its initial business combination. Pono’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to Pono, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Pono’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Pono, subject to applicable fiduciary duties. The Pono Charter provides that Pono renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Pono and such opportunity is one Pono is legally and contractually permitted to undertake and would otherwise be reasonable for Pono to pursue, and to the extent the director or officer is permitted to refer that opportunity to Pono without violating another legal obligation; and

•        Trisha Nomura is expected to be appointed as director of the Combined Entity after the consummation of the Business Combination, and may in the future receive cash fees, stock options or stock awards that the Combined Entity determines to pay to its directors.

Voting Your Shares

Each Pono ordinary share that you own in your name entitles you to one vote. If you are a record owner of your shares, there are two ways to vote your Pono ordinary shares at the Pono Shareholders Meeting:

1.      Vote by Internet.

•        Before the meeting: Go to https://www.cstproxy.com/ponocapitalthree/2023. Use the Internet to transmit your voting instructions and for electronic delivery information up until 11:59 p.m., Pacific Time, the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•        During the meeting: Go to https://www.cstproxy.com/ponocapitalthree/2023. You will be able to attend the Pono Shareholders Meeting online, vote your shares electronically until voting is closed and submit your questions during the Pono Shareholders Meeting.

2.      Vote by mail.    Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote in person and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way Pono can be sure that the broker, bank or nominee has not already voted your shares.

Beneficial shareholders who wish to attend the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting Pono’s transfer agent, a beneficial holder will receive an e-mail prior to the Pono Shareholders Meeting with a link and instructions for entering the virtual meeting. Beneficial shareholders should contact Pono’s transfer agent at least five business days prior to the meeting date.

Shareholders will also have the option to listen to the Pono Shareholders Meeting by telephone by calling:

•        Within the U.S. and Canada: +1 800-450-7155 (toll-free)

•        Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

The passcode for telephone access: 7068784#. You will not be able to vote or submit questions unless you register for and log in to the Pono Shareholders Meeting webcast as described herein.

Revoking Your Proxy

If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        you may notify Pono’s Chief Executive Officer in writing before the Pono Shareholders Meeting that you have revoked your proxy; or

•        you may attend the Pono Shareholders Meeting, revoke your proxy, and vote in person as described above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Who Can Answer Your Questions About Voting Your Shares

If you are a shareholder and have any questions about how to vote or direct a vote in respect of your Pono ordinary shares, you may call Advantage Proxy, Pono’s proxy solicitor, at (877) 870-8586 or by emailing ksmith@advantageproxy.com.

No Additional Matters May Be Presented at the Pono Shareholders Meeting

The Pono Shareholders Meeting has been called only to consider the approval of, the SPAC Continuance Proposal, Business Combination Proposal, the Advisory Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal. Under Pono’s bylaws, other than procedural matters incident to the conduct of the Pono Shareholders Meeting, no other matters may be considered at the Pono Shareholders Meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the Pono Shareholders Meeting.

Redemption Rights

Pursuant to the Pono Charter, any holders of Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less taxes payable, calculated as of two (2) business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of the Pono IPO (calculated as of two (2) business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to it to pay the Company’s taxes). For illustrative purposes, based on funds in the Trust Account of $            on the Record Date, the estimated per share redemption price was approximately $            . A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of Exchange Act) will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, with respect to more than 15% of the Pono ordinary shares included in the Units of Pono sold in the Pono IPO (including over-allotment securities sold to Pono’s underwriters after the Pono IPO) without the prior consent of Pono.

In order to exercise your redemption rights, you must:

•        prior to 5:00 p.m., Eastern Time, on            , 2023 (two (2) business days before the Pono Shareholders Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, Pono’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

•        in your request to Continental Stock Transfer & Trust Company for redemption, you must also affirmatively certify if you “ARE” or “ARE NOT” acting in concert or as a “group”(as defined in Section 13(d)(3) of the Exchange Act) with any other shareholder with respect to Pono ordinary shares; and

•        deliver your Public Shares either physically or electronically through DTC to Pono’s transfer agent at least two (2) business days before the Pono Shareholders Meeting. Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is Pono’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, Pono does not have any control over this process and it may take longer than two weeks.

Shareholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with Pono’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to Pono’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that Pono’s transfer agent return the shares (physically or electronically). You may make such request by contacting Pono’s transfer agent at the phone number or address listed above.

Prior to exercising redemption rights, shareholders should verify the market price of Pono ordinary shares as they may receive higher proceeds from the sale of their Pono ordinary shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your Pono ordinary shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in Pono ordinary shares when you wish to sell your shares.

If you exercise your redemption rights, your Pono ordinary shares will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Combined Entity, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not consummated and Pono otherwise does not consummate an initial business combination by February 14, 2024 (or August 14, 2024 if Pono extends the period of time to consummate a business combination), Pono will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the public shareholders and the Warrants will expire worthless.

Appraisal Rights

Pono shareholders do not have appraisal rights in connection with the Business Combination or the other proposals.

Proxy Solicitation

Pono is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Pono and its directors, officers and employees may also solicit proxies in person. Pono will file with the SEC all scripts and other electronic communications as proxy soliciting materials. Pono will bear the cost of the solicitation.

Pono has hired Advantage Proxy, Inc. to assist in the proxy solicitation process. Pono will pay that firm its customary fee plus disbursements.

Pono will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Pono will reimburse them for their reasonable expenses.

THE SPAC CONTINUANCE PROPOSAL (PROPOSAL 1)

General

Pono is currently incorporated as a Cayman Islands exempted company. Pursuant to the Business Combination Agreement and subject to the terms and conditions contained therein, in connection with the Business Combination, Pono proposes to be continued from the Cayman Islands to the Province of British Columbia, Canada, and continue as a company existing under the BCBCA. This transaction is known as a “continuance” under British Columbia law. As discussed in this proxy statement/prospectus, Pono shareholders are being asked to consider and vote upon a proposal to approve the SPAC Continuance, and in connection therewith, the adoption of the post-continuance Pono Articles in substantially the form attached to this proxy statement/prospectus as Annex B. You should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the SPAC Continuance. In particular, you are directed to the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus.

Effect of Continuance

Upon the SPAC Continuance, the Companies Act will cease to apply to Pono and Pono will thereupon become subject to the BCBCA. The SPAC Continuance will not create a new legal entity, affect the continuity of Pono or result in a change in its business. The existing board of directors would continue to constitute the board of directors upon the SPAC Continuance becoming effective.

The SPAC Continuance will not affect Pono’s status as a listed company on Nasdaq, as a reporting issuer under the securities laws of the United States, and Pono would remain subject to the requirements of such laws.

As of the effective time of the SPAC Continuance, Pono’s current organizational documents — the Pono Charter- will be replaced with the post-continuance Pono Articles under the BCBCA, the legal domicile of Pono will be the Province of British Columbia and Pono will no longer be subject to the provisions of the Companies Act.

Comparison of Companies Act and BCBCA

Following the SPAC Continuance, Pono will be governed by the BCBCA. Although the rights and privileges of shareholders under the BCBCA are in certain instances comparable to those under the Companies Act, there are several notable differences and shareholders are advised to review the information contained in this proxy statement and to consult with their professional advisors. The following is a summary comparison of certain provisions of the Companies Act and the BCBCA. This summary is not intended to be exhaustive and is qualified in its entirety by the full provisions of the Companies Act, the BCBCA, and the governing documents of Pono and Horizon Amalco, as applicable. The following summary does not generally reflect any of the rules of Nasdaq or securities laws that may apply to Pono or Horizon Amalco, as applicable.

	Companies Act	BCBCA
Authorized Capital	The Companies Act does not contain a capitalization requirement. Shares may be par value or no par value (but a company cannot have both). Bearer shares are not permissible.	No minimum capitalization requirements. Shares may be par value or no par value (a company can have both). Bearer shares are not permissible.
Pre-emptive Rights

The Companies Act does not contain provisions in respect to pre-emptive rights to receive additional shares. The Companies Act provides that the regulations of Table A shall be the regulations of the company the extent the company, to does not modify or exclude Table A22 in its own articles of association.

The BCBCA does not contain provisions in respect of pre-emptive rights to receive additional shares.

	Companies Act	BCBCA
Declaration of Dividends, Distributions, Repurchases and Redemptions

Dividends and distributions may be paid out of profits. “Profits” is not defined by statute but may be defined by the articles of association and common law and may include income, realized, and unrealized gains. The share premium account may be used to fund a bonus issue and a cash dividend, subject to the company being able to pay its debts as they fall due in the ordinary course of business immediately following the date of the dividend and the articles of association so permit.

Under the Companies Act, a company having a share capital may, if authorized to do so by its articles of association, purchase its own shares, including any redeemable

Under the Companies Act:

(a) No share may be redeemed or purchased unless it is fully paid.

(b) A company may not redeem or purchase any of its shares if, as a result of the redemption or purchase, there would no longer be any issued shares of the company other than shares held as treasury shares.

(c) Redemption or purchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the company’s articles of association.

(d) If the articles of association do not authorize the manner and terms of the purchase, a company shall not purchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the shareholders of the company.

Unless its charter or an enactment provides otherwise, a company may declare a dividend, and may pay that dividend, whether out of profits, capital or otherwise, (a) by issuing shares or warrants by way of dividend, and (b) in property, including in money.

Further, under the BCBCA, the purchase or other acquisition by a corporation of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends, as set out above.

Under the BCBCA, a company may, subject to its articles, purchase or redeem any redeemable shares issued by it at prices not exceeding the redemption price thereof stated in the articles or calculated according to a formula stated in the articles. However, a company may not make any payment to purchase or redeem any redeemable shares issued by it if there are reasonable grounds for believing that it would not meet similar solvency tests as those set out above.

Pursuant to the BCBCA, except in limited circumstances set out in the BCBCA, a company shall not hold shares in itself.

Shares issued by a company and purchased, redeemed or otherwise acquired by it shall be cancelled or, if the articles limit the number of authorized shares of a class or series, may be restored to the status of authorized but unissued shares of the class.

Compulsory Acquisitions

Under the Companies Act, an acquiring party may be able to compulsorily acquire the shares of minority holders by acquiring pursuant to a tender offer 90% of the shares not already owned by the acquiring party (the “offeror”). If an offeror has, within four months after the making of an offer for all the shares not owned by the offeror, obtained the approval of not less than 90% of all the shares to which the offer relates, the offeror may, at any time within two months after the end of that four-month period, require any nontendering shareholder to transfer its shares on the same terms as the original offer. In those

The BCBCA provides a right of compulsory acquisition for an acquiring person that, within four (4) months of the bid, acquires not less than 90% of the target securities pursuant to a take-over bid or issuer bid, other than securities held at the date of the bid by, or by a nominee for, the acquiring person or its affiliate.

	Companies Act	BCBCA

circumstances, nontendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the nontendering shareholder, the nontendering shareholder is able to convince the court to order otherwise.

Size of Board of Directors

There are no minimum or maximum requirements specified under the Companies Act. The Companies Act provides that the regulations of Table A shall be the regulations of the company the extent the company does not modify or exclude Table A in its own articles of association modify or exclude Table A.

Under the BCBCA, a company must have at least one director and, in the case of a public company, must have at least 3 directors.

Pursuant to the BCBCA, despite any provision to the contrary in the memorandum or articles of a company, the number of additional directors appointed under a company’s memorandum or articles must not at any time exceed 1/3 of the number of first directors, if, one or more of the first directors have not yet completed their first term of office, or in any other case, 1/3 of the number of the current directors who were elected or appointed as directors.

Director Qualifications

The Companies Act does not contain a requirement to appoint Cayman Islands resident directors or officers, a resident representative, or any other service providers in the Cayman Islands. Corporate directors are permitted.

Under the BCBCA, there is no requirement to appoint resident Canadian directors.

Pursuant to the BCBCA, a person must not become or act as a director of a company unless that person is an individual who is qualified to do so.

An individual is not qualified to become or act as a director of a company if that individual is:

•   under the age of 18 years;

•   found by a court, in Canada or elsewhere, to be incapable of managing the individual’s own affairs, unless a court, in Canada or elsewhere, subsequently finds otherwise;

•   a person in respect of whom a certificate of incapability is issued under the Adult Guardianship Act, unless the certificate is subsequently cancelled;

•   an undischarged bankrupt; or

	Companies Act	BCBCA

•   convicted in or out of British Columbia of an offence in connection with the promotion, formation or management of a corporation or un-incorporated business, or of an offence involving fraud unless:

•   the court orders otherwise;

•   5 years have elapsed since the last to occur of:

•   the expiration of the period set for suspension of the passing of sentence without a sentence having been passed,

•   the imposition of a fine,

•   the conclusion of the term of any imprisonment, and

•   the conclusion of the term of any probation imposed, or

•   a pardon was granted or issued, or a record suspension was ordered, under the Criminal Records Act (Canada) and the pardon or record suspension has not been revoked or ceased to have effect.

Election and Appointment of Directors

The Companies Act does not contain provisions with respect of the appointment and election of directors. The Companies Act provides that the regulations of Table A shall be the regulations of the company the extent the company does not modify or exclude Table A in its own articles of association.

Pursuant to the BCBCA, shareholders are to elect at each annual meeting of shareholders at which an election of directors is required. A director ceases to hold office when (a) the term of office of that director expires in accordance with (i) the BCBCA or the memorandum or articles of the Company, or (ii) the terms of the director’s election or appointment (which typically provides that the term will extend only to the next annual general meeting), (b) the director dies or resigns, or (c) the director is removed.

No election or appointment of an individual as a director is valid unless (a) the individual has provided a written consent, before or after the individual’s election or appointment; (b) the individual consented by performing functions of, or realizing benefits exclusively available to, a directory of the company after the individual knew or thought to have known of the individual’s election or appointment as a director; or (c) the election or appointment is made at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director.

	Companies Act	BCBCA
Additionally, generally, a quorum of directors may fill a vacancy among the directors. A director appointed to fill a vacancy holds office for the unexpired term of the director’s predecessor.
Removal of Directors

The Companies Act does not contain in provisions in respect of the removal of directors. The Companies Act provides that the regulations of Table A shall be the regulations of the company the extent the company does not modify or exclude Table A in its own articles of association.

Pursuant to the BCBCA, a company may remove a director before the expiration of the director’s term of office (a) by a special resolution, or (b) if the memorandum of articles provide that a director may be removed by a resolution of the shareholders entitled to vote at general meetings passed by less than a special majority or may be removed by some other method, by the resolution or method specified.

The resignation of a director must be in writing and delivered to the company or to a lawyer for the company. It is only effective at the later of: (a) the time the resignation is provided to the company or its lawyer; or (b) the date, time, or event specified in the resignation. A resignation is effective without the need for a resolution of the shareholders or directors of a company, unless that is the event specified in the resignation.

Fiduciary Duties of Directors and Officers

A director owes fiduciary duties to a company, including to exercise loyalty, honesty and good faith to the company as a whole.

In addition to fiduciary duties, directors owe a duty of care, diligence and skill.

Such duties are owed to the company but may be owed direct to creditors or shareholders in certain limited circumstances.

Under the BCBCA, a director or officer of a company, when exercising the powers and performing the functions of a director or officer of the company, as the case may be, must act honestly and in good faith, with a view to the best interests of the company, and exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances.

Directors and officers of an BCBCA company must comply with the BCBCA, the regulations made under the BCBCA, and the company’s articles.

	Companies Act	BCBCA
Conflicts of Interest of Directors

The Companies Act does not contain provisions with respect to the conflict of interest of directors. The Companies Act provides that the regulations of Table A shall be the regulations of the company the extent the company does not modify or exclude Table A in its own articles of association.

According to the BCBCA, and applicable common law, directors of a company must exercise particular care with regard to the following: (i) directors must not act with self-interest or collateral or improper motives; (ii) directors must not appropriate corporate opportunities lest they be forced to disgorge profits or gains realized; and (iii) directors who vote for or consent to a resolution authorizing, among other things, a payment of a dividend or a purchase, redemption or other acquisition of shares of the company while the company is insolvent are jointly and severally liable to restore to the company any amounts distributed or paid and not otherwise recovered by the company.

The BCBCA provides that a director or senior officer of a company holds a disclosable interest in a contract or transaction if the contract or transaction is material to the company, the company has entered, or proposes to enter, into the contract or transaction, either of (a) the director or senior officer has a material interest in the contract or transaction or (b) the director or senior officer is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction, and the interest is known by the director or senior officer or reasonably ought to have been known.

The BCBCA provides that a director of a company is required to disclose his or her interest with respect to a material contract or transaction or proposed material contract or transaction, with the company.

A director or senior officer of a company may be liable to account to the company for any profit that accrues to the director or senior officer under or as a result of a contract or transaction in which the director or senior officer holds a disclosable interest.

A contract or transaction in respect of which such conflict of interest disclosure has been made may be approved by the directors or by a special resolution.

A director who has a disclosable interest in a contract or transaction is not entitled to vote on any directors’ resolution to approve that contract or transaction.

	Companies Act	BCBCA

If all of the directors have a disclosable interest in a contract or transaction, any or all of those directors may vote on a directors’ resolution to approve the contract or transaction.

Unless the memorandum or articles provide otherwise, a director who has a disclosable interest in a contract or transaction and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

Indemnification of Directors and Officers	A Cayman Islands company generally may indemnify its directors or officers except with regard to fraud or willful default.

Under the BCBCA, a company may do one or both of the following: (a) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable; (b) after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

Under the BCBCA, an eligible party in relation to a company, means an individual who (a) is or was a director or officer of the company; (b) is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the company, or (ii) at the request of the company; or (c) at the request of the company, is or was, or holds a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and includes, except for in the definition of eligible proceeding, and certain circumstances, the heirs and personal or other legal representatives of that individual.

Under the BCBCA, an eligible penalty a means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

Under the BCBCA, an eligible proceeding means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

Companies Act	BCBCA

Under the BCBCA, expenses includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

Further, under the BCBCA, proceeding includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Subject to certain circumstances of prohibited indemnification, under the BCBCA, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under the BCBCA, company must not indemnify an eligible party or pay the expenses of an eligible party if any of the following circumstances apply:

a) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

b) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

c) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be;

	Companies Act	BCBCA

d) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not do either of the following: (a) indemnify the eligible party in respect of the proceeding; (b) pay the expenses of the eligible party in respect of the proceeding.

A company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

Limitation on Director Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime.

Under the BCBCA, directors, officers, and employees of companies remain protected from personal liability unless it can be shown that their actions are tortious or exhibit an identity separate from that of the company so as to make the act or conduct complained of their own.

Under the common law, courts can impose liability on a director if they are found in breach of any of the aforementioned fiduciary and standard of care obligations. The common law can also hold directors personally liable for corporate actions should they have resulted from the negligence of the director or negligent misrepresentation to a third party by a director.

Generally, courts will not interfere in management decisions in the absence of fraud or illegality and directors and officers will not be held to be in breach of their duty of care if they acted prudently and on a reasonably informed basis.

	Companies Act	BCBCA
Shareholder Meetings

A Cayman Islands exempted company is not required by law to hold an annual general meeting but may determine to do so pursuant to its articles of association. The location of the meeting is determined in accordance with the articles of association.

Pursuant to the BCBCA, a company must hold an annual general meeting of shareholders (i) for the first time, not more than 18 months after the date on which it was recognized, and (ii) after its first annual reference date, at least once in each calendar year and not more than 15 months after the annual reference date for the preceding calendar year.

Notice of Meetings

The Companies Act does not specify the manner that notice of meetings is to be served. The Companies Act provides that the regulations of Table A shall be the regulations of the company, to the extent the company does not modify or exclude Table A in its own articles of association.

Under the BCBCA, a company must send notice of the date and time and, if applicable, the location of a general meeting of the company at least (a) if the company to which the period relates is a public company, 21 days or any longer period specified in the company’s articles or memorandum, or (b) if the company to which the period relates is not a public company, (i) the period specified in its articles or memorandum, if that period is at least 10 days, or (ii) if no period of at least 10 days is specified, 21 days but not more than 2 months before the meeting (x) to each shareholder entitled to attend the meeting, and (y) to each director.

Special Meetings

The Companies Act does not specify the manner that special meetings may be called. The Companies Act provides that the regulations of Table A shall be the regulations of the company to the extent the company does not modify or exclude Table A in its own articles of association.

The BCBCA does not specify the manner that special meetings may be called.
Requisition of Meetings by Shareholders

The Companies Act does not specify the manner that shareholders may requisition a meeting of the shareholders. The Companies Act contains default Table A provisions regarding the convening of a shareholder meeting by the directors or shareholders to the extent the company does not modify or exclude Table A in its own articles of association.

Under the BCBCA, the holders of in the aggregate at least 1/20 of the issued shares of a company that carry the right to vote at a general meeting sought to be held may requisition the directors to call a meeting of shareholders. Upon receiving such a requisition, the directors must call a meeting of shareholders to be held not more than 4 months after the date on which the requisition is received unless (i) a the directors have called a general meeting to be held after the date on which the requisition is received by the company and have sent notice of that meeting; (ii) substantially the same business was submitted to shareholders to be transacted at a general meeting that was held not more than the prescribed period before the receipt of the requisition, and any resolution to transact that business at that earlier meeting did not receive the prescribed amount of support; (iii) it clearly appears that the business stated in the requisition does not relate in a

	Companies Act	BCBCA

significant way to the business or affairs of the company; or (iv) the business of the proposed meeting includes certain matters enumerated in the BCBCA whereby the directors are not required to call a meeting.

Subject to certain exceptions, if the directors fail to send notice of a general meeting within 21 days of receiving the requisition, the requisitioning shareholders, or any one or more of them holding, in the aggregate, more than 1/40 of the issued shares of the company that carry the right to vote at general meetings, may send notice of a general meeting to be held to transact the business stated in the requisition.

Record Date; Notice Provisions

The Companies Act does not specify requirements with respect to the manner for setting a record date for determining the shareholders entitled to receive notice of a meeting or the manner that notice of a shareholders meeting is to be provided. The Companies Act provides that the regulations of Table A shall be the regulations of the company the extent the company does not modify or exclude Table A in its own articles of association.

The BCBCA provides that the directors can fix in advance a date as the record date for the purpose of determining shareholders (i) entitled to receive payment of a dividend; (ii) entitled to participate in a liquidation or distribution; (iii) entitled to notice of a meeting of shareholders, or (iv) entitled to vote at a meeting of shareholders. Such record date must not precede by more than 2 months the date on which the action in (i) or (ii) is to be taken. Such record date must not precede by 21 days or any longer period specified in the company’s articles or memorandum in the case of (iii), above. Such record date must not precede by 4 months the date on which the meeting referred to in (iv), above, is to be held.

If no record date is set, (a) the record date for determining the shareholders who are entitled to notice of, or to vote at, a meeting of shareholders is (i) 5 p.m. on the day immediately preceding the first date on which notice is sent, or (ii) if no notice is sent, the beginning of the meeting, and (b) if the record date for determining shareholders for any other purpose is 5 p.m. on the date on which the directors pass the resolution relating to the matter for which the record date is required.

Solicitation of Proxies

The Companies Act does not include provisions regulating the solicitation of proxies. The Companies Act provides that the regulations of Table A shall be the regulations of the company the extent the company does not modify or exclude Table A in its own articles of association.

The BCBCA does not include provisions regulating the solicitation of proxies.

	Companies Act	BCBCA
Shareholder Proposals

The Companies Act does not specify the manner that a shareholder’s proposal should be presented for a shareholder’s meeting. The Companies Act contains default Table A provisions regarding the convening of a shareholder meeting by the directors or shareholders to the extent the company does not modify or exclude Table A in its own articles of association.

Under the BCBCA, a proposal means a written notice setting out a matter that the submitter wishes to have considered at the next annual general meeting of the company. A submitter means a qualified shareholder who submits a proposal to a company. Under the BCBCA, a qualified shareholder means a person who (a) is a registered or beneficial owner of one or more shares of the company that carry the right to vote at general meetings, and (b) has been a registered owner or beneficial owner of one or more such shares for an uninterrupted period of at least 2 years before the date of signing the proposal.

Under the BCBCA, among other enumerated items, a proposal is valid if it is signed by the submitter and if the proposal is signed by qualified shareholders who, together with the submitter, are, at the time of signing, registered owners or beneficial owners of shares that, in the aggregate constitute at least 1/100 of the issued shares of the company that carry the right to vote at general meetings, or have a fair market value in excess of $2,000.

Under the BCBCA, subject to certain exemptions, a company that receives a proposal must send to all of the persons who are entitled to notice of the annual general meeting in relation to which the proposal is made, (a) the text of the proposal, (b) the names and mailing addresses of the submitter and the supporters, and (c) the text of the statement, if any, accompanying the proposal. The information must be sent in, or within the time set for the sending of, the notice of the applicable annual general meeting or in the company’s information circular or equivalent, if any, sent in respect of the applicable annual general meeting.

A company that does not intend to process a proposal in certain enumerated circumstances under the BCBCA must, within 21 days after the proposal is received by its registered office, send to the submitter (a) written notice of the company’s decision in relation to the proposal, and (b) a written explanation as to the company’s reasons for its decision, including a specific reference to the provision of the BCBCA that the company is relying on in refusing to process the proposal and the reasons why the company believes that the provision applies.

	Companies Act	BCBCA

The submitter to whom such notice is sent may apply to the court for a review of the company’s decision. The court may restrain the holding of the annual general meeting in relation to which the proposal is made and may, if it determines that the company did not have proper grounds to refuse to process the proposal, make any order it considers appropriate. The company or any person claiming to be aggrieved by a proposal may apply to the court for an order permitting or requiring the company to refrain from processing the proposal and the court, if it is satisfied, may make such order as it considers appropriate.

Quorum

The Companies Act does not include provisions regarding the quorum requirement for a meeting. The Companies Act provides that the regulations of Table A shall be the regulations of the company the extent the company does not in its own articles of association modify or exclude Table A.

Pursuant to the BCBCA, the quorum for the transaction of business at a meeting of shareholders of a company is (a) the quorum established by the memorandum or articles, (b) if no quorum is established by the memorandum or articles, 2 shareholders entitled to vote at the meeting whether present personally or by proxy, or (c) if the number of shareholders entitled to vote at the meeting is less than the quorum applicable to the company under either (a) or (b), all of the shareholders entitled to vote at the meeting whether present personally or by proxy.

Unless the memorandum or articles provide otherwise, if a quorum is not present at the opening of a meeting of shareholders, the shareholders entitled to vote at the meeting who are present personally or by proxy at the meeting may adjourn the meeting to set time and place but may not transact other business.

If the company has only one shareholder entitled to vote at a meeting of shareholders, one person who is, or who represents by proxy, that shareholder may constitute that meeting.

Under the post-continuance Pono Articles, subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least five (5%) percent of the issued shares entitled to be voted at the meeting.

	Companies Act	BCBCA
Voting Rights

Subject to the articles of association, matters which require shareholder approval, whether under Cayman Islands statute or the company’s articles of association, are determined (subject to quorum requirements) by simple majority of the shares present and voting at a meeting of shareholders. Where the proposed action requires approval by “Special Resolution” (such as the amendment of the company’s constitutional documents) the approval of not less than two-thirds of the shares present and voting at a meeting of shareholders is required.

Generally, matters passed at a shareholder meeting are required to be passed by ordinary resolution, other than actions which are required by the BCBCA or a company’s memorandum or articles to be passed by a greater number of the votes cast.

Under the BCBCA, an ordinary resolution means a resolution (a) passed at a general meeting by a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings, or (b) passed, after being submitted to all of the shareholders holding shares that carry the right to vote at general meetings, by being consented to in writing by shareholders holding shares that carry the right to vote at general meetings who, in the aggregate, hold shares carrying at least a special majority of the votes entitled to be cast on the resolution.

Under the BCBCA, a special resolution means (a) a resolution passed at a general meeting under the following circumstances: (i) notice of the meeting specifying the intention to propose the resolution as a special resolution is sent to all shareholders holding shares that carry the right to vote at general meetings at least the prescribed number of days before the meeting; (ii) the majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings is cast in favor of the resolution; (iii) the majority of votes cast in favor of the resolution constitutes at least a special majority; or (b) a resolution passed by being consented to in writing by all of the shareholders holding shares that carry the right to vote at general meetings.

Under the BCBCA, special majority, means, in respect of a company, (a) the majority of votes that the articles specify is required for the company to pass a special resolution at a general meeting, if that specified majority is at least 2/3 and not more than 3/4 of the votes cast on the resolution, or; (b) if the articles do not contain a provision contemplated by paragraph (a), 2/3 of the votes cast on the resolution.

New Pono’s proposed Articles specify that a 2/3 majority of votes cast on the resolution will constitute a special majority.

	Companies Act	BCBCA
Amendments to Governing Documents

Under the Companies Act, any amendment to the memorandum and articles of association of a company generally requires the approval of shareholders by way of special resolution passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect to that resolution at a duly constituted meeting or a resolution signed by all of the shareholders entitled to vote on that resolution. The directors do not have the power to make, amend or repeal the memorandum and articles of association of a company.

Pursuant to the BCBCA and subject to certain exceptions, a company must not alter its notice of articles or articles, unless the company has been authorized to make the alteration (i) by the type of resolutions specified by the BCBCA; (ii) if the BCBCA does not specify the type of resolution, by the type of resolution specified by the articles; or (iii) if neither the BCBCA nor the articles specify the type of resolution, by a special resolution.

New Pono’s proposed Articles will provide that a directors’ resolution will be required to approve an alteration to the New Pono’s notice of articles to effect a change of name of the Company or to effect a share consolidation or a stock split. All other alterations will, unless otherwise provided in the BCBCA, require approval by way of a special resolution.

The BCBCA may also require the separate approval by special resolution of the holders of a class or series of shares for certain amendments to a company’s articles.

Vote Required for Extraordinary Transactions	The Companies Act does not contain equivalent statutory provisions.

Under the BCBCA, certain extraordinary corporate actions, such as certain amalgamations, continuances and sales, leases or other disposals of all or substantially all a company’s property other than in the ordinary course of business, liquidations, dissolutions, and arrangements, are required to be approved by special resolution of the shareholders of the company.

In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

	Companies Act	BCBCA
Dissent Rights	Under the Companies Act, minority shareholders that dissent to a merger are entitled to be paid the fair market value of their shares, which, if necessary, may ultimately be determined by the court.

Pursuant to the BCBCA, a shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent as follows:

a) in respect of a resolution to alter the articles, to alter restrictions on the powers of the company or on the business the company is permitted to carry on;

b) in respect of a resolution to adopt an amalgamation agreement;

c) in respect of a resolution to approve an amalgamation;

d) in respect of a resolution to approve an arrangement, the terms of which permit dissent;

e) in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking;

f)  in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

g) in respect of any other resolution, if dissent is authorized by the resolution;

h) in respect of any court order that permits dissent.

Under the BCBCA, a shareholder wishing to dissent must prepare a separate notice of dissent, identify in each notice of dissent, the person on whose behalf dissent is being exercised in that notice of dissent, and dissent with respect to all of the shares, registered in the shareholder’s name, of which the person identified is the beneficial owner. A person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must (a) dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and (b) cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

	Companies Act	BCBCA
Oppression Remedy	The Companies Act does not contain equivalent statutory provisions. However, a shareholder does have the right to petition the court to wind-up a company on just and equitable grounds.

Pursuant to the BCBCA, a shareholder may apply to the court for an order under this section on the ground:

a) that the affairs of the company are being or have been conducted, or that the powers of the directors are being or have been exercised, in a manner oppressive to one or more of the shareholders, including the applicant, or

b) that some act of the company has been done or is threatened, or that some resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders, including the applicant.

The court may, with a view to remedying or bringing to an end the matters complained of, make any interim or final order it considers appropriate. The court may make an order if it is satisfied that the application was brought by the shareholder in a timely manner.

Derivative Actions

In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company, but only in certain limited circumstances.

Under the BCBCA, a complainant means, in relation to a company, a shareholder or director of the company. Applicable whether the right, duty, or obligation arises under the BCBCA or otherwise, a complainant may, with leave of the court, prosecute a legal proceeding in the name and on behalf of the company (a) to enforce a right, duty or obligation owed to the company that could be enforced by the company itself, or (b) to obtain damages for any breach of a right, duty or obligation referred to in paragraph (a). With leave of the court, a complainant may, in the name and on behalf of a company, defend a legal proceeding brought against the company.

The court may grant leave on term it considers appropriate, if (a) the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the legal proceeding, (b) notice of the application for leave has been given to the company and to any other person the court may order, (c) the complainant is acting in good faith, and (d) it appears to the court that it is in the best interests of the company for the legal proceeding to be prosecuted or defended.

	Companies Act	BCBCA

On the final disposition of a legal proceeding prosecuted or defended under the derivative actions provisions of the BCBCA, the court may make any order it considers appropriate. No legal proceeding prosecuted or defended under the derivative actions provisions of the BCBCA may be discontinued, settled or dismissed without the approval of the court.

If, in a legal proceeding against a director, officer, receiver, receiver manager or liquidator of a company, the court finds that that person is or may be liable in respect of negligence, default, breach of duty or breach of trust, the court must take into consideration all of the circumstances of the case, including those circumstances connected with the person’s election or appointment, and may relieve the person, either wholly or partly, from liability, on the terms the court considers necessary, if it appears to the court that, despite the finding of liability, the person has acted honestly and reasonably and ought fairly to be excused.

Right to Inspect	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.

If a current director of the company, and if and to the extent permitted by the articles, (i) a shareholder of the company, or (ii) any other person so entitled to inspect a record requests a copy of that record and pays, to the person having custody or control of that record, the copying fee, if any, set by that person or by the company, pursuant to the BCBCA, the person who has custody or control of that record must provide a copy of that record to the requesting person.

A shareholder is entitled on request and without charge to receive from the person who maintains the records office for the company a copy of (a) the notice of articles or memorandum, as the case may be, and (b) the articles.

Voluntary Dissolution

A company may be wound up voluntarily in a number of ways:

(i)     Automatically, if its articles of association provide that on the termination of any period or the happening of any event, the company shall be wound up and dissolved;

(ii)    When the period fixed by the articles of association for the duration of the company expires, or when an event occurs which, under the articles of association, causes the company to be wound up and dissolved;

Pursuant to the BCBCA, a company may apply to be dissolved if (a) it is authorized to do so by an ordinary resolution, (b) it has no assets, and (c) it (i) has no liabilities, or (ii) has made adequate provision for the payment of each of its liabilities.

A company that (a) has no assets, (b) either (i) has no liabilities, or (ii) has made adequate provision for the payment of each of its liabilities, and (c) has not issued any shares may apply to be dissolved if it is authorized to do so by a directors’ resolution.

	Companies Act	BCBCA

(iii)   If the shareholders of the company pass a special resolution requiring the company to be wound up voluntarily and appointing a liquidator of their choice; or

(iv)   If the shareholders of the company pass an ordinary resolution requiring it to be wound up voluntarily because it is unable to pay its debts as they fall due.

The commencement of voluntary liquidation does not require sanction or action by the court.

A company that has been liquidated and dissolved cannot be revived as a legal person.

Involuntary Dissolution

A company may be involuntary wound up by the Cayman Islands court. A petition to the Cayman Islands court for a winding up order may be made by the company itself, a creditor (including a contingent or prospective creditor) or a shareholder of the company (with some narrow exceptions).

A company may be involuntarily dissolved by order of the liquidator appointed under the BCBCA or by order of a court under the BCBCA in certain circumstances.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as special resolution that Pono Capital Three, Inc. be de-registered in the Cayman Islands pursuant to Article 33 of the Second Amended and Restated Memorandum and Articles of Association of Pono Capital Three, Inc. and be continued as a company in the Province of British Columbia, Canada and conditional upon, and with effect from, the continuance of Pono Capital Three, Inc. in British Columbia as a company, the Class A ordinary shares, par value $0.0001 per share, of Pono Capital Three, Inc. will continue as Class A ordinary shares, without par value, of Pono Capital Three, Inc.; the Class B ordinary shares, par value of $0.0001 per share, of Pono Capital Three, Inc. will continue as Class B ordinary shares, without par value, of Pono Capital Three, Inc.; warrants to purchase Class A ordinary shares of Pono Capital Three, Inc. will continue as warrants to purchase Class A ordinary shares of Pono Capital Three, Inc.; and the Amended and Restated Memorandum and Articles of Association of Pono Capital Three, Inc. to be amended so as to be replaced in their entirety with the Articles attached as Annex B to this proxy statement/prospectus, with the laws of Canada (British Columbia).

Required Vote with Respect to the SPAC Continuance Proposal

The approval of the SPAC Continuance Proposal will require a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the Pono Shares as of the Record Date that are present and vote at the Shareholders Meeting.

The SPAC Continuance Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the SPAC Continuance Proposal will have no effect, even if approved by Pono’s shareholders.

THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 2)

General

Holders of Pono ordinary shares are being asked to approve and adopt the BCA and the Business Combination. Pono shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the BCA, which is attached as Annex A to this proxy statement/prospectus. Please see the section titled “— The BCA” below, for additional information and a summary of certain terms of the BCA. You are urged to read carefully the BCA in its entirety before voting on this proposal.

Because Pono is holding a shareholder vote on the Business Combination, Pono may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the Pono ordinary shares cast by the shareholders represented in person or by proxy and entitled to vote thereon at the Pono Shareholders Meeting.

The BCA

The subsections that follow this subsection describe the material provisions of the BCA, but do not purport to describe all of the terms of the BCA. The following summary is qualified in its entirety by reference to the complete text of the BCA, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. Shareholders and other interested parties are urged to read the BCA carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Business Combination.

The BCA contains representations, warranties and covenants that the respective parties made to each other as of the date of the BCA or other specific dates, which may be updated prior to the closing of the Business Combination. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the BCA. The representations, warranties and covenants in the BCA are also modified in important part by the disclosure schedules attached thereto which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The disclosure schedules do not disclose any information material to an investment decision that is not already disclosed elsewhere in this proxy statement/prospectus.

General Description of the BCA

On August 15, 2023, Pono entered into a business combination agreement with Merger Sub and Horizon. Unless otherwise defined herein, the capitalized terms used in this section “The Business Combination Proposal (Proposal 2) — The BCA” will have the meaning ascribed to such terms in the BCA.

Subject to the terms and conditions set forth in the BCA, at the Effective Time, Pono will complete the SPAC Continuance, Class B Ordinary Shares of New Pono will convert to Class A Ordinary Shares in accordance with the conversion rights set out in the post-continuance Pono Articles, and Merger Sub and Horizon will complete the Amalgamation, resulting in a British Columbia company and wholly-owned subsidiary of New Pono and, at the Effective Time:

(a)     Pono’s name will be changed to “New Horizon Aircraft Ltd.”;

(b)    Merger Sub and Horizon will amalgamate and will continue as one company under the laws of British Columbia, being Horizon Amalco; and

(c)     the Horizon shareholders as of immediately prior to the Effective Time, shall be entitled to receive in exchange for their Horizon Shares their pro-rata portion of an aggregate number of New Pono Class A ordinary shares equal to the quotient derived from dividing (a) the difference of (i) $96 million, and (ii) the Closing Net Indebtedness, by (b) the Redemption Price (as herein defined) (collectively, the “Exchange Consideration”), all as more particularly described in the notice that follows this page and elsewhere in this proxy statement/prospectus.

Escrow Shares

At the Closing, a number of shares of Purchaser common shares equal to the quotient obtained by dividing (i) three percent (3%) of the initial Merger Consideration (as determined on the Closing Date) by (ii) the Purchaser Share Price (the “Escrow Amount”) (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) otherwise issuable to the Horizon shareholders (allocated pro rata among the Horizon shareholders based on the Merger Consideration otherwise issuable to them at the Closing) will be deposited into a segregated escrow account with Continental Stock Transfer & Trust Company (or such other escrow agent reasonably acceptable to Pono and Horizon), as escrow agent, and held in escrow together with any dividends, distributions or other income on the Escrow Shares (the “Escrow Property”) in accordance with an escrow agreement to be entered into in connection with the Business Combination (the “Escrow Agreement”). The consideration for the Merger is subject to adjustment after the Closing based on confirmed amounts of the Closing Net Indebtedness of Horizon. If the adjustment is a negative adjustment in favor of Pono, the escrow agent shall distribute to Pono a number of Pono Class A ordinary shares with a value equal to the adjustment amount. If the adjustment is a positive adjustment in favor of Horizon, Pono will issue to Horizon shareholders an additional number of Pono Class A ordinary shares with a value equal to the adjustment amount.

Post-Business Combination Ownership of the Combined Entity

Immediately after the Closing, Pono, which will be renamed New Horizon Aircraft Ltd., will own 100% of the outstanding shares of Horizon Amalco.

It is anticipated that, upon the completion of the Business Combination, Pono’s public shareholders will retain an ownership interest of approximately 43.3% of the outstanding capital shares of the Combined Entity, the Sponsor will retain an ownership interest of approximately 20.7% of the outstanding capital shares of the Combined Entity, the Horizon securityholders will own approximately 35.5% of the outstanding capital shares of the Combined Entity and Representative will retain an ownership interest of approximately 0.4% of the outstanding capital shares of the Combined Entity. The foregoing ownership percentages with respect to the Combined Entity following the Business Combination exclude any outstanding Warrants and assume that (i) there are no redemptions of any shares by Pono’s public shareholders in connection with the Business Combination and (ii) no awards are issued under the 2023 Equity Incentive Plan. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Pono’s existing shareholders in the Combined Entity will be different. Upon consummation of the Business Combination, and subject to approval of the Incentive Plan Proposal, Horizon’s executive officers are expected to receive grants of stock options and restricted stock units under the 2023 Equity Incentive Plan from time to time as determined by the Compensation Committee.

Representations and Warranties

The BCA contains representations and warranties by each of Pono and Horizon that are customary for transactions similar to the Business Combination. Certain of the representations are subject to specified exceptions and qualifications contained in the BCA or in information provided pursuant to certain disclosure schedules to the BCA.

Survival and Indemnification

The representations and warranties made by Pono and Horizon do not survive the Closing and neither party has any post-Closing indemnification obligations.

Covenants of the Parties

Each party to the BCA has agreed to use its reasonable best efforts to effect the Closing. The BCA also contains certain customary covenants by each of the parties during the period between the signing of the BCA and the earlier of the Closing or the termination of the BCA in accordance with its terms (the “Interim Period”), including, but not limited to covenants regarding (i) the provision of access to their offices, properties, books and records, (ii) the operation of their respective businesses in the ordinary course of business, (iii) provision of financial statements by Horizon, (iv) filing by Pono of its reports required by the Exchange Act, and efforts regarding Nasdaq listing requirements, (v) no solicitation of other competing transactions, (vi) no trading in Pono’s securities by

Horizon using Pono’s material non-public information, (vii) notifications of certain breaches, consent requirements or other matters, (viii) efforts to obtain third party and regulatory approvals and comply with all government authority requirements, (ix) further assurances to cooperate, (x) a requirement for Horizon to promptly hold its shareholder meeting or otherwise obtain the written consent of its shareholders to approve the BCA and related transactions, (xi) tax matters and transfer taxes, (xii) public announcements, (xiii) confidentiality, (xiv) post-Closing Pono board of directors and executive officers; and (xv) payment of extension expenses There are also certain customary post-Closing covenants regarding (i) maintenance of books and records, (ii) indemnification of directors and officers and related insurance, and (iii) use of Trust Account proceeds.

Pono agreed, as promptly as practicable after the date of the BCA, to prepare, with reasonable assistance from Horizon, and file with the SEC this Registration Statement on Form S-4 (the “Registration Statement”) in connection with the registration under the Securities Act of the issuance of the Merger Consideration Shares to be issued to the Horizon securityholders and containing a proxy statement/prospectus for the purpose of Pono soliciting proxies from the shareholders of Pono to approve the Business Combination Proposal and the other Required Proposals at the Pono Special Meeting and providing such shareholders an opportunity in accordance with Pono’s organizational documents and Pono’s Initial Public Offering prospectus to have their Pono ordinary shares redeemed.

As promptly as practicable after the Registration Statement has become effective, the Horizon will call a meeting of the Horizon securityholders or otherwise solicit written consents in order to obtain the required shareholder approval, and Horizon shall use its commercially reasonable efforts to solicit from the Horizon securityholders proxies in favor of the required shareholder approval prior to such Horizon Special Meeting, and to take all other actions necessary or advisable to secure the required shareholder approval, including enforcing the Voting Agreements.

Pursuant to the BCA, Pono and Horizon agreed to take all necessary action, including causing the directors of the Pono to resign, so that effective as of the Closing, New Pono’s board of directors (the “Post-Closing Board”) will consist of five (5) individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Immediately after the Closing, Pono and Horizon shall take all necessary action to designate and appoint to the Post-Closing Board five (5) persons as follows: three (3) persons designated prior to the Closing by Horizon, at least two (3) of whom shall be independent under Nasdaq regulations; one (1) person designated prior to the Closing by Pono and Horizon, who is required to qualify as an independent under Nasdaq regulations. At or prior to the Closing, Pono will provide each director of Pono with a customary director indemnification agreement, in form and substance reasonably acceptable to such director of Pono.

Conditions to the Closing

The BCA is subject to customary conditions to the Closing. In addition, the Closing is subject to the following additional conditions (amongst others): (i) the approval of the BCA and the Business Combination by the requisite vote of Pono’s shareholders and Horizon’s securityholders, (ii) Pono having at least $5,000,001 in net tangible assets, after giving effect to the completion of its redemption of public shareholders who redeem their shares in connection with the Business Combination and any proceeds from the Equity Financing, (iii) the election or appointment of members to the Combined Entity’s board of directors immediately after the Closing in accordance with the BCA, (iv) the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, (v) the conditional approval of the Combined Entity’s initial listing application with Nasdaq with respect to the common stock to be issued pursuant to the Business Combination, and (vi) the SPAC Continuance shall have been consummated.

In addition, unless waived by Horizon, the obligations of Horizon to consummate the Business Combination are subject to the fulfillment of certain closing conditions, including but not limited to the following (in addition to customary certificates and other closing deliverables):

•        The representations and warranties of Pono being true and correct as of the date of the BCA and as of the Closing (subject to Material Adverse Effect (as defined below) with respect to Pono);

•        Pono having performed in all material respects their respective obligations and complied in all material respects with their respective covenants and agreements under the BCA required to be performed or complied with on or prior to the date of the Closing;

•        There shall be an amount that is at least $5,000,000, after payment of all of Pono’s transaction expenses, represented by (i) cash in the Trust Account (after giving effect to redemptions), (ii) proceeds from the Initial Investments, (iii) amounts committed or available under any Equity Financing, and (iv) any grants and other non-dilutive financing that are executed and consummated prior to the Closing; and

•        The Escrow Agreement and Registration Rights Agreement having been executed and delivered.

Unless waived by Pono, the obligations of Pono and the Merger Sub to consummate the Business Combination are subject to the satisfaction of the following conditions (in addition to customary certificates and other closing deliverables):

•        The representations and warranties of Horizon being true and correct as of the date of the BCA and as of the Closing (subject to Material Adverse Effect);

•        Horizon having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the BCA required to be performed or complied with on or prior to the date of the Closing;

•        Absence of a Material Adverse Effect with respect to Horizon since the date of the BCA that is continuing and uncured

•        The Escrow Agreement and the Registration Rights Agreement having been executed and delivered;

•        Non-Competition Agreements (as described below) having been executed and delivered;

•        Employment Agreements (as described below) having been executed and delivered; and

•        Lock-Up Agreement (as described below) having been executed and delivered.

•        Evidence reasonably acceptable to Pono that Horizon shall have converted, terminated, extinguished and cancelled in full any outstanding convertible securities of Horizon, convertible debt, or commitments thereof.

Termination

The BCA may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

•        by mutual consent of Horizon and Pono;

•        by either Pono or Horizon if any of the conditions to the Closing have not been satisfied or waived by February 14, 2024 (the “Outside Date”), provided that the Outside Date may be extended if Pono obtains an extension of the time it has to consummate its initial business combination, provided further that this termination right shall not be available to Pono or Horizon if the breach by such party (i.e., either Pono or Merger Sub on one hand, or Horizon, on the other hand) of the BCA was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

•        by either Pono or Horizon if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting, or if any law is in effect making illegal, the transactions contemplated by the BCA;

•        by either Pono or Horizon for the other party’s uncured breach (subject to certain materiality qualifiers and cure periods);

•        by Pono if there has been an event after the signing of the BCA that has a Material Adverse Effect on Horizon (but excluding a qualifying settlement of certain litigation in which Horizon is involved) that is uncured and continuing for at least 10 business days after written notice of such Material Adverse Effect is provided by Pono to Horizon;

•        by Horizon if there has been an event after the signing of the BCA that has a Material Adverse Effect on Pono that is uncured and continuing for at least 10 business days after written notice of such Material Adverse Effect is provided by Pono to Horizon;

•        by either Pono or Horizon if approval for the Business Combination and the other Required Proposals are not obtained at the Pono Special Meeting; and

•        by Pono if it a fairness opinion or third party valuation is required and Pono is unable to obtain such opinion or valuation supporting the terms contemplated hereunder after commercially reasonable best efforts by Pono to obtain such opinion or valuation.

If the BCA is validly terminated, all further obligations of the parties under the BCA will terminate and will be of no further force and effect (except that certain obligations related to confidentiality, dispute resolution, termination, waiver of claims against the Trust Account, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any willful breach of the BCA prior to such termination. No termination fee is payable by either party.

Trust Account Waiver

Horizon agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Pono’s Trust Account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the Trust Account (including any distributions therefrom).

Governing Law and Dispute Resolution

The BCA is governed by, and construed in and interpreted in accordance with the Laws of the Province of British Columbia applicable in that Province, and, subject to the required arbitration provisions, the parties are subject to the non-exclusive jurisdiction of the courts of the Province of British Columbia, and each party waived its rights to a jury trial in connection therewith.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the BCA (the “Related Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements, copies of each of which are attached hereto as part of Annex A. Shareholders and other interested parties are urged to read such Related Agreements in their entirety.

Lock-Up Agreement

On August 15, 2023, all of Horizon’s shareholders entered into lock-up agreements (the “Lock-Up Agreements”) providing for a lock-up period commencing on the Closing Date and ending on the earlier of (x) six months from the Closing, (y) the date Pono consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Pono’s shareholders having the right to exchange their Pono ordinary shares for cash, securities or other property and (z) the date on which the closing sale price of Pono ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Closing.

Non-Competition and Non-Solicitation Agreement

At the Closing, certain significant shareholders of Horizon will enter into non-competition and non-solicitation agreements (the “Non-Competition Agreements”), pursuant to which they agreed not to compete with Pono, Horizon and their respective subsidiaries during the two-year period following the Closing and, during such two-year restricted period, not to solicit employees or customers or clients of such entities. The agreements also contain customary non-disparagement and confidentiality provisions.

Registration Rights Agreement

At the Closing, Pono, the Sponsor and certain significant shareholders of Horizon (collectively, the “Subject Parties”) will enter into a Registration Rights Agreement pursuant to which, among other things, Pono will be obligated to file a registration statement to register the resale of certain securities of Pono held by the Subject Parties. The Registration Rights Agreement will also provide the Subject Parties with 3 demand and “piggy-back” registration rights, subject to certain requirements and customary conditions.

Purchaser Support Agreement

Simultaneously with the execution of the BCA, the Sponsor entered into a support agreement (the “Sponsor Support Agreement”) in favor of Pono and Horizon and their present and future successors and subsidiaries.

In the Sponsor Support Agreement, the Sponsor agreed to vote all equity interests in Pono in favor of the BCA and related transactions and to take certain other actions in support of the BCA and related transactions. The Sponsor Support Agreement also prevents the Sponsor from transferring its voting rights with respect to equity interests in Pono or otherwise transferring equity interests in Pono prior to the meeting of Pono’s shareholders to approve the BCA and related transactions, except for certain permitted transfers.

Voting Agreement

Simultaneously with the execution of the BCA, Pono and Horizon entered into a voting agreement (the “Voting Agreement”) with certain shareholders of Horizon holding in the aggregate 100% of Horizon’s outstanding common shares. Pursuant to the Voting Agreement, the shareholders agreed, among other things, to vote all of their shares of Horizon stock in favor of the BCA and related transactions and to otherwise take certain other actions in support of the BCA and related transactions and the other matters submitted to Horizon shareholders for their approval, and provide a proxy to Pono to vote such Horizon shares accordingly. The Voting Agreement prevents transfers of the Horizon shares held by such shareholder between the date of the Voting Agreement and the date of the Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.

Forward Purchase Agreement

In connection with the Business Combination, Pono and Horizon entered into an agreement with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”) and (iii) Meteora Strategic Capital, LLC (“MSC”) (with MCP, MSTO and MSC collectively referred to as the “Seller” or “Meteora”) (the “Forward Purchase Agreement” or “Confirmation”) for OTC Equity Prepaid Forward Transactions. For purposes of the Forward Purchase Agreement, Pono is referred to as the “Counterparty” prior to the consummation of the Business Combination, then to New Pono (as defined below), following the Business Combination. In connection with the consummation of the Business Combination, Pono will change its corporate name to “New Horizon Aircraft Ltd.,” or such other name as may be determined by Horizon, following the Business Combination. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, the Seller intends, but is not obligated, to purchase up to 9.9% (the “Maximum Amount”) of the total Pono Class A ordinary shares, par value $0.0001 per share, of Pono (the “Pono Common Shares”) outstanding following the closing of the Business Combination concurrently with the Closing pursuant to the Seller’s FPA Funding Amount PIPE Subscription Agreement (as defined below), less the number of Pono Common Shares purchased by the Seller separately from third parties through a broker in the open market (“Recycled Shares”). The Seller shall not be required to purchase an amount of Pono Common Shares such that following such purchase, that Seller’s ownership would exceed 9.9% of the total Pono Common Shares outstanding immediately after giving effect to such purchase, unless the Seller, at its sole discretion, waives such 9.9% ownership limitation. The Number of Shares subject to the Forward Purchase Agreement is subject to reduction following a termination of the Forward Purchase Agreements with respect to such shares as described under “Optional Early Termination” in the respective Forward Purchase Agreements.

The Forward Purchase Agreement provides that an amount in U.S. dollars equal to 10.0% of the product of the Recycled Shares subject to the Forward Purchase Agreement and the Initial Price (as defined below) (the “Prepayment Shortfall”) will be paid by Seller to Counterparty; provided that Seller shall pay one half (1/2) of the Prepayment Shortfall to Counterparty on the Prepayment Date (which amount shall be netted from the Prepayment Amount (as defined below)) and, at the request of Counterparty, the other one half (1/2) of the Prepayment Shortfall (the “Future Shortfall”) on the earlier of (a) the date that the SEC declares a registration statement covering sales by Seller effective (the “Registration Statement Effective Date”) and (b) the OET Date, provided the VWAP Price is greater than $5.00 for any 45 trading days during the prior 90 consecutive trading day period and average daily trading volume over such period equals at least four times the Future Shortfall. Seller in its sole discretion may sell Shares at any time following the Trade Date and at any sales price, without payment by Seller of any Early Termination Obligation until the earlier of such time as the proceeds from such sales equal 100% of the Prepayment Shortfall (such sales, “Shortfall Sales,” and such Shares, “Shortfall Sale Shares”). A sale of Shares is only (a) a “Shortfall Sale,” subject to the terms and conditions herein applicable to Shortfall Sale Shares, when a Shortfall Sale Notice is delivered under the Forward Purchase Agreement, and (b) an Optional Early Termination, subject to the terms and conditions in the Forward Purchase Agreement applicable to Terminated Shares, when an OET Notice (as defined below) is delivered under the Forward Purchase Agreement, in each case the delivery of such notice in the sole discretion of the Seller.

The Forward Purchase Agreement provides that the Seller will be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to (x) the product of (i) the Number of Shares as set forth in each Pricing Date Notice and (ii) the redemption price per share as defined in Pono’s Amended and Restated Memorandum and Articles of Association (the “Initial Price”), less (y) the Prepayment Shortfall.

The Counterparty will pay to the Seller the Prepayment Amount required under the Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer & Trust Company holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement units (the “Trust Account”) no later than the earlier of (a) one local business day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination, except that to the extent the Prepayment Amount payable to the Seller is to be paid from the purchase of Additional Shares by the Seller pursuant to the terms of its FPA Funding Amount PIPE Subscription Agreement, such amount will be netted against such proceeds, with the Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by the Seller will be included in the Number of Shares for its respective Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount.

Following the Closing, the reset price (the “Reset Price”) will initially be the Initial Price. The Reset Price will be subject to reset on a bi-weekly basis commencing the first week following the thirtieth day after the closing of the Business Combination to be the lowest of (a) the then-current Reset Price, (b) the Initial Price and (c) the VWAP Price of the Shares of the prior two weeks; provided the Reset Price shall not be less than $6.00, pursuant to reduction upon a Dilutive Offering Reset immediately upon the occurrence of such Dilutive Offering.

From time to time and on any date following the Business Combination (any such date, an “OET Date”), the Seller may, in its absolute discretion, terminate its Forward Purchase Agreement in whole or in part by providing written notice to the Counterparty (the “OET Notice”), no later than the next Payment Date following the OET Date (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)). The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from the Seller, and the Seller shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date. The payment date may be changed within a quarter at the mutual agreement of the parties.

The valuation date will be the earliest to occur of (a) the date that is three years following the Closing Date, (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (w) a VWAP Trigger Event, (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, upon any Additional Termination Event, and (c) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective). The Valuation Date notice will become effective immediately upon its delivery from Seller to Counterparty in accordance with this Confirmation.

On the Cash Settlement Payment Date, which is the tenth local business day following the last day of the valuation period commencing on the Valuation Date, in the event the Valuation Date is determined by clause (c) of the paragraph above, Seller shall pay Counterparty a cash amount equal to (1) the Number of Shares as of the Valuation Date multiplied by (2) the closing price of the Shares on the immediately preceding trading day.

In all other cases, Seller shall pay the Counterparty a cash amount equal to (1) (A) the Number of Shares as of the Valuation Date less the number of Unregistered Shares, multiplied by (B) the volume-weighted daily VWAP Price over the Valuation Period less (2) if the Settlement Amount Adjustment is less than the cash amount to be paid, the Settlement Amount Adjustment. The Settlement Amount Adjustment is equal to (1) the Maximum Number of Shares as of the Valuation Date multiplied by (2) $3.00 per share, and the Settlement Amount Adjustment will be automatically netted from the Settlement Amount. If at the Valuation Date, the estimated Settlement Amount Adjustment exceeds the Settlement Amount, the Counterparty will pay the Settlement Amount Adjustment to the Seller in Pono Common Shares unless the Counterparty has previously elected to pay it in cash, in which case at the Cash Settlement Payment Date the Settlement Amount Adjustment will be automatically netted from the Settlement Amount if the Settlement Amount exceeds the Settlement Amount Adjustment, and if it does not, then neither the Seller nor the Counterparty shall be liable to the other party for any payment.

The Seller has agreed to waive any redemption rights with respect to any Recycled Shares in connection with the Business Combination, as well as any redemption rights under Pono’s Charter that would require redemption by Pono of the Shares. Such waiver may reduce the number of Pono Common Shares redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

In addition to the Prepayment Amount, Counterparty will instruct its transfer agent to deliver to Seller, on the Prepayment Date, an amount equal to the product of (x) 300,000 and (y) the Initial Price, which will be used for the purchase of Shares (the “Share Consideration Shares”). Such Share Consideration Shares will not be included in the Number of Shares, and the Seller and the Share Consideration Shares will be free and clear of all obligations with respect to the Seller and such Share Consideration Shares in connection with the Confirmation.

The foregoing description of the Forward Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Forward Purchase Agreement, a copy of which is filed as Exhibit 10.5 hereto and incorporated by reference herein.

FPA Funding Amount PIPE Subscription Agreements

On August 15, 2023, Pono entered into a subscription agreement (the “FPA Funding Amount Subscription Agreement”) with Seller. Pursuant to the FPA Funding Subscription Agreement, Seller agreed to subscribe for and purchase, and Pono agreed to issue and sell to Seller, on the Closing Date at a price of $10.00 per share, an aggregate of up to the Maximum Amount, less the Recycled Shares in connection with the Forward Purchase Agreements.

The Class A ordinary shares to be issued in such private placement do not differ materially from the Public Shares underlying the Public Units sold in the IPO and will be sold at the same price as the Public Units.

Board of Directors and Management Following the Business Combination

Pursuant to the BCA, Pono and Horizon agreed to take all necessary action, including causing the directors of the Pono to resign, so that effective as of the Closing, New Pono’s board of directors (the “Post-Closing Board”) will consist of five (5) individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Immediately after the Closing, Pono and Horizon shall take all necessary action to designate and appoint to the Post-Closing Board five (5) persons as follows: three (3) persons designated prior to the Closing by Horizon, at least two (2) of whom shall be independent under Nasdaq regulations; one (1) person designated prior to the Closing by Pono, who may or may not be independent under Nasdaq regulations; and one (1) person designated prior to the Closing by mutual agreement of Horizon and Pono, who shall be independent under Nasdaq regulations. At or prior to the Closing, Pono will provide each director of Pono with a customary director indemnification agreement, in form and substance reasonably acceptable to such director of Pono. Each director will hold office until the next annual meeting of shareholders at which such director is up for election and where his or her successor is elected and qualified.

The following persons are expected to be elected or appointed by the Pono board to serve as executive officers and directors of the Combined Entity following the Business Combination. For biographical information concerning the executive officers and directors following the Business Combination, see “Management after the Business Combination — Management and Board of Directors”.

Name	Age	Position(s)
Executive Officers:
Brandon Robinson	44	Chief Executive Officer
Jason O’Neill	45	Chief Operating Officer
Brian Merker	46	Chief Financial Officer
Stewart Lee	50	Head of People & Strategy
Brian Robinson	74	Chief Engineer
Directors:
Brandon Robinson(1)	44	Class III Director Nominee
Jason O’Neill(2)	45	Class II Director Nominee
Trisha Nomura(1)	44	Class I Director Nominee
John Maris(1)	65	Class II Director Nominee
John Pinsent(3)	63	Class I Director Nominee

____________

(1)      Horizon designee.

(2)      Pono designee.

(3)      Horizon and Pono mutually agreed upon designee.

Interests of Pono’s Directors and Officers in the Business Combination

When you consider the recommendation of Pono Board in favor of approval of the Proposals, you should keep in mind that Pono directors and officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interests as a shareholder. The Sponsor has invested and loaned an aggregate of approximately $5.85 million, including approximately $5.68 million in investments in Founders Shares and Placement Units and $175,000 in working capital loans by the Sponsor, which the Sponsor stands to forfeit and lose if Pono is unable to complete a business combination prior to February 14, 2024 (or up to August 14, 2024 if Pono extends the period of time to consummate a business combination). Such Founders Shares and Placement Units had an aggregate market value of $58.4 million, based on the closing price of Pono’s ordinary shares and units on Nasdaq on November 15, 2023 of $10.61 and $10.62, respectively. Certain officers and directors of Pono have pecuniary interests in such investments through their ownership interest in the Sponsor. None of the Sponsor or current officers or directors of Pono will receive any interest in the Business Combination other than the interests they owned prior to the Business Combination or as described above. The interests of the Sponsor or current officers or directors of Pono may be different from or in addition to (and which may conflict with) your interest.

These interests include, among other things:

•        unless Pono consummates an initial business combination, Pono’s officers and directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account;

•        the Sponsor and directors and officers of Pono paid an aggregate of $25,000 for their Founder Shares and such securities will have a significantly higher value at the time of the Business Combination. Such shares had an aggregate market value of approximately $52.4 million based upon the closing price of Pono’s ordinary shares of $10.61 per share on Nasdaq on November 15, 2023. As a result of the nominal price of $0.009 per Founder Share paid by the Sponsor and the directors and officers of Pono compared to the recent market price of the Class A ordinary shares, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the Founder Shares even if the holders of Class A ordinary shares experience a negative rate of return on their investments in the Class A ordinary shares;

•        as a condition to the Pono IPO, the Founder Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Founder Shares cannot be transferred until the earlier of (A) six months after the completion of Pono’s initial business combination; (B) subsequent to Pono’s initial business combination, when the reported last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Pono’s initial business combination, or the date on which the Company completes a liquidation, merger or similar transaction that results in all of Pono’s shareholders having the right to exchange their shares for cash, securities or other property;

•        an aggregate of 565,375 Placement Units were issued to the Sponsor simultaneously with the consummation of the IPO and the underwriters’ exercise of its over-allotment option. Such units had an aggregate market value of approximately $6.0 million based upon the closing price of Pono’s units of $10.62 per unit on Nasdaq on November 15, 2023;

•        the Sponsor and directors and officers of Pono have agreed not to redeem any Pono ordinary shares they hold in connection with a shareholder vote to approve a proposed initial business combination;

•        if Pono does not complete an initial business combination by February 14, 2024 (or up to August 14, 2024, as applicable), a portion of the proceeds from the sale of the Placement Units and Private Units will be included in the liquidating distribution to Pono’s public shareholders. In such event, the 4,935,622 Founder Shares and 565,375 Class A ordinary shares underlying the Placement Units, all of which are held by Pono’s Sponsor, directors and officers, would be worthless because they are not entitled to participate in any Redemption or distribution with respect to such shares. Such shares and units had an aggregate market value of $52.4 million as of November 15, 2023, based on the closing price per Class A ordinary share of Pono as of November 15, 2023 of $10.61 per share and the closing price of Pono’s units of $10.62 per unit on Nasdaq on November 15, 2023. Additionally, the Placement Warrants underlying the Placement Units will expire worthless if the Trust Account is liquidated, including in the event Pono is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify Pono to ensure that the proceeds in the Trust Account are not reduced below $10.15 per Public Share by the claims of prospective target businesses with which Pono has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Pono, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account, and shall not apply to any claims under the Company’s indemnity of the underwriter in the Pono IPO against certain liabilities;

•        The Sponsor (including its representatives and affiliates) and Pono’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to Pono. The Sponsor and Pono’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to Pono completing its initial business combination. Pono’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to Pono, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Pono’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Pono, subject to applicable fiduciary duties. The Pono Charter provides that Pono renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Pono and such opportunity is one Pono is legally and contractually permitted to undertake and would otherwise be reasonable for Pono to pursue, and to the extent the director or officer is permitted to refer that opportunity to Pono without violating another legal obligation; and

•        Trisha Nomura is expected to be appointed as director of the Combined Entity after the consummation of the Business Combination, and may in the future receive cash fees, stock options or stock awards that the Combined Entity determines to pay to its directors.

Interests of Horizon’s Directors and Officers in the Business Combination

When Horizon securityholders and other interested persons consider the recommendation of its board of directors in favor of approval of the Business Combination, such persons should keep in mind that the directors and executive officers of Horizon may have interests in the Business Combination and other proposals that may be different from, or in addition to, those of Horizon securityholders generally. These interests include, among other things:

•        Brandon Robinson, Jason O’Neill, Brian Merker, Stewart Lee, and Brian Robinson of Horizon are expected to serve as executive officers of the Combined Entity after consummation of the Business Combination;

•        Brandon Robinson and Jason O’Neill, both of whom currently serve on the Horizon Board, may each serve as a director of the Combined Entity after consummation of the Business Combination; and

•        Upon consummation of the Business Combination, and subject to approval of the Incentive Plan Proposal, Horizon’s executive officers are expected to receive grants of stock options and restricted stock units under the 2023 Equity Incentive Plan from time to time as determined by the Compensation Committee. In addition, the outstanding Horizon Options granted to Horizon’s executive officers and directors under Horizon’s stock option plan prior to closing of the Business Combination will be assumed and converted to options under the 2023 Equity Incentive Plan effective as of the Closing of the Business Combination.

Members of the Horizon Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and the BCA.

Ownership of New Pono after the Business Combination

It is anticipated that, upon the completion of the Business Combination, Pono’s public shareholders will retain an ownership interest of approximately 43.3% of the outstanding capital shares of the Combined Entity, the Sponsor will retain an ownership interest of approximately 20.7% of the outstanding capital shares of the Combined Entity, the Horizon securityholders will own approximately 35.5% of the outstanding capital shares of the Combined Entity and the Representative will retain an ownership interest of approximately 0.4% of the outstanding capital shares of the Combined Entity. The foregoing ownership percentages with respect to the Combined Entity following the Business Combination exclude any outstanding Warrants and assume that (i) there are no redemptions of any shares by Pono’s public shareholders in connection with the Business Combination and (ii) no awards are issued under the 2023 Equity Incentive Plan. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Pono’s existing shareholders in the Combined Entity will be different.

Certificate of Incorporation; Bylaws

Pursuant to the BCA, upon the SPAC Continuance, the Pono Charter will be replaced by the post-continuance Pono Articles, subject to, among other matters, the approval of the SPAC Continuance Proposal by Pono shareholders. See “SPAC Continuance Proposal.”

Name and Headquarters of the Combined Entity

The name of the Combined Entity will be New Horizon Aircraft Ltd. and its principal executive offices will be located at Lindsay Ontario.

Background of the Business Combination

Pono is a blank check company incorporated on March 11, 2022, as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On October 14, 2022, Pono redomiciled in the Cayman Islands.

Prior to the consummation of the IPO on February 14, 2023, neither Pono, nor anyone on its behalf, had any substantive discussions, formal or otherwise, with respect to a transaction with Pono. The following chronology summarizes the key meetings and events that led to the signing of the Business Combination Agreement. The following chronology does not purport to catalogue every conversation among representatives of Pono or other parties.

After the IPO, Pono’s officers and directors commenced an active search for prospective businesses and assets to acquire. In connection with evaluating potential business combinations, members of Pono’s management contacted, and were contacted by, a number of individuals, entities, and financial advisors with respect to potential business combination opportunities.

Between the date of its IPO and June 22, 2023, representatives of Pono considered, evaluated, reviewed, and/or had discussions with approximately 26 potential acquisition targets, including Horizon. Pono had initial management meetings with approximately 10 potential acquisition targets (including Horizon), and non-disclosure agreements (“NDAs”) were executed with approximately 4 companies (including Horizon). Pono conducted additional due diligence on and/or held more detailed follow-up discussions with the management teams of approximately 6 potential acquisition targets including Horizon.

On April 19, 2023, Pono and Meteora Capital held a discussion regarding mutual interest in a Forward Purchase Agreement and reviewed the terms of a non-disclosure agreement.

On April 21, 2023, Pono and Meteora Capital executed a non-disclosure agreement.

Between April 21, 2023 and July 12, 2023, a series of discussions were held to determine the potential structure and terms of a Forward Purchase Agreement.

On May 26, 2023, Pono and Horizon executed a video meeting to introduce each other’s business, management teams and Horizon technology.

Also on May 26, 2023, Pono and Horizon non-disclosure agreement. Between then and June 8, 2023, a series of video meetings were held to discuss a potential business combination transaction.

On June 8, 2023, Horizon provided business and financial due diligence materials to Pono and its advisors, including a financial model prepared by Horizon’s management.

Between June 8 and June 14, 2023, Pono representatives reviewed the materials provided by Horizon. Mr. Kazama and Mr. Shindo had several discussions with Horizon regarding the merits of a potential business combination and possible terms. Mr. Kazama, Mr. Shindo, Mr. Brandon Robinson, and Mr. O’Neill had a series of video meetings in which they negotiated the potential financial and other terms of the LOI, and reached agreement on the financial and other terms of the business combination. During this period, through a series of conference calls, the parties negotiated various business terms, including (i) the consideration to be received by existing Horizon equity holders, (ii) terms of a post-closing management equity incentive plan, (iii) post-closing governance rights, including board composition, and (iv) the amount of any minimum cash condition required at closing. Horizon asked for a minimum cash requirement of $25 million at closing. Pono noted that the higher the minimum cash requirement at closing, the more difficult it would be to complete a business combination. Pono and Horizon then discussed how this amount required at closing could be reduced and phased over time. Discussions focused on raising funds through various efforts, including establishing partnerships and the securing of equipment and supplies from government contracts. Pono and Horizon reached agreement on a $10 million minimum cash closing requirement, after expenses. The parties also discussed the scope and process for Pono’s due diligence review of Horizon in connection with its evaluation of the potential transaction, as well as the overall timeline and process with respect to the potential transaction.

On June 13, 2023, a video meeting was held between Pono representatives and Horizon for the purposes of further evaluation by Pono Director Mr. Chiba.

On June 15, 2023, a video meeting was held between Pono representatives and Horizon for the purposes of further evaluation by Pono Director Mr. Chiba.

Also on June 15, 2023, Mr. Kazama provided to the management of Horizon, specifically Mr. Robinson and Mr. O’Neill, the initial draft LOI. The initial LOI provided by Pono proposed an enterprise value for Horizon of $80 million. Pono determined this value based on the totality of its preliminary due diligence, discussions with its advisors, discussions with Horizon management, and a review of the comparative valuations of public industry comparables, among other considerations. Pono also considered the competitive nature of the process, including reports that there were other interested acquirers of Horizon.

On June 23, 2023, Pono and Horizon executed a letter of intent for a proposed business combination between the parties.

From June 24, 2023 to August 11, 2023, a series of discussions were held to agree upon the current structure of Pono as an inverted or non-inverted entity, to determine the structure of the merged entity, tax treatment of the merged entity, and the corresponding Business Combination Agreement. Substantive drafts of the Business Combination Agreement were exchanged between Gowling WLG (Canada) LLP, (“Gowling”) and Dorsey & Whitney LLP (“Dorsey”), counsel to Horizon, presented to Pono’s counsel, Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”) and Fang and Associates Barristers & Solicitors (“Fang”). Proposed structures of the transaction, included target-on-top, reverse triangular merger, and double dummy structures. It was determined by counsel that Pono was an inverted entity, and that the reverse triangular merger structure with SPAC continuance to a British Columbia entity was most appropriate for the transaction. Counsels for Pono and Horizon agreed to the current and recommended structure. Also, as part of the continuing negotiations between Pono and Horizon, on August 4, 2023, Nelson Mullins sent drafts of other ancillary documents to Gowling and Dorsey.

On July 12, 2023, Pono introduced Meteora Capital to Horizon, identifying Horizon as the company with whom Pono would be working to complete a business combination. Discussions on structure and terms followed between Meteora Capital and Horizon.

From July 18, 2023 to August 14, 2023, Meteora Capital, Horizon, and Pono discussed potential terms of the Forward Purchase Agreement. Terms included the size of the agreement, tenor, pre-funding, and price floor. During this time, Pono and Horizon also discussed the pros and cons of also utilizing an equity line of credit, or ELOC. Pono and Horizon concluded that a Forward Purchase Agreement would both enable the raising of cash at close and provide cash post-close through the sale of stock. Horizon and Pono came to mutual agreement on the terms to offer Meteora, which Meteora accepted.

From July 28, 2023 to August 14, 2023, Pono and Horizon discussed how the minimum cash closing requirement, after closing expenses, would be satisfied. EF Hutton advised Pono that raising funds via a PIPE would be difficult in the current environment. Pono proposed that the required funds would come from the prefunding of the Forward Purchase Agreement, investment funds raised by Horizon, and investment funds raised by Pono. Pono noted that the value of having Horizon and home country investors place funds, as it would be an important vote of confidence and assist Pono in raising funds from its circle of investors. As an additional way to meet the minimum cash at closing requirement, Incentive Shares were discussed. It was agreed that Pono and Horizon would not pursue a PIPE, and would instead raise the required funds from the prefunding of the Forward Purchase Agreement, investment funds raised by Pono and Horizon, and through the use of 800,000 Incentive Shares. Through negotiation in this period, Pono and Horizon agreed to a $96 million valuation of Horizon.

From August 1, 2023 to August 14, 2023, Meteora Capital, Horizon, and Pono reviewed drafts of the Forward Purchase Agreement and Subscription Agreement.

On August 11, 2023, substantively final drafts of the Business Combination Agreement, disclosure schedules, ancillary documents, forward purchase agreements, and memoranda summarizing the proposed transactions were provided to the Pono Board.

On August 12, 2023, the Pono Board met via video conference to review the materials provided by Nelson Mullins, discuss the merits and risks of the proposed transaction, evaluate the findings from the various third-party advisors and discuss key provisions of the Business Combination Agreement and other ancillary agreements. Pono’s management discussed the valuation of Horizon and the potential valuation of the combined companies, and trends in the equity market and merger market. Mr. Kazama and Mr. Shindo summarized and explained the key terms of the Business Combination Agreement and ancillary documents. After considering the proposed terms of the Business Combination Agreement, FPA and ancillary documents and asking questions to Pono’s management, and taking into account the other factors described below under the caption “— Reasons for the Approval of the Business Combination,” the Pono Board approved the Business Combination Agreement, FPA and ancillary documents and determined that each of the Business Combination Agreement, FPA and the ancillary documents (and the transactions contemplated by such agreements) was advisable and in the best interests of Pono and its shareholders. The Board further determined that it was advisable and in the best interests of Pono and its shareholders to consummate the Amalgamation and other transactions contemplated by the Business Combination Agreement and related agreements, and the Board directed that the Business Combination Agreement and the other Shareholder Proposals described in this proxy statement/prospectus be submitted to Pono’s shareholders for approval and adoption, and recommended that Pono’s shareholders approve and adopt the Business Combination Agreement and such other Shareholder Proposals. In approving the transactions, the Board determined that the aggregate fair market value of the proposed Business Combination was at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account).

On August 15, 2023, the Business Combination Agreement, the FPA, the Sponsor Support Agreement and the Horizon voting agreement were executed by the Parties.

On August 15, 2023, Pono issued a press release announcing the execution of the Business Combination Agreement.

On August 17, 2023, Pono reissued an updated version of the August 15, 2023 press release, identifying EF Hutton, a division of Benchmark Investments, LLC, as the Capital Markets Advisor to Pono.

The parties have continued and expect to continue regular discussions regarding the execution and timing of the Business Combination and to take actions and exercise their respective rights under the BCA to facilitate the completion of the Business Combination.

Description of negotiations by Horizon with opportunities other than Pono

In May of 2021, Horizon made a presentation to a SPAC in a general sense, however, there were no additional discussions or any negotiations with this SPAC and nothing materialized from this presentation. Other than the foregoing, Horizon did not engage in any other discussions or negotiations with opportunities other than Pono. Horizon then entered into discussions with Pono.

Reasons for Approval of the Business Combination

On August 15, 2023, the Business Combination Agreement was executed by the parties. In reaching its decision to authorize the Business Combination Agreement, the Pono Board reviewed the results of Pono management’s due diligence investigation, and the due diligence investigations of Pono’s third party financial, industry, legal, and other advisors, and discussed the due diligence findings with Pono management. The Pono Board also received and reviewed presentations regarding, and/or discussed with, Pono’s third party financial, industry, technology, legal and other advisors, the transaction structure, material terms of the Business Combination and various aspects of the due diligence.

The due diligence conducted by Pono’s management and the Board and/or information received by Pono’s management, and the Board included:

•        An overview of the public markets in general, the air mobility market, and feedback from potential investors with respect to Horizon;

•        Research on comparable companies and transactions;

•        Legal diligence review conducted by Nelson Mullins;

•        General industry research and analysis;

•        Review of the current capital markets;

•        A financial, operational and documentation review by management of requested materials provided by Horizon;

•        A review with Horizon management team of Horizon’s development plans;

•        A thorough discussion with Horizon’s management to review Horizon’s most recent business and operational performance and key business trends; and

•        Numerous detailed meetings and calls with Pono’s management and Horizon’s representatives regarding Horizon’s operations, financial condition, strategy, and/or prospects.

The Pono Board considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual directors may have given different weight to different factors. This explanation of Pono’s reasons for the Business Combination and all other information presented in this section is forward-looking. Therefore, you should read this explanation in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factor Summary.”

In the prospectus for the IPO, Pono identified the following general criteria and guidelines that Pono believed would be important in evaluating prospective target businesses:

•        Large and Growing Addressable Market:    Our management team prioritizes investing in large and growing industries that are poised for disruption by new technologies. We look for both large problems amenable to technology solutions as well as businesses able to scale to meet the market.

•        Proprietary Technology Advantage:    We seek businesses protected by proprietary technology advantages, especially scientific breakthroughs and intellectual property. We believe that significant technology innovation provides for years of durable, compounding growth and expanding margins.

•        Scaling Business with Compelling Growth Opportunity:    While we are primarily focused on the topline growth potential, we seek to acquire a company which has achieved sufficient technology and business maturity while still maintaining significant runway to capture share in a large addressable market. We look for favorable secular trends and attractive unit economics which can be further enhanced as the business grows.

•        World Class Management Teams:    We seek to partner with creative and ambitious management teams that have a track record of success to help them execute their vision.

In considering the Business Combination, the Pono Board concluded that Horizon substantially met the above criteria. In particular, the Pono Board considered the following positive factors:

•        Large, Growing Addressable Market.    Horizon’s target addressable market, its growth potential and the potential for Horizon to benefit from the rapid projected growth in the addressable market.

•        Proprietary Product Advantage and Competitive Advantage.    Horizon’s unique air mobility solutions and technology.

•        Strong Management Team.    The expertise and strength of the Horizon management team, including Messrs. Brandon Robinson, O’Neill, Brian Robinson, and Lee.

•        Scalability.    Horizon product development plans and opportunities to scale and take advantage of capital infusions and access to the public markets.

•        Terms of the Merger Agreement.    The terms of the Business Combination Agreement and its ancillary agreements, including the lock-up agreements.

In making the recommendation, the Pono Board also considered, among other things, the following potential deterrents to the Business Combination:

•        the risk that the announcement of the Business Combination and potential diversion of Horizon’s management and employee attention may adversely affect Horizon’s operations;

•        the risk that certain key employees of Horizon might not choose to remain with Horizon post-Closing;

•        the risk that management and the Board may not have properly valued Horizon’s business;

•        the risks associated with the air mobility industries in general;

•        the risks affecting Horizon’s ability to realize its development and regulatory plans;

•        the risk associated with macroeconomic uncertainty and the effects it could have on Horizon’s revenue;

•        the risk of global insecurity, including the war in Ukraine, could impact Horizon’s growth or business plans;

•        the risk of competition in the industry, including the potential for new entrants and innovation;

•        the risk that one or more of the Horizon’s growth strategies may not be successful;

•        the risk that the Horizon may lose one or more significant suppliers, impacting Horizon’s ability to achieve growth and/or profitability;

•        the substantial expense and human resources necessary to operate a public company;

•        the risk that the Business Combination might not be consummated in a timely manner or that the closing of the Business Combination might not occur despite the companies’ efforts, including by reason of a failure to obtain the approval of Pono’s shareholders;

•        the risk that Pono does not have enough cash at closing to fund operations and pay closing costs following the closing of the Business Combination;

•        the risk of failure to satisfy the conditions to Closing (to the extent not waived by the parties);

•        the risk of changes in customer preferences, expectations and regulations;

•        the inability to maintain the listing of New Pono’s securities on the Nasdaq Stock Market following the Business Combination;

•        the significant fees and expenses associated with completing the Business Combination and the substantial time and effort of management required to complete the Business Combination;

•        the potential conflicts of interest of the Sponsor and Pono’s officers and directors in the Business Combination; and

•        the other risks described in the “Risk Factors” section of this proxy statement/prospectus.

The Pono Board concluded that these risks could be managed or mitigated by Horizon or were unlikely to have a material impact on the Business Combination or Horizon, and that, overall, the potentially negative factors or risks associated with the Business Combination were outweighed by the potential benefits of the Business Combination to Pono and its shareholders. The Pono Board realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons. The foregoing discussion of the material factors considered by the Pono Board is not intended to be exhaustive, but does set forth the principal factors considered.

Pono’s Board Reviewed and Considered the Following Information Pertaining to Horizon

The following provides the basis for Pono’s determination to effect a business combination with Horizon.

The entity is thinly capitalized (the equity is not sufficient to fund the entity’s activities without additional subordinated financial support):

a.      The equity holders as a group have one of the following four characteristics:

i.       Lack the power to direct activities that most significantly impact the entity’s economic performance;

ii.      Possess non-substantive voting rights;

iii.     Lack the obligation to absorb the entity’s expected losses;

iv.      Lack the right to receive the entity’s expected residual returns;

1.      Horizon has cash of $CAD227,969 of May 31, 2023. Equity interests in Horizon are not provided or financed to the equity investor and not issued in exchange for subordinated interests in other VIEs. Horizon has enough equity to conduct its activities currently and in the past (a. in paragraph 8).

2.      Also, Horizon shareholders have power to direct the activities through their substantive voting rights. Horizon shareholders have been absorbing Horizon’s loss in the past and raise its own capital via debt and equity, and Horizon’s shareholders have right to receive the residual returns although Horizon have no retained earnings to be distributed so far.

3.      According to paragraphs 9-11, Horizon does not meet the definition of VIE and we determine the accounting acquirer through application of the voting model.

4.      Tests on the Cavorite have shown the prototype to fly faster, farther, and carry more payload than most of its competitors.

5.      Horizon has been granted numerous U.S. and Canadian patents for its technology, including U.S. Non-Provisional Utility Patent #11,001,377, issued May 2021. This protects its design which utilizes vertical lifting fans concealed within its wings.

6.      Horizon collectively has over 200 years of aerospace engineering experience.

7.      Fair valuation based on projections and compared to that of its industry competitors.

8.      Canadian government announced a $350-million investment into Canada’s new Initiative for Sustainable Aviation Technology (INSAT).

9.      Allied Market Research projects the Urban Air Mobility market to surpass $30 billion by 2031, with a compound annual growth rate of 30.2%. (https://www.prnewswire.co.uk/news-releases/urban-air-mobility-uam-market-to-reach-30-7-billion-globally-by-2031-at-30-2-cagr-allied-market-research-301668796.html)

Satisfaction of 80% Test

It is a requirement under Nasdaq listing rules that any business acquired by Pono have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for an initial business combination.

The balance of the funds in the Trust Account as of August 15, 2023, the date of execution of the Business Combination Agreement, was approximately $120.4 million (including $3.45 million of deferred underwriting commissions) and 80% thereof represents approximately $96.3 million. In reaching its conclusion that the Business Combination satisfied the 80% asset test, the Pono Board looked at the enterprise value of Horizon of approximately $96 million. In determining whether the enterprise value described above represents the fair market value of Horizon, the Pono Board considered all of the factors described above in this section, and the fact that the purchase price for Horizon was the result of an arm’s length negotiation with Horizon management, among other reasons. As a result, the Pono Board concluded that the fair market value of the businesses acquired was in excess of 80% of the assets held in the Trust Account. In light of the financial background and experience of the members of Pono’s management team and the Board of Directors, Pono’s Board of Directors believes that the members of Pono’s management team and the Board of Directors are qualified to determine whether the Business Combination satisfies the 80% asset test.

Anticipated Accounting Treatment

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Pono is treated as the “acquired” company for financial reporting purposes. Horizon has been determined to be the accounting acquirer because existing Horizon shareholders, as a group, will retain the largest portion of the voting rights in the combined entity when contemplating the various redemption scenarios, the executive officers of Horizon are the initial executive officers of the combined company, and the operations of Horizon will be the continued operations of the combined company.

Sources and Uses for the Business Combination

The following tables summarize the illustrative sources and uses for funding the Business Combination (i) assuming that no Pono Class A ordinary shares are redeemed in connection with the Business Combination and (ii) assuming that all 10,230,255 of Pono Class A ordinary shares are redeemed in connection with the Business Combination.

No Redemption

Sources (in millions)	$CAD	$USD	Uses (in millions)	$CAD	$USD
Existing cash and marketable securities held in Trust Account(1)	$165.1	$121.6	Aggregate cash and common stock consideration issued to Horizon shareholders(2)	$294.0	$216.6
Common stock of combined company issued to Horizon shareholders(2)	135.2	99.6	Estimated transaction costs(3)	6.3	4.6
Total Sources	$300.3	$221.2	Total Uses	$300.3	$221.2

____________

(1)      As of September 30, 2023 and includes $121.5 million of investments held in Trust Account

(2)       In accordance with the terms and subject to the conditions of the Merger Agreement, the aggregate consideration payable will be paid in shares of the Company. Shares issued to Horizon’s stockholders are at a deemed value of $10.56 per share. Assumes 9,428,283 New Pono Class A ordinary shares issued for an aggregate amount equal to $99.6 million.

(3)      Represents an estimated amount inclusive of advisory, banking, printing, legal and accounting fees.

Maximum Redemption

Sources (in millions)	$CAD	$USD	Uses (in millions)	$CAD	$USD
Existing cash and marketable securities held in Trust Account(1)	$16.4	$12.1	Aggregate cash and common stock consideration issued to Horizon shareholders(2)	$145.4	$107.1
Common stock of combined company issued to Horizon shareholders(2)	135.2	99.6	Estimated transaction costs(3)	6.3	4.6
Total Sources	$151.6	$111.7	Total Uses	$151.7	$111.7

____________

(1)      As of September 30, 2023, assumes that 10,230,255 Pono Class A ordinary shares subject to redemption are redeemed for an aggregate payment of approximately $108.0 million (based on an estimated per share redemption price of approximately $10.56 that was calculated using the $121.5 million of investments in the Trust Account divided by 11,500,000 Pono Class A ordinary shares subject to redemption assuming the pro forma maximum redemption scenario pursuant to the Merger Agreement). Includes Recycled Shares referenced in the Forward Share Purchase Agreement whereas up to 9.9% of the total Pono Class A ordinary shares or 1,269,745 shares will be nonredeemable and issuable.

(2)      In accordance with the terms and subject to the conditions of the Merger Agreement, the aggregate consideration payable will be paid in shares of the Company. Shares issued to Horizon’s stockholders are at a deemed value of $10.56 per share. Assumes 9,428,283 New Pono Class A ordinary shares issued for an aggregate amount equal to $99.6 million.

(3)      Represents an estimated amount inclusive of advisory, banking, printing, legal and accounting fees.

United States Federal Income Tax Considerations applicable to the SPAC Continuance, the Adoption of the Post-Continuance Pono Articles, the Redemptions and the Business Combination

The following is a discussion of the material U.S. federal income tax considerations resulting from the SPAC Continuance and the adoption of the post-continuance Pono Articles applicable to holders of Class A ordinary shares that do not elect to have their Class A ordinary shares redeemed for cash, the election by holders of Class A ordinary shares to have their Class A ordinary shares redeemed for cash applicable to holders that make such election, and the Business Combination, if it is completed, applicable to Horizon shareholders that are U.S. holders (as defined below). The following discussion insofar as it relates to matters of United States federal tax law and regulations or legal conclusions with respect thereto, reflects the opinion of Nelson Mullins Riley & Scarborough LLP, counsel to Pono, as to the material U.S. federal income tax consequences of the Business Combination. This discussion is limited to considerations relevant to holders that hold Class A ordinary shares or Horizon Shares, as applicable, as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion is limited to U.S. federal income tax considerations, and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•        financial institutions or financial services entities;

•        broker dealers;

•        insurance companies;

•        dealers or traders in securities subject to a mark-to-market method of accounting with respect to Class A ordinary shares (prior to, at the time of, or following, the Business Combination) or Horizon Shares;

•        persons subject to special tax accounting rules;

•        persons holding Class A ordinary shares (prior to, at the time of or following, the Business Combination) or Horizon Shares as part of a “straddle,” hedge, conversion, constructive sale, integrated transaction or similar transaction;

•        U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•        “specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax and shareholders or other investors therein;

•        U.S. expatriates or former long-term residents of the United States;

•        governments or agencies or instrumentalities thereof;

•        regulated investment companies (“RICs”) or real estate investment trusts (“REITs”);

•        persons subject to the alternative minimum tax provisions of the Code;

•        persons who received their Class A ordinary shares (prior to, at the time of, or following the Business Combination) or Horizon shares pursuant to the exercise of employee stock options or otherwise as compensation;

•        persons who have owned, own or will own (directly or through attribution) 5% or more (by vote or value) of the outstanding Class A ordinary shares or Horizon Shares (excluding treasury shares) as applicable;

•        partnerships or other pass-through entities for U.S. federal income tax purposes (and partners therein);

•        S corporations (and shareholders thereof);

•        persons that do not hold their Class A ordinary shares or Horizon Shares, as applicable, as capital assets within the meaning of Section 1221 of the Code; and

•        tax-exempt entities, tax-qualified retirement plans, and pension plans.

If you are a partnership (or other pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners (or other owners) will generally depend on the status of the partners and your activities. Partnerships and their partners (or other owners) should consult their own tax advisors with respect to the consequences to them under the circumstances described herein.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, changes to any of which subsequent to the date of this proxy statement/prospectus may affect the tax consequences described herein. No assurance can be given that the U.S. Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a contrary position. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes). In addition, except as provided below, this summary does not address tax reporting requirements. This discussion also does not address the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. You are urged to consult your own tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Pono has not sought, and do not expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used in this summary, the term “U.S. holder” means a beneficial owner of Class A ordinary shares or Horizon Shares, as applicable, that is for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. holder” means a beneficial owner of Class A ordinary shares or Horizon Shares, as applicable, that is neither a U.S. holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

Tax Classification as a U.S. Domestic Corporation

Pursuant to Section 7874(b) of the Code and the Treasury Regulations promulgated thereunder, notwithstanding that Pono is organized under the laws of the Cayman Islands and Pono will, following and as a result of the SPAC Continuance, be organized under the BCBCA, solely for U.S. federal income tax purposes, Pono is, and Pono will following the SPAC Continuance be, classified as a U.S. domestic corporation for U.S. federal income tax purposes.

A number of significant and complicated U.S. federal income tax consequences may result from such classification, and this summary does not attempt to describe all such U.S. federal income tax consequences. Section 7874 of the Code and the Treasury Regulations promulgated thereunder do not address all the possible tax consequences that arise from Pono (prior to the SPAC Continuance) and Pono (following the SPAC Continuance) being treated as a U.S. domestic corporation for U.S. federal income tax purposes. Accordingly, there may be additional or unforeseen U.S. federal income tax consequences to Pono (prior to the SPAC Continuance) and Pono (following the SPAC Continuance) that are not discussed in this summary.

Generally, Pono is, and Pono will be, subject to U.S. federal income tax on its worldwide taxable income (regardless of whether such income is “U.S. source” or “foreign source”) and will be required to file a U.S. federal income tax return annually with the IRS. Pono anticipates that it will also be subject to tax in Canada. It is unclear how the foreign tax credit rules under the Code will operate in certain circumstances, given the treatment of Pono as a U.S. domestic corporation for U.S. federal income tax purposes and the taxation of Pono in Canada. Accordingly, it is possible that Pono will be subject to double taxation with respect to all or part of its taxable income. It is anticipated that such U.S. and Canadian tax treatment will continue indefinitely and that the Pono Class A ordinary shares will be treated indefinitely as shares in a U.S. domestic corporation for U.S. federal income tax purposes, notwithstanding future transfers.

SPAC Continuance and Adoption of the Post-Continuance Pono Articles

In the opinion of Pono’s counsel, Nelson Mullins Riley & Scarborough, LLP, the SPAC Continuance will be a tax-deferred reorganization pursuant to Section 368(a)(1)(F) of the Code. A U.S. holder (as defined herein) that is deemed to exchange Class A ordinary shares in Pono (as a Cayman Islands exempted company) for Class A ordinary shares in Pono (as continued from the Cayman Islands to the Province of British Columbia, Canada) following the SPAC Continuance will be a party to a reorganization under Section 368(a) of the Code and as a result will not recognize capital gain or loss on the deemed exchange of Class A ordinary shares in Pono (as a Cayman Islands exempted company) for Class A ordinary shares in Pono (as continued from the Cayman Islands to the Province of British Columbia, Canada) following the SPAC Continuance. Each such holder will have the same basis in its Class A ordinary shares after the SPAC Continuance as that holder has in the corresponding Class A ordinary shares immediately prior to the SPAC Continuance and such holder’s holding period in the Class A ordinary shares immediately following the SPAC Continuance will include the holder’s holding period in the corresponding Class A ordinary shares immediately prior to the SPAC Continuance. Although the matter is not entirely clear, these consequences to the holders assume, and we intend to take the position, that the adoption of the post-continuance Pono Articles in connection with the SPAC Continuance does not result in an exchange by the holders of Class A ordinary shares for New Pono Class A ordinary shares for U.S. federal income tax purposes. If contrary to this characterization, the adoption of the post-continuance Pono Articles does result in an exchange, it is expected that such exchange would be treated as a tax-deferred recapitalization under Section 368(a)(1)(E) of the Code and/or a tax-deferred exchange pursuant to Section 1036 of the Code for U.S. federal income tax purposes. The consequences to holders of a recapitalization could be different than those discussed above. Each holder should consult its own tax advisor regarding the U.S. federal income tax consequences to it of the SPAC Continuance and the adoption of the post-continuance Pono Articles in connection with the SPAC Continuance.

The remainder of this discussion assumes that the adoption of the post-continuance Pono Articles in connection with the SPAC Continuance will not result in an exchange for U.S. federal income tax purposes.

Redemption of Class A Ordinary Shares

In the event that a holder’s Class A ordinary shares are redeemed pursuant to the redemption provisions described in this proxy statement/prospectus under the section entitled “Special Meeting of Pono Shareholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or other exchange of Class A ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of Class A ordinary shares, a U.S. holder will be treated as described below under the section entitled “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares,” and a Non-U.S. holder will be treated as described under the section entitled “— Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares.” If the redemption does not qualify as a sale of Class A ordinary shares, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under the section entitled “— U.S. Holders — Taxation of Distributions,” and the tax consequences to a Non-U.S. holder described below under the section entitled “— Non-U.S. Holder — Taxation of Distributions.”

Whether a redemption of shares of Class A ordinary shares qualifies for sale treatment will depend largely on the total number of shares of Pono stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning Placement Warrants or Public Warrants and any Pono shares that a holder would directly or indirectly acquire pursuant to the Business Combination) relative to all of Pono’s shares outstanding both before and after the redemption. The redemption of Class A ordinary shares generally will be treated as a sale of Class A ordinary shares (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in Pono or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of Pono stock actually owned by the holder, but also shares of Pono stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Class A ordinary shares which could be acquired pursuant to the exercise of the Placement Warrants or the Public Warrants. Moreover, any Pono stock that a holder directly or constructively acquires pursuant to the Business Combination generally should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of Pono outstanding voting stock actually and constructively owned by the holder immediately following the redemption of Class A ordinary shares must, among other requirements, be less than eighty percent (80%) of the percentage of Pono outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of Class A ordinary shares and the Class A ordinary shares to be issued pursuant to the Business Combination). There will be a complete termination of a holder’s interest if either (1) all of the shares of Pono stock actually and constructively owned by the holder are redeemed or (2) all of the shares of Pono stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock.

The redemption of Class A ordinary shares will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in Pono will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation where such shareholder exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of Class A ordinary shares will be treated as a corporate distribution to the redeemed holder and the tax effects to such a U.S. holder will be as described below under the section entitled “U.S. Holders — Taxation of Distributions,” and the tax effects to such a Non-U.S. holder will be as described below under the section entitled “Non-U.S. Holders — Taxation of Distributions.” After the application of those rules, any remaining tax basis of the holder in the redeemed Class A ordinary shares will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it. A holder should consult with its own tax advisors as to the tax consequences of a redemption.

U.S. Holders

This section applies to you if you are a “U.S. holder”.

Taxation of Distributions.    If Pono’s redemption of a U.S. holder’s Class A ordinary shares is treated as a corporate distribution, as discussed above under the section entitled “— Redemption of Class A Ordinary Shares,” such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in the Class A ordinary shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A ordinary shares and will be treated as described below under the section entitled “— Redemption of Class A Ordinary Shares — U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares.”

Dividends Pono pays to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends Pono pays to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A ordinary shares described in this proxy statement/prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares.    If Pono’s redemption of a U.S. holder’s Class A ordinary shares is treated as a sale, taxable exchange or other taxable disposition, as discussed above under the section entitled “— Redemption of Class A Ordinary Shares,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in the Class A ordinary shares redeemed. A U.S. holder’s adjusted tax basis in its Class A ordinary shares generally will equal the U.S. holder’s acquisition cost less any prior distributions paid to such U.S. holder with respect to its Class A ordinary shares treated as a return of capital. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A ordinary shares so disposed of exceeds one year. Long-term capital gains recognized by noncorporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of Class A ordinary shares (Class A ordinary shares purchased or acquired on different dates or at different prices) should consult their own tax advisors to determine how the above rules apply to them.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.”

Taxation of Distributions.    If Pono’s redemption of a Non-U.S. holder’s Class A ordinary shares is treated as a corporate distribution, as discussed above under the section entitled “— Redemption of Class A Ordinary Shares,” to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute a dividend for U.S. federal income tax purposes and, provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30 percent (30%), (and, under certain income tax treaties, such dividend is not attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder), unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its Class A ordinary shares and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A ordinary shares, which will be treated as described below under the section entitled “— Redemption of Class A Ordinary Shares — Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares.”

The withholding tax described in the preceding paragraph does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30 percent (30%) (or a lower applicable income tax treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares.    If Pono’s redemption of a U.S. holder’s Class A ordinary shares is treated as a sale or other taxable disposition, as discussed above under the section entitled “— Redemption of Class A Ordinary Shares,” a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of the redemption, unless:

•        the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•        such Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the takes place and certain other conditions are met; or

•        Pono is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held Class A ordinary shares and, in the circumstance in which Class A ordinary shares are regularly traded on an established securities market, the Non- U.S. holder has owned, directly or constructively, more than 5% of the Class A ordinary shares at any time within the shorter of the five-year period preceding the redemption or such Non-U.S. holder’s holding period for the Class A ordinary shares. There can be no assurance that the Class A ordinary shares will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a 30 percent (30%) rate (or lower income tax treaty rate). If the second bullet point applies to a Non-U.S. holder, such Non-U.S. holder will be subject to U.S. tax on such Non-U.S. holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of 30 percent (30%).

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder in the redemption will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such redemption. We believe that we are not, and have not been at any time since our formation, a United States real property holding corporation and we do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

Information Reporting and Backup Withholding

Dividend payments with respect to Class A ordinary shares and proceeds from the sale, taxable exchange or taxable redemption of Class A ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding at a twenty-four percent (24%) rate. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Amounts treated as dividends that are paid to a Non-U.S. holder are generally subject to reporting on IRS Form 1042-S even if the payments are exempt from withholding. A Non-U.S. holder generally will eliminate any other requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

FATCA Withholding Taxes

Provisions commonly referred to as “FATCA” impose withholding of 30 percent (30%) on payments of dividends (including amounts treated as dividends received pursuant to a redemption of stock) on Class A ordinary shares. Previously, withholding with respect to the gross proceeds of a disposition of any stock, debt instrument, or other property that can produce U.S.-source dividends or interest was scheduled to begin on January 1, 2019; however, such withholding has been eliminated under proposed U.S. Treasury regulations, which can be relied on until final regulations become effective. In general, no such withholding will be required with respect to a U.S. holder or an individual Non-U.S. holder that timely provides the certifications required on a valid IRS Form W-9 or W-8, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on a redemption of Class A ordinary shares.

U.S. Federal Tax Consequences of the Amalgamation to U.S. Holders of Horizon Shares

Although not entirely free from doubt, we expect that the prior continuance of Robinson Aircraft ULC from an unlimited liability company organized under the laws of British Columbia, Canada as a corporation existing under the laws of British Columbia, Canada together with the Amalgamation will be treated as a single integrated transaction constituting a taxable transaction for U.S. federal income tax purposes. Provided the prior continuance of Robinson Aircraft ULC from an unlimited liability company organized under the laws of British Columbia, Canada to a corporation existing under the laws of British Columbia, Canada together with the Amalgamation constitutes a single integrated transaction and a taxable transaction for U.S. federal income tax purposes, a U.S. holder of Horizon Shares who participates in the Amalgamation will generally recognize gain or loss with respect to the Amalgamation equal to the difference between (i) the fair market value of the Class A ordinary shares received pursuant to the Amalgamation plus the liabilities of Robinson Aircraft ULC at the time of such continuance allocated to such member under partnership tax rules, and (ii) such shareholder’s adjusted tax basis in the Horizon Shares (generally, the holder’s adjusted tax basis in its Robinson Aircraft ULC equity interests) surrendered in exchange therefor. Any gain or loss recognized with respect to the Amalgamation generally will be treated as capital gain or loss and will be long-term capital gain or loss if the shareholder’s holding period in its Horizon Shares (generally, for this purpose, including the holder’s holding period in its Robinson Aircraft ULC equity interests) is longer than one year. However, to the extent that the Class A ordinary shares received pursuant to the Amalgamation is attributable to a U.S. Horizon shareholder’s allocable share of assets described in Section 751 of the Code (“Code Section 751 Assets”) of Robinson Aircraft ULC and such proceeds exceed the holder’s adjusted tax basis attributable to such Code Section 751 Assets, any gain will be treated as ordinary income. A U.S. Horizon shareholder’s tax basis in its Class A ordinary shares received pursuant to the Amalgamation generally will equal the fair market value of such shares on the Closing Date, and the holding period for such shares will begin the day after the Closing Date. Because the U.S. federal income tax consequences of the Amalgamation depend on the personal circumstances of each U.S. Horizon Shareholder, U.S. Horizon Shareholders should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the Amalgamation to them in light of their own personal circumstances.

Certain Canadian Federal Income Tax Considerations

The following is, as of the date of this proxy statement/prospectus, a general summary of the principal Canadian federal income tax considerations under Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder (the “Regulations”) generally applicable to a holder of Exchange Consideration, being Class A ordinary shares of Pono received by such holder in exchange for issued and outstanding Horizon Common Shares pursuant to the Amalgamation after Pono has become a company existing under the Business Corporations Act (British Columbia). This summary only applies to such a holder who, at all relevant times and for the purposes of the Tax Act, beneficially owns such Pono Class A ordinary shares and Horizon Common Shares, deals at arm’s length with Pono and Pono’s underwriters, is not affiliated with Pono or Pono’s underwriters, and holds such Pono Class A ordinary shares and Horizon Common Shares as capital property (each, a “Holder”), all within the meaning of the Tax Act. Pono Class A ordinary shares will generally be considered to be capital property to a Holder unless the Holder holds or uses the Pono Class A ordinary shares or is deemed to hold or use Pono Class A ordinary shares in the course of carrying on a business of trading or dealing in securities or has acquired them or is deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary does not apply to a Holder (a) that is a “financial institution” for purposes of the mark-to-market rules contained in the Tax Act; (b) an interest in which is or would constitute a “tax shelter investment” as defined in the Tax Act; (c) that is a “specified financial institution” as defined in the Tax Act; (d) that is a corporation resident in Canada (for the purposes of the Tax Act) or a corporation that does not deal at arm’s length with a corporation resident in Canada, and that is or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of Pono Class A ordinary shares, controlled by a non-resident person, or group of non-resident persons not dealing at arm’s length for the purposes of the “foreign affiliate dumping” rules Section 212.3 of the Tax Act, all within the meaning of the Tax Act; (e) that reports its “Canadian tax results”, as defined in the Tax Act, in a currency other than Canadian currency; (f) that is exempt from tax under the Tax Act; (g) that has entered into, or will enter into, a “synthetic disposition arrangement” or a “derivative forward agreement” with respect to Pono Class A ordinary shares, as those terms are defined in the Tax Act; (h) that has received or will receive Pono Class A ordinary shares as a result of the exercise of an employee stock option, settlement of a restricted stock unit or pursuant to any other equity-based compensation plan; or (i) that receives dividends on its Pono Class A ordinary shares under, or as part of, a “dividend rental arrangement” as defined in the Tax Act. Such Holders should consult their own tax advisors with respect to their acquisition and holding of Pono Class A ordinary shares.

This summary does not address (a) the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of Pono Class A ordinary shares, (b) the tax considerations applicable to holders of stock options, restricted stock units or any other equity-based compensation award, or (c) the tax considerations applicable in respect of the SPAC Continuance or the Business Combination, except only in respect of the Amalgamation and as expressly set out below under the heading “SPAC Continuance”.

This summary is based on the current provisions of the Tax Act and the Regulations in force as of the date of this proxy statement/prospectus, specific proposals to amend the Tax Act and the Regulations (the “Tax Proposals”) which have been announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, the current provisions of the Canada United States Tax Convention (1980) (the “Canada-U.S. Tax Convention”), and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date hereof. This summary assumes that the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law or any changes in the CRA’s administrative policies and assessing practices, whether by way of judicial, legislative or governmental decision or action, nor does it take into account any other federal or any provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all, or that legislative, judicial, or administrative changes will not modify or change the statements expressed herein.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to the Amalgamation or the acquisition or holding of Pono Class A ordinary shares. This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business, or income tax advice to any particular Holder. Holders should consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.

SPAC Continuance

As discussed in more detail under the heading “The SPAC Continuance Proposal (Proposal 1)” in this proxy statement/prospectus, upon the SPAC Continuance, the Companies Act will cease to apply to Pono and Pono will thereupon become subject to the BCBCA. The SPAC Continuance, in and of itself, will not create a new legal entity, affect the continuity of Pono as a legal entity, or result in a disposition, for purposes of the Tax Act, by Pono shareholders of the issued and outstanding shares they hold in Pono at the time of the SPAC Continuance. In the opinion of Pono’s counsel, Nelson Mullins Riley & Scarborough, LLP, the SPAC Continuance be treated as a tax-deferred reorganization within the meaning of Section 368(a)(1)(F) of the Code.

Amounts Determined in Canadian Dollars

Generally, for purposes of the Tax Act, all amounts relating to Pono Class A ordinary shares (including dividends, cost, adjusted cost base, and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated in U.S. dollars or other currencies must be converted into Canadian dollars using the daily exchange rate published by the Bank of Canada on the particular date the particular amount arose, or such other rate of exchange as may be accepted by the CRA. Holders may therefore realize additional income or gain by virtue of changes in foreign exchange rates and are advised to consult with their own tax advisors in this regard. Currency tax issues are not discussed further in this summary.

Residents of Canada

The following portion of this summary is generally applicable to a Holder who, for the purposes of the Tax Act, is resident or deemed to be resident in Canada at all relevant times (each, a “Resident Holder”). Certain Resident Holders whose Pono Class A ordinary shares might not otherwise qualify as capital property may be entitled to make an irrevocable election pursuant to subsection 39(4) of the Tax Act to have Pono Class A ordinary shares, and every other “Canadian security”, as defined in the Tax Act, owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available or advisable in their particular circumstances.

Amalgamation

Under the Tax Act, a Resident Holder who is not a Dissenting Resident Holder (as defined below) should not realize a capital gain or a capital loss as a result of the exchange of that Resident Holder’s Horizon Common Shares for Pono Class A ordinary shares (and no other consideration) pursuant to the Amalgamation. The cost to that Resident Holder of the Pono Class A ordinary shares received on the Amalgamation will be equal to the total adjusted cost base of the Horizon Common Shares to that Resident Holder immediately before the Amalgamation.

A Resident Holder who is paid for their Horizon Common Shares by Pono or Horizon Amalco pursuant to the valid exercise of a statutory dissent right in respect of the Amalgamation (a “Dissenting Resident Holder”) will be considered to have disposed of those Horizon Common Shares for proceeds of disposition equal to the amount paid, other than interest awarded by a court. Under certain published administrative practices of the CRA, such a disposition of Horizon Common Shares should generally give rise to a capital gain or capital loss (rather than a deemed dividend) equal to the amount by which the proceeds of disposition of those Horizon Common Shares exceed (or are exceeded by) the aggregate adjusted cost base of those Horizon Common Shares to that Dissenting Resident Holder. Because of the uncertainty under the Tax Act as to whether such amount paid to a Dissenting Resident Holder will give rise to a capital gain (or capital loss) rather than a deemed dividend, Dissenting Resident Holders should consult their own tax advisors in this regard.

Taxation of Dividends

In the case of a Resident Holder who is an individual (including certain trusts), dividends (including deemed dividends) received on Pono Class A ordinary shares will be included in the Resident Holder’s income and be subject to the gross up and dividend tax credit rules applicable to taxable dividends received by an individual from taxable Canadian corporations, including the enhanced gross up and dividend tax credit for “eligible dividends” properly designated as such by Pono. There may be limitations on the ability of Pono to designate dividends as eligible dividends. Taxable dividends received by such Resident Holder who is an individual (including certain trusts) may give rise to minimum tax under the Tax Act.

In the case of a Resident Holder that is a corporation, such dividends (including deemed dividends) received on Pono Class A ordinary shares will be included in the Resident Holder’s income and will normally be deductible in computing such Resident Holder’s taxable income, subject to certain restrictions and special rules under the Tax Act. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received or deemed to be received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors with respect to the application of subsection 55(2) of the Tax Act having regard to their own circumstances.

A Resident Holder that is a “private corporation” or “subject corporation”, as such terms are defined in the Tax Act, may be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on Pono Class A ordinary shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the year.

Disposition of Pono Class A ordinary shares

A Resident Holder who disposes of, or is deemed to have disposed of, a Pono Class A ordinary share (other than to Pono, unless purchased by Pono in the open market in the manner in which shares are normally purchased by any member of the public in the open market) will realize a capital gain (or incur a capital loss) equal to the amount by which the proceeds of disposition in respect of the Pono Class A ordinary share exceed (or are exceeded by) the aggregate of the adjusted cost base to the Resident Holder of such Pono Class A ordinary share immediately before the disposition or deemed disposition and any reasonable expenses incurred for the purpose of making the disposition. The adjusted cost base to a Resident Holder of a Pono Class A ordinary share will be determined by averaging the cost of that Pono Class A ordinary share with the adjusted cost base (determined immediately before the acquisition of the Pono Class A ordinary share) of all other Pono Class A ordinary shares held as capital property at that time by the Resident Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “Taxation of Capital Gains and Losses”.

Taxation of Capital Gains and Losses

Generally, one half of any capital gain (a “taxable capital gain”) realized by a Resident Holder must be included in the Resident Holder’s income for the taxation year in which the disposition occurs. Subject to and in accordance with the provisions of the Tax Act, one half of any capital loss incurred by a Resident Holder (an “allowable capital loss”) must generally be deducted from taxable capital gains realized by the Resident Holder in the taxation year in which the disposition occurs. Allowable capital losses in excess of taxable capital gains for the taxation year of disposition generally may be carried back and deducted in the three preceding taxation years or carried forward and deducted in any subsequent year against taxable capital gains realized in such years, in the circumstances and to the extent provided in the Tax Act.

A capital loss realized on the disposition of a Pono Class A ordinary share by a Resident Holder that is a corporation may in certain circumstances be reduced by the amount of dividends which have been previously received or deemed to have been received by the Resident Holder on the Pono Class A ordinary share. Similar rules may apply where a corporation is, directly or indirectly through a trust or partnership, a member of a partnership or a beneficiary of a trust that owns Pono Class A ordinary shares. A Resident Holder to which these rules may be relevant is urged to consult its own tax advisor.

Capital gains realized by an individual (including certain trusts) may result in the individual paying minimum tax under the Tax Act.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation”, as defined in the Tax Act, or a “substantive CCPC”, as defined in the Legislative Proposals Relating to Income Tax and Other Legislation released by the Minister of Finance on August 9, 2022, may be liable to pay an additional refundable tax on its “aggregate investment income”, which is defined in the Tax Act to include an amount in respect of taxable capital gains.

Non-Residents of Canada

The following portion of this summary is generally applicable to a Holder who, for purposes of the Tax Act and at all relevant times, is neither resident nor deemed to be resident in Canada and does not use or hold, and will not be deemed to use or hold, Pono Class A ordinary shares in a business carried on in Canada (each, a “Non-Resident Holder”). The term “U.S. Holder,” for the purposes of this summary, means a Non-Resident Holder who, for purposes of the Canada-U.S. Tax Convention, is at all relevant times a resident of the United States and is a “qualifying person” within the meaning of the Canada-U.S. Tax Convention. In some circumstances, persons deriving amounts through fiscally transparent entities (including limited liability companies) may be entitled to benefits under the Canada-U.S. Tax Convention. U.S. Holders are urged to consult their own tax advisors to determine their entitlement to benefits under the Canada-U.S. Tax Convention based on their particular circumstances.

Special considerations, which are not discussed in this summary, may apply to a Non-Resident Holder that is (a) an insurer that carries on an insurance business in Canada and elsewhere; (b) an “authorized foreign bank” as defined in the Tax Act; or (c) a “foreign affiliate”, as defined in the Tax Act, of a person resident in Canada. Such Non-Resident Holders should consult their own advisors.

Amalgamation

Under the Tax Act, a Non-Resident Holder who is not a Dissenting Non-Resident Holder (as defined below) should not realize a capital gain or a capital loss as a result of the exchange of that Non-Resident Holder’s Horizon Common Shares for Pono Class A ordinary shares (and no other consideration) pursuant to the Amalgamation. The cost to that Non-Resident Holder of the Pono Class A ordinary shares received on the Amalgamation will be equal to the total adjusted cost base of the Horizon Common Shares to that Non-Resident Holder immediately before the Amalgamation.

A Non-Resident Holder who is paid for their Horizon Common Shares by Pono or Horizon Amalco pursuant to the valid exercise of a statutory dissent right in respect of the Amalgamation (a “Dissenting Non-Resident Holder”) will be considered to have disposed of those Horizon Common Shares for proceeds of disposition equal to the amount paid, other than interest awarded by a court. Under certain published administrative practices of the CRA, such a disposition of Horizon Common Shares should generally give rise to a capital gain or capital loss (rather than a deemed dividend) equal to the amount by which the proceeds of disposition of those Horizon Common Shares exceed (or are exceeded by) the aggregate adjusted cost base of those Horizon Common Shares to that Dissenting Non-Resident Holder. Because of the uncertainty under the Tax Act as to whether such amount paid to a Dissenting Non-Resident Holder will give rise to a capital gain (or capital loss) rather than a deemed dividend, Dissenting Non-Resident Holders should consult their own tax advisors in this regard.

Taxation of Dividends

Subject to an applicable tax treaty or convention, dividends paid or credited, or deemed to be paid or credited, to a Non-Resident Holder on Pono Class A ordinary shares will be subject to Canadian withholding tax under the Tax Act at the rate of 25% of the gross amount of the dividend. Such rate is generally reduced under the Canada-U.S. Tax Convention to 15% if the beneficial owner of such dividend is a U.S. Holder. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of Pono. In addition, under the Canada-U.S. Tax Convention, dividends may be exempt from such Canadian withholding tax if paid to certain U.S. Holders that are qualifying religious, scientific, literary, educational or charitable tax exempt organizations or qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits or benefits for the self-employed under one or more funds or plans established to provide pension or retirement benefits or other employee benefits that are exempt from tax in the United States and that have complied with specific administrative procedures.

The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting, of which Canada is a signatory, affects many of Canada’s tax treaties and conventions (but not the Canada-U.S. Tax Convention), including the ability to claim benefits under those tax treaties and conventions. As a result, Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief under any particular applicable tax treaty or convention in their particular circumstances.

Disposition of Pono Class A ordinary shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of Pono Class A ordinary shares, unless Pono Class A ordinary shares constitute “taxable Canadian property”, as defined in the Tax Act, of the Non-Resident Holder at the time of the disposition and are not “treaty-protected property”, as defined in the Tax Act, of the Non-Resident Holder at the time of the disposition.

Generally, as long as Pono Class A ordinary shares are then listed on a designated stock exchange (which currently includes Nasdaq), Pono Class A ordinary shares will not constitute “taxable Canadian property” of a Non-Resident Holder at that time unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (a) the Non-Resident Holder, persons with which the Non-Resident Holder does not deal at arm’s length, partnerships whose members include, either directly or indirectly through one or more partnerships, the Non-Resident Holder or persons which do not deal at arm’s length with the Non-Resident Holder, or any combination of them, owned 25% or more of the issued shares of any class or series of shares in the capital of Pono, and (b) more than 50% of the fair market value of Pono Class A ordinary shares was derived, directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any such property (whether or not such property exists). Notwithstanding the foregoing, a Pono Class A ordinary share may also be deemed to be taxable Canadian property of a Non-Resident Holder in certain circumstances.

Even if Pono Class A ordinary shares are considered to be “taxable Canadian property” to a Non-Resident Holder, the Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of Pono Class A ordinary shares if Pono Class A ordinary shares are “treaty-protected property” of the Non-Resident Holder at the time of the disposition. In the case of a U.S. Holder,

Pono Class A ordinary shares of such U.S. Holder will generally constitute “treaty-protected property” for purposes of the Tax Act unless the value of Pono Class A ordinary shares is derived principally from real property situated in Canada. For this purpose, “real property” has the meaning that term has under the laws of Canada and includes any option or similar right in respect thereof and usufruct of real property, rights to explore for or to exploit mineral deposits, sources and other natural resources and rights to amounts computed by reference to the amount or value of production from such resources.

If Pono Class A ordinary shares are taxable Canadian property of a Non-Resident Holder and are not treaty-protected property of the Non-Resident Holder at the time of their disposition, the consequences above under “Residents of Canada — Disposition of Pono Class A ordinary shares” and “Residents of Canada — Taxation of Capital Gains and Losses” will generally apply.

Non-Resident Holders whose Pono Class A ordinary shares are taxable Canadian property should consult their own advisors.

Eligibility for Investment

Pono Class A ordinary shares, if issued on the date hereof and listed on a “designated stock exchange” as defined in the Tax Act (which includes Nasdaq), would at that time be a “qualified investment” under the Tax Act and the Regulations for a trust governed by a “registered retirement savings plan” (“RRSP”), “registered retirement income fund” (“RRIF”), “tax-free savings account” (“TFSA”), “registered education savings plan” (“RESP”), “deferred profit sharing plan”, “registered disability savings plan” (“RDSP”) or “first home savings account” (“FHSA”), as those terms are defined in the Tax Act.

Notwithstanding that Pono Class A ordinary shares may be a qualified investment for an RRSP, RRIF, TFSA, RESP, RDSP or FHSA (each, a “Registered Plan”), if such Pono Class A ordinary shares are a “prohibited investment” within the meaning of the Tax Act for a Registered Plan, the holder, annuitant or subscriber of the Registered Plan, as the case may be, will be subject to penalty taxes as set out in the Tax Act. Pono Class A ordinary shares will generally be a “prohibited investment” for a Registered Plan if the holder, annuitant or subscriber, as the case may be, does not deal at arm’s length with Pono for the purposes of the Tax Act or has a “significant interest”, as defined in the Tax Act, in Pono, unless Pono Class A ordinary shares are “excluded property” within the meaning of the Tax Act, for the Registered Plan.

Holders and annuitants of Registered Plans should consult their own tax advisors with respect to whether any of Pono Class A ordinary shares would be prohibited investments having regard to their particular circumstances.

Material Differences in Shareholder Rights

See “The SPAC Continuance Proposal (Proposal 1) — Comparison of Companies Act and BCBCA” for a summary comparison of certain provisions of the Companies Act and the BCBCA. This summary is not intended to be exhaustive and is qualified in its entirety by the full provisions of the Companies Act, the BCBCA, and the governing documents of Pono or Horizon Amalco, as applicable.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that the entry of Pono Capital Three, Inc. (“Pono”) into the Business Combination Agreement dated effective as of August 15, 2023 (as amended or supplemented from time to time, the “BCA”) by and among Pono, Pono Three Merger Acquisitions Corp. (“Merger Sub”) and Robinson Aircraft Ltd. d/b/a Horizon Aircraft (“Horizon”), the consummation of the transactions contemplated by the BCA, including the amalgamation of Merger Sub and Horizon, the issuance of the exchange consideration thereunder, and the performance by Pono of its obligations thereunder thereby be ratified, approved, adopted and confirmed in all respects.”

Required Vote with Respect to the Business Combination Proposal

The approval of the Business Combination Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Pono Shares that are present and vote at the Shareholders Meeting. If any of the SPAC Continuance Proposal, the Business Combination Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal, or the Nasdaq Proposal fails to receive the required shareholder approval, the Business Combination will not be completed.

The Sponsor, directors and officers have agreed to vote any ordinary shares owned by them in favor of the Business Combination pursuant to the Sponsor Support Agreement and the Insider Letter Agreement. As of the record date, such shareholders beneficially owned 5,500,997 ordinary shares, excluding shares issuable upon the exercise of warrants. As of the date hereof, the Sponsor and Pono’s directors and officers have not purchased any additional ordinary shares.

Recommendation of the Pono Board

THE PONO BOARD RECOMMENDS THAT PONO SHAREHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of one or more of Pono’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Pono and its shareholders and what he or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, Pono’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “The Business Combination Proposal — Interests of Pono’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

THE ADVISORY CHARTER AMENDMENT PROPOSALS
(ADVISORY PROPOSALS 3A THROUGH 3G)

Pono is asking its shareholders to vote upon, on a non-binding advisory basis, proposals to approve certain governance provisions contained in the post-continuance Pono Articles. These proposals are being presented in accordance with SEC guidance and will be voted upon on an advisory basis, and are not binding on Pono or Pono’s Board (separate and apart from the approval of the SPAC Continuance Proposal and the Business Combination Proposal). By presenting these proposals separately, Pono intends to provide shareholders a means to communicate their separate views on important governance provisions to the Board. In the judgment of the Board, these provisions are necessary to adequately address the needs of the combined company. Furthermore, the Business Combination is not conditioned upon the separate approval of the Advisory Charter Proposals (separate and apart from approval of the SPAC Continuance Proposal and the Business Combination Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Charter Proposals, Pono intends that the post-continuance Pono Articles will take effect upon consummation of the SPAC Continuance (assuming approval of the SPAC Continuance Proposal and the Business Combination Proposal).

Name Change (Advisory Proposal 3A).    The name of Pono shall be changed from “Pono Capital Three, Inc.” to “New Horizon Aircraft Ltd.”

Amendment of Blank Check Provisions (Advisory Proposal 3B).    To remove and change certain provisions in the Pono Charter related to Pono’s status as a special purpose acquisition company.

Removal of Preferred Shares (Advisory Proposal 3C). To remove Pono’s ability to issue preferred shares consistent with common practices for British Columbia companies.

Change in Authorized Shares (Advisory Proposal 3D).    To authorize an unlimited number of Class A ordinary shares without par value and Class B ordinary shares without par value consistent with common practices for British Columbia companies.

Change in Quorum (Advisory Proposal 3E).    To provide that the quorum required for shareholder meetings is a minimum of 5% of shares entitled to vote thereon, consistent with common practices for British Columbia companies.

Removal of Directors (Advisory Proposal 3F).    To provide that shareholders may remove a director by resolution of not less than ¾ of the votes entitled to vote thereon.

Shareholder Nominations (Advisory Proposal 3G). To provide that shareholder nominations for the board of directors must be given not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders, consistent with common practices for British Columbia companies.

Why Pono is Seeking Shareholder Approval

These proposals are being presented in accordance with SEC guidance. By presenting these proposals separately, Pono intends to provide shareholders a means to communicate their separate views on important governance provisions to the Board. In the judgment of the Board, these provisions are necessary to adequately address the needs of the combined company.

Vote Required for Approval

Each of the Advisory Charter Amendment Proposals, each of which is a non-binding vote, assuming that a quorum is present at the Pono Shareholders Meeting, will be approved by general resolution only if holders of at least a majority of the issued and outstanding shares of common stock present in person by virtual attendance or represented by proxy and entitled to vote at the Pono Shareholders Meeting vote “FOR” each of the Advisory Charter Amendment Proposals. Failure to vote by proxy or to vote in person at the Pono Shareholders Meeting, abstentions and broker non-votes will have no effect on the outcome of the vote on the Incentive Plan Proposal.

As discussed above, the Advisory Charter Amendment Proposals are advisory votes and therefore are not binding on Pono or its Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Amendment Proposals (separate and apart from approval of the SPAC Continuance Proposal and the Business Combination Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, Pono intends that the post-continuance Pono Articles will take effect upon consummation of the Business Combination (assuming approval of the SPAC Continuance Proposal and the Business Combination Proposal).

Recommendation of the Pono Board

THE PONO BOARD RECOMMENDS THAT PONO SHAREHOLDERS VOTE “FOR”
APPROVAL OF EACH OF THE ADVISORY CHARTER AMENDMENT PROPOSALS.

THE INCENTIVE PLAN PROPOSAL (PROPOSAL 4)

Overview

The Incentive Plan Proposal — to consider and vote upon a proposal to approve and adopt the New Horizon Aircraft Ltd. 2023 Omnibus Share Incentive Plan, which is referred to herein as the “2023 Equity Incentive Plan,” a copy of which is attached to this proxy statement/prospectus as Annex C (such proposal, the “Incentive Plan Proposal”).

A total number of shares representing 10% of the aggregate number of ordinary shares issued and outstanding immediately after the closing of the Business Combination (after giving effect to redemptions, any Equity Financing and the Amalgamation) will be reserved for issuance under the 2023 Equity Incentive Plan. As of            , 2023, the closing price on Nasdaq per share of common stock of Pono was $            . Based upon a price per share of $            , the maximum aggregate market value of the common stock of the Combined Entity that could potentially be issued under the 2023 Equity Incentive Plan is $            . The Board approved the Equity Incentive Plan on            , subject to approval by Pono’s shareholders. If the 2023 Equity Incentive Plan is approved by Pono shareholders, then the 2023 Equity Incentive Plan will be effective upon the consummation of the Business Combination.

The following is a summary of the material features of the 2023 Equity Incentive Plan. This summary is qualified in its entirety by the full text of the 2023 Equity Incentive Plan, a copy of which is included as Annex C to this proxy statement/prospectus.

Summary of the 2023 Equity Incentive Plan

General.

The purpose of the 2023 Equity Incentive Plan is to secure for the Combined Entity and its shareholders the benefits inherent in share ownership by the employees and directors of the Combined Entity and its affiliates who, in the judgment of the Board, will be largely responsible for its future growth and success, to provide incentives to the interests of employees, officers and directors that align their interests to the interests of the shareholders. These incentives are provided through the grant of stock options, deferred share units, restricted share units (time based or in the form of performance share units) and share awards (collectively, the “Awards”).

Eligibility.

Awards may be granted to employees, directors and consultants of the Combined Entity and any affiliate of the Combined Entity. As of November 15, 2023, approximately 20 employees, 3 non-employee directors and no consultants are anticipated to be eligible to participate in the 2023 Equity Incentive Plan.

Share Issuance Limits

The aggregate number of ordinary shares that may be subject to issuance under the 2023 Equity Incentive Plan will be a fixed number equal to ten percent (10%) of the aggregate number of ordinary shares issued and outstanding immediately after the closing of the Business Combination (after giving effect to redemptions, any Equity Financing and the Amalgamation) (which is initially expected to be            ordinary shares of the Combined Entity).

Stock Options

Option Grants

The 2023 Equity Incentive Plan authorizes the board of the Combined Entity to grant options. The number of ordinary shares, the exercise price per ordinary share, the vesting period and any other terms and conditions of options granted pursuant to the 2023 Equity Incentive Plan, from time to time are determined by the board at the time of the grant, subject to the defined parameters of the 2023 Equity Incentive Plan. The date of grant for the Options shall be the date such grant was approved by the Board.

Exercise Price

The exercise price of any Option cannot be less than the closing price on the Nasdaq immediately preceding the date of grant (the “Fair Market Value”), as converted to Canadian dollars based on the then current exchange rate.

Exercise Period, Blackout Periods and Vesting

Options are exercisable for a period of ten years from the date the option is granted or such greater or lesser period as determined by the Board. Options may be earlier terminated in the event of death or termination of employment or appointment. Vesting of Options is determined by the Board.

The right to exercise an option may be accelerated in the event a takeover bid in respect of the ordinary shares is made or other change of control transaction.

Pursuant to the 2023 Equity Incentive Plan, with respect to options held by participants who are not U.S. taxpayers, when the expiry date of an Option occurs during, or within nine (9) business days following, a “blackout period”, the expiry date of such option is deemed to be the date that is ten (10) business days following the expiry of such blackout period. Blackout periods are imposed by the Combined Entity to restrict trading of the Combined Entity’s securities by directors, officers, employees and certain others who hold options to purchase ordinary shares, in accordance with the Combined Entity’s insider trading policy and similar policies in effect from time to time, in circumstances where material non-public information exists, including where financial statements are being prepared but results have not yet been publicly disclosed.

Cashless Exercise Rights

Cashless exercise rights may also be granted under the 2023 Equity Incentive Plan, at the discretion of the Board, to an optionee in conjunction with, or at any time following the grant of, an Option. Cashless exercise rights under the 2023 Equity Incentive Plan effectively allow an optionee to exercise an Option on a “cashless” basis by electing to relinquish, in whole or in part, the right to exercise such Option and receive, in lieu thereof, a number of fully paid ordinary shares. The number of ordinary shares issuable on the cashless exercise right is equal to the quotient obtained by dividing the difference between the aggregate Fair Market Value and the aggregate option price of all ordinary shares subject to such option by the Fair Market Value of one (1) ordinary share.

Termination or Death

If an optionee dies while employed by the Combined Entity, any Option held by him or her will be exercisable for a period of 6 months or prior to the expiration of the Options (whichever is sooner) by the person to whom the rights of the optionee shall pass by will or applicable laws of descent and distribution. If an optionee is terminated for cause, no Option will be exercisable unless the Board determines otherwise. If an optionee ceases to be employed or engaged by the Combined Entity for any reason other than cause or death, then the options will be exercisable for a period of 90 days or prior to the expiration of the Options (whichever is sooner).

Restricted Share Units (“RSU”)

RSU Grant

The 2023 Equity Incentive Plan authorizes the Board to grant RSUs, in its sole and absolute discretion, to any eligible employee or director. Each RSU provides the recipient with the right to receive a cash payment equal to the market value of a Share (or, at the sole discretion of the Board, a Share) as a discretionary payment in consideration of past services or as an incentive for future services, subject to the 2023 Equity Incentive Plan and with such additional provisions and restrictions as the Board may determine. Each RSU grant shall be evidenced by a restricted share unit grant letter which shall be subject to the terms of the 2023 Equity Incentive Plan and any other terms and conditions which the Board deem appropriate.

Vesting of RSUs

Concurrent with the granting of the RSU, the Board shall determine the period of time during which the RSU is not vested and the holder of such RSU remains ineligible to receive ordinary shares. Such period of time may be reduced or eliminated from time to time for any reason as determined by the Board. Once the RSU vests, the RSU is automatically settled through a cash payment equal to the market value of a Share (or, at the sole discretion of the Board, a Share).

Retirement or Termination

In the event the participant retires, dies or is terminated during the vesting period, any unvested RSU held by the participant shall be terminated immediately provided however that the Board shall have the absolute discretion to accelerate the vesting date.

Deferred Share Units (“DSU”)

DSU Grant

The 2023 Equity Incentive Plan authorizes the Board to grant DSUs, in its sole and absolute discretion in a lump sum amount or on regular intervals to eligible directors. Each DSU grant shall be evidenced by a DSU grant letter which shall be subject to the terms of the 2023 Equity Incentive Plan and any other terms and conditions which the Board, on recommendation of the Committee, deem appropriate. A DSU entitles the recipient to receive, for each DSU redeemed, a cash payment equal to the market value of a share; alternatively, the Combined Entity may, at its sole discretion, elect to settle all or any portion of the cash payment obligation by the issuance of Shares from treasury.

Vesting of DSUs

A Participant is only entitled to redemption of a DSU when the eligible director ceases to be a director of the Combined Entity for any reason, including termination, retirement or death. DSUs of an eligible director who is a U.S. Taxpayer shall be redeemed and settled by the Combined Entity as soon as reasonably practicable following the separation from service.

Share Awards

The Board, on the recommendation of the Compensation Committee, shall have the right, subject to the limitations set forth in the 2023 Equity Incentive Plan, to issue or reserve for issuance, for no cash consideration, to any eligible person, any number of Shares as a discretionary bonus of Shares subject to such provisos and restrictions as the Board may determine. The aggregate number of Shares that may be issued as Share Awards is 1,000,000.

Provisions applicable to all grant of Awards

Participation Limits

The aggregate number of ordinary shares that may be issued and issuable under the 2023 Equity Incentive Plan together with any other securities-based compensation arrangements of the Combined Entity, as applicable,

(a)     to insiders shall not exceed 10% of the Combined Entity’s outstanding issue from time to time;

(b)    to insiders within any one-year period shall not exceed 10% of the Combined Entity’s outstanding issue from time to time; and

(c)     to insiders within any one-year period, shares issuable under Awards under this 2023 Equity Incentive Plan shall not exceed 5% of the Combined Entity’s outstanding issue from time to time.

Any Award granted pursuant to the 2023 Equity Incentive Plan, prior to a participant becoming an insider, shall be excluded from the purposes of the limits set out in (a) and (b) above. The aggregate number of Options that may be granted under the 2023 Equity Incentive Plan to any one non-employee director of the Combined Entity within any one-year period shall not exceed a maximum value of $CAD150,000 worth of securities, and together with any Restricted Share Rights and Deferred Share Units granted under the 2023 Equity Incentive Plan and any securities granted under all other securities-based compensation arrangements, such aggregate value shall not exceed $CAD200,000 in any one-year period.

Transferability

Pursuant to the 2023 Equity Incentive Plan, any Awards granted to a participant shall not be transferable except by will or by the laws of descent and distribution. During the lifetime of a participant, Awards may only be exercised by the Participant.

Amendments to the 2023 Equity Incentive Plan

The Board may amend, suspend or terminate the 2023 Equity Incentive Plan or any Award granted under the 2023 Equity Incentive Plan without shareholder approval, including, without limiting the generality of the foregoing: (i) changes of a clerical or grammatical nature; (ii) changes regarding the persons eligible to participate in the 2023 Equity Incentive Plan; (iii) changes to the exercise price; (iv) vesting, term and termination provisions of Awards; (v) changes to the cashless exercise right provisions; (vi) changes to the authority and role of the Board under the 2023 Equity Incentive Plan; and (vii) any other matter relating to the 2023 Equity Incentive Plan and the Awards granted thereunder, provided however that:

(a)     such amendment, suspension or termination is in accordance with applicable laws and the rules of any stock exchange on which the Combined Entity’s shares are listed;

(b)    no amendment to the 2023 Equity Incentive Plan or to an Award granted thereunder will have the effect of impairing, derogating from or otherwise adversely affecting the terms of an Award which is outstanding at the time of such amendment without the written consent of the holder of such Award;

(c)     the expiry date of an Option shall not be more than ten (10) years from the date of grant of such Option, provided, however, that at any time the expiry date should be determined to occur either during a blackout period or within ten business days following the expiry of a blackout period, the expiry date of such Option shall be deemed to be the date that is the tenth business day following the expiry of the blackout period;

(d)    the Board of Directors shall obtain shareholder approval of:

(i)     any amendment to the aggregate number of shares issuable under the 2023 Equity Incentive Plan;

(ii)    any amendment to the limitations on shares that may be reserved for issuance, or issued, to insiders;

(iii)   any amendment that would reduce the exercise price of an outstanding Option other than pursuant to a declaration of stock dividends of shares or consolidations, subdivisions or reclassification of shares, or otherwise, the number of Shares available under the 2023 Equity Incentive Plan; and

(iv)   any amendment that would extend the expiry date of any Option granted under the 2023 Equity Incentive Plan except in the event that such option expires during or within ten (10) business days following the expiry of a blackout period.

If the 2023 Equity Incentive Plan is terminated, the provisions of the 2023 Equity Incentive Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force on the date of termination will continue in effect as long as any Award pursuant thereto remain outstanding.

Administration

The 2023 Equity Incentive Plan is administered by the Board, which may delegate its authority to a committee or plan administrator. Subject to the terms of the 2023 Equity Incentive Plan, applicable law and the rules of Nasdaq, the Board (or its delegate) will have the power and authority to: (i) designate the eligible participants who will receive Awards, (ii) designate the types and amount of Award to be granted to each participant, (iii) determine the terms and conditions of any Award, including any vesting conditions or conditions based on performance of the Corporation or of an individual (“Performance Criteria”); (iv) interpret and administer the 2023 Equity Incentive Plan and any instrument or agreement relating to it, or any Award made under it; and (v) make such amendments to the 2023 Equity Incentive Plan and Awards as are permitted by the 2023 Equity Incentive Plan and the rules of the SEC and Nasdaq.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2023 Equity Incentive Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances. The summary assumes that awards granted under the 2023 Equity Incentive Plan to U.S. taxpayers will be exempt from, or will comply with, Section 409A of the Code. If an award is not either exempt from, or in compliance with Section 409A, less favorable tax consequences may apply.

Nonstatutory Stock Options.

Options granted under the 2023 Equity Incentive Plan will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price and the Combined Entity generally will be allowed a compensation expense deduction for the amount that the optionee recognizes as ordinary income. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Combined Entity with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Restricted Share Rights, Performance Awards and Dividend Equivalents.

Recipients of grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Shares to be received pursuant to a deferred award generally become payable on the date or payment event, as specified in the applicable award agreement. For awards that are payable in shares, a participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Share Awards

If a Share Award is payable in Shares that is subject to a substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the fair market value of the Shares received (determined as of the first time the Shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier). The holder’s basis for the determination of gain or loss upon the subsequent disposition of Shares acquired pursuant to a Share Award will be the amount ordinary income recognized either when the Shares are received or when the Shares are vested.

Section 409A.

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Except for DSUs, Awards granted under the 2023 Equity Incentive Plan do not have any deferral feature that is subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Combined Entity will also have withholding and reporting requirements with respect to such amounts.

Tax Effect for the Combined Entity.

The Combined Entity generally will be entitled to a tax deduction in connection with an award under the 2023 Equity Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules could limit the deductibility of compensation paid to the Combined Entity’s chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF THE U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMBINED COMPANY UNDER THE 2023 EQUITY INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

2023 Equity Incentive Plan Benefits

As of the date of this Proxy Statement, no awards have been made under the 2023 Equity Incentive Plan that are contingent upon shareholder approval of this proposal. Because awards under the 2023 Equity Incentive Plan are discretionary, the benefits or amounts to be received by or allocated to participants and the number of shares to be granted under the 2023 Equity Incentive Plan cannot be determined at this time except as set forth below.

If approved by shareholders and the SPAC Continuance and the Business Combination is completed, the 2023 Equity Incentive Plan will replace the Prior Plan. Outstanding awards under the Prior Plan will be exchanged for New Pono Options that will be governed by the 2023 Equity Incentive Plan. The New Plan Benefits table sets forth information with respect to the outstanding awards that will be exchanged for New Pono Options.

New Plan Benefits
2023 Equity Incentive Plan

Name and Position	Number of Units (#)(1)
Brandon Robinson, Chief Executive Officer & Director	169,650
Jason O’Neill, Chief Operating Officer & Director	173,250
Stewart Lee, Head of People & Strategy & Director	42,000
Brian Robinson, Chief Engineer	138,600
All executive officers as a group	523,500
Non-executive director group	—
Non-executive officer employee group	169,765

____________

(1)      Reflects number of outstanding options of Horizon. All options are exercisable at a price of $CAD0.76 per share and will be fully vested upon the closing of the Business Combination.

Securities Authorized for Issuance Under Equity Compensation Plans

Pono currently has no securities authorized for issuance under any equity compensation plans.

Form S-8

Following the consummation of the Business Combination, when permitted by SEC rules, we intend to file with the SEC a registration statement on Form S-8 covering the ordinary shares of the Combined Entity issuable under the 2023 Equity Incentive Plan.

Vote Required for Approval

The approval of the Incentive Plan Proposal requires the require the affirmative vote of the holders of a majority of the Pono ordinary shares cast by the shareholders represented in person or by proxy and entitled to vote thereon at the Pono Shareholders Meeting. Failure to vote by proxy or to vote in person at the Pono Special Meeting, abstentions and broker non-votes will have no effect on the outcome of the vote on the Incentive Plan Proposal.

This proposal is conditioned on the approval of the Business Combination Proposal, and each other Required Proposals at the Pono Special Meeting.

Recommendation of the Pono Board

THE PONO BOARD RECOMMENDS THAT PONO STOCKHOLDERS VOTE “FOR”
THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

The existence of financial and personal interests of one or more of Pono’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Pono and its shareholders and what he or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, Pono’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “The Business Combination Proposal — Interests of Pono’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

THE NASDAQ PROPOSAL (PROPOSAL 5)

Overview

Pono is proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635 (a), (b) and (d). Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control. Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Pursuant to the BCA, it is anticipated that Pono will issue to the Horizon shareholders as consideration in the Business Combination            New Pono Class A ordinary shares, based on Horizon’s audited condensed consolidated financial statements as of May 31, 2023.

If the Nasdaq Proposal is adopted, based on Horizon’s audited condensed consolidated financial statements as of May 31, 2023,            New Pono Class A ordinary shares are issued to the Horizon securities holders as consideration in the Business Combination, it is anticipated that the Horizon shareholders will hold 34.6% of the outstanding New Pono Class A ordinary shares immediately following Closing. These percentages exclude outstanding Warrants and assumes that (i) no Pono ordinary shares are redeemed in connection with the Business Combination or an Extension redemption, (ii) no awards are issued under the 2023 Equity Incentive Plan, and (iii) Pono does not engage in any other kind of equity financing prior to the Closing.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that the issuance of an aggregate of up to              Exchange Consideration shares, including the change of control related thereto, be approved and adopted in all respects, including for the purposes of Nasdaq Listing Rule 5635.”

Required Vote with Respect to the Nasdaq Proposal

The approval of the Nasdaq Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Pono ordinary shares that are present and vote on such proposal at the Shareholders Meeting. If any of the SPAC Continuance Proposal, the Business Combination Proposal, the Director Election Proposal, or the Nasdaq Proposal fails to receive the required shareholder approval, the Business Combination will not be completed.

Recommendation of the Pono Board

THE PONO BOARD RECOMMENDS THAT PONO SHAREHOLDERS VOTE “FOR”
THE APPROVAL OF THE NASDAQ PROPOSAL.

The existence of financial and personal interests of one or more of Pono’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Pono and its shareholders and what he or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, Pono’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “The Business Combination Proposal — Interests of Pono’s Directors and Officers in the Business Combination” for a further discussion of these considerations” for a further discussion of these considerations.

THE ADJOURNMENT PROPOSAL (PROPOSAL 6)

Overview

The Adjournment Proposal, if adopted, will allow Pono Board to adjourn the Pono Shareholders Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to Pono’s shareholders in the event that based upon the tabulated vote at the time of the Pono Shareholders Meeting there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Incentive Plan Proposal or the Nasdaq Proposal. In no event will Pono Board adjourn the Pono Shareholders Meeting or consummate the Business Combination beyond the date by which it may properly do so under the Pono Charter and Cayman Islands law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by Pono’s shareholders, Pono Board may not be able to adjourn the Pono Shareholders Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or any other Required Proposals.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the Shareholders Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Pono Capital Three, Inc. that more time is necessary or appropriate to approve one or more Shareholder Proposals at the Shareholders Meeting be approved and adopted in all respects.”

Required Vote with Respect to the Shareholder Adjournment Proposal

The Shareholder Adjournment Proposal, if presented, will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Pono ordinary shares that are present and vote on such proposal at the Shareholders Meeting.

The Shareholder Adjournment Proposal will not be submitted if the Merger Proposal is approved.

Recommendation of the Pono Board

THE PONO BOARD RECOMMENDS THAT PONO’S SHAREHOLDERS VOTE “FOR”
THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of one or more of Pono’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Pono and its shareholders and what he or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, Pono’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “The Business Combination Proposal — Interests of Pono’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

INFORMATION ABOUT PONO

Overview

Pono is a blank check company incorporated in Delaware on March 11, 2022 (subsequently redomiciled in the Cayman Islands on October 14, 2022) formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Significant Activities Since Inception

Pono’s sponsor is Mehana Capital LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Pono’s Initial Public Offering was declared effective on February 9, 2023. On February 14, 2023, Pono consummated its Initial Public Offering of 10,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000. Pono granted the underwriter a 45-day option to purchase up to an additional 1,500,000 Units at the Initial Public Offering price to cover over-allotments, if any.

Simultaneously with the consummation of the closing of the Offering, Pono consummated the private placement of an aggregate of 511,375 units (the “Placement Units”) to the Sponsor at a price of $10.00 per Placement Unit, generating total gross proceeds of $5,113,750 (the “Private Placement”).

On February 14, 2023, the underwriters exercised the over-allotment option in full, and the closing of the issuance and sale of the additional Units occurred (the “Over-allotment Option Units”). The total aggregate issuance by Pono of 1,500,000 units at a price of $10.00 per unit resulted in total gross proceeds of $15,000,000. On February 14, 2023, simultaneously with the sale of the Over-allotment Option Units, Pono consummated the private sale of an additional 54,000 Placement Units, generating gross proceeds of $540,000. The Placement Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

A total of $117,875,000, comprised of the proceeds from the Initial Public Offering and the proceeds of private placements that closed on February 14, 2023, net of the underwriting commissions, discounts, and offering expenses, was deposited in a trust account established for the benefit of Pono’s public shareholders.

On April 3, 2023, the Class A ordinary shares and Public Warrant included in the Units began separate trading.

Effecting a Business Combination

Pono is not presently engaged in, and will not engage in, any operations until after the business combination. Pono intends to effect the business combination using cash held in the Trust Account and, if needed, funds from any additional private equity financings.

Selection of a Target Business and Structuring of the Initial Business Combination

Under the Nasdaq rules, an initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of Pono’s assets held in the Trust Account (excluding taxes payable on the income earned on the Trust Account count) at the time of the agreement to enter into the initial business combination. The fair market value of the target or targets will be determined by Pono’s Board based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. Subject to this requirement, Pono’s management has had virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although Pono was not permitted to effectuate an initial business combination with another blank check company or a similar company with nominal operations. In any case, Pono determined that it would only complete an initial business combination in which we acquired 50% or more of the outstanding voting securities of the target or were otherwise not required to register as an investment company under the Investment Company Act.

Redemption Rights for Holders of Public Shares

Pono will provide public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of the initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay Pono’s taxes, if any, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account was initially $10.25 per public share. The per-share amount Pono will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions Pono will pay to the underwriters.

The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. As consideration for the receipt of Founder Shares and other covenants and commitments of Pono set forth in the letter agreement entered into in connection with Pono’s IPO (including a commitment by Pono not to enter into a definitive agreement for an initial business combination without the prior written consent of the Sponsor and for the avoidance of doubt for no other or additional consideration in connection with the business combination), Pono’s Sponsor, directors and each member of Pono’s management have entered into a letter agreement with Pono, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with (i) the completion of Pono’s initial business combination and (ii) a shareholder vote to approve an amendment to Pono’s second amended and restated memorandum and articles of association that would affect the substance or timing of Pono’s obligation to allow redemption in connection with Pono’s initial business combination or to redeem 100% of Pono’s public shares if Pono has not completed an initial business combination within the period to consummate the initial business combination. However, Pono will only redeem the public shares so long as (after such redemption) Pono’s net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of deferred underwriters’ fees and commissions (so that Pono is not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that Pono cannot satisfy the net tangible asset requirement (described above), Pono would not proceed with the amendment or the related redemption of Pono’s public shares at such time. There will be no redemption rights or liquidating distributions with respect to Pono’s warrants, which will expire worthless if Pono fails to complete Pono’s initial business combination within the 12-month time period (with possible additional 6 month extension).

Submission of Pono’s Initial Business Combination to a Shareholder Vote

Pono is providing its public shareholders with redemption rights upon consummation of the business combination. Public shareholders electing to exercise their redemption rights will be entitled to receive the cash amount specified above, provided that such shareholders follow the specific procedures for redemption set forth in this proxy statement/prospectus relating to the shareholder vote on a business combination. Unlike many other blank check companies, Pono’s public shareholders are not required to vote against the business combination in order to exercise their redemption rights. If the business combination is not completed, then public shareholders electing to exercise their redemption rights will not be entitled to receive such payments.

The holders of the Founders Shares and Class A ordinary shares underlying the Placement Units have agreed to vote such common stock owned by them in favor of the business combination. In addition, as consideration for receipt of the Founder Shares and other covenants and commitments of Pono set forth in the letter agreement entered into in connection with Pono’s IPO (including a commitment by Pono not to enter into a definitive agreement for an initial business combination without the prior written consent of the Sponsor and for the avoidance of doubt for no other or additional consideration in connection with the business combination), the Sponsor and Pono’s officers and directors have agreed to waive their redemption rights with respect to any capital shares they may hold in connection with the consummation of the business combination.

Limitation on Redemption Rights

Notwithstanding the foregoing, Pono’s Charter provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemptions with respect to more than 15% of the shares sold in the IPO.

Employees

Pono currently has two executive officers. These individuals are not obligated to devote any specific number of hours to Pono’s matters, but they intend to devote as much of their time as they deem necessary to Pono’s affairs until Pono has completed the initial business combination. Pono does not intend to have any full-time employees prior to the completion of the initial business combination.

Facilities

Pono maintains its principal executive offices at 643 Ilalo Street, #102, Honolulu, Hawaii. The cost for this space is included in the $10,000 monthly charge to the Sponsor, which includes certain administrative and support services, which commenced on February 14, 2023 pursuant to a letter agreement between Pono and the Sponsor.

Legal Proceedings

To the knowledge of Pono’s management, there are no legal proceedings pending against Pono.

PONO’S MANAGEMENT

Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to Pono and its subsidiaries before the Business Combination.

Directors and Executive Officers

The directors and executive officers of Pono are as follows as of the date of this proxy statement/prospectus:

Name	Age	Position
Davin Kazama	47	Chief Executive Officer and Director
Gary Miyashiro	55	Chief Financial Officer
Dustin Shindo	49	Chairman of the Board
Kotaro Chiba	49	Director
Dr. Mike K. Sayama	69	Director
Trisha Nomura	44	Director

Davin Kazama, Chief Executive Officer and Director

Mr. Kazama is an entrepreneur with a wealth of experience in the fields of finance, real estate development, financial advising, and tax-efficient investment strategies. He is a seasoned professional in raising capital from angel investors and venture capitalists alike. Since 2012, Mr. Kazama has been the Founder and Manager of Driven PV LLC, which develops and manages clean energy systems. In this position, he educates and consults parties on clean energy products and the benefits of such products, including tax incentives and business structuring. He also manages relationships with investors and offtakes, oversees maintenance of the company, and performs accounting responsibilities. From 2011 to 2013, Mr. Kazama served as an Advisor to Kai Medical, Inc. In these roles, he was responsible for raising angel and venture capital investment, managing relationships with the investor base, advising investors on tax-efficient strategies, and preparing financial reports. From 2007 to 2010, Mr. Kazama served as Chief Operating Officer (“COO”) of Kai Medical, Inc., an award-winning developer of state-of-the-art medical technology. As the Founder and Manager of Kai Clothing LLC from 2004 to 2009, Mr. Kazama established numerous strategic partnerships with some of Hawaii’s most reputable companies and ultimately negotiated the sale of the company in 2009. Mr. Kazama holds a Bachelor of Business Administration degree from the University of Puget Sound (1998), an Executive Master of Business Administration degree from the University of Hawaii at Manoa (2003), and a Master of Liberal Arts (ALM) in Extension Studies in Finance at Harvard University (2022). Mr. Kazama’s management experience paired with his entrepreneurial skills in a diverse array of industries makes him a valuable member of our management team and board of directors.

Gary Miyashiro, Chief Financial Officer

Mr. Miyashiro is a skilled Certified Public Accountant (“CPA”) with over 30 years of experience. Since January 2011, Mr. Miyashiro has served as a President at MC Group Hawaii, Inc., Manoa Consulting Group’s successor, where he performs professional services to the public in the areas of assurance, taxation, and accounting. He also served as a Member of Manoa Consulting Group, LLC from November 2002 to December 2010, where Mr. Miyashiro performed the same functions. From May 2001 to October 2002, Mr. Miyashiro served as CFO and Treasurer of Island Title Corporation, during which he directed all financial operations and maintained the internal control structure. From March 1999 to April 2001, Mr. Miyashiro then served as Vice President of GE Capital Hawaii, Inc., where he was responsible for planning, organizing, and directing the company’s financial reporting, accounting, and tax operations. From August 1990 to March 1999, Mr. Miyashiro began his career with Grant Thornton LLP where he performed and coordinated financial statement attest services, supervised audits, performed multiple-level consolidations, tax accruals, and the presentation of financial statements. Mr. Miyashiro holds a Bachelor of Business Administration degree from the University of Hawaii at Manoa. He is a member of the American Institute of Certified Public Accountants, the Hawaii Association of Public Accountants, the Hawaii Society of Public Accountants, the National Society of Accountants, and the State of Hawaii Board of Public Accountancy. Mr. Miyashiro’s accounting experience makes him an invaluable asset to the management team.

Dustin Shindo, Chairman of the Board

Mr. Shindo is an entrepreneur, executive, technologist, and a seasoned advisor with more than 25 years of industry experience. Mr. Shindo currently serves as the management member of our sponsor. Mr. Shindo also currently serves as the managing member of Pono’s sponsor, Mehana Capital LLC. Mr. Shindo has also been retained for a number of consulting positions since July 2014 for companies working in the health care, travel, technology, construction, and non-profit industries through Mehana LLC. Recently, Mr. Shindo started Joyn Corporation, a software company. Mr. Shindo is also the Vice President and director of Perfect Game Hawaii, a non-profit entity supporting baseball. Mr. Shindo served as the Chief Executive Officer and co-founder of Junify Corporation from September 2016 to June 2022, a company operating in California and Japan to offer zero trust network access software (software defined border) to help companies better secure their cloud resources. From December 2012 to December 2018, Mr. Shindo served as the Chief Executive Officer of Pono Health based in California, Washington, and Hawaii, where he provided consulting, data management, analytics, and software development services. Pono Health was the primary entity of Pono Corporation, founded in December 2012. Mr. Shindo managed healthcare data for individuals in Hawaii and for clinics in Washington, Oregon and Arizona. Mr. Shindo also developed an analytics platform used to calculate gaps in care, cost savings, and other health metrics.

From March 2001 to March 2010, Mr. Shindo served as the Chief Executive Officer of Hoku Scientific based in Honolulu, Hawaii, where he led the company through an IPO on the NASDAQ Global Market and signed customer contracts totaling $2+ billion. From December 1995 to August 1997, Mr. Shindo served as the President of Mehana Brewing Company based in Hilo, Hawaii. In June 1995, Mr. Shindo received his Bachelor of Art’s degree in Accounting/Finance/Marketing at University of Washington based in Seattle, Washington. In May 1999, Mr. Shindo received his Master’s in Business Administration at Darden Graduate School of Business Administration, University of Virginia based in Charlottesville, Virginia. In August 2015, Mr. Shindo completed the SEP program at Stanford Graduate School of Business, Stanford University. Mr. Shindo’s entrepreneurial, executive, and advising experience, paired with his public company experience through Pono Capital Corp, Pono Capital Two, Inc. and Hoku Scientific, make him a valuable member of our board of directors.

Kotaro Chiba, Independent Director

Kotaro Chiba currently serves as an Independent Director of Pono Capital Two, Inc. (NASDAQ: PTWO). Mr. Chiba is also the founder and General Partner of Chiba Dojo Fund, a venture capital based fund in Tokyo focusing its investing on Internet and IOT related start-ups since September 2019. Before launching the Chiba Dojo Fund, Mr. Chiba founded and continues to serve as the General Partner of the Drone Fund since in June 2017. The Drone Fund is a venture capital-based fund in Tokyo focusing its investment on drones and air mobility start-ups. The Drone Fund aims to create a drone and air-mobility enabled society. One of the Drone Fund’s portfolio companies went public on the Tokyo Mothers Market in December 2019 — the first drone company to make an IPO in Japan. As an angel investor, Mr. Chiba has invested in more than 60 startups and 40 VC funds in Internet markets and other fields. Mr. Chiba also currently serves as Director of various mobility and technology companies, including: Aeronext since April 2017, A.L.I. Technologies, Inc. since December 2017, Prodrone Co. Ltd. since October 2020, teTra aviation since May 2020, and VFR since October 2021.

Prior to that, Mr. Chiba was the co-founder, Executive Vice President and director from January 2009 to July 2016 with COLOPL Inc., which focused on mobile gaming services on smartphone applications as well as VR services and location data analysis consulting services, research service dedicated to smartphones. In 2012, he helped lead the company’s listing on the Tokyo Stock Exchange (Mothers) and then in 2014 led the company to a $USD4 billion IPO on the Tokyo Exchange market (first section). Prior to that, Mr. Chiba was the founder and director from January 2000 to March 2007 for K Laboratory Inc. (now KLab Inc.) that develops mobile games and online games. Before joining KLab Inc., Mr. Chiba was a mobile web media planner from April 1997 to December 1999 for Recruit Co. Ltd., which is Japan’s largest recruitment company and provides services such as job advertising, temporary staffing, sales promotion, and IT solution.

Since April 2019, Mr. Chiba has been a guest Professor at Keio University, a research-oriented campus located in the city of Fujisawa, Kanagawa Prefecture, Japan where he teaches students to become technology innovators. Mr. Chiba is Keio University, SFC Campus graduate, in March 1997, with a Bachelor of Arts in Environment and

Information Studies. He is also the first domestic customer of Honda Jet in Japan and holds a private pilot license (FAA Japan). Mr. Chiba’s extensive experience and knowledge in developing start-ups and working in venture capital provides him with a unique perspective and makes him a valuable addition to our board of directors.

Mike Sayama, Ph.D., Independent Director

Dr. Mike Sayama was formerly the Executive Director of Community First since it was established in July 2016 until January 2021. As the founding executive director, he was responsible for operations, developing a strategic plan for an accountable health community in East Hawaii, community relations, and fund raising. From January 2021 to June 2021, he served as the Director of Strategy to facilitate the transition to a new management team. Dr. Sayama served as a Board member of AERWINS Technologies Inc. (NASDAQ: AWIN) from February to May 2023.

From October 2013 to December 2018, Dr. Sayama served as a Vice President at Pono Health and was Director of Learning Health Homes, a project where he was responsible for managing the East Hawaii Independent Physicians Association and implementing a data platform integrating health plan, hospital, and physician data. Dr. Sayama also facilitated the reorganization of EHI and development of its strategic direction. Community First, a 501(c) 3 non-profit, which serves as a neutral forum for healthcare stakeholders in East Hawaii, grew out of the Learning Health Homes Initiative.

From August 1997 to October 2013, Dr. Sayama served as a Vice President of the Hawaii Medical Service Association, first in Health Benefits Management and then in Customer Relations. In the first position, he streamlined preauthorization and appeal processes, including the elimination of preauthorization for inpatient admissions without increase in inpatient utilization. In his second position he established call centers in Hilo which stabilized the call center work force and improved the timeliness and accuracy of customer service.

From April 2001 to April 2005, Dr. Sayama was a Director on the City Bank Board, and from April 2005 to April 2009, was a Director on the Boards of Central Pacific Bank and Central Pacific Financial Corporation. He currently serves on the board of Pono.

Regarding education: In May 1975, he received his Bachelor of Arts degree in Psychology from Yale University, and in August 1979, his Master of Arts degree in Clinical Psychology from University of Michigan. In August 1982, Dr. Sayama received his Ph.D. degree in Clinical Psychology from University of Michigan. He is the author of several books on psychotherapy and Zen Buddhism.

His community service includes having been a Director on the Bay Clinic Board (the Federally Qualified Health Center in East Hawaii) and currently serving as the Abbot of Chozen-ji, International Zen Dojo. Mr. Sayama brings broad knowledge of the healthcare technology industry, as well as prior experience serving as a founding executive director, which makes him a valuable addition to our board of directors.

Trisha Nomura, Independent Director and Chairperson of the Board’s Audit Committee

Trisha Nomura currently serves as an independent director of Pono Capital Two, Inc. (NASDAQ: PTWO). Since July 2018, Ms. Nomura has owned a consulting firm, Ascend Consulting, LLC. Prior to opening her own firm, Ms. Nomura worked in both public accounting and private industry. Ms. Nomura was the Chief Operating Officer of HiHR from July 2015 to December 2016, and the Vice President of Strategic Services from May 2014 to July 2015. Ms. Nomura also served as the Chief People Officer of ProService Hawaii from January 2017 to June 2018. Ms. Nomura began volunteering with the HSCPA since 2010 through the YCPA Squad, has been the Treasurer of Kaneohe Little League since 2013, and is a member of the AICPA, where she was selected to attend the Leadership Academy, has served as an at-large Council member and also served on the Association Board of Directors. Ms. Nomura is a CPA, not in public practice, and a CGMA. She is a graduate of Creighton University, where she obtained her Bachelor of Science in Business Administration in accounting, and of the University of Hawaii at Manoa, where she earned her Master of Accountancy degree. Ms. Nomura’s consulting, accounting and management skills and knowledge make her an important addition to our board of directors.

Number and Terms of Office of Officers and Directors

Pono has five directors. Its board of directors is divided into three classes, with only one class of directors being elected in each year and with each class (except for those directors appointed prior to Pono’s first annual meeting of shareholders) serving a three-year term. In accordance with the Nasdaq corporate governance requirements, Pono is not required to hold an annual meeting until one year after its first fiscal year end following its listing on Nasdaq.

The term of office of the first class of directors, consisting of Kotaro Chiba, will expire at Pono’s first annual meeting of shareholders. The term of office of the second class of directors, consisting of Davin Kazama and Mike Sayama, will expire at Pono’s second annual meeting of the shareholders. The term of office of the third class of directors, consisting of Trisha Nomura and Dustin Shindo, will expire at Pono’s third annual meeting of shareholders. Pono may not hold an annual meeting of shareholders until after it completes its initial business combination.

Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of Pono’s founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of Pono’s founder shares may remove a member of the board of directors for any reason.

Pono’s officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Pono’s board of directors is authorized to nominate persons to the offices set forth in Pono’s amended and restated memorandum and articles of association as it deems appropriate. Pono’s amended and restated memorandum and articles of association provide that its officers may consist of one or more chairman of the board of directors, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Shareholder Communications

Shareholders and interested parties may communicate with Pono’s Board, any committee chairperson or the non-management directors as a group by writing to Pono’s Board or committee chairperson at Pono Capital Three, Inc., 643 Ilalo Street, #102, Honolulu, Hawaii 96813 (if sent before the Business Combination) or to Horizon’s board of directors or any committee chairperson or the non-management directors as a group at New Horizon Aircraft Ltd., 3187 Highway 35, Lindsay, Ontario K9V 4R1 Canada (if sent after the Business Combination). Each communication will be forwarded, depending on the subject matter, to the applicable board, the appropriate committee chairperson or all non-management directors.

Director Independence

Nasdaq listing standards require that a majority of Pono’s Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Pono has three “independent directors”, as defined in the Nasdaq listing standards and applicable SEC rules to serve on Pono’s Board, namely, Messrs. Chiba and Sayama and Ms. Nomura. Pono’s independent directors have regularly scheduled meetings at which only independent directors are present.

Executive Compensation

None of Pono’s executive officers or directors have received any cash compensation for services rendered to Pono. Pono may pay consulting, finder or success fees to Pono’s initial shareholders, officers, directors or their affiliates for assisting Pono in consummating our initial business combination. In addition, Pono’s initial shareholders, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Pono’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by Pono.

After Pono’s initial business combination, members of Pono’s management team who remain with Horizon may be paid consulting, management, or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to Pono’s shareholders. The amount of such compensation may not be known at the time of the shareholder meeting held to consider the Business Combination Agreement, as it will be up to the directors of Horizon to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

Since Pono’s formation, Pono has not granted any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of Pono’s executive officers or directors.

Committees of the Board of Directors

Pono’s board of directors has three standing committees: an audit committee, a compensation committee and a corporate governance and nominating committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Pono has established an audit committee of the board of directors. Kotaro Chiba, Mike K. Sayama and Trisha Nomura serve as members of Pono’s audit committee. Pono’s board of directors has determined that each Kotaro Chiba, Mike K. Sayama and Trisha Nomura meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act. Trisha Nomura serves as the chairman of the audit committee. Each member of the audit committee is financially literate, and our board of directors has determined that Ms. Nomura qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The Company has adopted an audit committee charter, which details the principal functions of the audit committee, including:

•        appointing, compensating and overseeing Pono’s independent registered public accounting firm;

•        reviewing and approving the annual audit plan for the company;

•        overseeing the integrity of Pono’s financial statements and our compliance with legal and regulatory requirements;

•        discussing the annual audited financial statements and unaudited quarterly financial statements with management and the independent registered public accounting firm;

•        pre-approving all audit services and permitted non-audit services to be performed by Pono’s independent registered public accounting firm, including the fees and terms of the services to be performed;

•        appointing or replacing the independent registered public accounting firm;

•        establishing procedures for the receipt, retention and treatment of complaints (including anonymous complaints) Pono receives concerning accounting, internal accounting controls, auditing matters or potential violations of law;

•        monitoring Pono’s environmental sustainability and governance practices;

•        establishing procedures for the receipt, retention and treatment of complaints received by Pono regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•        approving audit and non-audit services provided by Pono’s independent registered public accounting firm;

•        discussing earnings press releases and financial information provided to analysts and rating agencies;

•        discussing with management Pono’s policies and practices with respect to risk assessment and risk management;

•        reviewing any material transaction between Pono’s Chief Financial Officer that has been approved in accordance with Pono’s Code of Ethics for our officers, and providing prior written approval of any material transaction between Pono and its President; and

•        producing an annual report for inclusion in Pono’s proxy statement, in accordance with applicable rules and regulations.

The audit committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Compensation Committee

Pono has established a compensation committee of Pono’s board of directors. The members of Pono’s compensation committee are Kotaro Chiba, Mike Sayama and Trisha Nomura. Mr. Sayama serves as chairman of the compensation committee. Under Nasdaq listing standards and applicable SEC rules, Pono is required to have at least two members of the compensation committee, all of whom must be independent directors. Pono’s board of directors has determined that each of Messrs. Chiba, Sayama and Ms. Nomura are independent. Pono has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving corporate goals and objectives relevant the Company’s President’s compensation, evaluating the Company’s President’s performance in light of those goals and objectives, and setting the Company’s President’s compensation level based on this evaluation;

•        setting salaries and approving incentive compensation and equity awards, as well as compensation policies, for all other officers who file reports of their ownership, and changes in ownership, of the Company’s common stock under Section 16(a) of the Exchange Act (the “Section 16 Officers”), as designated by our board of directors;

•        making recommendations to the board of directors with respect to incentive compensation programs and equity-based plans that are subject to board approval;

•        approving any employment or severance agreements with Pono’s Section 16 Officers;

•        granting any awards under equity compensation plans and annual bonus plans to Pono’s President and the Section 16 Officers;

•        approving the compensation of Pono’s directors; and

•        producing an annual report on executive compensation for inclusion in Pono’s proxy statement, in accordance with applicable rules and regulations.

Notwithstanding the foregoing, as indicated above, other than the payment to the Sponsor of $10,000 per month, for up to 12 months, or 18 months if Pono has elected to extend the time to complete its initial business combination, for office space, utilities and secretarial and administrative support, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of Pono’s existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Compensation Committee Interlocks and Insider Participation

None of Pono’s executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Corporate Governance and Nominating Committee

Pono has established a corporate governance and nominating committee of its board of directors. The members of Pono’s corporate governance and nominating committee are Kotaro Chiba, Mike Sayama and Trisha Nomura. Mr. Chiba serves as chairman of the corporate governance and nominating committee. Under the Nasdaq listing standards, Pono is required to have a corporate governance and nominating committee composed entirely of independent directors. Pono’s board of directors has determined that each of Messrs. Chiba and Sayama and Ms. Nomura are independent.

The primary function of the corporate governance and nominating committee include:

•        identifying individuals qualified to become members of the board of directors and making recommendations to the board of directors regarding nominees for election;

•        reviewing the independence of each director and making a recommendation to the board of directors with respect to each director’s independence;

•        developing and recommending to the board of directors the corporate governance principles applicable to Pono and reviewing our corporate governance guidelines at least annually;

•        making recommendations to the board of directors with respect to the membership of the audit, compensation and corporate governance and nominating committees;

•        overseeing the evaluation of the performance of the board of directors and its committees on a continuing basis, including an annual self-evaluation of the performance of the corporate governance and nominating committee;

•        considering the adequacy of Pono’s governance structures and policies, including as they relate to its environmental sustainability and governance practices;

•        considering director nominees recommended by shareholders; and

•        reviewing Pono’s overall corporate governance and reporting to the board of directors on its findings and any recommendations.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which is specified a charter adopted by Pono, generally provide that person to be nominated:

•        should possess personal qualities and characteristics, accomplishments and reputation in the business community;

•        should have current knowledge and contacts in the communities in which Pono does business and, in its industry, or other industries relevant to its business;

•        should have the ability and willingness to commit adequate time to the board of directors and committee matters;

•        should demonstrate ability and willingness to commit adequate time to the board of directors and committee matters;

•        should possess the fit of the individual’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to our needs; and

•        should demonstrate diversity of viewpoints, background, experience, and other demographics, and all aspects of diversity in order to enable the board of directors to perform its duties and responsibilities effectively, including candidates with a diversity of age, gender, nationality, race, ethnicity, and sexual orientation.

Each year in connection with the nomination of candidates for election to the board of directors, the corporate governance and nominating committee will evaluate the background of each candidate, including candidates that may be submitted by our shareholders.

Code of Ethics

Pono has adopted a Code of Ethics applicable to its directors, officers and employees. Pono has filed a copy of its Code of Ethics and its audit committee charter as exhibits to the registration statement. These documents may be viewed by accessing Pono’s public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from Pono. Pono intends to disclose any amendments to or waivers of certain provisions of its Code of Ethics in a Current Report on Form 8-K.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Pono’s amended and restated memorandum and articles of association provide for indemnification of its officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. Pono will enter into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in its amended and restated memorandum and articles of association. Pono expects to purchase a policy of officers’ and directors’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures Pono against its obligations to indemnify its officers and directors.

Pono’s officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, as well as any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to Pono, and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by Pono if (i) it has sufficient funds outside of the trust account or (ii) Pono consummates an initial business combination.

Pono’s indemnification obligations may discourage shareholders from bringing a lawsuit against its officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against Pono’s officers and directors, even though such an action, if successful, might otherwise benefit Pono and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent Pono pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions.

Pono believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PONO

The following discussion and analysis of Pono’s financial condition and results of operations should be read in conjunction with Pono’s financial statements and related notes that appear elsewhere in this proxy statement/prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those made, projected or implied in the forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere particularly in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections of this proxy statement/prospectus.

Overview

Pono is a blank check company incorporated in Delaware on March 11, 2022 (subsequently redomiciled in the Cayman Islands on October 14, 2022) formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Pono intends to effectuate its initial business combination using cash from the proceeds of its initial public offering (the “Initial Public Offering”) and the sale of the private placement warrants, the proceeds of the sale of its shares in connection with its initial business combination pursuant to the forward purchase agreements (or backstop agreements Pono may enter into or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing or other sources.

Business Combination Agreement

On August 15, 2023, Pono entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among Pono, Pono Three Merger Acquisitions Corp., a British Columbia company and wholly-owned subsidiary of Pono (“Merger Sub”) and Robinson Aircraft Ltd., d/b/a Horizon Aircraft (“Horizon”).

Pursuant to the Business Combination Agreement, prior to the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), Pono will redomesticate as a British Columbia company (the “SPAC Continuance”), and at the Closing, Merger Sub will amalgamate (the “Amalgamation,” together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) with Horizon (the resulting company, “Amalco”), with Amalco being the wholly-owned subsidiary of Pono.

As consideration for the Amalgamation, the holders of Horizon common shares collectively will be entitled to receive from Pono, in the aggregate, a number of Pono Class A ordinary shares equal to (the “Exchange Consideration”) the quotient derived from dividing (a) the difference of (i) Ninety-six Million Dollars ($96,000,000) minus (ii) the Closing Net Indebtedness, by (b) the Redemption Price (as defined below), with each Horizon shareholder receiving, for each Horizon share held, a number of Pono Class A ordinary shares equal to such shareholder’s pro rata portion of the Exchange Consideration. Each outstanding option to purchase Horizon common stock shall be cancelled or exercised prior to the Closing.

The Exchange Consideration otherwise payable to Horizon shareholders is subject to the withholding of a number of Pono ordinary shares equal to (i) three percent (3.0%) of the Exchange Consideration to be placed in escrow for post-closing adjustments (if any) to the Exchange Consideration, and (ii) such number of additional number of Pono ordinary shares equal a maximum of the quotient derived from dividing (i) Eight Million Dollars ($8,000,000) by (ii) the redemption price per share (the “Redemption Price”) as defined in the Amended and Restated Memorandum and Articles of Association (the “Incentive Shares”), provided such Incentive Shares are allotted and issued on or prior to the Closing Date to such third parties as Horizon and Pono may agree (A) in connection with post-closing financing structures in the form of a PIPE, convertible debt, forward purchase agreement, backstop, or equity line of credit; or (B) to one or more existing holders of Pono ordinary shares as an inducement for them not to proceed with a redemption, subject to certain restrictions.

The Exchange Consideration is subject to adjustment after the Closing based on confirmed amounts of the Closing Net Indebtedness as of the Closing Date. If the adjustment is a negative adjustment in favor of Pono, the escrow agent shall distribute to Pono a number of Pono Class A ordinary shares with a value equal to the absolute value of the adjustment amount. If the adjustment is a positive adjustment in favor of Horizon, Pono will issue to the Horizon shareholders an additional number of Pono Class A ordinary shares with a value equal to the adjustment amount.

Unless waived by Horizon, the obligations of Horizon to consummate the Business Combination are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of Pono being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (b) Pono having performed in all material respects the respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (c) absence of any Material Adverse Effect with respect to Pono since the date of the Business Combination Agreement which is continuing and uncured; (d) minimum cash available after payment of SPAC expenses and redemptions of $5,000,000; and (e) the Escrow Agreement and the Registration Rights Agreement being executed and delivered. “Initial Investments” are the gross proceeds from any subscriptions from Horizon’s current investors or their affiliates to purchase Pono Shares prior to Closing.

Unless waived by Pono, the obligations of Pono and Merger Sub to consummate the Business Combination are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of Horizon being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (b) Horizon having performed in all material respects the respective obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (c) absence of any Material Adverse Effect with respect to Horizon as a whole since the date of the Business Combination Agreement which is continuing and uncured; and (d) each Lock-Up Agreement, the Non-Competition Agreement, the Escrow Agreement, the Registration Rights Agreement, and employment agreements with specified employees being executed and delivered.

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

•        by mutual agreement;

•        for the other party’s uncured breach;

•        if there is a government order preventing the Closing;

•        by either party if the Closing does not occur by February 14, 2024, subject to extension by Pono in connection with an Extension of the time period for it to close a business combination transaction;

•        by Pono if there has been an event after the signing of the Business Combination Agreement that has had a Material Adverse Effect on Horizon that is continuing and uncured;

•        by Horizon if there has been an event after the signing of the Business Combination Agreement that has had a Material Adverse Effect on Pono that is continuing and uncured;

•        by Pono or Horizon if Pono stockholders vote and do not approve the transactions contemplated by the Business Combination Agreement; and

•        by Pono if a fairness opinion or third-party valuation is required by SEC rules or regulations, and Pono is unable to obtain such opinion or valuation supporting the terms contemplated hereunder after commercially reasonable best efforts to obtain such opinion or valuation.

In connection with the Business Combination, Pono and Horizon entered into an agreement with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”) and (iii) Meteora Strategic Capital, LLC (“MSC”) (with MCP, MSTO and MSC collectively referred to as the “Seller” or “Meteora”) (the “Forward Purchase Agreement” or “Confirmation”) for OTC Equity Prepaid Forward Transactions. Pursuant to the terms of the Forward Purchase Agreement, the Seller intends, but is not obligated, to purchase up to 9.9% of the total Pono Class A ordinary shares, par value $0.0001 per share, of Pono outstanding following the closing of the Business Combination concurrently with the Closing pursuant to the Seller’s FPA Funding Amount PIPE Subscription Agreement (as defined below), less the number of Pono Common Shares purchased by the Seller separately from third parties through a broker in the open market (“Recycled Shares”). The Forward Purchase Agreement is within the scope of ASC 480-10 due to the obligation to repurchase the issuer’s equity shares and transfer cash. Accordingly, the initial fair value will be booked on the balance sheet and any changes in value will be recognized in earnings in the period of remeasurement.

On August 15, 2023, Pono entered into a subscription agreement (the “FPA Funding Amount Subscription Agreement”) with Seller. Pursuant to the FPA Funding Subscription Agreement, Seller agreed to subscribe for and purchase, and Pono agreed to issue and sell to Seller, on the Closing Date at a price of $10.00 per share, an aggregate of up to the Maximum Amount, less the Recycled Shares in connection with the Forward Purchase Agreements.

Results of Operations

Pono has neither engaged in any operations nor generated any revenues to date. Pono’s only activities for the three and nine months ended September 30, 2023 were organizational activities, and since the closing of Pono’s Initial Public Offering, the search for a prospective initial business combination. Pono does not expect to generate any operating revenues until after the completion of its initial business combination. Pono generates non-operating income in the form of interest income on investments held in its trust account after the Initial Public Offering. Pono incurs expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended September 30, 2023, Pono had a net income of $112,662, which resulted from an unrealized gain on investments held in Trust Account of $1,562,141, partially offset by $80,000 of change in fair value of forward purchase options liabilities, income tax expense of $757,011 and formation and operating costs of $612,468.

For the three months ended September 30, 2022, Pono had a net loss of $1,420, which consisted of formation and operating costs of $1,420.

For the nine months ended September 30, 2023, Pono had a net income of $1,729,250, which resulted from an unrealized gain on investments held in Trust Account of $3,604,815, partially offset by $80,000 of change in fair value of forward purchase options liabilities, income tax expense of $757,011 and formation and operating costs of $1,038,554.

For the period from March 11, 2022 (inception) through September 30, 2022, Pono had a net loss of $2,847, which consisted of formation and operating costs of $2,847.

Liquidity, Capital Resources and Going Concern

For the nine months ended September 30, 2023, net cash used in operating activities was $767,778, which was due to unrealized gain on investments in the Trust Account of $3,604,815, partially offset by $80,000 of change in fair value of Forward Purchase Agreement, Pono’s net income of $1,729,250, and changes in working capital of $1,027,787.

For the period from March 11, 2022 (inception) through September 30, 2022, net cash used in operating activities was $5,729, which was due to Pono’s net loss of $2,847, and changes in working capital of $2,882.

For the nine months ended September 30, 2023, net cash used in investing activities was $117,875,000 which was due to the investment of cash in the Trust Account.

There were no cash flows from investing activities for the period from March 11, 2022 (inception) through September 30, 2022.

For the nine months ended September 30, 2023, net cash provided by financing activities was 118,622,783, which was due to the proceeds from sale of Placement Units of $5,653,750, proceeds from the sale of units, net of underwriting discount paid of $113,735,000, proceeds from stock subscriptions received of $206, partially offset by the payment of offering costs of $466,173, and repayment of the Promissory Note of $300,000.

For the period from March 11, 2022 (inception) through September 30, 2022, net cash provided by financing activities was $212,649, which was due to the proceeds from the promissory note - related party of $300,000 and the proceeds from the issuance of Class B ordinary shares to the Sponsor of $25,000, partially offset by the payment of offering costs of $112,351.

The registration statement for Pono’s Initial Public Offering was declared effective on February 9, 2023. On February 14, 2023, Pono consummated the Initial Public Offering of 11,500,000 units, (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), including 1,500,000 Units issued pursuant to the exercise of the underwriter’s over-allotment option in full, generating gross proceeds of $115,000,000, which is discussed in Note 3.

Simultaneously with the closing of the Initial Public Offering, Pono consummated the sale of 565,375 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to Mehana Capital LLC (the “Sponsor”), including 54,000 Placement Units issued pursuant to the exercise of the underwriter’s over-allotment option in full, generating gross proceeds of $5,653,750, which is described in Note 4.

Following the closing of the Initial Public Offering on February 14, 2023, an amount of $117,875,000 ($10.25 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account.

Pono intends to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the funds held in the trust account and not previously released to it to pay its taxes (which interest shall be net of taxes payable and excluding deferred underwriting commissions) to complete its initial business combination. Pono may withdraw interest to pay its taxes, if any. Pono’s annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. Pono expects the interest earned on the amount in the trust account will be sufficient to pay its taxes. Pono expects the only taxes payable by us out of the funds in the trust account will be income and franchise taxes, if any. To the extent that Pono’s ordinary shares or debt is used, in whole or in part, as consideration to complete its initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue its growth strategies.

Pono does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business prior to its initial business combination. However, if Pono’s estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, Pono may have insufficient funds available to operate its business prior to its initial business combination. Moreover, Pono may need to obtain additional financing either to complete its initial business combination or because Pono becomes obligated to redeem a significant number of its public shares upon completion of its initial business combination, in which case Pono may issue additional securities or incur debt in connection with such business combination. Pono cannot provide any assurance that additional financing will be available to it on commercially acceptable terms, if at all.

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplates continuation of Pono as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. Pono has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management plans to address this uncertainty with the successful closing of the Business Combination. Pono will have until February 14, 2024 (or up to August 14, 2024, as applicable) to consummate a Business Combination. However, there can be no assurance that Pono will have access to sufficient capital to extend the deadline to consummate an initial business company. If an initial business combination is not consummated by February 14, 2024 (or up to August 14, 2024, as applicable), less than one year after the date these unaudited condensed consolidated financial statements are issued, there will be a mandatory liquidation and subsequent dissolution of Pono. Pono’s balance of cash held outside of the Trust Account as of September 30, 2023, in conjunction with the mandatory liquidation, should an initial business combination not occur, and potential subsequent dissolution, raises substantial doubt about Pono’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should Pono be required to liquidate after February 14, 2024. Pono intends to complete the initial business combination before the mandatory liquidation date. However, there can be no assurance that Pono will be able to consummate any business combination by February 14, 2024 (or up to August 14, 2024, as applicable).

Off-Balance Sheet Arrangements

Pono did not have any off-balance sheet arrangements as of September 30, 2023 and December 31, 2022.

Contractual Obligations

Registration Rights

The holders of the Founder Shares and Placement Units (including securities contained therein) and Units (including securities contained therein) that may be issued upon conversion of working capital loans and extension loans, and any Class A ordinary shares issuable upon the exercise of the Placement Warrants and any Class A ordinary shares and warrants (and underlying Class A ordinary shares) that may be issued upon conversion of the Units issued as part of the working capital loans and extension loans and Class A ordinary shares issuable upon conversion of the Founder Shares, will be entitled to registration rights pursuant to a registration rights agreement signed prior on the effective date of the Initial Public Offering, requiring Pono to register such securities for resale (in the case of the Founder Shares, only after conversion to the Class A ordinary shares). The holders of these securities are entitled to make up to two demands, excluding short form demands, that Pono registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination and rights to require Pono to register for resale such securities pursuant to Rule 415 under the Securities Act.

Promissory Notes — Related Party

On April 25, 2022, the Sponsor agreed to loan Pono an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). This loan is non-interest bearing and payable on the earlier of (i) March 31, 2023 or (ii) the date on which Pono consummates the Initial Public Offering. Prior to the Initial Public Offering, Pono had borrowed $300,000 under the Promissory Note. On February 15, 2023, Pono repaid the outstanding balance under the Promissory Note of $300,000 that was borrowed prior to its initial public offering. As of September 30, 2023, there was no borrowings outstanding under the Promissory Note. As of December 31, 2022, the outstanding balance under the Promissory Note was $300,000. Pono no longer has the ability to borrow under the Promissory Note.

Underwriters Agreement

Simultaneously with the Initial Public Offering, the underwriters fully exercised the over-allotment option to purchase an additional 1,500,000 Units at an offering price of $10.00 per Unit for an aggregate purchase price of $15,000,000.

The underwriters were paid a cash underwriting discount of $0.11 per Unit, or $1,265,000 in the aggregate, upon the closing of the Initial Public Offering. In addition, $0.30 per unit, or $3,450,000 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that Pono completes a Business Combination, subject to the terms of the underwriting agreement.

Critical Accounting Estimates

The preparation of unaudited condensed consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. Pono has identified the following critical accounting policies:

Derivative Financial Instruments

Pono evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging (“ASC 815”). For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the unaudited condensed consolidated statements of operations. For derivative instruments that are classified as equity, the derivative instruments are initially measured at fair value (or allocated value), and subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

Forward Purchase Agreement

The Forward Purchase Agreement is recognized as a derivative liability in accordance with ASC 815. Accordingly, Pono recognizes the instrument as an asset or liability at fair value and with changes in fair value recognized in Pono’s consolidated statements of operations. The estimated fair value of the Forward Purchase Agreement is measured at fair value using a Monte Carlo simulation model, which was determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. Any changes in these assumptions can change the valuation significantly.

Ordinary Shares Subject to Possible Redemption

All of the Class A ordinary shares sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with Pono’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to Pono’s Amended and Restated Articles of Association. In accordance with ASC 480, conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within Pono’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although Pono did not specify a maximum redemption threshold, its charter provides that currently, Pono will not redeem its Public Shares in an amount that would cause its net tangible assets (shareholders’ equity) to be less than $5,000,001. However, the threshold in its charter would not change the nature of the underlying shares as redeemable and thus Public Shares would be required to be disclosed outside of permanent equity. Pono recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional paid-in capital, in accumulated deficit.

Net Income (loss) Per Share

Net income (loss) per share is computed by dividing net income (loss) by the weighted average number ordinary shares outstanding for the period. The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and Placement Warrants since the exercise of the warrants are contingent upon the occurrence of future events.

Recent Accounting Standards

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on Pono’s unaudited condensed consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk

As of September 30, 2023, Pono was not subject to any market or interest rate risk. Following the consummation of its Initial Public Offering, the net proceeds received into the Trust Accounts, have been invested in U.S. government treasury bills, notes or bonds with a maturity of 185 days or less or in certain money market funds that invest solely in U.S. treasuries. Due to the short-term nature of these investments, Pono believes there will be no associated material exposure to interest rate risk.

Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under Securities Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Evaluation of Disclosure Controls and Procedures

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of September 30, 2023. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15 (e) and 15d-15 (e) under the Exchange Act) were effective.

Changes in Internal Control Over Financial Reporting

There was no change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the nine months ended September 30, 2023 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

INFORMATION ABOUT HORIZON

For purposes of this section, “Horizon”, “we”, and “our” refer to Robinson Aircraft Ltd. doing business as “Horizon Aircraft” prior to the Business Combination.

Overview

Horizon is an advanced aerospace Original Equipment Manufacturer (“OEM”) that is designing a next generation hybrid electric Vertical Takeoff and Landing (“eVTOL”) aircraft for the Regional Air Mobility (“RAM”) market. Our aircraft aims to offer a more efficient way to move people and goods at a regional scale (i.e., from 50 to 500 miles), help to connect remote communities, and will advance our ability to deal with an increasing number of climate related natural disasters such as wildfires, floods, or droughts.

The product we are designing and delivering is a hybrid electric 7-seat aircraft, called the Cavorite X7, that can take off and land vertically like a helicopter. However, unlike a traditional helicopter, for the majority of its flight it will return to a configuration much like a traditional aircraft. This would allow the Cavorite X7 to fly faster, farther, and operate more efficiently than a traditional helicopter. Expected to travel at speeds up to 250 miles per hour at a range over 500 miles, we believe that this aircraft will be a disruptive force to RAM travel.

The new and developing eVTOL aircraft market has been made possible by a convergence of innovation across many different technologies. Batteries, immense strength of light materials, computing power, simulation, and propulsion technology have all crossed a critical threshold to enable viable aircraft designs such our Cavorite X7. This has resulted in the establishment and rapid growth of the Advanced Air Mobility (“AAM”) market. Morgan Stanley has projected that the eVTOL aircraft market could reach $1 trillion (in the base case) by 2040 and $9 trillion by 2050.

The Cavorite X7 architecture is based on our patented fan-in-wing (“Horizon Omni-modal VeRtical (HOVR) Wing” or “HOVR Wing”) technology, which has been developed and tested over the last several years. While most of our competitors rely on open rotor designs, our HOVR Wing uses a series of ducted electric fans located inside the wings to produce vertical lift. After a demanding vertical takeoff, the aircraft accelerates forward. At a safe speed the wings close to conceal the fans in the wings and the aircraft returns to a highly efficient configuration. The ability to take off and land like a helicopter but fly forward like a normal aircraft is the key to its performance.

A picture of Horizon’s 50%-scale prototype that is currently in active flight testing

The aircraft is also powered by a hybrid electric main engine. For vertical flight, electrical power for the powerful ducted fans in the wings and canards comes from two sources: an on-board generator driven by an internal combustion engine and an array of batteries. Augmenting the battery power with generator power allows us to reduce battery size, recharge the aircraft after vertical takeoff or landing, and increase safety. This aircraft able to operate in austere locations without power, unlike other pure electric designs that will be forced to fly from charging station to charging station.

We believe that the technology and configuration advantages of our Cavorite X7 aircraft will represent a significant market advantage. It is anticipated that our aircraft will be cheaper to own and operate than helicopters with similar payload characteristics and will travel almost twice as fast. The specifications for the aircraft call for it to be able to carry seven people with a useful load of 1,500 lbs., almost twice the carriage capacity of many of our competitors. We believe the combination of carrying more people or goods, traveling faster, and operating more efficiently will provide a strong economic model for broad adoption.

Our business operating model is predicated on building and selling Cavorite X7 aircraft for both civilian and military use. We also believe that the extensive intellectual property developed to enable the successful operation of our aircraft could be licensed to third parties to generate significant profit.

We have designed, built, and initiated testing of a 50%-scale prototype of our Cavorite concept. This sub-scale prototype has been through hover testing and the team is currently investigating transition to forward flight. We have received a Special Flight Operations Certificate (SFOC) from Transport Canada Civil Aviation (“TCCA”) that allows outdoor untethered flight of our sub-scale prototype. Our SFOC #930370 will remain effective until its expiry on August 1st of 2024 at which point Horizon will require a formal extension to allow continued untethered test flying. We have also partnered with Cert Centre Canada (3C) for development of a certification basis that will be used to form the foundation for Type Certification with TCCA. Receiving a Type Certificate in accordance with stated regulatory standards will certify compliance to the applicable airworthiness standards for the Cavorite X7, something that is a necessary prerequisite for using the aircraft in commercial operations. We believe our aircraft will be one of the first eVTOL aircraft to be certified for flight into known icing conditions (FIKI), dramatically increasing its operational utility. We believe we can receive Type Certification in 2027.

Patents and other Intellectual Property

In order to protect the novel technologies that underpin the Cavorite X7 design, Horizon has accumulated 22 issued and allowed patents thus far, the earliest expiry of which will be 2035. The most significant of these patents are US non-provisional utility patents that protect the core fan-in-wing invention and various other novel details required to enable its practical use. Amongst these issued patents are several design patents that seek to protect the shape of the Cavorite X7 with its distinct forward swept main wings, unique empennage, and forward canards.

Other intellectual property exists in the areas of hybrid-electric propulsion; ducted fan propulsion unit blade and stator design, cooling, and electrical control; control systems including novel yaw control software and hardware; and digital twin simulation.

The eVTOL Industry, Total Addressable Market and its Drivers

The eVTOL aircraft market is a developing sector within the transportation industry. This market sector is dependent on the successful development and implementation of eVTOL aircraft and networks, none of which are currently in commercial operation. Morgan Stanley have projected that the eVTOL market for moving people and moving goods could be between $1 trillion by 2040 and 9 trillion by 2050, as set forth in the “Morgan Stanley Research, eVTOL/Urban Air Mobility TAM Update” report released in May 2021 (the “Morgan Stanley Report”).

Furthermore, in its 2021 Regional Air Mobility report, NASA has highlighted that while the United States has over 5,000 airports, only 30 of them support 70% of all travelers1. This report highlights that the average American lives within 16 minutes of an airport yet must travel hours to larger hubs for even shorter regional travel. It is little wonder that 73% of Americans prefer road travel over flying, even if that means spending hours in gridlocked traffic. We believe there is a significant opportunity to improve regional travel through the use of intelligently designed VTOL aircraft.

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1        NASA, REGIONAL AIR MOBILITY (2021), https://sacd.larc.nasa.gov/wp-content/uploads/sites/167/2021/04/2021-04-20-RAM.pdf.

Regional Air Mobility

Regional Air Mobility (RAM) is simply a term that represents a faster, more efficient way of moving people and goods between 50 and 500 miles. With the development of more economical, versatile, and safe aircraft like Horizon Aircraft’s Cavorite X7 concept that can flexibly travel between regional locations, it is little wonder that the market demand is high for these types of machines.

NASA highlights that RAM has the potential to fundamentally change how we travel and receive our goods by “bringing the convenience, speed, and safety of air travel to all Americans, regardless of their proximity to a travel hub or urban center” and “[t]hrough targeted investments, RAM will increase the safety, accessibility, and affordability of regional travel while building on the extensive and underutilized federal, state, and local investment in our nation’s local airports.”

New types of aircraft capable of operating with very limited ground infrastructure can deliver critical supplies to remote communities, transport critically injured people to the hospital faster and more efficiently, help with disaster relief operations, and can help service people around the world in special military missions.

Another report from Morgan Stanley projects that eVTOL technology is expected to revolutionize logistics due to advantages in speed, efficiency and accessibility over current trucks, airplane and train freight transportation. In addition, the Morgan Stanley Report cites the potential for eVTOL technology to provide a viable and affordable transportation solution in geographic locations without a current viable solution (such as rural or island communities) and to expand the possibilities for 24-hour delivery or overnight parcel delivery in regions where existing transport modes are simply too slow.

The large RAM market opportunity is precipitated by a transportation system that is insufficient to handle increasing demand without time delays, high infrastructure and maintenance costs and adverse environmental impact. Since 1990, global passenger flows have increased by more than 125% across all major modes of travel while global trade volume has increased by approximately 200%. To counter the rapidly increasing demand for mobility and logistics, governments worldwide are investing a total of approximately $1 trillion per annum into transport infrastructure, which is three times more compared to twenty years ago. Despite these investments, our regional transport systems have fundamentally not improved.

In response, governments are increasing their support for the development of both urban and regional eVTOL networks, and sustainable aviation more generally, through regulatory incentives and investment. For example, the Canadian government recently announced the initiative for Sustainable Aviation Technology (INSAT) where $350M will be invested into innovative companies focused on sustainable aviation solutions. We believe that Horizon Aircraft could be an ideal match for the recent government funding opportunities.

The History of Horizon Aircraft

Horizon was founded in 2013 to develop an innovative prototype amphibious aircraft. However, as we investigated the latest advancements in the areas of electric motor and battery technologies, we began to understand that a new type of aircraft concept was possible. With this realization, the experienced aircraft development team shifted to developing the unique Cavorite X-series concept, eventually settling on a 7-place hybrid eVTOL aircraft.

In June of 2021, Horizon Aircraft was acquired by Astro Aerospace Ltd. (“Astro”), an OTCQB-listed company, in an all-stock deal. In August of 2022, after funding challenges, Astro agreed to unwind the deal and Horizon Aircraft was sold back to its original shareholders. In subsequent events, Astro Aerospace Ltd. became a revoked public company after failing to submit timely financial information.

After re-privatizing from Astro, Horizon successfully raised funding to support the continued development and testing of its sub-scale prototypes as well as to continue progress on the detailed design of a full-scale technical demonstrator aircraft.

Sub-Scale Prototypes

Horizon has built many sub-scale prototype aircraft. Starting with a smaller 1/7th-scale aircraft, we are now flight testing a half-scale prototype. This large prototype has a 20-foot wingspan, weighs almost 500 lbs., and is roughly 15 feet long. This aircraft has been through successful hover testing, and the team has investigated forward transition speeds up to 70 mph in a wind tunnel. All testing has yielded positive results, and the aircraft is performing significantly above initial expectations for both power and stability.

Full-Scale Cavorite X7 Aircraft Concept

Based on positive initial testing results, the team is actively improving the design of a full-scale technical demonstrator aircraft. For example, the aircraft will be designed to hold seven (7) people: six (6) passengers and one (1) pilot. Updated performance estimates from early sub-scale testing indicate that the full-scale hybrid electric Cavorite X7 will be able to travel at speeds up to 250 mph and carry 1,500 lbs. of useful load over 500 miles with the appropriate fuel reserves. The team has identified and begun negotiating with key suppliers globally to meet the specifications of the Cavorite X7.

Our Competitive Strengths

We believe that our business benefits from several competitive strengths, including the following:

Proprietary Ducted Fan-in-Wing Technology — the “HOVR Wing” System

The majority of our competitors use “open propeller” eVTOL vertical lift architectures. Horizon employs its own proprietary HOVR Wing technology that provides a number of important advantages:

•        More Efficient:    Ducted fans are significantly more efficient than open propellers of similar diameter, using much less power for the same levels of thrust. Our unique HOVR Wing system also generates significant induced lift over the wing, further reducing the amount of momentum lift required by the electric ducted fans and improving efficiency.

•        Lower Noise:    The presence of ducts around the fans stops the noise from radiating freely into the environment. Furthermore, we will employ acoustic liners within the fan duct that lower the noise further. We expect this to enable the Cavorite X7 aircraft to land at a large number of locations close to high population densities.

•        Fly Enroute Like a Normal Aircraft:    Perhaps the most important aspect of the HOVR Wing is the ability to return to a configuration exactly like a normal aircraft for efficient enroute flight. This aerodynamically efficient enroute configuration is the key to its impressive performance metrics.

•        CTOL, STOL, VTOL:    The HOVR Wing concept also naturally supports Conventional Takeoff and Landing (“CTOL”), able to take off and land from a conventional runway like a traditional aircraft, should that be required. It can also conduct Short Takeoff and Landing (“STOL”) operations, something that is anticipated to be very useful for regional flight operators. In CTOL and STOL operations the aircraft will also be able to carry more payload. Finally VTOL operations will open up remote landing opportunities, special missions, and dramatically expand its unique utility.

•        Flight into Known Icing:    We believe the Cavorite X7 will be one of the first VTOL aircraft that could be successfully certified for flight into known icing conditions. Being able to operate in poor weather should expand the operational capability of the aircraft and further reinforce strong commercial business cases.

Agile Team with Significant Aerospace and Operational Experience

Horizon was founded by a team with deep experience in the aerospace industry. Our team boasts individuals who have led the design, construction and testing of clean sheet aircraft and have a combined industry experience of over 200 years. The leadership team within Horizon also includes personnel with significant experience in human resources and information technology which will Horizon believes will facilitate cohesion, effectiveness and security as the company continues to grow.

Operational Experience

Many of Horizon’s principal engineers and technicians have significant operational experience. Many are active pilots. For example, our CEO was an active CF-18 fighter pilot for nearly 20 years and holds a commercial Airline Transport Pilot’s License. This experience allows the team to visualize operating this unique aircraft in the real world. Design considerations for easy field repair, safety, performance, and a focus on lowering operational costs has been foundational to the Cavorite X7 concept and development. We believe this deep operational experience and design consideration has led to a machine concept that will support for-profit operators, thereby increasing demand for the aircraft.

Our Strategy

Build Aircraft for the Rapidly Growing Regional Air Mobility Market

We are focusing our initial services on Regional Air Mobility. Beyond simple movement of cargo and people at the regional level — 50 to 500 miles — the aircraft will be able to economically conduct a number of unique missions such as:

•        Medical Evacuation:    Able to travel almost twice the speed as a traditional helicopter and at significantly lower operating costs. Delivering people or other time sensitive materials to a hospital in half the time of current helicopters has the potential to save many lives.

•        Remote Resupply:    Many remote communities around the world suffer from anxiety about delivery of critical goods. Without the runway infrastructure to support traditional aircraft remote deliveries, the Cavorite X7 will be able to deliver critical medical supplies, food, and other important goods directly to these areas.

•        Disaster Relief:    As global climate conditions become more extreme, a hybrid electric eVTOL like the Cavorite X7 offers a unique way to save lives when a weather disaster strikes. Able to land almost anywhere and operate without power infrastructure due to its hybrid electric architecture, the Cavorite X7 could help people when climate disaster strikes.

•        Military Missions:    An aircraft capable of travelling at speeds almost twice that of a traditional helicopter offers unique military capability. Casualty evacuation, forward operating base resupply and other Special Operations will help Allied Servicepeople around the world.

Develop Unique Technologies That Can be Broadly Licensed to Generate Revenue

We feel that the technology we are developing for the Cavorite X7 aircraft may be broadly useful across the industry. For example, the unique HOVR Wing concept could support other designs across the industry or within military applications. These technologies offer potential to significantly boost revenue.

Our Cavorite X7 Hybrid eVTOL Aircraft Concept

Horizon’s full-scale Cavorite X7 Hybrid eVTOL aircraft is in the detailed design phase. The combination of unique architecture, hybrid power, and proprietary ducted fan-in-wing technology enables it to take off and land vertically while also flying at speeds much greater than a typical helicopter. We anticipate that the final production aircraft will be able to carry six (6) passengers and one (1) pilot at ranges over 500 miles and at speeds up to 250 miles per hour.

Ducted Fan-in-Wing “HOVR Wing” Technology

Our unique HOVR Wing technology is described above and is protected by a US non-provisional utility patent. This technology allows the aircraft to return to an aerodynamically efficient configuration enroute. The ability to fly as a traditional aircraft enroute has many operational advantages and may offer a faster route to certification for commercial use.

During a vertical takeoff, an array of electrically powered ducted fans located in the wings and canards provide the required lift. For transition to forward flight, the aircraft starts its rear pusher propeller and accelerates forward to a safe speed at which point the canards and wings close systematically to conceal the fans within the wings. At this point, the aircraft is in a normal configuration much like a traditional aircraft. The balance of the mission can then be conducted in a highly efficient manner. For landing, the reverse process occurs.

Not only is this concept extremely efficient enroute, but it is also very safe. During hover, multiple fans can fail with the aircraft still able to maintain hover. For example, the 50%-scale aircraft is able to hover with 20% of its fans disabled. Furthermore, as discussed below, there are two sources of electricity for the fans: an onboard generator and a battery array. Even at moderate forward speed the generator can support the full electrical power requirements in the event of a dramatic full battery array failure. For increased durability, each fan unit is electrically, mechanically, and thermally isolated from the others, reducing the chances of a cascading failure.

This aircraft concept also naturally allows for Conventional Takeoff and Landing (CTOL) as well as Short Takeoff and Landing (STOL). If one end of the mission calls for loading of precious cargo at an airport logistics hub or delivery to an airport, the Cavorite X7 can easily operate like a traditional aircraft. Notably, in CTOL and STOL operational modes, the aircraft’s payload would also increase.

The Cavorite X7 hybrid eVTOL during transition to forward flight

Hybrid Electric Power System

By their very nature, VTOL aircraft will excel at delivering critical goods and services to remote locations. These remote locations may not have the charging infrastructure to support purely electric VTOL aircraft. The Cavorite X7 will use a hybrid power system. This system will provide two sources of electrical power during demanding vertical takeoff and landing operations and will allow the battery array to re-charge in flight and after a mission. The batteries will be designed for high power draw, so they will naturally support quick charging.

For remote operations, the aircraft effectively becomes a power generation station. After landing the aircraft can recharge itself in minutes and will be able to produce usable power should that be required (e.g., disaster relief mission where the power grid is offline). For example, in a disaster relief mission the Cavorite X7 could land in a parking lot and provide charging and/or power for communications that has been disrupted.

The hybrid power system will also be more efficient, emitting less greenhouse gas emissions than a traditional turbine engine when compared to a traditional helicopter. This is for two reasons. First, the aircraft draws significant electrical energy from the battery array during vertical takeoff and landing, reducing emissions during this phase. Second, enroute the aircraft is in a very aerodynamically efficient configuration as compared to a helicopter, dramatically lowering the power required to travel at a given speed and therefore reduce emissions enroute. The combination of these two factors is a compelling sustainability improvement over current VTOL aircraft.

Safety by Design

The safety, performance, and reliability of our aircraft will be key factors in achieving customer acceptance of our aircraft for commercial use. First and foremost, our aircraft design is focused on safety. There are several important considerations in the design concept that augment safety:

•        The hybrid electric system will be designed to provide two sources of electrical power for the vertical lifting fans.

•        The aircraft can hover with more than 20% of the fans disabled, returning the aircraft to safety in the case of a fan failure.

•        Each vertical lifting fan is mechanically contained, preventing catastrophic blade loss from damaging adjacent fan units.

•        Each vertical lifting fan is both electrically and thermally isolated. This will help to avoid any cascading electrical problems or thermal runaways from reaching adjacent fan units.

•        With only moderate forward speed, the generator can support all electrical demand for the vertical fan array. This provides additional safety in the event of a catastrophic battery failure.

•        The aircraft is able to fly normally with all of the wings and canards in the open position, should any of them fail to move as commanded.

•        In the event of a vertical lift system failure, the aircraft can land (or take off) conventionally. It can also operate in STOL mode, should that be required.

•        With the wings closed during ground operations there will be no exposed fans, increasing passenger safety.

•        An early focus in the design process on human factors will ensure that the aircraft is easy to fly, increasing safety in all flight operations.

Performance

The X7 concept will also benefit from significant performance. First, due to its aerodynamically efficient configuration enroute, it will be fast. We are anticipating a maximum dash cruise speed of 250 knots, with a more efficient enroute speed likely just over 200 knots. Our initial calculations also indicate that in VTOL mode it will have a 1,500 lb. useful load, which is the amount of combined fuel and payload it can carry. This could increase to 1,800 lbs. when the aircraft operates in STOL or CTOL modes. Finally, our initial estimates indicate the aircraft will be able to travel 500 miles with medium payloads with full operational fuel reserves. This is an aircraft concept that was designed to do work in the real world, and we believe our customers will recognize and appreciate this.

Flight into Known Icing and Other Operational Challenges

We believe that this concept may be one of the only viable VTOL designs that could be certified for Flight Into Known Icing (FIKI). This is due to its unique characteristic of flying like a traditional aircraft for enroute flight, without multiple open rotors that could accumulate ice. Transition to and from vertical flight would occur in Visual Meteorological Conditions (VMC)–essentially clear of any clouds — so enroute there would only be one propeller exposed to icing conditions should there be a requirement to fly through clouds that could cause ice accumulation. This propeller can be electrically heated for anti-icing purposes, something that is very common in commercial regional turboprop operations. Furthermore, with a significant amount of on-board electrical power available enroute, electrothermal coatings may be used to help prevent or remove ice on lift surfaces. Finally, with a turbine engine the aircraft systems will have access to warm bleed air that could be circulated for anti-icing or de-icing.

Bird strikes are also an area of concern for commercial flight. Our aircraft concept has only one exposed propeller that is partially protected by the fuselage. Unlike many compound open rotor designs where losing one blade may cause a cascading failure, our aircraft operates like any number of the thousands of commercial regional aircraft already certified and operating profitably.

Bad weather is also a challenge for regional commercial flight operations. The Cavorite X7’s hybrid power system and efficient enroute configuration will likely make it more resilient in the face of bad weather. Increased speed and range over pure electric VTOL regional aircraft should allow for increased versatility, able to divert to a backup airfield or vertiport, go around unexpected storms, or deal with unexpected winds that could negatively impact slower designs. We feel that this, coupled with FIKI certification, could offer a significant operational advantage over our competitors.

Aviation Regulations

In Canada and the U.S., civil aviation is regulated by the TCCA and the Federal Aviation Administration (FAA) respectively. These two regulatory bodies control all aspects of certifying a new aircraft for commercial flight (Type Certification), production of that aircraft (Production Certification) and issuance of an Air Operations Certificate (AOC) to organizations who wish to use the aircraft in commercial operations.

Horizon intends to seek approval for the design of the Cavorite X7 by obtaining a Type Certificate under TCCA using Canadian Air Regulations (CAR) §523 under Normal Category, Level 2 — for aeroplanes with 2 to 6 passengers. Due to the innovative design of the Cavorite X7, it is expected that TCCA will invoke certain regulations and standards from CAR §527, (helicopter certification requirements) and additional Special Conditions. We have engaged Flight Test Centre of Excellence (3C) as partners who will perform the role of Applicant’s Representative for the certification effort. 3C has extensive expertise in developing and executing aircraft certification programs and are helping to prepare our formal application to TCCA. We have also had initial discussions with the FAA and plan to run a parallel program that would greatly expedite certification for use in the United States.

While working towards a Type Certificate for our aircraft that will enable sales for commercial use, we will also be pursuing a Production Certificate. Once obtained, this will allow volume manufacturing to meet the demand that we anticipate. Companies wishing to use our aircraft for commercial use will require an AOC.

Since Horizon will not be permitted to deliver commercially produced aircraft to customers until it has obtained TCCA type certification, no material sales revenue will be generated before TCCA certification issuance. The process of obtaining a valid type certificate, production certificate and airworthiness certificate for the Cavorite X7 will take several years. Any delay in the certification process will negatively impact the Company by requiring additional funds be spent on the certification process and by delaying the Company’s ability to sell aircraft.

Marketing

Our marketing strategy is intended to build industry and consumer awareness of our technology. Horizon is working with several external firms to develop and execute a robust marketing plan. Marketing efforts will include comprehensive Communication, Investor Relations, and Public Relations plans to ensure consumer understanding, investor confidence, and entering the public consciousness as developmental operations continue. Our overarching value proposition will focus on the benefits of our Cavorite X7 platform and its wide array of operational capabilities, while maintaining the highest of safety standards. We also believe that the striking visual design of the aircraft coupled with market leading utility will be a point of differentiation from our competition.

Competition

Horizon acknowledges the competitive nature of the current VTOL landscape in North America and around the world. Alternative technologies, either known or unknown, could bring more attractive VTOL designs to the marketplace. We believe that our primary competition for market share will come from similar minded companies that come to realize that Regional Air Mobility may offer a more compelling initial business case for early VTOL designs. These companies could employ similar design architectures alongside hybrid electric power systems and challenge our Cavorite X7. However, at present the vast majority of our competition are pursuing purely electric flight, which leaves most lagging behind from a speed, range and cargo carrying capability.

EXECUTIVE OFFICERS AND DIRECTORS OF HORIZON

Horizon’s current directors, executive officers and key employees are listed below.

Name	Age	Positions
Executive Officers and Directors:
Brandon Robinson	44	Chief Executive Officer – Director
Jason O’Neill	45	Chief Operating Officer – Director
Stewart Lee	50	Head of People & Strategy – Director
Brian Robinson	74	Chief Engineer

Officers and Directors

See the section “Management After the Business Combination — Executive Officers” for the biographies of Horizon’s officers and directors.

Family Relationships

Brian Robinson is the father of Brandon Robinson. Jason O’Neill is the brother-in-law of Brandon Robinson. There are no other family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•        been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•        had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•        been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•        been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•        been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•        been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HORIZON

The following discussion and analysis provides information that Robinson Aircraft Ltd.’s (hereafter referred to as “Horizon Aircraft” or “Horizon”) management believes is relevant to an assessment and understanding of Horizon’s consolidated results of operations and financial condition. The discussion should be read together with “Selected Historical Financial and Operating Data of Horizon” and the historical audited annual statements for the years ended May 31, 2022 and 2023, and the related notes that are included elsewhere in this proxy statement/prospectus. The discussion and analysis should also be read together with the pro forma financial information as of and for the year ended May 31, 2023. See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Horizon’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this proxy statement/prospectus/consent solicitation statement.

Unless the context otherwise requires, references in this “Horizon’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we”, “our”, “Horizon”, or “the Company” refer to the business and operations of Horizon prior to the Business Combination and to New Horizon Aircraft Ltd. following the consummation of the Business Combination.

The following discussion and analysis provides information that Robinson Aircraft Ltd.’s (hereafter referred to as “Horizon Aircraft” or “Horizon”) management believes is relevant to an assessment and understanding of Horizon’s results of operations and financial condition. The discussion should be read together with Horizon’s quarterly financial statements for the three months ended August 31, 2022 and 2023, and the related notes that are included elsewhere in this proxy statement/prospectus. The discussion and analysis should also be read together with the pro forma financial information as of and for the quarter ended August 31, 2023. See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Horizon’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this proxy statement/prospectus/consent solicitation statement.

Unless the context otherwise requires, references in this “Horizon’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we”, “our”, “Horizon”, or “the Company” refer to the business and operations of Horizon prior to the Business Combination and to New Horizon Aircraft Ltd. following the consummation of the Business Combination.

Overview

Horizon was incorporated in 2013. Originally the company was focused on development of a hybrid electric amphibious aircraft, in 2018 the company pivoted to developing an innovative hybrid electric Vertical Takeoff and Landing (VTOL) concept that is now called the Cavorite X7. The Company has built several small-scale prototypes and now has a 50%-scale aircraft that is undergoing active flight testing.

Horizon intends to sell these aircraft to third parties, air operators, individual consumers, and NATO military customers. The Company plans to manufacture its aircraft and license its patented fan-in-wing technology to other Original Equipment Manufacturers (OEM’s). Manufacturing will be accomplished with a heavy reliance on experienced aircraft manufacturing partners and supply chain vendors. Horizon believes this highly focused business model will provide the most efficient use of capital to produce an aircraft that has a variety of uses.

Since its inception in 2013, Horizon has been primarily engaged in research and development of aircraft. The Company incurred net operating losses and negative cash flows from operations in every year since its inception. As of August 31, 2023, it had an accumulated deficit of $CAD5.968 million. The Company has funded its operations primarily with proceeds from the issuance of common stock and convertible promissory notes.

Key Factors Affecting Operating Results

See the section entitled “Risk Factors” in this proxy statement/prospectus for a further discussion of these considerations.

Development of the Regional Air Mobility Market

The Company’s revenue will be directly tied to the continued development of long-distance aerial transportation and related technologies. While the Company believes the market for Regional Air Mobility (RAM) will be large, it remains undeveloped and there is no guarantee of future demand. Horizon anticipates commercialization of its aircraft beginning in 2027, and its business will require significant investment leading up to launching services, including, but not limited to, final engineering designs, prototyping and testing, manufacturing, software development, certification, pilot training and commercialization.

Horizon believes one of the primary drivers for adoption of its aircraft is the value proposition enabled by its aircraft that can take off and land like a helicopter, fly almost twice as fast, and operate with much lower direct costs. Additional factors impacting adoption of VTOL technology include but are not limited to: perceptions about VTOL quality, safety, performance and cost; perceptions about the environmental impact of hybrid-electric; volatility in the cost of oil and gasoline; availability of competing forms of transportation, such as ground or unmanned drone services; consumers’ perception about the convenience and cost of transportation using eVTOL relative to ground-based alternatives; and increases in fuel efficiency, autonomy, or electrification of vehicles. In addition, macroeconomic factors could impact demand for RAM services, particularly if end-user pricing is at a premium to ground-based transportation. Horizon anticipates initial aircraft sales to be used for medevac services, firefighting services, disaster relief services, remote medical services, military operations, followed by sales to air operators for air cargo, business travel and air-taxi services. If the market for RAM does not develop as expected, this would impact the Company’s ability to generate revenue or grow its business.

Competition

The Company believes that the primary sources of competition for its aircraft sales are traditional helicopters, ground-based mobility solutions, and other eVTOL developers. While it expects to produce a versatile aircraft that can be useful in a variety of air mobility missions, the Company expects this industry to be dynamic and increasingly competitive. It is possible that its competitors could gain significant market share. Horizon may not fully realize the sales it anticipates, and it may not receive any competitive advantage from its design or may be overcome by other competitors. If new companies or existing aerospace companies produce competing aircraft in the markets in which Horizon intends to service and obtain large-scale capital investment, it may face increased competition. Horizon may receive an advantage from well-funded competitors that are paying to create certification programs, raise awareness of eVTOL advantages and advocating to kickstart government funding programs. In the event it does not capture the level of sales and consumer adoption it anticipates, Horizon’s business, financial condition, operating results and prospects may be harmed. For a more comprehensive discussion, please see the section entitled “Risk Factors.”

Government Certification

In order to be used in for-profit commercial operations, Horizon’s Cavorite X7 aircraft will require Type Certification. The team at Horizon has begun initial conversations with both Transport Canada Civil Aviation (TCCA) and the Federal Aviation Association (FAA). As a Canadian company TCCA will initially lead certification efforts, but Horizon expects the FAA to participate during this process as they often do, likely reducing the amount of time to achieve FAA certification.

The Company also maintains a partnership with Cert Centre Canada (3C) for the purpose of collaborating on aspects of the continued development and path to certification of Horizon’s eVTOL program. 3C is leveraging their deep experience with TCCA and FAA certification programs to develop a certification basis for the certification of Horizon’s hybrid-electric eVTOL aircraft.

Typically the certification of a new aircraft design by TCCA or the FAA is a long and complex process, often spanning more than five years and costing hundreds of millions of dollars. The Company has never undergone such a process, and there is no guarantee that its Cavorite X7 design will eventually achieve certification despite its best efforts. The Company also need to obtain authorizations and certifications related to the production of its aircraft.

While it anticipates being able to meet the requirements of such authorizations and certifications, the Company may be unable to obtain such authorizations and certifications, or to do so on the timeline it projects. Should the Company fail to obtain any of the required authorizations or certifications, or do so in a timely manner, or any of these authorizations or certifications are modified, suspended or revoked after it obtains them, the Company may be unable to fulfill sales of its commercial aircraft or do so on the timelines it projects, which would have adverse effects on its business, prospects, financial condition and/or results of operations.

Dual Use Business Model

Horizon’s business model to serve as a dual use aircraft both civilian and military applications. Present projections indicate that sales volume of this dual use aircraft will result in a viable business model over the long-term as production volumes scale and unit economics improve to support sufficient market adoption. The advantage of military application of Horizon’s aircraft in addition to sales volumes leads to a reduction in the risk of certification as aircraft used for military purposes do not need to achieve Transport Canada, FAA or similar certification approval. As with any new industry and aerospace product, numerous risks and uncertainties exist. The Company’s financial results are dependent on delivering aircraft on time and at a cost that supports returns at prices that support sufficient sales to customers who are willing to purchase based on value arising from time and versatility from utilizing regional eVTOL aircraft. Horizon’s civilian sector financial results are dependent on achieving certification on its expected timeline. Horizon’s aircrafts include numerous parts and manufacturing processes unique to eVTOL aircraft, in general, and its product design, in particular. Best efforts have been made to estimate costs in the Company’s planning projections; however, the variable cost associated with assembling its aircraft at scale remains uncertain at this stage of development.

Business Combination with Pono

On August 15, 2023, the Company entered into a business combination agreement with Pono. Pursuant to the Business Combination Agreement, it is intended that the Company will amalgamate with Pono Three Merger Sub, Inc., a wholly owned subsidiary of Pono, with the resulting combined company continuing as a wholly owned subsidiary of Pono. Stockholders of the Company will receive shares of common stock of Pono.

It is currently expected that the transaction will close in the third quarter of fiscal year 2024.

Components of Results of Operations

Research and Development Expenses

Research and development expenses consist primarily of personnel expenses, including salaries, benefits, and stock-based compensation, costs of consulting, equipment and materials, allocations of overhead, including rent, information technology costs and utilities. Research and development expenses are partially offset by payments the Company received in the form of government grants.

The Company expects its research and development expenses to increase as it increases staffing to support aircraft engineering and software development, build aircraft prototypes, and continue to explore and develop next generation aircraft and technologies.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist of compensation costs, including salaries, benefits, and stock-based compensation, related to management, finance, legal, and human resource functions, as well as business development, contractor and professional services fees, audit and compliance expenses, insurance costs and general corporate expenses, rent, information technology costs, and utilities.

Near term increases in selling, general and administrative expenses are expected to be related to hiring additional personnel and consultants to support the Company’s commercialization efforts and compliance with the applicable provisions of the Sarbanes-Oxley Act (“SOX”) and other U.S. Securities and Exchange Commission (“SEC”) rules and regulations.

Interest Income

Interest income consists primarily of interest earned on the Company’s cash and cash equivalents and investments in marketable securities.

Interest Expense

Interest expense consists primarily of the interest on the Company’s convertible notes that are expected to convert into common shares no later than the close of the business combination with Pono. Additional interest expense includes equipment financing and a term loan.

Provision for Income Taxes

The Company’s provision for income taxes consists of an estimate of federal, provincial, and foreign income taxes based on federal, provincial, and foreign tax rates, as adjusted for allowable credits, deductions, changes in deferred tax assets and liabilities, and changes in tax law.

Results of Operations

Comparison of the quarter Ended August 31, 2022 to the quarter Ended August 31, 2023

The following table sets forth Horizon’s statements of operations data for the quarters ended August 31, 2023 and 2022. The information has been prepared on the same basis as Horizon’s audited annual financial statements, included elsewhere in this filing, and includes, in Horizon’s opinion, all adjustments necessary to state fairly its results of operations for these periods. This data should be read in conjunction with Horizon’s financial statements included elsewhere in this filing. These results of operations are not necessarily indicative of the future results of operations that may be expected for any future period.

	Quarter Ended August 31,		Period Over Period Change
	2023	2022	($)	(%)
(Expressed in Canadian Dollars)
Operating expenses
Salaries, wages and benefits	$78,572	$107,278	$(28,706)	(27)%
Professional fees	90,094	13,937	76,157	546%
Depreciation and amortization	6,737	6,736	1	*
Research and development	145,219	198,504	(53,285)	(27)%
General and administrative	46,318	36,620	9,698	26%
Stock-based compensation	13,419	6,540	6,879	*
Total operating expenses	$380,359	$365,615	$14,744	4%
Operating Loss	(380,359)	(365,615)	(14,744)	4%
Grant income	0	235,434	(235,434)	*
Other income	0	(14,113)	14,113	(100)%
Interest expenses	(37,927)	(5,457)	(32,470)	595%
(Gain)/loss on foreign exchange	1,869	0	1,869	*
Loss Before Income Taxes	(416,417)	(149,751)	(266,666)	178%
Net Loss	$(416,417)	$(149,751)	$(266,666)	178%

____________

*        n.m. marks changes that are not meaningful for further discussion.

Operating Expenses

Operating expenses increased by $14,744, or 4%, from $365,615 for the quarter ended August 31, 2022 to $380,359 for the quarter ended August 31, 2023. The increase was primarily driven by professional fees associated with the Pono transaction in the period ending August 31, 2023, partially offset by a reduction in Research and development and compensation costs.

Research and Development Expenses

Research and development expenses decreased by $53,285, or 27%, from $198,504 during the quarter ended August 31, 2022 to $145,219 during the quarter ended August 31, 2023. The decrease was primarily attributable to a reduction in spending on materials for fabrication and manufacturing of scale prototypes and moving into a phase of testing, flight software refinement, and data collection.

General and Administrative

General and Administrative costs increased by $9,698, or 26%, from $36,620 during the quarter ended August 31, 2022 to $46,318 during the quarter ended August 31, 2023. The increase was a result of travel and marketing related expenses.

Interest Expense

Interest expenses increased by $32,470, or 595%, from $5,457 during the quarter ended August 31, 2022 to $37,927 during the quarter ended August 31, 2023. The increase in total interest expense was primarily driven by convertible promissory notes the Company issued.

Liquidity and Capital Resources

Sources of Liquidity

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt service, contractual obligations and other commitments. The Company assesses liquidity in terms of its cash flows from financing activities and their sufficiency to fund its operating and development activities. As of August 31, 2023, the Company’s principal source of liquidity was cash and cash equivalents of $103,496.

To date, the Company has funded its operations primarily with the issuances of common shares to private investors, and issuances of convertible promissory notes. Additional funding has been provided through government backed grants.

Debt Financing

Since the Company’s inception through August 31, 2023, it has raised approximately $1,985,000 in convertible and promissory notes financing, net of commissions.

Other Equity Financing

Since the Company’s inception through August 31, 2023, it has raised approximately $3,103,677 in cash from common stock issuances to individual private investors and institutional investors.

Cash Flows

For the Quarters Ended August 31, 2022 and 2023

The following table sets forth a summary of the Company’s cash flows for the periods indicated (in thousands, except percentage):

	Quarter Ended August 31,		Period Over Period Change
	2023	2022	($)	(%)
(Expressed in Canadian Dollars)
Net cash used in operating activities	(405,182)	(124,152)	(281,030)	226%
Net cash used in investing activities	(16,167)	0	(16,167)	100%
Net cash provided by financing activities	296,876	164,829	132,047	80%
Net increase (decrease) in cash	(124,473)	40,677	(165,150)	(406)%
Cash – beginning of period	227,969	4,332	223,637	5,162%
Cash – end of period	$103,496	$44,999	$58,497	130%

Net Cash Used in Operating Activities

The Company’s cash flows used in operating activities to date have been primarily comprised of payroll, software and technology expenses, professional services related to research and development and general and administrative activities, partially offset by periodic grants received from various agencies. As the Company raises additional capital, it expects to increase hiring to accelerate its engineering efforts ahead of continuing its full-scale prototype development program.

For the quarter ended August 31, 2023, the $281,030, or 226%, increase in cash used from operations as compared to the quarter ended August 31, 2022 was primarily attributed to grant income received in the prior year.

Net Cash Used in Investing Activities

Net cash flows used in investing activities for the quarter ended August 31, 2023 was driven by $16,167 of capitalized research and development costs and the purchase of property and equipment to support research and development activities.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for the quarter ended August 31, 2023 was primarily due to proceeds from the issuance of convertible debentures for a net amount of $296,876 as compared to a net amount of $164,829 in the same period of the prior year.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of our financial condition and results of operations is based on our quarterly financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions for the reported amounts of assets, liabilities, expenses and related disclosures. Actual results may differ from these estimates under different assumptions or circumstances and any such differences could be significant.

The accounting policies of the Company are the same as those set forth in Management’s Discussion and Analysis and Results of Operations section of the audited financial statements contained elsewhere in this proxy statement/prospectus for the year ending May 31, 2023.

New Accounting Pronouncements Not Yet Adopted

Other recent accounting pronouncements issued, but not yet effective, are not expected to be applicable to the Company or have a material effect on the consolidated financial statements upon future adoption.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

The Company was not exposed to significant interest rate risks related to its operating expenses as its current debt is at fixed interest rates and does not depend on investments or interest income to fund operations.

Foreign Currency Risk

The Company was not exposed to significant foreign currency risks related to its operating expenses as its foreign operations are not material to its consolidated financial statements.

DESCRIPTION OF SECURITIES OF NEW PONO CAPITAL

Pursuant to the post-continuance Pono Articles, New Pono’s authorized share structure will consist of an unlimited number of New Pono Class A ordinary shares without par value and an unlimited number of New Pono Class B ordinary shares without par value. The following description summarizes the material terms of New Pono’s ordinary shares. Because it is only a summary, it may not contain all the information that is important to you.

Ordinary shares

Holders of Ordinary Shares are entitled to receive notice of and to attend any meetings of shareholders of New Pono and at any meetings of shareholders to cast one vote for each such Ordinary Share held. Holders of Ordinary Shares do not have cumulative voting rights. Save and except for certain conversion rights, as described below, the rights attaching to all Ordinary Shares rank pari passu in all respects, and the New Pono Class A ordinary shares and New Pono Class B ordinary shares vote together as a single class on all matters. A simple majority of votes cast on a resolution is required to pass an ordinary resolution; however, if the resolution is a special resolution, two-thirds of the votes cast on the special resolution are required to pass it.

Unless specified in the post-continuance Pono Articles or as required by applicable provisions of the BCBCA, an ordinary resolution is required to approve any matter voted on by our shareholders. Approval of certain actions will require a special resolution; such actions include altering the authorized share structure, creating special rights or restrictions for the shares or any class or series of shares, and varying or deleting any special rights or restrictions attached to the shares of any class or series of shares.

New Pono Class B ordinary shares shall be convertible into New Pono Class A ordinary shares automatically on the closing of a business combination, such as the Business Combination, on a one-to-one basis. In connection with and as consideration for the signing of the BCA, Pono and the Sponsor agreed to waive all anti-dilution adjustments with respect to the Class B ordinary shares.

Our board of directors will be divided into three staggered classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. Holders of Ordinary Shares are entitled to receive dividends as and when declared by the board of directors of New Pono at its discretion from funds legally available therefor and to receive a pro rata share of the assets of New Pono available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of New Pono after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attached to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of Ordinary Shares with respect to dividends or liquidation. There are no pre-emptive, subscription, conversion or redemption rights attached to the Ordinary Shares nor do they contain any sinking or purchase fund provisions.

Warrants

Each whole warrant entitles the registered holder to purchase one New Pono Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the initial Business Combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Pono will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a current prospectus relating thereto is current, subject to Pono satisfying its obligations described below with respect to registration. No warrant will be exercisable, and Pono will not be obligated to issue Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will Pono be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant, if not cash settled, will have paid the full purchase price for the unit solely for the Class A ordinary shares and warrants underlying such unit.

Pono has not registered the Class A ordinary shares issuable upon exercise of the warrants at this time. However, Pono has agreed that as soon as practicable, but in no event later than 20 business days after the closing of its initial business combination, to use its best efforts to file with the SEC a registration statement registering the issuance of the Class A ordinary shares issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial business combination or within a specified period following the consummation of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when Pono shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. Once the warrants become exercisable, Pono may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and

•        if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by Pono, Pono may not exercise our redemption right if the issuance of Class A ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or Pono is unable to effect such registration or qualification. Pono has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Pono issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If Pono calls the warrants for redemption as described above, Pono’s management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” Pono’s management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of the warrants. If Pono’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value.

The “fair market value” for this purpose shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If Pono’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. Pono believes this feature is an attractive option to us if Pono does not need the cash from the exercise of the warrants after its initial business combination. If Pono calls the warrants for redemption and Pono’s management does not take advantage of this option, Pono’s sponsor and its permitted transferees would still be entitled to exercise their placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify Pono in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Class A ordinary shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Class A ordinary shares is increased by a stock dividend payable in Class A ordinary shares, or by a split-up of Class A ordinary shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Class A ordinary shares issuable on exercise of each whole warrant will be increased in proportion to such increase in the outstanding Class A ordinary shares. A rights offering to holders of Class A ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a stock dividend of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) one (1) minus the quotient of (x) the price per Class A ordinary shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Pono, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A ordinary shares on account of such Class A ordinary shares (or other shares of our capital shares into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend Pono’s amended and restated memorandum and articles of association (i) to modify the substance or timing of Pono’s obligation to allow redemption in connection with its initial business combination or certain amendments to its charter prior thereto or to redeem 100% of its Class A ordinary shares if Pono does not complete an initial business combination within 12 months from the closing of the initial public offering or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of Pono’s public shares upon our failure to complete its initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary shares in respect of such event.

If the number of outstanding Pono’s Class A ordinary shares is decreased by a consolidation, combination, reverse stock split or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of Pono with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which Pono is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

However, if less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of Class A ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Pono. You should review a copy of the warrant agreement, which has been filed by Pono with the SEC, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

In addition, if (x) Pono issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at a Newly Issued Price of less than $9.20 per Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by its board of directors and, in the case of any such issuance to the sponsor or its affiliates, without taking into account any founder shares held by the sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Pono, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Pono will, upon exercise, round down to the nearest whole number of Class A ordinary shares to be issued to the warrant holder.

Pono has agreed that, subject to applicable law, any action, proceeding or claim against Pono arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and Pono irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Transfer Agent

The transfer agent for New Pono’s ordinary shares is Continental Stock Transfer & Trust Company. Pono has agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Listing of Securities

Pono’s public shares, units and warrants are listed on Nasdaq under the symbols “PTHR,” “PTHRU” and “PTHRW,” respectively. Following the Business Combination, New Pono Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “HOVR” and “HOVRW.”

SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK

Rule 144

Subject to the below, pursuant to Rule 144, a person who has beneficially owned restricted shares of Pono’s ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of Pono’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) Pono is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Pono was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Pono’s ordinary shares or warrants for at least six months but who are its affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of Class A ordinary shares (or after the Closing, New Pono Class A ordinary shares) then outstanding; or

•        the average weekly reported trading volume of the Class A ordinary shares (or after the Closing, New Pono Class A ordinary shares) then during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by Pono’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Pono.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, Pono’s Initial Shareholders will be able to sell their Founder Shares, Placement Units and Private Units, as applicable, pursuant to Rule 144 without registration one year after Pono has completed its initial business combination.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of Pono ordinary shares as of the Record Date (pre-Business Combination) and the currently expected ownership of New Pono ordinary shares upon the closing of the Business Combination by:

•        each person known by Pono to be the beneficial owner of more than 5% of Pono ordinary shares as of the Record Date (pre-Business Combination) or of New Pono ordinary shares upon the closing of the Business Combination;

•        each of Pono’s current executive officers and directors;

•        each person who will become an executive officer or director of the Combined Entity upon the closing of the Business Combination; and

•        all executive officers and directors of the Combined Entity as a group upon the closing of the Business Combination, excluding any outstanding Pono Warrants and assuming that:

a.      (1) none of the holders of public Class A ordinary shares exercises their redemption rights, (2) there is no exercise at the closing of the Business Combination of the Pono Warrants at an exercise price of $11.50 per share, which warrants are not exercisable until the later of 12 months from the closing of the Pono IPO and 30 days after the consummation of the Business Combination, (3) none of the parties set forth below purchase Pono Class A ordinary shares in the open market, (4) there are no other issuances of equity interests of the Company prior to or in connection with the closing of the Business Combination, and (5) no awards are issued under the new equity incentive plan to be adopted by Pono in connection with the Business Combination (“Scenario A”) and alternatively that

b.      (1) the maximum number of the holders of public Class A ordinary shares exercise their redemption rights (representing redemption of 10,230,255 Pono Class A ordinary shares, for aggregate payment of approximately $108.0 million from the Trust Account (based on an assumed redemption price of approximately $10.56 per share)), (2) there is no exercise at the closing of the Business Combination of the Pono warrants at an exercise price of $11.50 per share, which warrants are not exercisable until the later of 12 months from the closing of the Pono IPO and 30 days after the consummation of the Business Combination, (3) none of the parties set forth below purchase Pono Class A ordinary shares in the open market, (4) there are no other issuances of equity interests of the Company prior to or in connection with the closing of the Business Combination, and (5) no awards are issued under the new equity incentive plan to be adopted by Pono in connection with the Business Combination (“Scenario B”).

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of Pono ordinary shares pre-Business Combination is based on issued and outstanding Pono ordinary shares as of the Record Date, consisting of 12,168,875 Class A ordinary shares and 4,935,622 Class B ordinary shares. The beneficial ownership of New Pono ordinary shares upon the closing of the Business Combination, making the assumptions with respect to Scenario A as described above, is based on 26,532,780 New Pono Class A ordinary shares, of which 9,428,283 New Pono Class A ordinary shares will be issued to Horizon’s shareholders, 11,500,000 New Pono Class A ordinary shares will be held by the public shareholders, 5,500,997 New Pono Class A ordinary shares will be held by the Sponsor, and 103,500 New Pono Class A ordinary shares will be held by the Representative. The beneficial ownership of New Pono Class A ordinary shares upon the closing of the Business Combination, making the assumptions with respect to Scenario B as described above, is based on 16,692,602 New Pono Class A ordinary shares, of which 9,428,283 New Pono Class A ordinary shares will be issued to Horizon’s shareholders, no New Pono Class A ordinary shares will be held by the public shareholders, 5,500,997 New Pono Class A ordinary shares will be held by the Sponsor, 103,500 New Pono Class A ordinary shares will be held by the Representative, and 1,659,822 New Pono Class A ordinary shares will be held by Meteora Capital. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Pono’s existing shareholders in the Combined Entity will be different.

Unless otherwise indicated, Pono believes that all persons named in the table have sole voting and investment power with respect to all Pono common stock beneficially owned by them.

Pre-Business Combination Beneficial Ownership Table

	Class A Common Stock		Class B Common Stock(2)
Name and Address of Beneficial Owners(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Class	Number of Shares Beneficially Owned(2)	Approximate Percentage of Class
Directors and Executive Officers Prior to the Transactions:
Davin Kazama	—	—	—	—
Gary Miyashiro	—	—	—	—
Dustin Shindo(3)	565,375	4.60%	4,935,622	100%
Kotaro Chiba	—	—	—	—
Mike Sayama	—	—	—	—
Trisha Nomura	—	—	—	—
All executive officers and directors as a group (6 individuals)	565,375	4.60%	4,935,622	100%

Five Percent Holders of Pono:
Mehana Capital LLC (the Sponsor)(3)	565,375	4.60%	4,935,622	100%
Space Summit Capital LLC(4)	670,000	5.83%	—	—
Wealthspring Capital LLC(5)	1,488,835	12.3%	—	—
Matthew Simpson(5)	1,488,835	12.3%	—	—
David Gallers(5)	1,488,835	12.3%	—	—

____________

*        Less than 1.0%

(1)      Unless otherwise noted, the business address of each of these entities and individuals is 643 Ilalo Street, #102, Honolulu, Hawaii 96813.

(2)      Interests shown consist solely of founder shares, classified as shares of Class B ordinary shares, as well as private placement shares after the Initial Public Offering. Founder shares are convertible into shares of Class A ordinary shares on a one-for-one basis, subject to adjustment.

(3)      Mehana Capital LLC, our Sponsor, is the record holder of the securities reported herein. Dustin Shindo is the control person of our Sponsor, and possesses all voting power and dispositive control. By virtue of this relationship, Dustin Shindo may be deemed to share beneficial ownership of the securities held of record by our Sponsor. Dustin Shindo disclaims any such beneficial ownership except to the extent of his respective pecuniary interest.

(4)      The beneficial ownership is based on the latest available filing made with the SEC on Schedule 13G on March 2, 2023 and consists of 671,100 shares of Pono Three’s Class A ordinary shares. To the best of Pono Three’s knowledge, Space Summit Capital LLC, owns and controls 5.83% of the outstanding Public Shares. The address of Space Summit Capital LLC is 15455 Albright Street, Pacific Palisades, CA 90272.

(5)      The beneficial ownership is based on the latest available filing made with the SEC on Schedule 13G on March 9, 2023 and consists of 1,488,835 shares of the Company’s Class A ordinary shares. To the best of Pono Three’s knowledge, Wealthspring Capital LLC, Matthew Simpson, and David Gallers own and control 12.3% of the outstanding Public Shares. The address of Wealthspring Capital LLC, Matthew Simpson, and David Gallers is 2 Westchester Park Drive, Suite 108, West Harrison, NY 10604.

The table above includes Class A common stock as part of the Placement Units, but does not include the Class A common stock underlying Warrants.

Name and Address of Beneficial Owners†	Pono Pre-Business Combination		Combined Entity Post-Business Combination
			(assuming no redemptions by Pono shareholders)(1)		(assuming maximum redemptions by Pono shareholders)(2)
	Number of Shares	%	Number of Shares	%	Number of Shares	%
Directors and Executive Officers Post-Business Combination
Brandon Robinson(3)(4)	—	—	2,728,962	10.43	2,728,962	16.77
Jason O’Neill(5)	—	—	553,378	2.12	553,378	3.40
Stewart Lee(6)	—	—	336,362	1.29	336,362	2.07
Brian Robinson(3)(7)	—	—	2,699,292	10.32	2,699,292	16.59
Trisha Nomura	—	—	—	—	—	—
John Maris	—	—	—	—	—	—
John Pinsent	—	—	—	—	—	—
All executive officers and directors as a group (7 individuals)			3,889,210	14.87	3,889,210	23.90

Greater than 5% Holders:
Mehana Capital LLC (the Sponsor)(8)	5,500,997	32.16	5,500,997	21.03	5,500,997	33.81
Dustin Shindo(8)	5,500,997	32.16	5,500,997	21.03	5,500,997	33.81
Robinson Family Ventures Inc.			2,428,784	9.29	2,428,784	14.93
Astro Aerospace Ltd.			1,943,208	7.43	1,943,208	11.94
Ecomm Link Ltd.			947,157	3.62	947,157	5.82

____________

*        Less than 1.0%

(1)      Assumes that no Pono Class A ordinary shares are redeemed and 100% participation by Horizon shareholders.

(2)      Assumes additional redemption Pono Class A ordinary shares, for aggregate payment of approximately $        from the Trust Account (based on an assumed redemption price of approximately $        per share). The maximum redemption amount is derived so that there is a minimum net tangible asset value of $5,000,001 immediately prior to or upon the consummation of the Business Combination, after giving effect to the payments to redeeming shareholders. Percentages are based on 16,270,167 shares of New Pono ordinary shares outstanding following the consummation of the Business Combination.

(3)      Brandon Robinson and Brian Robinson are the directors of Robinson Family Ventures Inc. Brandon Robinson and Brian Robinson may each be deemed to share beneficial ownership of the securities held of record by Robinson Family Ventures Inc. Each of Brandon Robinson and Brian Robinson disclaims any such beneficial ownership except to the extent of his pecuniary interest.

(4)      Includes options to purchase 150,089 shares at a price of $0.86 per share. The table reflects the options on a fully vested basis.

(5)      Includes options to purchase 153,274 shares at a price of $0.86 per share. The table reflects the options on a fully vested basis.

(6)      Includes options to purchase 37,157 shares at a price of $0.86 per share. The table reflects the options on a fully vested basis.

(7)      Includes options to purchase 122,619 shares at a price of $0.86 per share. The table reflects the options on a fully vested basis. Also includes conversion of his convertible note into 28,563 pre-combination Horizon shares including interest accrued on the note as of December 1, 2023.

(8)      Mehana Capital LLC, the Sponsor, is the record holder of the securities reported herein. Dustin Shindo, our Chairman, is the managing member of the Sponsor. By virtue of this relationship, Mr. Shindo may be deemed to share beneficial ownership of the securities held of record by the Sponsor. Mr. Shindo disclaims any such beneficial ownership except to the extent of his pecuniary interest.

Horizon Current Beneficial Ownership Table

The following table sets forth information regarding the beneficial ownership of shares of Horizon Common Shares as of November 15, 2023 (pre-Business Combination) by:

•        each person known by Horizon to be the beneficial owner of more than 5% of Horizon Common Shares as of November 15, 2023 (pre-Business Combination); and

•        each of Horizon’s current executive officers and directors.

	Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
Name of Beneficial Owner
Directors and Named Executive Officers:
Brandon Robinson(2)(3)	2,914,976	35.73
Jason O’Neill(4)	452,250	5.54
Stewart Lee(5)	380,200	4.73
Brian Robinson(2)(6)	2,911,393	35.82
Brian Merker	—	—
All executive officers and directors as a group (5 individuals)	3,913,493	45.98
5% Holders
Robinson Family Ventures Inc.(7)	2,745,326	34.37
Astro Aerospace Ltd.(8)	2,196,465	27.50
Ecomm Link Ltd.(9)	1,195,600	14.96
Canso Strategic Credit Fund(10)	1,004,552	11.17

____________

*        Less than 1%

(1)      Based on 7,988,267 Horizon shares issued and outstanding as of November 15, 2023.

(2)      Brandon Robinson and Brian Robinson are the directors of Robinson Family Ventures Inc. Brandon Robinson and Brian Robinson may each be deemed to share beneficial ownership of the securities held of record by Robinson Family Ventures Inc. Each of Brandon Robinson and Brian Robinson disclaims any such beneficial ownership except to the extent of his pecuniary interest.

(3)      Includes options to purchase 169,650 shares of Horizon at a price of $CAD 0.76 per share. The table reflects the options on a fully vested basis.

(4)      Includes options to purchase 173,250 shares of Horizon at a price of $CAD 0.76 per share. The table reflects the options on a fully vested basis.

(5)      Includes options to purchase 42,000 shares of Horizon at a price of $CAD 0.76 per share. The table reflects the options on a fully vested basis.

(6)      Includes options to purchase 138,600 shares of Horizon at a price of $CAD 0.76 per share. The table reflects the options on a fully vested basis.

(7)      The business address of Robinson Family Ventures Inc. is 18 Hayeraft St, Whitby, ON, L1P0C6.

(8)      The business address of Astro Aerospace Ltd. is 320 West Main Street, Lewisville, Texas 75057.

(9)      The business address of Ecomm Link Ltd. is 3371C Lakeside Road, Inverary, ON, K0H 1X0.

(10)    Assumes conversion of $CAD 5,000,000 principal and accrued interest pursuant to a convertible note at a conversion price of $CAD 5.01 per share. The business address of Canso Strategic Credit Fund is 100 York Blvd., Suite 550, Richmond Hill, On, L4B 1J8.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The following persons are expected to be elected or appointed by the Pono board to serve as executive officers and directors of the Combined Entity following the Business Combination.

Name	Age	Position(s)
Executive Officers:
Brandon Robinson(1)	44	Chief Executive Officer – Class III Director Nominee
Jason O’Neill(2)	45	Chief Operating Officer – Class II Director Nominee
Brian Merker	46	Chief Financial Officer
Stewart Lee	50	Head of People & Strategy
Brian Robinson	74	Chief Engineer
Non-Employee Directors
Trisha Nomura(1)	44	Class I Director
John Maris(1)	65	Class II Director Nominee
John Pinsent(3)	63	Class I Director Nominee

____________

(1)      Horizon designee.

(2)      Pono designee.

(3)      Horizon and Pono mutually agreed upon designee.

Information regarding the executive officers, key employees, and directors following the Business Combination is set forth below:

Executive Officers

Brandon Robinson.    Brandon Robinson is expected to serve as Chief Executive Officer and as a member of the board of directors of New Pono. Mr. Robinson is the founder and Chief Executive Officer of Horizon and has led the team since its inception in 2013. He has dedicated his life to aviation, initially as a CF-18 pilot in the Canadian Armed Forces (CAF) before moving into large scale military capital projects. Upon leaving the CAF, Mr. Robinson, he discovered his passion for the Advanced Air Mobility movement. Mr. Robinson serves on the Board of Directors of the Ontario Aerospace Council. Mr. Robinson has a Bachelor of Mechanical Engineering from Royal Military College, an MBA from Royal Roads University, has co-authored several successful aerospace patents, and holds an Airline Transport Pilots License. His deep operational experience alongside a passion for technical innovation has propelled Horizon to the forefront of the Advanced Air Mobility movement. We believe that Mr. Robinson, given his extensive experience as a front-line fighter pilot, mechanical engineering knowledge and adept managing acumen, is qualified to serve as a member of our board of directors due to his unique combination of skills he brings as our co-founder and Chief Executive Officer.

Jason O’Neill.    Jason O’Neill is expected to serve as Chief Operating Officer and as a member of the board of directors of New Pono. Mr. O’Neill has served as Horizon’s Chief Operating Officer since January 2019. Mr. O’Neill has more than 20 years of experience in senior roles scaling tech-based start-ups. Prior to joining Horizon, Mr. O’Neill worked at Centtric as the Director of Product and Strategy for 13 years. Most recently he served as the Director of Product and Data for Thoughtwire for nearly 10 years. Mr. O’Neill’s previous organizations were focused on problem solution, leveraging leading edge computer-based technologies. Mr. O’Neill has attended the University of Toronto and the University of Waterloo.

Brian Merker.    Brian Merker is expected to serve as Chief Financial Officer of New Pono. Mr. Merker has more than 20 years of senior financial management experience including 10 years serving in the Aviation sector, most recently as Chief Financial Officer of Skyservice Business Aviation from 2018 to 2022, supporting growth efforts in aircraft management, maintenance, fixed-based operations, charter, and brokerage. Prior to Skyservice Business Aviation, Mr. Merker served as Vice President of Finance from 2015 to 2018, with Discovery Air, a publicly traded organization that includes a diverse range of aviation related services including fighter jet pilot training, rotary-wing services, a commercial fixed-wing airline, fire suppression support, as well as aircraft engineering and maintenance. Prior to his time at Discovery Air, Mr. Merker served as Vice President of Finance from 2007 to 2012 at Score Media, a publicly traded company focused on sports broadcast and technology innovation. Mr. Merker began his craeer in the KPMG audit practice, where he served from 2003 to 2006. During this time he gained significant exposure to SEC registrants at the commencement of the Sarbanes-Oxley legislation. Mr. Merker obtained his Honours Commerce degree in Economics from Guelph University before attending Queen’s University to complete his Chartered Professional Accounting academia requirements.

Stewart Lee.    Stewart Lee is expected to serve as the Head of People and Strategy at New Pono. Mr. Lee has served as Horizon’s Head of People and Strategy since 2013. Prior to joining Horizon, Mr. Lee formed his own company, providing human resources consulting services to a wide array of clients. Previously, Mr. Lee was the Director of Human Resources for Steel-Craft Door Products, a large Canadian national manufacturing company, for 11 years. Mr. Lee also served in the Canadian Armed Forces as a Logistics Officer for 6 years. Mr. Lee holds a Bachelor of Commerce degree from Royal Roads University. He also holds an MBA in management from Royal Roads University and has been a Chartered Professional in Human Resources since 2009.

Brian Robinson.    Brian Robinson is expected to serve as the Chief Engineer of New Pono. Mr. Robinson has served as Horizon’s Chief Engineer since 2013. Adept with mechanical systems at an early age, Mr. Robinson received his Mechanical Engineering degree from the University of Waterloo and is accredited as a professional engineer. Brian’s engineering career began with Baxter Travenol, maintaining and designing complex custom equipment for the production of intravenous solutions. He later joined Ethicon, the division of Johnson and Johnson that produced medical instruments as the Plant Manager. Throughout his tenure at Johnson and Johnson, his production facility received many cost reduction and quality awards, with Brian personally receiving leadership and manufacturing awards. A lifetime private pilot with over 5,000 hours in multiple aircraft types, Brian has been actively flying for most of his life. With unparalleled technical skill, exceptional collaborative leadership, and experience building, maintaining, and flying aircraft for almost 50 years Brian is perfectly positioned to lead the technical team at Horizon.

Non-Employee Directors

Trisha Nomura.    Trisha Nomura is expected to serve as an independent director and chairperson of the Audit Committee of New Pono. Ms. Nomura serves as an independent director of Pono and is the chairperson of Pono’s Audit Committee. She currently serves as an independent director of Pono Capital Two, Inc. (NASDAQ: PTWO). Since July 2018, Ms. Nomura has owned a consulting firm, Ascend Consulting, LLC. Prior to opening her own firm, Ms. Nomura worked in both public accounting and private industry. Ms. Nomura was the Chief Operating Officer of HiHR from July 2015 to December 2016, and the Vice President of Strategic Services from May 2014 to July 2015. Ms. Nomura also served as the Chief People Officer of ProService Hawaii from January 2017 to June 2018. Ms. Nomura began volunteering with the HSCPA since 2010 through the YCPA Squad, has been the Treasurer of Kaneohe Little League since 2013, and is a member of the AICPA, where she was selected to attend the Leadership Academy, has served as an at-large Council member and also served on the Association Board of Directors. Ms. Nomura is a CPA, not in public practice, and a CGMA. She is a graduate of Creighton University, where she obtained her Bachelor of Science in Business Administration in accounting, and of the University of Hawaii at Manoa, where she earned her Master of Accountancy degree. Ms. Nomura’s consulting, accounting and management skills and knowledge make her an important addition to the New Pono board of directors.

John Maris.    John Maris is expected to serve as an independent director of New Pono. Dr. Maris has served as the Chief Executive Officer of Advanced Aerospace Solutions, LLC (“Advanced Aerospace”), a privately held business that provides consulting services in the aerospace industry, since 2008. At Advanced Aerospace, Dr. Maris has served as the principal flight-test investigator and test pilot for NASA’s Traffic Aware Strategic Aircrew Request (TASAR) technology. Since 1995, Dr. Maris has also served as President and Chief Executive Officer of Marinvent Corporation, a company established to develop procedures and technologies to increase the efficiency and reduce the risk of aeronautical programs, including the Electronic Flight Bag (EFB) technology. Dr. Maris also founded Maris Worden Aerospace in 1986. From 1993 to 1995, Dr. Maris served as the Mobile Servicing System Control Equipment Manager for the International Space Station for the Canadian Space Agency. From 1983 to 1993, Mr. Maris was a project officer and experimental test pilot for the Canadian Department of National Defense. In 1983, Dr. Maris enlisted in the Royal Canadian Air Force and graduated from the United States Air Force Test Pilot Course at Edwards Air Force Base in California in 1989. Dr. Maris subsequently served four years as Project Officer and Experimental Test Pilot at the Aerospace Engineering Test Establishment at Cold Lake, Alberta. In 1995, holding the rank of Major, Dr. Maris retired from the Canadian Forces to devote full-time to Marinvent Corporation. Dr. Maris earned a B.Sc. in Aeronautical Engineering at the Imperial College of Science and Technology at London University in 1979, and subsequently earned a Master of Aeronautical Science degree in 1982 and a Master of

Aviation Management degree in 1983, both with Distinction from Embry-Riddle Aeronautical University (ERAU) at Daytona Beach, Florida. In 2017, John received his Ph.D. from ERAU, earning his doctorate in Aviation Safety and Human Factors. In 2018 he was granted Affiliate Professor status at Concordia University in Montréal. Dr. Maris sits on a number of the Concordia University’s boards and is also on the Centre technologique en aérospatiale board. Dr. Maris’ vast experience in the aerospace industry, both as a pilot and entrepreneur, makes him an important addition to the New Pono board of directors.

John Pinsent.    John Pinsent is expected to serve as an independent director of New Pono. In 2004. Mr. Pinsent founded St. Arnaud Pinsent Steman Chartered Professional Accountants (“SPS”), a chartered professional accounting firm based out of Edmonton, Alberta, Canada. Before founding SPS, Mr. Pinsent worked for ten years at Ernst & Young LLP, earning his Chartered Accountants designation in 1996. From 1986 to 1994, Mr. Pinsent served as the Controller and Vice President Finance of an Alberta based international retail organization. Mr. Pinsent earned his Bachelor of Education and Bachelor of Commerce (AD) degrees at the University of Alberta, has an ICD.D designation from the Institute of Corporate Directors and became an FCPA in 2013. Mr. Pinsent serves as a board member of Enterprise Group, Inc., a Toronto Stock Exchange listed company that provides specialized equipment and services in the build out of infrastructure for energy, pipeline, and construction industries. He also sits on the board of directors of several private companies and supports numerous non-profit and philanthropic initiatives. He has experience serving as board and audit committee chairs and has extensive experience in compliance and corporate governance in the public markets. Mr. Pinsent’s experience providing accounting, audit, tax and business advisory services, along with his public company and board experience, make him an important addition to the New Pono board of directors.

Board of Directors

Pursuant to the BCA, Pono and Horizon agreed to take all necessary action, including causing the directors of the Pono to resign, so that effective as of the Closing, New Pono’s board of directors (the “Post-Closing Board”) will consist of five (5) individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Immediately after the Closing, Pono and Horizon shall take all necessary action to designate and appoint to the Post-Closing Board five (5) persons as follows: three (3) persons designated prior to the Closing by Horizon, at least two (2) of whom is required to qualify as an independent directors under Nasdaq regulations; one (1) person designated prior to the Closing by Pono, who may or may not be independent under Nasdaq regulations; and one (1) person designated prior to the Closing by mutual agreement of Horizon and Pono, who shall be independent under Nasdaq regulations. At or prior to the Closing, Pono will provide each director of Pono with a customary director indemnification agreement, in form and substance reasonably acceptable to such director of Pono. The parties also agreed to take all action necessary, so that the individuals serving as the officers of Pono immediately after Closing will be the same individuals as those of Horizon immediately prior to the Closing. Each director will hold office until the next annual meeting of shareholders at which such director is up for election and where his or her successor is elected and qualified.

Director Independence

Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors and of certain board committees. Following the Business Combination, the Combined Entity’s board of directors will review the composition of the board and committees of the Combined Entity and the independence of each director.

Committees of the Board of Directors

The Combined Entity’s board of directors will have the authority to appoint committees to perform certain management and administration functions. Pono’s current board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the board of directors. Following the Closing, the charters for each of these committees will be available on the Combined Entity’s website.

Audit Committee

The audit committee of the board of directors of the Combined Entity is expected to consist of Trisha Nomura, John Maris and John Pinsent. The Pono Board has determined each proposed member is independent under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act. The chairperson of the audit committee is expected to be Trisha Nomura. Ms. Nomura also qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.

The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

•        selecting a qualified firm to serve as the independent registered public accounting firm to audit the Combined Entity’s financial statements;

•        helping to ensure the independence and performance of the independent registered public accounting firm;

•        discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•        developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•        reviewing policies on risk assessment and risk management;

•        reviewing related party transactions;

•        obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the Combined Entity’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•        approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee of the Combined Entity’s board of directors is expected to consist of John Pinsent, Trisha Nomura, and John Maris. The Pono Board has determined each proposed member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the compensation committee is expected to be John Pinsent. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the compensation committee will include:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to the Combined Entity’s Chief Executive Officer’s compensation, evaluating the Combined Entity’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Combined Entity’s Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of the Combined Entity’s other executive officers;

•        reviewing and recommending to the Combined Entity’s board of directors the compensation of the Combined Entity’s directors;

•        reviewing the Combined Entity’s executive compensation policies and plans;

•        reviewing and approving, or recommending that the Combined Entity’s board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for the Combined Entity’s executive officers and other senior management, as appropriate;

•        administering the Combined Entity’s incentive compensation equity-based incentive plans;

•        selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

•        assisting management in complying with the Combined Entity’s proxy statement and annual report disclosure requirements;

•        if required, producing a report on executive compensation to be included in the Combined Entity’s annual proxy statement;

•        reviewing and establishing general policies relating to compensation and benefits of the Combined Entity’s employees; and

•        reviewing the Combined Entity’s overall compensation philosophy.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of the Combined Entity’s board of directors is expected to consist of John Maris, John Pinsent and Trisha Nomura. The Pono Board has determined each proposed member is independent under Nasdaq listing standards. The chairperson of the nominating and corporate governance committee is expected to be John Maris.

Specific responsibilities of the nominating and corporate governance committee include:

•        identifying, evaluating and selecting, or recommending that the Combined Entity’s board of directors approve, nominees for election to the Combined Entity’s board of directors;

•        evaluating the performance of the Combined Entity’s board of directors and of individual directors;

•        reviewing developments in corporate governance practices;

•        evaluating the adequacy of the Combined Entity’s corporate governance practices and reporting;

•        reviewing management succession plans; and

•        developing and making recommendations to the Combined Entity’s board of directors regarding corporate governance guidelines and matters.

Code of Business Conduct and Ethics

The Combined Entity will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. Following the Closing, the Code of Business Conduct and Ethics will be available on the Combined Entity’s website at www.horizonaircraft.com. Information contained on or accessible through such website is not a part of this proxy statement/prospectus, and the inclusion of the website address in this proxy statement/prospectus is an inactive textual reference only. The Combined Entity intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

Compensation Committee Interlocks and Insider Participation

No member of Combined Entity’s compensation committee has ever been an officer or employee of either company. None of Combined Entity’s expected executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on either company’s compensation committee.

EXECUTIVE AND DIRECTOR COMPENSATION OF HORIZON

Unless the context otherwise requires, any reference in this section of this proxy statement/prospectus to “Horizon,” “we,” “us” or “our” refers to Robinson Aircraft Ltd., doing business as Horizon Aircraft. prior to the consummation of the Business Combination and to the Combined Entity and its consolidated subsidiaries following the Business Combination. As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “emerging growth companies” and “smaller reporting companies” as such terms are defined in the Securities Act and the Exchange Act, and the rules promulgated thereunder.

Summary Compensation Table

The following table presents information regarding the compensation paid by Horizon, to Brandon Robinson, our Chief Executive Officer; Jason O’Neill, our Chief Operating Officer; Stewart Lee, Head of People and Strategy; and Brian Robinson, Chief Engineer, during the fiscal year ended May 31, 2023. We refer to these individuals as our “named executive officers.” No other executive officers received total compensation in excess of $USD100,000.

Name and Position	Year	Salary ($CAD)	Bonus ($)	Stock Awards ($)	Option Awards ($CAD)(1)(2)	Non-Equity Incentive Plan Compensation ($CAD)	Non-qualified Deferred Compensation Earnings ($CAD)	All Other Compensation ($CAD)	Total ($CAD)
Brandon Robinson, Chief Executive Officer	2022	230,000	—	—	82,280	—	—	—	312,280

Jason O’Neill, Chief Operating Officer	2022	180,000	—	—	84,026	—	—	—	264,026

Brian Robinson, Chief Engineer	2022	110,500	—	—	67,221	—	—	—	177,721

Stewart Lee, Head of People & Strategy	2022	16,410	—	—	20,370	—	—	—	36,780

____________

(1)      Options vest and will become exercisable in three equal installments over a 3-year period.

(2)      Option grants valued using a Black-Scholes method with a strike price equal to fair market value at $CAD0.76, vest in three equal installments over a 3-year period, have a risk-free rate of 4.30% and an annualized volatility of 100%.

Narrative to the Summary Compensation Table

2022 Annual Base Salary

We pay our named executive officers a base salary to compensate them for services rendered to our company. The base salary payable to our named executive officers is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Equity Compensation

We have granted stock options to our employees, including our named executive officers, in order to attract and retain them, as well as to align their interests with the interests of our shareholders. In order to provide a long-term incentive, these stock options vest over three years subject to continued service.

In connection with the Business Combination, and subject to approval by New Pono’s shareholders, we will adopt the 2023 Equity Incentive Plan. If approved by New Pono’s shareholders, the 2023 Equity Incentive Plan will be effective as of the date immediately preceding the Closing. For additional information about the 2023 Equity Incentive Plan, see the section titled “The Incentive Plan Proposal” section of this proxy statement/prospectus and a complete copy of the 2023 Equity Incentive Plan is attached hereto as Annex C.

Other Elements of Compensation

Retirement Savings and Health Spending Account and Group Benefits

All of our full-time employees, including our named executive officers, are eligible to participate in our pension and health plans. The health spending account program will reimburse costs that include medical, dental and vision benefits A group benefits plan to provide for short-term and long-term disability insurance; life and AD&D insurance will be offered to all full-time employees.

Perquisites and Other Personal Benefits

We determine perquisites on a case-by-case basis and will provide a perquisite to a named executive officer when we believe it is necessary to attract or retain the named executive officer. We did not provide any perquisites or personal benefits to our named executive officers not otherwise made available to our other employees in 2022.

Executive Compensation Arrangements

Employment and Offer Letter Agreements

We previously entered into employment offer letter agreements with Mr. Robinson and Mr. O’Neill that sets forth the terms and conditions of their employment, including initial base salary as well as other compensation elements (holidays, ESOP, etc.). We have not entered into an offer letter or employment agreement with Mr. Lee as he currently operates as a consultant.

Director Compensation

We have not historically maintained a formal non-employee director compensation program but have made stock and option grants to non-employee directors when determined appropriate. Additionally, we provide reimbursement to our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and its committees. We intend to approve and implement a compensation program for our non-employee directors, to be effective in connection with the consummation of the Business Combination.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Pono

On May 17, 2022, the Sponsor acquired 2,875,000 founder shares, and on December 22, 2022, the Sponsor acquired an additional 2,060,622 founder shares for an aggregate purchase price of $25,000, or approximately $0.005 per share. Such Class B ordinary shares includes an aggregate of up to 643,777 shares that were subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own at least 30% of Pono’s issued and outstanding shares after the initial public offering (assuming the initial shareholders did not purchase any Public Shares in the Offering and excluding the Placement Units and underlying securities). The underwriters exercised the over-allotment option in full so those shares are no longer subject to forfeiture.

The initial shareholders have agreed not to transfer, assign or sell any of the Class B ordinary shares (except to certain permitted transferees) until, with respect to any of the Class B ordinary shares, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of Pono’s ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining any of the Class B ordinary shares, upon six months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, Pono consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of Pono’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

On April 25, 2022, the Sponsor committed to loan Pono an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and was payable on the earlier of March 31, 2023 or the completion of the Initial Public Offering. As of December 31, 2022, there was $300,000 in borrowings outstanding under the Note. Upon Initial Public Offering, the Company had repaid the full amount of $300,000 under the Note.

In order to finance transaction costs in connection with a Business Combination, the Sponsor may provide Pono with a loan to Pono up to $1,500,000 as may be required to cover working capital needs (“Working Capital Loans”). Such Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such loans may be converted upon consummation of a Business Combination into additional Placement Units at a price of $10.00 per Unit. In the event that a Business Combination does not close, Pono may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of September 30, 2023, there was $175,000 outstanding under any Working Capital Loans.

If the Company anticipates that it may not be able to consummate the initial Business Combination within 12 months of the closing of the Initial Public Offering, Pono may, by resolution of the board if requested by the Sponsor, extend the period of time to consummate a Business Combination up to six times, each by an additional one month (for a total of up to 18 months to complete a Business Combination), subject to the Sponsor depositing additional funds into the trust account as set out below. Pursuant to the terms of Pono’s Charter and the trust agreement entered into between Pono and Continental Stock Transfer & Trust Company, in order for the time available for Pono to consummate the initial Business Combination to be extended, the Sponsor or its affiliates or designees, must deposit into the Trust Account $379,500 with the underwriters’ over-allotment option exercised in full ($0.033 per unit in either case), on or prior to the date of the applicable deadline, for each of the available six month extensions, providing a total possible Business Combination period of 18 months at a total payment value of $2,277,000 with the underwriters’ over-allotment option exercised in full ($0.033 per unit). Any such payments would be made in the form of a loan. Any such loans will be non-interest bearing and payable upon the consummation of a Business Combination out of the proceeds of the trust account released to it.

Horizon

During the year ended May 31, 2022, Horizon’s sole shareholder at the time, Astro Aerospace Ltd (“Astro”), a public company, advanced cash to Horizon to fund its working capital requirements. As at May 31, 2022, the outstanding balance for the loans from shareholder was $1,979,332. On June 24th, 2022, the advances from shareholder were fully settled by issuance of 2,196,465 class A common shares of Horizon to Astro.

On May 28, 2021, Astro acquired all the outstanding common shares of Horizon, in exchange for 5,000,000 common shares of Astro (the “Astro Acquisition”) to the original shareholders of Horizon (the “Horizon shareholders”). Pursuant to the Astro Acquisition, Astro became the sole shareholder of Horizon. On June 24th, 2022, the Horizon shareholders acquired 100% of the outstanding common shares of Horizon back from Astro, in exchange for the transfer the 5,000,000 common shares of Astro back to Astro. Pursuant to his transaction, Horizon issued 2,196,465 Voting A Common Shares to Astro representing 30% of the issued and outstanding capitalization of Horizon to settle the advances from shareholder at amount of $1,979,332.

During the year ended May 31, 2022, Horizon’s directors advanced cash to Horizon in the aggregate amount of $CAD5,500. The cash advances were unsecured, non-interest bearing and fully repaid at May 31, 2023.

E. Brian Robinson loaned Horizon $50,000 pursuant to a one-year convertible promissory note with 10% simple interest due on October 23, 2023 as part of a larger issuance of convertible notes. As of August 15, 2023, the estimated accrued but unpaid interest was $4,097.22.

Robert Blair Robinson is the brother of E. Brian Robinson. He is a part time employee of Horizon and received cash compensation of $CAD39,862 in the 2022 calendar year and a grant of 8,240 stock options.

Voting Agreement

Simultaneously with the execution of the Business Combination Agreement, the majority shareholder of Horizon entered into a voting agreement with Pono and Horizon. For more information, please see “The Business Combination Proposal — General Description of the BCA — Horizon Voting Agreement” of this proxy statement/prospectus.

Lock-Up Agreements

Certain significant shareholders of Horizon have entered into lock-up agreements (the “Lock-up Agreements”) providing for a lock-up period commencing at the Closing of the Business Combination and ending on the earlier of (x) six months from the Closing, (y) the date Pono consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Pono’s shareholders having the right to exchange their Pono ordinary shares for cash, securities or other property and (z) the date on which the closing sale price of Pono ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Closing. For more information, please see “The Business Combination Proposal — General Description of the BCA — Horizon Lock-Up Agreements” of this proxy statement/prospectus.

APPRAISAL RIGHTS

Pono’s shareholders do not have appraisal rights in connection with the Business Combination under Cayman Islands law.

LEGAL MATTERS

Certain legal matters relating to the validity of the common stock and warrants to be issued hereunder will be passed upon for Nelson Mullins Riley & Scarborough LLP, Washington, D.C.

EXPERTS

The financial statements of Pono as of December 31, 2022 and for the period from March 11, 2022 (inception) through December 31, 2022, included in this registration statement, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report included herein, which report includes an explanatory paragraph about the Company’s ability to continue as a going concern. Such financial statements have been so included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Horizon as of May 31, 2023 and 2022 and for the years ended May 31, 2023 and 2022 included in this proxy statement/prospectus have been audited by Fruci, an independent registered public accounting firm, as stated in their report thereon which report expresses an unqualified opinion, and included in this proxy statement/prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for Pono’s securities is Continental Stock Transfer & Trust Company.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, Pono and servicers that it employs to deliver communications to Pono’s shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of this proxy statement/prospectus. Upon written or oral request, Pono will deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of this proxy statement/prospectus may likewise request that Pono deliver single copies of Pono’s proxy statement in the future. Shareholders may notify Pono of their requests by calling or writing Pono at its principal executive offices at 643 Ilalo St., #102, Honolulu, Hawaii 96813, (808) 892-6611. Following the Business Combination, communications should be sent to 3187 Highway 35, Lindsay, Ontario K9V 4R1 Canada.

SUBMISSION OF SHAREHOLDER PROPOSALS

The Pono Board is aware of no other matter that may be brought before the Pono Shareholders Meeting. However, if any matter other than the Shareholder Proposals, or related matters should properly come before such meetings, the persons named in the enclosed proxy will vote proxies in accordance with their judgment on those matters.

Under the laws of the Cayman Islands, only business stated in the notice of an extraordinary general meeting may be transacted at such meeting.

FUTURE SHAREHOLDER PROPOSALS

If the Business Combination is completed, you will be entitled to attend and participate in New Pono’s annual meetings of shareholders. If New Pono holds a 2024 annual meeting of shareholders, it will provide notice of or otherwise publicly disclose the date on which the 2024 annual meeting will be held. If the 2024 annual meeting of shareholders is held, shareholder proposals will be eligible for consideration by the New Pono Board for inclusion in the proxy statement for the 2024 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act.

SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with Pono Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Davin Kazama, Chief Executive Officer, Pono Capital Three, Inc., 643 Ilalo St., #102, Honolulu, Hawaii 96813. Following the Business Combination, such communications should be sent to E. Brandon Robinson, Chief Executive Officer, New Horizon Aircraft Ltd., 3187 Highway 35, Lindsay, Ontario K9V 4R1 Canada. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

WHERE YOU CAN FIND MORE INFORMATION

Pono has filed a registration statement on Form S-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.

Pono files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access Pono’s filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, which includes exhibits incorporated by reference from other filings made with the SEC.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the Pono Shareholders Meeting, you should contact Pono by telephone or in writing at the following address and telephone number:

Davin Kazama
Chief Executive Officer
643 Ilalo St., #102
Honolulu, Hawaii 96813
(808) 892-6611

You may also obtain these documents by requesting them in writing or by telephone from Pono’s proxy solicitor at the following address and telephone number:

Advantage Proxy, Inc.
P.O. Box 10904
Yakima, WA 98909
(877) 870-8565
Email: ksmith@advantageproxy.com

If you are a shareholder of Pono and would like to request documents, please do so by            , 2023, in order to receive them before the Pono Shareholders Meeting. If you request any documents from Pono, Pono will mail them to you by first class mail, or another equally prompt means.

All information contained or incorporated by reference in this proxy statement/prospectus relating to Pono has been supplied by Pono, and all such information relating to Horizon has been supplied by Horizon. Information provided by either Pono or Horizon does not constitute any representation, estimate or projection of any other party. Horizon’s website is https://horizonaircraft.com The information on this website is neither incorporated by reference into this proxy statement/prospectus, or into any other filings with, or into any other information furnished or submitted to, the SEC.

This document is a proxy statement of Pono for the Pono Shareholders Meeting and constitutes a prospectus of Pono under the Securities Act with respect to the shares of common stock of Pono to be issued to Horizon’s shareholders under the BCA. Pono has not authorized anyone to give any information or make any representation about the Business Combination, Pono or Horizon that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus, unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

Page(s)
Audited Financial Statements of Pono Capital Three, Inc.
Report of Independent Registered Public Accounting Firm (PCAOB ID: 688)	F-2
Financial Statements:
Balance Sheet as of December 31, 2022	F-3
Statement of Operations for the period from March 11, 2022 (inception) through December 31, 2022	F-4
Statement of Changes in Shareholders’ Equity for the period from March 11, 2022 (inception) through December 31, 2022	F-5
Statement of Cash Flows for the period from March 11, 2022 (inception) through December 31, 2022	F-6
Notes to the Financial Statements	F-7 – F-17

Unaudited Financial Statements of Pono Capital Three, Inc.
Condensed Balance Sheets as of September 30, 2023 (Unaudited) and December 31, 2022	F-18

Unaudited Condensed Statements of Operations for the three and nine months ended September 30, 2023, for the three months ended September 30, 2022, and for the period from March 11, 2022 (inception) through September 30, 2022

F-19

Unaudited Condensed Statements of Changes in Shareholder’s Equity (Deficit) for the three and nine months ended September 30, 2023, for the three months ended September 30, 2022, and for the period from March 11, 2022 (inception) through September 30, 2022

F-20
Unaudited Condensed Statements of Cash Flows for the nine months ended September 30, 2023 and for the period from March 11, 2022 (inception) through September 30, 2022	F-21
Notes to Unaudited Condensed Financial Statements	F-22 – F-39

Audited Financial Statements of Robinson Aircraft ULC
Report of Independent Registered Public Accounting Firm	F-40
Balance Sheets as at May 31, 2023 and May 31, 2022	F-41
Statements of Operations for the years ended May 31, 2023 and May 31, 2022	F-42
Statements of Stockholder’s Equity	F-43
Statements of Cash Flows for the years ended May 31, 2023 and May 31, 2022	F-44
Notes to Financial Statements	F-45

Unaudited Condensed Interim Financial Statements of Robinson Aircraft Ltd.
Condensed Balance Sheets as of August 31, 2023 (Unaudited) and May 31, 2023	F-58
Unaudited Condensed Statements of Operations for the three months ended August 31, 2023 and 2022	F-59
Unaudited Condensed Statements of Stockholder’s Equity for the three months ended August 31, 2023 and 2022	F-60
Unaudited Condensed Statements of Cash Flows for the three months ended August 31, 2023 and 2022	F-61
Notes to Unaudited Condensed Financial Statements	F-62

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
Pono Capital Three, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Pono Capital Three, Inc. (the “Company”) as of December 31, 2022, the related statements of operations, shareholders’ equity and cash flows for the period from March 11, 2022 (inception) through December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the period from March 11, 2022 (inception) through December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, if the Company is unable to complete a business combination by February 14, 2024, then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP
Marcum LLP

We have served as the Company’s auditor since 2022.
PCAOB ID Number: 688
Boston, MA
March 29, 2023

PONO CAPITAL THREE, INC.
BALANCE SHEET
DECEMBER 31, 2022

Assets:
Current assets:
Cash	$88,277
Prepaid expenses	1,372
Total current assets	89,649
Deferred offering costs	368,802
Total Assets	$458,451

Liabilities and Shareholders’ Equity:
Current liabilities:
Accrued offering costs	$142,138
Promissory note – related party	300,000
Total Liabilities	442,138

Commitments and Contingencies (Note 6)

Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 100,000,000 shares authorized; no shares issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 4,935,622 issued and outstanding(1)	494
Additional paid-in capital	24,712
Subscription receivable	(206)
Accumulated deficit	(8,687)
Total shareholders’ equity	16,313
Total Liabilities and Shareholders’ Equity	$458,451

____________

(1)      Includes up to 643,777 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5). The underwriters exercised their over-allotment option in full on February 14, 2023; thus, no ordinary shares remain subject to forfeiture as of February 14, 2023 (see Note 6).

The accompanying notes are an integral part of these financial statements.

PONO CAPITAL THREE, INC.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MARCH 11, 2022 (INCEPTION) THROUGH DECEMBER 31, 2022

Formation costs and operating costs	$8,687
Net loss	$(8,687)

Weighted average shares outstanding, basic and diluted(1)	2,850,155
Basic and diluted net loss per ordinary share	$(0.00)

____________

(1)      Excludes up to 643,777 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5). The underwriters exercised their over-allotment option in full on February 14, 2023; thus, no ordinary shares remain subject to forfeiture as of February 14, 2023 (see Note 6).

The accompanying notes are an integral part of these financial statements.

PONO CAPITAL THREE, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE PERIOD FROM MARCH 11, 2022 (INCEPTION) THROUGH DECEMBER 31, 2022

	Class B Ordinary Shares		Additional Paid-in Capital	Subscription Receivable	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance at March 11, 2022 (inception)	—	$—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor(1)	4,935,622	494	24,712	(206)	—	25,000
Net loss	—	—	—	—	(8,687)	(8,687)
Balance at December 31, 2022	4,935,622	$494	$24,712	$(206)	$(8,687)	$16,313

____________

(1)      Includes up to 643,777 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5). The underwriters exercised their over-allotment option in full on February 14, 2023; thus, no ordinary shares remain subject to forfeiture as of February 14, 2023 (see Note 6).

The accompanying notes are an integral part of these financial statements.

PONO CAPITAL THREE, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MARCH 11, 2022 (INCEPTION) THROUGH DECEMBER 31, 2022

Cash Flows from Operating Activities:
Net loss	$(8,687)
Changes in operating assets and liabilities:
Prepaid expenses	(1,372)
Net cash used in operating activities	(10,059)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B ordinary shares to Sponsor	25,000
Proceeds from promissory note – related party	300,000
Advance from Sponsor for payment of formation costs	412
Repayment to Sponsor for payment of formation costs	(412)
Payment of offering costs	(226,664)
Net cash provided by financing activities	98,336

Net Change in Cash	88,277
Cash – Beginning of period	—
Cash – End of period	$88,277

Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$142,138
Issuance of Class B ordinary shares to Sponsor for subscription receivable	$206

The accompanying notes are an integral part of these financial statements.

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Pono Capital Three, Inc. (the “Company”) is a blank check company incorporated in Delaware on March 11, 2022. On October 14, 2022, the Company redomiciled in the Cayman Islands. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from March 11, 2022 (inception) through December 31, 2022 relates to the Company’s formation and initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on February 9, 2023. On February 14, 2023, the Company consummated the Initial Public Offering of 11,500,000 units, (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), including 1,500,000 Units issued pursuant to the exercise of the underwriter’s over-allotment option in full, generating gross proceeds of $115,000,000, which is discussed in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 565,375 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to Mehana Capital LLC (the “Sponsor”), including 54,000 Placement Units issued pursuant to the exercise of the underwriter’s over-allotment option in full, generating gross proceeds of $5,653,750, which is described in Note 4.

Following the closing of the Initial Public Offering on February 14, 2023, an amount of $117,875,000 ($10.25 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account (the “Trust Account”), and will be invested only in U.S. government treasury obligations with maturities of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

Transaction costs related to the issuances described above amounted to $5,610,317, consisting of $1,265,000 of cash underwriting fees, $3,450,000 of deferred underwriting fees and $895,317 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company will provide its holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.25 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. With the completion of the Initial Public Offering, the Public Shares subject to redemption are recorded at redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”) provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor has agreed (a) to vote its Class B ordinary shares, the ordinary shares included in the Placement Units and the Public Shares purchased in the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Class B ordinary shares) and Placement Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the Class B ordinary shares and Placement Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased in the Initial Public Offering if the Company fails to complete its Business Combination.

The Company will have until 12 months (or up to 18 months from the closing of the Initial Public Offering at the election of the Company pursuant to six one month extensions subject to satisfaction of certain conditions, including the deposit of up to $379,500 ($0.033 per unit) for each such one month extension, into the Trust Account, or as extended by the Company’s shareholder in accordance with the Amended and Restated Memorandum and Articles of Association) from the closing of the Initial Public Offering to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholder (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.25 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern and Liquidity

Prior to the completion of the Initial Public Offering, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. The Company has since completed its Initial Public Offering at which time capital in excess of the funds deposited in the Trust Account and/or used in fund offering expenses was released to the Company for general working capital purposes. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor may provide us up to $1,500,000 under Working Capital Loans (see Note 5.)

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred and expects to continue to incur significant costs in pursuit of the Company’s financing and acquisition plans. Management plans to address this uncertainty with the successful closing of the Business Combination. The Company will have until February 14, 2024 (or up to August 14, 2024, as applicable) to consummate a Business Combination. If a Business Combination is not consummated by February 14, 2024, less than one year after the date these financial statements are issued, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after February 14, 2024. The Company intends to complete the initial Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any Business Combination by February 14, 2024.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

Additionally, as a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. Further, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2022.

Offering Costs associated with the Initial Public Offering

Upon closing of the Initial Public Offering, the Company complied with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A - Expenses of Offering. Offering costs consisted principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity were recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities were expensed immediately. As of the Initial Public Offering, the Company incurred offering costs amounting to $5,610,317, consisting of $1,265,000 of cash underwriting fees, $3,450,000 of deferred underwriting fees and $895,317 of other offering costs. As such, the Company recorded $5,404,094 of offering costs as a reduction of temporary equity and $206,223 of offering costs as a reduction of permanent equity.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. Consequently, income taxes are not reflected in the Company’s financial statements.

Class A Ordinary Shares Subject To Possible Redemption

All of the Class A ordinary shares sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Amended and Restated Articles of Association. In accordance with ASC 480, conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its Public Shares in an amount that would cause its net tangible assets (shareholders’ equity) to be less than $5,000,001. However, the threshold in its charter would not change the nature of the underlying shares as redeemable and thus Public Shares would be required to be disclosed outside of permanent equity. Subsequent to year end, the Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value ($10.25 per share) at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional paid-in capital, in accumulated deficit.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding for the period. The calculation of diluted loss per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and Placement Warrants (as defined in Note 4) since the exercise of the warrants are contingent upon the occurrence of future events.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, Fair Value Measurement, approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging (“ASC 815”). For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For derivative instruments that are classified as equity, the derivative instruments are initially measured at fair value (or allocated value), and subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

The Public Warrants and Private Placement Warrants are not precluded from equity classification, and are accounted for as such on the date of issuance, and will be on each balance sheet date thereafter. As the warrants are equity classified, they are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the warrants continue to be classified as equity.

Recent Accounting Standards

In August 2020, FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted for fiscal years beginning after December 15, 2020. The Company adopted ASU 2020-06 effective March 11, 2022 (inception). The adoption of ASU 2020-06 did not have a material impact on the financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

The registration statement for the Company’s Initial Public Offering was declared effective on February 9, 2023. On February 14, 2023, the Company consummated the Initial Public Offering of 11,500,000 Units, including 1,500,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $115,000,000. Each Unit consisted of one Class A ordinary share and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 565,375 Placement Units at a price of $10.00 per Placement Units, in a private placement to the Sponsor, including 54,000 Placement Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $5,653,750. Each Placement Unit consists of one Class A ordinary share (“Placement Share”) and one warrant (“Placement Warrant”). The proceeds from the sale of the Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Units will expire worthless.

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On May 17, 2022, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for the issuance of 2,875,000 Class B ordinary shares (the “Founder Shares”). On December 22, 2022, the Sponsor subscribed for additional Founder Shares resulting in the issuance of 2,060,622 Class B ordinary shares to the Sponsor for consideration of $206, which remains outstanding as of the date of these financial statements. The Founder Shares included an aggregate of up to 643,777 Class B ordinary shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will own, on an as-converted basis, 30% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters exercised the over-allotment option in full, so those shares are no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell any of the Class B ordinary shares (except to certain permitted transferees as disclosed herein) until, with respect to any of the Class B ordinary shares, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining any of the Class B ordinary shares, upon six months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Promissory Note — Related Party

On April 25, 2022, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). This loan is non-interest bearing and payable on the earlier of (i) March 31, 2023 or (ii) the date on which Company consummates the Initial Public Offering. Prior to the Initial Public Offering, the Company had borrowed $300,000 under the Promissory Note. As of December 31, 2022, the outstanding balance under the Promissory Note was $300,000 (see Note 8).

Administrative Support Agreement

The Company’s Sponsor has agreed, commencing from the date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay to Mehana Capital LLC, the Sponsor, $10,000 per month for these services during the 12-month period to complete a Business Combination.

Related Party Loans

In order to finance transaction costs in connection with the initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes the initial Business Combination, the Company will repay such loaned amounts. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, including the repayment of loans from the Sponsor to pay for any amount deposited to pay for any extension of the time to complete the initial Business Combination, but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into Units, at a price of $10.00 per Unit at the option of the lender, upon consummation of the initial Business Combination. The Units would be identical to the Placement Units. The terms of such loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration and Shareholder Rights Agreement

The holders of the Founder Shares and Placement Units (including securities contained therein) and Units (including securities contained therein) that may be issued upon conversion of working capital loans and extension loans, and any Class A ordinary shares issuable upon the exercise of the Placement Warrants and any Class A ordinary shares and warrants (and underlying Class A ordinary shares) that may be issued upon conversion of the Units issued as part of the working capital loans and extension loans and Class A ordinary shares issuable upon conversion of the Founder Shares, will be entitled to registration rights pursuant to a registration rights agreement signed prior on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Class A ordinary shares). The holders of these securities are entitled to make up to two demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

Underwriting Agreement

Simultaneously with the Initial Public Offering, the underwriters fully exercised the over-allotment option to purchase an additional 1,500,000 Units at an offering price of $10.00 per Unit for an aggregate purchase price of $15,000,000.

The underwriters were paid a cash underwriting discount of $0.11 per Unit, or $1,265,000 in the aggregate, upon the closing of the Initial Public Offering. In addition, $0.30 per unit, or $3,450,000 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Representative Shares

Upon closing of the Initial Public Offering, the Company issued 103,500 Class A ordinary shares to the underwriters. The underwriters have agreed not to transfer, assign or sell the Representative Shares until the completion of the initial Business Combination. In addition, the underwriters have agreed (i) to waive its redemption rights with respect to the Representative Shares in connection with the completion of the initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to the Representative Shares if the Company fails to complete its initial Business Combination within 12 months (or up to 18 months if the Company extends such period) from the closing of the Initial Public Offering.

The Representative Shares are subject to a lock-up for a period of 180 days immediately following the commencement of sales of the registration statement pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the commencement of sales of the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners, registered persons or affiliates or as otherwise permitted under Rule 5110(e)(2).

Subsequent to the Initial Public Offering, the initial measurement of the fair value of the Representative Shares was determined using the market approach to value the subject interest. Based on the indication of fair value using the market approach, the Company determined the fair value of the Representative Shares to be $1.28 per share or $132,480 (for the 103,500 Representative Shares issued) as of the date of the Initial Public Offering (which is also the grant date). As a result, $132,480 was recorded as an offering cost with a corresponding entry to permanent shareholders’ equity.

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Right of First Refusal

For a period beginning on the closing of the Initial Public Offering and ending 12 months from the closing of a Business Combination, the Company has granted EF Hutton a right of first refusal to act as lead-left book running manager and lead left manager for any and all future private or public equity, convertible and debt offerings during such period. In accordance with FINRA Rule 5110(g)(3)(A)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which the company’s prospectus forms a part.

NOTE 7. SHAREHOLDERS’ EQUITY

Preference shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2022, there were no preference shares issued or outstanding.

Class A ordinary shares — The Company is authorized to issue 100,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2022, there were no Class A ordinary shares issued or outstanding.

Class B ordinary shares — The Company is authorized to issue 10,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. As of December 31, 2022, there were 4,935,622 Class B Ordinary Shares issued and outstanding. Of the 4,935,622 Class B ordinary shares outstanding, up to 643,777 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the initial shareholders will collectively own 30% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On February 14, 2023, the underwriters exercised the over-allotment option in full, so those shares are no longer subject to forfeiture.

Warrants — As of December 31, 2022, no warrants are currently outstanding. Each whole Public Warrant entitles the registered holder to purchase one Class A ordinary shares at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the initial Business Combination. Pursuant to the warrant agreement, a warrant holder may exercise its Public Warrants only for a whole number of Class A ordinary shares. No fractional Public Warrants will be issued upon separation of the units and only whole Public Warrants will trade. The Public Warrants will expire five years after the completion of the initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those Class A ordinary shares until the Public Warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants is not effective by the 60th business day after the closing of the initial Business Combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis.

Once the Public Warrants become exercisable, the Company may call the Public Warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant,

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 7. SHAREHOLDERS’ EQUITY (cont.)

•        upon not less than 30 days’ prior written notice of redemption given after the Public Warrants become exercisable (the “30-day redemption period”) to each Public Warrant holder; and

•        if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for hare sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Public Warrants become exercisable and ending three business days before the Company sends the notice of redemption to the Public Warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise the redemption right if the issuance of Class A ordinary shares upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at a Newly Issued Price of less than $9.20 per Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the market value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Placement Warrants are identical to the Public Warrants except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by the Company, (ii) they (including the Class A ordinary shares issuable upon exercise of these Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the initial Business Combination, (iii) they may be exercised by the holders on a cashless basis and (iv) the holders thereof (including with respect to Class A ordinary shares issuable upon exercise of such Placement Warrants) are entitled to registration rights.

The Company accounts for the 12,065,375 warrants issued in connection with the Initial Public Offering (including 11,500,000 Public Warrants and 565,375 Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that the warrants described above are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statement was issued. Based upon this review, other than as previously disclosed and described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On February 14, 2023, the Company consummated the Initial Public Offering (see Note 3.)

On February 15, 2023, the outstanding balance under the Promissory Note of $300,000 was repaid.

PONO CAPITAL THREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets:
Current assets:
Cash	$68,282	$88,277
Prepaid expenses	154,362	1,372
Total current assets	222,644	89,649
Deferred offering costs	—	368,802
Marketable Securities held in Trust Account	121,479,815	—
Total Assets	$121,702,459	$458,451

Liabilities and Shareholders’ Equity (Deficit):
Current liabilities:
Accounts payable	$354,495	$—
Accrued expenses	59,270	—
Accrued expenses – related party	10,000	—
Accrued offering costs	70,000	142,138
Promissory note – related party	—	300,000
Income tax payable	757,011	—
Total current liabilities	1,250,776	442,138
Deferred underwriting fee payable	3,450,000	—
Forward Purchase Agreement	8,890,000	—
Total Liabilities	13,590,776	442,138

Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption, $0.0001 par value, 11,500,000 and 0 shares at redemption value of $10.49 and $0 per share as of September 30, 2023 and December 31, 2022, respectively	120,622,804	—

Shareholders’ Equity (Deficit):
Preference shares, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 100,000,000 shares authorized; 668,875 shares issued and outstanding and 0 shares issued and outstanding (excluding 11,500,000 and 0 shares subject to possible redemption) as of September 30, 2023 and December 31, 2022, respectively	67	—
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 4,935,622 issued and outstanding	494	494
Additional paid-in capital	—	24,712
Subscription receivable	—	(206)
Accumulated deficit	(12,511,682)	(8,687)
Total Shareholders’ Equity (Deficit)	(12,511,121)	16,313
Total Liabilities and Shareholders’ Equity (Deficit)	$121,702,459	$458,451

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PONO CAPITAL THREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	For the Period From March 11, 2022 (inception) Through September 30, 2022
Operating and formation costs	$612,468	$1,420	$1,038,554	$2,847
Loss from operations	(612,468)	(1,420)	(1,038,554)	(2,847)

Other income (expenses)
Interest income on investments held in Trust Account	1,562,141	—	3,604,815	—
Change in fair value of Forward Purchase Agreement	(80,000)	—	(80,000)	—
Total other income (expense)	1,482,141	—	3,524,815	—

Income (loss) before income taxes	869,673	(1,420)	2,486,261	(2,847)
Income tax expense	(757,011)	—	(757,011)	—
Net Income (loss)	$112,662	$(1,420)	$1,729,250	$(2,847)

Basic and diluted weighted average shares outstanding, Class A ordinary shares	12,168,875	—	10,163,016	—
Basic and diluted net income (loss) per share, Class A ordinary shares	$0.01	$—	$0.12	$—
Basic and diluted weighted average shares outstanding, Class B ordinary shares	4,935,622	2,875,000	4,935,622	1,432,234
Basic and diluted net income (loss) per share, Class B ordinary shares	$0.01	$—	$0.12	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PONO CAPITAL THREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(UNAUDITED)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Subscription Receivable	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance at January 1, 2023	—	$—	4,935,622	$494	$24,712	$(206)	$(8,687)	$16,313
Issuance of Placement Units	565,375	57	—	—	5,653,693	—	—	5,653,750
Issuance of Representative Shares	103,500	10	—	—	132,470	—	—	132,480
Proceeds allocated to Public Warrants	—	—	—	—	3,392,500	—	—	3,392,500
Allocation of Issuance Costs	—	—	—	—	(206,223)	—	—	(206,223)
Accretion Redemption Value of Class A Ordinary Shares	—	—	—	—	(8,997,152)	—	(3,204,124)	(12,201,276)
Net Income	—	—	—	—	—	—	499,414	499,414
Balance at March 31, 2023	668,875	67	4,935,622	494	—	(206)	(2,713,397)	(2,713,042)
Cash received for stock subscription receivable	—	—	—	—	—	206	—	206
Accretion Redemption Value of Class A Ordinary Shares	—	—	—	—	—	—	(1,412,991)	(1,412,991)
Net Income	—	—	—	—	—	—	1,117,174	1,117,174
Balance at June 30, 2023	668,875	67	4,935,622	494	—	—	(3,009,214)	(3,008,653)
Forward Purchase Agreement	—	—	—	—	—	—	(8,810,000)	(8,810,000)
Accretion Redemption Value of Class A Ordinary Shares	—	—	—	—	—	—	(805,130)	(805,130)
Net Income	—	—	—	—	—	—	112,662	112,662
Balance at September 30, 2023	668,875	$67	4,935,622	$494	$—	$—	$(12,511,682)	$(12,511,121)

FOR THE PERIOD FROM MARCH 11, 2022 (INCEPTION) THROUGH SEPTEMBER 30, 2022

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Subscription Receivable	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance at March 11, 2022 (inception)	—	$—	—	$—	$—	$—	$—	$—
Net loss	—	—	—	—	—	—	(338)	(338)
Balance at March 31, 2022	—	—	—	—	—	—	(338)	(338)
Issuance of Class B ordinary shares to Sponsor	—	—	2,875,000	288	24,712	—	—	25,000
Net loss	—	—	—	—	—	—	(1,089)	(1,089)
Balance at June 30, 2022	—	—	2,875,000	288	24,712	—	(1,427)	23,573
Net loss	—	—	—	—	—	—	(1,420)	(1,420)
Balance at September 30, 2022	—	$—	2,875,000	$288	$24,712	$—	$(2,847)	$22,153

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PONO CAPITAL THREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30, 2023	For the Period From March 11, 2022 (inception) Through September 30, 2022
Cash Flows from Operating Activities:
Net income (loss)	$1,729,250	$(2,847)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest income on investments held in Trust Account	(3,604,815)	—
Change in fair value of Forward Purchase Agreement	80,000	—
Changes in operating assets and liabilities:
Prepaid expenses	(152,989)	(2,882)
Accounts payable	354,495	—
Accrued expenses	59,270	—
Accrued expenses – related party	10,000	—
Income tax payable	757,011	—
Net cash used in operating activities	(767,778)	(5,729)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(117,875,000)	—
Net cash used in investing activities	(117,875,000)	—

Cash Flows from Financing Activities:
Proceeds from issuance of Class B ordinary shares to Sponsor	—	25,000
Proceeds from promissory note – related party	—	300,000
Advance from Sponsor for payment of formation costs	—	412
Repayment to Sponsor for payment of formation costs	—	(412)
Proceeds from sale of Placement Units	5,653,750	—
Proceeds from sale of Units, net of underwriting discount paid	113,735,000	—
Proceeds from stock subscriptions received	206	—
Repayment of Promissory note – related party	(300,000)	—
Payment of offering costs	(466,173)	(112,351)
Net cash provided by financing activities	118,622,783	212,649

Net Change in Cash	(19,995)	206,920
Cash – Beginning of period	88,277	—
Cash – End of period	$68,282	$206,920

Non-cash investing and financing activities:
Initial measurement of forward purchase options liabilities	$8,810,000	$—
Accretion of Class A ordinary shares subject to redemption value	$14,419,398	$—
Valuation of Representative Shares	$132,480	$—
Offering costs included in Accrued offering costs	$70,000	$92,094
Deferred underwriting fee payable	$3,450,000	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Pono Capital Three, Inc. (the “Company”) is a blank check company incorporated in Delaware on March 11, 2022. On October 14, 2022, the Company redomiciled in the Cayman Islands. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2023, the Company had not commenced any operations. All activity from inception through September 30, 2023 relates to the Company’s formation and initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on February 9, 2023. On February 14, 2023, the Company consummated the Initial Public Offering of 11,500,000 units, (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), including 1,500,000 Units issued pursuant to the exercise of the underwriter’s over-allotment option in full, generating gross proceeds of $115,000,000, which is discussed in Note 3. Each Unit consisted of one Class A ordinary share and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 565,375 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to Mehana Capital LLC (the “Sponsor”), including 54,000 Placement Units issued pursuant to the exercise of the underwriter’s over-allotment option in full, generating gross proceeds of $5,653,750, which is described in Note 4.

Following the closing of the Initial Public Offering on February 14, 2023, an amount of $117,875,000 ($10.25 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account (the “Trust Account”), and will be invested only in U.S. government treasury obligations with maturities of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

Transaction costs related to the issuances described above amounted to $5,610,317, consisting of $1,265,000 of cash underwriting fees, $3,450,000 of deferred underwriting fees and $895,317 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

The Company will provide its holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.25 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. With the completion of the Initial Public Offering, the Public Shares subject to redemption are recorded at redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”) provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor has agreed (a) to vote its Class B ordinary shares, the ordinary shares included in the Placement Units and the Public Shares purchased in the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Class B ordinary shares) and Placement Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the Class B ordinary shares and Placement Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased in the Initial Public Offering if the Company fails to complete its Business Combination.

The Company will have until 12 months (or up to 18 months from the closing of the Initial Public Offering at the election of the Company pursuant to six one month extensions subject to satisfaction of certain conditions, including the deposit of up to $379,500 ($0.033 per unit) for such one month extension, into the Trust Account, or as extended by the Company’s shareholder in accordance with the Amended and Restated Memorandum and Articles of Association) from the closing of the Initial Public Offering to consummate a Business Combination (the

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

“Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholder (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.25 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern and Liquidity

As of September 30, 2023 and December 31, 2022, the Company had $68,282 and $88,277 in cash, respectively, and a working capital deficit of $271,121 and $352,489, respectively. Prior to the completion of the Initial Public Offering, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the unaudited condensed consolidated financial statements. The Company has since completed its Initial Public Offering at which time capital in excess of the funds deposited in the Trust Account and/or used in fund offering expenses was released to the Company for general working capital purposes. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor may provide us up to $1,500,000 under Working Capital Loans (see Note 5.)

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred and expects to continue to incur significant costs in pursuit of the Company’s financing and acquisition plans. Management plans to address this uncertainty with the successful closing of the Business Combination. The Company will have until February 14, 2024 (or up to August 14, 2024, as applicable) to consummate a Business Combination. If a Business Combination is not consummated by February 14, 2024, less than one year after the date these unaudited condensed consolidated financial statements are issued,

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

there will be a mandatory liquidation and subsequent dissolution of the Company. The Company’s balance of cash held outside of the Trust Account as of September 30, 2023, in conjunction with the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after February 14, 2024. The Company intends to complete the initial Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any Business Combination by February 14, 2024.

Risks and Uncertainties

As a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. Further, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Business Combination Agreement

On August 15, 2023, the Company, entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among the Company, Pono Three Merger Acquisitions Corp., a British Columbia company and wholly-owned subsidiary of the Company (“Merger Sub”) and Robinson Aircraft Ltd., d/b/a Horizon Aircraft (“Horizon”). Horizon is an innovative aerospace company building an operationally ready eVTOL (hybrid-electric Vertical Takeoff and Landing) aircraft.

Pursuant to the Business Combination Agreement, prior to the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), the Company will redomesticate as a British Columbia company (the “SPAC Continuance”), and at the Closing, Merger Sub will amalgamate (the “Amalgamation,” together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) with Horizon (the resulting company, “Amalco”), with Amalco being the wholly-owned subsidiary of the Company.

As consideration for the Amalgamation, the holders of Horizon common shares collectively will be entitled to receive from the Company, in the aggregate, a number of Company Class A ordinary shares equal to (the “Exchange Consideration”) the quotient derived from dividing (a) the difference of (i) Ninety-six Million Dollars ($96,000,000) minus (ii) the Closing Net Indebtedness, by (b) the Redemption Price (as defined below), with each Horizon shareholder receiving, for each Horizon share held, a number of Company Class A ordinary shares equal to such shareholder’s pro rata portion of the Exchange Consideration. Each outstanding option to purchase Horizon common stock shall be cancelled or exercised prior to the Closing.

The Exchange Consideration otherwise payable to Horizon shareholders is subject to the withholding of a number of Company ordinary shares equal to (i) three percent (3.0%) of the Exchange Consideration to be placed in escrow for post-closing adjustments (if any) to the Exchange Consideration, and (ii) such number of additional number of Company ordinary shares equal a maximum of the quotient derived from dividing (i) Eight Million Dollars ($8,000,000) by (ii) the redemption price per share (the “Redemption Price”) as defined in the Amended and Restated Memorandum and Articles of Association (the “Incentive Shares”), provided such Incentive Shares are allotted and issued on or prior to the Closing Date to such third parties as Horizon and the Company may agree

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

(A) in connection with post-closing financing structures in the form of a PIPE, convertible debt, forward purchase agreement, backstop, or equity line of credit; or (B) to one or more existing holders of Company ordinary shares as an inducement for them not to proceed with a redemption, subject to certain restrictions.

The Exchange Consideration is subject to adjustment after the Closing based on confirmed amounts of the Closing Net Indebtedness as of the Closing Date. If the adjustment is a negative adjustment in favor of the Company, the escrow agent shall distribute to the Company a number of Company Class A ordinary shares with a value equal to the absolute value of the adjustment amount. If the adjustment is a positive adjustment in favor of Horizon, the Company will issue to the Horizon shareholders an additional number Company Class A ordinary shares with a value equal to the adjustment amount.

Unless waived by Horizon, the obligations of Horizon to consummate the Business Combination are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of the Company being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (b) the Company having performed in all material respects the respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (c) absence of any Material Adverse Effect with respect to the Company since the date of the Business Combination Agreement which is continuing and uncured; (d) minimum cash available after payment of SPAC expenses and redemptions of $5,000,000; and (e) the Escrow Agreement and the Registration Rights Agreement being executed and delivered. “Initial Investments” are the gross proceeds from any subscriptions from Horizon’s current investors or their affiliates to purchase Company Class A ordinary shares prior to Closing.

Unless waived by the Company, the obligations of the Company and Merger Sub to consummate the Business Combination are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of Horizon being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (b) Horizon having performed in all material respects the respective obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (c) absence of any Material Adverse Effect with respect to Horizon as a whole since the date of the Business Combination Agreement which is continuing and uncured; and (d) each Lock-Up Agreement, the Non-Competition Agreement, the Escrow Agreement, the Registration Rights Agreement, and employment agreements with specified employees being executed and delivered.

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

•        by mutual agreement;

•        for the other party’s uncured breach;

•        if there is a government order preventing the Closing;

•        by either party if the Closing does not occur by February 14, 2024, subject to extension by the Company in connection with an Extension of the time period for it to close a business combination transaction;

•        by the Company if there has been an event after the signing of the Business Combination Agreement that has had a Material Adverse Effect on Horizon that is continuing and uncured;

•        by Horizon if there has been an event after the signing of the Business Combination Agreement that has had a Material Adverse Effect on the Company that is continuing and uncured;

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

•        by the Company or Horizon if the Company’s shareholders vote and do not approve the transactions contemplated by the Business Combination Agreement; and

•        by the Company if a fairness opinion or third-party valuation is required by SEC rules or regulations, and the Company is unable to obtain such opinion or valuation supporting the terms contemplated hereunder after commercially reasonable best efforts to obtain such opinion or valuation.

In connection with the Business Combination, the Company and Horizon entered into an agreement with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”) and (iii) Meteora Strategic Capital, LLC (“MSC”) (with MCP, MSTO and MSC collectively referred to as the “Seller” or “Meteora”) (the “Forward Purchase Agreement” or “Confirmation”) for OTC Equity Prepaid Forward Transactions. Pursuant to the terms of the Forward Purchase Agreement, the Seller intends, but is not obligated, to purchase up to 9.9% of the total Company Class A ordinary shares, par value $0.0001 per share, of the Company outstanding following the closing of the Business Combination concurrently with the Closing pursuant to the Seller’s FPA Funding Amount PIPE Subscription Agreement (as defined below), less the number of Pono Class A ordinary shares purchased by the Seller separately from third parties through a broker in the open market (“Recycled Shares”). The Forward Purchase Agreement is within the scope of ASC 480-10 due to the obligation to repurchase the Company’s equity shares and transfer cash. Accordingly, the initial fair value will be booked on the balance sheet and any changes in value will be recognized in earnings in the period of remeasurement.

On August 15, 2023, the Company entered into a subscription agreement (the “FPA Funding Amount Subscription Agreement”) with Seller. Pursuant to the FPA Funding Subscription Agreement, Seller agreed to subscribe for and purchase, and the Company agreed to issue and sell to Seller, on the Closing Date at a price of $10.00 per share, an aggregate of up to the Maximum Amount, less the Recycled Shares in connection with the Forward Purchase Agreements.

On September 13, 2023, the Company filed a registration statement on Form S-4 with the SEC relating to the Business Combination with Horizon.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Principles of Consolidation and Financial Statement Presentation

The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Form 10-K as filed with the SEC March 30, 2023. The interim results for three and nine months ended September 30, 2023 are not necessarily indicative of the results to be expected for the period ending December 31, 2023 or for any future periods.

The unaudited condensed consolidated financial statements include the accounts of the Company and its majority-owned and controlled operating subsidiary after elimination of all intercompany transactions and balances as of September 30, 2023 and December 31, 2022.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates. Items which involve management to exercise significant judgment include determining the fair value of forward purchase options, warrants, and the allocation of offering cost.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2023 and December 31, 2022.

Investments Held in Trust Account

As of September 30, 2023 the assets held in the Trust Account were held in money market funds, which were invested in U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Such trading securities are presented on the unaudited condensed consolidated balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest and dividend income on investments held in Trust Account in the

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

accompanying unaudited condensed consolidated statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. The Company had $121,479,815 and $0 and in investments held in the Trust Account as of September 30, 2023 and December 31, 2022, respectively.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s unaudited condensed financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s unaudited condensed financial statements.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands. As the company redomiciled from Delaware to the Cayman Islands, the company remains taxable as a U.S. corporation under Internal Revenue Code Section 7874. Consequently, income taxes are reflected in the Company’s unaudited condensed financial statements.

Class A Ordinary Shares Subject To Possible Redemption

All of the Class A ordinary shares sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Amended and Restated Articles of Association. In accordance with ASC 480, conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its Public Shares in an amount that would cause its net tangible assets (shareholders’ equity) to be less than $5,000,001. However, the threshold in its charter would not change the nature of the underlying shares as redeemable and thus Public Shares would be required to be disclosed outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value ($10.49 per share as of September 30, 2023) at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional paid-in capital, in accumulated deficit. As of December 31, 2022, Class A ordinary shares subject to possible redemption was $0.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

As of September 30, 2023, the Class A ordinary shares reflected in the unaudited condensed consolidated balance sheet is reconciled in the following table:
Gross proceeds	$115,000,000
Less:
Proceeds allocated to Public Warrants	(3,392,500)
Issuance costs allocated to Class A ordinary shares	(5,404,094)
Plus:
Accretion of Class A ordinary shares subject to redemption to redemption amount	14,419,389
Class A ordinary shares subject to possible redemption	$120,622,804

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — Expenses of Offering. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. During the nine months ended September 30, 2023, the Company incurred offering costs amounting to $5,610,317, consisting of $1,265,000 of cash underwriting fees, $3,450,000 of deferred underwriting fees and $895,317 of other offering costs. As such, the Company recorded $5,404,094 of offering costs as a reduction of temporary equity and $206,223 of offering costs as a reduction of permanent equity.

Net Income (loss) Per Share

Net income (loss) per share is computed by dividing net income (loss) by the weighted average number ordinary shares outstanding for the period. Therefore, the income (loss) per share calculation allocates income (loss) shared pro rata between Class A and Class B ordinary shares. As a result, the calculated net income (loss) per share is the same for Class A and Class B ordinary shares. The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and Placement Warrants (as defined in Note 4) since the exercise of the warrants are contingent upon the occurrence of future events.

The following table reflects the calculation of basic and diluted net income (loss) per share:
	Three Months Ended September 30, 2023		Three Months Ended September 30, 2022
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per share:
Numerator:
Net income (loss)	$80,153	$32,509	$—	$(1,420)
Denominator:
Weighted Average Ordinary Shares	12,168,875	4,935,622	—	2,875,000
Basic and diluted net income (loss) per ordinary shares	$0.01	$0.01	$0.00	$0.00

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	Nine Months Ended September 30, 2023		For the period from March 11, 2022 (inception) through September 30, 2022
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per share:
Numerator:
Net income (loss)	$1,163,972	$565,278	$—	$(2,847)
Denominator:
Weighted Average Ordinary Shares	10,163,016	4,935,622	—	1,432,234
Basic and diluted net income (loss) per ordinary shares	$0.12	$0.12	$0.00	$(0.00)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The carrying amounts reflected in the balance sheet for current assets and current liabilities approximate fair value due to their short-term nature.

Level 1 —

Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 —

Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 —	Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

See Note 9 for additional information on assets and liabilities measured at fair value.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging (“ASC 815”). For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the unaudited condensed consolidated statements of operations. For derivative instruments that are classified as equity, the derivative instruments are initially measured at fair value (or allocated value), and subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

The Forward Purchase Agreement (described in Note 1) is recognized as a derivative liability in accordance with ASC 815. Accordingly, the Company recognizes the instrument as an asset or liability at fair value and with changes in fair value recognized in the Company’s unaudited condensed consolidated statements of operations. The estimated fair value of the Forward Purchase Agreement is measured at fair value using a Monte Carlo simulation model.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the unaudited condensed consolidated statements of operations.

The warrants are not precluded from equity classification, and are accounted for as such on the date of issuance, and will be on each unaudited condensed consolidated balance sheet date thereafter. As the warrants are equity classified, they are initially measured at fair value (or allocated value). The fair value of the public warrants was measured using a Monte Carlo simulation model and the fair value of the private warrants was measured using a Black-Scholes Model. Subsequent changes in fair value are not recognized as long as the warrants continue to be classified as equity.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 3. INITIAL PUBLIC OFFERING

The registration statement for the Company’s Initial Public Offering was declared effective on February 9, 2023. On February 14, 2023, the Company consummated the Initial Public Offering of 11,500,000 Units, including 1,500,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $115,000,000. Each Unit consisted of one Class A ordinary share and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 565,375 Placement Units at a price of $10.00 per Placement Units, in a private placement to the Sponsor, including 54,000 Placement Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $5,653,750. Each Placement Unit consists of one Class A ordinary share (“Placement Share”) and one warrant (“Placement Warrant”). The proceeds from the sale of the Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Units will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On May 17, 2022, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for the issuance of 2,875,000 Class B ordinary shares (the “Founder Shares”). On December 22, 2022, the Sponsor subscribed for additional Founder Shares resulting in the issuance of 2,060,622 Class B ordinary shares to the Sponsor for consideration of $206. The Founder Shares included an aggregate of up to 643,777 Class B ordinary shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will own, on an as-converted basis, 30% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters exercised the over-allotment option in full, so those shares are no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell any of the Class B ordinary shares (except to certain permitted transferees as disclosed herein) until, with respect to any of the Class B ordinary shares, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining any of the Class B ordinary shares, upon six months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Promissory Note — Related Party

On April 25, 2022, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). This loan is non-interest bearing and payable on the earlier of (i) March 31, 2023 or (ii) the date on which Company consummates the Initial Public Offering. Prior to the Initial Public Offering, the Company had borrowed $300,000 under the Promissory Note. On February 15, 2023, the Company repaid the outstanding balance under the Promissory Note of $300,000

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

that was borrowed prior to our initial public offering. As of September 30, 2023, there was no borrowings outstanding under the Promissory Note. As of December 31, 2022, the outstanding balance under the Promissory Note was $300,000. The Company no longer has the ability to borrow under the Promissory Note.

Administrative Support Agreement

The Company’s Sponsor has agreed, commencing from the date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay to Mehana Capital LLC, the Sponsor, $10,000 per month for these services during the 12-month period to complete a Business Combination. For the three months ended September 30, 2023, and the three months ended September 30, 2022, the Company incurred expenses of $30,000 and $0, respectively. For the nine months ended September 30, 2023, and for the period from March 11, 2022 (inception) through September 30, 2022, the Company incurred expenses of $75,000 and $0, respectively. As of September 30, 2023 and December 31, 2022, there was $10,000 and $0 accrued for by the Company for expenses incurred under this agreement.

Related Party Loans

In order to finance transaction costs in connection with the initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes the initial Business Combination, the Company will repay such loaned amounts. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, including the repayment of loans from the Sponsor to pay for any amount deposited to pay for any extension of the time to complete the initial Business Combination, but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into Units, at a price of $10.00 per Unit at the option of the lender, upon consummation of the initial Business Combination. The Units would be identical to the Placement Units. The terms of such loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. As of September 30, 2023, and December 31, 2022, there was no borrowings outstanding under the related party loans. Subsequent to September 30, 2023, the Company borrowed $175,000 under the related party loans.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration and Shareholder Rights Agreement

The holders of the Founder Shares and Placement Units (including securities contained therein) and Units (including securities contained therein) that may be issued upon conversion of working capital loans and extension loans, and any Class A ordinary shares issuable upon the exercise of the Placement Warrants and any Class A ordinary shares and warrants (and underlying Class A ordinary shares) that may be issued upon conversion of the Units issued as part of the working capital loans and extension loans and Class A ordinary shares issuable upon conversion of the Founder Shares, will be entitled to registration rights pursuant to a registration rights agreement signed prior on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Class A ordinary shares). The holders of these securities are entitled to make up to two demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Underwriting Agreement

Simultaneously with the Initial Public Offering, the underwriters fully exercised the over-allotment option to purchase an additional 1,500,000 Units at an offering price of $10.00 per Unit for an aggregate purchase price of $15,000,000.

The underwriters were paid a cash underwriting discount of $0.11 per Unit, or $1,265,000 in the aggregate, upon the closing of the Initial Public Offering. In addition, $0.30 per unit, or $3,450,000 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Representative Shares

Upon closing of the Initial Public Offering, the Company issued 103,500 Class A ordinary shares to the underwriters. The underwriters have agreed not to transfer, assign or sell the Representative Shares until the completion of the initial Business Combination. In addition, the underwriters have agreed (i) to waive its redemption rights with respect to the Representative Shares in connection with the completion of the initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to the Representative Shares if the Company fails to complete its initial Business Combination within 12 months (or up to 18 months if the Company extends such period) from the closing of the Initial Public Offering.

The Representative Shares are subject to a lock-up for a period of 180 days immediately following the commencement of sales of the registration statement pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the commencement of sales of the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners, registered persons or affiliates or as otherwise permitted under Rule 5110(e)(2).

The initial measurement of the fair value of the Representative Shares was determined using the market approach to value the subject interest. Based on the indication of fair value using the market approach, the Company determined the fair value of the Representative Shares to be $1.28 per share or $132,480 (for the 103,500 Representative Shares issued) as of the date of the Initial Public Offering (which is also the grant date). During the nine months ended September 30, 2023, $132,480 was recorded as an offering cost with a corresponding entry to permanent shareholders’ equity.

Right of First Refusal

For a period beginning on the closing of the Initial Public Offering and ending 12 months from the closing of a Business Combination, the Company has granted EF Hutton a right of first refusal to act as lead-left book running manager and lead left manager for any and all future private or public equity, convertible and debt offerings during such period. In accordance with FINRA Rule 5110(g)(3)(A)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 7. SHAREHOLDERS’ EQUITY (DEFICIT)

Preference shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2023 and December 31, 2022, there were no preference shares issued or outstanding.

Class A ordinary shares — The Company is authorized to issue 100,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of September 30, 2023 there were 12,168,875 Class A ordinary shares issued and outstanding, including 11,500,000 Class A ordinary shares subject to possible redemption and classified as temporary equity. The remaining 668,875 shares are classified as permanent equity and are comprised of 565,375 shares included in the Placement Units and 103,500 Representative Shares. As of December 31, 2022, there were no Class A ordinary shares issued or outstanding.

Class B ordinary shares — The Company is authorized to issue 10,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. As of September 30, 2023 and December 31, 2022, there were 4,935,622 Class B Ordinary Shares issued and outstanding. Of the 4,935,622 Class B ordinary shares outstanding, up to 643,777 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the initial shareholders would collectively own 30% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On February 14, 2023, the underwriters exercised the over-allotment option in full, so those shares are no longer subject to forfeiture.

Warrants — As of September 30, 2023, there were 11,500,000 Public Warrants and 565,375 Placement Warrants outstanding. As of December 31, 2022, there were no warrants outstanding. Each whole Public Warrant entitles the registered holder to purchase one Class A ordinary shares at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the initial Business Combination. Pursuant to the warrant agreement, a warrant holder may exercise its Public Warrants only for a whole number of Class A ordinary shares. No fractional Public Warrants will be issued upon separation of the units and only whole Public Warrants will trade. The Public Warrants will expire five years after the completion of the initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those Class A ordinary shares until the Public Warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants is not effective by the 60th business day after the closing of the initial Business Combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis.

Once the Public Warrants become exercisable, the Company may call the Public Warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant,

•        upon not less than 30 days’ prior written notice of redemption given after the Public Warrants become exercisable (the “30-day redemption period”) to each Public Warrant holder; and

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 7. SHAREHOLDERS’ EQUITY (DEFICIT) (cont.)

•        if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Public Warrants become exercisable and ending three business days before the Company sends the notice of redemption to the Public Warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise the redemption right if the issuance of Class A ordinary shares upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at a Newly Issued Price of less than $9.20 per Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the market value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Placement Warrants are identical to the Public Warrants except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by the Company, (ii) they (including the Class A ordinary shares issuable upon exercise of these Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the initial Business Combination, (iii) they may be exercised by the holders on a cashless basis and (iv) the holders thereof (including with respect to Class A ordinary shares issuable upon exercise of such Placement Warrants) are entitled to registration rights.

The Company accounts for the 12,065,375 warrants issued in connection with the Initial Public Offering (including 11,500,000 Public Warrants and 565,375 Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that the warrants described above are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

NOTE 8. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of September 30, 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Amount at Fair Value	Level 1	Level 2	Level 3
September 30, 2023
Assets
Marketable Securities held in Trust Account:
U.S. Treasury Securities	$121,479,815	$121,479,815	$—	$—
Liabilities
Derivative liabilities – Forward Purchase Agreement	$8,890,000	$—	$—	$8,890,000

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 8. FAIR VALUE MEASUREMENTS (cont.)

As of December 31, 2022, the Company had no financial assets or liabilities measured at fair value on a recurring basis.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:
	As of September 30, 2023	As of August 15, 2023
Redemption Price	$10.55	$10.43
Stock price	$10.55	$10.49
Volatility	57.0%	56.0%
Term (years)	2.87	3.00
Risk-free rate	4.83%	4.64%

The change in the fair value of the assets and liabilities, measured with Level 3 inputs, for the nine months ended September 30, 2023 is summarized as follows:
Fair value as of (inception) August 15, 2023	$8,810,000
Change in fair value of derivative liabilities(1)	80,000
Fair value as of September 30, 2023	$8,890,000

____________

(1)      Reflected in Change in fair value of Forward Purchase Agreement on the condensed consolidated statements of operations.

The estimated fair value of the Forward Purchase Agreement was measured at fair value using a Monte Carlo simulation model, which was determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero. Any changes in these assumptions can change the valuation significantly.

NOTE 9. INCOME TAX

The Company’s effective tax rate for the three and nine months ended September 30, 2023, was 87.0% and 30.4%, respectively. The Company’s effective tax rate for both the three months ended September 30, 2022, and for the period from March 11, 2022 (inception) through September 30, 2022, was 0%. The Company’s effective tax rate differs from the statutory income tax rate of 21% primarily due to the recognition of gains or losses from the changes in the fair value of warrant liabilities, non-deductible transaction costs and the valuation allowance on the deferred tax assets for the three and nine months ended September 30, 2023. The Company’s effective tax rate differs from the statutory income tax rate of 21% primarily due to the Company recording a full valuation allowance on deferred tax asset for the three months ended September 30, 2022, and for the period from March 11, 2022 (inception) through September 30, 2022.

The Company has used a discrete effective tax rate method to calculate taxes for the three and nine months ended September 30, 2023, and for the three months ended September 30, 2022, and for the period from March 11, 2022 (inception) through September 30, 2022. The Company believes that, at this time, the use of the discrete method is more appropriate than the estimated annual effective tax rate method as the estimated annual effective tax rate method is not reliable due to a high degree of uncertainty in estimating annual pretax earnings.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the unaudited condensed consolidated balance sheet date up to the date that the unaudited condensed consolidated financial statements was issued. Based upon this review, other than the below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated unaudited financial statements.

The Company borrowed $175,000 under the related party loans to cover ongoing operations in connection with the Business Combination on October 3, 2023.

The Company filed Amendment No. 1 to Form S-4 in connection with the Business Combination with the SEC on October 23, 2023.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Robinson Aircraft, ULC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Robinson Aircraft, ULC (“the Company”) as of May 31, 2023 and 2022, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended May 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2023 and 2022 and the results of its operations and its cash flows for each of the years in the two-year period ended May 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company expects losses and negative cash flows for the foreseeable future. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Fruci & Associates II, PLLC

Fruci & Associates II, PLLC — PCAOB ID #05525
We have served as the Company’s auditor since 2021.

Spokane, Washington
September 12, 2023

ROBINSON AIRCRAFT ULC
BALANCE SHEET
AS AT MAY 31, 2023 AND 2022
(EXPRESSED IN CANADIAN DOLLARS)

		2023	2022
ASSETS
Current Assets
Cash and cash equivalents		$227,969	$4,322
Accounts receivable		$15,000	$—
Prepaid expenses		2,509	2,509
Total current assets		245,478	6,831

Property and equipment, net	3	51,896	72,037
Operating lease assets	4	120,661	162,015
Finance lease assets	4	21,549	28,354
Deferred development costs		971,991	894,784
TOTAL ASSETS		$1,411,575	$1,164,021

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Assets
Accounts payable and accrued liabilities	5	$220,341	$186,827
Term loans	12	40,000	40,000
Current portion of operating lease liabilities	4	45,875	40,105
Current portion of finance lease liabilities	4	3,085	17,415
Convertible debentures	7	1,142,230	50,110
Current portion of promissory note payable	6	36,869	—
Total current liabilities		1,488,400	334,457

Short term debt	9	—	5,500
Advances from shareholder	8	—	1,979,332
Promissory note payable	6	263,131	—
Operating lease liabilities	4	73,526	119,411
Finance lease liabilities	4	—	3,085
Total Liabilities		1,825,067	2,441,785

Stockholders’ Equity
Common stock: no par value; unlimited authorized; 6,012,391 Voting A, 1,258,344 Voting B and 200,000 Non-voting common stocks issued and outstanding	10	5,083,009	3,103,677
Additional paid-in capital	11	54,632	—
Accumulated deficit		(5,551,133)	(4,381,441)
Total Stockholders’ Equity		(413,492)	(1,277,764)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$1,411,575	$1,164,021

The accompanying notes are an integral part of these financial statements.

ROBINSON AIRCRAFT ULC
STATEMENT OF OPERATIONS
FOR YEARS ENDED MAY 31, 2023 AND 2022
(EXPRESSED IN CANADIAN DOLLARS)

		2023	2022
Operating Expenses
Salaries, wages and benefits		$409,013	$589,130
Professional fees		87,540	196,697
Depreciation and amortization		26,946	24,256
Research and development		598,551	666,019
General and administrative expenses		209,406	304,676
Stock-based compensation		54,632	—
Total operating expenses		1,386,088	1,780,778

Operating Loss		(1,386,088)	(1,780,778)

Other Income (Expense)
Grant income	13	300,434	—
Other income		(9,709)	141,917
Interest expenses		(74,329)	(2,151)
(Gain)/loss on foreign exchange		—	(11,944)
Loss Before Income Taxes		(1,169,692)	(1,652,956)
Tax credits recovery/(expense)		—	—
Net Loss		$(1,169,692)	$(1,652,956)

Net loss per share, basic and diluted		$(0.16)	$(0.31)
Weighted-average common shares outstanding, basic and diluted		7,326,310	5,274,270

The accompanying notes are an integral part of these financial statements.

ROBINSON AIRCRAFT ULC
STATEMENT OF STOCKHOLDERS’ EQUITY
(EXPRESSED IN CANADIAN DOLLARS)

	Voting A Common Stock		Voting B Common Stock		Voting C Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, May 31, 2021	3,815,926	$3,103,677	1,258,344	$—	200,000	$—	$—	$(2,728,485)	$375,192

Net Loss	—	—	—	—	—	—	—	(1,652,956)	(1,652,956)
Balance, May 31, 2022	3,815,926	$3,103,677	1,258,344	$—	200,000	$—	$—	$(4,381,441)	$(1,277,764)

Stock-based compensation	—	—	—	—	—	—	54,632	—	54,532
Settlement of advances of shareholder	2,196,465	1,979,332	—	—	—	—	—	—	1,979,332
Net Loss	—	—	—	—	—	—	—	(1,169,692)	(1,169,692)
Balance, May 31, 2023	6,012,391	$5,083,009	1,258,344	$—	200,000	$—	$54,632	$(5,551,133)	$(413,492)

The accompanying notes are an integral part of these financial statements.

ROBINSON AIRCRAFT ULC
STATEMENT OF CASH FLOWS
FOR YEARS ENDED MAY 31, 2023 AND 2022
(EXPRESSED IN CANADIAN DOLLARS)

	2023	2022
Operating Activities
Net loss	$(1,169,692)	$(1,652,956)
Adjustments for non-cash items:
Depreciation of property and equipment	20,141	18,585
Operating lease expenses	55,511	21,258
Amortization of finance lease assets	6,805	5,671
Interest on finance lease liabilities	1,266	2,041
Interest on debts	73,063	110
Cash paid for interest	(15,943)	—
Stock-based compensation	54,632	—
Changes in operating assets and liabilities:
Accounts receivable	(15,000)	—
Prepaid expenses	—	75,593
Accounts payable and accrued liabilities	33,514	(69,773)
Operating lease assets and liabilities	(54,262)	(23,757)
Net cash used in operating activities	(1,009,965)	(1,623,228)

Investing Activities
Purchase of property and equipment	—	(44,409)
Payments for research and development	(77,207)	(86,166)
Net cash used in investing activities	(77,207)	(130,575)

Financing Activities
Payments for finance leases	(18,681)	(15,566)
Proceeds from issuance of convertible debentures	1,035,000	50,000
Proceeds from issuance of note payable	300,000	—
Repayment of promissory notes	—	(469,352)
Repayment of short term debt	(5,500)	—
Proceeds from issuance of shareholder loans	—	2,033,739
Net cash provided by financing activities	1,310,819	1,598,821

Net increase (decrease) in cash and cash equivalents	223,647	(154,982)
Cash and cash equivalents, beginning of year	4,322	159,304
Cash and cash equivalents, end of year	$227,969	$4,322

Supplemental Disclosure of Non-cash Activities:
Shareholder loan settled through issuance of common stocks	$1,979,332	$—
Assets obtained through finance leases	$—	$34,025
Liabilities assumed through finance leases	$—	$32,469

The accompanying notes are an integral part of these financial statements.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 1. COMPANY AND NATURE OF BUSINESS

Description of Business

Robinson Aircraft, Inc. (the “Company” or “Horizon”), was incorporated under the Ontario Business Corporations Act on May 21, 2013 with a registered head office at 100 King Street West, Suite 6600, 1 First Canadian Place, Toronto, Ontario, M5X 1B8. The Company has developed and patented unique eVTOL technology that allows it to fly most of the time simply as a normal aircraft.

Amalgamation

On April 13, 2021, the Company completed an amalgamation with Horizon Aircraft Power Systems, Inc., a company incorporated on May 21, 1978 in Ontario Canada with primary business activity as R&D centering on advanced hybrid-electric power system architectures. Pursuant to the amalgamation, the newly amalgamated corporation also named Horizon Aircraft Inc. On April 29, 2021, the Company applied authorization to continue the Company in British Columbia Canada and changed its legal address to Suite 2300, Bentall 5, 550 Burrard Street, Vancouver, British Columbia, Canada V6C 2B5. On May 6, 2021, the Company changed its name to Robinson Aircraft ULC.

Significant Risks and Uncertainties

The Company is in the development stage and is subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional financing to fund operating losses, competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.

Management expects losses and negative cash flows to continue for the foreseeable future, primarily as a result of continued research and development efforts. The Company historically funded its research and development efforts through equity and debt issuances. During the year ended May 31, 2023, the Company had a net loss of $1,169,692 (2022 — $1,652,956). As at May 31, 2023, the Company had negative working capital of $1,242,922 (2022 — negative working capital of $327,626) and an accumulated deficit of $5,551,133 (2022 — $4,381,441). Failure to raise additional funding or generate sufficient positive cash flows from operations in the longer term could have a material adverse effect on the Company’s ability to achieve its intended business objectives. These conditions and the ability to successfully resolve these factors over the next twelve months raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position, results of operations, and cash flows for the years presented.

Foreign Currency

The Company determined that the Canadian Dollars is the functional currency for its operations. Net gains and losses resulting from foreign currency transactions are included in gain/loss on foreign exchange in the accompanying statement of operations.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (cont.)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, expenses, and disclosure of contingent assets and liabilities. The most significant estimates are related to the valuation of common stock, deferred development costs, derivative liabilities, and the valuation of and provisions for income taxes and contingencies. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under related circumstances. The estimates form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates.

Fair Value Measurements

Fair value measurements and disclosures describe the fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

Level 1 inputs:	Quoted prices (unadjusted) in active markets for identical assets or liabilities
Level 2 inputs:	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly
Level 3 inputs:	Unobservable inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, convertible debts, and derivative liabilities. There were no transfers between Levels 1, 2 and 3 during the years ended May 31, 2023 and 2022.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

The Company classifies its cash equivalents within Level 1 or Level 2 because they are valued using either quoted market prices or inputs other than quoted prices which are directly or indirectly observable in the market, including readily available pricing sources for the identical underlying security which may not be actively traded.

The Company’s convertible debts fall into the Level 2 category within the fair value level hierarchy. The fair value was determined using quoted prices for similar liabilities in active markets, as well as inputs that are observable for the liability (other than quoted prices), such as interest rates that are observable at commonly quoted intervals. As of May 31, 2023 and 2022, the carrying amount of the convertible debts approximated the estimated fair values as the effective interest rate approximates market rates currently available to the Company.

The Company’s derivative liabilities fall into Level 2 category within the fair value level hierarchy. The fair value was determined based on data points other than quoted prices that are observable, either directly or indirectly, such as quotes in a non-active market. The Company determined that the estimated fair value of the derivative liabilities at issuance and as of May 31, 2023 and 2022 were not material based on a scenario-based cash flow model that uses unobservable inputs that reflect the Company’s own assumptions.

As of May 31, 2023, and 2022, the carrying amounts of the cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximated the estimated fair values due to the relatively short-term maturities of these instruments.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (cont.)

Concentrations of Credit Risk

Financial instruments that subject the Company to credit risk consist primarily of cash and cash equivalents. The Company maintains its cash deposits primarily with reputable and nationally recognized bank. The Company has not experienced any material losses in such accounts and management believes that the Company is not exposed to significant credit risk due to the financial position of the bank in which the cash and cash equivalents are held.

Embedded Derivatives

The Company accounts for derivative financial instruments as either equity or liabilities in accordance with Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging, based on the characteristics and provisions of each instrument. The Company’s convertible debts (Note 7) contain certain features that, in accordance with ASC 815, are not clearly and closely related to the host instrument. Accordingly, we recognized a derivative liability at fair value for this instrument and re-measured its fair value at each reporting period until the features underlying the instrument were exercised, redeemed, cancelled or expired. The Company determined that the estimated fair value of the derivatives at issuance and as of May 31, 2023 and 2022 were not material based on a scenario-based cash flow model that uses unobservable inputs that reflect the Company’s own assumptions. Should the Company’s assessment of the probabilities around these scenarios change, including due to changes in market conditions, there could be a change to the fair value.

Cash and Equivalents

Cash consists of cash on deposit with financial institutions. The Company considers all highly liquid investments with remaining original maturity of three months or less, from the date of purchase, to be cash and cash equivalents. The recorded carrying amount of cash and cash equivalents approximates their fair value.

Property and Equipment

Property and equipment, including leasehold improvements, are recorded at cost less accumulated depreciation and amortization. Maintenance and repair costs are expensed as incurred. Costs which materially improve or extend the lives of existing assets are capitalized. The Company employs a capitalization policy to include assets over $500 and over 1 year of useful life. Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of the assets, generally two years to five years. Leasehold improvements and equipment finances under capital leases are amortized over the shorter of the estimated useful life of the asset or the remaining term of the lease.

Research and Development costs

The research and development costs are accounted for in accordance with ASC 730, Research and Development, which requires all research and development costs be expensed as incurred. However, some costs associated with research and development activities that have an alternative future use will be capitalizable. Accordingly, the Company recognized them as deferred development costs.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of the asset to future net cash flows expected to be generated by the asset. If the Company determines that the carrying value of the asset may not be recoverable, the impairment to be recognized is

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (cont.)

measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. The Company did not record any impairment of long-lived assets in 2023 and 2022.

Leases

Effective June 1, 2021, the Company adopted ASU 842 Leases. According to ASC 842, the Company determined if an arrangement is a lease, or contains a lease, at inception. Leases with a term greater than 12 months are recognized on the balance sheet as Right-of-Use (“ROU”) assets and current and long-term operating lease liabilities, as applicable. The Company has elected not to apply the recognition requirements of ASC 842 to leases with terms of 12 months or less. The Company typically includes in its assessment of a lease arrangement an initial lease term and Company’s options to renew the lease when there is reasonable certainty that the Company will renew. The Company monitors its plan to renew its leases no less than on a quarterly basis. In addition, the Company’s lease agreements generally do not contain any residual value guarantees or restrictive covenants.

In accordance with ASC 842, the ROU assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate (“IBR”), which is the estimated rate the Company would be required to pay for fully collateralized borrowing over the period similar to lease terms, to determine the present value of future minimum lease payments. For lease agreements entered into or reassessed after the adoption of ASC 842, the Company does not combine lease and non-lease components. Variable lease payments are expensed as incurred.

Assumptions made by the Company at the commencement date are re-evaluated upon occurrence of certain events, including a lease modification. A lease modification results in a separate contract when the modification grants the lessee an additional right of use not included in the original lease and when lease payments increase commensurate with the standalone price for the additional right of use. When a lease modification results in a separate contract, it is accounted for in the same manner as a new lease.

Government Grants

The Company receives payments from government entities primarily for research and development deliverables as part of ongoing development of the Company’s technology and future services offering. Under the Company’s accounting policy for government grants received as a payment for research and development services, grants are recognized on a systematic basis over the periods in which these services are provided and are presented as income in the statement of operations. Effective June 1, 2021, the Company adopted ASU 832, Government Assistance and disclosed the transactions with government organizations at Note 13.

Income Taxes

The Company uses the asset and liability method in accounting for income taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax expense or benefit is the result of changes in the deferred tax asset and liability. The effect of a change in tax rates on deferred tax assets and liabilities is recognized as deferred tax expense or benefit in the period that includes the enactment date.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (cont.)

The Company recognizes net deferred tax assets to the extent that the Company believes these assets are more likely than not to be realized. In making such a determination, management considers all available positive and negative evidence, including historical operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on the level of historical losses, the Company has established a full valuation allowance to reduce its net deferred tax assets to nil.

Stock-Based Compensation

The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of grant. When the observable market price or volatility that the Company uses to determine grant date fair value does not reflect certain material non-public information known to the Company but unavailable to marketplace participants at the time the market price is observed, the Company determines whether an adjustment to the observable market price is required. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation, and accounts for forfeitures as they occur. The Company selected the Black-Scholes-Merton (“Black-Scholes”) option pricing model as the method for determining the estimated fair value for stock options and employee stock purchase plan awards. The Black-Scholes model requires the use of highly subjective and complex assumptions, which determine the fair value of share-based awards, including the award’s expected term, expected volatility of the underlying stock, risk-free interest rate and expected dividend yield.

Loss per Share

Basic loss per common share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted loss per share reflects the dilution that would occur if stock options were exercised or converted into common shares are calculated by dividing net loss applicable to common shares by the sum of the weighted average number of common shares outstanding and all additional common shares that would have been outstanding if potentially dilutive common shares had been issued. The conversion of existing convertible debt instruments into common shares could result in a decrease in loss per share and should be carefully evaluated in assessing the company’s financial performance.

The inclusion of the Company’s stock options in the computation of diluted loss per share would have an anti-dilutive effect on loss per share and are therefore excluded from the computation. Consequently, there is no difference between basic loss per share and diluted loss per share.

Recently Adopted Accounting Pronouncements

New accounting pronouncements are issued periodically by the Financial Accounting Standards Board (“FASB”) and are adopted by the Company as required by the specified effective dates.

In August 2020, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2020-06, Debt-Debt with Conversion and Other Options (ASC 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (ASC 815-40). This ASU simplifies the accounting for convertible instruments and contracts in an entity’s own equity. The guidance also addresses how convertible instruments are accounted for in the diluted earnings per share calculation and requires enhanced disclosures about the terms of convertible instruments and contracts in an entity’s own equity. The guidance in ASU 2020-06 is effective for public business entities for fiscal years beginning after December 15, 2021 with early adoption permitted. The Company adopted the ASU 2020-06 on June 1, 2021. The adoption of this guidance did not have a material impact on the Company’s financial statements.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (cont.)

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance, which requires business entities to provide certain disclosures when they (1) have received government assistance and (2) use a grant or contribution accounting model by analogy to other accounting guidance. The amendments in ASU 2021-10 require the following annual disclosures about transactions with a government that are accounted for by applying a grant or contribution accounting model by analogy: (1) information about the nature of the transactions and the related accounting policy used to account for the transactions; (2) the line items on the balance sheet and income statement that are affected by the transactions, and the amounts applicable to each financial statement line item; and (3) significant terms and conditions of the transactions, including commitments and contingencies. The guidance in ASU 2021-10 is effective for all entities for fiscal years beginning after December 15, 2021 with early adoption permitted. The Company adopted the ASU 2021-10 on June 1, 2021. The adoption did not have a material impact on the Company’s financial statements as majority of Company’s government grants are not accounted under grant or contribution accounting model.

New Accounting Pronouncements Not Yet Adopted

Other recent accounting pronouncements issued, but not yet effective, are not expected to be applicable to the Company or have a material effect on the consolidated financial statements upon future adoption.

Subsequent Events

Management has evaluated subsequent events through September 12, 2023, the date the financial statements were available to be issued. See Note 16.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	May 31, 2023	May 31, 2022
Computer Equipment	$36,705	$36,705
Leasehold Improvements	9,666	9,666
Plane	1,084	1,084
Tools & Equipment	27,167	27,167
Vehicles	16,000	16,000
	90,622	90,622
Accumulated depreciation	(38,726)	(18,585)
Property and equipment, net	$51,896	$72,037

Depreciation expense of property and equipment for the years ended May 31, 2023 was $20,141 (2022 — $18,585).

NOTE 4. LEASES

The Company entered into multiple lease agreements for the use of certain property and equipment under operating leases and a finance lease, respectively. Property leases include hangars, storage, offices and other space. Under the terms of the agreements, the Company is responsible for certain insurance, property taxes and maintenance expenses. These expenses are variable and are not included in the measurement of the lease asset or lease liability. These expenses are recognized as variable lease expense when incurred and are not material.

The Company records the initial right-to-use asset and lease liability at the present value of lease payments scheduled during the lease term. Unless the rate implicit in the lease is readily determinable, the Company discounts the lease payments using an estimated incremental borrowing rate at the time of lease commencement. The Company

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 4. LEASES (cont.)

estimates the incremental borrowing rate based on the information available at the lease commencement date, including the rate the Company could borrow for a similar amount, over a similar lease term with similar collateral. The Company’s weighted-average discount rate for operating and finance leases commenced during the years ended May 31, 2023 and 2022 was 10%.

One of the Company’s operating leases include a rental escalation clause that involves the use of a rate index that is unknown at lease inception, so it’s not factored into the determination of lease payments. The escalated portion of rental is not material and would be recognized as variable lease expense when incurred. One of the Company’s operating leases includes fixed annual increases over the thee (3) year lease term that is factored into the lease payment schedule. The Company’s finance lease includes an unconditional purchase option at the end of lease term which was factored into the determination of lease payments. None of the operating or finance leases include renewal options or termination options.

Operating lease expense is recognized on a straight-line basis over the lease term. The weighted-average remaining lease term is 3.6 years and 2.7 years as of May 31, 2023 and 2022, respectively.

Finance lease asset is amortized over the useful life of the underlying asset and finance lease liability is accreted using effective interest rate. The remaining lease term is 1.2 years and 0.2 years as of May 31, 2023 and 2022, respectively.

Leasehold improvements follow the same policy as property and equipment which are recorded at cost less accumulated depreciation and amortization. Maintenance and repair costs are expensed as incurred. The Company employs a capitalization policy to include assets over $500 and over 1 year of useful life. The useful life of leasehold improvements are not to exceed the term of the lease.

Supplemental balance sheet information related to leases was as follows:

	May 31, 2023	May 31, 2022
Operating Leases
Assets
Operating lease assets	$120,661	$162,015

Liabilities
Operating lease liabilities, current	$45,875	$40,105
Operating lease liabilities, non-current	73,536	119,411
Total operating lease liabilities	$119,411	$159,516

Finance Leases
Assets
Finance lease assets	$34,025	$34,025
Accumulated depreciation	(12,476)	(5,671)
Finance lease assets, net	$21,549	$28,354

Liabilities
Finance lease liabilities, current	$3,085	$17,415
Finance lease liabilities, non-current	—	3,085
Total finance lease liabilities	$3,085	$20,500

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 4. LEASES (cont.)

Maturities of lease liabilities as of May 31, 2023 were as follows:

	5/31/2023
	Operating Leases	Finance Leases
2024	$55,761	$3,124
2025	48,761	—
2026	24,011	—
2027	8,004	—
2028	—	—
2029 and thereafter	—	—
Total Undiscounted Lease Payments	$136,537	$3,124
Less Imputed Interest	(17,126)	(39)
Total Lease Liabilities	$119,411	$3,085

Lease Costs

The table below presents certain information related to the lease costs for the year ended May 31, 2023 and 2022:

	May 31, 2023	May 31, 2022
Operating Leases	$55,511	$21,258

Finance Leases
Amortization of lease assets	6,805	5,671
Interest on lease liabilities	1,266	2,042

Other Lease Costs
Short-term lease cost	9,200	44,630
Variable lease cost	786	1,596
Total lease costs	$73,568	$75,197

NOTE 5. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following:

	May 31, 2023	May 31, 2022
Accounts payable	$186,560	$159,908
Government remittance	(14,456)	(23,233)
Accrued salaries, wages and benefits	48,237	50,152
Accounts payable and accrued liabilities	$220,341	$186,827

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 6. PROMISSORY NOTE PAYABLE

On October 19, 2022, the Company issued a Promissory Note in the principal amount of $300,000. The Promissory Note will be matured on October 18, 2027 and bears interest at a rate of 9.7% per annum and calculated monthly. The Promissory is securitized by certain patents of the Company.

During the year ended May 31, 2023, the Company recorded and paid interest expenses of $15,943 (2022 — $nil). As at May 31, 2023, the current portion of the Promissory Note was $36,869 while the long term portion was $263,131. The Promissory Note will be repaid on monthly basis, with interest only payments until October 15, 2023 and blended payments of $7,576 afterwards. The Promissory Note is fully open and repayable at any time without penalty or notice.

NOTE 7. CONVERTIBLE PROMISSORY NOTES

In May 2022, the Company approved the issuance of a series of convertible promissory notes (collectively, the “Notes”) with one year maturity term and simple interest on the outstanding principal amount from the date of issuance until payment in full, which interest shall be payable at the rate of 10% per annum.

On or before the date of the repayment in full of the Notes, in the event that the Company issues and sells shares of its equity securities to investors (the “Investors”) in gross proceeds at least $2,000,000 (including the conversion of the Notes and other debt) (a “Qualified Financing”), the outstanding principal and unpaid accrued interest balance of the Notes shall automatically convert in common shares at a conversion price equal to the lesser of (i) 80% of the per share price paid by the Investors or (ii) the price equal to the quotient of $15,000,000 divided by the aggregate number of outstanding common shares of the Company as of immediately prior to the initial closing of the Qualified Financing and otherwise on the same terms and conditions as given to the Investors.

If the Notes have not been previously converted pursuant to a Qualified Financing, then the holders of the Notes may elect by giving five days’ notice (the “Voluntary Conversion Date”) to convert the Notes and any unpaid accrued interest thereon into common shares of the Company (the “Voluntary Conversion”) at a conversion price equal to the quotient of$12,000,000 divided by the aggregate number of outstanding common shares of the Company as of the Voluntary Conversion Date.

During the year ended May 31, 2023, the Company issued numerous convertible promissory notes in the amount of $1,035,000 (2022 — $50,000)

The following table presents the principal amounts and accrued interests of the convertible promissory notes:

	Principal	Accrued interest	Total
Issuance of debt	$50,000	$—	$50,000
Accrued interest	—	110	110
Balance as May 31, 2022	50,000	110	50,110
Issuance of debt	1,035,000	—	1,035,000
Accrued interest	—	57,120	57,120
Balance as May 31, 2023	$1,085,000	$57,340	$1,142,340

The conversion features of the Notes are not clearly and closely related to the Notes and should be recognized as derivative liabilities. The Company determined that the estimated fair value of the derivative liabilities at issuance date and as of May 31, 2023 and 2022 were not material by using cash flow model that based on the inputs of the Company, and resulted $nil value was allocated to the derivative liabilities.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 8. ADVANCES FROM SHAREHOLDER

During the year ended May 31, 2022, the Company’s sole shareholder Astro Aerospace Ltd (“Astro”), a public company, advanced cash to the Company to funding its working capital requirements.

As at May 31, 2022, the outstanding balance for the loans from shareholder was $1,979,332. On June 24th, 2022, the advances from shareholder were fully settled by issuance of 2,196,465 class A common shares of the Company to Astro (Note 10).

NOTE 9. SHORT TERM DEBT

During the year ended May 31, 2022, the Company’s directors advanced cash to the Company. The cash advances were unsecured, non-interest bearing and paid off as at May 31, 2023.

NOTE 10. COMMON STOCK

The Company had an unlimited number of shares of common stock, issuable in one or more series, authorized and available to issue for purposes of satisfying the future grant of common stock options, and for purposes of any future business acquisitions and transactions as follows:

•        Unlimited number of voting A common stock with no par value

•        Unlimited number of voting B common stock with no par value

•        Unlimited number of non-voting common stock with no par value

On May 28, 2021, Astro acquired all the outstanding common shares of the Company, in exchange for 5,000,000 common shares of Astro (the “Astro Acquisition”) to the original shareholders of the Company (the “Horizon shareholders”). Pursuant to the Astro Acquisition, Astro became the sole shareholder of the Company.

On June 24th, 2022, the Horizon shareholders acquired 100% of the outstanding common shares of the Company back from Astro, in exchange for the transfer the 5,000,000 common shares of Astro back to Astro (the “Privatization”). Pursuant to the Privatization transaction, the Company issued 2,196,465 Voting A Common Shares to Astro representing 30% of the issued and outstanding capitalization of the Company to settle the advances from shareholder at amount of $1,979,332 (Note 8).

NOTE 11. STOCK OPTIONS

In August 2022, the Company established a Stock Option Plan (the “Option Plan”), under which the Board of Directors may from time to time, in its discretion, grant stock options to directors, officers, consultants and employees of the Company.

During the year ended May 31, 2023, the Company granted 693,265 options (2022 — nil) to directors and shareholders with exercise price is $0.76 per shares. These options will vest and become exercisable over three years. The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model with the following assumptions: share price $0.30; Expected volatility 85%; risk-free interest rate 2.8%; expected life five years; and forfeiture rate 0%.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 11. STOCK OPTIONS (cont.)

A summary of stock option activity for the year ended May 31, 2023 and 2022 is as follows:

Stock Options Activity	Number of Options outstanding	Number of Options exercisable	Weighted- Average Exercise Price per share	Weighted- Average Life Remaining (in years)
Balance, May 31, 2021 & 2022	—	—	—	—
Options granted	693,265	—	0.76	7.15
Balance, May 31, 2023	693,265	0	0.76	7.15

During the year ended May 31, 2023, the Company granted 693,265 stock options with fair value of $141,795 and recorded stock-based compensation expenses of $54,632 (2022 — $nil).

NOTE 12. TERM LOAN

In May 2020, the Company received a $40,000 line of credit (“CEBA LOC”) under the Canada Emergency Business Account (“CEBA”) program funded by the Government of Canada. The CEBA LOC is non-interest bearing and can be repaid at any time without penalty. On January 1, 2021, the outstanding balance of the CEBA LOC automatically converted to a 2-year interest-free term loan (“CEBA Term Loan”). The CEBA Term Loan may be repaid at any time without notice or the payment of any penalty. If the CEBA Term Loan is repaid on or before December 31, 2023, the repayment of up to 33% of such CEBA Term Loan would be forgiven. If the CEBA Term Loan remains outstanding after December 31, 2023, interest will be accrued at 5% per annum starting on January 1, 2024, and only interest payments are required until full principal is due on December 31, 2025. The frequency of interest payment would be determined by the financial institution that issued the loan.

NOTE 13. GOVERNMENT GRANTS

DAIR Green Fund

In November 2022, the Company entered into a funding agreement with Downsview Aerospace Innovation & Research Centre (“DAIR”). In June 2022, DAIR entered into a Contribution Agreement with Federal Economic Development Agency for Southern Ontario to launch a Green Fund to financially support projects led by small and medium size enterprises. DAIR selected the Company with a project on the Engineering Design of a Hybrid Power System Novel Power Distribution Scheme. The funding to the Company is $75,000, in which $50,000 has been funded to the Company as at May 31, 2023 and $15,000 will be invoiced in August, 2023. The final payment of $10,000 will be held back upon successful reporting to DAIR on the project.

Air Force Grant

In January 2022, the Company entered into a Market Research Investment Agreement (the “Agreement”) with Collaboration.Ai, a company is engaged with the United States Operations command and the U.S. Air Force to administer selection and awards for the AFWERX Challenge Phase 1 program to foster innovation within the services. According to the Agreement, the Company will provide research, development, design, manufacturing, services, support, testing, integration and parts/components in aid of delivery of market research in accordance with one or more Statements of Work or Market Research Plans. The terms of this Phase 1 agreement are fulfilled and the Company has received funding as per the program terms.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 14. RELATED PARTY TRANSACTIONS

The following are related party transactions during the years ended May 31, 2023 and 2022 not disclosed elsewhere in the financial statements.

	2023	2022
Salaries to officers	$534,023	$530,930
Reimbursed Expenses to officers	$8,013	$32,955

During the year ended May 31, 2023, the Company issued $100,000 (2022 — $nil) convertible promissory notes to its directors.

During the year ended May 31, 2023, the Company issued 523,500 (2022 — nil) options to its directors and recorded $41,254 stock-based compensation expenses accordingly.

NOTE 15. INCOME TAXES

The following table reconciles income taxes calculated at the applicable tax rates of 27% (2022 — 27%) with the income tax expenses /recovery in the financial statements. The applicable tax rate is based on the Federal and British Columbia statutory rates.

	2023 ($)	2022 ($)
(Loss) before income taxes	(1,184,692)	(1,652,955)
Expected income tax recovery based on statutory	(320,000)	(446,000)
Non-deductible items	11,000	—
Changes in Permanent differences	309,000	446,000
Income tax	—	—

The Company claims scientific research and experimental development (“SR&ED”) deductions and related investment tax credits (“ITC”) based on management’s interpretation of the applicable legislation in the Income Tax Act of Canada. These claims are subject to audit by the Canada Revenue Agency (“CRA”) and any adjustments that results could affect ITC recorded in the financial statements. In the opinion of management, the treatment of SR&ED for income tax purposes is appropriate. During the year ended May 31, 2023, the Company recognized -$14,113 (2022 — $110,114) of ITC which were included in other income.

Significant components of the Company’s net deferred tax assets as of May 31, 2023 and 2022 are as follows:

	2023	2022
Non-capital losses carry forwards	$801,621	$485,804
ROU	(32,578)	(42,934)
Lease Obligation	(20,688)	(15,243)
Equipment	(14,012)	(9,295)
Valuation allowance	(734,343)	(418,332)
Total	$—	$—

At May 31, 2023, the Company had non-capital losses of approximately $2,969,000 (2022 — $1,799,000) and deferred development costs of $972,000 (2022 — $895,000). The non-capital losses are available to carryforward and reduce future taxable income. These losses will expire between 2041 to 2043.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 16. SUBSEQUENT EVENTS

On July 24, 2023 the Company raised a further $300,000 of funding through a convertible note from existing investor Kawartha Lakes Business Community Development Corp.

On August 15, 2023 the Company has executed a definitive Business Combination Agreement with Pono Capital Three Inc. intending to raise additional funds through a NASDAQ-listed SPAC with an intent to close the transaction in Q4 2023 or Q1 2024. This fundraising will incur significant legal and accounting expenses.

ROBINSON AIRCRAFT LTD.
CONDENSED BALANCE SHEET
AS AT AUGUST 31, 2023 AND MAY 31, 2023
(UNAUDITED — EXPRESSED IN CANADIAN DOLLARS)

		August 31, 2023	May 31, 2023
			(Audited)
ASSETS
Current Assets
Cash and cash equivalents		$103,496	$227,969
Accounts receivable		15,000	15,000
Prepaid expenses		35,059	2,509
Total current assets		153,555	245,478

Property and equipment, net	3	67,328	51,896
Operating lease assets	4	109,677	120,661
Finance lease assets	4	—	21,549
Deferred development costs		987,538	971,991
TOTAL ASSETS		$1,318,098	$1,411,575

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	5	$213,378	$220,341
Term loans	11	40,000	40,000
Current portion of operating lease liabilities	4	47,409	45,875
Current portion of finance lease liabilities	4	—	3,085
Current portion of convertible debentures	7	983,468	1,142,230
Current portion of promissory note payable	6	53,271	36,869
Total current liabilities		1,337,526	1,488,400

Promissory note payable	6	246,729	263,131
Convertible debentures	7	489,315	—
Operating lease liabilities	4	61,018	73,536
Total Liabilities		2,134,588	1,825,067

Stockholders’ Equity
Common stock: no par value; unlimited authorized; 6,012,391 Voting A, 1,258,344 Voting B and 200,000 Non-voting common stocks issued and outstanding	9	5,083,009	5,083,009
Additional paid-in capital	10	68,051	54,632
Accumulated deficit		(5,967,550)	(5,551,133)
Total Stockholders’ Equity		(816,490)	(413,492)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$1,318,098	$1,411,575

The accompanying notes are an integral part of these financial statements.

ROBINSON AIRCRAFT LTD.
CONDENSED INTERIM STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED AUGUST 31, 2023 AND 2022
(UNAUDITED — EXPRESSED IN CANADIAN DOLLARS)

		Three Months Ended August 31,
		2023	2022
Operating Expenses
Salaries, wages and benefits		$78,572	$107,278
Professional fees		90,094	13,937
Depreciation and amortization	3,4	6,737	6,736
Research and development		145,219	198,504
General and administrative expenses		46,318	32,620
Stock-based compensation	10	13,419	6,540
Total operating expenses		380,359	365,615

Operating Loss		(380,359)	(365,615)

Other Income (Expense)
Grant income	12	—	235,434
Other income		—	(14,113)
Interest expenses	4,6,7	(37,927)	(5,457)
Gain/(loss) on foreign exchange		1,869	—
Loss Before Income Taxes		(416,417)	(149,751)

Tax credits recovery/(expense)		—	—
Net Loss		$(416,417)	$(149,751)

Net loss per share, basic and diluted		$(0.06)	$(0.02)
Weighted-average common shares oustanding, basic and diluted		7,470,735	6,897,744

The accompanying notes are an integral part of these financial statements.

ROBINSON AIRCRAFT LTD.
CONDENSED INTERIM STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED AUGUST 31, 2023 AND 2022
(UNAUDITED — EXPRESSED IN CANADIAN DOLLARS)

		Voting A Common Stock		Voting B Common Stock		Non-Voting Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
		Shares	Amount	Shares	Amount	Shares	Amount
Balance, May 31, 2022		3,815,926	$3,103,677	1,258,344	$—	200,000	$—	$—	$(2,728,485)	$375,192
Settlement of advances from shareholder	8	2,196,465	1,979,332	—	—	—	—	—	—	1,979,332
Stock-based compensation	10	—	—	—	—	—	—	6,540	—	6,540
Net Loss		—	—	—	—	—	—	—	(149,751)	(149,751)
Balance, August 31, 2022		6,012,391	$5,083,009	1,258,344	$—	200,000	$—	$6,540	$(2,878,236)	$2,211,313

Balance, May 31, 2023		6,012,391	$5,083,009	1,258,344	$—	200,000	$—	$54,632	$(5,551,133)	$(413,492)
Stock-based compensation	10	—	—	—	—	—	—	13,419	—	13,419
Net Loss		—	—	—	—	—	—	—	(416,417)	(416,417)
Balance, August 31, 2023		6,012,391	$5,083,009	1,258,344	$—	200,000	$—	$68,051	$(5,967,550)	$(816,490)

The accompanying notes are an integral part of these financial statements.

ROBINSON AIRCRAFT LTD.
CONDENSED INTERIM STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED AUGUST 31, 2023 AND 2022
(UNAUDITED — EXPRESSED IN CANADIAN DOLLARS)

	Three Months Ended August 31,
	2023	2022
Operating Activities
Net loss	$(416,417)	$(149,751)
Adjustments for non-cash items:
Depreciation of property and equipment	5,603	5,035
Operating lease expenses	13,878	13,877
Amortization of finance lease assets	1,134	1,701
Interest on finance lease liabilities	39	478
Interest on debts	37,888	4,979
Cash paid for interest	(7,335)	—
Stock-based compensation	13,419	6,540
Changes in operating assets and liabilities:
Prepaid expenses	(32,550)	—
Accounts payable and accrued liabilities	(6,963)	6,492
Operating lease assets and liabilities	(13,878)	(13,503)
Net cash used in operating activities	(405,182)	(124,152)

Investing Activities
Purchase of property and equipment	(620)	—
Payments for research and development	(15,547)	—
Net cash used in investing activities	(16,167)	—

Financing Activities
Payments for finance leases	(3,124)	(4,671)
Proceeds from issuance of convertible debentures	300,000	175,000
Proceeds from issuance of shareholder loans	—	(5,500)
Net cash provided by financing activities	296,876	164,829

Net increase (decrease) in cash and cash equivalents	(124,473)	40,677
Cash and cash equivalents, beginning of year	227,969	4,322
Cash and cash equivalents, end of year	$103,496	$44,999

Supplemental Disclosure of Non-cash Activities:
Addition to property and equipment through exercising finance lease purchase option	$20,415	$—

The accompanying notes are an integral part of these financial statements.

Robinson Aircraft LTD.

Notes to Condensed Interim Financial Statements

For the Three Months Ended August 31, 2023 and 2022

(Unaudited — Expressed in Canadian Dollars)

1. Company and Nature of Business

Description of Business

Robinson Aircraft, Inc. (the “Company” or “Horizon”), was incorporated under the Ontario Business Corporations Act on May 21, 2013 with a registered head office at 100 King Street West, Suite 6600, 1 First Canadian Place, Toronto, Ontario, M5X 1B8. The Company has developed and patented unique eVTOL technology that allows it to fly most of the time simply as a normal aircraft.

Amalgamation

On April 13, 2021, the Company completed an amalgamation with Horizon Aircraft Power Systems, Inc., a company incorporated on May 21, 1978 in Ontario Canada with primary business activity as R&D centering on advanced hybrid-electric power system architectures. Pursuant to the amalgamation, the newly amalgamated corporation also named Horizon Aircraft Inc. On April 29, 2021, the Company applied authorization to continue the Company in British Columbia Canada and changed its legal address to Suite 2300, Bentall 5, 550 Burrard Street, Vancouver, British Columbia, Canada V6C 2B5. On May 6, 2021, the Company changed its name to Robinson Aircraft ULC. On August 14, 2023, the Company changed its name to Robinson Aircraft Ltd.

Significant Risks and Uncertainties

The Company is in the development stage and is subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional financing to fund operating losses, competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.

Management expects losses and negative cash flows to continue for the foreseeable future, primarily as a result of continued research and development efforts. The Company historically funded its research and development efforts through equity and debt issuances. During the three months ended August 31, 2023, the Company had a net loss of $416,417 (August 31, 2022 — $149,751). As at August 31, 2023, the Company had working capital deficiency of $1,183,971 (May 31, 2023 — $1,242,922) and an accumulated deficit of $5,967,550 (May 31, 2023 — $5,551,133). Failure to raise additional funding or generate sufficient positive cash flows from operations in the longer term could have a material adverse effect on the Company’s ability to achieve its intended business objectives. These conditions and the ability to successfully resolve these factors over the next twelve months raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position, results of operations, and cash flows for the years presented. The accounting policies of the Company are the same as those set forth in the condensed audited financial statements for the year ending May 31, 2023. These financial statements should be read together with those condensed audited financial statements for the year ending May 31, 2023 and are not necessarily indicative of future results.

Robinson Aircraft LTD.

Notes to Condensed Interim Financial Statements

For the Three Months Ended August 31, 2023 and 2022

(Unaudited — Expressed in Canadian Dollars)

2. Summary of Significant Accounting Policies (cont.)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, expenses, and disclosure of contingent assets and liabilities. The most significant estimates are related to the valuation of common stock, deferred development costs, derivative liabilities, and the valuation of and provisions for income taxes and contingencies. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under related circumstances. The estimates form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates. In the opinion of management, these financial statements include all adjustments and accruals, consisting of typical recurring adjustments that are necessary for a fair statement of the results of all interim periods reported herein.

Significant Accounting Policies

The significant accounting policies used in the preparation of these condensed interim financial statements are synonymous with the significant accounting policies of the Company’s annual audited financial statements for the year ended May 31, 2023.

3. Property and equipment

Property and equipment consist of the following:

	August 31, 2023	May 31, 2023
Computer Equipment	$36,705	$36,705
Leasehold Improvements	9,666	9,666
Plane	1,084	1,084
Tools & Equipment	48,202	27,167
Vehicles	16,000	16,000
	111,657	90,622
Accumulated depreciation	(44,329)	(38,726)
Property and equipment, net	$67,328	$51,896

The Company’s finance lease ended during the three months ended August 31, 2023, so the Company exercised the purchase option and recorded an addition to tools and equipment in the amount of $21,035 (August 31, 2022 — $nil) (Note 4).

Depreciation expense of property and equipment for the three months ended August 31, 2023 was $5,603 (August 31, 2022 — $5,035).

4. Leases

The Company entered into multiple lease agreements for the use of certain property and equipment under operating leases and a finance lease, respectively. Property leases include hangars, storage, offices and other space. All of the Company’s leases have fixed rent payments and lease terms of 5 years. Under the terms of the agreements, the Company is responsible for certain insurance, property taxes and maintenance expenses. These expenses are variable and are not included in the measurement of the lease asset or lease liability. These expenses are recognized as variable lease expense when incurred and are not material.

Robinson Aircraft LTD.

Notes to Condensed Interim Financial Statements

For the Three Months Ended August 31, 2023 and 2022

(Unaudited — Expressed in Canadian Dollars)

4. Leases (cont.)

The Company records the initial right-to-use asset and lease liability at the present value of lease payments scheduled during the lease term. Unless the rate implicit in the lease is readily determinable, the Company discounts the lease payments using an estimated incremental borrowing rate at the time of lease commencement. The Company estimates the incremental borrowing rate based on the information available at the lease commencement date, including the rate the Company could borrow for a similar amount, over a similar lease term with similar collateral. The Company’s weighted-average discount rate for operating and finance leases commenced during the years ended May 31, 2023 and 2022 was 10%.

One of the Company’s operating leases include a rental escalation clause that involves the use of a rate index that is unknown at lease inception, so it’s not factored into the determination of lease payments. The escalated portion of rental is not material and would be recognized as variable lease expense when incurred. The Company’s finance lease includes an unconditionally purchase option at the end of lease term which was factored into the determination of lease payments. None of the operating or finance leases include renewal options or termination options.

During the three months ended August 31, 2023, the Company’s finance lease has expired, and the purchase option was exercised. The carrying value of the finance lease asset of $21,035 was transferred to property and equipment.

Operating lease expense is recognized on a straight-line basis over the lease term. The weighted-average remaining lease term is 2.4 years as of August 31, 2023.

Finance lease asset is amortized over the useful life of the underlying asset and finance lease liability is accreted using effective interest rate. The remaining lease term is 0 years as of August 31, 2023 as the finance lease has ended.

Supplemental balance sheet information related to leases was as follows:

	August 31, 2023	May 31, 2023
Operating Leases
Assets
Operating lease assets	$109,677	$120,661

Liabilities
Operating lease liabilities, current	$47,409	$45,875
Operating lease liabilities, non-current	61,018	73,536
Total operating lease liabilities	$108,427	$119,411

Finance Leases
Assets
Finance lease assets	$—	$34,025
Accumulated depreciation	—	(12,476)
Finance lease assets, net	$—	$21,549

Liabilities
Finance lease liabilities, current	$—	$3,085
Total finance lease liabilities	$—	$3,085

Robinson Aircraft LTD.

Notes to Condensed Interim Financial Statements

For the Three Months Ended August 31, 2023 and 2022

(Unaudited — Expressed in Canadian Dollars)

4. Leases (cont.)

Maturities of lease liabilities as of August 31, 2023 were as follows:

	As of Aug 31, 2023
	Operating Leases	Finance Leases
2024	$41,884	$—
2025	48,761	—
2026	24,011	—
2027	8,004	—
2028	—	—
2029 and thereafter	—	—
Total Undiscounted Lease Payments	$122,660	$—
Less: Imputed Interest	(14,233)	—
Total Lease Liabilities	$108,427	$—

Lease Costs

The table below presents certain information related to the lease costs for the three months ended August 31, 2023 and 2022:

	August 31, 2023	August 31, 2022
Operating lease cost	$13,878	$13,877

Finance Leases
Amortization of lease assets	1,134	1,701
Interest on lease liabilities	39	478

Other Lease Costs
Short-term lease cost	1,625	2,025
Variable least cost	334	116
Total lease costs	$17,010	$18,197

5. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following:

	August 31, 2023	May 31, 2023
Accounts payable	$181,551	$186,560
Government remittance	(18,513)	(14,456)
Accrued salaries, wages and benefits	50,340	48,237
Accounts payable and accrued liabilities	$213,378	$220,341

6. Promissory Note Payable

On October 19, 2022, the Company issued a Promissory Note in the principal amount of $300,000. The Promissory Note will be matured on October 18, 2027 and bears interest at a rate of 9.7% per annum and calculated monthly. The Promissory Note is securitized by certain patents of the Company.

Robinson Aircraft LTD.

Notes to Condensed Interim Financial Statements

For the Three Months Ended August 31, 2023 and 2022

(Unaudited — Expressed in Canadian Dollars)

6. Promissory Note Payable (cont.)

During the three months ended August 31, 2023, the Company recorded and paid interest expenses of $7,335 (August 31, 2022 — $nil). As at August 31, 2023, the current portion of the Promissory Note was $53,271 while the long-term portion was $246,729. The Promissory Note will be repaid on monthly basis, with interest only payments until October 15, 2023 and blended payments of $7,576 afterwards.

7. Convertible Promissory Notes

In May 2022, the Company approved the issuance of a series of convertible promissory notes (collectively, the “Notes”) with one year maturity term and simple interest on the outstanding principal amount from the date of issuance until payment in full, which interest shall be payable at the rate of 10% per annum.

On or before the date of the repayment in full of the Notes, in the event that the Company issues and sells shares of its equity securities to investors (the “Investors”) in gross proceeds at least $2,000,000 (including the conversion of the Notes and other debt) (a “Qualified Financing”), the outstanding principal and unpaid accrued interest balance of the Notes shall automatically convert in common shares at a conversion price equal to the lesser of (i) 80% of the per share price paid by the Investors or (ii) the price equal to the quotient of $15,000,000 divided by the aggregate number of outstanding common shares of the Company as of immediately prior to the initial closing of the Qualified Financing and otherwise on the same terms and conditions as given to the Investors.

If the Notes have not been previously converted pursuant to a Qualified Financing, then the holders of the Notes may elect by giving five days’ notice (the “Voluntary Conversion Date”) to convert the Notes and any unpaid accrued interest thereon into common shares of the Company (the “Voluntary Conversion”) at a conversion price equal to the quotient of$12,000,000 divided by the aggregate number of outstanding common shares of the Company as of the Voluntary Conversion Date.

During the year ended May 31, 2023, the Company issued numerous convertible promissory notes in the amount of $1,035,000 (2022 — $50,000).

During the three months ended August 31, 2023, the Company issued a convertible promissory note in the amount of $300,000, with the same terms as previously issued convertible promissory notes.

The following table presents the principal amounts and accrued interests of the convertible promissory notes:

	Principal	Accrued interest	Total
Balance as May 31, 2022	$50,000	$110	$50,110
Issuance of debt	1,035,000	—	1,035,000
Accrued interest	—	57,120	57,120
Balance as May 31, 2023	$1,085,000	$57,230	$1,142,230
Issuance of debt	300,000	—	300,000
Accrued interest	—	30,553	30,553
Balance as August 31, 2023	$1,385,000	$87,783	$1,472,783

The conversion features of the Notes are not clearly and closely related to the Notes and should be recognized as derivative liabilities. The Company determined that the estimated fair value of the derivative liabilities at issuance date and as of August 31, 2023 and May 31, 2023 were not material by using cash flow model that based on the inputs of the Company, and resulted $nil value was allocated to the derivative liabilities.

Robinson Aircraft LTD.

Notes to Condensed Interim Financial Statements

For the Three Months Ended August 31, 2023 and 2022

(Unaudited — Expressed in Canadian Dollars)

8. Advances from Shareholder

As at May 31, 2022, the outstanding balance for the loans from shareholder was $1,979,332. On June 24th, 2022, the advances from shareholder were fully settled by issuance of 2,196,465 class A common shares of the Company to Astro (Note 10).

9. Common Stock

The Company had an unlimited number of shares of common stock, issuable in one or more series, authorized and available to issue for purposes of satisfying the future grant of common stock options, and for purposes of any future business acquisitions and transactions as follows:

−  Unlimited number of voting A common stock with no par value

−  Unlimited number of voting B common stock with no par value

−  Unlimited number of non-voting common stock with no par value

On June 24th, 2022, the Horizon shareholders acquired 100% of the outstanding common shares of the Company back from Astro, in exchange for the transfer the 5,000,000 common shares of Astro back to Astro (the “Privatization”). Pursuant to the Privatization transaction, the Company issued 2,196,465 Voting A Common Shares to Astro representing 30% of the issued and outstanding capitalization of the Company to settle the advances from shareholder at amount of $1,979,332 (Note 8).

10. Stock Options

In August 2022, the Company established a Stock Option Plan (the “Option Plan”), under which the Board of Directors may from time to time, in its discretion, grant stock options to directors, officers, consultants and employees of the Company.

During the year ended May 31, 2023, the Company granted 693,265 options (2022 — nil) to directors and shareholders with exercise price is $0.76 per shares. These options will vest and become exercisable over three years. The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model with the following assumptions: share price $0.30; expected volatility 85%; risk-free interest rate 2.8%; expected life five years; and forfeiture rate 0%.

A summary of stock option activity for the three months ended August 31, 2023 is as follows:

Stock Options Activity	Number of Options outstanding	Number of Options excercisable	Weighted- Average Exercise Price per share	Weighted- Average Life Remaining (in years)
Balance, May 31, 2022	—	—	—	—

Options granted	693,265	—	0.76	7.15
Balance, May 31, 2023	693,265	—	0.76	7.15

Options vested	—	178,566	0.76	6.90
Balance, August 31, 2023	693,265	178,566	0.76	6.90

During the year ended May 31, 2023, the Company granted 693,265 stock options with fair value of $141,795 and recorded stock-based compensation expenses of $54,632 (2022 — $nil).

During the three months ended August 31, 2023, the Company recorded stock-based compensation expenses of $13,419 (August 31, 2022 — $6,540) for the vesting of stock options.

Robinson Aircraft LTD.

Notes to Condensed Interim Financial Statements

For the Three Months Ended August 31, 2023 and 2022

(Unaudited — Expressed in Canadian Dollars)

11. Term Loan

In May 2020, the Company received a $40,000 line of credit (“CEBA LOC”) under the Canada Emergency Business Account (“CEBA”) program funded by the Government of Canada. The CEBA LOC is non-interest bearing and can be repaid at any time without penalty. On January 1, 2021, the outstanding balance of the CEBA LOC automatically converted to a 2-year interest-free term loan (“CEBA Term Loan”). The CEBA Term Loan may be repaid at any time without notice or the payment of any penalty. If the CEBA Term Loan is repaid on or before December 31, 2023, the repayment of up to 33% of such CEBA Term Loan would be forgiven. If the CEBA Term Loan remains outstanding after December 31, 2023, interest will be accrued at 5% per annum starting on January 1, 2024, and only interest payments are required until full principal is due on December 31, 2025. The frequency of interest payment would be determined by the financial institution that issued the loan.

12. Government Grants

DAIR Green Fund

In November 2022, the Company entered into a funding agreement with Downsview Aerospace Innovation & Research Centre (“DAIR”). In June 2022, DAIR entered into a Contribution Agreement with Federal Economic Development Agency for Southern Ontario to launch a Green Fund to financially support projects led by small and medium size enterprises. DAIR selected the Company with a project on the Engineering Design of a Hybrid Power System Novel Power Distribution Scheme. The funding to the Company is $75,000, in which $50,000 has been funded to the Company as at May 31, 2023 and $15,000 was invoiced in August, 2023. The final payment of $10,000 will be held back upon successful reporting to DAIR on the project.

Air Force Grant

In January 2022, the Company entered into a Market Research Investment Agreement (the “Agreement”) with Collaboration.Ai, a company is engaged with the United States Operations command and the U.S. Air Force to administer selection and awards for the AFWERX Challenge program to foster innovation within the services. According to the Agreement, the Company will provide research, development, design, manufacturing, services, support, testing, integration and parts/components in aid of delivery of market research in accordance with one or more Statements of Work or Market Research Plans. Upon the Agreement, a fixed fee fund of $366,050 was approved. As at August 31, 2023, the Company has received $235,434.

13. Related Party Transactions

The following are related party transactions during the three months ended August 31, 2023 and 2022 not disclosed elsewhere in the financial statements.

	For the Three Months Ended August 31,
	2023	2022
Salaries to officers	100,921	131,660
Reimbursed expenses to officers	6,047	4,357

During the three months ended August 31, 2023, the Company issued nil (2022 — 523,500) options to its directors and recorded $10,236 (August 31, 2022 — $3,897) stock-based compensation expenses accordingly.

Robinson Aircraft LTD.

Notes to Condensed Interim Financial Statements

For the Three Months Ended August 31, 2023 and 2022

(Unaudited — Expressed in Canadian Dollars)

14. Subsequent Events

Management has evaluated subsequent events through November 17, 2023, the date the financial statements were available to be issued.

Business Combination with Pono

On August 15, 2023, the Company has entered into a business combination agreement with Pono Capital Three Inc. (the “Pono”). Pursuant to the Business Combination Agreement, it is intended that the Company will amalgamate with Pono Three Merger Sub, Inc., a wholly owned subsidiary of Pono, with the resulting combined company continuing as a wholly owned subsidiary of Pono. Stockholders of the Company will receive shares of common stock of Pono.

As consideration for the amalgamation, the shareholders of the Company collectively shall be entitled to receive from the Pono, in aggregate, a number of Pono Class A Ordinary Shares equal to the quotient derived from dividing (a) the difference of (i) US $96,000,000 minus (ii) the closing net indebtedness by (b) the redemption price.

It is currently expected that the transaction will close in the third quarter of fiscal year 2024, assuming such closing conditions are met.

SRED Loan

In September 2023, the Company has obtained a loan of $225,000 at 14% per annum, compounded and calculated monthly. The loan is secured by all presently owned and hereafter acquired property of the Company. The loan may be repaid, in whole or in part, at any time without penalty after three months from issuance date and matures in twelve months following the issuance date. Further, the loan, including all outstanding principal and accrued interest, shall become payable and due within three business days of any Change of Control of the Company.

Convertible Notes

On October 24, 2023, the Company issued convertible notes in the aggregate principal amount of $6.7 million (the “October 2023 Notes”). The October 2023 Notes have an interest rate of 10% per annum or the maximum rate permissible by law, whichever is less. The October 2023 Notes shall convert in the event Horizon (i) issues and sells Horizon’s preferred or common shares (the “Equity Securities’) to investors on or before the date of the repayment in full of the Convertible Promissory Notes in an equity financing resulting in gross proceeds to Horizon of at least $5,000,000, or (ii) lists Equity Securities for trading pursuant to a prospectus filed under applicable Canadian securities laws or a registration statement filed under the 1933 Act (either (i) or (ii), a “Qualified Transaction”), in which case the outstanding principal and unpaid accrued interest balance of the October 2023 Notes shall automatically convert in whole without any further action by the shareholder into such Equity Securities at a conversion price equal to eighty percent (80%) of the per share price applicable in the Qualified Transaction, and otherwise on the same terms and conditions as given to the participants in such transaction.

If these October 2023 Notes have not been previously converted pursuant to a Qualified Transaction, then the holders thereof may elect by giving five (5) days’ notice (the “Voluntary Conversion Date”) to convert the outstanding principal amount of the October 2023 Notes and any unpaid accrued interest thereon into Class B Common Shares of the Company at a conversion price equal to the quotient of $40,000,000 divided by the aggregate number of outstanding common shares of the Horizon as of the Voluntary Conversion Date.

As a result of the financing occuring from the issuance of the October 2023 Notes, the principal and accrued interest of the previously issued Notes converted on October 31, 2023 into 517,532 Class B Common Shares of the Company.

Annex A

BUSINESS COMBINATION AGREEMENT

by and among

Pono Capital Three, Inc.
as the SPAC,

Robinson Aircraft Ltd.
d/b/a Horizon Aircraft
as the Company,

and

Pono Three Merger Acquisitions Corp.
as Merger Sub

Dated as of August 15, 2023

Annex A Page Nos
ARTICLE I BUSINESS COMBINATION		A-2
1.1	The Amalgamation	A-2
1.2	Securities Certificates.	A-3
1.3	Effective Date	A-3
1.4	Effecting the Amalgamation	A-3
1.5	Name of Amalco	A-3
1.6	Registered Office	A-3
1.7	Authorized Share Structure of Amalco	A-4
1.8	Initial Director of Amalco	A-4
1.9	Articles and Notice of Articles	A-4
1.10	Dissenting Shareholders	A-4
1.11	The Company Special Meeting	A-4
1.12	The Company Information Circular	A-4
1.13	Reserved	A-5
1.14	Company Convertible Securities	A-5
1.15	Allocation Schedule	A-5
1.16	Exchange Agent.	A-6
1.17	Withholding	A-6
1.18	Exchange Consideration	A-7
1.19	Closing Calculations	A-7
1.20	Exchange Consideration Adjustment	A-7
1.21	Escrow	A-9
1.22	Intended Tax Treatment	A-9

ARTICLE II CLOSING		A-9
2.1	Closing	A-9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SPAC		A-9
3.1	Organization and Standing	A-9
3.2	Authorization; Binding Agreement	A-10
3.3	Governmental Approvals	A-10
3.4	Non-Contravention	A-10
3.5	Capitalization.	A-11
3.6	SEC Filings and the SPAC Financials.	A-11
3.7	Absence of Certain Changes	A-12
3.8	Compliance with Laws	A-12
3.9	Actions; Orders; Permits	A-12
3.10	Taxes and Returns	A-13
3.11	Employees and Employee Benefit Plans	A-13
3.12	Properties	A-13
3.13	Material Contracts	A-13
3.14	Transactions with Affiliates	A-14
3.15	Investment Company Act	A-14
3.16	Finders and Brokers	A-14
3.17	Certain Business Practices.	A-14
3.18	Insurance	A-14
3.19	SPAC Trust Account	A-15
3.20	Independent Investigation	A-15

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MERGER SUB		A-15
4.1	Organization and Standing	A-15
4.2	Authorization; Binding Agreement	A-15
4.3	Governmental Approvals	A-16

Annex A-i

Annex A Page Nos
4.4	Non-Contravention	A-16
4.5	Ownership	A-16
4.6	Activities of Merger Sub	A-16
4.7	Finders and Brokers	A-16

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-16
5.1	Organization and Standing	A-17
5.2	Authorization; Binding Agreement	A-17
5.3	Capitalization	A-17
5.4	Subsidiaries	A-18
5.5	Governmental Approvals	A-18
5.6	Non-Contravention	A-18
5.7	Financial Statements.	A-18
5.8	Absence of Certain Changes	A-19
5.9	Compliance with Laws	A-19
5.10	Company Permits	A-19
5.11	Litigation	A-20
5.12	Material Contracts	A-20
5.13	Transactions with Affiliates	A-21
5.14	Intellectual Property	A-22
5.15	Taxes and Returns	A-23
5.16	Real Property	A-24
5.17	Personal Property	A-25
5.18	Title to and Sufficiency of Assets	A-25
5.19	Employee Matters.	A-25
5.20	Benefit Plans	A-26
5.21	Environmental Matters	A-26
5.22	Transactions with Related Persons	A-27
5.23	Insurance.	A-27
5.24	Books and Records	A-28
5.25	Top Suppliers	A-28
5.26	Certain Business Practices.	A-28
5.27	Investment Company Act	A-28
5.28	Finders and Brokers	A-28
5.29	Compliance with Aviation Laws.	A-28
5.30	Independent Investigation	A-29
5.31	Information Supplied	A-29
5.32	Disclosure	A-29

ARTICLE VI COVENANTS		A-30
6.1	Access and Information.	A-30
6.2	Conduct of Business of the Company	A-30
6.3	Conduct of Business of the SPAC.	A-32
6.4	Annual and Interim Financial Statements	A-34
6.5	SPAC Public Filings	A-34
6.6	No Solicitation.	A-34
6.7	No Trading	A-35
6.8	Notification of Certain Matters	A-35
6.9	Efforts.	A-36
6.10	Tax Matters	A-37
6.11	Further Assurances	A-37
6.12	The Registration Statement	A-37
6.13	Company Shareholder Meeting	A-39
6.14	Continuance	A-39

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Annex A Page Nos
6.15	Public Announcements.	A-39
6.16	Confidential Information.	A-39
6.17	Documents and Information	A-40
6.18	Post-Closing Board of Directors and Executive Officers	A-40
6.19	Indemnification of Directors and Officers; Tail Insurance.	A-41
6.20	Trust Account Proceeds	A-41
6.21	Roadshow Presentations	A-41
6.22	Equity Financing	A-41
6.23	Fairness Opinion	A-41

ARTICLE VII NO SURVIVAL		A-41
7.1	No Survival	A-41

ARTICLE VIII CLOSING CONDITIONS		A-42
8.1	Conditions to Each Party’s Obligations	A-42
8.2	Conditions to Obligations of the Company	A-43
8.3	Conditions to Obligations of the SPAC	A-43
8.4	Frustration of Conditions	A-45

ARTICLE IX TERMINATION AND EXPENSES		A-45
9.1	Termination	A-45
9.2	Effect of Termination	A-46
9.3	Fees and Expenses	A-46

ARTICLE X WAIVERS AND RELEASES		A-47
10.1	Waiver of Claims Against Trust	A-47

ARTICLE XI MISCELLANEOUS		A-48
11.1	Notices	A-48
11.2	Binding Effect; Assignment	A-48
11.3	Third Parties	A-48
11.4	Governing Law; Jurisdiction	A-48
11.5	Waiver of Jury Trial	A-49
11.6	Specific Performance	A-49
11.7	Severability	A-49
11.8	Amendment	A-49
11.9	Waiver	A-49
11.10	Entire Agreement	A-49
11.11	Interpretation	A-50
11.12	Counterparts	A-50
11.13	Legal Representation	A-50

ARTICLE XII DEFINITIONS		A-51
12.1	Certain Definitions	A-51
12.2	Section References	A-59

Annex A-iii

INDEX OF EXHIBITS

Exhibit	Description
Exhibit A	Form of Voting Agreement
Exhibit B	Form of Sponsor Support Agreement
Exhibit C	Form of Lock-Up Agreement
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Amalgamation Application
Exhibit F	Amalco Articles
Exhibit G	Text of Company Amalgamation Resolution

Annex A-iv

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of August 15, 2023 by and among (i) Pono Capital Three Inc., a Cayman Islands exempted company (the “SPAC”), (ii) Robinson Aircraft Ltd. d/b/a Horizon Aircraft, a British Columbia company (the “Company”), and (iii) Pono Three Merger Acquisitions Corp., a British Columbia company and a wholly-owned subsidiary of the SPAC (“Merger Sub”). The SPAC, the Company and Merger Sub are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

RECITALS:

A. Certain capitalized terms used herein are defined in Article XII hereof.

B. The Company designs and manufactures hybrid electric vertical take-off and landing aerial vehicles.

C. the SPAC is a “blank check” company incorporated on March 11, 2022 as a Delaware corporation and redomiciled as a Cayman Islands exempted company on October 14, 2022 and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

D. Merger Sub is a newly-formed company existing under the laws of the Province of British Columbia, and a direct, wholly-owned subsidiary of the SPAC and was formed for the purpose of effecting the Amalgamation.

E. Prior to the Closing Date, the SPAC shall complete the SPAC Continuance, on the terms and subject to the conditions set forth in this Agreement.

F. At the Closing, the SPAC, the Company and Merger Sub intend to complete a transaction whereby Merger Sub and the Company will amalgamate (the “Amalgamation”) pursuant to section 269 of the BCBCA and the holders of the shares of the Company, other than Dissenting Shareholders, the SPAC and any wholly-owned subsidiary of the SPAC, will receive such holder’s pro-rata share of the Exchange Consideration (as defined herein).

G. At the Closing, the SPAC will be renamed “Horizon Aircraft Ltd.” or such other name as the Company may determine.

H. The board of directors of the SPAC has (i) determined that each of the SPAC Continuance and the Amalgamation is fair, advisable and in the best interests of the SPAC and shareholders, (ii) approved this Agreement and the transactions contemplated hereby, including the SPAC Continuance and the Amalgamation, upon the terms and subject to the conditions set forth herein, and (iii) determined to recommend to the SPAC’s shareholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the SPAC Continuance and the Amalgamation.

I. The board of directors of the Company has (i) determined that the Amalgamation is fair, advisable and in the best interests of the Company and the Company Shareholders;

(ii) approved this Agreement and the transactions contemplated hereby, including the Amalgamation, upon the terms and subject to the conditions set forth herein; and (iii) determined to recommend to their respective stockholders the approval and adoption of this Agreement and the transactions contemplated hereby Company Common Shareholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Amalgamation.

J. The SPAC has received voting and support agreements in the form attached as Exhibit A hereto (collectively, the “Voting Agreements”) signed by the Company and certain Significant Company Holders, the votes attached to the Company Shares of such Significant Company Holders being sufficient in the aggregate to approve at the Company Shareholder Meeting the Amalgamation and the other transactions contemplated by this Agreement.

K. Contemporaneously with the execution of, and as a condition and an inducement to the SPAC and the Company entering into this Agreement, the Sponsor and specified shareholders of the SPAC are entering into and delivering Support Agreements, substantially in the form attached hereto as Exhibit B (each, a “SPAC Support Agreement”), pursuant to which each such SPAC shareholder has agreed (x) not to transfer or redeem any of the SPAC Ordinary Shares held by such SPAC shareholder in accordance with the Insider Letter, (y) to vote in favor of this Agreement, the SPAC Continuance and the Amalgamation at the SPAC Special Meeting in accordance with

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the Insider Letter and (z) waive any adjustment to the conversion ratio set forth in the SPAC Memorandum and Articles of Association or any other anti-dilution or similar protection with respect to the SPAC Class B Ordinary Shares (whether resulting from the transactions contemplated hereby, by the Ancillary Documents or by any other transaction consummated in connection with the transactions contemplated hereby).

L. Prior to Closing, the Company shall use commercially reasonable efforts to secure subscription agreements to purchase Company Shares to raise gross proceeds of at least $5,000,000 (the “Initial Investments”).

M. The SPAC and the Company will use their commercially reasonable efforts to secure post-business combination financing structures in the form of a PIPE, convertible debt, forward purchase agreement, backstop, or equity line of credit (collectively, the “Equity Financing”).

N. Simultaneously with the execution and delivery of this Agreement, certain Significant Company Holders have entered into a Lock-Up Agreement with the SPAC, the form of which is attached as Exhibit C hereto (the “Lock-Up Agreement”) providing for a six (6) month lock-up period, which agreement will become effective as of, and subject to, the Closing.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I
BUSINESS COMBINATION

1.1 The Amalgamation.

(a) Not less than one Business Day prior to the Effective Time, the SPAC will complete the SPAC Continuance.

(b) At the Effective Time, Merger Sub and the Company shall complete the Amalgamation and continue as one company, being Amalco, pursuant to the provisions of section 269 of the BCBCA.

(c) At the Effective Time, and as a result of the Amalgamation:

(i) each holder of Company Shares (other than Dissenting Shareholders, the SPAC and any wholly-owned subsidiary of the SPAC) shall exchange such holder’s Company Shares for such number of SPAC Class A Ordinary Shares that is equal to such Company Shareholder’s Pro Rata Share of the Exchange Consideration (less the Escrow Shares), as fully paid and non-assessable shares, entries will be made in the central securities register of the Company to reflect the transfer of such Company Shares to the SPAC, and entries will be made in the central securities register of the SPAC to reflect the issuance of such SPAC Shares;

(ii) each issued and outstanding Company Share held by the SPAC as a result of the exchange of Company Shares for SPAC Class A Ordinary Shares pursuant to Section 1.1(c)(i) will be immediately exchanged for one fully paid and non-assessable Amalco Share, following which each such Company Share shall be cancelled;

(iii) each issued and outstanding Company Share held by the SPAC and any wholly-owned subsidiary of the SPAC (which were not exchanged in Section 1.1(c)(i)) shall be exchanged for one fully paid and non-assessable Amalco Share, following which each such Company Share shall be cancelled;

(iv) each issued and outstanding Merger Sub Share held by the SPAC shall be exchanged for one fully paid and non-assessable Amalco Share, following which each such Merger Sub Share shall be cancelled;

(v) the SPAC will add to its capital maintained in respect of SPAC Class A Ordinary Shares an amount equal to the aggregate paid-up capital for purposes of the Tax Act of the Company Shares immediately prior to the Amalgamation (less the paid-up capital of any Company Share held by Dissenting Shareholders, the SPAC, and any wholly-owned subsidiary of the SPAC, who do not exchange their Company Shares for SPAC Class A Ordinary Shares on the Amalgamation);

Annex A-2

(vi) Amalco will add to its capital maintained in respect of the Amalco Shares an amount equal to the aggregate paid-up capital for purposes of the Tax Act of the Merger Sub Shares and the Company Shares immediately prior to the Amalgamation (less the paid-up capital of any Company Share held by Dissenting Shareholders who do not exchange their Company Shares for SPAC Class A Ordinary Shares on the Amalgamation) immediately prior to the Amalgamation; and

(vii) Amalco will become a wholly-owned subsidiary of the SPAC.

(d) No fractional SPAC Class A Ordinary Share will be issued under the Amalgamation. Where the aggregate number of SPAC Class A Ordinary Shares to be issued to any Company Shareholder under the Amalgamation would result in a fraction of a SPAC Class A Ordinary Share being issuable, the number of SPAC Class A Ordinary Shares to be issued to such Company Shareholder shall be rounded down to the next whole number, and no cash or other consideration shall be paid or payable in lieu of such fraction of a SPAC Class A Ordinary Share.

(e) The Amalco Articles shall be substantially in the form attached hereto as Exhibit F.

1.2 Securities Certificates.

(a) At the Effective Time:

(i) subject to Section 1.1, the registered holders of Company Shares (other than Dissenting Shareholders, the SPAC, and any wholly-owned subsidiary of the SPAC) shall become the registered holders of the SPAC Class A Ordinary Shares to which they are entitled in accordance with the provisions of this Agreement;

(ii) direct registration statements evidencing an entitlement to SPAC Class A Ordinary Shares, issuable to each Company Shareholder will, as soon as practicable, but no later than five (5) Business Days following the Effective Date be forwarded by the transfer agent to that holder, at the address specified in the central securities register of the Company, by first class mail (postage prepaid);

(iii) the SPAC, as the registered holder of the Merger Sub Share, shall cease to be the holder of the Merger Sub Share and shall become the registered holder of the Amalco Shares to which it is entitled in accordance with the provisions of this Agreement, and such Amalco Shares will be issued to the SPAC on an uncertificated basis; and

(iv) all share certificates formerly representing the Merger Sub Share or Company Shares shall be deemed to be cancelled and any former non-certificated entry or position on the central securities register of Merger Sub and the Company shall be cancelled.

1.3 Effective Date. The Amalgamation shall be completed on the Effective Date and shall be effective at the Effective Time.

1.4 Effecting the Amalgamation. Subject to the rights of termination contained in this Agreement, upon the approval of the Company Common Shareholders and the Merger Sub Shareholder being obtained, and the other conditions contained in this Agreement being complied with or waived, the SPAC shall file a Notice of Alteration to effect the change of name of the SPAC to “Horizon Aircraft Ltd.” (or such other name as the Company may determine) and Merger Sub and the Company shall file the Amalgamation Application and deliver such other documents as may be required in order to effect the Amalgamation within two Business Days, or such other date as the Parties may agree.

1.5 Name of Amalco. The Parties agree that the name of Amalco shall be such name as determined by the Company in its sole discretion.

1.6 Registered Office. The Parties agree that the address of the registered and records office of Amalco shall be Suite 2300, 550 Burrard Street, Vancouver, BC V6C 2B5.

Annex A-3

1.7 Authorized Share Structure of Amalco. The Parties agree that Amalco shall be authorized to issue an unlimited number of common shares (being the Amalco Shares). At the Effective Time, the capital of Amalco in respect of its common shares in the records of Amalco for the Amalco Shares shall be equal to the capital attributed to the Company Shares and the Merger Sub Shares (less the capital of any Dissenting Shareholders who do not exchange their Company Shares for SPAC Class A Ordinary Shares on the Amalgamation).

1.8 Initial Director of Amalco. The Parties agree that, concurrently with the Closing of the Amalgamation, pursuant to the Amalgamation Application, the first director of Amalco shall be E. Brandon Robinson with a prescribed address of 3187 Highway 35, Lindsay, Ontario K9V 4R1 Canada, who shall hold office until the next annual meeting of Amalco or until his successor is duly elected or appointed.

1.9 Articles and Notice of Articles. The Notice of Articles of Amalco shall be in the form of the notice of articles forming part of the Amalgamation Application attached as Exhibit E and the Amalco Articles shall be substantially in the form attached as Exhibit F until repealed or amended in the normal manner provided for in the BCBCA.

1.10 Dissenting Shareholders. On the earlier of the Effective Date and the making of an agreement between any Dissenting Shareholder and the Company, as applicable, for the purchase of their Company Shares, a Dissenting Shareholder shall cease to have any rights as a shareholder of the Company, other than the right to be paid the fair value of the Dissenting Shareholder’s Company Shares in the amount agreed to. Notwithstanding anything in this Agreement to the contrary, Company Shares that are held by Dissenting Shareholders shall not be exchanged for SPAC Class A Ordinary Shares on the Effective Date as provided in Section 1.1(c) hereof. However, in the event that a Dissenting Shareholder fails to perfect or effectively withdraws the Dissenting Shareholder’s claim in accordance with the BCBCA or otherwise waives the Dissenting Shareholder’s right to make a claim in accordance with the BCBCA, the Dissenting Shareholder’s Company Shares, shall thereupon be deemed to have been exchanged for SPAC Class A Ordinary Shares on the basis set forth in Section 1.1(c) hereof.

1.11 The Company Special Meeting.

(a) Subject to the terms of this Agreement and the provision of the SPAC Information, and provided that the Company does not seek approval of the Company Amalgamation Resolution by way of a written consent resolution of Company Shareholders, the Company shall convene and conduct the Company Special Meeting in accordance with the Company Governing Documents, applicable Laws as soon as reasonably practicable upon completion of the Company Information Circular, and shall not adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the Company Special Meeting without the prior written consent of the SPAC (not to be unreasonably withheld, delayed or conditioned), except in the case of an adjournment as required for quorum purposes. The Company shall consult with the SPAC in fixing the record date for the Company Special Meeting and the date of the Company Special Meeting, give notice to the SPAC of the Company Special Meeting and allow the SPAC’s representatives and legal counsel to attend the Company Special Meeting. The Company shall use its commercially reasonable efforts to encourage holders of the Company Common Shares to vote in favour of the Company Amalgamation Resolution, including to take all action reasonably necessary or advisable to secure the approval of the Company Amalgamation Resolution.

(b) The Company shall provide the SPAC with (i) updates with respect to the aggregate tally of the proxies received by the Company in respect of the Company Amalgamation Resolution, (ii) updates with respect to any communication (written or oral) from any Company Shareholder in opposition to the Amalgamation, (iii) the right to demand postponement or adjournment of the Company Special Meeting if, based on the tally of proxies, the Company will not receive the Company Required Approval in respect of the Company Amalgamation Resolution; provided, that the Company Special Meeting, so postponed or adjourned, shall not be later than (A) five (5) Business Days prior to the Outside Date or (B) ten (10) days from the original date of the Company Special Meeting, and (iv) the right to review and comment on all communications sent to Company Shareholders in connection with the Company Special Meeting.

1.12 The Company Information Circular.

(a) In the event the Company seeks approval of the Company Amalgamation Resolution at a Company Special Meeting rather than by way of a written consent resolution, the Company shall promptly prepare and complete, in good faith consultation with the SPAC, the Company Information Circular together with any other

Annex A-4

documents required by applicable Law in connection with the Company Special Meeting and the Amalgamation, and the Company shall promptly following the execution of this Agreement, cause the Company Information Circular and such other documents to be sent to each Company Shareholder and other person as required by applicable Law.

(b) The Company shall ensure that the Company Information Circular (i) complies with the Company Governing Documents, of applicable Law, (ii) does not contain any Misrepresentation, except with respect to the SPAC Information included in the Company Information Circular, which the SPAC will ensure does not contain a Misrepresentation, (iii) provides the Company Common Shareholders with sufficient information (explained in sufficient detail) to permit them to form a reasoned judgement concerning the matters to be placed before the Company Special Meeting and (iv) states any material interest of each director and officer, whether as director, officer, securityholder or creditor of the Company, as and to the extent required by applicable Law.

(c) The Company shall, subject to the terms of this Agreement, ensure that the Company Information Circular includes a statement that the board of directors of the Company has unanimously (i) determined that the Amalgamation is in the best interests of the Company and fair to the Company Shareholders and (ii) recommended that the Company Common Shareholders vote in favor of the Company Amalgamation Resolution.

(d) The SPAC shall assist the Company in the preparation of the Company Information Circular, including obtaining and furnishing to the Company any information with respect to the SPAC required to be included under applicable Laws in the Company Information Circular (the “SPAC Information”), and ensuring that the SPAC Information does not contain any Misrepresentation. The Company shall give the SPAC and its legal counsel a reasonable opportunity to review and comment on drafts of the Company Information Circular and other related documents, and shall accept the reasonable comments made by the SPAC and its counsel, and agrees that all information relating to the SPAC included in the Company Information Circular must be in a form and content reasonably satisfactory to the SPAC.

(e) Each Party shall promptly notify the other Parties if it becomes aware that the Company Information Circular contains a Misrepresentation, or otherwise requires an amendment or supplement. The Parties shall cooperate in the preparation of any such amendment or supplement as required or appropriate, and the Company shall promptly deliver or otherwise disseminate any such amendment or supplement to the Company Shareholders as required by the Court or applicable Law.

(f) If the Company Information Circular requires the inclusion of, or the Company otherwise desires to include, any tax disclosure regarding the anticipated consequences of the transactions contemplated hereby to any Company shareholders, each Party shall use commercially reasonable efforts to deliver a “Tax Representation Letter,” containing customary representations of the applicable Party as shall be reasonably necessary or appropriate to enable outside legal counsel to prepare such disclosure, subject to customary assumptions and limitations, regarding the transactions contemplated by this Agreement.

1.13 Reserved.

1.14 Company Convertible Securities. The Company shall cause any other Company Convertible Security if not exercised or converted prior to the Effective Time, to be cancelled, retired and terminated and cease to represent a right to acquire, be exchanged for or convert into Company Shares.

1.15 Allocation Schedule.

(a) No later than five (5) Business Days prior to the Closing Date, the Company shall deliver to the SPAC (and the SPAC shall thereafter deliver to the Exchange Agent) an allocation schedule (the “Allocation Schedule”) setting forth (i) the number of Company Shares held by each Company Shareholder, (ii) the portion of the Exchange Consideration allocated to each Company Shareholder (being each such Company Shareholder’s “Pro Rata Share”), determined in the manner set forth herein, and (iii) a certification, duly executed by an authorized officer of the Company, that the information delivered pursuant to clauses (i) and (ii) is, and will be as of immediately prior to the Closing, true and correct in all respects and in accordance with the last sentence of this Section 1.15(a). The Company will review any comments to the Allocation Schedule provided by the SPAC or any of its Representatives and consider and incorporate in good faith any reasonable comments proposed by the SPAC or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (A) the aggregate number of SPAC Class A Ordinary Shares that each Company Shareholder will have a right to receive pursuant to the Amalgamation will be rounded down to the nearest whole share, (B) in no event shall the aggregate

Annex A-5

number of SPAC Class A Ordinary Shares set forth on the Allocation Schedule that are allocated in respect of Company Shares exceed the Exchange Consideration, and (C) the Allocation Schedule (and the calculations or determinations therein) shall be prepared in accordance with any applicable Law, the Company Governing Documents, the Company Shareholders Agreement, the Company Equity Plan and any other Contract to which the Company is a party or bound to the extent applicable thereto.

(b) The SPAC, the Exchange Agent and their respective Affiliates and Representatives shall be entitled to rely, without any independent investigation or inquiry, on the names, amounts, and other information set forth in the Allocation Schedule. None of the SPAC, the Exchange Agent and their respective Affiliates or Representatives shall have any liability to any Company Shareholder or any of its Affiliates for relying on the Allocation Schedule. The Allocation Schedule may not be modified after delivery to the SPAC except pursuant to a written instruction from the Company, with certification from an authorized representative of the Company that such modification is true and correct. The SPAC, the Exchange Agent and their respective Affiliates and Representatives shall be entitled to rely, without any independent investigation or inquiry, on such modified Allocation Schedule.

1.16 Exchange Agent.

(a) As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten (10) Business Days prior to the Closing Date, the SPAC shall appoint an exchange agent reasonably acceptable (such acceptance, not to be unreasonably withheld, conditioned or delayed) to the Company (the “Exchange Agent”) and enter into an exchange agent agreement with the Exchange Agent for the purpose of exchanging certificates, if any, representing the Company Shares (“Company Certificates”) and each Company Share held in book-entry form on the stock transfer books of the Company immediately prior to the Closing, in either case, for the portion of the Exchange Consideration issuable in respect of such Company Shares pursuant to the Amalgamation and on the terms and subject to the other conditions set forth in this Agreement (less the Escrow Shares, which will be deposited in the Escrow Account in accordance with Section 1.21).

(b) At least three (3) Business Days prior to the Closing Date, the Company shall mail or otherwise deliver, or shall cause to be mailed or otherwise delivered, a Letter of Transmittal to the Company Shareholders.

(c) In accordance with the Amalgamation, the SPAC shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company Shareholders and for exchange in accordance with this Section 1.16 through the Exchange Agent, evidence of SPAC Class A Ordinary Shares in book-entry form representing the portion of the Exchange Consideration issuable pursuant to the Amalgamation (less the Escrow Shares, which will be deposited in the Escrow Account in accordance with Section 1.21).

1.17 Withholding. Notwithstanding anything in this Agreement to the contrary, the SPAC, Amalco, the Company and the Exchange Agent shall be entitled to take such actions as are reasonably necessary to deduct or withhold (or cause to be deducted or withheld) from any amounts payable or otherwise deliverable to any Person pursuant to the Amalgamation or this Agreement such Taxes, source deductions and other amounts as are required to be deducted or withheld under applicable Tax Law. To the extent that amounts are so deducted or withheld and timely remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. Each of the SPAC, Amalco, the Company and the Exchange Agent, as applicable, is hereby authorized to sell or otherwise dispose of, on behalf of such Person, such portion of any share or other security deliverable to such Person as is necessary to provide sufficient funds to the SPAC, Amalco, the Company or the Exchange Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the SPAC, Amalco, the Company or the Exchange Agent shall use commercially reasonable efforts to notify such Person thereof and remit the applicable portion of the net proceeds of such sale to the appropriate Governmental Authority and, if applicable, any portion of such net proceeds that is not required to be so remitted shall be paid to such Person. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding) to the extent permitted under applicable Tax Law.

Annex A-6

1.18 Exchange Consideration. As consideration for the Amalgamation, the Company Shareholders collectively shall be entitled to receive from the SPAC, in the aggregate, a number of SPAC Class A Ordinary Shares (the “Exchange Consideration”) equal to the quotient derived from dividing (a) the difference of (i) Ninety-six Million U.S. Dollars ($96,000,000) minus (ii) the Closing Net Indebtedness by (b) the Redemption Price, provided, that the Exchange Consideration otherwise issuable to Company Shareholders is subject to:

(a) the withholding of the Escrow Shares deposited in the Escrow Account in accordance with Section 1.21, and after the Closing is subject to adjustment in accordance with Section 1.20; and

(b) reduction by such number of additional number of SPAC Class A Ordinary Shares equal a maximum of the quotient derived from dividing (i) Eight Million U.S. Dollars ($8,000,000) by (ii) the Redemption Price (the “Incentive Shares”), provided such Incentive Shares are allotted and issued on or prior to the Closing Date to such third parties as the Company and the SPAC may agree (A) in connection with the Equity Financing; or (B) to one or more existing holders of SPAC Class A Ordinary Shares as an inducement for them not to proceed with a Redemption, all subject to compliance with applicable Law and any applicable stock exchange policies.

1.19 Closing Calculations. At least three (3) Business Days prior to the Closing Date, the Company shall deliver to the SPAC a statement certified by the Company’s chief executive officer (the “Estimated Closing Statement”) setting forth a good faith calculation of the Company’s estimate of the Closing Net Indebtedness as of the Reference Time, and the resulting Exchange Consideration based on such estimates, in reasonable detail including for each component thereof, along with the amount owed to each creditor of the Company, and bank statements and other evidence reasonably necessary to confirm such calculations. Promptly upon delivering the Estimated Closing Statement to the SPAC, if requested by the SPAC, the Company will meet with the SPAC to review and discuss the Estimated Closing Statement and the Company will consider in good faith the SPAC’s comments to the Estimated Closing Statement and make any appropriate adjustments to the Estimated Closing Statement prior to the Closing, which adjusted Estimated Closing Statement, as mutually approved by the Company and the SPAC both acting reasonably and in good faith, shall thereafter become the Estimated Closing Statement for all purposes of this Agreement. The Estimated Closing Statement and the determinations contained therein shall be prepared in accordance with the Accounting Principles and otherwise in accordance with this Agreement.

1.20 Exchange Consideration Adjustment.

(a) Within ninety (90) days after the Closing Date, the SPAC’s Chief Financial Officer shall deliver to the Sponsor a statement (the “Closing Statement”) setting forth (i) a consolidated balance sheet of the Company as of the Reference Time and (ii) a good faith calculation of Closing Net Indebtedness as of the Reference Time, and the resulting Exchange Consideration using the formula in Section 1.18. The Closing Statement shall be prepared, and the Closing Net Indebtedness and the resulting Exchange Consideration and shares shall be determined in accordance with the Accounting Principles and otherwise in accordance with this Agreement.

(b) After delivery of the Closing Statement, the Sponsor, the Company and their respective Representatives on their behalves, shall be permitted reasonable access to the books, records, working papers, files, facilities and personnel of the Company relating to the preparation of the Closing Statement. The Sponsor, the Company, and their respective Representatives on their behalves, may make inquiries of the Chief Financial Officer and related personnel and advisors of the SPAC and the Company regarding questions concerning or disagreements with the Closing Statement arising in the course of their review thereof, and the SPAC and the Company shall provide reasonable cooperation in connection therewith. If either the Sponsor or the Company (each, a “Representative Party”) has any objections to the Closing Statement, such Representative Party shall deliver to the Chief Financial Officer of the SPAC and the other Representative Party a statement setting forth its objections thereto (in reasonable detail) (an “Objection Statement”). If an Objection Statement is not delivered by a Representative Party within thirty (30) days following the date of delivery of the Closing Statement, then such Representative Party will have waived its right to contest the Closing Statement, all determinations and calculations set forth therein, and the resulting Exchange Consideration set forth therein. If an Objection Statement is delivered within such thirty (30) day period, then the Sponsor and the Company shall negotiate in good faith to resolve any such objections for a period of twenty (20) days thereafter. If the Sponsor and the Company do not reach a final resolution within such twenty (20) day period, then upon the written request of either Representative Party (the date of receipt of such notice by the other Party, the “Independent Expert Notice Date”), the Representative Parties will refer the dispute to the Independent Expert for final resolution of the dispute in accordance with Section 1.20(c). For purposes hereof, the “Independent Expert” shall mean a mutually acceptable independent (i.e., no prior material business

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relationship with any party for the prior two (2) years) accounting firm appointed by the Sponsor and the Company, which appointment will be made no later than ten (10) days after the Independent Expert Notice Date); provided, that if the Independent Expert does not accept its appointment or if the Sponsor and the Company cannot agree on the Independent Expert, in either case within twenty (20) days after the Independent Expert Notice Date, either Representative Party may require, by written notice to the other Representative Party, that the Independent Expert be selected by the New York City Regional Office of the AAA in accordance with the AAA’s procedures. The parties agree that the Independent Expert will be deemed to be independent even though a Party or its Affiliates may, in the future, designate the Independent Expert to resolve disputes of the types described in this Section 1.20. The Parties acknowledge that any information provided pursuant to this Section 1.20 will be subject to the confidentiality obligations of Section 6.16.

(c) If a dispute with respect to the Closing Statement is submitted in accordance with this Section 1.20 to the Independent Expert for final resolution, the Parties will follow the procedures set forth in this Section 1.20(c). Each of the Sponsor and the Company agrees to execute, if requested by the Independent Expert, a reasonable engagement letter with respect to the determination to be made by the Independent Expert. All fees and expenses of the Independent Expert will be borne by the SPAC. Except as provided in the preceding sentence, all other costs and expenses incurred by the Sponsor in connection with resolving any dispute hereunder before the Independent Expert will be borne by the Company Shareholders, and all other costs and expenses incurred by the Company in connection with resolving any dispute hereunder before the Independent Expert will be borne by the Sponsor. The Independent Expert will determine only those issues still in dispute as of the Independent Expert Notice Date and the Independent Expert’s determination will be based solely upon and consistent with the terms and conditions of this Agreement. The determination by the Independent Expert will be based solely on presentations with respect to such disputed items by the Sponsor and the Company to the Independent Expert and not on the Independent Expert’s independent review; provided, that such presentations will be deemed to include any work papers, records, accounts or similar materials delivered to the Independent Expert by a Representative Party in connection with such presentations and any materials delivered to the Independent Expert in response to requests by the Independent Expert. Each of the Sponsor and the Company will use their reasonable efforts to make their respective presentations as promptly as practicable following submission to the Independent Expert of the disputed items, and each such Representative Party will be entitled, as part of its presentation, to respond to the presentation of the other Representative Party and any questions and requests of the Independent Expert. In deciding any matter, the Independent Expert will be bound by the provisions of this Agreement, including this this Section 1.20. It is the intent of the parties hereto that the activities of the Independent Expert in connection herewith are not (and should not be considered to be or treated as) an arbitration proceeding or similar arbitral process and that no formal arbitration rules should be followed (including rules with respect to procedures and discovery). The Sponsor and the Company will request that the Independent Expert’s determination be made within forty- five (45) days after its engagement, or as soon thereafter as possible, will be set forth in a written statement delivered to the Sponsor and the Company and will be final, conclusive, non-appealable and binding for all purposes hereunder (other than for fraud or manifest error).

(d) For purposes hereof, the term “Adjustment Amount” shall mean (x) the Exchange Consideration as finally determined in accordance with this Section 1.20, less (y) the Exchange Consideration that was issued at the Closing pursuant to the Estimated Closing Statement.

(i) If the Adjustment Amount is a positive number, then the SPAC shall, within ten (10) Business Days after such final determination of the Exchange Consideration, issue to the Company Shareholders an additional number of shares of the SPAC Class A Ordinary Shares equal to the Adjustment Amount, with each Company Shareholder receiving its Pro Rata Share of such additional shares of the SPAC Class A Ordinary Shares. Such additional shares of the SPAC Class A Ordinary Shares shall be considered additional Exchange Consideration under this Agreement and, with respect to Significant Company Holders, “Restricted Securities” under the Lock-Up Agreements.

(ii) If the Adjustment Amount is a negative number, then the Sponsor and the Company shall, within three (3) Business Days after such final determination, provide joint written instructions to the Escrow Agent to distribute to the SPAC a number of Escrow Shares (and, after distribution of all Escrow Shares, other Escrow Property) equal to the Adjustment Amount (with each Escrow Share valued at the Redemption Price). The SPAC will promptly cancel any Escrow Shares distributed to it by the Escrow Agent promptly after its receipt thereof. The Escrow Account shall be the sole source of recovery for any payments by the Company Shareholders under this Section 1.20(d), and the Company Shareholders shall not be required under this Section 1.20(d) to pay any amounts in excess of the Escrow Property in the Escrow Account at such time.

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1.21 Escrow. At or prior to the Closing, the SPAC, the Company and Continental Stock Transfer & Trust Company (or such other escrow agent mutually acceptable to the Purchaser and the Company), as escrow agent (the “Escrow Agent”), shall enter into an escrow agreement, effective as of the Effective Time, in form and substance reasonably satisfactory to the SPAC and the Company (the “Escrow Agreement”), pursuant to which the SPAC shall issue to the Escrow Agent a number of SPAC Class A Ordinary Shares (with each share valued at the Redemption Price) equal to three percent (3%) of the Exchange Consideration (the “Escrow Amount”) (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) to be held, along with any other dividends, distributions or other income on the Escrow Shares (together with the Escrow Shares, the “Escrow Property”), in a segregated escrow account (the “Escrow Account”) and disbursed therefrom in accordance with the terms of Section 1.20 and the Escrow Agreement. The Escrow Property shall be allocated among and transferred to the Company Shareholders pro-rata based on their respective pro-rata share of the Exchange Consideration. The Escrow Property shall serve as the sole source of payment for the obligations of the Company Shareholders under Section 1.20. Unless otherwise required by Law, all distributions made from the Escrow Account shall be treated by the Parties as an adjustment to the number of shares of Exchange Consideration received by the Company Shareholders pursuant to Article I hereof.

1.22 Intended Tax Treatment. The Parties hereto intend that: (i) the SPAC Continuance be treated as a tax-deferred reorganization within the meaning of Section 368(a)(1)(F) of the Code and (ii) the SPAC be treated as a U.S. domestic corporation for U.S. federal income tax purposes pursuant to Section 7874(b) of the Code (the foregoing, collectively, the “Intended Tax Treatment”). Each Party agrees to treat each of the SPAC Continuance as a tax-deferred reorganization within the meaning of Section 368(a)(1)(F) of the Code and the SPAC as a U.S. domestic corporation for U.S. federal income tax purposes pursuant to Section 7874(b) of the Code, and to not take any position on any Tax return or otherwise take any Tax reporting position inconsistent with the Intended Tax Treatment, unless otherwise required by a “determination” within the meaning of Section 1313 of the Code that such treatment is not correct, provided that no representation is made with respect to the U.S. federal income tax consequences of the transaction to any individual shareholder of any Party hereto. Each Party hereto shall act in a manner that is consistent with the Intended Tax Treatment, and shall not take any action, or knowingly fail to take any action, if such action or failure to act would reasonably be expected to prevent the Intended Tax Treatment. The Parties hereto shall cooperate with each other and their respective legal counsel to document and support the Intended Tax Treatment of the transactions contemplated by this Agreement, including providing factual support letters and customary tax representations to legal counsel.

ARTICLE II
CLOSING

2.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically on a date and at a time to be agreed upon by the SPAC and the Company, which date shall be no later than the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived, or at such other date or time as the SPAC and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SPAC

Except as set forth in (i) the disclosure schedules delivered by the SPAC to the Company on the date hereof (the “SPAC Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer (provided, however, that an item disclosed in any Section of the SPAC Disclosure Schedules shall be deemed to have been disclosed with respect to all other Sections of this Article III to which the relevance of such disclosure is reasonably apparent on its face) or (ii) the SEC Reports that are available on the SEC’s website through EDGAR, the SPAC represents and warrants to the Company as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date), as follows:

3.1 Organization and Standing. As of the date of this Agreement, and prior to the SPAC Continuance, the SPAC is a Cayman Islands exempted company duly incorporated, validly existing and in good standing under the Laws of Cayman Islands. The SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The SPAC is duly qualified or licensed and in good

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standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. The SPAC has heretofore made available to the Company accurate and complete copies of its Organizational Documents, as currently in effect. The SPAC is not in violation of any provision of its Organizational Documents in any material respect.

3.2 Authorization; Binding Agreement. The SPAC has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform the SPAC’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required SPAC Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of the SPAC in accordance with the SPAC’s Organizational Documents, all applicable Law or any Contract to which the SPAC or any of its shareholders is a party or by which it or its securities are bound, and (b) other than the Required SPAC Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of the SPAC are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby, other than the SPAC Continuance. This Agreement has been, and each Ancillary Document to which the SPAC is a party shall be when delivered, duly and validly executed and delivered by the SPAC and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other Parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the SPAC, enforceable against the SPAC in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”). The SPAC’s board of directors, by resolutions duly adopted at a meeting duly called and held (i) determined that this Agreement, the SPAC Continuance and the Amalgamation and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, the SPAC and its shareholders, (ii) approved this Agreement, the SPAC Continuance and the Amalgamation and the other transactions contemplated by this Agreement in accordance with the applicable provisions of the Companies Law, (iii) directed that this Agreement be submitted to the SPAC’s shareholders for adoption and (iv) resolved to recommend that the SPAC’s shareholders approve and adopt this Agreement.

3.3 Governmental Approvals. Except as otherwise described in Schedule 3.3, no Consent of or from any Governmental Authority, on the part of the SPAC is required to be obtained or made in connection with the execution, delivery or performance by the SPAC of this Agreement and each Ancillary Document to which it is a party or the consummation by the SPAC of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, including in connection with the SPAC Continuance, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on the SPAC.

3.4 Non-Contravention. Except as otherwise described in Schedule 3.4, the execution and delivery by the SPAC of this Agreement and each Ancillary Document to which it is a party, the consummation by the SPAC of the transactions contemplated hereby and thereby, and compliance by the SPAC with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the SPAC’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the SPAC, or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the SPAC under, (viii) give rise to any obligation

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to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any SPAC Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on the SPAC.

3.5 Capitalization.

(a) The SPAC is authorized to issue 100,000,000 Class A ordinary shares, par value $0.0001 per share, 10,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. The issued and outstanding SPAC Securities as of the date of this Agreement are set forth on Schedule 3.5(a). All outstanding SPAC Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the Companies Law, the SPAC’s Organizational Documents or any Contract to which the SPAC is a party. None of the outstanding SPAC Securities has been issued in violation of any applicable securities Laws.

(b) The SPAC does not have any Subsidiaries, other than Merger Sub, or own any equity interests in any other Person other than Merger Sub.

(c) Except as set forth in Schedule 3.5(a), there are no (i) outstanding options, warrants, puts, calls, convertible securities, pre-emptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of the SPAC or (B) obligating the SPAC to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating the SPAC to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of the SPAC to repurchase, redeem or otherwise acquire any shares of the SPAC or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 3.5(c), there are no shareholders agreements, voting trusts or other agreements or understandings to which the SPAC is a party with respect to the voting of any shares of the SPAC.

(d) All Indebtedness of the SPAC as of the date of this Agreement is disclosed on Schedule 3.5(d). No Indebtedness of the SPAC contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by the SPAC or (iii) the ability of the SPAC to grant any Lien on its properties or assets.

(e) Since the date of formation of the SPAC, and except as contemplated by this Agreement, the SPAC has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and the SPAC’s board of directors has not authorized any of the foregoing.

3.6 SEC Filings and the SPAC Financials.

(a) The SPAC, since the IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the SPAC with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s website through EDGAR, the SPAC has delivered to the Company copies in the form filed with the SEC of all of the following: (i) the SPAC’s annual reports on Form 10-K for each fiscal year of the SPAC beginning with the first year the SPAC was required to file such a form, (ii) the SPAC’s quarterly reports on Form 10-Q for each fiscal quarter that the SPAC filed such reports to disclose its quarterly financial results in each of the fiscal years of the SPAC referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by the SPAC with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”).

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The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Knowledge of the SPAC, as of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any SEC Reports, and none of the SEC Reports filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement. The Public Certifications are each true as of their respective dates of filing. As used in this Section 3.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, (A) the SPAC Public Units, the SPAC Ordinary Shares and the SPAC Public Warrants are listed on Nasdaq, (B) the SPAC has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such SPAC Securities, (C) there are no Actions pending or, to the Knowledge of the SPAC, threatened against the SPAC by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such SPAC Securities on Nasdaq and (D) such SPAC Securities are in compliance with all of the applicable corporate governance rules of Nasdaq.

(b) The financial statements and notes of the SPAC contained or incorporated by reference in the SEC Reports (the “SPAC Financials”), fairly present in all material respects the financial position and the results of operations, changes in stockholders’ equity, and cash flows of the SPAC at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) U.S. GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(c) Except as and to the extent reflected or reserved against in the SPAC Financials, the SPAC has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with U.S. GAAP that are not adequately reflected or reserved on or provided for in the SPAC Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with U.S. GAAP that have been incurred since the SPAC’s formation in the ordinary course of business. All debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet are included in all material respects in the SPAC Financials as of the date of such SPAC Financials.

3.7 Absence of Certain Changes. As of the date of this Agreement, except as set forth in Schedule 3.7, the SPAC has, (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Company and the negotiation and execution of this Agreement) and related activities and (b) since February 9, 2023, not been subject to a Material Adverse Effect on the SPAC.

3.8 Compliance with Laws. The SPAC is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such non-compliance which would not reasonably be expected to have a Material Adverse Effect on the SPAC, and the SPAC has not received written notice alleging any violation of applicable Law in any material respect by the SPAC. The SPAC is not under investigation with respect to any violation or alleged violation of, any law, or judgment, order or decree entered by any court, arbitrator or Governmental Authority, domestic or foreign, and the SPAC has not previously received any subpoenas from any Governmental Authority.

3.9 Actions; Orders; Permits. There is no pending or, to the Knowledge of the SPAC, threatened, material Action to which the SPAC is subject which would reasonably be expected to have a Material Adverse Effect on the SPAC. There is no material Action that the SPAC has pending against any other Person. The SPAC is not subject to any material Orders of any Governmental Authority, nor are any such Orders pending. The SPAC holds all material Permits and Contracts necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Permit or Consent or for such Permit or Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on the SPAC.

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3.10 Taxes and Returns.

(a) The SPAC has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which such Tax Returns are accurate and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the SPAC Financials have been established in accordance with U.S. GAAP. The SPAC has complied in all material respects with all applicable Laws relating to Taxes. Schedule 3.10(a) sets forth each jurisdiction where the SPAC files or is required to file a Tax Return, and no claims have ever been made by any Governmental Authority that the SPAC is or may be subject to Tax in a jurisdiction where the SPAC does not file Tax Returns. To the Knowledge of the SPAC, there is no basis for a claim that the SPAC is subject to Tax in a jurisdiction in which it does not file Tax Returns. There are no audits, examinations, investigations or other proceedings pending against the SPAC in respect of any Tax, and the SPAC has not been notified in writing of any proposed Tax claims or assessments against the SPAC (other than, in each case, claims or assessments for which adequate reserves in the SPAC Financials have been established in accordance with U.S. GAAP or are immaterial in amount). There are no Tax deficiencies that have been claimed, proposed, or asserted in writing against the SPAC that have not been fully paid or finally settled and there are no discussions, audits, asserts or claims now pending, or, to the Knowledge of the SPAC, threatened, in respect of Taxes due from or with respect to the SPAC. There are no Liens with respect to any Taxes upon any of the SPAC’s assets, other than Permitted Liens. The SPAC has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the SPAC for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(b) Since the date of its formation, the SPAC has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax liability or refund.

(c) Since the completion of the re-domicile of the SPAC as a Cayman Islands exempted company on October 14, 2022 and through the completion of the transactions contemplated by this Agreement, the SPAC has been and will be classified as a U.S. domestic corporation for U.S. federal income tax purposes pursuant to Section 7874(b) of the Code.

(d) To the Knowledge of the SPAC, there are no facts or circumstances that would reasonably be expected to prevent the Amalgamation from qualifying for the Intended Tax Treatment.

3.11 Employees and Employee Benefit Plans. The SPAC does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

3.12 Properties. The SPAC does not own, license or otherwise have any right, title or interest in any material Intellectual Property. The SPAC does not own or lease any material real property or material Personal Property.

3.13 Material Contracts.

(a) Except as set forth on Schedule 3.13(a), other than this Agreement and the Ancillary Documents, there are no Contracts to which the SPAC is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by the SPAC on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of the SPAC as its business is currently conducted, any acquisition of material property by the SPAC, or restricts in any material respect the ability of the SPAC to engage in business as currently conducted by it or compete with any other Person (each, a “SPAC Material Contract”). All SPAC Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.

(b) With respect to each SPAC Material Contract: (i) the SPAC Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the SPAC Material Contract is legal, valid, binding and enforceable in all material respects against the SPAC and, to the Knowledge of the SPAC, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) the SPAC is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by

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the SPAC, or permit termination or acceleration by the other party, under such SPAC Material Contract; and (iv) to the Knowledge of the SPAC, no other party to any SPAC Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by the SPAC under any SPAC Material Contract.

3.14 Transactions with Affiliates. Schedule 3.14 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between the SPAC and any (a) present or former director, officer or employee or Affiliate of the SPAC, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of the SPAC’s outstanding capital stock as of the date hereof.

3.15 Investment Company Act. The SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” or required to register as an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

3.16 Finders and Brokers. Except as set forth on Schedule 3.16, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the SPAC, the Company or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the SPAC.

3.17 Certain Business Practices.

(a) Neither the SPAC, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of the SPAC, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the SPAC or assist it in connection with any actual or proposed transaction.

(b) The operations of the SPAC are and have been conducted at all times in material compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving the SPAC with respect to any of the foregoing is pending or, to the Knowledge of the SPAC, threatened.

(c) None of the SPAC or any of its directors or officers, or, to the Knowledge of the SPAC, any other Representative acting on behalf of the SPAC is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the SPAC has not, in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

3.18 Insurance. Schedule 3.18 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the SPAC relating to the SPAC or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and the SPAC is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of the SPAC, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by the SPAC. The SPAC has each reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on the SPAC.

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3.19 SPAC Trust Account. As of March 31, 2023, the Trust Account has a balance of no less than $118.4 million. Such monies are invested solely in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, and held in trust by Continental Stock Transfer & Trust Company pursuant to the Trust Agreement. The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms (subject to the Enforceability Exceptions) and has not been amended or modified. There are no separate agreements, side letters or other agreements that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate in any material respect and/or that would entitle any Person (other than the underwriters of the IPO, Public Shareholders who shall have elected to redeem their SPAC Ordinary Shares pursuant to the SPAC Memorandum and Articles of Association (or in connection with an extension of the SPAC’s deadline to consummate a Business Combination) or Governmental Authorities for Taxes) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except as described in the Trust Agreement.

3.20 Independent Investigation. The SPAC has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. The SPAC acknowledges and agrees that:

(a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to the SPAC pursuant hereto, and the information provided by or on behalf of the Company for the Registration Statement; and

(b) none of the Company nor its respective Representatives have made any representation or warranty as to the Company, or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to the SPAC pursuant hereto, or with respect to the information provided by or on behalf of the Company for the Registration Statement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF MERGER SUB

4.1 Organization and Standing. Merger Sub is a company incorporated and subsisting under the laws of the Province of British Columbia and has all requisite corporate power and capacity to own, lease and operate its properties and to carry on its business as now being conducted. Merger Sub is duly qualified or licensed to do business in each jurisdiction in which its ownership of property or the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Merger Sub has heretofore made available to the Company true, accurate and complete copies of its Organizational Documents as currently in effect. Merger Sub is not in violation of any provision of its Organizational Documents in any material respect.

4.2 Authorization; Binding Agreement. Merger Sub has all requisite corporate power and capacity to execute and deliver this Agreement and each Ancillary Document to which it is, or is contemplated to be, a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which Merger Sub is, or is contemplated to be, a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary corporate actions and no other corporate proceedings, other than as expressly set forth elsewhere in the Agreement, on the part of Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which Merger Sub is, or is contemplated to be, a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Merger Sub is, or is contemplated to be, a party has been or shall be when delivered, duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

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4.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of Merger Sub, is required to be obtained or made in connection with the execution, delivery or performance by Merger Sub of this Agreement and each Ancillary Document to which it is a party or the consummation by Merger Sub of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as are expressly contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Merger Sub.

4.4 Non-Contravention. The execution and delivery by Merger Sub of this Agreement and each Ancillary Document to which it is, or is contemplated to be, a party, the consummation by Merger Sub of the transactions contemplated hereby and thereby, and compliance by Merger Sub with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of Merger Sub’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3 hereof, and the waiting periods referred to therein having expired, including waiting periods, approvals, clearances, required antitrust filings or orders required under Antitrust Laws, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to Merger Sub or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Merger Sub under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of Merger Sub under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract of Merger Sub, except for any deviations from any of the foregoing clauses (a), (b) or (c) that has not been and would not reasonably be expected to be, individually or in the aggregate, material to Merger Sub or prevent Merger Sub to consummate the transactions contemplated by this Agreement.

4.5 Ownership. As of the date hereof, the SPAC is the sole owner of all the equity interests of Merger Sub. Prior to giving effect to the transactions contemplated by this Agreement, Merger Sub does not have any Subsidiaries or own any equity interest in any other Person.

4.6 Activities of Merger Sub. Since its incorporation, Merger Sub has not engaged in any business activities other than as contemplated by this Agreement, do not own, directly or indirectly, any ownership equity, profits or voting interest in any Person and has no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby, and, other than its Organizational Documents, this Agreement and the Ancillary Documents to which it is a party, Merger Sub is not party to or bound by any Contract.

4.7 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the SPAC, Merger Sub or the Company or any of their respective Subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Merger Sub.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the SPAC on the date hereof (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer (provided, however, that an item disclosed in any Section of the Company Disclosure Schedules shall be deemed to have been disclosed with respect to all other Sections of

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this Article V to which the relevance of such disclosure is reasonably apparent on its face), the Company hereby represents and warrants to the SPAC, as of the date hereof and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date), as follows:

5.1 Organization and Standing. The Company is a company continued and subsisting under the Laws of the Province of British Columbia and has all requisite corporate power and capacity to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing (x) in the jurisdiction in which it is incorporated or registered and (y) in each other jurisdiction where it does business or operates to the extent that the character of the property owned or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except as for clause (y) above, where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. Schedule 5.1 lists all jurisdictions in which the Company is qualified to conduct business and all names other than its legal name under which the Company does business. The Company has provided to the SPAC accurate and complete copies of its Organizational Documents, as currently in effect. The Company is not in violation of any provision of its Organizational Documents in any material respect.

5.2 Authorization; Binding Agreement. The Company has all requisite corporate power and capacity to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Company Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the Company’s board of directors in accordance with the Company’s Organizational Documents, the BCBCA, any other applicable Law or any Contract to which the Company or any of its shareholders is a party or by which it or its securities are bound and (b) other than the Required Company Shareholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other Parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Company’s board of directors, by resolutions duly adopted at a meeting duly called and held or by action by unanimous written consent in accordance with the Company’s Organizational Documents (i) determined that this Agreement and the Amalgamation and the other transactions contemplated hereby are in the best interests of, the Company and its shareholders, (ii) approved this Agreement and the Amalgamation and the other transactions contemplated by this Agreement in accordance with the BCBCA, (iii) directed that this Agreement be submitted to the Company Common Shareholders for adoption and (iv) resolved to recommend that the Company Common Shareholders approve and adopt this Agreement. The Voting Agreements delivered by the Company include holders of Common Company Shares whose votes attached to such Common Shares represent at least the minimum amount of votes to obtain the Required Company Shareholder Approval, and such Voting Agreements are in full force and effect.

5.3 Capitalization.

(a) The Company is authorized to issue (i) an unlimited number of Class A Common Shares, of which 6,012,391 Class A Common Shares are issued and outstanding, (ii) an unlimited number of Class B Common Shares, of which 1,258,344 Class B Common Shares are issued and outstanding, and (iii) an unlimited number of Class C Common Shares, of which 200,000 Class C Common Shares are issued and outstanding. The issued and outstanding Company Securities are as set forth in Schedule 5.3(a), along with the registered holders thereof, all of which Company Securities have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the BCBCA, any other applicable Law, the Company Governing Documents or any Contract to which the Company is a party or by which it or its securities are bound. The Company holds no shares or other equity interests of the Company in its treasury. None of the outstanding Company Securities were issued in violation of any applicable securities Laws. The rights, privileges and preferences of the Company Shares are as stated in the Company Governing Documents and as provided by the BCBCA.

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(b) As of the date hereof, the Company has reserved 693,265 Company Common Shares for issuance to officers, directors, employees and consultants of the Company pursuant to the Company Stock Option Plan, which was duly adopted by the Company’s board of directors. The Company has furnished to the SPAC complete and accurate copies of the Company Stock Option Plan and forms of agreements used thereunder. Other than as set forth on Schedule 5.3(b), there are no Company Convertible Securities, or pre-emptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the Knowledge of the Company, any of its shareholders is a party or bound relating to any equity securities of the Company, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company. Except as set forth on Schedule 5.3(b), there are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the Company’s Common Shares. Except as set forth in the Company Governing Documents, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity interests or securities of the Company, nor has the Company granted any registration rights to any Person with respect to the Company’s equity securities. All of the Company Securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. Except as set forth on Schedule 5.3(b), as a result of the consummation of the transactions contemplated by this Agreement, no equity interests of the Company are issuable, and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(c) Except as disclosed in the Company Financials, since April 1, 2021, the Company has not declared or paid any distribution or dividend in respect of its Company Shares and has not repurchased, redeemed or otherwise acquired any Company Shares, and the board of directors of the Company has not authorized any of the foregoing.

5.4 Subsidiaries. The Company does not have any Subsidiaries or own any equity interests in any Person.

5.5 Governmental Approvals. Except as otherwise described in Schedule 5.5, no Consent of or with any Governmental Authority on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as are expressly contemplated by this Agreement or (b) pursuant to Antitrust Laws.

5.6 Non-Contravention. Except as otherwise described in Schedule 5.6, the execution and delivery by the Company of this Agreement and each Ancillary Document to which it is a party, and the consummation by the Company of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Company’s Governing Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 5.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (v) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Company under (other than Permitted Liens), (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract except as has not been and would not reasonably be expected to be have a Material Adverse Effect on the Company.

5.7 Financial Statements.

(a) As used herein, the term “Company Financials” means the audited financial statements of the Company (including any related notes thereto), consisting of the balance sheets of the Company as of May 31, 2023 (the “Balance Sheet Date”) and May 31, 2022, and the related audited income statements, changes in shareholder equity and statements of cash flows for the fiscal years then ended (the “Audited Annual Financials”). True and correct copies of the Company Financials have been provided to the SPAC. The Company Financials

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(i) accurately reflect the books and records of the Company as of the times and for the periods referred to therein, (ii) were prepared in accordance with U.S. GAAP, consistently applied throughout and among the periods involved, (iii) comply with all applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder, and (iv) fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of the operations and cash flows of the Company for the periods indicated. The Company has never been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b) The Company maintains accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) the Company does not maintain any off-the-book accounts and that the Company’s assets are used only in accordance with the Company’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company’s assets, (iv) access to the Company’s assets is permitted only in accordance with management’s authorization, (v) the reporting of the Company’s assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. All of the financial books and records of each the Company are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. The Company has been not subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company. In the past five (5) years, neither the Company or nor its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices.

(c) The Company has no Indebtedness other than the Indebtedness set forth on Schedule 5.7(c), which schedule sets for the amounts (including principal and any accrued but unpaid interest or other obligations) with respect to such Indebtedness. Except as disclosed on Schedule 5.7(c), no Indebtedness of the Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by the Company, or (iii) the ability of the Company to grant any Lien on its properties or assets.

(d) Except as set forth on Schedule 5.7(d), the Company is not subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with applicable GAAP or IFRS), except for those that are either (i) adequately reflected or reserved on or provided for in the balance sheet of the Company as of the Balance Sheet Date contained in the Company Financials or (ii) not material and that were incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

(e) All financial projections with respect to the Company that were delivered by or on behalf of the Company to the SPAC or its Representatives were prepared in good faith using assumptions that the Company believes to be reasonable.

5.8 Absence of Certain Changes. Except as set forth on Schedule 5.8, since June 1, 2018, the Company has (a) conducted its business only in the ordinary course of business consistent with past practice, (b) not been subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 6.2(b) (without giving effect to Schedule 6.2) if such action were taken on or after the date hereof without the consent of the SPAC.

5.9 Compliance with Laws. Since June 1, 2018, the Company is not or has not been in material conflict or material non-compliance with, or in material default or violation of, nor has the Company received, since June 1, 2018, any written or, to the Knowledge of the Company, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business, products or operations are or were bound or affected.

5.10 Company Permits. The Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with the Company), holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted; to own, lease and operate its assets and properties; and to market and sell its products (collectively,

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the “Company Permits”). The Company has made available to the SPAC true, correct and complete copies of all material Company Permits, all of which Company Permits are listed on Schedule 5.10. All of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened. The Company is not in violation in any material respect of the terms of any Company Permit, and the Company has not received any written or, to the Knowledge of the Company, oral notice of any Actions relating to the revocation or modification of any Company Permit.

5.11 Litigation. Except as described on Schedule 5.11, there is no (a) Action of any nature currently pending or, to the Company’s Knowledge, threatened, and no such Action has been brought in the past five (5) years; or (b) Order now pending or outstanding or that was rendered by a Governmental Authority in the past five (5) years, in either case of (a) or (b) by or against the Company, its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of the Company must be related to the Company business, equity securities or assets), its business, equity securities or assets. The items listed on Schedule 5.11, if finally determined adversely to the Company, will not have, either individually or in the aggregate, a Material Adverse Effect upon the Company. In the past five (5) years, none of the current or former officers, senior management or directors of the Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

5.12 Material Contracts.

(a) Schedule 5.12(a) sets forth a true, correct and complete list of, and the Company has made available to the SPAC true, correct and complete copies of, each Contract that is in effect on the date of this Agreement to which the Company is a party or by which the Company, or any of its properties or assets, are bound or affected, and has provided written summaries of any oral Contracts (each Contract required to be set forth on Schedule 5.12(a), other than a Company Benefit Plan, a “Company Material Contract”) that:

(i) contains covenants that materially limit the ability of the Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii) involves any exchange-traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of the Company having an outstanding principal amount in excess of $250,000;

(v) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $250,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of the Company or another Person;

(vi) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of the Company, its business or material assets;

(vii) by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Company under such Contract or Contracts of at least $250,000 per year or $500,000 in the aggregate;

(viii) is with any Top Supplier;

(ix) obligates the Company to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $250,000;

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(x) is between the Company and any directors, officers or employees of the Company (other than employment arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any Related Person;

(xi) obligates the Company to make any capital commitment or expenditure in excess of $250,000 (including pursuant to any joint venture);

(xii) relates to a material settlement entered into within two (2) years prior to the date of this Agreement or under which the Company has outstanding obligations (other than customary confidentiality obligations);

(xiii) provides another Person (other than any manager, director or officer of the Company) with a power of attorney;

(xiv) (A) pursuant to which the Company may be required to pay milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events, in each case, that are material to the business of, or that are material in amount to the Company, or (B) under which the Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar preferential rights with respect to any Company Product or any Intellectual Property that is material to the business of the Company;

(xv) relates to the development, ownership, licensing or use of any Intellectual Property by, to or from the Company, other than (A) Off-the-Shelf Software, (B) employee or consultant invention assignment agreements entered into on the Company’s standard form of such agreement, (C) confidentiality agreements entered into in the ordinary course of business, (D) non-exclusive licenses from customers or distributors to the Company entered into in the ordinary course of business or (E) feedback and ordinary course trade name or logo rights that are not material to the Company;

(xvi) that will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant; or

(xvii) is otherwise material to the Company and not described in clauses (i) through (xvi) above.

(b) Except as disclosed in Schedule 5.12(b), with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against the Company and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) the Company is not in breach or default in any material respect, and, to the Knowledge of the Company, no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by the Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by the Company, under such Company Material Contract; (v) the Company has not received written or, to the Company’s Knowledge, notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect the Company in any material respect; and (vi) the Company has not waived any material rights under any such Company Material Contract.

5.13 Transactions with Affiliates. Schedule 5.13 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between the Company and any (a) present or former director, officer or employee of the Company, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of the Company’s outstanding Common Shares as of the date hereof; and all of such Contracts and arrangements were entered into at arm’s length.

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5.14 Intellectual Property.

(a) Schedule 5.14(a)(i) sets forth: (i) all U.S. and foreign registered Patents, Trademarks, Copyrights and Internet Assets and applications owned or licensed by the Company or otherwise used or held for use by the Company in which the Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or purported to be owned by the Company. Schedule 5.14(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $100,000 per year (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which the Company is a licensee or otherwise is authorized to use or practice any Intellectual Property, and describes (A) the applicable Intellectual Property licensed, sublicensed or used and (B) any royalties, license fees or other compensation due from the Company, if any. The Company owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, owned or held for use by the Company, and previously used or held for use by the Company, except for the Intellectual Property that is the subject of the Company IP Licenses. No item of Company Registered IP that consists of a pending Patent application fails to identify all pertinent inventors, and for each Patent and Patent application in the Company Registered IP, the Company has obtained valid assignments of inventions from each named inventor. Except as set forth on Schedule 5.14(a)(ii), all Company Registered IP is owned exclusively by the Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, and the Company has recorded assignments of all Company Registered IP.

(b) The Company has a valid and enforceable license to use all Intellectual Property that is the subject of the Company IP Licenses the Company. The Company IP Licenses include all of the material licenses, sublicenses and other agreements or permissions necessary to operate the Company as presently conducted. The Company has performed all material obligations imposed on it in the Company IP Licenses, has made all payments required to date, and such the Company is not, nor, to the Knowledge of the Company, is any other party thereto, in material breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by the Company of the Intellectual Property that is the subject of the Company IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of any the Company. All registrations for Copyrights, Patents, Trademarks and Internet Assets that are owned by or exclusively licensed to the Company are valid, in force and in good standing with all required fees and maintenance fees having been paid with no Actions pending to the Knowledge of the Company, and all applications to register any Copyrights, Patents and Trademarks are pending and in good standing, all without challenge of any kind, to the Knowledge of the Company. The Company is not party to any Contract that requires it to assign to any Person all of its rights in any Intellectual Property developed by the Company under such Contract.

(c) Schedule 5.14(c) sets forth all licenses, sublicenses and other agreements or permissions under which the Company is the licensor (each, an “Outbound IP License”), and for each such Outbound IP License, describes (i) the applicable Intellectual Property licensed, (ii) the licensee under such Outbound IP License, and (iii) any royalties, license fees or other compensation due to the Company, if any. The Company has performed all material obligations imposed on it in the Outbound IP Licenses, and the Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder.

(d) No Action is pending or, to the Company’s Knowledge, threatened against the Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any Intellectual Property currently owned, licensed, used or held for use by the Company, nor, to the Knowledge of the Company, is there any reasonable basis for any such Action. The Company has not received any written or, to the Knowledge of the Company, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of the Company, nor, to the Knowledge of the Company, is there a reasonable basis therefor. There are no Orders to which the Company is a party or its otherwise

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bound that (i) restrict its rights to use, transfer, license or enforce any Intellectual Property owned by it, (ii) restrict the conduct of the business of the Company in order to accommodate a third Person’s Intellectual Property, or (iii) other than the Outbound IP Licenses, grant any third Person any right with respect to any Intellectual Property owned by the Company. The Company is not currently infringing, nor has it in the past, infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect in connection with the ownership, use or license of any Intellectual Property owned or purported to be owned by the Company or otherwise in connection with the conduct of the business of the Company. To the Company’s Knowledge, no third party is currently, or in the past five (5) years has been, infringing upon, misappropriating or otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by the Company (“Company IP”) in any material respect.

(e) All officers, directors, employees and independent contractors (to the extent any such independent contractor had access to Intellectual Property of the Company) of the Company have assigned to the Company all Intellectual Property arising from the services performed for the Company by such Persons and all such assignments of Company Registered IP have been recorded. No current or former officers, employees or independent contractors of the Company have claimed any ownership interest in any Intellectual Property owned by the Company. To the Knowledge of the Company, there has been no violation of the Company’s policies or practices related to protection of Company IP or any confidentiality or non-disclosure Contract relating to the Intellectual Property owned by the Company. The Company has made available to the SPAC true and complete copies of all written Contracts referenced in subsections under which employees and independent contractors assigned their Intellectual Property to the Company. To the Company’s Knowledge, none of the employees of the Company are obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s commercially reasonable efforts to promote the interests of the Company, or that would materially conflict with the business of the Company as presently conducted or contemplated to be conducted. The Company has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Company IP.

(f) To the Knowledge of the Company, no Person has obtained unauthorized access to third party information and data (including personally identifiable information or information that can be used to identify a natural person) in the possession of the Company, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or, to the Knowledge of the Company, oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by the Company. The Company has complied in all material respects with all applicable Laws and Contract requirements relating to privacy, personal information protection, and the collection, processing and use of personal information and its own privacy policies and guidelines, if any, each with respect to the Company’s collection, processing and use of personal information. To the Knowledge of the Company, the operation of the business of the Company has not and does not violate any right to privacy or publicity of any third person, or constitute unfair competition or trade practices under applicable Law.

(g) The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of Intellectual Property owned by the Company, or (ii) any Company IP License. Following the Closing, the Company shall be permitted to exercise all of its rights under such Contracts or Company IP Licenses to the same extent that the Company would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay in the absence of such transactions.

5.15 Taxes and Returns.

(a) The Company has or will have timely filed, or caused to be timely filed, all federal, provincial, local and foreign Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established. The Company has complied with all applicable Laws relating to Tax.

(b) There is no Action currently pending or, to the Knowledge of the Company, threatened against the Company by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

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(c) The Company is not being audited by any Tax authority or has been notified in writing or, to the Knowledge of the Company, orally by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against the Company in respect of any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established).

(d) There are no Liens with respect to any Taxes upon any of the Company’s assets, other than Permitted Liens.

(e) The Company has collected or withheld all Taxes currently required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due.

(f) The Company has no outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by the Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(g) The Company has not made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have a material impact on its Taxes following the Closing.

(h) The Company has not engaged in any “listed transaction,” as defined in U.S. Treasury Regulation section 1.6011-4(b)(2).

(i) The Company has no Liability for the Taxes of another Person that are not adequately reflected in the Company Financials (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract or indemnity (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). The Company is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements, arrangements or practices entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on the Company with respect to any period following the Closing Date.

(j) The Company has not requested, nor is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(k) The Company: (i) has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which the Company is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code (A) within the two-year period ending on the date hereof or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement; or (ii) is not and has never been (A) a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code, or (B) a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation.

(l) The Company is not aware of any fact or circumstance that would reasonably be expected to prevent the Amalgamation from qualifying for the Intended Tax Treatment.

5.16 Real Property. Schedule 5.16 contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by the Company for the operation of the Company’s business, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to the SPAC a true and complete copy of each of the Company Real Property Leases, and in the case of any oral Company Real

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Property Lease, a written summary of the material terms of such Company Real Property Lease. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect, subject to Enforceability Exceptions. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of the Company or any other party under any of the Company Real Property Leases, and the Company has not received notice of any such condition. The Company does not own nor has it ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

5.17 Personal Property. Each item of Personal Property which is currently owned, used or leased by the Company with a book value or fair market value of greater than Two Hundred Thousand Dollars ($200,000) is set forth on Schedule 5.17, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth in Schedule 5.17, all such items of Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Company. The operation of the Company’s business as it is now conducted or presently proposed to be conducted is not in any material respect dependent upon the right to use the Personal Property of other Persons, except for such Personal Property that is owned, leased or licensed by or otherwise contracted to the Company. The Company has provided to the SPAC a true and complete copy of each of the Company Personal Property Leases, and in the case of any oral Company Personal Property Lease, a written summary of the material terms of such Company Personal Property Lease. The Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of the Company or any other party under any of the Company Personal Property Leases, and the Company has not received notice of any such condition.

5.18 Title to and Sufficiency of Assets. The Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the balance sheet of the Company as of the Balance Sheet Date and (d) Liens set forth on Schedule 5.18. The assets (including Intellectual Property rights and contractual rights) of the Company constitute all of the assets, rights and properties that are used in the operation of the business of the Company as it is now conducted or that are used or held by the Company for use in the operation of the Company’s business, and taken together, are adequate and sufficient for the operation of the Company’s business as currently conducted.

5.19 Employee Matters.

(a) Except as set forth in Schedule 5.19(a), the Company is not a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of the Company, and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Schedule 5.19(a) sets forth all unresolved labor controversies (including unresolved grievances and age or other discrimination claims other than any workers’ compensation or unemployment claims), if any, that are pending or, to the Knowledge of the Company, threatened between the Company and Persons employed by or providing services as independent contractors to the Company. No current officer or employee of the Company has provided the Company written or, to the Knowledge of the Company, oral notice of his or her plan to terminate his or her employment with the Company.

(b) Except as set forth in Schedule 5.19(b), the Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against the Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material

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payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). Except as set forth in Schedule 5.18(b), there are no Actions pending or threatened against the Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c) Schedule 5.19(c) hereto sets forth a complete and accurate list as of the date hereof of all employees of the Company showing for each as of such date (i) the employee’s name, job title or description, employer, location, salary or hourly rate; and (ii) wages, bonus, commission or other compensation paid during the fiscal year ending May 31, 2023. Except as set forth on Schedule 5.19(c), the Company has paid in full to all its employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and the Company has no obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement, or commitment or any applicable Law, custom, trade or practice. Except as set forth in Schedule 5.19(c), each Company employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to the SPAC by the Company.

(d) Schedule 5.19(d) contains a list of all independent contractors (including consultants) currently engaged by the Company, along with a description of the general nature of the work performed, date of retention and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. Except as set forth on Schedule 5.19(d), all of such independent contractors are a party to a written Contract with the Company. Except as set forth on Schedule 5.19(d), each such independent contractor has entered into customary covenants regarding confidentiality and assignment of inventions and copyrights in such Person’s agreement with the Company, a copy of which has been provided to the SPAC by the Company. For the purposes of applicable Law, all independent contractors who are currently, or within the last six (6) years have been, engaged by the Company are bona fide independent contractors and not employees of the Company. Each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of the Company to pay severance or a termination fee.

5.20 Benefit Plans. The Company is not party to or bound by any Benefit Plan other than the Canada Pension Plan and the Ontario Health Insurance Plan, and workplace safety and compensation insurance provided under applicable Law.

5.21 Environmental Matters. Except as set forth in Schedule 5.21:

(a) The Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), no Action is pending or, to the Company’s Knowledge, threatened to revoke, modify, or terminate any such Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

(b) The Company is not the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. The Company has not assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.

(c) No Action has been made or is pending, or to the Company’s Knowledge, threatened against the Company or any assets of the Company alleging either or both that the Company may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

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(d) The Company has not manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws. No fact, circumstance, or condition exists in respect of the Company or any property currently or formerly owned, operated, or leased by the Company or any property to which the Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in the Company incurring any material Environmental Liabilities.

(e) There is no investigation of the business, operations, or currently owned, operated, or leased property of the Company or, to the Company’s Knowledge, previously owned, operated, or leased property of the Company pending or, to the Company’s Knowledge, threatened that could lead to the imposition of any Liens under any Environmental Law or material Environmental Liabilities.

(f) To the Knowledge of the Company, there is not located at any of the properties of the Company any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.

(g) The Company has provided to the SPAC all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of the Company.

5.22 Transactions with Related Persons. Except as set forth on Schedule 5.22, neither the Company nor any of its Affiliates, nor any officer, director, manager, employee, trustee or beneficiary of the Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently, or in the past two (2) years, has been, a party to any transaction with the Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth on Schedule 5.22, the Company has no Contract or other arrangement or commitment outstanding with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of the Company. The assets of the Company do not include any material receivable or other obligation from a Related Person, and the liabilities of the Company do not include any material payable or other obligation or commitment to any Related Person.

5.23 Insurance.

(a) Schedule 5.23(a) lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Company relating to the Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to the SPAC. All premiums due and payable under all such insurance policies have been timely paid and the Company is otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. The Company does not have any self-insurance or co-insurance programs. In the past five (5) years, the Company has not received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b) Schedule 5.23(b) identifies each individual insurance claim in excess of $50,000 made by the Company in the past five (5) years. The Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Company. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. In the three (3) years preceding the date hereof, the Company has not made any claim against an insurance policy as to which the insurer is denying coverage.
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5.24 Books and Records. All of the financial books and records of the Company are complete and accurate in all material respects and have been maintained in the ordinary course of business consistent with past practice and in accordance with applicable Laws.

5.25 Top Suppliers. Schedule 5.25 lists, by dollar volume received or paid, as applicable, for the twelve (12) months ended on May 31, 2023, the ten (10) largest suppliers of goods or services to the Company (the “Top Suppliers”), along with the amounts of such dollar volumes. The relationships of the Company with such suppliers are good commercial working relationships and (i) no Top Supplier within the last twelve (12) months has cancelled or otherwise terminated, or, to the Company’s Knowledge, intends to cancel or otherwise terminate, any material relationships of such Person with the Company, (ii) no Top Supplier has during the last twelve (12) months decreased materially or, to the Company’s Knowledge, threatened to stop, decrease or limit materially, or intends to modify materially its material relationships with the Company or stop, decrease or limit materially its products or services to the Company or its usage or purchase of the products or services of the Company, (iii) to the Company’s Knowledge, no Top Supplier intends to refuse to pay any amount due to the Company or seek to exercise any remedy against the Company, (iv) the Company has not within the past two (2) years been engaged in any material dispute with any Top Supplier, and (v) to the Company’s Knowledge, the consummation of the transactions contemplated in this Agreement and the Ancillary Documents will not adversely affect the relationship of the Company with any Top Supplier.

5.26 Certain Business Practices.

(a) Neither the Company, nor to the Knowledge of the Company, any of its Representatives acting on its behalf in carrying out or representing the business of the Company has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Corruption of Foreign Public Officials Act (Canada) or the U.S. Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Company, nor any of its Representatives acting on its behalf has directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or assist the Company in connection with any actual or proposed transaction.

(b) Since June 1, 2018, the operations of the Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving the Company with respect to any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c) Neither the Company nor any of its directors or officers, nor, to the Knowledge of the Company, any other Representative acting on behalf of the Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and the Company does not carry on business in any country sanctioned by OFAC.

5.27 Investment Company Act. The Company is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” or required to register as an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

5.28 Finders and Brokers. Except as set forth in Schedule 5.28, the Company has not incurred nor will it incur any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

5.29 Compliance with Aviation Laws.

(a) Except as would not have a Material Adverse Effect, the Company (i) is in compliance with all applicable aviation Laws (such Laws, collectively, the “Aviation Laws”), (ii) has not violated, to the Knowledge of the Company been subject to an investigation with respect to, or made voluntary disclosures with respect to potential violations of any Aviation Laws since July 1, 2018, and (iii) has not been cited by any Governmental Authority for any material discrepancies or violations during inspections or audits since June 1, 2018.

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(b) The Company does not own or lease any aircraft other than two sub-scale, remotely piloted aircraft, which are owned by the Company (collectively the “Aircraft”).

(c) To the Knowledge of the Company, each current employee of the Company currently providing any flight, operation or handling of the Aircraft has all material required Licenses, certifications, training and competencies to provide such flight, operation or handling of the Aircraft.

(d) The Company has all permits, certificates, licences and authorizations, including, but not limited to, a Special Flight Operations Certificate from Transport Canada, necessary for the Company to conduct the business now conducted by it in all jurisdictions in which it carries on business and that are material to the conduct of the business of the Company.

(e) The Company has not been warned or cited by any aeronautical authority in Canada for the unlawful or unauthorized use, operation, certification or registration of any bicycle hoover craft, aviation hoover craft, aviation product or service in connection therewith, whether undergoing testing, experimental or commercial development conditions for use in airspace regulated by such authority for violation of national or regional civil aviation regulations, certificates or laws.

5.30 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the SPAC, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the SPAC for such purpose. The Company acknowledges and agrees that:

(a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the SPAC set forth in this Agreement (including the related portions of the SPAC Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto; and

(b) neither the SPAC nor any of its Representatives have made any representation or warranty as to the SPAC or this Agreement, except as expressly set forth in this Agreement (including the related portions of the SPAC Disclosure Schedules) or in any certificate delivered to the Company pursuant hereto.

5.31 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to the SPAC’s stockholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the SPAC or its Affiliates.

5.32 Disclosure. No representations or warranties by the Company in this Agreement (as modified by the Company Disclosure Schedules) or the Ancillary Documents, (a) contains or will contain any untrue statement of a material fact, or (b) omits or will omit to state, when read in conjunction with all of the information contained in this Agreement, the Company Disclosure Schedules and the Ancillary Documents, any fact necessary to make the statements or facts contained therein not materially misleading. Except for the representations and warranties expressly made by the Company in this Article V (as modified by the Company Disclosure Schedules) or as expressly set forth in an Ancillary Document, neither the Company nor any other Person on its behalf makes any express or implied representation or warranty with respect to the Company, the Company Security Holders, the Company Shares, the business of the Company, or the transactions contemplated by this Agreement or any of the other Ancillary Documents, and the Company hereby expressly disclaims any other representations or warranties. Except for the representations and warranties expressly made by the Company in this Article V (as modified by

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the Company Disclosure Schedules) or in an Ancillary Document, the Company hereby expressly disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to the SPAC or any of its Representatives (including any opinion, information, projection or advice that may have been or may be provided to the SPAC, or any of its Representatives by any Representative of the Company), including any representations or warranties regarding the probable success or profitability of the Company’s business.

ARTICLE VI
COVENANTS

6.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 9.1 or the Closing (the “Interim Period”), subject to Section 6.16, the Company shall give, and shall cause its Representatives to give, the SPAC and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Company, as the SPAC or its Representatives may reasonably request regarding the Company and its business, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Company’s Representatives to reasonably cooperate with the SPAC and its Representatives in their investigation; provided, however, that the SPAC and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Company.

(b) During the Interim Period, subject to Section 6.16, the SPAC shall give, and shall cause its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the SPAC or its Subsidiaries, as the Company or its Representatives may reasonably request regarding the SPAC, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the SPAC’s Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the SPAC or any of its Subsidiaries.

6.2 Conduct of Business of the Company.

(a) Unless the SPAC shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Schedule 6.2, the Company shall (i) conduct its business, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Company and its business, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

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(b) Without limiting the generality of Section 6.2(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents as set forth on Schedule 6.2, during the Interim Period, without the prior written consent of the SPAC (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $500,000 individually or $1,000,000 in the aggregate, make a loan or advance to or investment in any third party or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $500,000 individually or $1,000,000 in the aggregate;

(v) increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than ten percent (10%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Company Benefit Plans or in the ordinary course of business consistent with past practice;

(vi) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with Canadian GAAP;

(vii) transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP, Company IP Licenses or other Company IP, or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(viii) terminate, or waive or assign any material right under, any Company Material Contract or enter into any Contract that would be a Company Material Contract, in any case outside of the ordinary course of business consistent with past practice;

(ix) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x) establish any Subsidiary or enter into any new line of business;

(xi) fail to use commercially reasonable efforts to keep in force material insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xii) revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with Canadian GAAP and after consulting with the Company’s outside auditors;

(xiii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the

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payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Company) not in excess of $250,000 individually or $500,000 in the aggregate, or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;

(xiv) close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

(xv) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice;

(xvi) make capital expenditures in excess of $500,000 (individually for any project (or set of related projects) or $1,000,000 in the aggregate);

(xvii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xviii) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) not referenced in another subsection of this Section 6.2(b) in excess of $500,000 individually or $1,000,000 in the aggregate other than pursuant to the terms of a Company Material Contract or Company Benefit Plan;

(xix) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xx) enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company other than this Agreement or any of the Ancillary Documents;

(xxi) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xxii) accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice;

(xxiii) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

(xxiv) authorize or agree to do any of the foregoing actions.

The Company shall notify the SPAC in writing of any such actions taken in accordance with the foregoing proviso and shall use commercially reasonable efforts to mitigate any negative effects of such actions on the business of the Company, in consultation with the SPAC whenever practicable.

6.3 Conduct of Business of the SPAC.

(a) Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Schedule 6.3, the SPAC shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the SPAC and its Subsidiaries and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice. Notwithstanding anything to the contrary in this Section 6.3, nothing in this Agreement shall prohibit or restrict the SPAC from extending, in accordance with the SPAC’s Organizational Documents and the IPO Prospectus, the deadline by which it must complete its Business Combination (an “Extension”), and no consent of any other Party shall be required in connection therewith.

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(b) Without limiting the generality of Section 6.3(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents or as set forth on Schedule 6.3, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the SPAC shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents except as required by applicable Law;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, other than the issuance of the SPAC securities issuable upon conversion or exchange of outstanding the SPAC securities in accordance with their terms, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $100,000 individually or $250,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 6.3(b)(iv) shall not prevent the SPAC from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the SPAC Continuance and Amalgamation and the other transactions contemplated by this Agreement (including the costs and expenses necessary for an Extension (such expenses, “Extension Expenses”), up to aggregate additional Indebtedness during the Interim Period of $2,000,000);

(v) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with U.S. GAAP;

(vi) amend, waive or otherwise change the Trust Agreement in any manner adverse to the SPAC;

(vii) terminate, waive or assign any material right under any SPAC Material Contract;

(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix) establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xi) revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with U.S. GAAP and after consulting the SPAC’s outside auditors;

(xii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the SPAC or its Subsidiary) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the SPAC Financials;

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(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv) make capital expenditures in excess of $100,000 individually for any project (or set of related projects) or $250,000 in the aggregate (excluding for the avoidance of doubt, incurring any Expenses);

(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the SPAC Continuance and the Amalgamation);

(xvi) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 6.3 during the Interim Period;

(xvii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii) enter into any agreement, understanding or arrangement with respect to the voting of the SPAC Securities;

(xix) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xx) authorize or agree to do any of the foregoing actions.

The SPAC shall notify the Company in writing of any such actions taken in accordance with the foregoing proviso and shall use commercially reasonable efforts to mitigate any negative effects of such actions on the SPAC and its Subsidiaries.

6.4 Annual and Interim Financial Statements. During the Interim Period, within thirty (30) calendar days following the end of each three-month quarterly period, the Company shall deliver to the SPAC an unaudited income statement and an unaudited balance sheet of the Company for the period from the Balance Sheet Date through the end of such quarterly period and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the financial position and results of operations of the Company as of the date or for the periods indicated, in accordance with Canadian GAAP, subject to year-end audit adjustments and excluding footnotes. From the date hereof through the Closing Date, the Company will also promptly deliver to the SPAC copies of any audited financial statements of the Company that the Company’s certified public accountant may issue.

6.5 SPAC Public Filings. During the Interim Period, the SPAC will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Closing to maintain the listing of the SPAC Public Units, the SPAC Ordinary Shares and the SPAC Public Warrants on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the SPAC Ordinary Shares and the SPAC Public Warrants.

6.6 No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale of (x) all or any material part of the business or assets of the Company (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of the Company, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to the SPAC and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination involving the SPAC.

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(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Company and the SPAC, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(c) Each Party shall notify the others as promptly as practicable (and in any event within 48 hours) in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates in connection with any Acquisition Proposal, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

6.7 No Trading. The Company acknowledges and agrees that it is aware, and that the Company’s Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material non-public information of the SPAC, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material non-public information about a publicly traded company. The Company hereby agrees that, while it is in possession of such material non-public information, it shall not purchase or sell any securities of the SPAC (other than to engage in the Amalgamation in accordance with Section 1.1), communicate such information to any third party, take any other action with respect to the SPAC in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

6.8 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Closing set forth in Article VIII not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

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6.9 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of Section 6.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense subject to the final sentence of Section 6.9(a), with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective

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Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

(d) Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

6.10 Tax Matters. None of the Parties shall, and each of the Parties shall cause their respective Subsidiaries not to, knowingly take any action, or knowingly fail to take any action, that would reasonably be expected to cause the Amalgamation to fail to qualify for the Intended Tax Treatment. The Parties intend to report and, except to the extent otherwise required by a Law or by a “determination” within the meaning of Section 1313(a) of the Code, shall report, for U.S. federal income Tax purposes, the transactions contemplated by this Agreement in a manner consistent with the Intended Tax Treatment. This Agreement is and is hereby adopted as a “plan of reorganization” for purposes of Sections 354 and 368 of the Code and the Treasury Regulations promulgated thereunder with respect to the SPAC Continuance. If (i) either Party requests a Tax opinion or (ii) in connection with the preparation and filing of the Registration Statement, or any other filing, the SEC requests or requires that any Tax opinion be prepared and submitted in connection with such filing, each Party shall use commercially reasonable efforts to deliver a “Tax Representation Letter,” containing customary representations of the applicable Party and reasonably acceptable to such Party, as shall be reasonably necessary or appropriate to enable Nelson Mullins Riley & Scarborough LLP to render any opinion or advice, subject to customary assumptions and limitations, regarding the Intended Tax Treatment and the ownership and disposition of the SPAC Class A Ordinary Shares following the Closing and to enable Dorsey & Whitney LLP to render any opinion or advice, subject to customary assumptions and limitations, regarding the U.S. federal income tax consequences of the Amalgamation to the Company Shareholders.

6.11 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

6.12 The Registration Statement.

(a) As promptly as practicable after the date hereof, the Company and the SPAC shall jointly prepare, and the SPAC shall file with the SEC a registration statement on Form F-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the SPAC Class A Ordinary Shares, the SPAC Public Warrants and the SPAC Class B Ordinary Shares to be issued or deemed to be issued pursuant to the SPAC Continuance and under this Agreement as the Exchange Consideration, which Registration Statement will also contain a proxy statement (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from the SPAC shareholders for the matters to be acted upon at the SPAC Special Meeting and providing the Public Shareholders an opportunity in accordance with the SPAC’s Organizational Documents and the IPO Prospectus to have their SPAC Ordinary Shares redeemed (the “Redemption”) in conjunction with the stockholder vote on the SPAC Shareholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from the SPAC shareholders to vote at a special meeting of the SPAC shareholders to be called and held for such purpose (the “SPAC Special Meeting”), in favor of resolutions approving (i) the SPAC Continuance, (ii) the adoption and approval of this Agreement and the transactions contemplated hereby or referred to herein, including the Amalgamation, by the holders of SPAC Ordinary Shares in accordance with the SPAC’s Organizational Documents, the Securities Act, the Companies Law, the BCBCA and the rules and regulations of the SEC and Nasdaq, (iii) the adoption and approval of a new equity incentive plan in form and substance reasonably acceptable to the Parties, and which will provide for awards for a number of SPAC Class A Ordinary Shares equal to ten percent (10%) of the aggregate number of SPAC Class A Ordinary Shares issued and outstanding immediately after the Closing (giving effect to the Redemption, any Equity Financing and the Amalgamation), (iv) the appointment of the members of the Post-Closing Board in

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accordance with Section 6.18 hereof, (v) such other matters as the Company and the SPAC shall hereafter mutually determine to be necessary or appropriate in order to effect the SPAC Continuance and the Amalgamation and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (v), collectively, the “SPAC Shareholder Approval Matters”), and (vi) the adjournment of the SPAC Special Meeting, if necessary or desirable in the reasonable determination of the SPAC. If on the date for which the SPAC Special Meeting is scheduled, the SPAC has not received proxies representing a sufficient number of shares to obtain the Required the SPAC Shareholder Approval, whether or not a quorum is present, the SPAC may make one or more successive postponements or adjournments of the SPAC Special Meeting. In connection with the Registration Statement, the Company will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the SPAC’s Organizational Documents, the Securities Act, applicable Law and the rules and regulations of the SEC and Nasdaq. The Company shall cooperate and provide the SPAC (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC, and the Company shall consider any such comments timely made in good faith. The Company shall provide the SPAC with such information concerning the Company and its shareholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

(b) The Company and the SPAC shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the SPAC Special Meeting and the Redemption. Each of the SPAC and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, the SPAC and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. The SPAC shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to the Company Shareholders and SPAC shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the SPAC’s Organizational Documents; provided, however, that the Company shall not amend or supplement the Registration Statement without prior consultation with the Company as is reasonable under the circumstances.

(c) The Company and the SPAC, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use their commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. The SPAC shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that the SPAC or its Representatives receive from the SEC or its staff with respect to the Registration Statement, the SPAC Special Meeting and the Redemption promptly after the receipt of such comments and shall give the Company and its counsel a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments, and the Company shall consider any such comments timely made in good faith under the circumstances.

(d) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, the SPAC and the Company shall distribute the Registration Statement to the SPAC’s shareholders and the Company Shareholders, and, pursuant thereto, shall call the SPAC Special Meeting in accordance with the Securities Act for a date no later than forty-five (45) days following the effectiveness of the Registration Statement.

(e) The Company and the SPAC shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, their respective Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the SPAC Special Meeting and the Redemption.

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6.13 Company Shareholder Meeting. As promptly as practicable after the Registration Statement has become effective, the Company will call a meeting of the Company Common Shareholders or otherwise solicit written consents in order to obtain the Required Company Shareholder Approval (the “Company Special Meeting”), and the Company shall use its commercially reasonable efforts to solicit from the Company Common Shareholders proxies in favor of the Required Company Shareholder Approval prior to such Company Special Meeting, and to take all other actions necessary or advisable to secure the Required Company Shareholder Approval, including enforcing the Voting Agreements.

6.14 Continuance. Prior to Closing, SPAC shall cause the SPAC Continuance to occur. In connection with the SPAC Continuance, (i) each SPAC Class A Ordinary Share and each SPAC Class B Ordinary Share that is issued and outstanding immediately prior to the SPAC Continuance shall continue to represent one SPAC Class A Ordinary Share or SPAC Class B Ordinary Share, respectively, and (ii) each SPAC Warrant that is outstanding immediately prior to the SPAC Continuance shall, from and after the SPAC Continuance, shall continue to represent the right to purchase one SPAC Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment, on the terms and subject to the conditions set forth in the Warrant Agreement.

6.15 Public Announcements.

(a) The Parties agree that during the Interim Period no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent of the SPAC and the Company (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) The Parties shall mutually agree upon, and as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, the SPAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement, assuming that the Signing Filing is provided to the Company for its review on the date of the execution of this Agreement). The Parties shall mutually agree upon the Closing to issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, the SPAC shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby.

6.16 Confidential Information.

(a) The Company hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article IX, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any SPAC Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder, enforcing their rights hereunder or thereunder, or in furtherance of their authorized duties on behalf of the SPAC or its Subsidiaries), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the SPAC Confidential Information without the SPAC’s prior written consent; and (ii) in the event that the Company or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated

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in accordance with Article IX, for a period of two (2) years after such termination, becomes legally compelled to disclose any SPAC Confidential Information, (A) provide the SPAC to the extent legally permitted with prompt written notice of such requirement so that the SPAC or an Affiliate thereof may seek, at SPAC’s cost, a protective Order or other remedy or waive compliance with this Section 6.16(a), and (B) in the event that such protective Order or other remedy is not obtained, or the SPAC waives compliance with this Section 6.16(a), furnish only that portion of such SPAC Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such SPAC Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company shall, and shall cause its Representatives to, promptly deliver to the SPAC or destroy (at the SPAC’s election) any and all copies (in whatever form or medium) of SPAC Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Company and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any SPAC Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement.

(b) The SPAC hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article IX, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that it, or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article IX, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 6.16(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 6.16(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the SPAC shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at the SPAC’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the SPAC and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Company Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, the SPAC and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws.

6.17 Documents and Information. After the Closing Date, the SPAC and the Company shall, and shall cause their respective Subsidiaries to, until the seventh (7th) anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of the Company in existence on the Closing Date and make the same available for inspection and copying by the SPAC’s Representatives during normal business hours of the Company and its Subsidiaries, as applicable, upon reasonable request and upon reasonable notice.

6.18 Post-Closing Board of Directors and Executive Officers. The Parties shall take all necessary action, including causing the Company’s directors to resign, so that effective as of the Closing, the Company’s board of directors (the “Post-Closing Board”) will consist of five (5) individuals. At the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Board, three (3) persons designated prior to the Closing by the Company, at least two (2) of whom is required to qualify as independent directors under Nasdaq rules; one (1) person designated prior to the Closing by the SPAC; and one (1) person mutually agreed on prior to the Closing by the Company and the SPAC who is required to qualify as an independent director under Nasdaq rules. At or prior to the Closing, the Company will provide each member of the Post-Closing Board with a customary director indemnification agreement, in form and substance reasonably acceptable to such member of the Post-Closing Board.

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6.19 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the SPAC and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the SPAC (the “D&O Indemnified Persons”) as provided in its Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and the SPAC, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, the Company shall cause the Organizational Documents of the Company and Merger Sub to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Company and Merger Sub to the extent permitted by applicable Law. The provisions of this Section 6.19 shall survive the consummation of the SPAC Continuance and the Amalgamation and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b) At Closing, the Company shall, or shall cause the SPAC (at the Company’s expense), to obtain and maintain, a “tail” insurance policy that provides coverage for up to a six- year period from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the SPAC’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, the Company shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and the Company shall timely pay or caused to be paid all premiums with respect to the D&O Tail Insurance.

6.20 Trust Account Proceeds. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Redemption, and any Equity Financing proceeds, shall first be used to pay (i) the SPAC’s accrued Expenses, (ii) the SPAC’s deferred Expenses (including cash amounts payable to the IPO Underwriter and any legal fees) of the IPO, (iii) any loans owed by the SPAC to the Sponsor for any Expenses (including deferred Expenses), other administrative costs and expenses incurred by or on behalf of the SPAC or Extension Expenses and (iv) any other Liabilities of the SPAC as of the Closing. Such Expenses, as well as any Expenses that are required to be paid by delivery of the SPAC’s Securities, will be paid at the Closing. Any remaining cash will be used for working capital and general corporate purposes of the Company.

6.21 Roadshow Presentations. If requested by the SPAC, the Company shall, and shall cause its respective Representatives to, use their respective reasonable commercial efforts to engage with investors as reasonably directed by the SPAC (including having the Company’s senior management participate in any investor meetings and roadshows as reasonably requested by the SPAC).

6.22 Equity Financing. During the Interim Period, the Parties shall work together in good faith with respect to raising and securing the Equity Financing and shall mutually agree on the processes related to the Equity Financing, including with respect to the price and allocation thereof, strategy, marketing materials and overall outreach.

6.23 Fairness Opinion. If necessary by SEC or Nasdaq rules, regulations or guidance prior to the date of effectiveness of the Registration Statement (in the opinion of the SPAC counsel), the Parties will use commercially reasonable efforts to obtain a third party valuation or fairness opinion from a third-party financial advisor selected by the SPAC supporting the terms of the Business Combination hereunder. The Company will provide commercially reasonable support and documentation to assist and facilitate the acquisition of such valuation or fairness opinion.

ARTICLE VII
NO SURVIVAL

7.1 No Survival. Representations and warranties of the Company and the SPAC contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company or the SPAC pursuant to this Agreement shall not survive the Closing, and from and after the Closing, the Company and the SPAC and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against the Company or the SPAC or their respective Representatives with respect thereto. The covenants

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and agreements made by the Company and the SPAC in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

ARTICLE VIII
CLOSING CONDITIONS

8.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Amalgamation and the other transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Company and the SPAC of the following conditions:

(a) Required SPAC Shareholder Approval. The SPAC Shareholder Approval Matters that are submitted to the vote of the shareholders of the SPAC at the SPAC Special Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the shareholders of the SPAC at the SPAC Special Meeting in accordance with the SPAC’s Organizational Documents, applicable Law and the Proxy Statement (the “Required SPAC Shareholder Approval”).

(b) Required Company Shareholder Approval. The receipt of Company Shareholder approval of the Company Amalgamation Resolution to be subject at the Company Shareholder Meeting or by way of written consents representing the requisite vote of the Company Shareholders (including any separate class or series vote that is required, whether pursuant to the Company Governing Documents, any shareholder agreement or otherwise) shall have been obtained, as necessary, to authorize, approve and consent to, the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which the Company is or is required to be a party or bound, and the consummation of the transactions contemplated hereby and thereby, including the Amalgamation (the “Required Company Shareholder Approval”).

(c) Antitrust Laws. Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under any Antitrust Laws shall have expired or been terminated.

(d) Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(e) Requisite Consents. The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the transactions contemplated by this Agreement that are set forth in Schedule 8.1(e) shall have each been obtained or made.

(f) No Adverse Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(g) Net Tangible Assets Test. Upon the Closing, after giving effect to the Redemption and any proceeds from the Equity Financing, the Company shall have net tangible assets of at least $5,000,001.

(h) Appointment to the Board. The members of the Post-Closing Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 6.18.

(i) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement.

(j) Nasdaq Listing. The shares of the SPAC Class A Ordinary Shares issued as Exchange Consideration shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(k) SPAC Continuance. The SPAC Continuance shall have been consummated.

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8.2 Conditions to Obligations of the Company. In addition to the conditions specified in Section 8.1, the obligations of the Company to consummate the Amalgamation and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the SPAC and Merger Sub set forth in this Agreement and in any certificate delivered by or on behalf of the SPAC pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the SPAC.

(b) Agreements and Covenants. Each of the SPAC and Merger Sub shall have performed in all material respects all of the SPAC’s obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No SPAC Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the SPAC or the Merger Sub since the date of this Agreement which is continuing and uncured.

(d) Equity Financing. There shall be an amount that is at least $5,000,000, after payment of all of the SPAC’s transaction expenses, represented by (i) cash in the Trust Account (after giving effect to Redemptions), (ii) proceeds from the Initial Investments, (iii) amounts committed or available under any Equity Financing, and (iv) any grants and other non-dilutive financing that are executed and consummated prior to the Closing.

(e) Closing Deliveries.

(i) OFFICER CERTIFICATE. The SPAC shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of the SPAC in such capacity, certifying as to the satisfaction of the conditions specified in Sections 8.2(a), 8.2(b) and 8.2(c).

(ii) SECRETARY CERTIFICATE. The SPAC shall have delivered to the Company a certificate executed by the SPAC’s and Merger Sub’s secretary or other executive officer certifying as to, and attaching, (A) copies of the SPAC’s and Merger Sub’s Organizational Documents as in effect as of the Closing Date (after giving effect to the SPAC Continuance), (B) the resolutions of the SPAC’s and Merger Sub’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which the SPAC or Merger Sub is or is required to be a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required SPAC Shareholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which the SPAC is or is required to be a party or otherwise bound.

(iii) GOOD STANDING. The SPAC shall have delivered to the Company a certificate of good standing for the SPAC certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the SPAC’s jurisdiction of organization and from each other jurisdiction in which the SPAC is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) REGISTRATION RIGHTS AGREEMENT. The Company shall have received a copy of the Registration Rights Agreement, duly executed by the SPAC.

(v) ESCROW AGREEMENT. The Company shall have received a copy of the Escrow Agreement, duly executed by the Escrow Agent and the SPAC.

8.3 Conditions to Obligations of the SPAC. In addition to the conditions specified in Section 8.1, the obligations of the SPAC to consummate the Amalgamation and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the SPAC) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Company set forth in this Agreement and in any certificate delivered by or on behalf of the Company pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the

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Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Company.

(b) Agreements and Covenants. The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Company since the date of this Agreement which is continuing and uncured.

(d) Closing Deliveries.

(i) OFFICER CERTIFICATE. The SPAC shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 8.3(a), 8.3(b) and 8.3(c).

(ii) SECRETARY CERTIFICATE. The Company shall have delivered to the SPAC a certificate executed by the Company’s secretary certifying as to the validity and effectiveness of, and attaching, (A) copies of the Company’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the requisite resolutions of the Company’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which the Company is or is required to be a party or bound, and the consummation of the Amalgamation and the other transactions contemplated hereby and thereby, and recommending the approval and adoption of the same by the Company Common Shareholders, (C) evidence that the Required Company Shareholder Approval has been obtained and (D) the incumbency of officers of the Company authorized to execute this Agreement or any Ancillary Document to which the Company is or is required to be a party or otherwise bound.

(iii) GOOD STANDING. The Company shall have delivered to the SPAC a certificate of good standing for the Company certified as of a date no earlier than thirty (30) days prior to the Closing Date from the British Columbia Registrar of Companies and from each other jurisdiction in which the Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) CERTIFIED CHARTER. The Company shall have delivered to the SPAC a corporate certificate certifying the Notice of Articles for the Company, as in effect as of immediately prior to the Effective Time, certified by an applicable Governmental Authority as of a date no more than ten (10) Business Days prior to the Closing Date.

(v) EMPLOYMENT AGREEMENTS. The SPAC shall have received employment agreements, in each case effective as of the Closing, in the form and substance reasonably acceptable to the SPAC and the counterparty thereto, between each of the persons set forth Schedule 8.3(d)(v) hereto and the Company or the SPAC, as noted in Schedule 8.3(d)(v), with each such employment agreement duly executed by the parties thereto.

(vi) NON-COMPETITION AND NON-SOLICITATION AGREEMENTS. The SPAC shall have received non-competition and non-solicitation agreements, in each case effective as of the Closing, in the form and substance reasonably acceptable to the SPAC and the counterparty thereto, from each of Company Significant Shareholders, with each such agreement duly executed by the parties thereto.

(vii) LOCK-UP AGREEMENT. The Company shall have delivered to the SPAC copies of the Lock-up Agreement duly executed by the Significant Company Holders.

(viii) COMPANY CONVERTIBLE SECURITIES. The SPAC shall have received evidence reasonably acceptable to the SPAC that the Company shall have converted, terminated, extinguished and cancelled in full any outstanding Company Convertible Securities, convertible debt or commitments therefor.

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(ix) Resignations. Subject to the requirements of Section 6.18, the SPAC shall have received written resignations, effective as of the Closing, of each of the directors and officers of the Company as requested by the SPAC prior to the Closing.

(x) TERMINATION OF CERTAIN CONTRACTS. The SPAC shall have received evidence reasonably acceptable to the SPAC that the Contracts involving the Company and/or Company Security Holders or other Related Persons set forth on Schedule 8.3(d)(x) shall have been terminated with no further obligation or Liability of the Company thereunder.

(xi) FAIRNESS OPINION. If and only if necessary by SEC or Nasdaq rules, regulations or guidance prior to effectiveness of the Registration Statement (in the opinion of counsel), the SPAC shall have obtained a third party fairness opinion or valuation.

(xii) REGISTRATION RIGHTS AGREEMENT. The SPAC shall have received a copy of the Registration Rights Agreement, duly executed by the Company.

(xiii) ESCROW AGREEMENT. The SPAC shall have received a copy of the Escrow Agreement, duly executed by the Escrow Agent and the Company.

8.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Company Shareholder) failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE IX
TERMINATION AND EXPENSES

9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of the SPAC and the Company;

(b) by written notice by the SPAC or the Company if any of the conditions to the Closing set forth in Article VIII have not been satisfied or waived by February 14, 2024 (the “Outside Date”) (provided, that if the SPAC seeks and obtains an Extension, the SPAC shall have the right by providing written notice thereof to the Company to extend the Outside Date for up to the period ending on the last date for the SPAC to consummate its Business Combination pursuant to such Extension; provided, however, the right to terminate this Agreement under this Section 9.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either the SPAC or the Company if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d) by written notice by the Company to the SPAC, if (i) there has been a material breach by the SPAC of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the SPAC shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 8.2(a) or Section 8.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the SPAC or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if at such time the Company is in material uncured breach of this Agreement;

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(e) by written notice by the SPAC to the Company, if (i) there has been a material breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 8.3(a) or Section 8.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Company or (B) the Outside Date; provided, that the SPAC shall not have the right to terminate this Agreement pursuant to this Section 9.1(e) if at such time the SPAC is in material uncured breach of this Agreement;

(f) by written notice by the SPAC to the Company, if there shall have been a Material Adverse Effect on the Company following the date of this Agreement which is uncured for at least ten (10) Business Days after written notice of such Material Adverse Effect is provided by the SPAC to the Company;

(g) by written notice by the Company to the SPAC, if there shall have been a Material Adverse Effect on the SPAC following the date of this Agreement which is uncured for at least ten (10) Business Days after written notice of such Material Adverse Effect is provided by the Company to the SPAC;

(h) by written notice by either the SPAC or the Company to the other, if the SPAC Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the SPAC’s stockholders have duly voted, and the Required SPAC Shareholder Approval was not obtained or if the Required SPAC Shareholder Approval was not obtained for any other reason; and

(i) by written notice by the SPAC to the Company if a fairness opinion or third party valuation is required under Section 6.23 and the SPAC is unable to obtain such opinion or valuation supporting the terms contemplated hereunder after commercially reasonable best efforts by the SPAC to obtain such opinion or valuation.

9.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 9.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 9.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 6.14, 6.16, 9.3, 10.1, Article XI and this Section 9.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 10.1). Without limiting the foregoing, and except as provided in Section 9.3 and this Section 9.2 (but subject to Section 10.1) and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 11.6, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 9.1.

9.3 Fees and Expenses. Subject to Section 10.1 and the last sentence of this Section 9.3, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement. With respect to the SPAC, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination.

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ARTICLE X
WAIVERS AND RELEASES

10.1 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. The Company and the Seller Representative each hereby represents and warrants that it has read the IPO Prospectus and understands that the SPAC has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by the SPAC’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the SPAC’s public stockholders (including overallotment shares acquired by the SPAC’s underwriters) (the “Public Shareholders”) and that, except as otherwise described in the IPO Prospectus, the SPAC may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their SPAC Ordinary Shares in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with an amendment to the SPAC’s Organizational Documents to extend the SPAC’s deadline to consummate a Business Combination, (b) to the Public Shareholders if the SPAC fails to consummate a Business Combination within twelve (12) months after the closing of the IPO, subject to extension, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any Taxes, and (d) to the SPAC after or concurrently with the consummation of a Business Combination. For and in consideration of the SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and the Seller Representative hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company or the Seller Representative nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between the SPAC or any of its Representatives, on the one hand, and the Company, the Seller Representative or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Each of the Company and the Seller Representative on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the SPAC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with the SPAC or its Affiliates). The Company and the Seller Representative each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the SPAC and its Affiliates to induce the SPAC to enter in this Agreement, and each of the Company and the Seller Representative further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent that the Company or the Seller Representative or any of their respective Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to the SPAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against the SPAC or its Representatives, each of the Company and the Seller Representative hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalf or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that the Company or the Seller Representative or any of their respective Affiliates commences Action based upon, in connection with, relating to or arising out of any matter relating to the SPAC or its Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, the SPAC and its Representatives, as applicable, shall be entitled to recover from the Company, the Seller Representative (on behalf of the Company Shareholders) and their respective Affiliates, as applicable, the associated legal fees and costs in connection with any such Action, in the event the SPAC or its Representatives, as applicable, prevails in such Action. This Section 10.1 shall survive termination of this Agreement for any reason and continue indefinitely.

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ARTICLE XI
MISCELLANEOUS

11.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the SPAC or Merger Sub at or prior to the Closing, to.

Pono Capital Three, Inc.
643 Ilalo St., #102
Honolulu, Hawaii 96813
Attn: Davin Kazama
Telephone No.: (808) 892-6611
E-mail: davin@ponocorp.com

with a copy (which will not constitute notice) to.

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW,
Suite 900 Washington, DC 20001
Attn: Andrew Tucker, Esq., Peter
Strand Facsimile No.: (202) 689-2860
Telephone No.: (202) 689-2987
E-mail: andy.tucker@nelsonmullins.com;
peter.strand@nelsonmullins.com

If to the Company or to the SPAC after the Closing, to.	with a copy (which will not constitute notice) to.
Horizon Aircraft 3187 Highway 35 Lindsay, Ontario K9V 4R1 Attn: E. Brandon Robinson	Gowling WLG (Canada) LLP 345 King Street West, Suite 600 Kitchener, ON N2G 0C5 Attn: Todd Bissett Telephone: (519) 571-7612 Facsimile No.: (519) 576-6030 E-mail: Todd.Bissett@ca.gowlingwlg.com

11.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the SPAC and the Company, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

11.3 Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 6.19, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

11.4 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and interpreted in accordance with, the Laws of the Province of British Columbia applicable in that Province. Without prejudice to the ability of any Party to enforce this Agreement in any other proper jurisdiction, each of the Parties irrevocably and unconditionally submits and attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia to determine all issues, whether at law or in equity, arising from this Agreement. To the extent permitted by applicable Law, each of the Parties:

(a) irrevocably waives any objection, including any claim of inconvenient forum, that it may now or in the future have to the venue of any legal proceeding arising out of or relating to this agreement in the courts of that Province, or that the subject matter of this agreement may not be enforced in those courts;

(b) irrevocably agrees not to seek, and waives any right to, judicial review by any court that may be called upon to enforce the judgment of the courts referred to in this section 5(g), of the substantive merits of any suit, action or proceeding; and

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(c) to the extent that party has or may acquire any immunity from the jurisdiction of any court or from any legal process, whether through service or notice, attachment before judgment, attachment in aid of execution, execution or otherwise, with respect to itself or its property, irrevocably waives that immunity in connection with its obligations under this agreement. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 11.1. Nothing in this Section 11.4 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

11.5 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.5.

11.6 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

11.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

11.8 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the SPAC and the Company.

11.9 Waiver. The SPAC on behalf of itself and its Affiliates, the Company on behalf of itself, its Affiliates and the Company Shareholders, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding the foregoing, any waiver of any provision of this Agreement after the Closing shall also require the prior written consent of the Sponsor.

11.10 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties,

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covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

11.11 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with applicable GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article,” “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s stockholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form, including with respect to the SPAC its stockholders under the Securities Act or DGCL, as then applicable, or its Organizational Documents. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to the SPAC or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of the SPAC and its Representatives and the SPAC and its Representatives have been given access to the electronic folders containing such information.

11.12 Counterparts. This Agreement and each Ancillary Document may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

11.13 Legal Representation. The Parties agree that, notwithstanding the fact that Nelson Mullins may have, prior to Closing, jointly represented the SPAC and/or the Sponsor in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented the SPAC, Sponsor and/or their Affiliates in connection with matters other than the transaction that is the subject of this Agreement, Nelson Mullins will be permitted in the future, after Closing, to represent the Sponsor, or its Affiliates in connection with matters in which such Persons are adverse to the SPAC or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company and the Merger Sub, who are or have the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance,

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to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Nelson Mullins’s future representation of one or more of the Sponsor, or its Affiliates in which the interests of such Person are adverse to the interests of the SPAC, the Company or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Nelson Mullins of the SPAC or the Sponsor, or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Sponsor shall be deemed the client of Nelson Mullins with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor, shall be controlled by the Sponsor and shall not pass to or be claimed by the SPAC or the Company; provided, further, that nothing contained herein shall be deemed to be a waiver by the SPAC or any of its Affiliates (including, after the Effective Time, the Company and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

ARTICLE XII
DEFINITIONS

12.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“AAA” means the American Arbitration Association or any successor entity conducting arbitrations.

“Accounting Principles” means in accordance with applicable GAAP as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Company in the preparation of the latest audited Company Financials.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate or the SPAC prior to the Closing.

“Amalco” means the company to be constituted upon completion of the Amalgamation.

“Amalco Articles” means the articles of Amalco substantially in the form attached hereto as Exhibit F.

“Amalco Share” means the common shares in authorized share structure of Amalco as constituted on completion of the Amalgamation.

“Amalgamating Companies” means, collectively, the Company and Merger Sub.

“Amalgamation” means the amalgamation of the Amalgamating Companies pursuant to this Agreement and in accordance with the BCBCA.

“Amalgamation Application” means the amalgamation application in respect of the Amalgamation required by section 275(1)(a) of the BCBCA to be filed with the Registrar substantially in the form attached hereto as Exhibit E, together with any changes to that application as permitted under this Agreement or as agreed to by the Amalgamating Companies.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“BCBCA” means the Business Corporations Act (British Columbia), as now in effect and as it may be amended from time to time prior to the Effective Date.

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“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York or Toronto, Ontario are authorized to close for business, excluding as a result of “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York and Toronto, Ontario are generally open for use by customers on such day.

“Canadian GAAP” means Canadian generally accepted accounting principles, consistently applied.

“Certificate of Amalgamation” means the Certificate of Amalgamation issued in respect of the formation of Amalco upon completion of the Amalgamation.

“Closing Company Cash” means, as of the Reference Time, the aggregate cash and cash equivalents of the Company on hand or in bank accounts, including deposits in transit, minus the amount of outstanding and unpaid cheques issued by or on behalf of the Company as of such time.

“Closing Net Indebtedness” means, as of the Reference Time, (i) the aggregate amount of all Indebtedness of the Company, less (ii) the Closing Company Cash.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company” means Robinson Aircraft Ltd.

“Company Amalgamation Resolution” means the special resolution of the holders of the Company Common Shares approving the Amalgamation and the adoption of this Agreement, substantially in the form attached hereto as Exhibit “G”.

“Company Common Shares” means the Class A Common Shares without par value in the authorized share structure of the Company and the Class B Common Shares without par value in the authorized share structure of the Company.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Company or any of its Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by the SPAC or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company or its Representatives to the SPAC or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Convertible Securities” means, collectively, any warrants or rights to subscribe for or purchase any capital stock of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of the Company.

“Company Dissent Rights” means the rights of dissent of Company Shareholders in respect of the Amalgamation Resolution under section 238 of the BCBCA.

Annex A-52

“Company Governing Documents” means the notice of articles and articles of the Company, as amended and effective under the Laws of British Columbia.

“Company Non-Voting Shares” means the Class C Common Shares without par value in the authorized share structure of the Company.

“Company Product” means each product candidate, product or platform that is being or has been researched, tested, developed, manufactured, distributed, sold, promoted, advertised or marketed by or on behalf of the Company.

“Company Securities” means, collectively, the Company Shares and any other Company Convertible Securities.

“Company Security Holders” means, collectively, the holders of Company Securities.

“Company Shares” means any of the Company Common Shares and the Company Non-Voting Shares.

“Company Shareholders” means, collectively, the holders of Company Shares.

“Company Special Meeting” means the special meeting of the holders of the Company Common Shares to be held to consider, and if thought fit, to approve, the Amalgamation Resolution.

“Company Stock Option Plan” means the Company’s incentive stock option plan.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled,” “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Dissenting Shareholder” means a Company Shareholder exercising its Company Dissent Rights pursuant to the BCBCA with respect to the Amalgamation.

“Effective Date” means the date of the Amalgamation as set forth in the Certificate of Amalgamation.

“Effective Time” means the effective time of the Amalgamation set forth in the Certificate of Amalgamation.

“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC. Section 9601 et. seq., the Resource Conservation and Recovery Act, 42 USC. Section 6901 et. seq., the Toxic Substances Control Act, 15 USC. Section 2601 et. seq., the Federal Water Pollution Control Act, 33 USC. Section 1151 et seq., the Clean Air Act,

Annex A-53

42 USC. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 USC. Section 111 et. seq., Occupational Safety and Health Act, 29 USC. Section 651 et. seq. (to the extent it relates to exposure to Hazardous Substances), the Asbestos Hazard Emergency Response Act, 15 USC. Section 2601 et. seq., the Safe Drinking Water Act, 42 USC. Section 300f et. seq., the Oil Pollution Act of 1990 and analogous state acts.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended and all the regulations and guidance published thereunder.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi- governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical,” or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“IFRS” means International Financial Reporting Standards established by the International Accounting Standards Board, consistently applied.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with applicable GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of acceptances issued or created, (g) interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by a Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Insider Letter” means the letter agreement dated February 9, 2023 to the SPAC from the Sponsor and other parties, as filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the SPAC with the SEC on February 14, 2023.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“Internet Assets” means any and all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

Annex A-54

“IPO” means the initial public offering of the SPAC Public Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of the SPAC, dated as of February 9, 2023, and filed with the SEC on February 10, 2023 (File No. 333-268283).

“IPO Underwriter” means EF Hutton, a division of Benchmark Investments, LLC.

“IRS” means the U.S. Internal Revenue Service (or any successor Governmental Authority).

“Knowledge” means, with respect to (i) the Company, the actual knowledge of its executive officers and directors, after reasonable inquiry or (ii) any other Party, (A) if an entity, the actual knowledge of its directors and executive officers after reasonable inquiry, or (B) if a natural person, the actual knowledge of such Party after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under applicable GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in applicable GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared) or natural disaster, COVID and other pandemics; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); and (vi) with respect to the SPAC, the consummation and effects of the SPAC Continuance or the Redemption (or any redemption in connection with an Extension); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to the SPAC, the amount of the Redemption (or any redemption in connection with an Extension, if any) or the failure to obtain the Required SPAC Shareholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to the SPAC.

Annex A-55

“Merger Sub” means Pono Three Merger Acquisitions Corp., a wholly owned subsidiary of the SPAC.

“Merger Sub Share” means the common share in the authorized share structure of Merger Sub as presently constituted.

“Merger Sub Shareholder” means the SPAC, as the sole holder of the Merger Sub Share.

“Misrepresentation” means an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made

“Nasdaq” means the Nasdaq Capital Market.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, articles, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (v) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Redemption Price” means an amount equal to the price at which each share of the SPAC Ordinary Shares is redeemed or converted pursuant to the Redemption (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing and prior to the applicable redemption or conversion).

“Reference Time” means the close of business of the Company on the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by the SPAC hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness, Transaction Expenses or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of the Reference Time).

Annex A-56

“Registration Rights Agreement” means the Registration Rights Agreement in the form of Exhibit D hereto.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Company Holder” means any Company Shareholder who (i) is an executive officer or director of the Company or (ii) owns more than five percent (5%) of the issued and outstanding Company Shares.

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

“SOX” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“SPAC Class A Ordinary Share” means the Class A ordinary shares, par value $0.0001 per share, of the SPAC.

“SPAC Class B Ordinary Share” means the Class B ordinary shares, par value $0.0001 per share, of the SPAC.

“SPAC Confidential Information” means all confidential or proprietary documents and information concerning the SPAC or any of its Representatives; provided, however, that the SPAC Confidential Information shall not include any information which, (i) at the time of disclosure by the Company, or any of its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the SPAC or its Representatives to the Company or any of its Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such SPAC Confidential Information. For the avoidance of doubt, from and after the Closing, the SPAC Confidential Information will include the confidential or proprietary information of the Company.

“SPAC Continuance” means the continuance of the SPAC from the Cayman Islands in accordance with Part XII of the Cayman Islands Companies Law (2020 Revision), to the Province of British Columbia under the BCBCA.

“SPAC Memorandum and Articles of Association” means the Second Amended and Restated Memorandum and Articles of Association of the SPAC, dated February 9, 2023.

“SPAC Ordinary Shares” means the SPAC Class A Ordinary Shares and SPAC Class B Ordinary Shares, collectively.

“SPAC Preferred Shares” means preferred shares, par value $0.0001 per share, of the SPAC.

“SPAC Private Units” means the units issued by the SPAC in a private placement to the Sponsor at the time of the consummation of the IPO consisting of one (1) SPAC Class A Ordinary Share and one (1) SPAC Private Warrant.

“SPAC Private Warrants” means one whole warrant, which was included in as part of each SPAC Private Unit, entitling the holder thereof to purchase one (1) SPAC Class A Ordinary Share at a purchase price of $11.50 per share.

“SPAC Public Units” means the units issued in the IPO (including overallotment units acquired by the SPAC’s underwriter) consisting of one (1) SPAC Class A Ordinary Share and one SPAC Public Warrant.

Annex A-57

“SPAC Public Warrants” means one whole warrant, which was included in as part of each SPAC Public Unit, entitling the holder thereof to purchase one (1) SPAC Class A Ordinary Share at a purchase price of $11.50 per share.

“SPAC Securities” means the SPAC Units, the SPAC Ordinary Shares, the SPAC Preferred Shares and the SPAC Warrants, collectively.

“SPAC Units” means SPAC Private Units and SPAC Public Units, collectively.

“SPAC Warrants” means SPAC Private Warrants and SPAC Public Warrants, collectively.

“Sponsor” means Mehana Capital LLC.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Tax Act” means the Income Tax Act (Canada), as it may be amended from time to time and any successor thereto including the regulations promulgated thereunder.

“Tax Return” means any return, declaration, report, designation, election, undertaking, waiver, notice, filing, statement, form, certificate, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, provincial, local, municipal, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with any other Person.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trading Day” means any day on which shares of the SPAC Ordinary Shares are actually traded on the principal securities exchange or securities market on which the SPAC Ordinary Shares are then traded.

Annex A-58

“Transaction Expenses” means all fees and expenses of the Company incurred or payable as of the Closing and not paid prior to the Closing (i) in connection with the consummation of the transactions contemplated hereby, including any amounts payable to professionals (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of the Company, (ii) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of the Company at or after the Closing pursuant to any agreement to which the Company is a party prior to the Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby and (iii) any sales, use, real property transfer, stamp, stock transfer or other similar transfer Taxes imposed on the SPAC, Merger Sub or the Company in connection with the Amalgamation or the other transactions contemplated by this Agreement.

“Trust Account” means the trust account established by the SPAC with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of February 9, 2023, as it may be amended, by and between the SPAC and the Trustee, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer and Trust Company, in its capacity as trustee under the Trust Agreement.

“U.S. GAAP” means generally accepted accounting principles as in effect in the United States of America.

12.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section	Term	Section
Acquisition Proposal	6.6(a)	Effective Time	Article XII
Agreement	Preamble	Enforceability Exceptions	3.2
Aircraft	5.29(b)	Environmental Permits	5.21(a)
Alternative Transaction	6.6(a)	Escrow Account	1.21
Antitrust Laws	6.9(b)	Escrow Agent	1.21
Audited Annual Financials	5.7(a)	Escrow Agreement	1.21
Aviation Laws	5.29(a)	Escrow Property	1.21
Balance Sheet Date	5.7(a)	Escrow Shares	1.21
Business Combination	10.1	Environmental Permits	5.21(a)
Closing	2.1	Exchange Agent	1.16(a)
Closing Date	2.1	Expenses	9.3
Closing Filing	6.15(b)	Extension	6.3(a)
Closing Press Release	6.15(b)	Extension Expenses	6.3(a)(iii)
Company	Preamble	FAA	5.7(a)
Company Disclosure Schedules	Article V	Federal Securities Laws	6.7
Company Financials	5.7(a)	Incentive Shares	1.18(b)
Company IP	5.14(d)	Interim Balance Sheet Date	5.7(a)
Company IP Licenses	5.14(a)	Interim Period	6.1(a)
Company Material Contracts	5.12(a)	Lock-Up Agreement	Recital N
Company Permits	5.10	Merger Sub	Preamble
Company Personal Property Leases ..	5.17	Nelson Mullins	2.1
Company Real Property Leases	5.16	OFAC	3.17(c)
Company Registered IP	5.14(a)	Off-the-Shelf Software	5.14(a)
Controlled Person	Article X	Outbound IP License	5.14(c)
D&O Indemnified Persons	6.19(a)	Outside Date	9.1(b)
D&O Tail Insurance	6.19(b)	Party(ies)	Preamble
DOT	5.29(a)	Post-Closing Board	6.18

Annex A-59

Term	Section	Term	Section
Proxy Statement	6.12(a)	Signing Press Release	6.15(b)
Public Certifications	3.6(a)	SPAC	Preamble
Public Shareholders	10.1	SPAC Disclosure Schedules	Article III
Redemption	6.12(a)	SPAC Financials	3.6(b)
Registration Statement	6.12(a)	SPAC Material Contract	3.13(a)
Related Person	5.22	SPAC Shareholder Approval Matters	6.12(a)
Released Claims	10.1	SPAC Special Meeting	6.12(a)
Required Company Shareholder Approval	8.1(b)	SPAC Support Agreement	Recital K
Required SPAC Shareholder Approval	8.1(a)	Top Suppliers	5.25
SEC Reports	3.6(a)	Voting Agreements	Recital J
Signing Filing	6.15(b)

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Annex A-60

IN WITNESS WHEREOF, each Party hereto has caused this Business Combination Agreement to be signed and delivered as of the date first written above.

The SPAC:
PONO CAPITAL THREE, INC.
By:	/s/ Davin Kazama
Name:	Davin Kazama
Title:	Chief Executive Officer
The Company:
ROBINSON AIRCRAFT LTD.
By:	/s/ E. Brandon Robinson
Name:	E. Brandon Robinson
Title:	CEO
Merger Sub:
PONO THREE MERGER
ACQUISITIONS CORP.
By:	/s/ Davin Kazama
Name:	Davin Kazama
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

Annex A-61

Exhibit A

Form of Voting Agreement

(Attached)

Annex A-62

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of August 15, 2023 (this “Agreement”), by and among Pono Capital Three, Inc., a Cayman Islands exempted company (the “SPAC”), Robinson Aircraft Ltd., a British Columbia company (the “Company”), and each of the shareholders of the Company whose names appear on the signature pages of this Agreement (each, a “Company Shareholder” and, collectively, the “Company Shareholders”). SPAC, the Company and each Company Shareholder may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, contemporaneously with the execution of this Agreement, SPAC, the Company, Pono Three Merger Acquisitions Corp., a British Columbia company and a wholly- owned subsidiary of the SPAC (“Merger Sub”), and certain other persons are entering into that certain Business Combination Agreement (the “BCA”), pursuant to which, subject to the terms and conditions thereof, SPAC will redomesticate and continue as a British Columbia company, and Merger Sub will amalgamate with the Company, with the amalgamated company a wholly-owned subsidiary of the SPAC (the “Amalgamation”), and with the Company’s shareholders receiving Class A Ordinary shares of the post-redomesticated SPAC;

WHEREAS, as of the date hereof, each Company Shareholder owns of record the number of equity securities of the Company as set forth opposite such Company Shareholder’s name on Exhibit A hereto (all such securities and any underlying securities of the Company of which ownership of record or the power to vote is hereafter acquired by the Company Shareholders prior to the termination of this Agreement being referred to herein as the “Securities”); and

WHEREAS, in order to induce the SPAC, Merger Sub, and the Company to enter into the BCA, the Company Shareholders are executing and delivering this Agreement to the SPAC and the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of the Company Shareholders (severally and not jointly), the SPAC and the Company hereby agrees as follows:

1. Agreement to Vote. Each Company Shareholder, by this Agreement, with respect to its Securities, severally and not jointly, hereby agrees (and agrees to execute such documents and certificates evidencing such agreement as the SPAC may reasonably request in connection therewith), if (and only if) the Approval Condition (as defined below) shall have been satisfied, to vote, at any meeting of the members of the Company, and in any action by written consent of the members of the Company, all of such Company Shareholder’s Securities (a) in favor of the approval and adoption of the BCA, the transactions contemplated by the BCA and this Agreement, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the BCA and considered and voted upon by the shareholders of the Company, (c) in favor of the approval and adoption of the new equity incentive plan (as contemplated by the BCA) and (d) against any action, agreement or transaction (other than the BCA or the transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or that would reasonably be expected to result in the failure of the transactions contemplated by the BCA from being consummated. Each Company Shareholder acknowledges receipt and review of a copy of the BCA. For purposes of this Agreement, “Approval Condition” shall mean that (i) the BCA and the transactions as set forth therein shall have been approved by the Board of Directors of the Company and such approval shall not have been withdrawn and (ii) the BCA shall not have been amended or modified to change the Exchange Consideration payable under the BCA to the Company Shareholders.

2. Transfer of Securities. Except as may be required by or permitted in the BCA, each Company Shareholder, severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Securities or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation

Annex A-63

of law) or other disposition of any Securities (unless the transferee agrees to be bound by this Agreement), or (d) take any action that would have the effect of preventing or disabling the Company Shareholder from performing its obligations hereunder.

3. Representations and Warranties. Each Company Shareholder, severally and not jointly, represents and warrants for and on behalf of itself to the SPAC as follows:

(a) The execution, delivery and performance by such Company Shareholder of this Agreement and the consummation by such Company Shareholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law (with this and any other defined term used herein without definition having the meaning as given in the BCA) or other Order applicable to such Company Shareholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Securities (other than pursuant to this Agreement, the BCA or transfer restrictions under applicable securities laws or the Organizational Documents of the Company or such Company Shareholder) or (iv) conflict with or result in a breach of or constitute a default under any provision of such Company Shareholder’s Organizational Documents if such Company Shareholder is an entity.

(b) Such Company Shareholder owns of record and has good, valid and marketable title to the Securities set forth opposite the Company Shareholder’s name on Exhibit A free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws or the Organizational Documents of such Company Shareholder) and has the sole power (as currently in effect) to vote and the full right, power and authority to sell, transfer and deliver such Securities, and such Company Shareholder does not own, directly or indirectly, any other Securities.

(c) Such Company Shareholder has the power, authority and capacity to execute, deliver and perform this Agreement, and that this Agreement has been duly authorized, executed and delivered by such Company Shareholder.

4. Termination. This Agreement and the obligations of the Company Shareholders under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time; (b) the termination of the BCA in accordance with its terms; or (c) the mutual agreement of the SPAC and the Company. Upon termination or expiration of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any Party from liability for any willful breach of this Agreement occurring prior to such termination of this Agreement.

5. Miscellaneous.

(a) Except as otherwise provided herein, in the BCA or in any Ancillary Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice in accordance with this Section 5(b)):

If to the SPAC, to:
Pono Capital Three, Inc. 643 Ilalo St., #102 Honolulu, Hawaii 96813 Attn: Davin Kazama Telephone No.: (808) 892-6611 E-mail: davin@ponocorp.com

Annex A-64

with a copy, which shall not constitute notice, to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, DC 20001
Attn: Andrew Tucker, Esq., Peter Strand
Facsimile No.: (202) 689-2860
Telephone No.: (202) 689-2987
E-mail: andy.tucker@nelsonmullins.com; peter.strand@nelsonmullins.com

If to the Company, to:
Horizon Aircraft 3187 Highway 35 Lindsay, Ontario K9V 4R1 Attn: E. Brandon Robinson E-mail: brandon@horizonaircraft.com with a copy, which shall not constitute notice, to:
Gowling WLG (Canada) LLP 345 King Street West, Suite 600 Kitchener, ON N2G 0C5 Attn: Todd Bissett Telephone: (519) 571-7612 Facsimile No.: (519) 576-6030 E-mail: Todd.Bissett@ca.gowlingwlg.com
If to a Company Shareholder, to the address set forth for such Company Shareholder on the signature page hereof.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement, the BCA and the Ancillary Documents constitute the entire agreement among the Parties and the other parties thereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and undertakings, both written and oral, among the Parties and the other parties thereto, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the prior written consent of each of the Parties, and any attempt to do so without such consent shall be void ab initio.

(e) This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Company Shareholder shall be liable for the breach of this Agreement by any other Company Shareholder.

(f) The Parties agree that irreparable damage may occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the Parties agrees that it shall not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with, this Agreement, when expressly available pursuant to the terms of this Agreement, shall not be required to provide any bond or other security in connection with any such Order.

Annex A-65

(g) This Agreement shall be governed by, and construed and interpreted in accordance with, the Laws of the Province of British Columbia applicable in that Province. Without prejudice to the ability of any Party to enforce this Agreement in any other proper jurisdiction, each of the Parties irrevocably and unconditionally submits and attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia to determine all issues, whether at law or in equity, arising from this Agreement. To the extent permitted by applicable Law, each of the Parties:

(i) irrevocably waives any objection, including any claim of inconvenient forum, that it may now or in the future have to the venue of any legal proceeding arising out of or relating to this agreement in the courts of that Province, or that the subject matter of this agreement may not be enforced in those courts;

(ii) irrevocably agrees not to seek, and waives any right to, judicial review by any court that may be called upon to enforce the judgment of the courts referred to in this section 5(g), of the substantive merits of any suit, action or proceeding; and

(iii) to the extent that party has or may acquire any immunity from the jurisdiction of any court or from any legal process, whether through service or notice, attachment before judgment, attachment in aid of execution, execution or otherwise, with respect to itself or its property, irrevocably waives that immunity in connection with its obligations under this agreement.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) Without further consideration, each Party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j) This Agreement shall not be effective or binding upon any Company Shareholder until such time as the BCA is executed by each of the parties thereto.

(k) If, and as often as, there are any changes in the Company or the Company Shareholder’s Securities by way of equity split, dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company Shareholder and its Securities as so changed.

(l) Each of the Parties hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the Parties hereto (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph 5(l).

[Signatures appear on following pages]

Annex A-66

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PONO CAPITAL THREE, INC.
By:
Name:	Davin Kazama
Title:	Chief Executive Officer
ROBINSON AIRCRAFT LTD.
By:
Name:	E. Brandon Robinson
Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

Annex A-67

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY SHAREHOLDERS
Shareholder Name:

By:
Name:
Title:
(if applicable)
Address for Notices:

Email:

[Signature Page to Voting Agreement]

Annex A-68

EXHIBIT A

THE COMPANY SHAREHOLDERS

Company Shareholder	Company Securities
Ecomm Link Ltd.	1,070,600 Voting A Common 125,000 Voting B Common
Robinson Family Ventures Inc.	2,745,326 Voting A Common
Astro Aerospace Ltd.	2,196,465 Voting A Common
Robert Blair Robinson	75,000 Voting B Common
Michael Lush	399,984 Voting B Common
Kirk Creelman	118,160 Voting B Common
Stewart Lee	136,200 Voting B Common 160,000 Non-Voting Common
Peter Ferreira	125,000 Voting B Common
Jason O’Neill	279,000 Voting B Common
Gurcharan Bhogal	40,000 Non-Voting Common

Annex A-69

Exhibit B

Form of the SPAC Support Agreement

(Attached)

Annex A-70

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT, dated as of August 15, 2023 (this “Agreement”), by and among MEHANA CAPITAL LLC, a Delaware limited liability company (“Supporter”), Pono Capital Three, Inc., a Cayman Islands exempted company (“SPAC”), and Robinson Aircraft Ltd. d/b/a Horizon Aircraft (the “Company”). Terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA (as defined below).

WHEREAS, contemporaneously with the execution of this Agreement, SPAC, the Company, Pono Three Merger Acquisitions Corp., a British Columbia company and a wholly- owned subsidiary of the SPAC (“Merger Sub”), and certain other persons are entering into that certain Business Combination Agreement (the “BCA”), a copy of which has been made available to Supporter and pursuant to which, subject to the terms and conditions thereof, SPAC will redomesticate and continue as a British Columbia company, and Merger Sub will amalgamate with the Company, with the amalgamated company a wholly-owned subsidiary of the SPAC (the “Amalgamation”), and with the Company’s shareholders receiving shares of the post-redomestication SPAC’s common stock;

WHEREAS, as of the date hereof, Supporter owns 5,500,997 ordinary shares of SPAC (all such SPAC ordinary shares and any shares of SPAC ordinary shares of which ownership of record or the power to vote is hereafter acquired by Supporter prior to the termination of this Agreement being referred to herein as the “Shares”); and

WHEREAS, in order to induce the Company and SPAC to enter into the BCA, Supporter is executing and delivering this Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Supporter, the Company, and SPAC hereby agree as follows:

1. Agreement to Vote. Supporter, with respect to the Shares, hereby agrees (and agrees to execute such documents or certificates evidencing such agreement as SPAC and/or the Company may reasonably request in connection therewith) to vote at any meeting of the stockholders of SPAC, and in any action by written consent of the stockholders of SPAC, to approve the BCA, all of the Shares (a) in favor of the approval and adoption of the BCA, the transactions contemplated by the BCA and this Agreement, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the BCA and considered and voted upon by the stockholders of SPAC (including the SPAC Shareholder Approval Matters), (c) in favor of the approval and adoption of the new equity incentive plan, (d) for the appointment, and designation of classes, of the members of the Post-Closing Board and (e) against any action, agreement or transaction (other than the BCA or the transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of SPAC under the BCA or that would reasonably be expected to result in the failure of the transactions contemplated by the BCA from being consummated. Supporter acknowledges receipt and review of a copy of the BCA.

2. Transfer of Shares. Supporter agrees that it shall not, directly or indirectly, except as otherwise contemplated pursuant to the BCA, (a) sell, assign, transfer (including by operation of law), redeem, lien, pledge, distribute, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law), redemption or other disposition of any Shares (unless the transferee agrees to be bound by this Agreement) or (d) take any action that would have the effect of preventing or disabling Supporter from performing its obligations hereunder.

3. Waiver. Supporter hereby waives (and agrees to execute such documents or certificates evidencing such waiver as SPAC and/or the Company may reasonably request) any adjustment to the conversion ratio set forth in the SPAC Memorandum and Articles of Association or any other anti-dilution or similar protection with respect to the Shares (whether resulting from the transactions contemplated hereby, by the BCA or any Ancillary Document or by any other transaction consummated in connection with the transactions contemplated hereby and thereby).

Annex A-71

4. Representations and Warranties. Supporter represents and warrants for and on behalf of itself to SPAC and the Company as follows:

(a) The execution, delivery and performance by Supporter of this Agreement and the consummation by Supporter of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to Supporter, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Shares (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of Supporter) or (iv) conflict with or result in a breach of or constitute a default under any provision of Supporter’s Organizational Documents.

(b) Supporter owns of record and has good, valid and marketable title to the Shares free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws or the Organizational Documents of Supporter) and has the sole power (as currently in effect) to vote and has the full right, power and authority to sell, transfer and deliver such Shares, and Supporter does not own, directly or indirectly, any other Shares.

(c) Supporter has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by Supporter.

5. Termination. This Agreement and the obligations of Supporter under this Agreement shall automatically terminate upon the earliest of: (a) the Effective Time; (b) the termination of the BCA in accordance with its terms; and (c) the mutual agreement of the Company and SPAC. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

6. Miscellaneous.

(a) Except as otherwise provided herein or in the BCA or any Ancillary Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(b)):

If to the SPAC or Supporter, to:
Pono Capital Three, Inc. 643 Ilalo St., #102 Honolulu, Hawaii 96813 Attn: Davin Kazama Telephone No.: (808) 892-6611 E-mail: davin@ponocorp.com with a copy, which shall not constitute notice, to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, DC 20001
Attn: Andrew Tucker, Esq., Peter Strand
Facsimile No.: (202) 689-2860
Telephone No.: (202) 689-2987
E-mail: andy.tucker@nelsonmullins.com; peter.strand@nelsonmullins.com

Annex A-72

If to the Company, to:
Horizon Aircraft 3187 Highway 35 Lindsay, Ontario K9V 4R1 Attn: E. Brandon Robinson E-mail: brandon@horizonaircraft.com with a copy, which shall not constitute notice, to:
Gowling WLG (Canada) LLP 345 King Street West, Suite 600 Kitchener, ON N2G 0C5 Attn: Todd Bissett Telephone: (519) 571-7612 Facsimile No.: (519) 576-6030 E-mail: Todd.Bissett@ca.gowlingwlg.com

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement, the BCA and the Ancillary Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such Order.

(g) This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the Province of British Columbia applicable in that Province. Without prejudice to the ability of any Party to enforce this Agreement in any other proper jurisdiction, each of the Parties irrevocably and unconditionally submits and attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia to determine all issues, whether at law or in equity, arising from this Agreement. To the extent permitted by applicable law, each Party:

(i) irrevocably waives any objection, including any claim of inconvenient forum, that it may now or in the future have to the venue of any legal proceeding arising out of or relating to this agreement in the courts of that Province, or that the subject matter of this agreement may not be enforced in those courts;

(ii) irrevocably agrees not to seek, and waives any right to, judicial review by any court that may be called upon to enforce the judgment of the courts referred to in this section 6(g), of the substantive merits of any suit, action or proceeding; and

Annex A-73

(iii) to the extent that party has or may acquire any immunity from the jurisdiction of any court or from any legal process, whether through service or notice, attachment before judgment, attachment in aid of execution, execution or otherwise, with respect to itself or its property, irrevocably waives that immunity in connection with its obligations under this Agreement.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j) This Agreement shall not be effective or binding upon Supporter until such time as the BCA is executed by each of the parties thereto.

(k) If, and as often as, there are any changes in SPAC or the SPAC ordinary shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to SPAC, Supporter and the Shares as so changed.

(l) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (l).

[Signature pages follow]

Annex A-74

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SPAC:
PONO CAPITAL THREE, INC.
By:
Name:	Davin Kazama
Title:	Chief Executive Officer
COMPANY:
ROBINSON AIRCRAFT LTD.
By:
Name: E. Brandon Robinson
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Annex A-75

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SUPPORTER:
MEHANA CAPITAL LLC
By:
Name:	Dustin Shindo
Title:	Managing Member

[Signature Page to Sponsor Support Agreement]

Annex A-76

Exhibit C

Form of Lock-Up Agreement

(Attached)

Annex A-77

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of August 15, 2023, by and between (i) Pono Capital Three, Inc., a Cayman Islands exempted company (the “Company”), (ii) Mehana Capital LLC (the “Sponsor”), and (iii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the BCA (as defined herein). Company, Sponsor and Holder may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, contemporaneously with the execution of this Agreement, the Company, Robinson Aircraft Ltd. d/b/a Horizon Aircraft (“Horizon”), Pono Three Merger Acquisitions Corp., a British Columbia company and a wholly-owned subsidiary of the Company (“Merger Sub”), and certain other persons are entering into that certain Business Combination Agreement (the “BCA”), pursuant to which, subject to the terms and conditions thereof, the Company will redomesticate and continue as a British Columbia company, and Merger Sub will amalgamate with Horizon, with the amalgamated company a wholly-owned subsidiary of the Company (the “Amalgamation”), and with Horizon’s shareholders receiving shares of the post-redomestication Company’s common stock (the “Company Class A Ordinary Shares”);

WHEREAS, immediately prior to the Closing, Holder is a holder of Horizon Shares and upon the Closing, Holder will be a holder of Company Class A Ordinary Shares; and

WHEREAS, pursuant to the BCA, and in view of the valuable consideration to be received by Holder thereunder, the Parties desire to enter into this Agreement, pursuant to which the Company Class A Ordinary Shares (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period commencing from the Closing and ending on the earlier of (x) the six month anniversary of the date of the Closing, (y) if the reported last sale price of the Company Class A Ordinary Shares equals or exceeds US $12.00 per share (as adjusted for share splits, share dividends, right issuances, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one-hundred and fifty (150) days after the Closing, and (z) the date after the Closing on which the Company consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of the Company’s shareholders having the right to exchange their common stock of the Company for cash, securities or other property (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing restrictions shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee (as defined below) or (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in any of cases (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (1) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings), (2) any trust for the direct or indirect benefit of Holder

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or the immediate family of Holder, (3) if Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (4) in the case of an entity, partners, members, managers, investment managers or stockholders of such entity that receive such transfer as a distribution, (5) to any affiliate of Holder, (6) any charitable foundation controlled by the undersigned, its members or stockholders or any of their respective immediate family, (7) any transferee to satisfy any U.S. federal, state, or local income tax obligations of a Holder (or its direct or indirect owners) arising from such Holder’s ownership (including prior to and after the Business Combination) of the Restricted Securities or any interests in the Company, in each case solely and to the extent necessary to cover any tax liability as a direct result of such ownership of the Restricted Securities or any interests in the Company, and (8) any transferee whereby there is no change in beneficial ownership. Holder further agrees to execute such agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, the Company may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period except in compliance with the foregoing restrictions.

(c) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF AUGUST 15, 2023, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of the Company during the Lock-Up Period, including the right to vote any Restricted Securities.

2. Miscellaneous.

(a) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time. The Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(b) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any Party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a Party or thereto or a successor or permitted assign of such a Party.

(c) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the Province of British Columbia applicable in that Province. Without prejudice to the ability of any Party to enforce this Agreement in any other proper jurisdiction, each of the Parties irrevocably and unconditionally submits and attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia to determine all issues, whether at law or in equity, arising from this Agreement. To the extent permitted by applicable Law, each Party:

(i)   irrevocably waives any objection, including any claim of inconvenient forum, that it may now or in the future have to the venue of any legal proceeding arising out of or relating to this agreement in the courts of that Province, or that the subject matter of this agreement may not be enforced in those courts;

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(ii)  irrevocably agrees not to seek, and waives any right to, judicial review by any court that may be called upon to enforce the judgment of the courts referred to in this section 2(c), of the substantive merits of any suit, action or proceeding; and

(iii) to the extent that party has or may acquire any immunity from the jurisdiction of any court or from any legal process, whether through service or notice, attachment before judgment, attachment in aid of execution, execution or otherwise, with respect to itself or its property, irrevocably waives that immunity in connection with its obligations under this Agreement.

(d) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(d).

(e) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(f) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile, email or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Company, to:
Horizon Aircraft 3187 Highway 35 Lindsay, Ontario K9V 4R1 Attn: E. Brandon Robinson E-mail: brandon@horizonaircraft.com with a copy, which shall not constitute notice, to:
Gowling WLG (Canada) LLP 345 King Street West, Suite 600 Kitchener, ON N2G 0C5 Attn: Todd Bissett Telephone: (519) 571-7612 Facsimile No.: (519) 576-6030 E-mail: Todd.Bissett@ca.gowlingwlg.com

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and:
Mehana Capital LLC 4348 Waialae Ave., #632 Honolulu, Hawaii 96816 Attn: Dustin Shindo Telephone No.: (808) 892-6611 E-mail: dshindo@ponocorp.com and:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900 Washington, DC 20001
Attn: Andrew Tucker, Esq., Peter Strand, Esq.
Facsimile No.: (202) 689-2860
Telephone No.: (202) 689-2987
E-mail: peter.strand@nelsonmullins.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(g) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, Sponsor and Holder. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(h) Authorization on Behalf of the Company. The Parties acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, any and all determinations, actions or other authorizations under this Agreement on behalf of the Company, including enforcing the Company’s rights and remedies under this Agreement, or providing any waivers with respect to the provisions hereof, shall solely be made, taken and authorized by the majority of the Company’s disinterested directors (the “Disinterested Directors”). In the event that the Company at any time does not have any Disinterested Directors, so long as Holder has any remaining obligations under this Agreement, the Company will promptly appoint one in connection with this Agreement. Without limiting the foregoing, in the event that Holder or Holder’s Affiliate serves as a director, officer, employee or other authorized agent of the Company or any of its current or future Affiliates, Holder and/or Holder’s Affiliate shall have no authority, express or implied, to act or make any determination on behalf of the Company or any of its current or future Affiliates in connection with this Agreement or any dispute or Action with respect hereto.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Company will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which the Company may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly canceled; provided, that, for the avoidance of doubt,

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the foregoing shall not affect the rights and obligations of the Parties under the BCA or any Ancillary Document or under the Insider Letter. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Company or any of the obligations of Holder under any other agreement between Holder and the Company or any certificate or instrument executed by Holder in favor of the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another Party’s request and without further consideration (but at the requesting Party’s reasonable cost and expense), each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(n) Effectiveness. This Agreement shall be binding upon the Holder upon the Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Amalgamation. In the event that the BCA is validly terminated in accordance with its terms prior to the consummation of the Amalgamation, this Agreement shall automatically terminate and become null and void, and the Parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

Annex A-82

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Company:
PONO CAPITAL THREE, INC.
By:
Name: Davin Kazama
Title: Chief Executive Officer
Sponsor:
MEHANA CAPITAL LLC
By:
Name: Dustin Shindo
Title: Managing Member

{Additional Signature on the Following Page}

{Signature Page to Lock-Up Agreement}

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:
Name of Holder:
By:
Name:
Title:
Number of Horizon Shares:
Horizon Shares:

Address for Notice:

Email:

{Signature Page to Lock-Up Agreement}

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Exhibit D

Form of Registration Rights Agreement

(Attached)

Annex A-85

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•], 2023 by and among (i) Robinson Aircraft Ltd. d/b/a Horizon Aircraft., a British Columbia company (“Horizon”), (ii) Pono Capital Three, Inc., a Cayman Islands exempted company (including its successors by continuance, the “Company”), (iii) Mehana Capital LLC, a Delaware limited liability company (the “Sponsor”), (iv) the executive officers and directors of the Company as of immediately prior to the consummation of the transactions contemplated by the BCA (as defined below) (with such executive officers and directors, together with Sponsor, the “Sponsor Parties”) and (v) the undersigned parties listed under Investor on the signature page hereto (each such party, together with the Sponsor Parties and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, an “Investor” and collectively the “Investors”).

WHEREAS, contemporaneously with the execution of this Agreement, the Company, Horizon, Pono Three Merger Acquisitions Corp., a British Columbia company and a wholly-owned subsidiary of the Company (“Merger Sub”), and certain other persons are entering into that certain Business Combination Agreement (the “BCA”), a copy of which has been made available to Investor and pursuant to which, subject to the terms and conditions thereof, the Company will redomesticate and continue as a British Columbia company, and Merger Sub will amalgamate with Horizon, with the amalgamated company a wholly-owned subsidiary of the Company (the “Amalgamation”), and with Horizon’s shareholders receiving shares of the post-redomesticated Company’s common stock (the “Shares”);

WHEREAS, in connection with the Closing, the Investors will enter into a lock-up agreement with the Company and Sponsor (as amended from time to time in accordance with the terms thereof, a “Lock-Up Agreement”), pursuant to which the Investors will agree not to transfer the Shares received as Exchange Consideration for a certain period of time after the Closing as stated in the Lock-Up Agreement; and

WHEREAS, in connection with the Placement Unit Purchase Agreement between the Company and Sponsor, dated as of February 9, 2023, Sponsor acquired 565,375 private placement units of the Company, consisting of 565,375 Company Common Shares (as such term is defined herein) and 565,375 redeemable private placement warrants, each exercisable for one Company Common Share for $11.50 per share (the “SPAC Warrants”);

WHEREAS, the Sponsor Parties are acquiring Company Common Shares (including the Company Common Shares issued or issuable upon the exercise of any other equity security issued to the Sponsor Parties pursuant to the terms of the BCA and upon conversion of the Company’s Class B ordinary shares) on or about the date hereof pursuant to the terms of the BCA;

WHEREAS, in connection with the transactions contemplated by the BCA, the Company and the Investors desire to enter into this Agreement, pursuant to which the Company shall grant the Investors certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the BCA. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Closing” is defined in the recitals to this Agreement.

“Company” is defined in the recitals to this Agreement and shall include the Company’s successors by merger, acquisition, continuance, reorganization or otherwise.

“Company Common Shares” means Class A ordinary shares, without par value, of the Company, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

Annex A-86

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Founder Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of February 9, 2023, by and among the Company, Sponsor and certain holders listed thereto.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investors” is defined in the preamble to this Agreement, and includes any transferee of the Registrable Securities (so long as they remain Registrable Securities) of an Investor permitted under this Agreement and the Lock-Up Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Lock-Up Agreement” is defined in the recitals to this Agreement.

“Maximum Number of Securities” is defined in Section 2.1.4.

“Merger Agreement” is defined in the recitals to this Agreement.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Pro Rata” is defined in Section 2.1.4.

“Proceeding” is defined in Section 6.9.

“Register,” “Registered” and “Registration” mean a registration or offering effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (a) any outstanding Company Common Shares or other equity securities of the Company held by an Investor immediately following the Closing Date, (b) any Company Common Shares issued to an Investor pursuant to the terms of the BCA (including the Company Common Shares issued or issuable upon the exercise of any other equity security issued to an Investor pursuant to the terms of the BCA), (c) the SPAC Warrants (including any Company Common Shares issued or issuable upon the exercise of any SPAC Warrants) and (d) any other equity security of the Company issued or issuable with respect to the securities referred to in the foregoing clauses (a) through (c) by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; (d) such securities are freely saleable under Rule 144 without volume limitations; or (e) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. Notwithstanding anything to the contrary contained herein, securities shall only be “Registrable Securities” under this Agreement if they are held by an Investor or a transferee of an Investor permitted under this Agreement and the Lock-Up Agreement.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

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“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Short Form Registration” is defined in Section 2.3.

“Specified Courts” is defined in Section 6.9.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to this Section 2.1.1 and Section 2.4, at any time and from time to time after the Closing, Sponsor or Investors holding a majority-in-interest of the Registrable Securities then issued and outstanding may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Within thirty (30) days following receipt of any request for a Demand Registration, the Company will notify all other Investors holding Registrable Securities of the demand, and each Investor holding Registrable Securities who wishes to include all or a portion of such Investor’s Registrable Securities in the Demand Registration (each such Investor including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the Investor of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of three (3) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities.

2.1.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the SEC with respect to such Demand Registration has been declared effective and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any Demanding Holder to include its Registrable Securities in such registration shall be conditioned upon such Demanding Holder’s participation in such underwritten offering and the inclusion of such Demanding Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwritten offering by a majority-in-interest of the Investors initiating the Demand Registration and reasonably acceptable to the Company.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering, in good faith, advises the Company and the Demanding Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Company Common Shares or other securities which the Company desires to sell and the Company Common Shares or other securities, if any, as to which Registration by the Company has been requested pursuant to written contractual piggy-back registration rights held by other security holders of the Company who

Annex A-88

desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders and the Founder Securities for the account of any Persons who have exercised demand registration rights pursuant to the Founder Registration Rights Agreement during the period under which the Demand Registration hereunder is ongoing (all pro rata in accordance with the number of securities that each applicable Person has requested be included in such registration, regardless of the number of securities held by each such Person, as long as they do not request to include more securities than they own (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i) the Registrable Securities of Investors as to which registration has been requested pursuant to Section 2.2 and the Founder Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Company Common Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Company Common Shares or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities. In the event that Company securities that are convertible into Company Common Shares are included in the offering, the calculations under this Section 2.1.4 shall include such Company securities on an as-converted to Company Common Shares basis.

2.1.5 Withdrawal. A Demanding Holder may withdraw all or any portion of their Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the Demand Registration Statement. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwritten offering or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration in such event, then such registration shall not count as a Demand Registration provided for in Section 2.1.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. Subject to Section 2.4, if at any time after the Closing the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of or an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for security holders of the Company for their account (or by the Company and by security holders of the Company including pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing security holders, (iii) for an offering of debt that is convertible into equity securities of the Company, or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to Investors holding Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date or confidential submission date, which notice shall describe the amount and type of securities to be included in such Registration or offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to Investors holding Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such Investors may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). To the extent permitted by applicable securities laws with respect to such registration by the Company or another demanding security holder, the Company shall use its commercially reasonable efforts to cause (i) such Registrable Securities to be included in such registration and (ii) the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit

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the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Investors holding Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering, in good faith, advises the Company and Investors holding Registrable Securities proposing to distribute their Registrable Securities through such Piggy-Back Registration in writing that the dollar amount or number of Company Common Shares or other Company securities which the Company desires to sell, taken together with the Company Common Shares or other Company securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Investors holding Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the Company Common Shares or other Company securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other security holders of the Company, exceeds the Maximum Number of Securities, then the Company shall include in any such registration:

(a) If the registration is undertaken for the Company’s account: (i) first, the Company Common Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2 and the Founder Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Company Common Shares or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities;

(b) If the registration is a “demand” registration undertaken at the demand of Demanding Holders pursuant to Section 2.1: (i) first, the Company Common Shares or other securities for the account of the Demanding Holders and the Founder Securities for the account of any Persons who have exercised demand registration rights pursuant to the Founder Registration Rights Agreement during the period under which the Demand Registration hereunder is ongoing, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2 and the Founder Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Company Common Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Company Common Shares or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities;

(c) If the registration is a “demand” registration undertaken at the demand of holders of Founder Securities under the Founder Registration Rights Agreement: (i) first, the Founder Securities for the account of the demanding holders and the Registrable Securities for the account of Demanding Holders who have exercised demand registration rights pursuant to Section 2.1 during the period under which the demand registration under the Founder Registration Rights Agreement is ongoing, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Investors as to which

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registration has been requested pursuant to this Section 2.2 and the Founder Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Company Common Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Company Common Shares or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities; and

(d) If the registration is a “demand” registration undertaken at the demand of Persons other than either Demanding Holders under Section 2.1 or the holders of Founder Securities exercising demand registration rights under the Founder Registration Rights Agreement: (i) first, the Company Common Shares or other securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i) the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2 and the Founder Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Company Common Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Company Common Shares or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities.

In the event that Company securities that are convertible into Company Common Shares are included in the offering, the calculations under this Section 2.2.2 shall include such Company securities on an as-converted to Company Common Shares basis.

2.2.3 Withdrawal. Any Investor holding Registrable Securities may elect to withdraw such Investor’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement without any liability to the applicable Investor, subject to the next sentence and the provisions of Section 4. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred in connection with such Piggy-Back Registration as provided in Section 3.3 (subject to the limitations set forth therein) by Investors holding Registrable Securities that requested to have their Registrable Securities included in such Piggy-Back Registration.

2.3 Short Form Registrations. After the Closing, subject to Section 2.4, Investors holding Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form F-3 or any similar short-form registration which may be available at such time and applicable to such Investor’s Registrable Securities (“Short Form Registration”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other Investors holding Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such Investors’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities, if any, of any other Investors joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Short Form Registration is not available to the Company for such offering; or (ii) if Investors holding Registrable Securities, together with the

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holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $250,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.4 Restriction of Offerings. Notwithstanding anything to the contrary contained in this Agreement, the Investors shall not be entitled to request, and the Company shall not be obligated to effect, or to take any action to effect, any registration (including any Demand Registration but not including Piggy-Back Registration) pursuant to this Section 2 with respect to any Registrable Securities that are subject to the transfer restrictions under the Lock-Up Agreement.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use its commercially reasonable efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable efforts to cause such Registration Statement to become effective and use its reasonable efforts to keep it effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to sixty (60) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to Investors requesting to include their Registrable Securities in such registration a certificate signed by the Chief Executive Officer, Chief Financial Officer or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time or the filing would require premature disclosure of material information which is not in the interests of the Company to disclose at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than twice in any 365-day period in respect of a Demand Registration hereunder.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to Investors holding Registrable Securities included in such registration, and such Investors’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as Investors holding Registrable Securities included in such registration or legal counsel for any such Investors may request in order to facilitate the disposition of the Registrable Securities owned by such Investors.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn or until such time as the Registrable Securities cease to be Registrable Securities as defined by this Agreement.

3.1.4 Reporting Obligations. As long as any Investors shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Investors with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Investors pursuant to this Section 3.1.4.

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3.1.5 Other Obligations. In connection with a sale or transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the prospectus included in the Registration Statement, the Company shall, subject to the receipt of the any customary documentation reasonably required from the applicable Investors in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (a). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investors, in connection with the aforementioned sales or transfers.

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than five (5) Business Days after such filing, notify Investors holding Registrable Securities included in such Registration Statement of such filing, and shall further notify such Investors promptly and confirm such advice in writing in all events within five (5) Business Days after the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to Investors holding Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the SEC a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to Investors holding Registrable Securities included in such Registration Statement and to the legal counsel for any such Investors, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Investors and legal counsel with a reasonable opportunity to review such documents and comment thereon; provided that such Investors and their legal counsel must provide any comments promptly (and in any event within five (5) Business Days) after receipt of such documents.

3.1.5 State Securities Laws Compliance. The Company shall use its reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as Investors holding Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable Investors holding Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or take any action to which it would be subject to general service of process or to taxation in any such jurisdiction where it is not then otherwise subject.

3.1.6 Agreements for Disposition. To the extent required by the underwriting agreement or similar agreements, the Company shall enter into reasonable customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of Investors holding Registrable Securities included in such Registration Statement. No Investor holding Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Investor’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Investor’s material agreements and organizational documents, and with respect to written information relating to such Investor that such Investor has furnished in writing expressly for inclusion in such Registration Statement.

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3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall reasonably cooperate in any offering of Registrable Securities hereunder, which cooperation shall include the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8 Records. The Company shall make available for inspection by Investors holding Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Investor holding Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement; provided that the Company may require execution of a reasonable confidentiality agreement prior to sharing any such information.

3.1.9 Opinions and Comfort Letters. The Company shall obtain from its counsel and accountants to provide customary legal opinions and customary comfort letters, to the extent so reasonably required by any underwriting agreement.

3.1.10 Earnings Statement. The Company shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make available to its shareholders if reasonably required, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. The Company shall use its commercially reasonable efforts to cause all Registrable Securities that are Company Common Shares included in any registration to be listed on such national security exchange as similar securities issued by the Company are then listed or, if no such similar securities are then listed, in a manner satisfactory to Investors holding a majority-in- interest of the Registrable Securities included in such registration.

3.1.12 Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $5,000,000, the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or in the event that the financial statements contained in the Registration Statement become stale, or in the event that the Registration Statement or prospectus included therein contains a misstatement of material fact or omits to state a material fact due to a bona fide business purpose, or, in the case of a resale registration on Short Form Registration pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each Investor holding Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the Registration Statement is updated so that the financial statements are no longer stale, or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such Investor will deliver to the Company all copies, other than permanent file copies then in such Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. Subject to Section 4, the Company shall bear all reasonable costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Short Form Registration effected pursuant to Section 2.3, and all reasonable expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with

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blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) the reasonable fees and expenses of one legal counsel selected by Investors holding a majority-in-interest of the Registrable Securities included in such registration for such legal counsel’s review, comment and finalization of the proposed Registration Statement and other relevant documents. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, only if the Underwriters require the selling security holders and/or the Company to bear the expenses of the Underwriter following good faith negotiations, all selling security holders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of securities each is selling in such offering.

3.4 Information. Investors holding Registrable Securities included in any Registration Statement shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of such Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the obligation to comply with federal and applicable state securities laws. Investors selling Registrable Securities in any offering must provide all questionnaires, powers of attorney, custody agreements, stock powers, and other documentation reasonably requested by the Company or the managing Underwriter.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. Subject to the provisions of this Section 4.1, the Company agrees to indemnify and hold harmless each Investor, and each Investor’s officers, employees, affiliates, directors, partners, members, attorneys and agents, and each Person, if any, who controls an Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration (provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, such consent not to be unreasonably withheld, delayed or conditioned); and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder or Investor Indemnified Party expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each Person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Subject to the provisions of this Section 4.2, each Investor selling Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Investor, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other Person, if any, who controls another selling holder or such Underwriter within the meaning of the

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Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling Investor expressly for use therein (provided, however, that the indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the indemnifying Investor, such consent not to be unreasonably withheld, delayed or conditioned), and shall reimburse the Company, its directors and officers, each Underwriter and each other selling holder or controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling Investor’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Investor in the applicable offering.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or Section 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party if the Indemnifying Party provides notice of such to the Indemnified Party within thirty (30) days of the Indemnifying Party’s receipt of notice of such claim. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (acting reasonably), consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, and 4.2 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or

Annex A-96

such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The Parties agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, no Investor holding Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Investor from the sale of Registrable Securities which gave rise to such contribution obligation. Any contributions obligation of the Investors shall be several and not joint. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5. RULE 144 AND 145.

5.1 Rule 144 and 145. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as Investors holding Registrable Securities may reasonably request, all to the extent required from time to time to enable such Investors to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and 145 under the Securities Act, as such Rule 144 and 145 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

6. MISCELLANEOUS.

6.1 Other Registration Rights. The Company represents and warrants that as of the date of this Agreement, no Person, other than the holders of (i) Registrable Securities and (ii) Founder Securities, has any right to require the Company to register any of the Company’s share capital for sale or to include the Company’s share capital in any registration filed by the Company for the sale of share capital for its own account or for the account of any other Person.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part, unless the Company first provides Investors holding Registrable Securities at least ten (10) Business Days prior written notice; provided that no assignment or delegation by the Company will relieve the Company of its obligations under this Agreement unless Investors holding a majority-in-interest of the Registrable Securities provide their prior written consent, which consent must not be unreasonably withheld, delayed or conditioned. This Agreement and the rights, duties and obligations of Investors holding Registrable Securities hereunder may be freely assigned or delegated by such Investor in conjunction with and to the extent of any transfer of Registrable Securities by such Investor which is permitted by the Lock-Up Agreement; provided that no assignment by any Investor of its rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Parties, to the permitted assigns of the Investors or of any assignee of the Investors. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Section 4 and this Section 6.2.

6.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally

Annex A-97

recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Company prior to the Closing to: Pono Capital Three, Inc. 643 Ilalo St., #102 Honolulu, Hawaii 96813 Attn: Davin Kazama Telephone No.: (808) 892-6611 E-mail: davin@ponocorp.com

With a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, DC 20001
Attn: Andrew Tucker, Esq., Peter Strand Esq.
Facsimile No.: (202) 689-2860
Telephone No.: (202) 689-2987
E-mail: andy.tucker@nelsonmullins.com;
peter.strand@nelsonmullins.com

If to the Sponsor, to: Mehana Capital LLC 4348 Waialae Ave, #632 Honolulu, Hawaii 96816 Attn: Dustin Shindo Telephone No.: (808) 892-6611 E-mail: dshindo@ponocorp.com with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, DC 20001
Attn: Andrew Tucker, Esq., Peter Strand
Facsimile No.: (202) 689-2860
Telephone No.: (202) 689-2987
E-mail: andy.tucker@nelsonmullins.com; peter.strand@nelsonmullins.com

If to Horizon, or to the Company after the Closing to: Horizon Aircraft 3187 Highway 35 Lindsay, Ontario K9V 4R1 Attn: E. Brandon Robinson E-mail: brandon@horizonaircraft.com

With a copy (which will not constitute notice) to:

Gowling WLG (Canada) LLP
345 King Street West, Suite 600
Kitchener, ON N2G 0C5
Attn: Todd Bissett
Telephone: (519) 571-7612
Facsimile No.: (519) 576-6030
E-mail: Todd.Bissett@ca.gowlingwlg.com

If to the Investors, to such Investor’s address or facsimile number as set forth in the Company’s books and records.

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable. Notwithstanding anything to the contrary contained in this Agreement, in the event that any prospective Investor fails to deliver to the Company a duly executed copy of this Agreement, such failure shall not affect the rights and obligations of the other Parties to this Agreement as amongst such other Parties.

6.5 Entire Agreement. This Agreement (together with the BCA, Ancillary Documents, and the Lock-Up Agreement to the extent incorporated herein, and including all agreements entered into pursuant hereto or thereto or referenced herein or therein and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the Parties, whether oral or written, relating to the subject matter hereof; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the Parties under the BCA or any other Ancillary Document or the rights or obligations of the Parties under the Founder Registration Rights Agreement.

6.6 Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or

Annex A-98

succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

6.7 Amendments; Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written agreement or consent of the Company (after the Closing, following approval of such amendment by a majority of the directors of the Company who are deemed to be “independent” directors pursuant to the applicable rules of Nasdaq and the SEC) and Investors holding a majority-in-interest of the Registrable Securities; provided, that any amendment or waiver of this Agreement which affects an Investor in a manner materially and adversely disproportionate to other Investors will also require the consent of such Investor. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.8 Remedies Cumulative. In the event a Party fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the other Parties may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.9 Governing Law; Jurisdiction. Sections 11.4 and 11.5 of the BCA shall apply to this Agreement mutatis mutandis, with any reference therein to the “Agreement” being a reference to this Agreement and any reference to a “Party” therein being a reference to any “Party” to this Agreement.

6.10 Termination of Merger Agreement. This Agreement shall be binding upon each Party upon such Party’s execution and delivery of this Agreement at the Closing, and this Agreement shall only become effective upon the Closing.

6.11 Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

Annex A-99

IN WITNESS WHEREOF, the Parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Company:
PONO CAPITAL THREE, INC.
By:
Name: Davin Kazama
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

Annex A-100

IN WITNESS WHEREOF, the Parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Sponsor:
MEHANA CAPITAL LLC
By:
Name: Dustin Shindo
Title: Managing Member

[Signature Page to Registration Rights Agreement]

Annex A-101

IN WITNESS WHEREOF, the Parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Investors:[1]
[____ ___________ ]
By:
Name:
Title:
[____ ___________ ]
By:
Name:
Title:

____________

1 These will be affiliates of the resulting issuer

[Signature Page to Registration Rights Agreement]
Annex A-102

Exhibit E

Amalgamation Application

Annex A-103

BC Limited Company

AMALGAMATION APPLICATION

BUSINESS CORPORATIONS ACT, section 275

Telephone: 1 877 526-1526
www.bcreg.ca

Mailing Address: PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3

Courier Address: 200 – 940 Blanshard Street
Victoria BC V8W 3E6

DO NOT MAIL THIS FORM to BC Registry Services unless you are instructed to do so by registry staff. The Regulation under the *Business Corporations Act* requires the electronic version of this form to be filed on the Internet at www.corporateonline.gov.bc.ca

Freedom of Information and Protection of Privacy Act (FOIPPA): Personal information provided on this form is collected, used and disclosed under the authority of the *FOIPPA* and the *Business Corporations Act* for the purposes of assessment. Questions regarding the collection, use and disclosure of personal information can be directed to the Manager of Registries Operations at 1 877 526-1526, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

INITIAL INFORMATION – *When the amalgamation is complete, your company will be a BC limited company.*

What kind of company(ies) will be involved in this amalgamation?
(Check all applicable boxes.)

✓ BC company

☐ BC unlimited liability company

NAME OF COMPANY – *Choose **one** of the following:*

☐ The name ______________________________ is the name reserved for the amalgamated company. The name reservation number is: ____________________ ,

OR

✓ The company is to be amalgamated with a name created by adding "B.C. Ltd." after the incorporation number,

OR

☐ The amalgamated company is to adopt, as its name, the name of one of the amalgamating companies.

The name of the amalgamating company being adopted is:

____

The incorporation number of that company is: ____________________

Please note: If you want the name of an amalgamating corporation that is a foreign corporation, you must obtain a name approval before completing this amalgamation application.

AMALGAMATION STATEMENT – *Please indicate the statement applicable to this amalgamation.*

☐ **With Court Approval:**
This amalgamation has been approved by the court and a copy of the entered court order approving the amalgamation has been obtained and has been deposited in the records office of each of the amalgamating companies.

OR

✓ **Without Court Approval:**
This amalgamation has been effected without court approval. A copy of all of the required affidavits under section 277(1) have been obtained and the affidavit obtained from each amalgamating company has been deposited in that company's records office.

FORM 13 LTD (SEP 2017) Page 1

Annex A-104

[redacted]MALGAMATION EFFECTIVE DATE – *Choose **one** of the following:*

✓ The amalgamation is to take effect at the time that this application is filed with the registrar.

☐ The amalgamation is to take effect at 12:01a.m. Pacific Time on ____________ (YYYY / MM / DD) being a date that is not more than ten days after the date of the filing of this application.

☐ The amalgamation is to take effect at ____________ ☐ a.m. or ☐ p.m. Pacific Time on ____________ (YYYY / MM / DD) being a date and time that is not more than ten days after the date of the filing of this application.

[redacted]MALGAMATING CORPORATIONS

Enter the name of each amalgamating corporation below. For each company, enter the incorporation number. If the amalgamating corporation is a foreign corporation, enter the foreign corporation's jurisdiction and if registered in BC as an extraprovincial company, enter the extraprovincial company's registration number. Attach an additional sheet if more space is required.

NAME OF AMALGAMATING CORPORATION	BC INCORPORATION NUMBER, OR EXTRAPROVINCIAL REGISTRATION NUMBER IN BC	FOREIGN CORPORATION'S JURISDICTION
1. Robinson Aircraft Ltd.	C1304009	
2. Pono Three Merger Acquisitions Corp.	BC1433268	
0.		
1.		
2.		

F FORMALITIES TO AMALGAMATION

If any amalgamating corporation is a foreign corporation, section 275 (1)(b) requires an authorization for the amalgamation from the foreign corporation's jurisdiction to be filed.

☐ This is to confirm that each authorization for the amalgamation required under section 275(1)(b) is being submitted for filing concurrently with this application.

[redacted]CERTIFIED CORRECT – I have read this form and found it to be correct.

This form must be signed by an authorized signing authority for each of the amalgamating companies as set out in Item E.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED YYYY / MM / DD
1. E. Brandon Robinson	X	
2. Davin Kazama	X	
3.	X	
4.	X	
5.	X	

FORM 13 LTD (SEP 2017) Page 2

Annex A-105

NOTICE OF ARTICLES

NAME OF COMPANY

Set out the name of the company as set out in Item B of the Amalgamation Application.

TRANSLATION OF COMPANY NAME

Set out every translation of the company name that the company intends to use outside of Canada.

DIRECTOR NAME(S) AND ADDRESS(ES)

Set out the full name, delivery address and mailing address (if different) of every director of the company. The director may select to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9 a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual's residence. The delivery address must not be a post office box. Attach an additional sheet if more space is required.

LAST NAME	FIRST NAME	MIDDLE NAME		
Robinson	E.	Brandon		
DELIVERY ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE	
[redacted]	Ontario	Canada	L1P 0C6	
MAILING ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE	
[redacted]	Ontario	Canada	L1P 0C6	
LAST NAME	FIRST NAME	MIDDLE NAME		
DELIVERY ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE	
MAILING ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE	
LAST NAME	FIRST NAME	MIDDLE NAME		
DELIVERY ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE	
MAILING ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE	
LAST NAME	FIRST NAME	MIDDLE NAME		
DELIVERY ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE	
MAILING ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE	

FORM 13 LTD (SEP 2017) Page 3

Annex A-106

[redacted] REGISTERED OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY'S REGISTERED OFFICE	PROVINCE	POSTAL CODE
Suite 2300, Bentall 5, 550 Burrard Street, Vancouver	BC	V6C 2B5
MAILING ADDRESS OF THE COMPANY'S REGISTERED OFFICE	**PROVINCE**	**POSTAL CODE**
Suite 2300, Bentall 5, 550 Burrard Street, Vancouver	BC	V6C 2B5

[redacted]ECORDS OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY'S RECORDS OFFICE	PROVINCE	POSTAL CODE
Suite 2300, Bentall 5, 550 Burrard Street, Vancouver	BC	V6C 2B5
MAILING ADDRESS OF THE COMPANY'S RECORDS OFFICE	**PROVINCE**	**POSTAL CODE**
Suite 2300, Bentall 5, 550 Burrard Street, Vancouver	BC	V6C 2B5

[redacted]UTHORIZED SHARE STRUCTURE

	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number.		Kind of shares of this class or series of shares.			Are there special rights or restrictions attached to the shares of this class or series of shares?	
Identifying name of class or series of shares	THERE IS NO MAXIMUM (✓)	MAXIMUM NUMBER OF SHARES AUTHORIZED	WITHOUT PAR VALUE (✓)	WITH A PAR VALUE OF ($)	Type of currency	YES (✓)	NO (✓)
Common	✓		✓				✓

FORM 13 LTD (SEP 2017)

Page 4

Annex A-107

Exhibit F

Amalco Articles

Annex A-108

Amalgamation number:

_______________________________

(the “Company”)

The Company has as its articles the following articles.

Full name and signature of the Director	Date of signing
, 2023
E. BRANDON ROBINSON

ARTICLES

1.	Interpretation	A-109
2.	Shares and Share Certificates	A-109
3.	Issue of Shares	A-111
4.	Share Registers	A-112
5.	Share Transfers	A-112
6.	Transmission of Shares	A-113
7.	Acquisition of Company’s Shares	A-113
8.	Borrowing Powers	A-114
9.	Alterations	A-114
10.	Meetings of Shareholders	A-115
11.	Proceedings at Meetings of Shareholders	A-117
12.	Votes of Shareholders	A-120
13.	Directors	A-123
14.	Election and Removal of Directors	A-124
15.	Powers and Duties of Directors	A-126
16.	Interests of Directors and Officers	A-126
17.	Proceedings of Directors	A-127
18.	Executive and Other Committees	A-129
19.	Officers	A-130
20.	Indemnification	A-130
21.	Dividends	A-131
22.	Accounting Records and Auditor	A-133
23.	Notices	A-133
24.	Execution of Documents; Use of Seal	A-134
25.	Prohibitions	A-135

Annex A-109

1.           INTERPRETATION

1.1         Definitions

In these Articles, unless the context otherwise requires:

(1)         “appropriate person” has the meaning assigned in the Securities Transfer Act;

(2)         “board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(3)         “Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(4)         “Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(5)         “legal personal representative” means the personal or other legal representative of a shareholder;

(6)         “protected purchaser” has the meaning assigned in the Securities Transfer Act;

(7)         “registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(8)         “seal” means the seal of the Company, if any;

(9)         “securities legislation” means statutes concerning the regulation of securities markets and trading in securities and the regulations, rules, forms and schedules under those statutes, all as amended from time to time, and the blanket rulings and orders, as amended from time to time, issued by the securities commissions or similar regulatory authorities appointed under or pursuant to those statutes; “Canadian securities legislation” means the securities legislation in any province or territory of Canada and includes the Securities Act (British Columbia); and “U.S. securities legislation” means the securities legislation in the federal jurisdiction of the United States and in any state of the United States and includes the Securities Act of 1933 and the Securities Exchange Act of 1934;

(10)       “Securities Transfer Act” means the Securities Transfer Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act.

1.2         Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.           SHARES AND SHARE CERTIFICATES

2.1         Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2         Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

Annex A-110

2.3         Shareholder Entitled to Certificate or Acknowledgment

Unless the shares of which the shareholder is the registered owner are uncertificated shares, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate. For a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment. Delivery of a share certificate or an acknowledgment to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

2.4         Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5         Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on any other terms that they think fit:

(1)         order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(2)         issue a replacement share certificate or acknowledgment, as the case may be.

2.6         Replacement of Lost, Destroyed or Wrongfully Taken Certificate

If a person entitled to a share certificate claims that the share certificate has been lost, destroyed or wrongfully taken, the Company must issue a new share certificate, if that person:

(1)         so requests before the Company has notice that the share certificate has been acquired by a protected purchaser;

(2)         provides the Company with an indemnity bond sufficient in the Company’s judgment to protect the Company from any loss that the Company may suffer by issuing a new certificate; and

(3)         satisfies any other reasonable requirements imposed by the directors.

A person entitled to a share certificate may not assert against the Company a claim for a new share certificate where a share certificate has been lost, apparently destroyed or wrongfully taken if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.

2.7         Recovery of New Share Certificate

If, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of transfer, then in addition to any rights on the indemnity bond, the Company may recover the new share certificate from a person to whom it was issued or any person taking under that person other than a protected purchaser.

2.8         Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as represented by the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

Annex A-111

2.9         Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.8, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.10       Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share on any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.           ISSUE OF SHARES

3.1         Directors Authorized

Subject to the Business Corporations Act and the rights, if any, of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2         Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3         Brokerage

The Company may pay any brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4         Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)         consideration is provided to the Company for the issue of the share by one or more of the following:

(a)         past services performed for the Company;

(b)         property;

(c)         money; and

(2)         the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5         Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights on any terms and conditions that the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

Annex A-112

4.           SHARE REGISTERS

4.1         Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or any class or series of its shares, as the case may be. The directors may terminate the appointment of any agent at any time and may appoint another agent in its place.

4.2         Closing Register

The Company must not at any time close its central securities register.

5.           SHARE TRANSFERS

5.1         Registering Transfers

Subject to the Business Corporations Act, a transfer of a share of the Company must not be registered unless the Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(1)         in the case of a share certificate that has been issued by the Company in respect of the share to be transferred, that share certificate and a written instrument of transfer (which may be on a separate document or endorsed on the share certificate) made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(2)         in the case of a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate that has been issued by the Company in respect of the share to be transferred, a written instrument of transfer that directs that the transfer of the shares be registered, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(3)         in the case of a share that is an uncertificated share, a written instrument of transfer that directs that the transfer of the share be registered, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person; and

(4)         any other evidence that the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, that the written instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser.

5.2         Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors or the transfer agent for the class or series of shares to be transferred.

5.3         Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

Annex A-113

5.4         Signing of Instrument of Transfer

If a shareholder, or the shareholder’s duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(1)         in the name of the person named as transferee in that instrument of transfer; or

(2)         if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5         Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered, or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing the shares or of any written acknowledgment of a right to obtain a share certificate for the shares.

5.6         Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.           TRANSMISSION OF SHARES

6.1         Legal Personal Representative Recognized on Death

In the case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the directors may require the original grant of probate or letters of administration or a court certified copy of them or the original or a court certified or authenticated copy of the grant of representation, will, order or other instrument or other evidence of the death under which title to the shares or securities is claimed to vest.

6.2         Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, if appropriate evidence of appointment or incumbency within the meaning of s.87 of the Securities Transfer Act has been deposited with the Company. This Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder’s name and the name of another person in joint tenancy.

7.           ACQUISITION OF COMPANY’S SHARES

7.1         Company Authorized to Purchase or Otherwise Acquire Shares

Subject to Article 7.2, the special rights or restrictions attached to the shares of any class or series of shares and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and on the terms determined by the directors.

7.2         No Purchase, Redemption or Other Acquisition When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)         the Company is insolvent; or

(2)         making the payment or providing the consideration would render the Company insolvent.

Annex A-114

7.3         Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while that share is held by the Company, it:

(1)         is not entitled to vote the share at a meeting of its shareholders;

(2)         must not pay a dividend in respect of the share; and

(3)         must not make any other distribution in respect of the share.

8.           BORROWING POWERS

The Company, if authorized by the directors, may:

(1)         borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(2)         issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at any discounts or premiums and on any other terms that the directors consider appropriate;

(3)         guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)         mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9.           ALTERATIONS

9.1         Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may by special resolution:

(1)         create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(2)         increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(3)         subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(4)         if the Company is authorized to issue shares of a class of shares with par value:

(a)         decrease the par value of those shares; or

(b)         if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(5)         change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(6)         alter the identifying name of any of its shares; or

(7)         otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act;

and, if applicable, alter its Notice of Articles and, if applicable, its Articles, accordingly.

Annex A-115

9.2         Special Rights or Restrictions

Subject to the Business Corporations Act, the Company may by special resolution:

(1)         create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)         vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and alter its Articles and Notice of Articles accordingly.

9.3         Change of Name

The Company may by special resolution authorize an alteration to its Notice of Articles in order to change its name and may, by ordinary resolution or directors’ resolution, adopt or change any translation of that name.

9.4         Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

10.         MEETINGS OF SHAREHOLDERS

10.1       Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at the time and place as determined by the directors.

10.2       Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3       Calling of Meetings of Shareholders

The directors may, at any time, call a meeting of shareholders to be held at the time and place as determined by the directors.

10.4       Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in these Articles, or in any other manner as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)         if and for so long as the Company is a public company, 21 days;

(2)         otherwise, 10 days.

Annex A-116

10.5       Notice of Resolution to Which Shareholders May Dissent

The Company must send to each of its shareholders, whether or not their shares carry the right to vote, a notice of any meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered specifying the date of the meeting and containing a statement advising of the right to send a notice of dissent together with a copy of the proposed resolution at least the following number of days before the meeting;

(1)         if and for so long as the Company is a public company, 21 days;

(2)         otherwise, 10 days.

10.6       Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)         if and for so long as the Company is a public company, 21 days;

(2)         otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7       Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8       Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or agree to reduce the period of that notice. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.9       Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1)         state the general nature of the special business; and

(2)         if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)         at the Company’s records office, or at any other reasonably accessible location in British Columbia that is specified in the notice; and

(b)         during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

Annex A-117

11.         PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1       Special Business

At a meeting of shareholders, the following business is special business:

(1)         at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2)         at an annual general meeting, all business is special business except for the following:

(a)         business relating to the conduct of or voting at the meeting;

(b)         consideration of any financial statements of the Company presented to the meeting;

(c)         consideration of any reports of the directors or auditor;

(d)         the setting or changing of the number of directors;

(e)         the election or appointment of directors;

(f)          the appointment of an auditor;

(g)         the setting of the remuneration of an auditor;

(h)         business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(i)           any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2       Special Majority

The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3       Quorum

Subject to the special rights or restrictions attached to the shares of any class or series of shares and to Article 11.4, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

11.4       One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)         the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)         that shareholder, present in person or by proxy, may constitute the meeting.

11.5       Persons Entitled to Attend Meeting

In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company, any persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the Business Corporations Act or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

Annex A-118

11.6       Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but that quorum need not be present throughout the meeting.

11.7       Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)         in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2)         in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8       Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9       Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)         the chair of the board, if any; or

(2)         if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10     Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11     Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12     Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13     Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

Annex A-119

11.14     Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15     Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16     Casting Vote

In the case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17     Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)         the poll must be taken:

(a)         at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)         in the manner, at the time and at the place that the chair of the meeting directs;

(2)         the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)         the demand for the poll may be withdrawn by the person who demanded it.

11.18     Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19     Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and the chair’s determination made in good faith is final and conclusive.

11.20     Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21     No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22     Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of the meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23     Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of that three month period the Company may destroy those ballots and proxies.

Annex A-120

12.         VOTES OF SHAREHOLDERS

12.1       Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)         on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)          on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2       Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3       Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)         any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)         if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4       Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.

12.5       Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(1)         for that purpose, the instrument appointing a representative must be received:

(a)         at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(b)         at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting;

(2)         if a representative is appointed under this Article 12.5:

(a)         the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)         the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Annex A-121

Evidence of the appointment of any representative under this Article 12.5 may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6 When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)         the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(2)         the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting;

(3)         the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting; or

(4)         the Company is a public company or is a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of these Articles or to which the Statutory Reporting Company Provisions apply.

12.7       When Proxy Provisions Do Not Apply to the Company

If and for so long as the Company is a public company or is a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of these Articles or to which the Statutory Reporting Company Provisions apply, Articles 12.8 to 12.16 apply only insofar as they are not inconsistent with any Canadian securities legislation applicable to the Company, any U.S. securities legislation applicable to the Company or any rules of an exchange on which securities of the Company are listed.

12.8       Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.9       Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.10     Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)         be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(2)         unless the notice provides otherwise, be received at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

Annex A-122

12.11     Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)         at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)         at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.12     Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]
(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned):

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder—printed]

12.13     Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is received:

(1)         at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)         at the meeting or any adjourned meeting by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.14     Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1)         if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or the shareholder’s legal personal representative or trustee in bankruptcy;

(2)         if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15     Chair May Determine Validity of Proxy

The chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Part 12 as to form, execution, accompanying documentation, time of filing or otherwise, will be valid for use at the meeting, and any determination as to the validity of a proxy made by the chair in good faith will be final, conclusive and binding on the meeting.

Annex A-123

12.16     Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.         DIRECTORS

13.1       First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)         subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company’s first directors;

(2)         if the Company is a public company, the greater of three and the most recently set of:

(a)         the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)         the number of directors set under Article 14.4;

(3)         if the Company is not a public company, the most recently set of:

(a)         the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)         the number of directors set under Article 14.4.

13.2       Change in Number of Directors

If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a):

(1)         the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2)         if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors, subject to Article 14.8, may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3       Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4       Qualifications of Directors

A director is not required to hold a share of the Company as a qualification for holding office, but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5       Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, that the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company who is also a director.

Annex A-124

13.6       Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that the director may incur in and about the business of the Company.

13.7       Special Remuneration for Directors

If a director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, that director may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and that remuneration may be either in addition to, or in substitution for, any other remuneration that the director may be entitled to receive.

13.8       Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to that director’s spouse or dependants, and may make contributions to any fund and pay premiums for the purchase or provision of that gratuity, pension or allowance.

14.         ELECTION AND REMOVAL OF DIRECTORS

14.1       Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)         the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2)         all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2       Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)         that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2)         that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3)         with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3       Failure to Elect or Appoint Directors

If:

(1)         the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)         the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors; then each director then in office continues to hold office until the earlier of:

(3)         when the director’s successor is elected or appointed; and

(4)         when the director otherwise ceases to hold office under the Business Corporations Act or these Articles.

Annex A-125

14.4       Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5       Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6       Remaining Directors’ Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7       Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8       Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(1)         one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(2)         in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9       Ceasing to be a Director

A director ceases to be a director when:

(1)         the term of office of the director expires;

(2)         the director dies;

(3)         the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)         the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10     Removal of Director by Shareholders

The Company may remove any director before the expiration of the director’s term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

Annex A-126

14.11     Removal of Director by Directors

The directors may remove any director before the expiration of the director’s term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15.         POWERS AND DUTIES OF DIRECTORS

15.1       Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company unless the power to do so has been transferred, in whole or in part, by these Articles to one or more other persons.

15.2       Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, and under seal if required by law, appoint any person to be the attorney of the Company for the purposes, with the powers, authorities and discretions, for any period, with any remuneration and subject to any conditions that the directors may think fit. The powers, authorities and discretions of any attorney of the Company must not exceed those vested in or exercisable by the directors under these Articles, and must not include the power to fill vacancies in the board of directors, remove a director, change the membership of or fill vacancies in any committee of the directors, appoint or remove officers appointed by the directors or declare dividends. A power of attorney may contain any provisions for the protection or convenience of persons dealing with the attorney that the directors think fit. The attorney under any power of attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in the attorney.

16.         INTERESTS OF DIRECTORS AND OFFICERS

16.1       Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

16.2       Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on that resolution.

16.3       Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4       Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.5       Director Holding Other Office in the Company

A director may, in addition to holding the office of director, hold any office or place of profit with the Company, other than the office of auditor of the Company, for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

Annex A-127

16.6       No Disqualification

No director or intended director is disqualified by reason of that office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7       Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or that person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8       Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received as a director, officer or employee of, or from an interest in, that other person.

17.         PROCEEDINGS OF DIRECTORS

17.1       Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, that the directors may from time to time determine.

17.2       Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3       Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)         the chair of the board, if any;

(2)         in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)         any other director chosen by the directors if:

(a)         neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)         neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)         the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

17.4       Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors:

(1)         in person;

(2)         by telephone; or

(3)         with the consent of all directors who wish to participate in the meeting, by other communications medium;

Annex A-128

if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.5       Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

17.6       Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1 or as provided in Article 17.7, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone.

17.7       When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(1)         the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)         the director has waived notice of the meeting.

17.8       Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director does not invalidate any proceedings at that meeting.

17.9       Waiver of Notice of Meetings

Any director may send to the Company a document signed by the director waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to that director. Attendance of a director at a meeting of the directors is a waiver of notice of the meeting unless that director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

17.10     Quorum

The quorum necessary for the transaction of the business of the directors may be set by resolution of the directors and, if not so set, is a majority of the directors holding office at the relevant time.

17.11     Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12     Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1)         in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2)         in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that the director has or may have a disclosable interest, if each of the other directors who have not made a similar disclosure consents in writing to the resolution.

Annex A-129

A consent in writing under this Article 17.12 may be by any written instrument, fax, e-mail or any other method of transmitting legibly recorded messages in which the consent of the director is evidenced, whether or not the signature of the director is included in the record. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of the directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

18.         EXECUTIVE AND OTHER COMMITTEES

18.1       Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and during the intervals between meetings of the board of directors, all of the directors’ powers are delegated to the executive committee, except:

(1)         the power to fill vacancies in the board of directors;

(2)         the power to remove a director;

(3)         the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)         any other powers set out in the resolution or any subsequent directors’ resolution.

18.2       Appointment and Powers of Other Committees

The directors may, by resolution:

(1)         appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)         delegate to a committee appointed under paragraph (1) any of the directors’ powers, except:

(a)         the power to fill vacancies in the board of directors;

(b)         the power to remove a director;

(c)         the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)         the power to appoint or remove officers appointed by the directors; and

(3)         make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.3       Obligations of Committees

Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:

(1)         conform to any rules that may from time to time be imposed on it by the directors; and

(2)         report every act or thing done in exercise of those powers at the times required by the directors.

18.4       Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(1)         revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before that revocation, alteration or overriding;

(2)         terminate the appointment of, or change the membership of, the committee; and

(3)         fill vacancies in the committee.

Annex A-130

18.5       Committee Meetings

Subject to Article 18.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:

(1)         the committee may meet and adjourn as it thinks proper;

(2)         the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)         a majority of the members of the committee constitutes a quorum of the committee; and

(4)          questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

19.         OFFICERS

19.1       Directors May Appoint Officers

The directors may from time to time appoint any officer, and the directors may at any time terminate any officer.

19.2       Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)         determine the functions and duties of the officer;

(2)         delegate to the officer any of the powers exercisable by the directors on the terms and conditions and with the restrictions that the directors think fit; and

(3)         revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3       Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

19.4       Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to that remuneration be entitled to receive, after the officer ceases to hold office or leaves the employment of the Company, a pension or gratuity.

20.         INDEMNIFICATION

20.1       Definitions

In this Article 20:

(1)         “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)         “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director or former director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of the Company:

(a)         is or may be joined as a party; or

(b)         is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)         “expenses” has the meaning set out in the Business Corporations Act.

Annex A-131

20.2 Mandatory Indemnification of Directors

Subject to the Business Corporations Act, the Company must indemnify a director or former director of the Company, and the heirs and legal personal representatives of a director or former director of the Company, against all eligible penalties to which that person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by that person in respect of that proceeding. Each director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3       Permitted Indemnification

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4       Non-Compliance with Business Corporations Act

The failure of a director or officer of the Company to comply with the Business Corporations Act or these Articles or, if applicable, any former Companies Act or former Articles, does not invalidate any indemnity to which the director is entitled under this Part 20.

20.5       Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or that person’s heirs or legal personal representatives) who:

(1)         is or was a director, officer, employee or agent of the Company;

(2)         is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)         at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(4)         at the request of the Company, holds or held a position equivalent to that of a director, or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by that person as director, officer, employee or agent or person who holds or held an equivalent position.

21.         DIVIDENDS

21.1       Subject to Special Rights

The provisions of this Part 21 are subject to the special rights and restrictions, if any, attached to shares in the authorized share structure of the Company.

21.2       Declaration of Dividends

The Company may from time to time declare and pay or set apart for payment any dividends the directors consider appropriate, whether out of profits, capital or otherwise, including, without limitation, out of retained earnings, other income, contributed surplus, capital surplus, share premium, appraisal surplus, or any other surplus or unrealized appreciation in the value of the property of the Company.

21.3       No Notice Required

The Company need not give notice to any shareholder of any declaration under Article 21.2.

21.4       Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If the directors do not set a record date in respect of a particular dividend then unless the circumstances otherwise require, the record date will be the date of the resolution of the directors declaring the dividend.

Annex A-132

21.5       Manner of Paying Dividends

The Company may pay any dividend wholly or partly in one or more of the following ways:

(1)         in money;

(2)         by the distribution of property; or

(3)         by issuing fully paid shares, warrants, bonds, debentures or other securities of the Company or of any other corporation.

21.6       Capitalization of Retained Earnings or Surplus

The Company may from time to time capitalize any amount, including, without limitation, any profits, retained earnings, income, surplus, premium, or unrealized appreciation of the Company’s property which the directors consider appropriate, and the Company may issue, as fully paid, shares, warrants, bonds, debentures or other securities of the Company, by way of a dividend or otherwise, representing the profits, retained earnings, income, surplus, premium, or unrealized appreciation so capitalized or any part thereof.

21.7       Settlement of Questions

If any question arises in regard to a dividend, the directors may settle the question as they deem advisable, and, without limitation, may:

(1)         determine the value of any property distributed in payment of any dividend;

(2)         vest property in trustees for the persons entitled to a dividend; and

(3)         determine that money may be paid in substitution for all or any part of the property to which any shareholder is otherwise entitled in payment of any dividend on the basis of the value so determined.

21.8       When Dividend Payable

Any dividend may be made payable on the date fixed by the directors.

21.9       Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares will be declared and paid to the holders of those shares rateably according to the number of those shares held.

21.10     Receipt by Joint Shareholders

If two or more persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other amount payable in respect of the share.

21.11     Dividend Bears No Interest

No dividend bears interest against the Company.

21.12     Rounding Down

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in paying the dividend, and payment without that fraction represents full payment of the dividend.

21.13     Method of Payment

Any dividend or other distribution payable in money in respect of shares may be paid by any means including by cheque, made payable to the order of the person to whom it is sent and mailed to the registered address of the shareholder, or in the case of joint shareholders to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. That payment, and in particular the mailing of any cheque will, to the extent of the amount paid (plus the amount of the tax, if any, deducted or withheld from the dividend), discharge all liability of the Company for the dividend unless the cheque is not paid on presentation or the amount of tax deducted or withheld is not paid to the appropriate taxing authority.

Annex A-133

22.         ACCOUNTING RECORDS AND AUDITOR

22.1       Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2       Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

22.3       Remuneration of Auditor

The directors may set the remuneration of the auditor of the Company.

23.         NOTICES

23.1       Method of Giving Notice

Unless the Business Corporations Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)         mail addressed to the person at the applicable address for that person as follows:

(a)         for a record mailed to a shareholder, the shareholder’s registered address;

(b)         for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)         in any other case, the mailing address of the intended recipient;

(2)         delivery at the applicable address for that person as follows, addressed to the person:

(a)         for a record delivered to a shareholder, the shareholder’s registered address;

(b)         for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)         in any other case, the delivery address of the intended recipient;

(3)         unless the intended recipient is the auditor of the Company, sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)         unless the intended recipient is the auditor of the Company, sending the record by e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class;

(5)         physical delivery to the intended recipient.

23.2       Deemed Receipt

A notice, statement, report or other record that is:

(1)         mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day (Saturdays, Sundays and holidays excepted) following the date of mailing;

(2)         faxed to a person to the fax number provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was faxed on the day it was faxed; and

(3)         e-mailed to a person to the e-mail address provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed.

Annex A-134

23.3       Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 23.1 is conclusive evidence of that fact.

23.4       Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing it to the joint shareholder first named in the central securities register in respect of the share.

23.5       Notice to Legal Personal Representatives and Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)         mailing the record, addressed to them:

(a)         by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)         at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)         if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

23.6       Undelivered Notices

If, on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 23.1, and on each of those occasions it is returned because the shareholder cannot be located, the Company will not be required to send any further records to the shareholder until the shareholder informs the Company in writing of the shareholder’s new address.

24.         EXECUTION OF DOCUMENTS; USE OF SEAL

24.1       Execution of Documents

The following persons (the “Authorized Signatories”) are authorized to execute, deliver and certify documents on behalf of the Company, whether under seal or otherwise:

(1)         any two directors;

(2)         if the Company only has one director, that director alone;

(3)         any officer, together with any director; or

(4)         any one or more directors, officers or other persons authorized by resolution of the board.

24.2       Use of Seal

Except as provided in Articles 24.3 and 24.4, the seal must not be impressed on any record except when that impression is attested by the signature or signatures of the required Authorized Signatories.

24.3       Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.2 the impression of the seal may be attested by the signature of any director or officer or the signature of any other person as may be determined by the directors.

Annex A-135

24.4       Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print those definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal, and those persons as are authorized under Article 24.2 to attest the seal may in writing authorize that person to cause the seal to be impressed on those definitive or interim share certificates or bonds, debentures or other securities by the use of those dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

25.         PROHIBITIONS

25.1       Definitions

In this Part 25:

(1)         “security” has the meaning assigned in the Securities Act (British Columbia);

(2)         “transfer restricted security” means:

(a)     a share of the Company;

(b)    a security of the Company convertible into shares of the Company;

(c)     any other security of the Company which must be subject to restrictions on transfer in order for the Company to satisfy the requirement for restrictions on transfer under the “private issuer” exemption of Canadian securities legislation or under any other exemption from prospectus or registration requirements of Canadian securities legislation similar in scope and purpose to the “private issuer” exemption.

25.2       Application

Article 25.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of these Articles or to which the Statutory Reporting Company Provisions apply.

25.3       Consent Required for Transfer of Shares or Transfer Restricted Securities

No share or other transfer restricted security may be sold, transferred or otherwise disposed of without the consent of the directors, and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

Annex A-136

Exhibit G

Text of Company Amalgamation Resolution

BE IT RESOLVED as a special resolution that:

1.           the amalgamation (the “Amalgamation”) under section 269 of the Business Corporations Act (British Columbia) between Robinson Aircraft Ltd. (the “Company”) and Pono Three Merger Acquisitions Corp. (“MergeCo”), a wholly-owned subsidiary of Pono Capital Three Inc. (the “SPAC”), pursuant to the terms and conditions contained in the business combination agreement (the “BCA”) dated August 15, 2023 between the Company, the SPAC and MergeCo (as the same may be or has been modified or amended), is hereby authorized and approved;

2.           the BCA is hereby consented to, approved and adopted;

3.           the execution and delivery by the Company of the BCA is hereby authorized and approved;

4.           the articles of the amalgamated company shall be substantially in the form attached as Exhibit F to the BCA as may be amended by any officer or director of the Company;

5.           any officer or director of the Company is hereby authorized and directed, on behalf of the Company, to execute and deliver an amalgamation application to effect the Amalgamation and to file same with BC Registry Services with respect to the Amalgamation;

6.           notwithstanding that this special resolution has been passed (and the BCA adopted) by the shareholders of the Company, the directors of the Company are hereby authorized and empowered without further approval of the shareholders of the Company at any time prior to the issuance by BC Registry Services of a certificate of amalgamation in respect of the Amalgamation (i) to amend the BCA to the extent permitted by the BCA, and (ii) not to proceed with the Amalgamation to the extent permitted by the BCA or otherwise give effect to these resolutions; and

7.           any officer or director of the Company is hereby authorized and directed for and on behalf of and in the name of the Company to execute, under the seal of the Company or otherwise, and to deliver, all documents, agreements and instruments and to do all such other acts and things, including delivering such documents as are necessary or desirable to Registrar of Companies for filing in accordance with the BCA, as such officer or director, may deem necessary or desirable to implement the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of any such documents, agreements or instruments or doing of any such act or thing.

Schedule 6.2

During the Interim Period, the Company intends to continue to raise additional funds by way of private placement.

In addition, the Company has applied for, or is to apply for, a refundable Scientific Research and Experimental Development tax credit in an amount no less than Cdn$300,000 (the “SR&ED Tax Credit”) and in connection therewith, intends to obtain a secured loan from a third party in the amount of up to Cdn$300,000. This loan will be secured against the SR&ED Tax Credit receivable from the Canadian federal government.

Annex A-137

Annex B

POST-CONTINUANCE PONO ARTICLES

Pono Capital Three, Inc.
(the “Company”)

The Company has as its articles the following articles.

Full name and signature of director	Date of signing
«Date_of_Signing»
«Incorporator_Name»

Pono Capital Three, Inc.
(the “Company”)

Continuation Number:   «Incorp_No»

ARTICLES

Annex B Page Nos
1.	Interpretation	B-1
2.	Shares and Share Certificates	B-1
3.	Issue of Shares	B-3
4.	Share Registers	B-4
5.	Share Transfers	B-4
6.	Transmission of Shares	B-5
7.	Purchase of Shares	B-5
8.	Borrowing Powers	B-6
9.	Alterations	B-6
10.	Meetings of Shareholders	B-7
11.	Proceedings at Meetings of Shareholders	B-8
12.	Votes of Shareholders	B-11
13.	Directors	B-14
14.	Election and Removal of Directors	B-15
15.	Alternate Directors	B-19
16.	Powers and Duties of Directors	B-21
17.	Disclosure of Interest of Directors and Officers	B-21
18.	Proceedings of Directors	B-22
19.	Executive and Other Committees	B-24
20.	Officers	B-25
21.	Indemnification	B-25
22.	Dividends	B-26
23.	Documents, Records and Reports	B-27
24.	Notices	B-28
25.	Seal	B-29
26.	Prohibitions	B-30
27.	Class B Share Conversion	B-30

Annex B-i

1.           Interpretation

1.1         Definitions

In these Articles, unless the context otherwise requires:

(1)         “appropriate person” has the meaning assigned in the Securities Transfer Act;

(2)         “board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(3)         “Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(4)         “Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(5)         “legal personal representative” means the personal or other legal representative of the shareholder;

(6)         “protected purchaser” has the meaning assigned in the Securities Transfer Act;

(7)         “registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(8)         “seal” means the seal of the Company, if any;

(9)         “securities legislation” means statutes concerning the regulation of securities markets and trading in securities and the regulations, rules, forms and schedules under those statutes, all as amended from time to time, and the blanket rulings and orders, as amended from time to time, issued by the securities commissions or similar regulatory authorities appointed under or pursuant to those statutes; “Canadian securities legislation” means the securities legislation in any province or territory of Canada and includes the Securities Act (British Columbia); and “U.S. securities legislation” means the securities legislation in the federal jurisdiction of the United States and in any state of the United States and includes the Securities Act of 1933 and the Securities Exchange Act of 1934

(10)       “Securities Transfer Act” means the Securities Transfer Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act; and

(11)       “uncertificated share” means a share that is not represented by a certificate.

1.2         Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.           Shares and Share Certificates

2.1         Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2         Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

Annex B-1

2.3         Shareholder Entitled to Certificate or Acknowledgment

Unless the shares of which the shareholder is the registered owner are uncertificated shares, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or an acknowledgment for a share to one of several joint shareholders or to one of the joint shareholders’ duly authorized agents will be sufficient delivery to all.

2.4         Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5         Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(1)         order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(2)         issue a replacement share certificate or acknowledgment, as the case may be.

2.6         Replacement of Lost, Destroyed or Wrongfully Taken Certificate

If a person entitled to a share certificate claims that the share certificate has been lost, wrongfully taken or destroyed, the Company must issue a new share certificate if that person:

(1)         so requests before the Company has notice that the share certificate has been acquired by a protected purchaser;

(2)         provides the Company with an indemnity bond sufficient in the Company’s judgment to protect the Company from any loss that the Company may suffer by issuing a new certificate; and

(3)         satisfies any other reasonable requirements imposed by the directors.

A person entitled to a share certificate may not assert against the Company a claim for a new share certificate where a share certificate has been lost, apparently destroyed or wrongfully taken if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate of acknowledgment.

2.7         Recovery of New Share Certificate

If, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of transfer, then in addition to any rights on the indemnity bond, the Company may recover the new share certificate from a person to whom it was issued or any person taking under that person other than a protected purchaser.

2.8         Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as represented by the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

Annex B-2

2.9         Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.8, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.10       Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.           Issue of Shares

3.1         Directors Authorized

Subject to the Business Corporations Act and the rights, if any, of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2         Commissions and Discounts

The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3         Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4         Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)         consideration is provided to the Company for the issue of the share by one or more of the following:

(a)         past services performed for the Company;

(b)         property;

(c)         money; and

(2)         the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5         Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

Annex B-3

4.           Share Registers

4.1         Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2         Closing Register

The Company must not at any time close its central securities register.

5.           Share Transfers

5.1         Registering Transfers

Subject to the Business Corporations Act, a transfer of a share of the Company must not be registered unless the Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(1)         in the case of a share certificate that has been issued by the Company in respect of the share to be transferred, that share certificate and a written instrument of transfer (which may be on a separate document or endorsed on the share certificate) made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(2)         in the case of a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate that has been issued by the Company in respect of the share to be transferred, a written instrument of transfer that directs that the transfer of the shares be registered, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(3)         in the case of a share that is an uncertificated share, a written instrument of transfer that directs that the transfer of the share be registered, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person; and

(4)         such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, that the written instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser.

5.2         Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors or the transfer agent for the class or series of shares to be transferred.

5.3         Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

Annex B-4

5.4         Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(1)         in the name of the person named as transferee in that instrument of transfer; or

(2)         if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5         Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6         Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.           Transmission of Shares

6.1         Legal Personal Representative Recognized on Death

In the case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another person in a joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2         Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, if appropriate evidence of appointment or incumbency within the meaning of s. 87 of the Securities Transfer Act has been deposited with the Company. This Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder’s name and the name of another person in joint tenancy.

7.           Purchase of Shares

7.1         Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2         Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)         the Company is insolvent; or

(2)         making the payment or providing the consideration would render the Company insolvent.

Annex B-5

7.3         Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)         is not entitled to vote the share at a meeting of its shareholders;

(2)         must not pay a dividend in respect of the share; and

(3)         must not make any other distribution in respect of the share.

8.           Borrowing Powers

The Company, if authorized by the directors, may:

(1)         borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(2)         issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(3)         guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)         mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9.           Alterations

9.1         Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may:

(1)         by special resolution:

(a)         create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)         increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)         if the Company is authorized to issue shares of a class of shares with par value:

(i)          decrease the par value of those shares; or

(ii)         if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(d)         change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(e)         alter the identifying name of any of its shares;

(f)          otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act; or

(2)         by resolution of the directors subdivide or consolidate all or any of its unissued, or fully paid issued, shares,

and, if applicable, alter its Notice of Articles and if, applicable, its Articles, accordingly.

Annex B-6

9.2         Special Rights and Restrictions

Subject to the Business Corporations Act, the Company may by special resolution:

(1)         create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)         vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued,

and alter its Notice of Articles accordingly.

9.3         Change of Name

The Company may by a resolution of the directors authorize an alteration of its Notice of Articles in order to change its name or adopt or change any translation of that name.

9.4         Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

10.         Meetings of Shareholders

10.1       Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2       Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3       Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders.

10.4       Location of Meetings of Shareholders

Subject to the Business Corporations Act, a meeting of shareholders may be held in or outside of British Columbia as determined by a resolution of the directors.

10.5       Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)         if and for so long as the Company is a public company, 21 days;

(2)         otherwise, 10 days.

Annex B-7

10.6       Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)         if and for so long as the Company is a public company, 21 days;

(2)         otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7       Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8       Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.9       Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1)         state the general nature of the special business; and

(2)         if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)         at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)         during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

11.         Proceedings at Meetings of Shareholders

11.1       Special Business

At a meeting of shareholders, the following business is special business:

(1)         at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2)         at an annual general meeting, all business is special business except for the following:

(a)         business relating to the conduct of or voting at the meeting;

(b)         consideration of any financial statements of the Company presented to the meeting;

(c)         consideration of any reports of the directors or auditor;

(d)         the setting or changing of the number of directors;

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(e)         the election or appointment of directors;

(f)          the appointment of an auditor;

(g)         the setting of the remuneration of an auditor;

(h)         business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(i)          any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2       Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds (2/3) of the votes cast on the resolution.

11.3       Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, and Article 11.4, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

11.4       One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)         the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)         that shareholder, present in person or by proxy, may constitute the meeting.

11.5       Other Persons May Attend

In addition to those person who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the Business Corporations Act or these Articles to be present at the meeting, but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6       Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7       Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)         in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2)         in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8       Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

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11.9       Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)         the chair of the board, if any; or

(2)         if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10     Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11     Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12     Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13     Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14     Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15     Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16     Casting Vote

In the case of an equality of votes, the chair of a meeting of shareholders, on a show of hands and on a poll, has a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17     Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)         the poll must be taken:

(a)         at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)         in the manner, at the time and at the place that the chair of the meeting directs;

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(2)         the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)         the demand for the poll may be withdrawn by the person who demanded it.

11.18     Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19     Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20     Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21     No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22     Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23     Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three-month period, the Company may destroy such ballots and proxies.

12.         Votes of Shareholders

12.1       Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)         on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)         on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2       Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3       Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)         any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)         if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

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12.4       Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5       Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(1)         for that purpose, the instrument appointing a representative must:

(a)         be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(b)         be provided, at the meeting or any adjourned meeting, to the chair of the meeting or adjourned meeting or to a person designated by the chair of the meeting or adjourned meeting;

(2)         if a representative is appointed under this Article 12.5:

(a)         the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)         the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6       Proxy Provisions Do Not Apply to All Companies

Articles 12.7 to 12.16 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply. Articles 12.7 to 12.16 apply only insofar as they are not inconsistent with any Canadian securities legislation applicable to the Company or any U.S. securities legislation applicable to the Company or any rules of an exchange on which securities of the Company are listed.

12.7       Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8       Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9       When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)         the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(2)         the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

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(3)         the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10     Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)         be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(2)         unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting or adjourned meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11     Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)         at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)         at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.12     Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]
(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder): _____________________

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder—printed]

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12.13     Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(1)         received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)         provided, at the meeting or any adjourned meeting, to the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been taken.

12.14     Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1)         if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2)         if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15     Chair May Determine Validity of Proxy

The chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Part 12 as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at such meeting and any such determination made in good faith shall be final, conclusive and binding upon such meeting.

12.16     Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.         Directors

13.1       First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)         subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company’s first directors;

(2)         if the Company is a public company, the greater of three and the most recently set of:

(a)         the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)         the number of directors set under Article 14.4;

(3)         if the Company is not a public company, the most recently set of:

(a)         the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)         the number of directors set under Article 14.4.

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13.2       Change in Number of Directors

If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a), subject to Article 14:

(1)         the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2)         if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, subject to Article 14.8, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3       Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4       Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5       Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6       Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7       Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8       Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.         Election and Removal of Directors

14.1       Election at Annual General Meeting

(1)         At each annual general meeting of the Company all the directors whose term of office expire at such annual general meeting shall cease to hold office immediately before the election of directors at such annual general meeting and the shareholders entitled to vote thereat shall elect to the board of directors, directors as otherwise permitted by any securities legislation in any province or territory of Canada or in the federal jurisdiction of the United States or in any states of the United States that is applicable to the Company and all regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities commissions or similar authorities appointed under that legislation as set out below. A retiring director shall be eligible for re election;

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(2)         Each director may be elected for a term of office of one or more years of office as may be specified by ordinary resolution at the time he is elected. In the absence of any such ordinary resolution, a director’s term of office shall be one year of office. No director shall be elected for a term of office exceeding three years of office. The shareholders may, by resolution of not less than 3/4 of the votes cast on the resolution vary the term of office of any director;

(3)         A director elected or appointed to fill a vacancy shall be elected or appointed for a term expiring immediately before the election of directors at the annual general meeting of the Company when the term of the director whose position he is filling would expire; and

(4)         Unless otherwise determined by special resolution, the board of directors shall be divided into three classes of directors, to be respectively designated as Class I, Class II and Class III. Unless otherwise determined by special resolution, the terms of office of the directors initially classified shall be as follows:

(a)         that of Class I shall expire at the general meeting to be held in 2024;

(b)         that of Class II shall expire at the general meeting to be held in 2025; and

(c)         that of Class III shall expire at the general meeting to be held in 2026.

At each annual general meeting after such initial classification, directors to replace those whose terms expire at such annual general meeting shall be elected to hold office until the third successive annual general meeting. Notwithstanding the foregoing, every director shall hold office until his successor shall be elected. Any director whose office has expired shall be eligible for re-election.

14.2       Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)         that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2)         that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3)         with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3       Failure to Elect or Appoint Directors

If:

(1)         the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)         the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)         the date on which his or her successor is elected or appointed; and

(4)         the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4       Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

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14.5       Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6       Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7       Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8       Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(1)         one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(2)         in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 11.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1) and Article 14.1(4), but is eligible for re-election or re-appointment.

14.9       Ceasing to be a Director

A director ceases to be a director when:

(1)         the term of office of the director expires;

(2)         the director dies;

(3)         the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)         the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10     Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by a resolution of not less than ¾ of the votes cast on such resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11     Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

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14.12     Nomination of Directors

(1)         Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the board of directors of the Company may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:

a.    by or at the direction of the board, including pursuant to a notice of meeting;

b.    by or at the direction or request of one or more shareholders pursuant to a “proposal” made in accordance with Division 7 of Part 5 of the Business Corporations Act, or a requisition of the shareholders made in accordance with section 167 of the Business Corporations Act; or

c.    by any person (a “Nominating Shareholder”): (i) who, at the close of business on the date of the giving by the Nominating Shareholder of the notice provided for below in this Article 14.12 and at the close of business on the record date for notice of such meeting, is entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (ii) who complies with the notice procedures set forth below in this Article 14.12.

(2)         In addition to any other requirements under applicable laws, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given notice thereof that is both timely (in accordance with paragraph (3) below) and in proper written form (in accordance with paragraph (4) below) to the Corporate Secretary of the Company at the head office of the Company.

(3)         To be timely, a Nominating Shareholder’s notice to the Corporate Secretary of the Company must be made:

a.    in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and

b.    in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

The time periods for the giving of a Nominating Shareholder’s notice set forth above shall in all cases be determined based on the original date of the applicable annual meeting or special meeting of shareholders, and in no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of such notice.

(4)         To be in proper written form, a Nominating Shareholder’s notice to the Corporate Secretary of the Company must set forth:

a.    as to each person whom the Nominating Shareholder proposes to nominate for election as a director: (i) the name, age, business address and residential address of the person; (ii) the present principal occupation, business or employment of the person within the preceding five years, as well as the name and principal business of any company in which such employment is carried on; (iii) the citizenship of such person; (iv) the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; (v) confirmation that the person meets the qualifications of directors set out in the Act; and (vi) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below); and

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b.    as to the Nominating Shareholder giving the notice, full particulars regarding any proxy, contract, agreement, arrangement or understanding pursuant to which such Nominating Shareholder has a right to vote or direct the voting of any shares of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below).

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(5)         No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of this Article 14.12; provided, however, that nothing in this Article 14.12 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter that is properly before such meeting pursuant to the provisions of the Act or the discretion of the Chairman. The Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(6)         For purposes of this Article 14.12:

a.    “Applicable Securities Laws” means the applicable securities legislation of each province and territory of Canada in which the Company is a reporting issuer, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada; and

b.    “public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Company under its profile on the System of Electronic Document Analysis and Retrieval at www.sedarplus.ca.

(7)         Notwithstanding any other provision of this Article 14.12, notice given to the Corporate Secretary of the Company pursuant to this Article 14.12 may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time by the Corporate Secretary of the Company for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery to the Corporate Secretary at the address of the head office of the Company, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

(8)         Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Article 14.12.

15.         Alternate Directors

15.1       Appointment of Alternate Director

Any director (an “appointor”) may by notice in writing received by the Company appoint any person (an “appointee”) who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company. Every alternate director shall have a direct and personal duty to the Company arising from his alternate directorship, independent of the duties of the director who appointed him.

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15.2       Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3       Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(1)         will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

(2)         has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(3)         will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity;

(4)         has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

15.4       Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

15.5       Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor and shall be deemed not to have any conflict arising out of any interest, property or office held by the appointor. An alternate director shall be deemed to be a director for all purposes of these Articles, with full power to act as a director, subject to any limitations in the instrument appointing him, and an alternate director shall be entitled to all of the indemnities and similar protections afforded directors by the Business Corporations Act and under these Articles. A director shall have no liability arising out of any act or omission by his alternate director to which the appointor was not a party, nor shall an alternate director have liability for any such act or omission by the appointor. Without limiting the foregoing, no duty to account to the Company shall be imposed upon an alternate director merely because he voted in respect of a contract or transaction in which the appointor was interested or which the appointor failed to disclose, nor shall any such duty be imposed upon an appointor merely because he voted in respect of a contract or transaction in which his alternate director was interested or which such alternate director failed to disclose.

15.6       Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7       Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(1)         his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

(2)         the alternate director dies;

(3)         the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(4)         the alternate director ceases to be qualified to act as a director; or

(5)         his or her appointor revokes the appointment of the alternate director.

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15.8       Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

15.9       Remuneration of Auditor

The directors may set the remuneration of the auditor of the Company.

16.         Powers and Duties of Directors

16.1       Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

16.2       Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

17.         Disclosure of Interest of Directors and Officers

17.1       Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

17.2       Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3       Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4       Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

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17.5       Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6       No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7       Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8       Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

18.         Proceedings of Directors

18.1       Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2       Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3       Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)         the chair of the board, if any;

(2)         in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)         any other director chosen by the directors if:

(a)         neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)         neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)         the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

18.4       Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of

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any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5       Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6       Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, or as provided in Article 18.7, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article 24.1 or orally or by telephone.

18.7       When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(1)         the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)         the director or alternate director, as the case may be, has waived notice of the meeting.

18.8       Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9       Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

18.10     Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11     Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12     Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1)         in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2)         in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who are entitled to vote on the resolution consent to it in writing.

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A consent in writing under this Article may be by signed document, fax, email or any other method of transmitting legibly recorded messages. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

19.         Executive and Other Committees

19.1       Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(1)         the power to fill vacancies in the board of directors;

(2)         the power to remove a director;

(3)         the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)         such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

19.2       Appointment and Powers of Other Committees

The directors may, by resolution:

(1)         appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)         delegate to a committee appointed under paragraph (1) any of the directors’ powers, except:

(a)         the power to fill vacancies in the board of directors;

(b)         the power to remove a director;

(c)         the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)         the power to appoint or remove officers appointed by the directors; and

(3)         make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

19.3       Obligations of Committees

Any committee appointed under Articles 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(1)         conform to any rules that may from time to time be imposed on it by the directors; and

(2)         report every act or thing done in exercise of those powers at such times as the directors may require.

19.4       Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)         revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)         terminate the appointment of, or change the membership of, the committee; and

(3)         fill vacancies in the committee.

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19.5       Committee Meetings

Subject to Article 19.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)         the committee may meet and adjourn as it thinks proper;

(2)         the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)         a majority of the members of the committee constitutes a quorum of the committee; and

(4)         questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

20.         Officers

20.1       Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2       Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)         determine the functions and duties of the officer;

(2)         entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3)         revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3       Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

20.4       Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors thinks fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

21.         Indemnification

21.1       Definitions

In this Article 21:

(1)         “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)         “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

(a)         is or may be joined as a party; or

(b)         is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)         “expenses” has the meaning set out in the Business Corporations Act.

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21.2       Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3       Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4       Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

21.5       Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)         is or was a director, alternate director, officer, employee or agent of the Company;

(2)         is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)         at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)         at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

22.         Dividends

22.1       Payment of Dividends Subject to Special Rights

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

22.2       Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

22.3       No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4       Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.5       Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

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22.6       Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(1)         set the value for distribution of specific assets;

(2)         determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)         vest any such specific assets in trustees for the persons entitled to the dividend.

22.7       When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8       Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9       Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10     Dividend Bears No Interest

No dividend bears interest against the Company.

22.11     Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12     Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13     Capitalization of Retained Earnings or Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus or any part of the retained earnings or surplus so capitalized or any part thereof.

23.         Documents, Records and Reports

23.1       Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

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23.2       Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

24.         Notices

24.1       Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)         mail addressed to the person at the applicable address for that person as follows:

(a)         for a record mailed to a shareholder, the shareholder’s registered address;

(b)         for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)         in any other case, the mailing address of the intended recipient;

(2)         delivery at the applicable address for that person as follows, addressed to the person:

(a)         for a record delivered to a shareholder, the shareholder’s registered address;

(b)         for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)         in any other case, the delivery address of the intended recipient;

(3)         sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)         sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(5)         physical delivery to the intended recipient; or

(6)         as otherwise permitted by any securities legislation in any province or territory of Canada or in the federal jurisdiction of the United States or in any states of the United States that is applicable to the Company and all regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities commissions or similar authorities appointed under that legislation.

24.2       Deemed Receipt of Mailing

A notice, statement, report or other record that is:

(1)         mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing; and

(2)         emailed to a person to the email address provided by that person referred to in Article 24.1 is deemed to be received by the person to whom it was emailed on the day it was emailed.

24.3       Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was addressed as required by Article 24.1, prepaid and mailed or otherwise sent as permitted by Article 24.1 is conclusive evidence of that fact.

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24.4       Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

24.5       Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)         mailing the record, addressed to them:

(a)         by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)         at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)         if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

24.6       Undelivered Notices

If on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 24.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

25.         Seal

25.1       Who May Attest Seal

Except as provided in Articles 25.2 and 25.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)         any two directors;

(2)         any officer, together with any director;

(3)         if the Company only has one director, that director; or

(4)         any one or more directors or officers or persons as may be determined by the directors.

25.2       Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director or officer or the signature of any other person as may be determined by the directors.

25.3       Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

Annex B-29

26.         Prohibitions

26.1       Definitions

In this Article 26:

(1)         “designated security” means:

(a)         a voting security of the Company;

(b)         a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

(c)         a security of the Company convertible, directly or indirectly, into a security described in paragraph (a) or (b);

(2)         “security” has the meaning assigned in the Securities Act (British Columbia);

(3)         “voting security” means a security of the Company that:

(a)         is not a debt security, and

(b)         carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

26.2       Application

Article 26.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

26.3       Consent Required for Transfer of Shares or Designated Securities

No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

27.         Class B Share Conversion

27.1       Definitions

In this Article 27:

(1)         “Business Combination” means the initial acquisition by the Company, whether through a merger, share reconstruction or amalgamation, asset or share acquisition, exchangeable share transaction, contractual control arrangement or other similar type of transaction, with a Target Business at Fair Value;

(2)         “Class A Shares” means a Class A ordinary share without par value in the authorized share structure of the Company;

(3)         “Class B Shares” means a Class B ordinary share without par value in the authorized share structure of the Company;

(4)         “Class B Share Entitlement” or “Conversion Ratio” means the right of the Sponsor as holder of the Class B Shares (including on an as-converted basis) to thirty (30%) percent of all entitlements to income and capital arising in respect of the Company’s issued and outstanding Public Shares;

(5)         “Equity-Linked Securities” means any debt or equity securities that are convertible, exercisable or exchangeable for Class A Shares issued in a financing transaction in connection with a Business Combination, including but not limited to a private placement of equity or debt;

Annex B-30

(6)         “Fair Value” shall mean a value at least equal to 80% of the balance in the Trust Account (excluding any deferred underwriting fees and any taxes payable on the Trust Account balance) at the time of the execution of a definitive agreement for a Business Combination;

(7)         “IPO” means the initial public offering of units, consisting of Shares and warrants of the Company and rights to receive Shares;

(8)         “Public Share” means the Class A Shares included in the units issued in the IPO;

(9)         “Share” means a Class A Share and Class B Share in the authorized share structure of the Company and the expression:

(a)         includes stock (except where a distinction between shares and stock is expressed or implied); and

(b)         where the context permits, also includes a fraction of a share;

(10)       “Sponsor” means Mehana Equity LLC, a Delaware limited liability company;

(11)       “Target Business” means any businesses or entity with whom the Company wishes to undertake a Business Combination; and

(12)       “Trust Account” means the trust account established by the Company upon the consummation of its IPO and into which a certain amount of the net proceeds of the IPO, together with a certain amount of the proceeds of a private placement of warrants simultaneously with the closing date of the IPO, has been deposited.

27.2       Pari Passu Ranking

Save and except for the conversion rights referred to in this Article 27 and as otherwise set out in these Articles, the rights attaching to all Shares shall rank pari passu in all respects, and the Class A Shares and Class B Shares shall vote together as a single class on all matters.

27.3       Class B Shares shall automatically convert into Class A Shares

Class B Shares shall automatically convert into Class A Shares in such a ratio so as to give effect to the Class B Share Entitlement (the Conversion Ratio):

(a)         at any time and from time to time at the option of the holders thereof; and

(b)         automatically on the day of the closing of a Business Combination.

27.4       Giving effect to Conversion Ratio

In order to give effect to the Conversion Ratio, in the case that additional Class A Shares or any other Equity-linked Securities, are issued, or deemed issued, by the Company in excess of the amounts offered in the IPO and related to the closing of a Business Combination, all Class B Shares in issue shall automatically convert into Class A Shares at the time of the closing of a Business Combination at the Conversion Ratio (unless the holders of a majority of the Class B Shares in issue agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Shares issuable upon conversion of all Class B Shares will equal, on an as-converted basis, in the aggregate, thirty (30%) percent of the sum of all Class A Shares and Class B Shares in issue upon completion of the IPO plus all Class A Shares and Equity-linked Securities issued or deemed issued in connection with a Business Combination, excluding any Shares or Equity-linked Securities issued, to any underwriters as compensation in connection with the IPO or to be issued, to any seller in a Business Combination and any private placement units and underling securities issued to the Sponsor or its affiliates upon conversion of working capital loans made to the Company.

27.5       Waiver of Conversion Ratio

Notwithstanding anything to the contrary contained herein, the Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional Class A Shares or Equity-linked Securities by the written consent or agreement of holders of a majority of the Class B Shares then in issue consenting or agreeing separately as a separate class.

Annex B-31

27.6       Conversion Ratio takes into account any subdivision, combination or similar

The Conversion Ratio shall also take into account any subdivision (by share split, subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class A Shares in issue into a greater or lesser number of shares occurring after the original filing of the Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Shares in issue.

27.7       Class B Share — Class A Share Conversion Ratio, pro rata

Each Class B Share shall convert into its pro rata number of Class A Shares pursuant to this Article. The pro rata share for each holder of Class B Shares will be determined as follows: each Class B Share shall convert into such number of Class A Shares as is equal to the product of one (1) multiplied by a fraction, the numerator of which shall be the total number of Class A Shares into which all of the Class B Shares in issue shall be converted pursuant to this Article and the denominator of which shall be the total number of Class B Shares in issue at the time of conversion.

27.8       Certain references shall mean compulsory redemption

References in this Article to “converted”, “conversion” or “exchange” shall mean the compulsory redemption without notice of Class B Shares of any shareholder and, on behalf of such shareholder, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Class B Shares have been converted or exchanged at a price per Class B Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Shares to be issued as part of the conversion or exchange will be issued at par. The Class A Shares to be issued on an exchange or conversion shall be registered in the name of such shareholder or in such name as the shareholder may direct.

27.9       No Class B Share may convert into Class A Shares at a ratio less than the Conversion Ratio

Notwithstanding anything to the contrary in this Article, in no event may any Class B Share convert into Class A Shares at a ratio that is less than the Conversion Ratio.

Annex B-32

Annex C

NEW HORIZON AIRCRAFT LTD.

OMNIBUS SHARE INCENTIVE PLAN

Annex C Page Nos
Article 1 INTERPRETATION		C-1
1.1	Definitions	C-1
1.2	Interpretation	C-5
Article 2 PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF AWARDS		C-6
2.1	Purpose of the Plan	C-6
2.2	Implementation and Administration of the Plan	C-6
2.3	Participation in this Plan	C-7
2.4	Shares Subject to the Plan	C-7
2.5	Limits with Respect to Insiders, Individual Limits, Annual Grant Limits and Non-Employee Director Limits	C-8
2.6	Granting of Awards	C-8
Article 3 OPTIONS		C-8
3.1	Nature of Options	C-8
3.2	Option Awards	C-8
3.3	Option Price	C-9
3.4	Option Term	C-9
3.5	Exercise of Options	C-9
3.6	Method of Exercise and Payment of Purchase Price	C-9
3.7	Option Agreements	C-10
Article 4 RESTRICTED AND PERFORMANCE SHARE UNITS		C-10
4.1	Nature of Share Units	C-10
4.2	Share Unit Awards	C-11
4.3	Share Unit Agreements	C-11
4.4	Vesting of Share Units	C-11
4.5	Redemption / Settlement of Share Units	C-12
4.6	Determination of Amounts	C-13
4.7	Award of Dividend Equivalents	C-13
Article 5 DEFERRED SHARE UNITS		C-14
5.1	Nature of Deferred Share Units	C-14
5.2	Market Fluctuation	C-14
5.3	DSU Awards	C-14
5.4	DSU Agreements	C-14
5.5	Redemption / Settlement of DSUs	C-14
5.6	Determination of Amounts	C-16
Article 6 SHARE BONUS AWARDS		C-16
6.1	Participants	C-16
6.2	Number of Shares	C-16
6.3	Necessary Approvals	C-16
Article 7 GENERAL CONDITIONS		C-17
7.1	General Conditions Applicable to Awards	C-17
7.2	General Conditions Applicable to Options	C-18
7.3	General Conditions Applicable to Share Units	C-19
Annex C-i

Annex C Page Nos
Article 8 ADJUSTMENTS AND AMENDMENTS		C-19
8.1	Adjustment to Shares Subject to Outstanding Awards	C-19
8.2	Change of Control	C-19
8.3	Amendment or Discontinuance of the Plan	C-20
Article 9 MISCELLANEOUS		C-21
9.1	Use of an Administrative Agent	C-21
9.2	Tax Withholding	C-22
9.3	Clawback	C-22
9.4	Securities Law Compliance	C-22
9.5	Reorganization of the Corporation	C-23
9.6	Quotation of Shares	C-23
9.7	Fractional Shares	C-23
9.8	Governing Laws	C-23
9.9	Severability	C-24
9.10	Code Section 409A	C-24
Article 10 business combination		C-25
10.1	Business Combination Agreement	C-25
10.2	Amalgamation Options

Annex C-ii

NEW HORIZON AIRCRAFT LTD. OMNIBUS SHARE INCENTIVE PLAN

The Corporation hereby establishes an omnibus share incentive plan for certain qualified directors, executive officers, employees or Consultants of the Corporation or any of its Subsidiaries (all as defined herein).

ARTICLE 1
INTERPRETATION

1.1         Definitions

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

“Account” means a notional account maintained for each Participant on the books of the Corporation which will be credited with Share Units or DSUs, as applicable, in accordance with the terms of this Plan;

“Amalgamation” means the means the amalgamation of MergerSub and Robinson pursuant to the Business Combination Agreement and in accordance with the BCA;

“Amalgamation Options” means Options issued upon the effectiveness of the Amalgamation pursuant to the Business Combination Agreement in exchange for Outstanding Options;

“Associate”, where used to indicate a relationship with a Participant, means (i) any domestic partner of that Participant and (ii) the spouse of that Participant and that Participant’s children, as well as that Participant’s relatives and that Participant’s spouse’s relatives, if they share that Participant’s residence;

“Award” means any of an Option (including, for the avoidance of doubt, an Amalgamation Option), Share Unit, DSU or Share Award granted pursuant to, or otherwise governed by, the Plan;

“BCA” means the Business Corporations Act (British Columbia);

“Blackout Period” means the period during which Participants cannot trade securities of the Corporation pursuant to the Corporation’s policy respecting restrictions on trading which is in effect at that time (which, for greater certainty, does not include the period during which a cease trade order is in effect to which the Corporation or in respect of an insider, that insider, is subject);

“Blackout Period Expiry Date” means the date on which a Blackout Period expires;

“Board” has the meaning ascribed thereto in Section 2.2(1) hereof;

“Business Combination Agreement” means the Business Combination Agreement, dated as of August 15, 2023 (as it may be amended or supplemented from time to time), by and among the Corporation, MergerSub and Robinson.

“Business Day” means a day other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in Vancouver, British Columbia for the transaction of banking business;

“Canadian Participant” means a Participant who is a resident of Canada and/or who is granted an Award in respect of, or by virtue of, employment services rendered in Canada, provided that, for greater certainty, a Participant may be both a Canadian Participant and a U.S. Taxpayer;

“Cashless Exercise Right” has the meaning ascribed thereto in Section 3.6(3) hereof;

“Cause” has the meaning ascribed thereto in Section 6.2(1) hereof;

“Change of Control” means, unless the Board determines otherwise, the happening, in a single transaction or in a series of related transactions, of any of the following events:

(a)         any transaction (other than a transaction described in clause (c) below) pursuant to which any Person or group of Persons acting jointly or in concert acquires the direct or indirect beneficial ownership of securities of the Corporation representing 50% or more of the aggregate voting power of all of the Corporation’s then issued and outstanding securities entitled to vote in the

Annex C-1

election of directors of the Corporation, other than any such acquisition that occurs upon the exercise or settlement of options or other securities granted by the Corporation under any of the Corporation’s equity incentive plans;

(b)         there is consummated an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Corporation and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the shareholders of the Corporation immediately prior thereto do not beneficially own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such amalgamation, merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation, merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such transaction;

(c)         the sale, lease, exchange, license or other disposition, in a single transaction or a series of related transactions, of assets, rights or properties of the Corporation or any of its Subsidiaries which have an aggregate book value greater than 50% of the book value of the assets, rights and properties of the Corporation and its Subsidiaries on a consolidated basis to any other person or entity, other than a disposition to a wholly-owned Subsidiary of the Corporation in the course of a reorganization of the assets of the Corporation and its wholly-owned Subsidiaries;

(d)         the passing of a resolution by the Board or shareholders of the Corporation to substantially liquidate the assets of the Corporation or wind up the Corporation’s business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Corporation in circumstances where the business of the Corporation is continued and the shareholdings remain substantially the same following the re-arrangement); or

(e)         individuals who, immediately prior to a particular time, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board immediately following such time; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board;

“Code” means the United States Internal Revenue Code of 1986, as amended;

“Code Section 409A” means Section 409A of the Code and applicable regulations and guidance issued thereunder;

“Consultant” means a natural person, other than an employee, executive officer or director of the Corporation or a Subsidiary, who provides ongoing bona fide services to the Corporation (not in connection with the offer or sale of securities in a capital-raising transaction), and who does not directly or indirectly promote or maintain a market for the Corporation’s securities;

“Consulting Agreement” means any written consulting agreement between the Corporation or a Subsidiary and a Participant who is a Consultant;

“Corporation” means Pono Capital Three, Inc., a company which will be continued and exist as a company under the BCA and change its name to “New Horizon Aircraft Ltd.” upon consummation of the transactions contemplated by the Business Combination Agreement;

“Designated Broker” means a broker who is independent (pursuant to the rules and policies of Nasdaq) of, and deals at arm’s length with, the Corporation and its Subsidiaries and is designated by the Corporation or its Subsidiaries;

Annex C-2

“Dividend Equivalent” means additional Share Units credited to a Participant’s Account as a dividend equivalent pursuant to Section 4.7;

“DSU” has the meaning ascribed thereto in Section 5.1 hereof;

“DSU Agreement” means a written agreement between the Corporation and a Participant evidencing the grant of DSUs and the terms and conditions thereof, a form of which is attached hereto as Exhibit “D”;

“DSU Redemption Date” means, with respect to a particular DSU, the date on which such DSU is redeemed in accordance with the provisions of this Plan;

“Eligibility Date” the effective date on which a Participant becomes eligible to receive long-term disability benefits (provided that, for greater certainty, such effective date shall be confirmed in writing to the Corporation by the insurance company providing such long-term disability benefits);

“Eligible Participant” means: (i) in respect of a grant of Options, Share Units or Share Awards, any director, executive officer, employee or Consultant of the Corporation or any of its Subsidiaries, (ii) in respect of a grant of DSUs, any Non-Employee Director, and (iii) in respect of a grant of Amalgamation Options, any former holder of Outstanding Options who is entitled to receive Amalgamation Options in accordance with the Business Combination Agreement and the Option Exchange Agreements;

“Employment Agreement” means, with respect to any Participant, any written employment agreement between the Corporation or a Subsidiary and such Participant;

“Exercise Notice” means a notice in writing signed by a Participant and stating the Participant’s intention to exercise a particular Option, if applicable;

“Grant Agreement” means an agreement evidencing the grant to a Participant of an Award, including an Option Agreement, a Share Unit Agreement, a DSU Agreement, an Employment Agreement or a Consulting Agreement;

“Insider” means the Corporation’s officers, directors and shareholders with 10% or greater beneficial ownership of the Shares;

“ITA” means the Income Tax Act (Canada), as amended from time to time;

“ITA Regulations” means the regulations promulgated under the ITA, as amended from time to time;

“Market Value of a Share” means, with respect to any particular date as of which the Market Value of a Share is required to be determined, (i) if the Shares are then listed on Nasdaq, the closing price of the Shares on Nasdaq on the last trading day prior to such particular date (as converted to Canadian dollars based on the exchange rate reported by the Bank of Canada on such date); (ii) if the Shares are not then listed on Nasdaq, the closing price of the Shares on any other stock exchange on which the Shares are then listed (and, if more than one, then using the exchange on which a majority of trading in the Shares occurs) on the last trading day prior to the such particular date (if not reported in Canadian dollars, as converted to Canadian dollars based on the exchange rate reported by the Bank of Canada on such date); or (iii) if the Shares are not then listed on any stock exchange, the value as is determined solely by the Board, acting reasonably and in good faith, and such determination shall be conclusive and binding on all Persons;

“MergerSub” means Merger Acquisitions Corp., a British Columbia company and wholly-owned subsidiary of the Corporation, as it existed prior to the Amalgamation;

“Nasdaq” means the Nasdaq Stock Exchange;

“Non-Employee Director” means a member of the Board who is not otherwise an employee or executive officer of the Corporation or a Subsidiary;

“Option” means an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, and includes, for the avoidance of doubt, an Amalgamation Option;

“Option Agreement” means a written agreement between the Corporation and a Participant evidencing the grant of Options and the terms and conditions thereof, a form of which is attached hereto as Exhibit “A”;

Annex C-3

“Option Exchange Agreements” mean, collectively, all of the agreements between Robinson, the Corporation, and each holder of Outstanding Options pursuant to which each such holder will exchange all of their Outstanding Options for Amalgamation Options;

“Option Price” has the meaning ascribed thereto in Section 3.2 hereof;

“Option Term” has the meaning ascribed thereto in Section 3.4 hereof;

“Outstanding Issue” means the number of Shares that are outstanding as at a specified time, on a non- diluted basis;

“Outstanding Options” means options of Robinson immediately prior to the effective time of the Amalgamation which, pursuant to the terms of the Business Combination Agreement, were exchanged for Options;

“Participant” means any Eligible Participant that is granted one or more Awards under the Plan;

“Performance Criteria” means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Option or Share Unit.

“Performance Period” means the period determined by the Board at the time any Option or Share Unit is granted or at any time thereafter during which any Performance Criteria and any other vesting conditions specified by the Board with respect to such Options or Share Unit are to be measured;

“Person” means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

“Plan” means this New Horizon Aircraft Ltd. Omnibus Share Incentive Plan, including the exhibits hereto and any amendments or supplements hereto made after the effective date hereof;

“Redemption Date” has the meaning ascribed thereto in Section 4.5(1) hereof;

“Restriction Period” means, with respect to a particular grant of Share Units, the period between the date of grant of such Share Units and the latest Vesting Date in respect of any portion of such Share Units;

“Robinson” means Robinson Aircraft Ltd. d/b/a Horizon Aircraft, a British Columbia company, as it existed prior to the Amalgamation;

“SEC” has the meaning ascribed thereto in Section 9.4(5) hereof;

“Separation from Service” has the meaning ascribed to it under Code Section 409A;

“Share Award” means a right awarded to a Participant to receive Shares as provided in Article 6 hereof and subject to the terms and conditions of this Plan;

“Share Compensation Arrangement” means any stock option, stock option plan, employee stock purchase plan, long-term incentive plan or other compensation or incentive mechanism involving the issuance or potential issuance of Shares from treasury, including a share purchase from treasury by a full-time employee, director, officer, Insider, or Consultant which is financially assisted by the Corporation or a Subsidiary by way of a loan, guarantee or otherwise;

“Share Unit” means a right awarded to a Participant to receive a payment as provided in Article 4 hereof and subject to the terms and conditions of this Plan;

“Share Unit Agreement” means a written agreement between the Corporation and a Participant evidencing the grant of Share Units and the terms and conditions thereof, a form of which is attached hereto as Exhibit “C”;

“Share Unit Outside Expiry Date” has the meaning ascribed thereto in Section 4.5(5) hereof.

“Shares” means the Class A Common shares in the share capital of the Corporation;

Annex C-4

“Stock Exchange” means Nasdaq or, if the Shares are not listed or posted for trading on Nasdaq at a particular date, any other stock exchange on which the majority of the trading volume and value of the Shares are listed or posted for trading;

“Subsidiary” means a corporation, company or partnership that is controlled, directly or indirectly, by the Corporation including, without limitation, MergerSub and the company which will continue upon the Amalgamation of MergerSub and Robinson;

“Termination Date” means (i) in the event of a Participant’s resignation, the date on which such Participant ceases to be a director, executive officer, employee or Consultant of the Corporation or one of its Subsidiaries, (ii) in the event of the termination of the Participant’s employment, or position as director, executive or officer of the Corporation or a Subsidiary, or Consultant, the effective date of the termination as specified in the notice of termination provided to the Participant by the Corporation or the Subsidiary, as the case may be, and (iii) in the event of a Participant’s death, on the date of death, provided that, in applying the provisions of this Plan to DSUs granted to a Canadian Participant, the “Termination Date” shall be the date on which the Participant is neither a director, employee, executive or officer of the Corporation or of any affiliate of the Corporation (where “affiliate” has the meaning ascribed thereto by the Canada Revenue Agency for the purposes of paragraph 6801(d) of the ITA Regulations);

“Termination of Service” means that a Participant has ceased to be an Eligible Participant;

“U.S.” means the United States of America;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Share Unit Outside Expiry Date” has the meaning ascribed thereto in Section 4.1 hereof;

“U.S. Taxpayer” means a Participant who is a U.S. citizen, a U.S. permanent resident or other person who is subject to taxation on their income or in respect of Awards under the Code, provided that, for greater certainty, a Participant may be both a Canadian Participant and a U.S. Taxpayer; and

“Vesting Date” has the meaning ascribed thereto in Section 4.4 hereof.

1.2         Interpretation

(1)         Whenever the Board is to exercise discretion or authority in the administration of the terms and conditions of this Plan, the term “discretion” or “authority” means the sole and absolute discretion of the Board.

(2)         The provision of a table of contents, the division of this Plan into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect the interpretation of this Plan.

(3)         In this Plan, words importing the singular shall include the plural, and vice versa and words importing any gender include any other gender.

(4)         The words “including”, “includes” and “include” and any derivatives of such words mean “including (or includes or include) without limitation”. As used herein, the expressions “Article”, “Section” and other subdivision followed by a number, mean and refer to the specified Article, Section or other subdivision of this Plan, respectively.

(5)         Unless otherwise specified in the Participant’s Grant Agreement, all references to money amounts are to Canadian currency, and where any amount is required to be converted to or from a currency other than Canadian currency, such conversion shall be based on the exchange rate quoted by the Bank of Canada on the particular date.

(6)         For purposes of this Plan, the legal representatives of a Participant shall only include the legal representative of the Participant’s estate or will.

(7)         If any action may be taken within, or any right or obligation is to expire at the end of, a period of days under this Plan, then the first day of the period is not counted, but the day of its expiry is counted.

Annex C-5

ARTICLE 2
PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF AWARDS

2.1         Purpose of the Plan

The purpose of the Plan is to permit the Corporation to grant Awards to Eligible Participants, subject to certain conditions as hereinafter set forth, for the following purposes:

(a)         to increase the interest in the Corporation’s welfare of those Eligible Participants, who share responsibility for the management, growth and protection of the business of the Corporation or a Subsidiary;

(b)         to provide an incentive to such Eligible Participants to continue their services for the Corporation or a Subsidiary and to encourage such Eligible Participants whose skills, performance and loyalty to the objectives and interests of the Corporation or a Subsidiary are necessary or essential to its success, image, reputation or activities;

(c)         to reward Participants for their performance of services while working for the Corporation or a Subsidiary;

(d)         to provide a means through which the Corporation or a Subsidiary may attract and retain able Persons to enter its employment or service; and

(e)         in connection with the grant of Amalgamation Options, to reward such Participants for the services performed by them in relation to the Subsidiaries prior to the effective time of the Amalgamation.

2.2         Implementation and Administration of the Plan

(1)         The Plan shall be administered and interpreted by the board of directors of the Corporation (the “Board”) or, if the Board by resolution so decides, by a committee or plan administrator appointed by the Board. If such committee or plan administrator is appointed for this purpose, all references to the “Board” herein will be deemed references to such committee or plan administrator. Nothing contained herein shall prevent the Board from adopting other or additional Share Compensation Arrangements or other compensation arrangements, subject to any required approval.

(2)         Subject to Article 7 and any applicable rules of a Stock Exchange, the Board may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations or vary the terms of this Plan and/or any Award hereunder for carrying out the provisions and purposes of the Plan and/or to address tax or other requirements of any applicable jurisdiction.

(3)         Subject to the provisions of this Plan, the Board is authorized, in its sole discretion, to make such determinations under, and such interpretations of, and take such steps and actions in connection with, the proper administration and operations of the Plan as it may deem necessary or advisable. The Board may delegate to officers or managers of the Corporation, or committees thereof, the authority, subject to such terms as the Board shall determine, to perform such functions, in whole or in part. Any such delegation by the Board may be revoked at any time at the Board’s sole discretion. The interpretation, administration, construction and application of the Plan and any provisions hereof made by the Board, or by any officer, manager, committee or any other Person to which the Board delegated authority to perform such functions, shall be final and binding on the Corporation, its Subsidiaries and all Eligible Participants.

(4)         No member of the Board or any Person acting pursuant to authority delegated by the Board hereunder shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Award granted hereunder. Members of the Board or and any person acting at the direction or on behalf of the Board, shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

(5)         The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issuance of any Shares or any other securities in the capital of the Corporation. For greater clarity, the Corporation shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, repurchasing Shares or varying or amending its share capital or corporate structure.

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2.3         Participation in this Plan

(1)         The Corporation makes no representation or warranty as to the future market value of the Shares or with respect to any income tax matters affecting any Participant resulting from the grant of an Award, the exercise of an Option or transactions in the Shares or otherwise in respect of participation under the Plan. Neither the Corporation, nor any of its directors, officers, employees, shareholders or agents shall be liable for anything done or omitted to be done by such Person or any other Person with respect to the price, time, quantity or other conditions and circumstances of the issuance of Shares hereunder, or in any other manner related to the Plan. For greater certainty, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Corporation and its Subsidiaries do not assume and shall not have responsibility for the income or other tax consequences resulting to any Participant and each Participant is advised to consult with his or her own tax advisors.

(2)         Participants (and their legal representatives) shall have no legal or equitable right, claim, or interest in any specific property or asset of the Corporation or any of its Subsidiaries. No asset of the Corporation or any of its Subsidiaries shall be held in any way as collateral security for the fulfillment of the obligations of the Corporation or any of its Subsidiaries under this Plan. Unless otherwise determined by the Board, this Plan shall be unfunded. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Awards under this Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation.

(3)         Unless otherwise determined by the Board, the Corporation shall not offer financial assistance to any Participant in regards to the exercise of any Award granted under this Plan.

2.4         Shares Subject to the Plan

(1)         Subject to adjustment pursuant to Article 8 hereof, the securities that may be acquired by Participants pursuant to Awards under this Plan shall consist of authorized but unissued Shares, provided that in the case of Share Units the Corporation (or applicable Subsidiary) may, at its sole discretion, elect to settle such Share Units in Shares acquired in the open market by a Designated Broker for the benefit of a Participant.

(2)         The maximum number of Shares reserved for issuance, in the aggregate, under this Plan shall be equal to • Shares [insert number equal to 10% of the aggregate number of ordinary shares issued and outstanding immediately after the closing of the Business Combination (after giving effect to redemptions, any Equity Financing and the Amalgamation]. For the purposes of calculating the number of Shares reserved for issuance under this Plan, (i) each Option, including an Amalgamation Option, and each Share Award shall be counted as reserving the relevant number of Shares contemplated by that Option or Share Award under the Plan, and (ii) notwithstanding that the settlement of any Share Unit or DSU in Shares shall be at the sole discretion of the Corporation as provided herein, for purposes of the foregoing each Share Unit and each DSU shall, in each case, be counted as reserving the relevant number of Shares which may be used to settle them under the Plan.

(3)         No Award may be granted if such grant would have the effect of causing the total number of Shares reserved for issuance under this Plan to exceed the maximum number of Shares reserved for issuance under this Plan as set out above.

(4)         If (i) an outstanding Award (or portion thereof) expires or is forfeited, surrendered, cancelled or otherwise terminated for any reason without having been exercised, (ii) an outstanding Award (or portion thereof) is settled in cash, or (iii) Shares acquired pursuant to an Award subject to forfeiture are forfeited, then in each such case the Shares reserved for issuance in respect of such Award (or portion thereof) will again be available for issuance under the Plan.

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2.5         Limits with Respect to Insiders, Individual Limits, Annual Grant Limits and Non-Employee Director Limits

(1)         The maximum number of the Corporation’s securities issuable to Insiders, at any time under the Plan, or when combined with all of the Corporation’s other Share Compensation Arrangements, cannot exceed ten percent (10%) of the Corporation’s total issued and outstanding securities.

(2)         The maximum number of the Corporation’s securities issued to Insiders, within any one-year period, under the Plan, or when combined with all of the Corporation’s other Share Compensation Arrangement, cannot exceed ten percent (10%) of the Corporation’s total issued and outstanding securities.

(3)         Any Award granted pursuant to the Plan, or securities issued under any other Share Compensation Arrangement, prior to a Participant becoming an Insider, shall be excluded from the purposes of the limits set out in Section 2.5(1) and Section 2.5(2).

(4)         The maximum number of Shares that may be made issuable pursuant to Awards made to employees and Non-Employee Directors within any one-year period shall not exceed 5% of the Outstanding Issue (as of the commencement of such one-year period).

(5)         The Board may make Awards to Non-Employee Directors under the Plan provided that the annual grant of Awards under this Plan to any one Non-Employee Director shall not exceed $200,000 in value (based on a Black-Scholes calculation or such other similar and acceptable methodology, applied consistently and appropriately as determined by the Board), of which no more than $150,000 may comprise Options.

2.6         Granting of Awards

Any Award granted under or otherwise governed by the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares upon any stock exchange or under any law or regulation of any jurisdiction, or the consent or approval of any stock exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or settlement of such Award or the exercise of any Option or the issuance or purchase of Shares thereunder, as applicable, such Award may not be granted, settled or exercised, as applicable, in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

ARTICLE 3
OPTIONS

3.1         Nature of Options

An Option is an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, but subject to the provisions hereof. For greater certainty, the Corporation is obligated to issue and deliver the designated number of Shares on the exercise of an Option and shall have no independent discretion to settle an Option in cash or other property other than Shares issued from treasury. For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with an Option.

3.2         Option Awards

Subject to the provisions set forth in this Plan and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Options under the Plan, (ii) fix the number of Options, if any, to be granted to each Eligible Participant and the date or dates on which such Options shall be granted, (iii) in accordance with Section 3.3, determine the price per Share to be payable upon the exercise of each such Option (the “Option Price”) and the relevant vesting provisions (including Performance Criteria, if applicable) and the Option Term, the whole subject to the terms and conditions prescribed in this Plan or in any Option Agreement, and any applicable rules of a Stock Exchange. Notwithstanding the foregoing, the Corporation shall grant the Amalgamation Options to former holders of Outstanding Options pursuant to, and on the terms and conditions set out in, the Business Combination Agreement.

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3.3         Option Price

The Option Price in respect of any Option shall be determined and approved by the Board when such Option is granted, but shall not be less than the Market Value of a Share as of the date of the grant. Notwithstanding the foregoing, the exercise price per Share under any Amalgamation Option shall be the exercise price determined in accordance with the Business Combination Agreement and the relevant Option Exchange Agreement for such Amalgamation Option.

3.4         Option Term

Except in the case of Amalgamation Options, the Board shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, which shall not be more than ten (10) years from the date the Option is granted (“Option Term”). In the case of Amalgamation Options, each Amalgamation Option shall expire on the applicable expiry date for such Amalgamation Option determined in accordance with the Business Combination Agreement and the relevant Option Exchange Agreement. Unless otherwise determined by the Board, all unexercised Options shall be cancelled, without any compensation, at the expiry of such Options. Notwithstanding the expiration provisions hereof, with respect to Options held by Participants who are not U.S. Taxpayers, if the date on which an Option Term expires falls within a Blackout Period or within nine Business Days after a Blackout Period Expiry Date, the expiration date of the Option will be the date that is ten Business Days after the Blackout Period Expiry Date. Notwithstanding anything else herein contained, the ten Business Day period referred to in this section may not be further extended by the Board.

3.5         Exercise of Options

Prior to its expiration or earlier termination in accordance with the Plan, each Option shall be exercisable at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board, at the time of granting the particular Option, may determine in its sole discretion. For greater certainty, any exercise of Options by a Participant shall be made in compliance with the Corporation’s insider trading policy.

3.6         Method of Exercise and Payment of Purchase Price

(1)         Subject to the provisions of the Plan, an Option granted under the Plan shall be exercisable (from time to time as provided in Section 3.5 hereof) by the Participant (or by the legal representative of the Participant) by delivering a fully completed Exercise Notice, a form of which is attached hereto as Exhibit “B”, to the Corporation at its registered office to the attention of the Chief Financial Officer of the Corporation (or the individual that the Chief Financial Officer of the Corporation may from time to time designate) or by giving notice in such other manner as the Corporation may from time to time designate, which notice shall specify the number of Shares in respect of which the Option is being exercised and shall be accompanied by payment, in full, of (i) the Option Price multiplied by the number of Shares specified in such notice, and (ii) such amount in respect of withholding taxes as the Corporation may require under Section 9.2. Such payment shall be in the form of cash, certified cheque, bank draft or any other form of payment deemed acceptable by the Board.

(2)         Upon exercise of an Option, the Corporation shall, as soon as practicable after such exercise and receipt of all payments required to be made by the Participant to the Corporation in connection with such exercise, but no later than ten (10) Business Days following such exercise and payment, forthwith cause the transfer agent and registrar of the Shares either to:

(a)         deliver to the Participant (or to the legal representative of the Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the legal representative of the Participant) shall have then paid for and as are specified in such Exercise Notice; or

(b)         in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares as the Participant (or the legal representative of the Participant) shall have then paid for and as are specified in such Exercise Notice, which Shares shall be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares.

Annex C-9

(3)         The Board may, at any time and on such terms as it may in its discretion determine, grant to a Participant who is entitled to exercise an Option the alternative right (the “Cashless Exercise Right”) to deal with such Option on a “cashless exercise” basis. Without limitation, the Board may determine in its discretion that such Cashless Exercise Right, if any, granted to a Participant in respect of any Options entitles the Participant the right to surrender such Options, in whole or in part, to the Corporation upon giving notice in writing to the Corporation of the Participant’s intention to exercise such Cashless Exercise Right and the number of Options in respect of which such Cashless Exercise Right is being exercised, and, upon such surrender, to receive, as consideration for the surrender of such Options as are specified in the notice, that number of Shares, disregarding fractions, equal to the quotient obtained by:

(a)         subtracting the applicable Option Price from the Market Value of a Share (determined as of the date such notice of cashless exercise is received by the Corporation), and multiplying the remainder by the number of Options specified in such notice;

(b)         subtracting from the amount obtained under Section 3.6(3)(a) the amount of any applicable withholding taxes as determined by the Corporation in its sole discretion; and

(c)         dividing the net amount obtained under subsection 3.6(3)(b) by the Market Value of a Share determined as of the date such notice of cashless exercise is received by the Corporation.

3.7         Option Agreements

Options shall be evidenced by an Option Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine with reference to the form attached as Exhibit “A”. The Option Agreement shall contain such terms that may be considered necessary in order that the Option will comply with any provisions respecting options in the income tax (including, in respect of Canadian Participants, such terms and conditions so as to ensure that the Option shall be continuously governed by section 7 of the ITA) or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or provide services in or the rules of any regulatory body having jurisdiction over the Corporation.

ARTICLE 4
RESTRICTED AND PERFORMANCE SHARE UNITS

4.1         Nature of Share Units

A Share Unit is an Award in the nature of a bonus for services rendered in the year of grant, that, upon settlement, entitles the recipient Participant to receive a cash payment equal to the Market Value of a Share (or, at the sole discretion of the Corporation, a Share), and subject to such restrictions and conditions on vesting as the Board may determine at the time of grant, unless such Share Unit expires prior to being settled. Restrictions and conditions on vesting conditions may, without limitation, be based on the passage of time during continued employment or other service relationship (sometimes referred to as a “Restricted Share Unit”) the achievement of specified Performance Criteria (sometimes referred to as a “Performance Share Unit”), or both. Unless otherwise provided in the applicable Share Unit Agreement, it is intended Share Units awarded to U.S. Taxpayers will be exempt from Code Section 409A under U.S. Treasury Regulation section 1.409A-1(b)(4), and accordingly such Share Units will be settled/redeemed by March 15th of the year following the year in which such Share Units are not, or are no longer, subject to a substantial risk of forfeiture (as such term is interpreted under Code Section 409A). For greater certainty, upon the satisfaction or waiver or deemed satisfaction of all Performance Criteria and other vesting conditions, the Share Units of U.S. Taxpayers will no longer be subject to a substantial risk of forfeiture, and will be settled/redeemed by March 15th of the following year (the “U.S. Share Unit Outside Expiry Date”). It is intended that, in respect of Share Units granted to Canadian Participants as a bonus for services rendered in the year of grant, neither the Plan nor any Share Units granted hereunder will constitute a “salary deferral arrangement” as defined in subsection 248(1) of the ITA, by reason of the exemption in paragraph (k) thereof. For greater certainty, notwithstanding anything to the contrary in this Plan, all vesting and issuances or payments, as applicable, in respect of a Share Unit granted to a Canadian Participant shall be completed no later than by the Share Unit Outside Expiry Date. All Share Units granted hereunder shall be in addition to, and not in substitution for or in lieu of, ordinary salary and wages received or receivable by any Canadian Participant in respect of his or her services to the Corporation or a Subsidiary, as applicable.

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4.2         Share Unit Awards

(1)         The Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Share Units under the Plan, (ii) fix the number of Share Units, if any, to be granted to each Eligible Participant and the date or dates on which such Share Units shall be granted, (iii) determine the relevant conditions, vesting provisions (including the applicable Performance Period and Performance Criteria, if any) and Restriction Period of such Share Units, and (iv) any other terms and conditions applicable to the granted Share Units, which need not be identical and which, without limitation, may include non-competition provisions, subject to the terms and conditions prescribed in this Plan and in any Share Unit Agreement.

(2)         Subject to the vesting and other conditions and provisions in this Plan and in the applicable Share Unit Agreement, each Share Unit awarded to a Participant shall entitle the Participant to receive, on settlement, a cash payment equal to the Market Value of a Share, or at the discretion of the Corporation (or applicable Subsidiary), one Share or any combination of cash and Shares as the Corporation (or applicable Subsidiary) in its sole discretion may determine, in each case less any applicable withholding taxes. For greater certainty, no Participant shall have any right to demand to be paid in, or receive, Shares in respect of any Share Unit, and, notwithstanding any discretion exercised by the Corporation (or applicable Subsidiary) to settle any Share Unit, or portion thereof, in the form of Shares, the Corporation (and each Subsidiary) reserves the right to change such form of payment at any time until payment is actually made.

4.3         Share Unit Agreements

(1)         The grant of a Share Unit by the Board shall be evidenced by a Share Unit Agreement in such form not inconsistent with the Plan as the Board may from time to time determine with reference to the form attached as Exhibit “C”. Such Share Unit Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions (including without limitation any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) which are not inconsistent with this Plan and which the Board deems appropriate for inclusion in a Share Unit Agreement. The provisions of the various Share Unit Agreements issued under this Plan need not be identical.

(2)         The Share Unit Agreement shall contain such terms that the Corporation considers necessary in order that the Share Unit will comply with Code Section 409A and any provisions respecting restricted share units in the income tax laws (including, in respect of Canadian Participants, such terms and conditions so as to ensure that the Share Units shall not constitute a “salary deferral arrangement” as defined in subsection 248(1) of the ITA, by reason of the exemption in paragraph (k) thereof) or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or provide services in or the rules of any regulatory body having jurisdiction over the Corporation.

4.4         Vesting of Share Units

The Board shall have sole discretion to (i) determine if any vesting conditions with respect to a Share Unit, including any Performance Criteria or other vesting conditions contained in the applicable Share Unit Agreement, have been met, (ii) waive the vesting conditions applicable to Share Units (or deem them to be satisfied), and (iii) extend the Restriction Period with respect to any grant of Share Units, provided that (A) any such extension shall not result in the Restriction Period for such Shares Units extending beyond the Share Unit Outside Expiry Date, and (B) with respect to any grant of Share Units to a U.S. Taxpayer, such extension constitutes a substantial risk of forfeiture and such Share Units will continue to be exempt from (or otherwise comply with) Code Section 409A. The Corporation shall communicate to a Participant, as soon as reasonably practicable, the date on which all such applicable vesting conditions in respect of a grant of Share Units to the Participant have been satisfied, waived, or deemed satisfied and such Share Units have vested (the “Vesting Date”). Notwithstanding the foregoing, if the date on which any Share Units would otherwise vest falls within a Blackout Period or within nine Business Days after a Blackout Period Expiry Date, the Vesting Date of such Share Units will be deemed to be the date that is the earlier of (i) ten Business Days after the Blackout Period Expiry Date (which ten Business Day period may not be further extended by the Board) and (ii) the Share Unit Outside Expiry Date in respect of such Share Units, provided that in no event will the redemption and settlement of any Share Units of a Participant who is a U.S. Taxpayer be delayed beyond March 15th of the calendar year immediately following the year in which such Share Units are not, or are no longer, subject to a substantial risk of forfeiture (as such term is interpreted under Code Section 409A).

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4.5         Redemption/Settlement of Share Units

(1)         Subject to the provisions of this Section 4.5 and Section 4.6, a Participant’s vested Share Units shall be redeemed in consideration for a cash payment on the date (the “Redemption Date”) that is the earliest of (i) the 15th day following the applicable Vesting Date for such vested Share Units (or, if such day is not a Business Day, on the immediately following Business Day), (ii) the Share Unit Outside Expiry Date, and (iii) in the case of a Participant who is a U.S. Taxpayer, the U.S. Share Unit Outside Expiry Date.

(2)         Subject to the provisions of this Section 4.5 and Section 4.6, during the period between the Vesting Date and the Redemption Date in respect of a Participant’s vested Share Units, the Corporation (or any Subsidiary that is party to an Employment Agreement or Consulting Agreement with the Participant whose vested Share Units are to be redeemed) shall, at its sole discretion, be entitled to elect to settle all or any portion of the cash payment obligation otherwise arising in respect of the Participant’s vested Share Units either (i) by the issuance of Shares to the Participant (or the legal representative of the Participant, if applicable) on the Redemption Date, or (ii) by paying all or a portion of such cash payment obligation to the Designated Broker, who shall use the funds received to purchase Shares in the open market, which Shares shall be registered in the name of the Designated Broker in a separate account the Participant’s benefit.

(3)         Settlement of a Participant’s vested Share Units shall take place on the Redemption Date as follows:

(a)         where the Corporation (or applicable Subsidiary) has elected to settle all or a portion of the Participant’s vested Share Units in Shares issued from treasury:

(i)          in the case of Shares issued in certificated form, by delivery to the Participant (or to the legal representative of the Participant, if applicable) of a certificate in the name of the Participant (or the legal representative of the Participant, if applicable) representing the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding in accordance with Section 9.2; or

(ii)         in the case of Shares issued in uncertificated form, by the issuance to the Participant (or to the legal representative of the Participant, if applicable) of the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding tax under Section 9.2, which Shares shall be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares;

(b)         where the Corporation or a Subsidiary has elected to settle all or a portion of the Participant’s vested Share Units in Shares purchased in the open market, by delivery to the Designated Broker of readily available funds in an amount equal to the Market Value of a Share as of the Redemption Date multiplied by the number of vested Share Units to be settled in Shares purchased in the open market, less the amount of any applicable withholding tax under Section 9.2, along with directions instructing the Designated Broker to use such funds to purchase Shares in the open market for the benefit of the Participant and to be evidenced by a confirmation from the Designated Broker of such purchase;

(c)         any cash payment to which the Participant is entitled (excluding, for the avoidance of doubt, any amount payable in respect of the Participant’s Share Units that the Corporation or a Subsidiary has elected to settle in Shares) shall, subject to satisfaction of any applicable withholding tax under Section 9.2, be paid to the Participant (or to the legal representative of the Participant, if applicable) by the Corporation or Subsidiary of which the Participant is a director, employee, executive officer or Consultant, in cash, by cheque or by such other payment method as the Corporation and Participant may agree; and

(d)         where the Corporation or a Subsidiary has elected to settle a portion, but not all, of the Participant’s vested Share Units in Shares, the Participant shall be deemed to have instructed the Corporation or Subsidiary, as applicable, to withhold from the cash portion of the payment to which the Participant is otherwise entitled such amount as may be required in accordance with

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Section 9.2 and to remit such withheld amount to the applicable taxation authorities on account of any withholding tax obligations, and the Corporation or Subsidiary, as applicable, shall deliver any remaining cash payable, after making any such remittance, to the Participant (or to the legal representative of the Participant, if applicable) as soon as reasonable practicable. In the event that the cash portion payable to settle a Participant’s Share Units in the foregoing circumstances is not sufficient to satisfy the withholding obligations of the Corporation or a Subsidiary pursuant to Section 9.2, the Corporation or Subsidiary, as applicable, shall be entitled to satisfy any remaining withholding obligation by any other mechanism as may be required or determined by the Corporation or Subsidiary as appropriate.

(4)         Notwithstanding any other provision in this Article 4, all payments, whether in cash or in Shares, shall be completed in respect of the settlement of any Share Unit by no later than December 15 of the third (3rd) calendar year commencing after the year in which such Share Unit was granted (the “Share Unit Outside Expiry Date”).

4.6         Determination of Amounts

(1)         The cash payment obligation arising in respect of the redemption and settlement of a vested Share Unit pursuant to Section 4.5 shall be equal to the Market Value of a Share as of the applicable Redemption Date. For the avoidance of doubt, the aggregate cash amount to be paid to a Participant (or the legal representative of the Participant, if applicable) in respect of a particular redemption of the Participant’s vested Share Units shall, subject to any adjustments in accordance with Section 8.1 and any withholding required pursuant to Section 9.2, be equal to the Market Value of a Share as of the Redemption Date for such vested Share Units multiplied by the number of vested Share Units in the Participant’s Account at the commencement of the Redemption Date (after deducting any such vested Share Units in the Participant’s Account in respect of which the Corporation (or applicable Subsidiary) makes an election under Section 4.5(2) to settle such vested Share Units in Shares).

(2)         If the Corporation (or applicable Subsidiary) elects in accordance with Section 4.5(2) to settle all or a portion of the cash payment obligation arising in respect of the redemption of a Participant’s vested Share Units by the issuance of Shares, the Corporation shall, subject to any adjustments in accordance with Section 8.1 and any withholding required pursuant to Section 9.2, issue to the Participant (or the legal representative of the Participant, if applicable), for each vested Share Unit which the Corporation (or applicable Subsidiary) elects to settle in Shares, one Share. Where, as a result of any adjustment in accordance with Section 8.1 and/or any withholding required pursuant to Section 9.2, the aggregate number of Shares to be received by a Participant upon an election by the Corporation (or applicable Subsidiary) to settle all or a portion of the Participant’s vested Share Units in Shares includes a fractional Share, the aggregate number of Shares to be received by the Participant shall be rounded down to the nearest whole number of Shares.

4.7         Award of Dividend Equivalents

Dividend Equivalents may, as determined by the Board in its sole discretion, be awarded in respect of unvested Share Units in a Participant’s Account on the same basis as cash dividends declared and paid on Shares as if the Participant was a shareholder of record of Shares on the relevant record date. Dividend Equivalents, if any, will be credited to the Participant’s Account in additional Share Units, the number of which shall be equal to a fraction where the numerator is the product of (i) the number of Share Units in such Participant’s Account on the date that dividends are paid multiplied by (ii) the dividend paid per Share and the denominator of which is the Market Value of one Share calculated as of the date that dividends are paid. Any additional Share Units credited to a Participant’s Account as a Dividend Equivalent shall be subject to the same terms and conditions (including vesting and Restriction Periods and Share Unit Outside Expiry Date) as the Share Units in respect of which such additional Share Units are credited and shall be deemed to have been awarded on the same date and subject to the same expiry date as the Share Units in respect of which such additional Share Units are credited.

In the event that the Participant’s applicable Share Units do not vest, all Dividend Equivalents, if any, associated with such Share Units will be forfeited by the Participant.

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ARTICLE 5
DEFERRED SHARE UNITS

5.1         Nature of Deferred Share Units

A deferred share unit (“DSU”) is an Award in the nature of a deferral of payment for services rendered, or for future services to be rendered, and that, upon settlement, entitles the recipient Participant to receive cash or acquire Shares, as determined by the Corporation in its sole discretion, unless such DSU expires prior to being settled.

5.2         Market Fluctuation

For greater certainty, no amount will be paid or benefit provided to, or in respect of, a Participant, or to any person who does not deal at arm’s length with a Participant for the purposes of the ITA, under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant for the purpose of reducing the impact, in whole or in part, of any reduction in the fair market value of the shares of the Corporation or any corporation related thereto.

5.3         DSU Awards

(1)         Subject to the provisions of this Plan and the requirements of paragraph 6801(d) of the ITA Regulations and Code Section 409A, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Non-Employee Directors who may receive DSUs under the Plan, (ii) fix the number of DSUs, if any, to be granted to any Non-Employee Director and the date or dates on which such DSUs shall be granted, and (iii) determine any other terms and conditions applicable to the granted DSUs.

(2)         Subject to the vesting and other conditions and provisions in this Plan and in any DSU Agreement, each DSU awarded to a Participant shall entitle the Participant to receive on settlement a cash payment equal to the Market Value of a Share, or at the discretion of the Corporation, one Share or any combination of cash and Shares as the Corporation in its sole discretion may determine. For greater certainty, no Participant shall have any right to demand to be paid in, or receive, Shares in respect of any DSU, and, notwithstanding any discretion exercised by the Corporation to settle any DSU, or portion thereof, in the form of Shares, the Corporation reserves the right to change such form of payment at any time until payment is actually made.

5.4         DSU Agreements

(1)         The grant of a DSU by the Board shall be evidenced by a DSU Agreement in such form not inconsistent with the Plan as the Board may from time to time determine with reference to the form attached as Exhibit “D”. Such DSU Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions (including without limitation any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) which are not inconsistent with this Plan and which the Board deems appropriate for inclusion in a DSU Agreement. The provisions of the various DSU Agreements issued under this Plan need not be identical.

(2)         Each DSU Agreement shall contain such terms that the Corporation considers necessary in order that the DSUs granted thereunder will comply with Code Section 409A and any provisions respecting restricted share units in the income tax (including, in respect of Canadian Participants, such terms and conditions so as to ensure that the DSUs shall not constitute a “salary deferral arrangement” as defined in subsection 248(1) of the ITA by reason of the exemption in paragraph 6801(d) of the ITA Regulations) or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or provide services in or the rules of any regulatory body having jurisdiction over the Corporation.

5.5         Redemption/Settlement of DSUs

(1)         Except as otherwise provided in this Section 5.5 or Section 9.10 of this Plan, (i) DSUs of a Participant who is a U.S. Taxpayer shall be redeemed and settled by the Corporation as soon as reasonably practicable following the Participant’s Separation from Service, and (ii) DSUs of a Participant who is a Canadian Participant (or who is neither a U.S Taxpayer nor a Canadian Participant) shall be redeemed and settled by the Corporation as soon as reasonably practicable following the Participant’s Termination Date,

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but in any event not later than, and any payment (whether in cash or in Shares) in respect of the settlement of such DSUs shall be made no later than, December 15 of the first (1st) calendar year commencing immediately after the Participant’s Termination Date. Notwithstanding the foregoing, if a payment in settlement of DSUs of a Participant who is both a U.S. Taxpayer and a Canadian Participant:

(a)         is required as a result of his or her Separation from Service in accordance with clause (i) above, but such payment would result in such DSUs failing to satisfy the requirements of paragraph 6801(d) of the ITA Regulations, then such Participant will automatically forfeit all right to such payment without compensation therefor, and no such payment will be made to such Participant; or

(b)         is required pursuant to clause (ii) above, but such payment would result in such DSUs failing to satisfy the requirements of Code Section 409A because the Participant has not experienced a Separation from Service, and if the Board determines that it is not practical to make such payment in some other manner or at some other time that satisfies the requirements of both Code Section 409A and paragraph 6801(d) of the ITA Regulations, then the Participant shall forfeit such DSUs without compensation therefor.

(2)         The Corporation will have, at its sole discretion, the ability to elect to settle all or any portion of the cash payment obligation arising in respect of the redemption and settlement of a Participant’s DSUs by the issuance of Shares.

(3)         For greater certainty, the Corporation shall not pay any cash or issue any Shares to a Participant in satisfaction of the redemption of a Participant’s DSUs prior to the Corporation being satisfied, in its sole discretion, that all applicable withholding taxes under Section 9.2 will be timely withheld, deducted, or received and remitted to the appropriate taxation authorities in respect of any particular Participant and any particular DSUs.

(4)         The redemption and settlement of a Participant’s DSUs shall occur on the applicable DSU Redemption Date as follows:

(a)         where the Corporation has elected to settle all or a portion of the Participant’s DSUs in Shares,

(i)          in the case of Shares issued in certificated form, delivery to the Participant (or to the legal representative of the Participant, if applicable) of a certificate in the name of the Participant (or the legal representative of the Participant, if applicable) representing the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding in accordance with Section 9.2; or

(ii)         in the case of Shares issued in uncertificated form, issuance to the Participant (or to the legal representative of the Participant, if applicable) of the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding tax under Section 9.2, which Shares shall be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares;

(b)         any cash payment to which the Participant is entitled (excluding, for the avoidance of doubt, any amount payable in respect of the Participant’s DSUs that the Corporation has elected to pay in Shares) shall, subject to satisfaction of any applicable withholding tax under Section 9.2, be paid to the Participant (or to the legal representative of the Participant, if applicable) by the Corporation in cash, by cheque or by such other payment method as the Corporation and Participant may agree; and

(c)         where the Corporation has elected to settle a portion, but not all, of the Participant’s DSUs in Shares, the Participant shall be deemed to have instructed the Corporation to withhold from the cash portion of the payment to which the Participant is otherwise entitled such amount as may be required in accordance with Section 9.2 and to remit such withheld amount to the

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applicable taxation authorities on account of any withholding obligations of the Corporation, and the Corporation shall deliver any remaining cash payable, after making any such remittance, to the Participant (or to the legal representative of the Participant, if applicable) as soon as reasonable practicable. In the event that the cash portion elected by the Corporation to settle the Participant’s Share Units is not sufficient to satisfy the withholding obligations of the Corporation pursuant to Section 9.2, any remaining amounts shall be satisfied by the Corporation by any other mechanism as may be required or determined by the Corporation as appropriate.

5.6         Determination of Amounts

(1)         The cash payment obligation by the Corporation in respect of the redemption and settlement of a DSU pursuant to Section 5.5 shall be equal to the Market Value of a Share as of the applicable DSU Redemption Date. For the avoidance of doubt, the aggregate cash amount to be paid to a Participant (or the legal representative of the Participant, if applicable) in respect of a particular redemption of the Participant’s DSUs shall, subject to any adjustment in accordance with Section 8.1 and any withholding required pursuant to Section 9.2, be equal to the Market Value of a Share as of the DSU Redemption Date for such DSUs multiplied by the number of DSUs being redeemed (after deducting any such DSUs in respect of which the Corporation makes an election under Section 5.5(2) to settle such DSUs in Shares).

(2)         If the Corporation elects in accordance with Section 5.5(2) to settle all or a portion of the cash payment obligation arising in respect of the redemption of a Participant’s DSUs by the issuance of Shares, the Corporation shall, subject to any adjustments in accordance with Section 7.1 and any withholding required pursuant to Section 8.2, issue to the Participant, for each DSU which the Corporation elects to settle in Shares, one Share. Where, as a result of any adjustment in accordance with Section 7.1 and/or any withholding required pursuant to Section 8.2, the aggregate number of Shares to be received by a Participant upon an election by the Corporation to settle all or a portion of the Participant’s DSUs includes a fractional Share, the aggregate number of Shares to be received by the Participant shall be rounded down to the nearest whole number of Shares.

ARTICLE 6
SHARE BONUS AWARDS

6.1         Participants

The Board, on the recommendation of the Committee, shall have the right, subject to Section 6.2, to issue or reserve for issuance, in consideration for services performed for the Corporation or any Subsidiary, to any Eligible Participant any number of Shares as a discretionary bonus of Shares subject to such provisos and restrictions as the Board may determine.

6.2         Number of Shares

Shares reserved for issuance and issued as Share Awards shall be subject to the limitations set out in Section 2.4. In addition to the limitations set out in Section 2.4, the aggregate maximum number of shares that may be issued pursuant to Section 6.1 will be limited to 1,000,000 Shares. The Board, on the recommendation of the Committee, in its absolute discretion, shall have the right to reallocate any of the Shares reserved for issuance as Share Awards for future issuance pursuant to a grant of other types of Awards permitted under this Plan and, in the event that any Shares specifically reserved under this Article 6 are reallocated to other types of Awards, the aggregate maximum number of Shares reserved for grants as Share Awards will be reduced to that extent. In no event will the number of Shares allocated for issuance under this Article 6 exceed 1,000,000 Shares.

6.3         Necessary Approvals

The obligation of the Company to issue and deliver any Shares pursuant to a Share Award will be subject to all necessary approvals of any exchange or securities regulatory authority having jurisdiction over the Shares and Share Awards will be subject to satisfactory arrangements for the deduction and remittance of any required withholding tax.

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ARTICLE 7
GENERAL CONDITIONS

7.1         General Conditions Applicable to Awards

Each Award shall be subject to the following conditions:

(1)         Vesting Period. Each Award granted hereunder shall vest in accordance with the terms of this Plan and the Grant Agreement entered into in respect of such Award. Except in the case of DSUs, the Board has the right, in its sole discretion, to waive any vesting conditions or accelerate the vesting of any Award, or to deem any Performance Criteria or other vesting conditions to be satisfied, notwithstanding the vesting schedule set forth for such Award.

(2)         Employment. Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee by the Corporation or a Subsidiary to the Participant of employment or another service relationship with the Corporation or a Subsidiary. The granting of an Award to a Participant shall not impose upon the Corporation or a Subsidiary any obligation to retain the Participant in its employ or service in any capacity. Nothing contained in this Plan or in any Award granted under this Plan shall interfere in any way with the rights of the Corporation or any of its Subsidiaries in connection with the employment, retention or termination of any such Participant. The loss of existing or potential profit in Shares underlying Awards granted under this Plan shall not constitute an element of damages in the event of termination of a Participant’s employment or service in any office or otherwise.

(3)         Grant of Awards. Eligibility to participate in this Plan does not confer upon any Eligible Participant any right to be granted Awards pursuant to this Plan. Granting Awards to any Eligible Participant does not confer upon any Eligible Participant the right to receive nor preclude such Eligible Participant from receiving any additional Awards at any time. The extent to which any Eligible Participant is entitled to be granted Awards pursuant to this Plan will be determined in the sole discretion of the Board. Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant’s relationship or employment with the Corporation or any Subsidiary.

(4)         Rights as a Shareholder. Neither the Participant nor such Participant’s personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares covered by such Participant’s Awards by reason of the grant of such Award until such Award has been duly exercised, as applicable, and settled and Shares have been issued in respect thereof. Without in any way limiting the generality of the foregoing and except as provided under this Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares have been issued.

(5)         Conformity to Plan. In the event that an Award is granted or a Grant Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan.

(6)         Non-Transferrable Awards. Except as specifically provided in a Grant Agreement approved by the Board, each Award granted under the Plan is personal to the Participant and shall not be assignable or transferable by the Participant, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of the deceased Participant. No Award granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of on pain of nullity.

(7)         Participant’s Entitlement. Except as otherwise provided in this Plan (including, without limiting the generality of the foregoing, pursuant to Section 6.2), or unless the Board permits otherwise, upon any Subsidiary of the Corporation ceasing to be a Subsidiary of the Corporation, Awards previously granted under this Plan that, at the time of such change, are held by a Person who is a director, executive officer, employee or Consultant of such Subsidiary of the Corporation and not of the Corporation itself, whether or not then exercisable, shall automatically terminate on the date of such change.

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7.2         General Conditions Applicable to Options

Subject to Subsection (7), each Option shall be subject to the following conditions:

(1)         Termination for Cause. Upon a Participant ceasing to be an Eligible Participant for Cause, any vested or unvested Option granted to such Participant shall terminate automatically and become void immediately. For the purposes of the Plan, the determination by the Corporation that the Participant was discharged for Cause shall be binding on the Participant. “Cause” shall include, among other things, gross misconduct, theft, fraud, breach of confidentiality or breach of the Corporation’s codes of conduct and any other reason determined by the Corporation to be cause for termination.

(2)         Termination not for Cause. Upon a Participant ceasing to be an Eligible Participant as a result of his or her employment or service relationship with the Corporation or a Subsidiary being terminated without Cause (including, for the avoidance of doubt, as a result of any Subsidiary of the Corporation ceasing to be a Subsidiary of the Corporation, as contemplated by Section 7.1(7)), (i) each unvested Option granted to such Participant shall expire and become void immediately upon such termination, and (ii) each vested Option held by such Participant shall cease to be exercisable on the earlier of (A) ninety (90) days after the Participant’s Termination Date (or such later date as the Board may, in its sole discretion, determine) and (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will expire.

(3)         Resignation. Upon a Participant ceasing to be an Eligible Participant as a result of his or her resignation from the Corporation or a Subsidiary, (i) each unvested Option granted to such Participant shall terminate and become void immediately upon such resignation and (ii) each vested Option held by such Participant shall cease to be exercisable on the earlier of (A) ninety (90) days after the Participant’s Termination Date and (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will expire.

(4)         Permanent Disability/Retirement. Upon a Participant ceasing to be an Eligible Participant by reason of retirement or permanent disability, (i) each unvested Option granted to such Participant shall terminate and become void immediately, and (ii) each vested Option held by such Participant shall cease to be exercisable on the earlier of (A) ninety (90) days from the date of retirement or the date on which the Participant ceases his or her employment or service relationship with the Corporation or any Subsidiary by reason of permanent disability, and (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will expire.

(5)         Death. Upon a Participant ceasing to be an Eligible Participant by reason of death, (i) each unvested Option granted to such Participant shall terminate and become void immediately, and (ii) each vested Option held by such Participant at the time of death may be exercised by the legal representative of the Participant, provided that any such vested Option shall cease to be exercisable on the earlier of (A) the date that is six (6) months after the Participant’s death or prior to the expiration of the original term of the Options whichever occurs earlier.

(6)         Leave of Absence. Upon a Participant electing a voluntary leave of absence of more than twelve (12) months, including maternity and paternity leaves, the Board may determine, at its sole discretion but subject to applicable laws, that such Participant’s participation in the Plan shall be terminated, provided that all vested Options shall remain outstanding and in effect until the applicable exercise date, or an earlier date determined by the Board at its sole discretion.

(7)         Amalgamation Options. The above provisions of this Section 7.2, other than subsection (5) and this subsection (7), shall not apply to any Amalgamation Option, and each Amalgamation Option shall, subject to subsection (5), only expire on the expiry date of such Amalgamation Option determined in accordance with the Business Combination Agreement and the relevant Option Exchange Agreement.

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7.3         General Conditions Applicable to Share Units

Each Share Unit shall be subject to the following conditions:

(1)         Termination for Cause and Resignation. Upon a Participant ceasing to be an Eligible Participant for Cause or as a result of his or her resignation from the Corporation or a Subsidiary, the Participant’s participation in the Plan shall be terminated immediately, all Share Units credited to such Participant’s Account that have not vested shall be forfeited and cancelled, and the Participant’s rights that relate to such Participant’s unvested Share Units shall be forfeited and cancelled on the Termination Date.

(2)         Death, Leave of Absence or Termination of Service. Except as otherwise determined by the Board from time to time, at its sole discretion, upon a Participant electing a voluntary leave of absence of more than twelve (12) months, including maternity and paternity leaves, or upon a Participant ceasing to be Eligible Participant as a result of (i) death, (ii) retirement, (iii) Termination of Service for reasons other than for Cause, (iv) his or her employment or service relationship with the Corporation or a Subsidiary being terminated by reason of injury or disability or (v) becoming eligible to receive long-term disability benefits, all unvested Share Units in the Participant’s Account as of such date relating to a Restriction Period in progress shall be forfeited and cancelled. Notwithstanding the foregoing, if the Board, in its sole discretion, instead accelerates the vesting or waives vesting conditions with respect to all or some portion of outstanding unvested Share Units, the date of such action is the Vesting Date.

(3)         General. For greater certainty, where (i) a Participant’s employment or service relationship with the Corporation or a Subsidiary is terminated pursuant to Section 7.3(1) or Section 7.3(2) hereof or (ii) a Participant elects for a voluntary leave of absence pursuant to Section 7.3(2) hereof following the satisfaction of all vesting conditions in respect of particular Share Units but before receipt of the corresponding distribution or payment in respect of such Share Units, the Participant shall remain entitled to such distribution or payment.

ARTICLE 8
ADJUSTMENTS AND AMENDMENTS

8.1         Adjustment to Shares Subject to Outstanding Awards

At any time after the grant of an Award to a Participant and prior to the expiration of the term of such Award or the forfeiture or cancellation of such Award, in the event of (i) any subdivision of the Shares into a greater number of Shares, (ii) any consolidation of Shares into a lesser number of Shares, (iii) any reclassification, reorganization or other change affecting the Shares, (iv) any merger, amalgamation or consolidation of the Corporation with or into another corporation, or (v) any distribution to all holders of Shares or other securities in the capital of the Corporation, of cash, evidences of indebtedness or other assets of the Corporation (excluding an ordinary course dividend in cash or shares, but including for greater certainty shares or equity interests in a subsidiary or business unit of the Corporation or one of its subsidiaries or cash proceeds of the disposition of such a subsidiary or business unit) or any transaction or change having a similar effect, then the Board shall in its sole discretion, subject to the required approval of any Stock Exchange, determine the appropriate adjustments or substitutions to be made in such circumstances in order to maintain the economic rights of the Participant in respect of such Award in connection with such occurrence or change, including, without limitation:

(a)         adjustments to the exercise price of such Award without any change in the total price applicable to the unexercised portion of the Award;

(b)         adjustments to the number of Shares to which the Participant is entitled upon exercise of such Award; or

(c)         adjustments to the number of kind of Shares reserved for issuance pursuant to the Plan.

8.2         Change of Control

(1)         In the event of a potential Change of Control, the Board shall have the power, in its sole discretion, to accelerate the vesting of Options to assist the Participants to tender into a takeover bid or participating in any other transaction leading to a Change of Control. For greater certainty, in the event of a take-over bid or any other transaction leading to a Change of Control, the Board shall have the power, in its sole discretion,

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to (i) provide that any or all Options shall thereupon terminate, provided that any such outstanding Options that have vested shall remain exercisable until the consummation of such Change of Control, and (ii) permit Participants to conditionally exercise their vested Options immediately prior to the consummation of the take-over bid and the Shares issuable under such Options to be tendered to such bid, such conditional exercise to be conditional upon the take-up by such offeror of the Shares or other securities tendered to such take-over bid in accordance with the terms of such take-over bid (or the effectiveness of such other transaction leading to a Change of Control). If, however, the potential Change of Control referred to in this Section 8.2 is not completed within the time specified therein (as the same may be extended), then notwithstanding this Section 8.2 or the definition of “Change of Control”: (i) any conditional exercise of vested Options shall be deemed to be null, void and of no effect, and such conditionally exercised Options shall for all purposes be deemed not to have been exercised, (ii) Shares which were issued pursuant to the exercise of Options which vested pursuant to this Section 8.2 shall be returned by the Participant to the Corporation and reinstated as authorized but unissued Shares, and (iii) the original terms applicable to Options which vested pursuant to this Section 8.28.2 shall be reinstated. In the event of a Change in Control, the Board may exercise its discretion to accelerate the vesting of, or waive the Performance Criteria or other Vesting Conditions applicable to, outstanding Share Units, and the date of the such action shall be the Vesting Date of such Share Units.

(2)         If the Corporation completes a transaction constituting a Change of Control and within twelve (12) months following the Change of Control a Participant who was also an officer or employee of, or Consultant to, the Corporation prior to the Change of Control has their Employment Agreement or Consulting Agreement terminated, then: (i) all unvested Options granted to such Participant shall immediately vest and become exercisable, and remain open for exercise until the earlier of (A) their expiry date as set out in the applicable Grant Agreement, and (B) the date that is 90 days after such termination or dismissal; and (ii) all unvested Share Units shall become vested, and the date of such Participant’s Termination Date shall be deemed to be the Vesting Date.

8.3         Amendment or Discontinuance of the Plan

(1)         The Board may suspend or terminate the Plan at any time, or from time to time amend or revise the terms of the Plan or any granted Award without the consent of the Participants, provided that such suspension, termination, amendment or revision shall:

(a)         not adversely alter or impair the rights of any Participant, without the consent of such Participant except as permitted by the provisions of the Plan;

(b)         be in compliance with applicable law (including Code Section 409A, to the extent it is applicable) and with the prior approval, if required, of the shareholders of the Corporation, Nasdaq, or any other regulatory body having authority over the Corporation; and

(c)         be subject to shareholder approval, where required by law or the requirements of Nasdaq provided that the Board may, from time to time, in its absolute discretion and without approval of the shareholders of the Corporation make the following amendments to this Plan:

(i)          any amendment to the vesting provision, if applicable, or assignability provisions of the Awards;

(ii)         any amendment to the expiration date of an Award that does not extend the terms of the Award past the original date of expiration of such Award;

(iii)        any amendment regarding the effect of termination of a Participant’s employment or engagement;

(iv)        any amendment which accelerates the date on which any Option may be exercised under the Plan;

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(v)         any amendment necessary to comply with applicable law or the requirements of Nasdaq or any other regulatory body;

(vi)        any amendment of a “housekeeping” nature, including to clarify the meaning of an existing provision of the Plan, correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors or amend the definitions in the Plan;

(vii)       any amendment regarding the administration of the Plan;

(viii)      any amendment to add provisions permitting the grant of Awards settled otherwise than with Shares issued from treasury, or adopt a clawback provision applicable to equity compensation;

(ix)        any other amendment that does not require the approval of the shareholders of the Corporation under Section 8.3(2); and

(x)         to reduce the allocation of Shares to Share Awards under Article 6.

(2)         Notwithstanding Section 8.3(1), the Board shall be required to obtain shareholder approval to make the following amendments:

(a)         any increase to the maximum number of Shares issuable under the Plan, except in the event of an adjustment pursuant to Article 8;

(b)         except in the case of an adjustment pursuant to Article 8, any amendment which reduces the exercise price of an Option or any cancellation of an Option and replacement of such Option with an Option with a lower exercise price;

(c)         any amendment which extends the expiry date of any Award, or the Restriction Period of any Share Unit beyond the original expiry date or Restriction Period;

(d)         any amendment which increases the maximum number of Shares that may be (i) issuable to Insiders at any time; or (ii) issued to Insiders under the Plan and any other proposed or established Share Compensation Arrangement in a one-year period, except in case of an adjustment pursuant to Article 8;

(e)         any amendment to the number of Shares that may be made issuable pursuant to Awards made to employees and Non-Employee Directors within any one year period;

(f)          any amendment to the limits on Awards to Non-Employee Directors set out in Section 2.5(5); and

(g)         any amendment to the definition of an Eligible Participant under the Plan;

provided that Shares held directly or indirectly by Insiders benefiting from the amendments shall be excluded when obtaining such shareholder approval.

ARTICLE 9
MISCELLANEOUS

9.1         Use of an Administrative Agent

The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer the Awards granted under the Plan and to hold and administer the assets that may be held in respect of Awards granted under the Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Corporation and the administrative agent will maintain records showing the number of Awards granted to each Participant under the Plan.

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9.2         Tax Withholding

Notwithstanding any other provision of this Plan, all distributions, delivery of Shares or payments to a Participant (or to the legal representative of the Participant) under this Plan shall be made net of any applicable withholdings, including in respect of applicable withholding taxes required to be withheld at source and other source deductions, as the Corporation determines. If the event giving rise to the withholding obligation involves an issuance or delivery of Shares, then, the withholding may be satisfied in such manner as the Corporation determines, including (a) by the sale of a portion of such Shares by the Corporation, the Corporation’s transfer agent and registrar or any trustee appointed by the Corporation pursuant to Section 8.1, on behalf of and as agent for the Participant, as soon as permissible and practicable, with the proceeds of such sale being used to satisfy any withholding and remittance obligations of the Corporation (and any remaining proceeds, following such withholding and remittance, to be paid to the Participant), (b) by requiring the Participant, as a condition of receiving such Shares, to pay to the Corporation an amount in cash sufficient to satisfy such withholding, or (c) any other mechanism as may be required or determined by the Corporation as appropriate.

9.3         Clawback

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Corporation pursuant to any such law, government regulation or stock exchange listing requirement) or any policy adopted by the Corporation. Without limiting the generality of the foregoing, the Board may provide in any case that outstanding Awards (whether or not vested or exercisable) and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards will be subject to forfeiture and disgorgement to the Corporation, with interest and other related earnings, if the Participant to whom the Award was granted violates (i) a non-competition, non- solicitation, confidentiality or other restrictive covenant by which he or she is bound, or (ii) any policy adopted by the Corporation applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan. In addition, the Board may require forfeiture and disgorgement to the Corporation of outstanding Awards and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards, with interest and other related earnings, to the extent required by law or applicable stock exchange listing standards, including any related policy adopted by the Corporation. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Board, and to cause any and all permitted transferees of the Participant to cooperate fully with the Board, to effectuate any forfeiture or disgorgement required hereunder. Neither the Board nor the Corporation nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 9.3.

9.4         Securities Law Compliance

(1)         The Plan (including any amendments to it), the terms of the grant of any Award under the Plan, the grant of any Award, the exercise of any Option, the delivery of any Shares upon exercise of any Option or pursuant to a Share Award, or the Corporation’s election to deliver Shares in settlement of any Share Units or DSUs, shall be subject to all applicable federal, provincial, state and foreign laws, rules and regulations, the rules and regulations of applicable Stock Exchanges and to such approvals by any regulatory or governmental agency as may, as determined by the Corporation, be required. The Corporation shall not be obliged by any provision of the Plan or the grant of any Award or exercise of any Option hereunder to issue, sell or deliver Shares in violation of such laws, rules and regulations or any condition of such approvals.

(2)         No Awards shall be granted, and no Shares shall be issued, sold or delivered hereunder, where such grant, issue, sale or delivery would require registration of the Plan or of the Shares under the securities laws of any jurisdiction or the filing of any prospectus for the qualification of same thereunder, and any purported grant of any Award or purported issue or sale of Shares hereunder in violation of this provision shall be void.

(3)         The Corporation shall have no obligation to issue any Shares pursuant to this Plan unless upon official notice of issuance such Shares shall have been duly listed with a Stock Exchange. Shares issued, sold or delivered to Participants under the Plan may be subject to limitations on sale or resale under applicable securities laws.

Annex C-22

(4)         If Shares cannot be issued to a Participant upon the exercise of an Option due to legal or regulatory restrictions, the obligation of the Corporation to issue such Shares shall terminate and any funds paid to the Corporation in connection with the exercise of such Option will be returned to the applicable Participant as soon as practicable.

(5)         With respect to Awards granted in the United States or to U.S. Persons (as defined under Regulation S under the U.S. Securities Act) or at such time as the Corporation ceases to be a “foreign private issuer” (as defined under the U.S. Securities Act), unless the Shares which may be issued upon the exercise or settlement of such Awards are registered under the U.S. Securities Act, the Awards granted hereunder and any Shares that may be issuable upon the exercise or settlement of such Awards will be considered “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act). Accordingly, any such Awards or Shares issued prior to an effective registration statement filed with the United States Securities and Exchange Commission (the “SEC”) may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed by the Participant, directly or indirectly, without registration under the U.S. Securities Act and applicable state securities laws or unless in compliance with an available exemption therefrom. Certificate(s) representing the Awards and any Shares issued upon the exercise of settlement of such Awards prior to an effective registration statement filed with the SEC, and all certificate(s) issued in exchange therefor or in substitution thereof, will be endorsed with the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act:

“THE SECURITIES REPRESENTED HEREBY [for Awards add: AND ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

9.5         Reorganization of the Corporation

The existence of any Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, reclassification, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or legal representative of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

9.6         Quotation of Shares

So long as the Shares are listed on one or more Stock Exchanges, the Corporation must apply to such Stock Exchange or Stock Exchanges for the listing or quotation, as applicable, of the Shares underlying the Awards granted under the Plan, however, the Corporation cannot guarantee that such Shares will be listed or quoted on any Stock Exchange.

9.7         Fractional Shares

If, upon the concurrent exercise of one or more Options by a Participant, the aggregate number of Shares that the Participant would otherwise be entitled to receive includes a fractional Share, then the aggregate number of Shares to be issued to the Participant upon such exercise shall be rounded down to the nearest lowest whole number of Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

9.8         Governing Laws

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

Annex C-23

9.9         Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

9.10       Code Section 409A

It is intended that any payments under the Plan to U.S. Taxpayers shall be exempt from or comply with Code Section 409A, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes and penalties under Code Section 409A. Solely to the extent that Awards of a U.S. Taxpayer are determined to be subject to Code Section 409A, the following will apply with respect to the rights and benefits of U.S. Taxpayers under the Plan:

(1)         Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to or for the benefit of a U.S. Taxpayer may not be reduced by, or offset against, any amount owing by the U.S. Taxpayer to the Corporation or any of its Affiliates.

(2)         If a U.S. Taxpayer becomes entitled to receive payment in respect of any DSUs, or any Share Units that are subject to Code Section 409A, as a result of his or her Separation from Service and the U.S. Taxpayer is a “specified employee” (within the meaning of Code Section 409A) at the time of his or her Separation from Service, and the Board makes a good faith determination that (i) all or a portion of the Share Units or DSUs constitute “deferred compensation” (within the meaning of Code Section 409A) and (ii) any such deferred compensation that would otherwise be payable during the six-month period following such Separation from Service is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then payment of such “deferred compensation” shall not be made to the U.S. Taxpayer before the date which is six months after the date of his or her Separation from Service (and shall be paid in a single lump sum on the first day of the seventh month following the date of such Separation from Service) or, if earlier, the U.S. Taxpayer’s date of death.

(3)         A U.S. Taxpayer’s status as a “specified employee” (within the meaning of Code Section 409A) shall be determined by the Corporation as required by Code Section 409A on a basis consistent with Code Section 409A and such basis for determination will be consistently applied to all plans, programs, contracts, agreements, etc. maintained by the Corporation that are subject to Code Section 409A.

(4)         Although the Corporation intends that Share Units will be exempt from Code Section 409A or will comply with Code Section 409A, and that DSUs will comply with Code Section 409A, the Corporation makes no assurances that the Share Units will be exempt from Code Section 409A or will comply with it. Each U.S. Taxpayer, any beneficiary or the U.S. Taxpayer’s estate, as the case may be, is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S. Taxpayer in connection with this Plan (including any taxes and penalties under Code Section 409A), and neither the Corporation nor any Subsidiary shall have any obligation to indemnify or otherwise hold such U.S. Taxpayer or beneficiary or the U.S. Taxpayer’s estate harmless from any or all of such taxes or penalties.

(5)         In the event that the Board determines that any amounts payable hereunder will be taxable to a Participant under Code Section 409A prior to payment to such Participant of such amount, the Corporation may (i) adopt such amendments to the Plan and Share Units and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Board determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Share Units hereunder and/or (ii) take such other actions as the Board determines necessary or appropriate to avoid or limit the imposition of an additional tax under Code Section 409A.

(6)         In the event the Corporation amends, suspends or terminates the Plan or Share Units as permitted under the Plan, such amendment, suspension or termination will be undertaken in a manner that does not result in adverse tax consequences under Code Section 409A.

Annex C-24

ARTICLE 10
BUSINESS COMBINATION

10.1       Business Combination Agreement

This Plan contemplates the provisions of the Business Combination Agreement. To the extent applicable, it is intended that the Outstanding Options will be exchanged for Amalgamation Options pursuant to the Business Combination Agreement and each relevant Option Exchange Agreement on a tax-deferred basis under subsection 7(1.4) of the ITA.

Annex C-25

Exhibit “A”
TO OMNIBUS SHARE INCENTIVE PLAN OF NEW HORIZON AIRCRAFT LTD.

FORM OF OPTION AGREEMENT

This Option Agreement is entered into between New Horizon Aircraft Ltd. (the “Company”) and the Participant named below, pursuant to the Company’s Omnibus Share Incentive Plan (the “Plan”), a copy of which is attached hereto, and confirms that on:

1.           (the “Grant Date”),

2.           (the “Participant”)

3.           was granted                            options (“Options”) to purchase common shares of the Company (each, a “Share”), in accordance with the terms of the Plan, which Options will bear the following terms:

(a)         Exercise Price and Expiry. Subject to the vesting conditions specified below, the Options will be exercisable by the Participant at a price of CAD$[•] per Share (the “Option Price”) at any time prior to expiry on [•] (the “Expiration Date”).

(b)         Vesting; Time of Exercise. Subject to the terms of the Plan, the Options shall vest and become exercisable as follows:

Number of Options	Vested On

If the aggregate number of Shares vesting in a tranche set forth above includes a fractional Share, aggregate number of Shares will be rounded down to the nearest whole number of Shares. Notwithstanding anything to the contrary herein, the Options shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date. Options are denominated in Canadian dollars (CAD$).

4.           The Options shall be exercisable only by delivery to the Company of a duly completed and executed notice in the form attached to this Option Agreement (the “Exercise Notice”), together with (i) payment of the Option Price for each Share covered by the Exercise Notice, and (ii) payment of any withholding taxes as required in accordance with the terms of the Exercise Notice. Any such payment to the Company shall be made by certified cheque or wire transfer in readily available funds.

5.           Subject to the terms of the Plan, the Options specified in an Exercise Notice shall be deemed to be exercised upon receipt by the Company of such written Exercise Notice, together with the payment of all amounts required to be paid by the Participant to the Company pursuant to paragraph 4 of this Option Agreement.

6.           To the extent the Participant is entitled to a Cashless Exercise Right in respect of all or any portion of the Options granted pursuant to this Option Agreement, such Cashless Exercise Right shall be exercisable only by delivery to the Company of a duly completed and executed Exercise Notice specifying the Participant’s intention to surrender such Options to the Company pursuant to such Cashless Exercise Right, together with payment of any withholding taxes as required by the Company. Any such payment to the Company shall be made by certified cheque or wire transfer in readily available funds.

Annex C-26

7.           The Participant hereby represents and warrants (on the date of this Option Agreement and upon each exercise or surrender of Options) that:

(a)         the Participant has not received any offering memorandum, or any other documents (other than annual financial statements, interim financial statements or any other document the content of which is prescribed by statute or regulation, other than an offering memorandum) describing the business and affairs of the Company that has been prepared for delivery to, and review by, a prospective purchaser in order to assist it in making an investment decision in respect of the Shares;

(b)         the Participant is acquiring the Shares without the requirement for the delivery of a prospectus or offering memorandum, pursuant to an exemption under applicable securities legislation and, as a consequence, is restricted from relying upon the civil remedies otherwise available under applicable securities legislation and may not receive information that would otherwise be required to be provided to it;

(c)         the Participant has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and does not desire to utilize a registrant in connection with evaluating such merits and risks;

(d)         the Participant acknowledges that an investment in the Shares involves a high degree of risk, and represents that it understands the economic risks of such investment and is able to bear the economic risks of this investment;

(e)         the Participant acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the exercise (or termination upon exercise of the Cashless Exercise Right) of any Options, as provided in Section 8.2 of the Plan;

(f)          this Option Agreement constitutes a legal, valid and binding obligation of the Participant, enforceable against him in accordance with its terms; and

(g)         the execution and delivery of this Option Agreement and the performance of the obligations of the Participant hereunder will not result in the creation or imposition of any lien, charge or encumbrance upon the Shares.

The Participant acknowledges that the Company is relying upon such representations and warranties in granting the Options and issuing any Shares upon exercise thereof.

8.           The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this Option Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this Option Agreement, and (c) hereby accepts these Options subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this Option Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this Option Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

9.           This Option Agreement and the terms of the Plan incorporated herein (with the Exercise Notice, if the Option is exercised or surrendered to the Company pursuant to a Cashless Exercise Right) constitutes the entire agreement of the Company and the Participant (collectively the “Parties”) with respect to the Options and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Parties. This Option Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of British Columbia. Should any provision of this Option Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

Annex C-27

10.         In accordance with Section 8.4(5) of the Plan, if the Options and the underlying Shares are not registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, the Options may not be exercised in the “United States” or by “U.S. Persons” (each as defined in Rule 902 of Regulation S under the U.S. Securities Act) unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to Option holders in the United States that have not been registered under the U.S. Securities Act will be deemed “restricted securities” (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

[Remainder of page left intentionally blank]

Annex C-28

IN WITNESS WHEREOF the Company and the Participant have executed this Option Agreement as of                 , 20__.

NEW HORIZON AIRCRAFT LTD.

Per:
Authorized Signatory
EXECUTED by [•] in the presence of:	)
)
)
Signature	)
)
)
Print Name	)	[NAME OF PARTICIPANT]
)
)
Address	)
)
)
)
Occupation	)

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Company within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your Options.

Annex C-29

Exhibit “B”
TO OMNIBUS SHARE INCENTIVE PLAN OF NEW HORIZON AIRCRAFT LTD.

FORM OF OPTION EXERCISE NOTICE

TO:       New Horizon Aircraft Ltd.

This Exercise Notice is made in reference to stock options (“Options”) granted under the Omnibus Share Incentive Plan (the “Plan”) of New Horizon Aircraft Ltd. (the “Company”).

The undersigned (the “Participant”) holds options (“Options”) under the Plan to purchase [•] common shares of the Company (each, a “Share”) at a price per Share of CAD$[•] (the “Option Price”) pursuant to the terms and conditions set out in that certain option agreement between the Participant and the Company dated [•] (the “Option Agreement”). The Participant confirms the representations and warranties contained in the Option Agreement.

The Participant hereby:

☐

irrevocably gives notice of the exercise of ___ Options held by the Participant pursuant to the Option Agreement at the Option Price, for an aggregate exercise price of CAD$________ (the “Aggregate Option Price”), on the terms specified in the Option Agreement and encloses herewith a certified cheque payable to the Company or evidence of wire transfer to the Company in full satisfaction of the Aggregate Option Price.

The Participant acknowledges and agrees that: (i) in addition to the Aggregate Option Price, the Company may require the Participant to also provide the Company with a certified cheque or evidence of wire transfer equal to the amount of any applicable withholding taxes associated with the exercise of such Options, before the Company will issue any Shares to the Participant in settlement of the Options; and (ii) the Company shall have the sole discretion to determine the amount of any applicable withholding taxes associated with the exercise of such Options, and shall inform the Participant of such amount as soon as reasonably practicable upon receipt of this completed Exercise Notice.

- or -

☐

irrevocably gives notice of the Participant’s intention to surrender to the Company ___ Options held by the Participant pursuant to the Option Agreement in accordance with the Cashless Exercise Right (as defined in the Plan) granted in respect of such Options, and agrees to receive, in consideration for the surrender of such Options to the Company, that number of Shares equal to the following:

((A – B) x C) - D

A

where: A is the Market Value (as defined in the Plan) of a Share on determined as of the date this Exercise Notice is received by the Company; B is the Option Price; C is the number of Options in respect of which such Cashless Exercise Right is being exercised; and D is the amount of any applicable withholding taxes associated with the exercise of such Options, as determined by the Company in its sole discretion.

For greater certainty, where a Participant elects to surrender Options to the Company pursuant to his/her Cashless Exercise Right, the amount of any applicable withholding taxes determined pursuant to the above formula will be deemed to have been paid in cash by the Company to the Participant as partial consideration for the surrender and termination of the Options, which cash will be withheld by the Company and remitted to the applicable taxation authorities as may be required.

Annex C-30

Registration:

The Shares issued pursuant to this Exercise Notice are to be registered in the name of the undersigned and are to be delivered, as directed below:

Name:
Address:

Date	Name of Participant

Date	Signature of Participant

Annex C-31

Exhibit “C”
TO OMNIBUS SHARE INCENTIVE PLAN OF NEW HORIZON AIRCRAFT LTD.

FORM OF SHARE UNIT AGREEMENT

This Share Unit Agreement is entered into between New Horizon Aircraft Ltd. (the “Company”) and the Participant named below, pursuant to the Company’s Omnibus Share Incentive Plan (the “Plan”), a copy of which is attached hereto, and confirms that on:

1.           _________________ (the “Grant Date”),

2.           _________________ (the “Participant”)

3.           was granted ________________________ Share Units (“Share Units”), in accordance with the terms of the Plan, which Share Units will vest as follows:

Number of Share Units	Time Vesting Conditions	Performance Vesting Conditions

all on the terms and subject to the conditions set out in the Plan.

4.           Subject to the terms and conditions of the Plan, including provisions governing the vesting of Awards while the Company is in a Blackout Period, the performance period for any performance-based Share Units granted hereunder commences on the Grant Date and ends at the close of business on [•] (the “Performance Period”), while the restriction period for any time-based Share Units granted hereunder commences on the Grant Date and ends at the close of business on [•] (the “Restriction Period”). Subject to the terms and conditions of the Plan, Shares Units will be redeemed and settled fifteen days after the applicable Vesting Date, all in accordance with the terms of the Plan.

5.           By signing this Share Unit Agreement, the Participant:

(a)         acknowledges that he or she has read and understands the Plan and agrees with the terms and conditions thereof, which terms and conditions shall be deemed to be incorporated into and form part of this Share Unit Agreement (subject to any specific variations contained in this Share Unit Agreement);

(b)         acknowledges that, subject to the vesting and other conditions and provisions in this Share Unit Agreement, each Share Unit awarded to the Participant shall entitle the Participant to receive on settlement an aggregate cash payment equal to Market Value of a Share or, at the election of the Company and in its sole discretion, one Share of the Company. For greater certainty, no Participant shall have any right to demand to be paid in, or receive, Shares in respect of any Share Unit, and, notwithstanding any discretion exercised by the Company to settle any Share Unit, or portion thereof, in the form of Shares, the Company reserves the right to change such form of payment at any time until payment is actually made;

(c)         acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the vesting and redemption of any Share Unit, as determined by the Company in its sole discretion;

(d)         agrees that a Share Unit does not carry any voting rights;

(e)         acknowledges that the value of the Share Units granted herein is denominated in Canadian dollars (CAD$), and such value is not guaranteed; and

(f)          recognizes that, at the sole discretion of the Company, the Plan can be administered by a designee of the Company by virtue of Section 2.2 of the Plan and any communication from or to the designee shall be deemed to be from or to the Company.

Annex C-32

6.           The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this Share Unit Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this Share Unit Agreement, and (c) hereby accepts these Share Units subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this Share Unit Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this Share Unit Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this Share Unit Agreement.

7.           This Share Unit Agreement and the terms of the Plan incorporated herein constitutes the entire agreement of the Company and the Participant (collectively the “Parties”) with respect to the Share Units and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Parties. This Share Unit Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of Ontario. Should any provision of this Share Unit Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

8.           In accordance with Section 8.4(5) of the Plan, unless the Shares that may be issued upon the settlement of vested Share Units granted pursuant to this Share Unit Agreement are registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and any applicable state securities laws, such Shares may not be issued in the “United States” or to “U.S. Persons” (each as defined in Rule 902 of Regulation S under the U.S. Securities Act) unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to a Participant in the United States that have not been registered under the U.S. Securities Act will be deemed “restricted securities” (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

[Remainder of page left intentionally blank]

Annex C-33

IN WITNESS WHEREOF the Company and the Participant have executed this Share Unit Agreement as of                 , 20__.

NEW HORIZON AIRCRAFT LTD.

Per:
Authorized Signatory
EXECUTED by [•] in the presence of:	)
)
)
Signature	)
)
)
Print Name	)	[NAME OF PARTICIPANT]
)
)
Address	)
)
)
)
Occupation	)

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Company within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your Share Units.

Annex C-34

Exhibit “D”
TO OMNIBUS SHARE INCENTIVE PLAN OF NEW HORIZON AIRCRAFT LTD.

FORM OF DSU AGREEMENT

This DSU Agreement is entered into between New Horizon Aircraft Ltd. (the “Company”) and the Participant named below, pursuant to the Company’s Omnibus Share Incentive Plan (the “Plan”), a copy of which is attached hereto, and confirms that on:

1.           _________________ (the “Grant Date”),

2.           _________________ (the “Participant”)

3.           was granted ___________________ deferred share units (“DSUs”), in accordance with the terms of the Plan.

4.           The DSUs subject to this DSU Agreement [are fully vested] [will become vested as follows: _________________].

5.           Subject to the terms of the Plan, the settlement of the DSUs, in cash (or, at the election of the Company, in Shares or a combination of cash and Shares), shall be payable to you, net of any applicable withholding taxes in accordance with the Plan, not later than December 15 of the first (1st) calendar year commencing immediately after the Termination Date, provided that if you are a U.S. Taxpayer, the settlement will be as soon as administratively feasible following your Separation from Service. If the Participant is both a U.S. Taxpayer and a Canadian Participant, the settlement of the DSUs will be subject to the provisions of Section 5.5(1) of the Plan.

6.           By signing this agreement, the Participant:

(a)         acknowledges that he or she has read and understands the Plan and agrees with the terms and conditions thereof, which terms and conditions shall be deemed to be incorporated into and form part of this DSU Agreement (subject to any specific variations contained in this DSU Agreement);

(b)         acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the vesting and redemption of any DSU, as determined by the Company in its sole discretion;

(c)         agrees that a DSU does not carry any voting rights;

(d)         acknowledges that the value of the DSUs granted herein is denominated in Canadian dollars (CAD$), and such value is not guaranteed; and

(e)         recognizes that, at the sole discretion of the Company, the Plan can be administered by a designee of the Company by virtue of Section 2.2 of the Plan and any communication from or to the designee shall be deemed to be from or to the Company.

7.           The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this DSU Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this DSU Agreement, and (c) hereby accepts these DSUs subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this DSU Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this DSU Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this DSU Agreement.

8.           This DSU Agreement and the terms of the Plan incorporated herein constitutes the entire agreement of the Company and the Participant (collectively the “Parties”) with respect to the DSUs and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Parties. This DSU Agreement and the terms of the Plan incorporated herein are to be construed in

Annex C-35

accordance with and governed by the laws of the Province of Ontario. Should any provision of this DSU Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

9.           In accordance with Section 8.4(5) of the Plan, unless the Shares that may be issued upon the settlement of the DSU are registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and any applicable state securities laws, such Shares may not be issued in the “United States” or to “U.S. Persons” (each as defined in Rule 902 of Regulation S under the U.S. Securities Act) unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to a Participant in the United States that have not been registered under the U.S. Securities Act will be deemed “restricted securities” (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

[Remainder of page left intentionally blank]

Annex C-36

IN WITNESS WHEREOF the Company and the Participant have executed this DSU Agreement as of                 , 20__.

NEW HORIZON AIRCRAFT LTD.

Per:
Authorized Signatory
EXECUTED by [•] in the presence of:	)
)
)
Signature	)
)
)
Print Name	)	[NAME OF PARTICIPANT]
)
)
Address	)
)
)
)
Occupation	)

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Company within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your DSUs.

Annex C-37

Annex D

FORM OF PROXY CARD

Annex D-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association, a form of which is to be filed as an exhibit to this Registration Statement. We have purchased a policy of officers’ and directors’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, as well as any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us, and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Item 21.     Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

2.1†

Business Combination Agreement, dated as of August 15, 2023, by and among Pono Capital Three, Inc., Pono Three Merger Acquisitions Inc. and Robinson Aircraft Ltd. (included as Annex A to the proxy statement/prospectus which is part of this Registration Statement).

3.1

Second Amended and Restated Memorandum and Articles of Association of Pono Capital Three, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed by Pono on February 15, 2023).

3.2

Form of Articles of Pono Capital Three, Inc. to become effective in connection with the Business Combination (included as Annex B to the proxy statement/prospectus which is part of this Registration Statement).

4.1

Warrant Agreement, dated February 9, 2023, by and between Pono Capital Three, Inc. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed by Pono Capital Three, Inc. on February 15, 2023).

4.2	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1, filed by Pono Capital Three, Inc. on November 10, 2022).
4.3	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1, filed by Pono Capital Three, Inc. on November 10, 2022).
4.4	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1, filed by Pono Capital Three, Inc. on November 10, 2022).
5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP
5.2*	Opinion of Fang and Associates Barristers & Solicitors, Canadian Counsel to the Registrant
8.1***	Tax Opinion of Nelson Mullins Riley & Scarborough LLP
10.1

Letter Agreement, dated February 9, 2023, among the Company, Mehana Capital LLC and each of the executive officers and directors of the Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Pono Capital Three, Inc. on February 15, 2023).

10.2

Investment Management Trust Agreement, dated February 9, 2023, by and between Pono Capital Three, Inc. and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by Pono Capital Three, Inc. on February 15, 2023).

10.3

Registration Rights Agreement, dated February 9, 2023, by and among Pono Capital Three, Inc. and certain security holders. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed by Pono Capital Three, Inc. on February 15, 2023).

10.4

Placement Unit Purchase Agreement, dated February 9, 2023, between Pono Capital Three, Inc. and Mehana Capital LLC (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1, filed by Pono Capital Three, Inc. on February 15, 2023).

10.5	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form 8-K, filed by Pono Capital Three, Inc. on February 15, 2023).
10.6

Administrative Services Agreement, dated February 9, 2023, between Pono Capital Three, Inc. and Mehana Equity LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K, filed by Pono Capital Three, Inc. on February 15, 2023).

10.7†	Form of New Horizon Aircraft Ltd. 2023 Equity Incentive Plan (included as Annex C to the proxy statement/prospectus which is part of this Registration Statement).
10.8	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, file by Pono Capital Three, Inc. on August 15, 2023).
10.9	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, file by Pono Capital Three, Inc. on August 15, 2023).
10.10	Sponsor Support Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, file by Pono Capital Three, Inc. on August 15, 2023).
10.11	Form of Voting Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, file by Pono Capital Three, Inc. on August 15, 2023).
10.12	Forward Share Purchase Agreement with Meteora (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K, file by Pono Capital Three, Inc. on August 15, 2023).

10.13	Form of Subscription Agreement with Meteora (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K, file by Pono Capital Three, Inc. on August 15, 2023).
10.14*	Form of Non-Competition and Non-Solicitation Agreement.
23.1*	Consent of Marcum LLP, independent registered public accounting firm of Pono Capital Three, Inc.
23.2*	Consent of Fruci & Associates II, PLLC, independent registered public accounting firm of Robinson Aircraft Ltd.
23.3*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
23.4*	Consent of Fang and Associates Barristers & Solicitors (included in Exhibit 5.2).
24.1***	Power of Attorney (included as part of the signature page to the initial filing of this registration statement).
99.1***	Consent of Brandon Robinson to be named as a director.
99.2***	Consent of John Maris to be named as a director.
99.3***	Consent of Jason O’Neill to be named as a director.
99.4***	Consent of John Pinsent to be named as a director.
101.INS*	Inline XBRL Instance Document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104*	Cover Page Interactive Data File (Embedded as Inline XBRL document and contained in Exhibit 101).
107***	Calculation of Registration Fee.

____________

*        Filed herewith.

**      To be filed by amendment.

***    Previously filed.

†        Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 22.     Undertakings.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and shall be governed by the final adjudication of such issue.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus shall contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, shall be filed as a part of an amendment to the registration statement and shall not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Honolulu, State of Hawaii, on November 20, 2023.

PONO CAPITAL THREE, INC.
By:	/s/ Davin Kazama
Davin Kazama
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Davin Kazama	Chief Executive Officer and Director	November 20, 2023
Davin Kazama	(Principal Executive Officer)
*	Chief Financial Officer	November 20, 2023
Gary Miyashiro	(Principal Financial Officer)
*	Chairman of the Board	November 20, 2023
Dustin Shindo
*	Director	November 20, 2023
Kotaro Chiba
*	Director	November 20, 2023
Dr. Mike K. Sayama
*	Director	November 20, 2023
Trisha Nomura
*By:	/s/ Davin Kazama
Name:	Davin Kazama
Title:	Attorney-in-Fact